                                                                  EXHIBIT 10.28

                                                               EXECUTION VERSION

================================================================================

                                  $255,000,000

                                CREDIT AGREEMENT

                         DATED AS OF FEBRUARY 13, 2004,

                                      AMONG

                              IONICS, INCORPORATED,
                                  AS BORROWER,

                     THE SUBSIDIARY GUARANTORS PARTY HERETO,
                            AS SUBSIDIARY GUARANTORS,

                            THE LENDERS PARTY HERETO,

                               UBS SECURITIES LLC,
           AS LEAD ARRANGER, SOLE BOOKMANAGER AND DOCUMENTATION AGENT,

                FLEET SECURITIES, INC. AND BANK OF AMERICA, N.A.
                             AS SYNDICATION AGENTS,

          WACHOVIA BANK, N.A. AND GENERAL ELECTRIC CAPITAL CORPORATION,
                           AS CO-DOCUMENTATION AGENTS,

                            UBS AG, STAMFORD BRANCH,
                  AS ADMINISTRATIVE AGENT AND COLLATERAL AGENT,

                              UBS LOAN FINANCE LLC,
                               AS SWINGLINE LENDER

                                       AND

                                 HSBC BANK USA,
                                 AS ISSUING BANK

                              Latham & Watkins LLP
                          885 Third Avenue, Suite 1000
                          New York, New York 10022-4802

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                                TABLE OF CONTENTS

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                                    ARTICLE I

                                   DEFINITIONS

SECTION 1.01    Defined Terms................................................      2
SECTION 1.02    Classification of Loans and Borrowings.......................     37
SECTION 1.03    Terms Generally..............................................     37
SECTION 1.04    Accounting Terms; GAAP.......................................     37
SECTION 1.05    Resolution of Drafting Ambiguities...........................     37

                                     ARTICLE II

                                     THE CREDITS

SECTION 2.01    Commitments..................................................     38
SECTION 2.02    Loans........................................................     38
SECTION 2.03    Borrowing Procedure..........................................     39
SECTION 2.04    Evidence of Debt; Repayment of Loans.........................     40
SECTION 2.05    Fees.........................................................     41
SECTION 2.06    Interest on Loans............................................     42
SECTION 2.07    Termination and Reduction of Commitments.....................     42
SECTION 2.08    Interest Elections...........................................     43
SECTION 2.09    Amortization of Term Borrowings..............................     44
SECTION 2.10    Optional and Mandatory Prepayments of Loans..................     44
SECTION 2.11    Alternate Rate of Interest...................................     47
SECTION 2.12    Increased Costs..............................................     48
SECTION 2.13    Breakage Payments............................................     49
SECTION 2.14    Payments Generally; Pro Rata Treatment; Sharing of Setoffs...     49
SECTION 2.15    Taxes........................................................     51
SECTION 2.16    Mitigation Obligations; Replacement of Lenders...............     52
SECTION 2.17    Swingline Loans..............................................     53
SECTION 2.18    Letters of Credit............................................     54

                                     ARTICLE III

                           REPRESENTATIONS AND WARRANTIES

SECTION 3.01    Organization; Powers.........................................     60
SECTION 3.02    Authorization; Enforceability................................     61
SECTION 3.03    No Conflicts.................................................     61
SECTION 3.04    Financial Statements.........................................     61
SECTION 3.05    Properties...................................................     62
SECTION 3.06    Intellectual Property........................................     63
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SECTION 3.07    Equity Interests and Subsidiaries............................     63
SECTION 3.08    Litigation; Compliance with Laws.............................     64
SECTION 3.09    Agreements...................................................     64
SECTION 3.10    Federal Reserve Regulations..................................     65
SECTION 3.11    Investment Company Act; Public Utility Holding Company Act...     65
SECTION 3.12    Use of Proceeds..............................................     65
SECTION 3.13    Taxes........................................................     65
SECTION 3.14    No Material Misstatements....................................     66
SECTION 3.15    Labor Matters................................................     66
SECTION 3.16    Solvency.....................................................     66
SECTION 3.17    Employee Benefit Plans.......................................     66
SECTION 3.18    Environmental Matters........................................     67
SECTION 3.19    Insurance....................................................     68
SECTION 3.20    Security Documents...........................................     68
SECTION 3.21    Acquisition Documents; Representations and Warranties in
                Acquisition Agreement........................................     69
SECTION 3.22    Anti-Terrorism Law...........................................     70

                                     ARTICLE IV

                           CONDITIONS TO CREDIT EXTENSIONS

SECTION 4.01    Conditions to Initial Credit Extension.......................     71
SECTION 4.02    Conditions to All Credit Extensions..........................     76

                                      ARTICLE V

                                AFFIRMATIVE COVENANTS

SECTION 5.01    Financial Statements, Reports, etc...........................     77
SECTION 5.02    Litigation and Other Notices.................................     79
SECTION 5.03    Existence; Businesses and Properties.........................     80
SECTION 5.04    Insurance....................................................     80
SECTION 5.05    Obligations and Taxes........................................     82
SECTION 5.06    Employee Benefits............................................     82
SECTION 5.07    Maintaining Records; Access to Properties and Inspections;
                Annual Meetings..............................................     83
SECTION 5.08    Use of Proceeds..............................................     83
SECTION 5.09    Compliance with Environmental Laws; Environmental Reports....     83
SECTION 5.10    Interest Rate Protection.....................................     83
SECTION 5.11    Additional Collateral; Additional Guarantors.................     84
SECTION 5.12    Security Interests; Further Assurances.......................     86
SECTION 5.13    Information Regarding Collateral.............................     86
SECTION 5.14    Dissolution of Immaterial Subsidiaries.......................     87
SECTION 5.15    Letters of Credit to be Collateralized.......................     87
SECTION 5.16    Certain Post-Closing Matters.................................     87
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                                     ARTICLE VI

                                 NEGATIVE COVENANTS

SECTION 6.01    Indebtedness.................................................     88
SECTION 6.02    Liens........................................................     89
SECTION 6.03    Sale and Leaseback Transactions..............................     92
SECTION 6.04    Investment, Loan and Advances................................     92
SECTION 6.05    Mergers and Consolidations...................................     94
SECTION 6.06    Asset Sales..................................................     95
SECTION 6.07    Acquisitions.................................................     95
SECTION 6.08    Dividends....................................................     96
SECTION 6.09    Transactions with Affiliates.................................     96
SECTION 6.10    Financial Covenants..........................................     97
SECTION 6.11    Prepayments of Other Indebtedness; Modifications of
                Organizational Documents and Other Documents, etc............     99
SECTION 6.12    Limitation on Certain Restrictions on Subsidiaries...........     99
SECTION 6.13    Limitation on Issuance of Capital Stock......................    100
SECTION 6.14    Limitation on Creation of Subsidiaries.......................    100
SECTION 6.15    Business.....................................................    100
SECTION 6.16    Limitation on Accounting Changes.............................    100
SECTION 6.17    Fiscal Year..................................................    100
SECTION 6.18    Lease Obligations............................................    100
SECTION 6.19    No Further Negative Pledge...................................    100
SECTION 6.20    Anti-Terrorism Law; Anti-Money Laundering....................    101
SECTION 6.21    Embargoed Person.............................................    101
SECTION 6.22    Immaterial Subsidiaries......................................    101

                                     ARTICLE VII

                                      GUARANTEE

SECTION 7.01    The Guarantee................................................    102
SECTION 7.02    Obligations Unconditional....................................    102
SECTION 7.03    Reinstatement................................................    103
SECTION 7.04    Subrogation; Rights of Reimbursement; Subordination..........    103
SECTION 7.05    Remedies.....................................................    105
SECTION 7.06    Instrument for the Payment of Money..........................    105
SECTION 7.07    Continuing Guarantee.........................................    105
SECTION 7.08    General Limitation on Guarantee Obligations..................    105
SECTION 7.09    Release of Guarantors........................................    106
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                                  ARTICLE VIII

                                EVENTS OF DEFAULT

                                   ARTICLE IX

             COLLATERAL ACCOUNT; APPLICATION OF COLLATERAL PROCEEDS

SECTION 9.01    Collateral Account...........................................    109
SECTION 9.02    Proceeds of Destruction, Taking and Collateral
                Dispositions.................................................    110
SECTION 9.03    Application of Proceeds......................................    110

                                    ARTICLE X

                THE ADMINISTRATIVE AGENT AND THE COLLATERAL AGENT

SECTION 10.01   Appointment..................................................    111
SECTION 10.02   Agent in its Individual Capacity.............................    111
SECTION 10.03   Exculpatory Provisions.......................................    111
SECTION 10.04   Reliance by Agent............................................    112
SECTION 10.05   Delegation of Duties.........................................    112
SECTION 10.06   Successor Agent..............................................    112
SECTION 10.07   Non-Reliance on Agent and Other Lenders......................    112
SECTION 10.08   Name Agents..................................................    113
SECTION 10.09   Indemnification..............................................    113

                                          ARTICLE XI

                                        MISCELLANEOUS

SECTION 11.01   Notices......................................................    113
SECTION 11.02   Waivers; Amendment...........................................    114
SECTION 11.03   Expenses; Indemnity..........................................    117
SECTION 11.04   Successors and Assigns.......................................    119
SECTION 11.05   Survival of Agreement........................................    121
SECTION 11.06   Counterparts; Integration; Effectiveness.....................    122
SECTION 11.07   Severability.................................................    122
SECTION 11.08   Right of Setoff..............................................    122
SECTION 11.09   Governing Law; Jurisdiction; Consent to Service of Process...    122
SECTION 11.10   Waiver of Jury Trial.........................................    123
SECTION 11.11   Headings.....................................................    123
SECTION 11.12   Confidentiality..............................................    123
SECTION 11.13   Interest Rate Limitation.....................................    124
SECTION 11.14   Lender Addendum..............................................    124
SECTION 11.15   Obligations Absolute.........................................    124
SECTION 11.16   Escrow Agreements............................................    125
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ANNEXES

Annex I                       Applicable Margin
Annex II                      Amortization Table

SCHEDULES

Schedule 1.01(a)              Excluded Project Subsidiaries
Schedule 1.01(b)              Existing Non-Recourse Indebtedness
Schedule 1.01(c)              Mortgaged Property
Schedule 1.01(d)              Refinancing Indebtedness to Be Repaid
Schedule 1.01(e)              Subsidiary Guarantors
Schedule 2.18(m)              Existing Issuing Bank Letters of Credit
Schedule 3.03                 Governmental Approvals; Compliance with Laws
Schedule 3.05(b)              Real Property
Schedule 3.06(c)              Violations or Proceedings
Schedule 3.07(a)              Subsidiaries
Schedule 3.07(c)              Corporate Organizational Chart
Schedule 3.07(d)              Immaterial Subsidiaries
Schedule 3.09(c)              Material Agreements
Schedule 3.18                 Environmental Matters
Schedule 3.19                 Insurance
Schedule 3.21                 Acquisition Documents
Schedule 4.01(g)              Local Counsel
Schedule 4.01(o)(vi)          Landlord Access Agreements
Schedule 4.01(p)(iii)         Title Insurance Amounts
Schedule 5.11(e)              Mortgages to be Obtained after the Closing Date
Schedule 5.15                 Letters of Credit to be Collateralized
Schedule 5.16                 Certain Post Closing Items
Schedule 6.01(b)              Existing Indebtedness
Schedule 6.02(c)              Existing Liens
Schedule 6.04(b)              Existing Investments
Schedule 6.06(c)              Specified Assets Held for Sale

EXHIBITS

Exhibit A                     Form of Administrative Questionnaire
Exhibit B                     Form of Assignment and Acceptance
Exhibit C                     Form of Borrowing Request
Exhibit D                     Form of Compliance Certificate
Exhibit E                     Form of Interest Election Request
Exhibit F                     Form of Joinder Agreement
Exhibit G                     Form of Landlord Access Agreement
Exhibit H                     Form of LC Request
Exhibit I                     Form of Lender Addendum
Exhibit J-1                   Form of Mortgage
Exhibit J-2                   Form of Leasehold Mortgage
Exhibit K-1                   Form of Term Note

                                       -v-

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Exhibit K-2                   Form of Revolving Note
Exhibit K-3                   Form of Swingline Note
Exhibit L-l                   Form of Perfection Certificate
Exhibit L-2                   Form of Perfection Certificate Supplement
Exhibit M                     Form of Security Agreement
Exhibit N-1                   Form of Opinion of Company Counsel
Exhibit N-2                   Form of Opinion of Local Counsel
Exhibit O                     Form of Solvency Certificate
Exhibit P                     Form of Intercompany Note
Exhibit Q                     Form of Non-Bank Certificate

                                CREDIT AGREEMENT

                  This CREDIT AGREEMENT (as amended, supplemented or otherwise modified from time to time, this "AGREEMENT") dated as of February 13, 2004 among IONICS, INCORPORATED, a Massachusetts corporation ("BORROWER"), the Subsidiary Guarantors (such term and each other capitalized term used but not defined herein having the meaning given to it in Article I), the Lenders, UBS SECURITIES LLC, as lead arranger (in such capacity, "ARRANGER"), sole bookmanager and documentation agent (in such capacity, "DOCUMENTATION AGENT"), FLEET SECURITIES, INC. and BANK OF AMERICA, N.A., as syndication agents (in such capacity, the "SYNDICATION AGENTS"), WACHOVIA BANK, N.A. and GENERAL ELECTRIC CAPITAL CORPORATION, as co-documentation agents (in such capacity, the "CO-DOCUMENTATION AGENTS"), UBS LOAN FINANCE LLC, as swingline lender (in such capacity, "SWINGLINE LENDER"), UBS AG, STAMFORD BRANCH, as administrative agent (in such capacity, "ADMINISTRATIVE AGENT") for the Lenders and as collateral agent (in such capacity, "COLLATERAL AGENT") for the Secured Parties, and HSBC BANK USA, as issuing bank (in such capacity, "ISSUING BANK").

                                   WITNESSETH:

                  WHEREAS, Borrower has entered into a purchase agreement, dated as of November 18, 2003 (as amended, supplemented or otherwise modified from time to time in accordance with the provisions hereof and thereof, the "ACQUISITION AGREEMENT"), with the individuals and entities listed on Exhibit A thereto (each a "SELLER" and, collectively, the "SELLERS") to acquire (the "ACQUISITION") all of the issued and outstanding shares of capital stock or other equity interests of Ecolochem, Inc., Ecolochem International, Inc., Ecolochem S.A.R.L. and Moson Holdings, LLC (together with their respective subsidiaries, the "ACQUIRED BUSINESS").

                  WHEREAS, in order to finance a portion of the consideration under the Acquisition Agreement, Borrower will (i) issue up to 4,905,660 shares of Borrower's common stock (the "STOCK CONSIDERATION") and (ii) utilize cash on hand of not less than $55.5 million, subject to increase by an amount not greater than (x) $13.5 million if and to the extent that the Stock Consideration is reduced in accordance with the Acquisition Agreement on the Closing Date and
(y) an additional $5 million if and to the extent that the amount Borrower is required on the Closing Date to make payments under Section 1.05(b) of the Acquisition Agreement exceeding $15.0 million (the "CASH PAYMENT" and, together with the Stock Consideration, the "EQUITY FINANCING").

                  WHEREAS, Borrower has requested the Lenders to extend credit in the form of (a) Term Loans on the Closing Date, in an aggregate principal amount not in excess of $175 million, and (b) revolving extensions of credit at any time and from time to time prior to the Revolving Maturity Date, in an aggregate principal amount at any time outstanding not in excess of $80 million, which shall consist of a $60 million sub-facility to be available solely for the issuance of letters of credit and a $20 million sub-facility to be available solely for the making of loans to be used for general working capital purposes (including to make payments with respect to the Acquisition and to effect Permitted Acquisitions), none of the proceeds of which will be drawn on the Closing Date (except to the extent of replacement letters of credit in an amount not to exceed $60 million and otherwise on terms reasonably satisfactory to the Administrative Agent).

                  WHEREAS, Borrower has requested the Swingline Lender to make Swingline Loans, at any time and from time to time prior to the Revolving Maturity Date, in an aggregate principal amount at any time outstanding not in excess of $7.5 million.

                  WHEREAS, Borrower has requested the Issuing Bank to issue letters of credit, in an aggregate face amount at any time outstanding not in excess of $60 million, to support payment obligations incurred in the ordinary course of business by Borrower and its Subsidiaries.

                  WHEREAS, the proceeds of the Loans are to be used in accordance with Section 3.12.

                  NOW, THEREFORE, the Lenders are willing to extend such credit to Borrower and the Issuing Bank is willing to issue letters of credit for the account of Borrower on the terms and subject to the conditions set forth herein. Accordingly, the parties hereto agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

                  SECTION 1.01 DEFINED TERMS. As used in this Agreement, the following terms shall have the meanings specified below:

                  "ABR", when used in reference to any Loan or Borrowing, is used when such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Alternate Base Rate.

                  "ABR BORROWING" shall mean a Borrowing comprised of ABR Loans.

                  "ABR LOAN" shall mean any ABR Term Loan or ABR Revolving Loan.

                  "ABR REVOLVING LOAN" shall mean any Revolving Loan bearing interest at a rate determined by reference to the Alternate Base Rate in accordance with the provisions of Article II.

                  "ABR TERM LOAN" shall mean any Term Loan bearing interest at a rate determined by reference to the Alternate Base Rate in accordance with the provisions of Article II.

                  "ACQUIRED BUSINESS" shall have the meaning assigned to such term in the first recital hereto.

                  "ACQUISITION" shall have the meaning assigned to such term in the first recital hereto.

                  "ACQUISITION AGREEMENT" shall have the meaning assigned to such term in the first recital hereto.

                  "ACQUISITION CONSIDERATION" shall mean the purchase consideration for any Permitted Acquisition and all other payments by Borrower or any of its Subsidiaries in exchange for, or as part of, or in connection with, any Permitted Acquisition, whether paid in cash or by exchange of Equity Interests or of properties or otherwise and whether payable at or prior to the consummation of such Permitted Acquisition or deferred for payment at any future time, whether or not any such future payment is subject to the occurrence of any contingency, and includes any and all payments representing the purchase price

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and any assumptions of Indebtedness, "earn-outs" and other agreements to make any payment the amount of which is, or the terms of payment of which are, in any respect subject to or contingent upon the revenues, income, cash flow or profits (or the like) of any person or business; provided that any such future payment that is subject to a contingency shall be considered Acquisition Consideration only to the extent of the reserve, if any, required under GAAP at the time of such sale to be established in respect thereof by Borrower or any of its Subsidiaries.

                  "ACQUISITION DOCUMENTS" shall mean the collective reference to the Acquisition Agreement and the other documents listed on Schedule 3.21.

                  "ADDITIONAL NON-RECOURSE INDEBTEDNESS" shall mean Indebtedness that constitutes Non-Recourse Indebtedness of an Excluded Project Subsidiary that is not a Subsidiary of Borrower as of the Closing Date (and any Permitted Refinancing Indebtedness in respect thereof), which Indebtedness is incurred for the sole purpose of financing the acquisition, development, construction, operation, maintenance, repair or improvement of certain specified fixed or capital assets of such Excluded Project Subsidiary, which fixed or capital assets are not then and were at no time previously owned by a Loan Party; provided that the Administrative Agent shall have been afforded a reasonable opportunity to review all underlying documents relating to such Indebtedness (including by way of engagement of local counsel in applicable foreign jurisdictions) in order to confirm, and shall have confirmed, that such Indebtedness satisfies each of the conditions set forth in the definition of "Non-Recourse Indebtedness".

                  "ADJUSTED LIBOR RATE" shall mean, with respect to any Eurodollar Borrowing for any Interest Period, (a) an interest rate per annum (rounded upward, if necessary, to the next 1/100th of 1%) determined by the Administrative Agent to be equal to the LIBOR Rate for such Eurodollar Borrowing in effect for such Interest Period divided by (b) 1 minus the Statutory Reserves (if any) for such Eurodollar Borrowing for such Interest Period.

                  "ADMINISTRATIVE AGENT" shall have the meaning assigned to such term in the preamble hereto and includes each other person appointed as the successor thereto pursuant to Article X.

                  "ADMINISTRATIVE AGENT FEES" shall have the meaning assigned to such term in Section 2.05(b).

                  "ADMINISTRATIVE QUESTIONNAIRE" shall mean an Administrative Questionnaire in the form of Exhibit A, or such other form as may be supplied from time to time by the Administrative Agent.

                  "AFFILIATE" shall mean, when used with respect to a specified person, another person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the person specified; provided, however, that, solely for purposes of Section 6.09, the term "Affiliate" shall also include (i) any person that directly or indirectly owns more than 10% of any class of Equity Interests of the person specified or (ii) any person that is an executive officer or director of the person specified.

                  "AGENTS" shall mean the Arranger, the Documentation Agent, the Syndication Agents, the Co-Documentation Agents, the Administrative Agent and the Collateral Agent; and "AGENT" shall mean any of them.

                  "AGGREGATE LC EXPOSURE" shall mean the aggregate face amount of all undrawn letters of credit and letters of guaranty issued by, on behalf of or for the benefit of Borrower or any of its

Subsidiaries (whether issued under this Agreement or otherwise) plus the aggregate drawn amount of such letters of credit and letters of guaranty that have not yet ripened into reimbursement obligations.

                  "AGGREGATE REVOLVING LOAN COMMITMENTS" shall mean $20 million, as the same may be reduced from time to time pursuant to Section 2.07.

                  "AGREEMENT" shall have the meaning assigned to such term in the preamble hereto.

                  "ALTERNATE BASE RATE" shall mean, for any day, a rate per annum (rounded upward, if necessary, to the next 1/100th of 1%) equal to the greater of (a) the Base Rate in effect on such day and (b) the Federal Funds Effective Rate in effect on such day plus 0.50%. If the Administrative Agent shall have determined (which determination shall be conclusive absent manifest error) that it is unable to ascertain the Federal Funds Effective Rate for any reason, including the inability or failure of the Administrative Agent to obtain sufficient quotations in accordance with the terms of the definition thereof, the Alternate Base Rate shall be determined without regard to clause (b) of the preceding sentence until the circumstances giving rise to such inability no longer exist. Any change in the Alternate Base Rate due to a change in the Base Rate or the Federal Funds Effective Rate shall be effective on the effective date of such change in the Base Rate or the Federal Funds Effective Rate, respectively.

                  "ANTI-TERRORISM LAWS" shall have the meaning assigned to such term in Section 3.22.

                  "APPLICABLE MARGIN" shall mean, for any day, (a) with respect to any Revolving Loan, the applicable percentage set forth in Annex I under the appropriate caption, (b) with respect to any Term Loan that is an ABR Loan, 1.75% per annum and (c) with respect to any Term Loan that is a Eurodollar Loan, 2.75% per annum.

                  "ARRANGER" shall have the meaning assigned to such term in the preamble hereto.

                  "ASSET SALE" shall mean (a) any conveyance, sale, lease, sublease, assignment, transfer or other disposition (including by way of merger or consolidation and including any Sale and Leaseback Transaction) of any asset (excluding sales of inventory and dispositions of cash equivalents, in each case, in the ordinary course of business) by Borrower or any of its Subsidiaries and (b) any issuance or sale of any Equity Interests of any Subsidiary of Borrower, in each case, to any person other than (i) Borrower, (ii) any Subsidiary Guarantor or (iii) other than for purposes of Section 6.06, any other Subsidiary of Borrower.

                  "ASSIGNMENT AND ACCEPTANCE" shall mean an assignment and acceptance entered into by a Lender and an assignee, and accepted by the Administrative Agent, substantially in the form of Exhibit B, or such other form as shall be approved by the Administrative Agent.

                  "ATTRIBUTABLE INDEBTEDNESS" shall mean, when used with respect to any Sale and Leaseback Transaction, as at the time of determination, the present value (discounted at a rate equivalent to Borrower's then-current weighted average cost of funds for borrowed money as at the time of determination, compounded on a semi-annual basis) of the total obligations of the lessee for rental payments during the remaining term of each lease included in any such Sale and Leaseback Transaction.

                  "AUTO-RENEWAL LETTER OF CREDIT" shall have the meaning assigned to such term in Section 2.18(c).

                  "BAILEE LETTER" shall have the meaning assigned thereto in the Security Agreement.

                  "BASE RATE" shall mean, for any day, a rate per annum that is equal to the corporate base rate of interest established by the Administrative Agent from time to time; each change in the Base Rate shall be effective on the date such change is effective. The corporate base rate is not necessarily the lowest rate charged by the Administrative Agent to its customers.

                  "BOARD" shall mean the Board of Governors of the Federal Reserve System of the United States.

                  "BOARD OF DIRECTORS" shall mean, with respect to any person,
(i) in the case of any corporation, the board of directors of such person, (ii) in the case of any limited liability company, the board of managers of such person, (iii) in the case of any partnership, the Board of Directors of the general partner of such person or (iv) the functional equivalent of the foregoing.

                  "BORROWER" shall have the meaning assigned to such term in the preamble hereto.

                  "BORROWING" shall mean (a) Loans of the same Class and Type, made, converted or continued on the same date and, in the case of Eurodollar Loans, as to which a single Interest Period is in effect, or (b) a Swingline Loan.

                  "BORROWING REQUEST" shall mean a request by Borrower in accordance with the terms of Section 2.03 and substantially in the form of Exhibit C, or such other form as shall be approved by the Administrative Agent.

                  "BUSINESS DAY" shall mean any day other than a Saturday, Sunday or other day on which banks in New York City are authorized or required by law to close; provided, however, that when used in connection with a Eurodollar Loan, the term "Business Day" shall also exclude any day on which banks are not open for dealings in dollar deposits in the London interbank market.

                  "CAPITAL EXPENDITURES" shall mean, for any period, without duplication, the increase during that period in the gross property, plant or equipment account in the consolidated balance sheet of Borrower and its Subsidiaries, in accordance with GAAP, whether such increase is due to purchase of properties for cash or financed by the incurrence of Indebtedness, but excluding (i) expenditures made with Net Cash Proceeds of Asset Sales in accordance with Section 2.10(c), (ii) expenditures made in connection with the replacement, substitution or restoration of assets pursuant to Section 2.10(e) and (iii) any portion of such increase attributable solely to acquisitions of property, plant and equipment in Permitted Acquisitions.

                  "CAPITAL LEASE OBLIGATIONS" of any person shall mean the obligations of such person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

                  "CASH EQUIVALENTS" shall mean, as to any person, (a) securities issued, or directly, unconditionally and fully guaranteed or insured, by the United States or any agency or instrumentality thereof, the United Kingdom, France, Italy, Spain, Australia or any other country approved by the Administrative Agent (provided that the full faith and credit of the United States or such other country is pledged in support thereof) having maturities of not more than one year from the date of acquisition by such person; (b) time deposits and certificates of deposit of any Lender or any commercial bank having, or which is the principal banking subsidiary of a bank holding company organized under the laws of the United States, any state thereof, the District of Columbia, the United Kingdom, France, Italy, Spain, Australia or any other country approved by the Administrative Agent having, capital and surplus aggregating in excess of $500 million and a rating of "A" (or such other similar equivalent rating) or higher by at least one nationally recognized statistical rating organization (as defined in Rule 436 under the Securities Act) with maturities of not more than one year from the date of acquisition by such person; (c) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clause (a) above entered into with any bank meeting the qualifications specified in clause (b) above, which repurchase obligations are secured by a valid perfected security interest in the underlying securities; (d) commercial paper issued by any person incorporated in the United States rated at least A-1 or the equivalent thereof by S&P or at least P-I or the equivalent thereof by Moody's, and in each case maturing not more than one year after the date of acquisition by such person; (e) investments in money market funds substantially all of whose assets are comprised of securities of the types described in clauses (a) through (d) above; and (f) demand deposit accounts maintained in the ordinary course of business.

                  "CASH INTEREST EXPENSE" shall mean, for any period, Consolidated Interest Expense for such period, less the sum of (a) interest on any debt paid by the increase in the principal amount of such debt including by issuance of additional debt of such kind and (b) items described in clause (c) or (g) of the definition of "Consolidated Interest Expense".

                  "CASUALTY EVENT" shall mean any loss of title or any loss of or damage to or destruction of, or any condemnation or other taking (including by any Governmental Authority) of, any property of Borrower or any of its Subsidiaries. "Casualty Event" shall include but not be limited to any taking of all or any part of any Real Property of any person or any part thereof, in or by condemnation or other eminent domain proceedings pursuant to any law, or by reason of the temporary requisition of the use or occupancy of all or any part of any Real Property of any person or any part thereof by any Governmental Authority, civil or military.

                  "CERCLA" shall mean the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, 42 U.S.C. Section 9601 et seq.

                  A "CHANGE IN CONTROL" shall be deemed to have occurred if (other than as a result of the Transactions occurring on or before the Closing
Date):

                  (a) at any time a "change of control" or similar event occurs under and as defined in any Material Indebtedness;

                  (b) any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that for purposes of this clause such person or group shall be deemed to have "beneficial ownership" of all securities that such person or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of Voting Stock of Borrower representing more than 35% of the voting power of the total outstanding Voting Stock of Borrower; or

                  (c) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors of Borrower (together with any new directors whose election to such Board of Directors or whose nomination for election was approved by a vote of a majority of the members of the Board of Directors of Borrower, which members comprising such majority are then still in office and were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of Borrower.

                  "CHANGE IN LAW" shall mean (a) the adoption of any law, treaty, order, rule or regulation after the date of this Agreement, (b) any change in any law, treaty, order, rule or regulation or in the interpretation or application thereof by any Governmental Authority after the date of this Agreement or (c) compliance by any Lender or Issuing Bank (or for purposes of Section 2.12(b), by any lending office of such Lender or by such Lender's or Issuing Bank's holding company, if any) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date of this Agreement.

                  "CHARGES" shall have the meaning assigned to such term in
Section 11.13.

                  "CLASS," when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are Revolving Loans, Term Loans or Swingline Loans and, when used in reference to any Commitment, refers to whether such Commitment is a Revolving Commitment, Term Loan Commitment or Swingline Commitment, in each case, under this Agreement as originally in effect or pursuant to Section 11.02(e), of which such Loan, Borrowing or Commitment shall be a part.

                  "CLOSING DATE" shall mean the date of the initial Credit Extension hereunder.

                  "CODE" shall mean the Internal Revenue Code of 1986, as amended from time to time.

                  "CO-DOCUMENTATION AGENTS" shall have the meaning assigned to such term in the preamble hereto.

                  "COLLATERAL" shall mean, collectively, all of the Security Agreement Collateral, the Mortgaged Property and all other property of whatever kind and nature pledged as collateral under any Security Document.

                  "COLLATERAL ACCOUNT" shall mean a collateral account or sub-account in the form of a deposit account established and maintained by the Collateral Agent for the benefit of the Secured Parties, in accordance with the provisions of Section 9.01.

                  "COLLATERAL AGENT" shall have the meaning assigned to such term in the preamble hereto and includes each other person appointed as the successor thereto pursuant to Article X.

                  "COMMERCIAL CREDIT SUPPORT OBLIGATIONS" shall mean, as to any person, all obligations of such person for the reimbursement of any obligor in respect of bid, performance or surety bonds obtained in the ordinary course of business, including guarantees or obligations of such person with respect to letters of credit supporting such bid, performance or surety obligations.

                  "COMMERCIAL LETTER OF CREDIT" shall mean any letter of credit or similar instrument issued for the purpose of providing credit support in connection with the purchase of materials, goods or services by Borrower or any of its Subsidiaries in the ordinary course of their businesses.

                  "COMMITMENT" shall mean, with respect to any Lender, such Lender's Revolving Commitment, Term Loan Commitment or Swingline Commitment and any Commitment to make Term Loans or Revolving Loans of a new Class extended by such Lender as provided in Section 11.02(e).

                  "COMMITMENT FEE" shall have the meaning assigned to such term in Section 2.05(a).

                  "COMPANIES" shall mean Borrower and its Subsidiaries; and "COMPANY" shall mean any one of them.

                  "COMPLIANCE CERTIFICATE" shall mean a certificate of a Financial Officer of Borrower substantially in the form of Exhibit D.

                  "CONFIDENTIAL INFORMATION MEMORANDUM" shall mean that certain confidential information memorandum dated as of January 2004.

                  "CONSOLIDATED AMORTIZATION EXPENSE" shall mean, for any period, the amortization expense of Borrower and its Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP.

                  "CONSOLIDATED CURRENT ASSETS" shall mean, as at any date of determination, the total assets of Borrower and its Subsidiaries which may properly be classified as current assets on a consolidated balance sheet of Borrower and its Subsidiaries in accordance with GAAP.

                  "CONSOLIDATED CURRENT LIABILITIES" shall mean, as at any date of determination, the total liabilities of Borrower and its Subsidiaries which may properly be classified as current liabilities (other than the current portion of any Loans) on a consolidated balance sheet of Borrower and its Subsidiaries in accordance with GAAP.

                  "CONSOLIDATED DEPRECIATION EXPENSE" shall mean, for any period, the depreciation expense of Borrower and its Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP.

                  "CONSOLIDATED EBITDA" shall mean, for any period, Consolidated Net Income for such period, adjusted by (x) adding thereto, in each case only to the extent (and in the same proportion) deducted in determining such Consolidated Net Income (and with respect to the portion of Consolidated Net Income attributable to any Subsidiary of Borrower only if a corresponding amount would be permitted at the date of determination to be distributed to Borrower by such Subsidiary without prior approval (that has not been obtained), pursuant to the terms of its Organizational Documents and all agreements, instruments, judgments, decrees, orders, statutes, rules, regulations and other restrictions applicable to such Subsidiary or its equityholders):

                  (a)      Consolidated Interest Expense for such period,

                  (b)      Consolidated Amortization Expense for such period,

                  (c)      Consolidated Depreciation Expense for such period,

                  (d)      Consolidated Tax Expense for such period,

                  (e) costs and expenses directly incurred in connection with the Transactions (not to exceed $17.5 million),

                  (f) the aggregate amount of all other non-cash items reducing Consolidated Net Income (excluding any non-cash charge that results in an accrual of a reserve for cash charges in any future period) for such period, and

                  (g) (i) the amount of non-recurring charges relating to the implementation of Borrower's new information technology platform in an aggregate amount not to exceed $5 million, (ii) for the fiscal quarter ending December 31, 2003, the amount of non-recurring charges (including, but not limited to, restructuring charges and charges relating to plant or facility relocations) to the extent reducing Consolidated Net Income in an aggregate amount not to exceed $15 million for such fiscal quarter and (iii) for the period commencing January 1, 2004 and ending March 31, 2005, the amount of non-recurring charges (including, but not limited to, restructuring charges and charges relating to plant or facility relocations) to the extent reducing Consolidated Net Income in an aggregate amount not to exceed $15 million for such period, and

(y) subtracting therefrom the aggregate amount of all non-cash items increasing Consolidated Net Income (other than the accrual of revenue or recording of receivables in the ordinary course of business) for such period; provided that for purposes of Borrower's fiscal quarter ending September 30, 2003, Consolidated EBITDA of Borrower and its Subsidiaries shall be $16.6 million.

                  Other than for purposes of calculating Excess Cash Flow, Consolidated EBITDA shall be calculated on a Pro Forma Basis to give effect to the Acquisition, any Permitted Acquisition and any Asset Sales (other than any dispositions in the ordinary course of business) consummated at any time on or after the first day of the Test Period thereof as if the Acquisition and each such Permitted Acquisition had been effected on the first day of such period and as if each such Asset Sale had been consummated on the day prior to the first day of such period.

                  "CONSOLIDATED FIXED CHARGE COVERAGE RATIO" shall mean, for any Test Period, the ratio of (a) Consolidated EBITDA for such Test Period to (b) Consolidated Fixed Charges for such Test Period.

                  "CONSOLIDATED FIXED CHARGES" shall mean, for any period, the sum, without duplication, of

                  (a)      Consolidated Interest Expense for such period;

                  (b) the aggregate amount of Capital Expenditures for such period;

                  (c) all cash payments in respect of income taxes made during such period (net of any cash refund in respect of income taxes actually received during such period);

                  (d) the scheduled principal amount of all amortization payments on all Indebtedness (including the principal component of all Capital Lease Obligations) of Borrower and its Subsidiaries for such period (as determined on the first day of the respective period); and

                  (e) the product of (i) all dividend payments made by Borrower or any of its Subsidiaries (other than dividend payments to Borrower or any of its Subsidiaries) whether in accordance with Section
         6.08 or otherwise multiplied by (ii) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of Borrower and its Subsidiaries, expressed as a decimal.

                  "CONSOLIDATED INDEBTEDNESS" shall mean, as at any date of determination, the aggregate amount of all Indebtedness and Aggregate LC Exposure of Borrower and its Subsidiaries, determined on a consolidated basis in accordance with GAAP (except to the extent that GAAP would otherwise exclude amounts constituting Aggregate LC Exposure from Consolidated Indebtedness).

                  "CONSOLIDATED INTEREST COVERAGE RATIO" shall mean, for any Test Period, the ratio of (x) Consolidated EBITDA for such Test Period to (y) Consolidated Interest Expense for such Test Period.

                  "CONSOLIDATED INTEREST EXPENSE" shall mean, for any period, the total consolidated interest expense of Borrower and its Subsidiaries for such period determined on a consolidated basis in accordance with GAAP plus, without duplication:

                  (a) imputed interest on Capital Lease Obligations and Attributable Indebtedness of Borrower and its Subsidiaries for such period;

                  (b) commissions, discounts and other fees and charges owed by Borrower or any of its Subsidiaries with respect to letters of credit securing financial obligations, bankers' acceptance financing and receivables financings for such period;

                  (c) amortization of debt issuance costs, debt discount or premium and other financing fees and expenses incurred by Borrower or any of its Subsidiaries for such period;

                  (d) cash contributions to any employee stock ownership plan or similar trust made by Borrower or any of its Subsidiaries to the extent such contributions are used by such plan or trust to pay interest or fees to any person (other than Borrower or a Wholly Owned Subsidiary) in connection with Indebtedness incurred by such plan or trust for such period;

                  (e) all interest paid or payable with respect to discontinued operations of Borrower or any of its Subsidiaries for such period,

                  (f) the interest portion of any deferred payment obligations of Borrower or any of its Subsidiaries for such period;

                  (g) all interest on any Indebtedness of Borrower or any of its Subsidiaries of the type described in clause (f) or (j) of the definition of "Indebtedness" for such period;

provided that (a) to the extent directly related to the Transactions and incurred on or prior to the Closing Date, debt issuance costs, debt discount or premium and other financing fees and expenses shall be excluded from the calculation of Consolidated Interest Expense and (b) Consolidated Interest Expense shall be calculated after giving effect to Hedging Agreements (including associated costs), but excluding unrealized gains and losses with respect to Hedging Agreements.

                  Other than with respect to Borrower's fiscal year ending December 31, 2004, Consolidated Interest Expense shall be calculated on a Pro Forma Basis to give effect to any Indebtedness incurred, assumed or permanently repaid or extinguished during the relevant Test Period in connection with any Permitted Acquisitions and Asset Sales (other than any dispositions in the ordinary course of business) as if such incurrence, assumption, repayment or extinguishing had been effected on the first day of such period.

                  "CONSOLIDATED NET INCOME" shall mean, for any period, the consolidated net income (or loss) of Borrower and its Subsidiaries determined on a consolidated basis in accordance with GAAP; provided that there shall be excluded from such net income (to the extent otherwise included therein), without duplication:

                  (a) the net income (or loss) of any person (other than a Subsidiary of Borrower) in which any person other than Borrower and its Subsidiaries has an ownership interest, except to the extent that cash in an amount equal to any such income has actually been received by Borrower or (subject to clause (c) below) any of its Subsidiaries during such period;

                  (b) the net income (or loss) of any Excluded Project Subsidiary, except to the extent that cash in an amount equal to any such income has actually been received by Borrower or (subject to clause (c) below) any Subsidiary Guarantor during such period;

                  (c) the net income of any Subsidiary of Borrower during such period to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary of that income is not permitted by operation of the terms of its Organizational Documents or any agreement, instrument, judgment, decree, order, statute, rule, regulation or other restriction applicable to that Subsidiary during such period, except that Borrower's equity in net loss of any such Subsidiary for such period shall be included in determining Consolidated Net Income;

                  (d) any gain (or loss), together with any related provisions for taxes on any such gain (or the tax effect of any such loss), realized during such period by Borrower or any of its Subsidiaries upon any Asset Sale (other than any dispositions in the ordinary course of business) by Borrower or any of its Subsidiaries;

                  (e) gains and losses due solely to fluctuations in currency values and the related tax effects according to GAAP for such period;

                  (f) earnings resulting from any reappraisal, revaluation or write-up of assets;

                  (g) unrealized gains and losses with respect to Hedging Obligations for such period; and

                  (h) any extraordinary gain (or extraordinary loss), together with any related provision for taxes on any such gain (or the tax effect of any such loss), recorded or recognized by Borrower or any of its Subsidiaries during such period.

                  "CONSOLIDATED NET WORTH" shall mean, as of any date, consolidated shareholders' equity or net worth of Borrower and its Subsidiaries, determined in accordance with GAAP.

                  "CONSOLIDATED TAX EXPENSE" shall mean, for any period, the tax expense of Borrower and its Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP.

                  "CONTESTED COLLATERAL LIEN CONDITIONS" shall mean, with respect to any Permitted Lien of the type described in clauses (a), (b), (f) and
(g) of Section 6.02, the following conditions:

                  (a) Borrower shall cause any proceeding instituted contesting such Lien to stay the sale or forfeiture of any portion of the Collateral on account of such Lien;

                  (b) at the option and at the request of the Administrative Agent, to the extent such Lien is in an amount in excess of $250,000, the appropriate Loan Party shall maintain cash reserves in an amount sufficient to pay and discharge such Lien and the Administrative Agent's reasonable estimate of all interest and penalties related thereto; and

                  (c) such Lien shall in all respects be subject and subordinate in priority to the Lien and security interest created and evidenced by the Security Documents, except if and to the extent that the law or regulation creating, permitting or authorizing such Lien provides that such Lien is or must be superior to the Lien and security interest created and evidenced by the Security Documents.

                  "CONTINGENT OBLIGATION" shall mean, as to any person, any obligation, agreement, understanding or arrangement of such person guaranteeing or intended to guarantee any Indebtedness, leases, dividends or other obligations ("PRIMARY OBLIGATIONS") of any other person (the "PRIMARY OBLIGOR") in any manner, whether directly or indirectly, including any obligation of such person, whether or not contingent, (a) to purchase any such primary obligation or any property constituting direct or indirect security therefor; (b) to advance or supply funds (i) for the purchase or payment of any such primary obligation or (ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor; (c) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation; (d) with respect to bankers' acceptances, letters of credit and similar credit arrangements, until a reimbursement obligation arises (which reimbursement obligation shall constitute Indebtedness); or (e) otherwise to assure or hold harmless the holder of such primary obligation against loss in respect thereof; provided, however, that the term "Contingent Obligation" shall not include endorsements of instruments for deposit or collection in the ordinary course of business or any product warranties. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Contingent Obligation is made (or, if less, the maximum amount of such primary obligation for which such person may be liable, whether singly or jointly, pursuant to the terms of the instrument evidencing such Contingent Obligation) or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such person is required to perform thereunder) as determined by such person in good faith.

                  "CONTROL" shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a person, whether through the ownership of voting securities, by contract or otherwise, and the terms "CONTROLLING" and "CONTROLLED" shall have meanings correlative thereto.

                  "CONTROL AGREEMENT" shall have the meaning assigned to such term in the Security Agreement.

                  "CREDIT EXTENSION" shall mean, as the context may require, (i) the making of a Loan by a Lender or (ii) the issuance of any Letter of Credit, or the amendment, extension or renewal of any existing Letter of Credit, by the Issuing Bank.

                  "DEBT ISSUANCE" shall mean the incurrence by Borrower or any of its Subsidiaries of any Indebtedness after the Closing Date (other than as permitted by Section 6.01).

                  "DEBT SERVICE" shall mean, for any period, Cash Interest Expense for such period plus scheduled principal amortization of all Indebtedness for such period.

                  "DEFAULT" shall mean any event, occurrence or condition which is, or upon notice, lapse of time or both would constitute, an Event of Default.

                  "DISQUALIFIED CAPITAL STOCK" shall mean any Equity Interest which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, (a) matures (excluding any maturity as the result of an optional redemption by the issuer thereof) or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof, in whole or in part, on or prior to the first anniversary of the Final Maturity Date, (b) is convertible into or exchangeable (unless at the sole option of the issuer thereof) for (i) debt securities or (ii) any Equity Interests referred to in clause (a) above, in each case at any time on or prior to the first anniversary of the Final Maturity Date, or (c) contains any repurchase obligation which may come into effect prior to payment in full of all Obligations.

                  "DIVIDEND" with respect to any person shall mean that such person has declared or paid a dividend or returned any equity capital to the holders of its Equity Interests or authorized or made any other distribution, payment or delivery of property (other than Qualified Capital Stock of such person) or cash to the holders of its Equity Interests as such, or redeemed, retired, purchased or otherwise acquired, directly or indirectly, for consideration any of its Equity Interests outstanding (or any options or warrants issued by such person with respect to its Equity Interests), or set aside any funds for any of the foregoing purposes, or shall have permitted any of its Subsidiaries to purchase or otherwise acquire for consideration any of the Equity Interests of such person outstanding (or any options or warrants issued by such person with respect to its Equity Interests). Without limiting the foregoing, "Dividends" with respect to any person shall also include all such payments made or required to be made by such person with respect to any stock appreciation rights, plans, equity incentive or achievement plans or any similar plans or setting aside of any funds for the foregoing purposes.

                  "DOCUMENTATION AGENT" shall have the meaning assigned to such term in the preamble hereto.

                  "DOLLARS" or "$" shall mean lawful money of the United States.

                  "ECOLOCHEM INTERNATIONAL" shall mean Ecolochem International, Inc., a Delaware corporation and wholly owned Subsidiary of Borrower.

                  "EMBARGOED PERSON" shall have the meaning assigned to such term in Section 6.21.

                  "ENVIRONMENT" shall mean ambient air, surface water and groundwater (including potable water, navigable water and wetlands), the land surface or subsurface strata, natural resources or as otherwise defined in any Environmental Law.

                  "ENVIRONMENTAL CLAIM" shall mean any claim, notice, demand, order, action, suit, proceeding or other communication alleging liability for investigation, remediation, removal, cleanup, response, corrective action, damages to natural resources, personal injury, property damage, fines, penalties or other costs resulting from, related to or arising out of (i) the presence, Release or threatened Release in or into the Environment of Hazardous Material at any location or (ii) any violation of Environmental Law, and shall include any claim seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from, related to or arising out of the presence, Release or threatened Release of Hazardous Material or alleged injury or threat of injury to the Environment.

                  "ENVIRONMENTAL LAW" shall mean any and all applicable treaties, laws, statutes, ordinances, regulations, rules, decrees, orders, judgments, consent orders, consent decrees or other binding requirements, and the common law, relating to protection of public health or the Environment, the Release or threatened Release of Hazardous Material, natural resources or natural resource damages, or occupational safety or health relating to Hazardous Materials, and any amendments thereof.

                  "ENVIRONMENTAL PERMIT" shall mean any permit, license, approval, consent or other authorization required by or from a Governmental Authority under Environmental Law.

                  "EQUIPMENT" shall have the meaning assigned to such term in the Security Agreement.

                  "EQUITY FINANCING" shall have the meaning assigned to such term in the second recital hereto.

                  "EQUITY INTEREST" shall mean, with respect to any person, any and all shares, interests, participations or other equivalents, including membership interests (however designated, whether voting or nonvoting), of equity of such person, including, if such person is a partnership, partnership interests (whether general or limited) and any other interest or participation that confers on a person the right to receive a share of the profits and losses of, or distributions of property of, such partnership, whether outstanding on the date hereof or issued after the Closing Date, but excluding debt securities convertible or exchangeable into such equity.

                  "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as the same may be amended from time to time.

                  "ERISA AFFILIATE" shall mean, with respect to any person, any trade or business (whether or not incorporated) that, together with such person, is treated as a single employer under Section 414(b) or (c) of the Code, or solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.

                  "ERISA EVENT" shall mean (a) any "reportable event," as defined in Section 4043 of ERISA or the regulations issued thereunder, with respect to a Plan (other than an event for which the 30-day notice period is waived by regulation); (b) the existence with respect to any Plan of an "accumulated funding deficiency" (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived, the failure to make by its due date a required installment under Section 412(m) of the Code with respect to any Plan or the failure to make any required contribution to a Multiemployer Plan; (c) the filing pursuant to Section 412(d) of the Code or
Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) the incurrence by any Company or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan; (e) the receipt by any Company or any of its ERISA Affiliates from the PBGC or a plan administrator of any notice relating to the intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan, or the occurrence of any event or condition which could reasonably be expected to constitute grounds under ERISA for the termination of, or the appointment of a trustee to administer, any Plan; (f) the incurrence by any Company or any of its ERISA Affiliates of any liability with respect to the withdrawal from any Plan or Multiemployer Plan; (g) the receipt by any Company or its ERISA Affiliates of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA; (h) the making of any amendment to any Plan which could result in the imposition of a lien or the posting of a bond or other security; (i) the occurrence of a nonexempt prohibited transaction (within the meaning of Section 4975 of the Code or Section 406 of ERISA) which could reasonably be expected to result in liability to any Company; and (j) the receipt by any Company or any of its ERISA Affiliates of any notice that the Internal Revenue Service will seek to disqualify any Plan or employee benefit plan sponsored or contributed to by any Company that is intended by such Company or any such ERISA Affiliate to be qualified under Section 401(a) of the Code.

                  "ESCROW AGREEMENTS" shall mean the Purchase Price Escrow Agreement and the 338 Escrow Agreement.

                  "ESCROWED AMOUNTS" shall mean all cash, property or other assets subject to the Escrow Agreements.

                  "EURODOLLAR BORROWING" shall mean a Borrowing comprised of Eurodollar Loans.

                  "EURODOLLAR LOAN" shall mean any Eurodollar Revolving Loan or Eurodollar Term Loan.

                  "EURODOLLAR REVOLVING BORROWING" shall mean a Borrowing comprised of Eurodollar Revolving Loans.

                  "EURODOLLAR REVOLVING LOAN" shall mean any Revolving Loan bearing interest at a rate determined by reference to the Adjusted LIBOR Rate in accordance with the provisions of Article II.

                  "EURODOLLAR TERM BORROWING" shall mean a Borrowing comprised of Eurodollar Term Loans.

                  "EURODOLLAR TERM LOAN" shall mean any Term Loan bearing interest at a rate determined by reference to the Adjusted LIBOR Rate in accordance with the provisions of Article II.

                  "EVENT OF DEFAULT" shall have the meaning assigned to such term in Article VIII.

                  "EXCESS AMOUNT" shall have the meaning assigned to such term in Section 2.10(g)(ii).

                  "EXCESS CASH FLOW" shall mean, for any Excess Cash Flow Period, Consolidated EBITDA for such Excess Cash Flow Period, minus, without duplication:

                  (a)      Debt Service for such Excess Cash Flow Period;

                  (b) any voluntary prepayments of Term Loans and any permanent voluntary reductions to the Revolving Commitments to the extent that an equal amount of the Revolving Loans simultaneously is repaid, in each case so long as such amounts are not already reflected in Debt Service, during such Excess Cash Flow Period;

                  (c) Capital Expenditures during such Excess Cash Flow Period (excluding Capital Expenditures made in such Excess Cash Flow Period where a certificate in the form contemplated by the following clause (d) was previously delivered) that are paid in cash;

                  (d) Capital Expenditures that Borrower or any of its Subsidiaries shall, during such Excess Cash Flow Period, become obligated to make but that are not made during such Excess Cash Flow Period; provided that Borrower shall deliver a certificate to the Administrative Agent not later than 90 days after the end of such Excess Cash Flow Period, signed by a Responsible Officer of Borrower and certifying that such Capital Expenditures will be made in the following Excess Cash Flow Period;

                  (e) the aggregate amount of investments made in cash during such period in compliance with Sections 6.04(e), (i), (j), (n),
         (o) and (p);

                  (f) Taxes of Borrower and its Subsidiaries that were paid in cash during such Excess Cash Flow Period or will be paid within six months after the end of such Excess Cash Flow Period and for which adequate reserves have been established in accordance with GAAP;

                  (g) an amount equal to any increase in Current Assets minus Current Liabilities from the beginning to the end of such Excess Cash Flow Period;

                  (h) losses excluded from the calculation of Consolidated Net Income by operation of clause (c) or (g) of the definition thereof that are paid in cash during such Excess Cash Flow Period; and

                  (i) to the extent added to determine Consolidated EBITDA, all items that did not result from a cash payment to Borrower or any of its Subsidiaries on a consolidated basis during such Excess Cash Flow Period;

provided that any amount deducted pursuant of any of the foregoing clauses that will be paid after the close of such Excess Cash Flow Period shall not be deducted again in a subsequent Excess Cash Flow Period; plus, without duplication:

                  (i) an amount equal to any decrease in Current Assets minus Current Liabilities from the beginning to the end of such Excess Cash Flow Period;

                  (ii) all proceeds received during such Excess Cash Flow Period of any Indebtedness to the extent used to finance any Capital Expenditure (other than Indebtedness under this Agreement to the extent there is no corresponding deduction to Excess Cash Flow above in respect of the use of such borrowings);

                  (iii) to the extent any permitted Capital Expenditures referred to in (d) above do not occur in the Excess Cash Flow Period specified in the certificate of Borrower provided pursuant to (d) above, such amounts of Capital Expenditures that were not so made in the Excess Cash Flow Period specified in such certificate;

                  (iv) any return on or in respect of investments received in cash during such period, which investments were made pursuant to Sections 6.04(e), (i), (j), (n), (o) and (p);

                  (v) income or gain excluded from the calculation of Consolidated Net Income by operation of clause (c) or (g) of the definition thereof that is realized in cash during such Excess Cash Flow Period (except to the extent such gain is subject to Section 2.10);

                  (vi) if deducted in the computation of Consolidated EBITDA, interest income; and

                  (vii) to the extent subtracted in determining Consolidated EBITDA, all items that did not result from a cash payment by Borrower or any of its Subsidiaries on a consolidated basis during such Excess Cash Flow Period.

                  "EXCESS CASH FLOW PERIOD" shall mean (i) the period taken as one accounting period from April 1, 2004 and ending on December 31, 2004 and
(ii) each fiscal year of Borrower thereafter.

                  "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended.

                  "EXCLUDED PROJECT SUBSIDIARY" shall mean, at any time, (a) any Subsidiary of Borrower listed on Schedule 1.01(a), but only if and for so long as such Subsidiary is an obligor with respect to any Existing Non-Recourse Indebtedness, and (b) each other Subsidiary of Borrower that is formed for the sole purpose of financing, owning, acquiring, developing, constructing, operating or maintaining certain specified fixed or capital assets, including domestic and foreign water purification and desalination facilities, but only if and for so long as such Subsidiary is an obligor with respect to any Additional Non-Recourse Indebtedness, and, in the case of (a) and (b) above, only if and to the extent that the grant of a security interest in the property or assets of such Subsidiary or the pledge of the Equity Interests of such Subsidiary in favor of the Collateral Agent shall constitute or result in a breach, termination or default under the agreement or instrument governing the applicable Non-Recourse Indebtedness; provided that, notwithstanding the foregoing, at no time shall any Subsidiary with EBITDA in excess of 5% of Consolidated EBITDA of Borrower and its Subsidiaries be an Excluded Project Subsidiary.

                  "EXCLUDED TAXES" shall mean, with respect to the Administrative Agent, any Lender, the Issuing Bank or any other recipient of any payment to be made by or on account of any obligation of Borrower hereunder, (a) income or franchise taxes imposed on (or measured by) its net income (or excise, gross receipts or net worth tax imposed in lieu of or as part of net income tax) by the United States or by any State, territory or possession thereof, or by the jurisdiction under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable lending office is located, (b) any taxes described in clause (ii) of the definition of "Taxes" and (c) in the case of a Foreign Lender (other than an assignee pursuant to a request by Borrower under Section 2.16), any withholding tax that is imposed on amounts payable to such Foreign Lender at the time such Foreign Lender becomes a party to this Agreement (or designates a new lending office) or is attributable to such Foreign Lender's failure to comply with
Section 2.15(e), except to the extent that such Foreign Lender (or its assignor, if any) was entitled, at the time of designation of a new lending office (or assignment), to receive additional amounts from Borrower with respect to such withholding tax pursuant to

Section 2.15(a) (it being understood and agreed, for the avoidance of doubt, that any withholding tax imposed on a Foreign Lender as a result of a Change in Law or regulation or interpretation thereof occurring after the time such Foreign Lender became a party to this Agreement shall not be an Excluded Tax).

                  "EXECUTIVE ORDER" shall have the meaning assigned to such term in Section 3.22.

                  "EXECUTIVE ORDERS" shall have the meaning assigned to such term in Section 6.21.

                  "EXISTING LIEN" shall have the meaning assigned to such term in Section 6.02(c).

                  "EXISTING ISSUING BANK LETTERS OF CREDIT" shall have the meaning assigned to such term in Section 2.18(m).

                  "EXISTING NON-RECOURSE INDEBTEDNESS" shall mean any Non-Recourse Indebtedness listed on Schedule 1.01(b) and outstanding as of the Closing Date (and any Permitted Refinancing Indebtedness in respect thereof).

                  "FEDERAL FUNDS EFFECTIVE RATE" shall mean, for any day, the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System of the United States arranged by federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for the day for such transactions received by the Administrative Agent from three federal funds brokers of recognized standing selected by it.

                  "FEE LETTER" shall mean the confidential Bank Facilities Fee Letter, dated November 18, 2003, among Borrower, UBS Loan Finance LLC, UBS Securities LLC, Fleet National Bank, Fleet Securities, Inc., Bank of America, N.A., and Banc of America Securities LLC.

                  "FEES" shall mean the Commitment Fees, the Administrative Agent Fees, the LC Participation Fees and the Fronting Fees.

                  "FINAL MATURITY DATE" shall mean the latest of the Revolving Maturity Date and the Term Loan Maturity Date.

                  "FINANCIAL OFFICER" of any person shall mean the chief financial officer, principal accounting officer, treasurer or controller of such person.

                  "FIRREA" shall mean the Federal Institutions Reform, Recovery and Enforcement Act of 1989.

                  "FOREIGN LENDER" shall mean any Lender that is not, for United States federal income tax purposes, (i) a citizen or resident of the United States, (ii) a corporation or entity treated as a corporation created or organized in or under the laws of the United States, or any political subdivision thereof, (iii) an estate whose income is subject to U.S. federal income taxation regardless of its source or (iv) a trust if a court within the United States is able to exercise primary supervision over the administration of such trust and one or more United States persons have the authority to control all substantial decisions of such trust, or if a valid election is in place to treat the trust as a United States person.

                  "FOREIGN PLAN" shall mean any employee benefit plan, program, policy, arrangement or agreement maintained or contributed to by any Company with respect to employees employed outside the United States.

                  "FOREIGN SUBSIDIARY" shall mean a Subsidiary that is organized under the laws of a jurisdiction other than the United States or any state thereof or the District of Columbia.

                  "FRONTING FEE" shall have the meaning assigned to such term in
Section 2.05(c).

                  "GAAP" shall mean generally accepted accounting principles in the United States applied on a consistent basis.

                  "GOVERNMENTAL AUTHORITY" shall mean any federal, state, local or foreign court, central bank or governmental agency, authority, instrumentality or regulatory body or any subdivision thereof.

                  "GOVERNMENTAL REAL PROPERTY DISCLOSURE REQUIREMENTS" shall mean any Requirement of Law of any Governmental Authority requiring notification of the buyer, lessee, mortgagee, assignee or other transferee of any Real Property, facility, establishment or business, or notification, registration or filing to or with any Governmental Authority, in connection with the sale, lease, mortgage, assignment or other transfer (including any transfer of control) of any Real Property, facility, establishment or business, of the actual or threatened presence or Release in or into the Environment, or the use, disposal or handling of Hazardous Material on, at, under or near the Real Property, facility, establishment or business to be sold, leased, mortgaged, assigned or transferred.

                  "GUARANTEED OBLIGATIONS" shall have the meaning assigned to such term in Section 7.01.

                  "GUARANTEES" shall mean the guarantees issued pursuant to
Article VII by the Subsidiary Guarantors.

                  "HAZARDOUS MATERIALS" shall mean the following: hazardous substances; hazardous wastes; polychlorinated biphenyls ("PCBS") or any substance or compound containing PCBs; asbestos or any asbestos-containing materials in any form or condition; radon or any other radioactive materials including any source, special nuclear or by-product material; petroleum, crude oil or any fraction thereof; and any other pollutant or contaminant or chemicals, wastes, materials, compounds, constituents or substances, subject to regulation, or which can give rise to liability under, any Environmental Laws.

                  "HEDGING AGREEMENT" shall mean any swap, cap, collar, forward purchase or similar agreements or arrangements dealing with interest rates, currency exchange rates or commodity prices, either generally or under specific contingencies.

                  "HEDGING OBLIGATIONS" shall mean obligations under or with respect to Hedging Agreements.

                  "IMMATERIAL SUBSIDIARIES" shall have the meaning assigned to such term in Section 3.07(d).

                  "INDEBTEDNESS" of any person shall mean, without duplication,
(a) all obligations of such person for borrowed money or advances; (b) all obligations of such person evidenced by bonds, debentures, notes or similar instruments; (c) all obligations of such person upon which interest charges are customarily paid or accrued; (d) all obligations of such person under conditional sale or other title retention agreements relating to property purchased by such person; (e) all obligations of such person issued or assumed as the deferred purchase price of property or services (excluding trade accounts payable and accrued obligations incurred in the ordinary course of business on normal trade terms and not overdue by more than 90 days and excluding any amount constituting purchase price adjustments under
Section 1.04 of the Acquisition Agreement or escrow adjustments under Section 1.05(f) of the Acquisition Agreement); (f) all Indebtedness of others secured by any Lien on property owned or acquired by such person, whether or not the obligations secured thereby have been assumed, but limited to the fair market value of such property; (g) all Capital Lease Obligations, Purchase Money Obligations and synthetic lease obligations of such person; (h) all Hedging Obligations to the extent required to be reflected on a balance sheet of such person; (i) all Attributable Indebtedness of such person; (j) all obligations of such person for the reimbursement of any obligor in respect of letters of credit, letters of guaranty, bankers' acceptances, bid, performance or surety bonds and similar credit transactions (including all Commercial Credit Support Obligations of such person); and (k) all Contingent Obligations of such person in respect of Indebtedness or obligations of others of the kinds referred to in clauses (a) through (i) above. The Indebtedness of any person shall include the Indebtedness of any other entity (including any partnership in which such person is a general partner) to the extent such person is liable therefor as a result of such person's ownership interest in or other relationship with such entity, except (other than in the case of general partner liability) to the extent that terms of such Indebtedness expressly provide that such person is not liable therefor.

                  "INDEMNIFIED TAXES" shall mean Taxes other than Excluded
Taxes.

                  "INDEMNITEE" shall have the meaning assigned to such term in
Section 11.03(b).

                  "INFORMATION" shall have the meaning assigned to such term in
Section 11.12.

                  "INSURANCE POLICIES" shall mean the insurance policies and coverages required to be maintained by each Loan Party pursuant to Section 5.04 and all renewals and extensions thereof.

                  "INSURANCE REQUIREMENTS" shall mean, collectively, all provisions of the Insurance Policies, all requirements of the issuer of any of the Insurance Policies and all orders, rules, regulations and any other requirements of the National Board of Fire Underwriters (or any other body exercising similar functions) binding upon each Loan Party or any use or condition thereof.

                  "INTELLECTUAL PROPERTY" shall have the meaning assigned to such term in the Security Agreement.

                  "INTERCOMPANY NOTE" shall mean a promissory note, substantially in the form of Exhibit P.

                  "INTEREST ELECTION REQUEST" shall mean a request by Borrower to convert or continue a Revolving Borrowing or Term Borrowing in accordance with Section 2.08(b), substantially in the form of Exhibit E.

                  "INTEREST PAYMENT DATE" shall mean (a) with respect to any ABR Loan (including Swingline Loans), the last Business Day of each March, June, September and December, (b) with respect to any Eurodollar Loan, the last day of the Interest Period applicable to the Borrowing of which such

Loan is a part and, in the case of a Eurodollar Loan with an Interest Period of more than three months' duration, each day prior to the last day of such Interest Period that occurs at intervals of three months' duration after the first day of such Interest Period, (c) with respect to any Revolving Loan or Swingline Loan, the Revolving Maturity Date or such earlier date on which the Revolving Commitments are terminated and (d) with respect to any Term Loan, the Term Loan Maturity Date.

                  "INTEREST PERIOD" shall mean, with respect to any Eurodollar Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is one, two, three or six months thereafter, as Borrower may elect; provided that (a) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day, and (b) any Interest Period that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing; provided, however, that an Interest Period shall be limited to the extent required under Section 2.03(e).

                  "INVESTMENTS" shall have the meaning assigned to such term in
Section 6.04.

                  "IONICS VENTURES UK" shall mean Ionics Ventures Limited, a company organized under the laws of England and Wales.

                  "ISSUING BANK" shall mean, as the context may require, (a) HSBC Bank USA, with respect to Letters of Credit issued by it; (b) any other Lender that may become an Issuing Bank pursuant to Sections 2.18(j) and (k) with respect to Letters of Credit issued by such Lender; or (c) collectively, all of the foregoing.

                  "JOINDER AGREEMENT" shall mean a joinder agreement, substantially in the form of Exhibit F.

                  "LANDLORD ACCESS AGREEMENT" shall mean a Landlord Access Agreement, substantially in the form of Exhibit G, or such other form as may reasonably be acceptable to the Administrative Agent.

                  "LC COMMITMENT" shall mean the commitment of the Issuing Bank to issue Letters of Credit pursuant to Section 2.18. The amount of the LC Commitment shall initially be $60 million and shall be reduced in accordance with Section 2.07, but in no event shall exceed the Revolving Commitments.

                  "LC DISBURSEMENT" shall mean a payment or disbursement made by the Issuing Bank pursuant to a Letter of Credit.

                  "LC EXPOSURE" shall mean at any time the sum of (a) the aggregate undrawn amount of all outstanding Letters of Credit at such time plus
(b) the aggregate drawn amount of outstanding Letters of Credit at such time that have not yet ripened into Reimbursement Obligations plus (c) the aggregate principal amount of all Reimbursement Obligations outstanding at such time. The LC Exposure of any

Revolving Lender at any time shall mean its Pro Rata Percentage of the aggregate LC Exposure at such time.

                  "LC PARTICIPATION FEE" shall have the meaning assigned to such term in Section 2.05(c).

                  "LC REQUEST" shall mean a request by Borrower in accordance with the terms of Section 2.18(b) and substantially in the form of Exhibit H, or such other form as shall be approved by the Administrative Agent.

                  "LC SUB-ACCOUNT" shall have the meaning assigned to such term in Section 9.01(d).

                  "LEASES" shall mean any and all leases, subleases, tenancies, options, concession agreements, rental agreements, occupancy agreements, franchise agreements, access agreements and any other agreements (including all amendments, extensions, replacements, renewals, modifications and/or guarantees thereof), whether or not of record and whether now in existence or hereafter entered into, affecting the use or occupancy of all or any portion of any Real Property.

                  "LENDER ADDENDUM" shall mean with respect to any Lender on the Closing Date, a lender addendum in the form of Exhibit I, to be executed and delivered by such Lender on the Closing Date as provided in Section 11.14.

                  "LENDER AFFILIATE" shall mean with respect to any Lender that is a fund that invests in bank loans, any other fund that invests in commercial loans and is managed or advised by the same investment advisor as such Lender or by an Affiliate of such advisor.

                  "LENDERS" shall mean (a) the financial institutions that have become a party hereto pursuant to a Lender Addendum and (b) any financial institution that has become a party hereto pursuant to an Assignment and Acceptance, other than, in each case, any such financial institution that has ceased to be a party hereto pursuant to an Assignment and Acceptance. Unless the context clearly indicates otherwise, the term "Lenders" shall include the Swingline Lender.

                  "LETTER OF CREDIT" shall mean any (i) Standby Letter of Credit and (ii) Commercial Letter of Credit, in each case, issued or to be issued by an Issuing Bank for the account of Borrower pursuant to Section 2.18.

                  "LETTER OF CREDIT EXPIRATION DATE" shall mean the date which is fifteen days prior to the Revolving Maturity Date.

                  "LIBOR RATE" shall mean, with respect to any Eurodollar Borrowing for any Interest Period therefor, the rate per annum determined by the Administrative Agent to be the arithmetic mean (rounded to the nearest 1/100th of 1%) of the offered rates for deposits in dollars with a term comparable to such Interest Period that appears on the Telerate British Bankers Assoc. Interest Settlement Rates Page (as defined below) at approximately 11:00 a.m., London, England time, on the second full Business Day preceding the first day of such Interest Period; provided, however, that (i) if no comparable term for an Interest Period is available, the LIBOR Rate shall be determined using the weighted average of the offered rates for the two terms most nearly corresponding to such Interest Period and (ii) if there shall at any time no longer exist a Telerate British Bankers Assoc. Interest Settlement Rates Page, "LIBOR Rate" shall mean, with respect to each day during each Interest Period pertaining to Eurodollar Borrowings comprising part of the same Borrowing, the rate per annum equal to the rate at which the Administrative

Agent is offered deposits in dollars at approximately 11:00 a.m., London, England time, two Business Days prior to the first day of such Interest Period in the London interbank market for delivery on the first day of such Interest Period for the number of days comprised therein and in an amount comparable to its portion of the amount of such Eurodollar Borrowing to be outstanding during such Interest Period. "TELERATE BRITISH BANKERS ASSOC. INTEREST SETTLEMENT RATES PAGE" shall mean the display designated as Page 3750 on the Telerate System Incorporated Service (or such other page as may replace such page on such service for the purpose of displaying the rates at which dollar deposits are offered by leading banks in the London interbank deposit market).

                  "LIEN" shall mean, with respect to any property, (a) any mortgage, deed of trust, lien, pledge, encumbrance, claim, charge, assignment, hypothecation, security interest or encumbrance of any kind or any filing of any financing statement under the UCC or any other similar notice of Lien under any similar notice or recording statute of any Governmental Authority, including any easement, right-of-way or other encumbrance on title to Real Property, in each of the foregoing cases whether voluntary or imposed by law, and any agreement to give any of the foregoing; (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such property; and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

                  "LOAN DOCUMENTS" shall mean this Agreement, each Letter of Credit, the Notes (if any), the Security Documents, each Hedging Obligation relating to the Loans entered into with any counterparty that was an Agent or a Lender or an Affiliate of an Agent or a Lender at the time such Hedging Obligation was entered into and, solely for purposes of paragraph (e) of Article VIII hereof, the Fee Letter.

                  "LOAN PARTIES" shall mean Borrower and each Subsidiary Guarantor.

                  "LOANS" shall mean, as the context may require, a Revolving Loan, a Term Loan or a Swingline Loan (and shall include any Replacement Term Loans and any Loans contemplated by Section 11.02(e).

                  "MARGIN STOCK" shall have the meaning assigned to such term in Regulation U.

                  "MATERIAL ADVERSE EFFECT" shall mean (a) a material adverse effect on the business, property, results of operations, prospects or condition, financial or otherwise, or material agreements of Borrower and its Subsidiaries, taken as a whole; (b) material impairment of the ability of the Loan Parties to fully and timely perform any of their obligations under any Loan Document; (c) material impairment of the rights of or benefits or remedies available to the Lenders or the Collateral Agent under any Loan Document; or (d) a material adverse effect on the Collateral or the Liens in favor of the Collateral Agent (for its benefit and for the benefit of the other Secured Parties) on the Collateral or the priority of such Liens.

                  "MATERIAL INDEBTEDNESS" shall mean any Indebtedness (other than the Loans, Letters of Credit and, solely with respect to the applicable Excluded Project Subsidiary, Non-Recourse Indebtedness) or Hedging Obligations of Borrower or any of its Subsidiaries in an aggregate outstanding principal amount exceeding $5 million. For purposes of determining Material Indebtedness, the "principal amount" in respect of any Hedging Obligations of any Loan Party at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that such Loan Party would be required to pay if the related Hedging Agreement were terminated at such time.

                  "MOODY'S" shall mean Moody's Investors Service Inc.

                  "MORTGAGE" shall mean an agreement, including, but not limited to, a mortgage, deed of trust or any other document, creating and evidencing a Lien on a Mortgaged Property, which (i) in the case of Real Property owned in fee, shall be substantially in the form of Exhibit J-1 or other form reasonably satisfactory to the Collateral Agent and (ii) in the case of leased Real Property, shall be substantially in the form of Exhibit J-2 or other form reasonably satisfactory to the Collateral Agent, in each case, with such schedules and including such provisions as shall be necessary to conform such document to applicable local or foreign law or as shall be customary under applicable local or foreign law.

                  "MORTGAGED PROPERTY" shall mean (a) each Real Property identified on Schedule 1.01(c) hereto and (b) each Real Property, if any, which shall be subject to a Mortgage delivered after the Closing Date pursuant to
Section 5.11(c).

                  "MULTIEMPLOYER PLAN" shall mean a multiemployer plan within the meaning of Section 4001(a)(3) or Section 3(37) of ERISA (a) to which any Company or any ERISA Affiliate is then making or accruing an obligation to make contributions; (b) to which any Company or any ERISA Affiliate has within the preceding five plan years made contributions; or (c) with respect to which any Company could incur liability.

                  "NET CASH PROCEEDS" shall mean:

                  (a) with respect to any Asset Sale (other than any issuance or sale of Equity Interests), the cash proceeds received by Borrower or any of its Subsidiaries (including cash proceeds subsequently received (as and when received by Borrower or any of its Subsidiaries) in respect of non-cash consideration initially received) net of (i) selling expenses (including reasonable brokers' fees or commissions, legal, accounting and other professional and transactional fees, transfer and similar taxes and Borrower's good faith estimate of income taxes paid or payable in connection with such sale); (ii) amounts provided as a reserve, in accordance with GAAP, against (x) any liabilities under any indemnification obligations associated with such Asset Sale or (y) any other liabilities retained by Borrower or any of its Subsidiaries associated with the properties sold in such Asset Sale (provided that, to the extent and at the time any such amounts are released from such reserve, such amounts shall constitute Net Cash Proceeds); (iii) Borrower's good faith estimate of payments required to be made with respect to unassumed liabilities relating to the properties sold within 90 days of such Asset Sale (provided that, to the extent such cash proceeds are not used to make payments in respect of such unassumed liabilities within 90 days of such Asset Sale, such cash proceeds shall constitute Net Cash Proceeds); and (iv) the principal amount, premium or penalty, if any, interest and other amounts on any Indebtedness for borrowed money which is secured by a Lien on the properties sold in such Asset Sale (so long as such Lien was permitted to encumber such properties under the Loan Documents at the time of such sale) and which is repaid with such proceeds (other than any such Indebtedness assumed by the purchaser of such properties);

                  (b) with respect to any Debt Issuance or any issuance or sale of Equity Interests in any Subsidiary of Borrower, the cash proceeds thereof, net of customary fees, commissions, costs and other expenses incurred in connection therewith; and

                  (c) with respect to any Casualty Event, the cash insurance proceeds, condemnation awards and other compensation received in respect thereof, net of all reasonable costs and expenses incurred in connection with the collection of such proceeds, awards or other compensation in respect of such Casualty Event.

                  "NON-GUARANTOR SUBSIDIARY" shall mean each Subsidiary of Borrower that is not a Subsidiary Guarantor.

                  "NON-RECOURSE INDEBTEDNESS" shall mean Indebtedness for borrowed money, the proceeds of which were or will be used solely to finance the acquisition, development, construction, operation, maintenance, repair or improvement of fixed or capital assets of an Excluded Project Subsidiary (including domestic and foreign water purification and desalination facilities) and the obligations of which are secured solely by such fixed or capital assets and certain related assets as permitted in clause (e) below; provided that (a) such Indebtedness is without recourse to Borrower or any Subsidiary of Borrower (other than the applicable Excluded Project Subsidiary and any applicable Non-Recourse Subsidiary) or to any property or assets of Borrower or any other Subsidiary of Borrower (other than the applicable Excluded Project Subsidiary and any applicable Non-Recourse Subsidiary), (b) neither Borrower nor any other Subsidiary of Borrower (other than the applicable Excluded Project Subsidiary and any applicable Non-Recourse Subsidiary) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness) or is directly or indirectly liable as a guarantor or otherwise in respect of such Indebtedness or in respect of the business or operations of the applicable Excluded Project Subsidiary or any of its subsidiaries (other than Permitted Non-Recourse Credit Support), (c) neither Borrower nor any other Subsidiary of Borrower (or any of their respective Affiliates) is or would be deemed (under applicable law) to be the lender of such Indebtedness, (d) no default with respect to such Indebtedness (including any rights that the holders of such Indebtedness may have to take enforcement action against a Subsidiary of Borrower that is not a Loan Party) would permit any holder of any other Indebtedness of Borrower or any other Loan Party (other than Indebtedness incurred pursuant to Section 6.01(a)) upon notice, lapse of time or both to declare a default on such other Indebtedness or cause the acceleration of such other Indebtedness, (e) such Indebtedness shall be secured solely by the property and assets of the applicable Excluded Project Subsidiary and any applicable Non-Recourse Subsidiary and/or the Equity Interests in the applicable Excluded Project Subsidiary and any applicable Non-Recourse Subsidiary (and shall be secured by no other property or assets of Borrower or any other Subsidiary of Borrower) and (f) in the case of any Additional Non-Recourse Indebtedness, the lenders in respect thereof shall have been notified in writing (with a copy to the Administrative Agent) of the substance of the limitation set forth in clause (e) above; provided further that the limitations set forth in clauses (a) and (b) above shall not include (x) agreements of Borrower or any Subsidiary of Borrower to provide corporate or management services or operation and maintenance services to the applicable Excluded Project Subsidiary or any applicable Non-Recourse Subsidiary, (y) obligations of Borrower or any other Subsidiary of Borrower to make capital contributions to the applicable Excluded Project Subsidiary or any applicable Non-Recourse Subsidiary or (z) agreements of Borrower or any Subsidiary in respect of Commercial Credit Support Obligations in respect of or for the benefit of the applicable Excluded Project Subsidiary or any applicable Non-Recourse Subsidiary, in each case, to the extent otherwise permitted hereunder.

                  "NON-RECOURSE SUBSIDIARY" shall mean (a) as it relates to any Existing Non-Recourse Indebtedness, any Subsidiary of Borrower that is also the direct parent or a direct or indirect Subsidiary of the Excluded Project Subsidiary that incurred or issued such Existing Non-Recourse Indebtedness (other than any such Existing Non-Recourse Indebtedness consisting solely of a guarantee of other Existing Non-Recourse Indebtedness) and (b) as it relates to any Additional Non-Recourse Indebtedness, any Subsidiary of Borrower that is also the direct parent or a direct or indirect Subsidiary of the Excluded Project Subsidiary that incurred or issued such Additional Non-Recourse Indebtedness (other than any such Additional Non-Recourse Indebtedness consisting solely of a guarantee of other Additional Non-Recourse Indebtedness), but, in the case of this clause (b), only if such Subsidiary was not a Subsidiary of Borrower as of the Closing Date.

                  "NOTES" shall mean any notes evidencing the Term Loans, Revolving Loans or Swingline Loans issued pursuant to this Agreement, if any, substantially in the form of Exhibit K-1, K-2 or K-3.

                  "OBLIGATIONS" shall mean (a) obligations of Borrower and the other Loan Parties from time to time arising under or in respect of the due and punctual payment of (i) the principal of and premium, if any, and interest (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) on the Loans, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise, (ii) each payment required to be made by Borrower and the other Loan Parties under this Agreement in respect of any Letter of Credit, when and as due, including payments in respect of Reimbursement Obligations, interest thereon and obligations to provide cash collateral and (iii) all other monetary obligations, including fees, costs, expenses and indemnities, whether primary, secondary, direct, contingent, fixed or otherwise (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), of Borrower and the other Loan Parties under this Agreement and the other Loan Documents, (b) the due and punctual performance of all covenants, agreements, obligations and liabilities of Borrower and the other Loan Parties under or pursuant to this Agreement and the other Loan Documents,
(c) the due and punctual payment and performance of all obligations of Borrower and the other Loan Parties under each Hedging Agreement relating to the Loans entered into with any counterparty that was an Agent or a Lender or an Affiliate of an Agent or a Lender at the time such Hedging Agreement was entered into and
(d) the due and punctual payment and performance of all obligations in respect of overdrafts and related liabilities owed to any Lender, any Affiliate of a Lender, the Administrative Agent or the Collateral Agent arising from treasury, depositary and cash management services or in connection with any automated clearinghouse transfer of funds.

                  "OFAC" shall have the meaning assigned to such term in Section 3.22.

                  "OFFICERS' CERTIFICATE" shall mean a certificate executed by the chairman of the Board of Directors (if an officer), the chief executive officer or the president and one of the Financial Officers, each in his or her official (and not individual) capacity of Borrower.

                  "ORGANIZATIONAL DOCUMENTS" shall mean, with respect to any person, (i) in the case of any corporation, the certificate of incorporation and by-laws (or similar documents) of such person, (ii) in the case of any limited liability company, the certificate of formation and operating agreement (or similar documents) of such person, (iii) in the case of any limited partnership, the certificate of formation and limited partnership agreement (or similar documents) of such person, (iv) in the case of any general partnership, the partnership agreement (or similar document) of such person and (v) in any other case, the functional equivalent of the foregoing.

                  "OTHER LIST" shall have the meaning assigned to such term in
Section 6.21.

                  "OTHER TAXES" shall mean any and all present or future stamp or documentary taxes or any other excise (other than excise taxes imposed in lieu of or as part of net income taxes) or property taxes, charges or similar levies (including interest, fines, penalties and additions to tax) arising from any payment made or required to be made under any Loan Document or from the execution, delivery or enforcement of, or otherwise with respect to, any Loan Document.

                  "PARTICIPANT" shall have the meaning assigned to such term in
Section 11.04(e).

                  "PBGC" shall mean the Pension Benefit Guaranty Corporation referred to and defined in ERISA.

                  "PERFECTION CERTIFICATE" shall mean a certificate in the form of Exhibit L-l or any other form approved by the Collateral Agent, as the same shall be supplemented from time to time by a Perfection Certificate Supplement or otherwise.

                  "PERFECTION CERTIFICATE SUPPLEMENT" shall mean a certificate supplement in the form of Exhibit L-2 or any other form approved by the Collateral Agent.

                  "PERMITTED ACQUISITION" shall mean any transaction or series of related transactions for the direct or indirect (a) acquisition of all or substantially all of the property of any person, or of any business or division of any person; (b) acquisition of in excess of 50% of the Equity Interests of any person, and otherwise causing such person to become a Subsidiary of such person; or (c) merger or consolidation or any other combination with any person, if each of the following conditions is met:

                  (i)      no Default then exists or would result therefrom;

                  (ii) after giving effect to such transaction on a Pro Forma Basis, (A) Borrower shall be in compliance with all covenants set forth in Section 6.10 as of the most recent Test Period (assuming, for purposes of Section 6.10, that such transaction, and all other Permitted Acquisitions consummated since the first day of the relevant Test Period ending on or prior to the date of such transaction, had occurred on the first day of such relevant Test Period), and (B) unless expressly approved by the Administrative Agent, the person or business to be acquired shall have generated positive cash flow for the Test Period most recently ended prior to the date of consummation of such acquisition;

                  (iii) no Company shall, in connection with any such transaction, assume or remain liable with respect to any Indebtedness or other liability (including any material tax or ERISA liability) of the related seller or the business, person or properties acquired, except (A) to the extent permitted under Section 6.01 and (B) obligations not constituting Indebtedness incurred in the ordinary course of business and necessary or desirable to the continued operation of the underlying properties, and any other such liabilities or obligations not permitted to be assumed or otherwise supported by any Company hereunder shall be paid in full or released as to the business, persons or properties being so acquired on or before the consummation of such acquisition;

                  (iv) the person or business to be acquired shall be, or shall be engaged in, a business of the type that Borrower and the Subsidiaries are permitted to be engaged in under Section 6.15 and the property acquired in connection with any such transaction shall be made subject to the Lien of the Security Documents in a manner reasonably satisfactory to the Collateral Agent and shall be free and clear of any Liens, other than (with respect to such property that does not consist of Equity Interests in any Subsidiary Guarantor) Permitted Liens;

                  (v) the Board of Directors of the person to be acquired shall not have indicated publicly its opposition to the consummation of such acquisition unless such opposition has been publicly withdrawn;

                  (vi) all transactions in connection therewith shall be consummated in accordance with all applicable laws of all applicable Governmental Authorities;

                  (vii) with respect to any transaction involving Acquisition Consideration of an amount equal to or greater than $15 million (except to the extent that such Acquisition Consideration consists solely of the capital stock of Borrower or any of its Subsidiaries and, after giving effect to such transaction on a Pro Forma Basis the Total Funded Debt Leverage Ratio of Borrower and its Subsidiaries is less than or equal to 2.00 to 1.00 for the most recently ended Test Period), unless the Administrative Agent shall otherwise agree, at least 5 Business Days prior to the date of consummation of the proposed transaction Borrower shall have provided the Administrative Agent and the Lenders with (A) audited financial statements for the last three fiscal years of the person or business to be acquired and unaudited financial statements thereof for the most recent interim period which are available, (B) reasonably detailed projections for the succeeding five years pertaining to the person or business to be acquired and updated projections for Borrower after giving effect to such transaction, (C) a reasonably detailed description of all material information relating thereto and copies of all material documentation pertaining to such transaction, and (D) all such other information and data relating to such transaction or the person or business to be acquired as may be reasonably requested by the Administrative Agent or the Required Lenders;

                  (viii) at least 5 Business Days prior to the date of consummation of the proposed transaction, Borrower shall have delivered to the Agents and the Lenders an Officers' Certificate certifying that
         (A) such transaction complies with this definition (which shall have attached thereto reasonably detailed backup data and calculations showing such compliance), and (B) such transaction could not reasonably be expected to result in a Material Adverse Effect; and

                  (ix) the Acquisition Consideration for such acquisition shall not exceed $15 million, and the aggregate amount of the Acquisition Consideration for all Permitted Acquisitions since the Closing Date shall not exceed $40 million (or, on and after the date on which the Total Funded Debt Leverage Ratio is less than or equal to
         1.75 to 1.00, $60 million) and any Equity Interests constituting all or a portion of such Acquisition Consideration shall not have a cash dividend requirement on or prior to the Final Maturing Date.

                  "PERMITTED COLLATERAL LIENS" means (i) Contested Liens (as defined in the Security Agreement) and (ii) the Liens described in clauses (a),
(b), (c), (d), (e), (f), (g), (h), (i), (j), (k), (l), (m), (n), (o) and (q) of
the definition of "Permitted Liens".

                  "PERMITTED LIENS" shall have the meaning assigned to such term in Section 6.02.

                  "PERMITTED NON-RECOURSE CREDIT SUPPORT" shall mean, as it relates to any Non-Recourse Indebtedness, (a) any credit support or liability consisting of reimbursement obligations in respect of Letters of Credit issued under, and subject to the terms of, Section 2.18 to support obligations of the applicable Subsidiary of Borrower that is an obligor with respect to such Non-Recourse Indebtedness and (b) any investments in the applicable Subsidiary of Borrower under such Non-Recourse Indebtedness permitted in accordance with
Section 6.04(b).

                  "PERMITTED REFINANCING INDEBTEDNESS" shall mean Indebtedness issued or incurred (including by means of the extension or renewal of existing Indebtedness) to refinance, refund, extend, renew or replace existing Indebtedness (such existing Indebtedness being referred to below as the "REFINANCED INDEBTEDNESS"); provided that (a) the principal amount of any such Permitted Refinancing Indebtedness shall not be greater than the principal amount of the applicable refinanced indebtedness plus the amount of any premiums or penalties and accrued and unpaid interest paid thereon and reasonable fees and expenses, in each case associated with such refinancing, refunding, extension, renewal or replacement, (b) any such Permitted Refinancing Indebtedness shall have a final maturity that is no sooner, and a weighted average life to maturity that is no shorter, than the applicable refinanced indebtedness, (c) if the applicable refinanced indebtedness or any guarantees thereof are subordinated to rights of the Secured Parties under the Loan Documents, any such Permitted Refinancing Indebtedness and any guarantees thereof shall remain subordinated to the rights of the Secured Parties under the Loan Documents on terms no less favorable to the Secured Parties, (d) the obligors in respect of such refinanced indebtedness immediately prior to such refinancing, refunding, extending, renewing or replacing and any additional person (other than a Loan Party) shall be the only obligors in respect of any such Permitted Refinancing Indebtedness, (e) any such Permitted Refinancing Indebtedness shall contain covenants and events of default and be benefited by guarantees, if any, which, taken as a whole, are determined in good faith by a Financial Officer of Borrower to be no less favorable to Borrower, the applicable Subsidiary or the Lenders in any material respect than the covenants and events of default or guarantees, if any, in respect of the applicable refinanced indebtedness and (f) if the applicable refinanced indebtedness is Non-Recourse Indebtedness, any such Permitted Refinancing Indebtedness shall be Non-Recourse Indebtedness.

                  "PERSON" shall mean any natural person, corporation, business trust, joint venture, association, company, limited liability company, partnership or government, or any agency or political subdivision thereof, in any case, whether acting in a personal, fiduciary or other capacity.

                  "PLAN" shall mean any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or
Section 412 of the Code or Section 302 of ERISA which is maintained or contributed to by any Company or its ERISA Affiliate or with respect to which any Company could incur liability (including under Section 4069 of ERISA).

                  "PREFERRED STOCK" shall mean, with respect to any person, any and all preferred or preference Equity Interests (however designated) of such person whether now outstanding or issued after the Closing Date.

                  "PREFERRED STOCK ISSUANCE" shall mean the issuance or sale by Borrower or any of its Subsidiaries of any Preferred Stock after the Closing Date (other than as permitted by Section 6.01).

                  "PREMISES" shall have the meaning assigned thereto in the applicable Mortgage.

                  "PRO FORMA BASIS" shall mean on a basis in accordance with GAAP and Regulation S-X and otherwise reasonably satisfactory to the Administrative Agent.

                  "PROJECT SUBSIDIARY" shall mean, at any time, each Subsidiary of Borrower that is formed for the sole purpose of financing, owning, acquiring, developing, constructing, operating or maintaining certain specified fixed or capital assets, including domestic and foreign water purification and desalination facilities, but only for so long as such Subsidiary is engaged in the financing, owning, acquiring, developing, constructing, operating or maintaining of such fixed or capital assets.

                  "PRO RATA PERCENTAGE" of any Revolving Lender at any time shall mean the percentage of the total Revolving Commitments of all Revolving Lenders represented by such Lender's Revolving Commitment.

                  "PROPERTY" shall mean any right, title or interest in or to property or assets of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible and including Equity Interests or other ownership interests of any person and whether now in existence or owned or hereafter entered into or acquired, including all Real Property.

                  "PURCHASE MONEY OBLIGATION" shall mean, for any person, the obligations of such person in respect of Indebtedness (including Capital Lease Obligations) incurred for the purpose of financing all or any part of the purchase price of any property (including Equity Interests of any person) or the cost of installation, construction or improvement of any property and any refinancing thereof; provided, however, that (i) such Indebtedness is incurred within 90 days after such acquisition of such property by such person and (ii) the amount of such Indebtedness does not exceed 100% of the cost of such acquisition, installation, construction or improvement, as the case may be.

                  "PURCHASE PRICE ESCROW AGREEMENT" shall mean that certain escrow agreement to be entered into on the Closing Date in accordance with
Section 1.03(a)(vi) of the Acquisition Agreement, pursuant to which a portion of the purchase price in respect of the Acquisition shall be deposited into escrow to secure certain obligations of the Sellers under the Acquisition Agreement.

                  "QUALIFIED CAPITAL STOCK" of any person shall mean any Equity Interests of such person that are not Disqualified Capital Stock.

                  "REAL PROPERTY" shall mean, collectively, all right, title and interest (including any leasehold estate) in and to any and all parcels of or interests in real property owned, leased or operated by any person, whether by lease, license or other means, together with, in each case, all easements, hereditaments and appurtenances relating thereto, all improvements and appurtenant fixtures and equipment, all general intangibles and contract rights and other property and rights incidental to the ownership, lease or operation thereof.

                  "REFINANCED TERM LOANS" shall have the meaning assigned to such term in Section 11.02(d).

                  "REFINANCING" shall mean the repayment in full and the termination of any commitment to make extensions of credit under all of the outstanding indebtedness of Borrower or any of its Subsidiaries listed on
Schedule 1.01(d).

                  "REGISTER" shall have the meaning assigned to such term in
Section 11.04(c).

                  "REGULATION D" shall mean Regulation D of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

                  "REGULATION S-X" shall mean Regulation S-X promulgated under the Securities Act.

                  "REGULATION T" shall mean Regulation T of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

                  "REGULATION U" shall mean Regulation U of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

                  "REGULATION X" shall mean Regulation X of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

                  "REIMBURSEMENT OBLIGATIONS" shall mean Borrower's obligations under Section 2.18(e) to reimburse LC Disbursements.

                  "RELEASE" shall mean any spilling, leaking, seepage, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, disposing, depositing, dispersing, emanating or migrating of any Hazardous Material in, into, onto or through the Environment.

                  "RENEWED RIGHTS AGREEMENT" shall mean the Renewed Rights Agreement, dated as of August 19, 1997 (as amended), between Ionics, Incorporated and BankBoston, N.A., as rights agent.

                  "REPLACEMENT TERM LOANS" shall have the meaning assigned to such term in Section 11.02(d).

                  "REQUIRED LENDERS" shall mean, at any time, Lenders having Loans, LC Exposure and unused Revolving Commitments and Term Loan Commitments representing more than 50% of the sum of all Loans outstanding, LC Exposure and unused Revolving Commitments and Term Loan Commitments at such time.

                  "REQUIREMENTS OF LAW" shall mean, collectively, any and all requirements of any Governmental Authority including any and all laws, ordinances, rules, regulations or similar statutes or case law and including all applicable environmental laws and regulations.

                  "RESPONSE" shall mean (a) "response" as such term is defined in CERCLA, 42 U.S.C. Section 9601(24), and (b) all other actions required by any Governmental Authority or voluntarily undertaken to (i) clean up, remove, treat, abate or in any other way address any Hazardous Material in the environment;
(ii) prevent the Release or threat of Release, or minimize the further Release, of any Hazardous Material; or (iii) perform studies and investigations in connection with, or as a precondition to, clause (i) or (ii) above.

                  "RESPONSIBLE OFFICER" of any person shall mean any executive officer or Financial Officer of such person and any other officer or similar official thereof with responsibility for the administration of the obligations of such person in respect of this Agreement.

                  "REVOLVING AVAILABILITY PERIOD" shall mean the period from and including the Closing Date to but excluding the earlier of (i) the Business Day preceding the Revolving Maturity Date and (ii) the date of termination of all of the Revolving Commitments.

                  "REVOLVING BORROWING" shall mean a Borrowing comprised of Revolving Loans.

                  "REVOLVING COMMITMENT" shall mean, with respect to each Lender, the commitment, if any, of such Lender to make revolving extensions of credit hereunder up to the amount set forth on Schedule I to the Lender Addendum executed and delivered by such Lender or by an amendment to this Agreement pursuant to Section 11.02(e), or in the Assignment and Acceptance pursuant to which such Lender assumed its Revolving Commitment, as applicable, as the same may be (a) reduced from time to time pursuant to Section 2.07 and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 11.04. The aggregate amount of the Lenders' Revolving Commitments on the Closing Date is $80 million, $60 million of which shall be available solely for the issuance of Letters of Credit hereunder and the remaining $20 million of which shall be available solely for the making of Revolving Loans.

                  "REVOLVING EXPOSURE" shall mean, with respect to any Lender at any time, the aggregate principal amount at such time of all outstanding Revolving Loans of such Lender, plus the aggregate amount at such time of such Lender's LC Exposure, plus the aggregate amount at such time of such Lender's Swingline Exposure.

                  "REVOLVING LENDER" shall mean a Lender with a Revolving Commitment.

                  "REVOLVING LOAN" shall mean a Loan made by the Lenders to Borrower pursuant to Section 2.01(b). Each Revolving Loan shall either be an ABR Revolving Loan or a Eurodollar Revolving Loan.

                  "REVOLVING LOAN COMMITMENT" shall mean, with respect to each Lender, the commitment, if any, of such Lender to make Revolving Loans under and as a part of such Lender's Revolving Commitment, which amount shall not exceed such Lender's Pro Rata Percentage of the Aggregate Revolving Loan Commitments.

                  "REVOLVING MATURITY DATE" shall mean the date which is five years after the Closing Date or, if such date is not a Business Day, the first Business Day thereafter.

                  "S&P" shall mean Standard & Poor's Rating Service.

                  "SALE AND LEASEBACK TRANSACTION" has the meaning assigned to such term in Section 6.03.

                  "SARBANES-OXLEY ACT" shall mean the United States Sarbanes-Oxley Act of 2002 and all rules and regulations promulgated thereunder.

                  "SDN LIST" shall have the meaning assigned to such term in
Section 6.21.

                  "SECURED PARTIES" shall mean, collectively, the Administrative Agent, the Collateral Agent, each other Agent, the Lenders, the Issuing Bank and each party to a Hedging Agreement relating to the Loans if at the date of entering into such Hedging Agreement such person was an Agent or a Lender or an Affiliate of an Agent or a

Lender and such person executes and delivers to the Administrative Agent a letter agreement in form and substance reasonably acceptable to the Administrative Agent pursuant to which such person (i) appoints the Collateral Agent as its agent under the applicable Loan Documents and (ii) agrees to be bound by the provisions of Sections 11.03 and 11.09.

                  "SECURITIES ACT" shall mean the Securities Act of 1933.

                  "SECURITY AGREEMENT" shall mean a Security Agreement substantially in the form of Exhibit M among the Loan Parties and Collateral Agent for the benefit of the Secured Parties.

                  "SECURITIES COLLATERAL" shall have the meaning assigned to such term in the Security Agreement.

                  "SECURITY AGREEMENT COLLATERAL" shall mean all property pledged or granted as collateral pursuant to the Security Agreement on the Closing Date or thereafter pursuant to Section 5.11.

                  "SECURITY DOCUMENTS" shall mean the Security Agreement, the Mortgages, each account control agreement and each other security document or pledge agreement delivered in accordance with applicable local or foreign law to grant a valid, perfected security interest in any property as collateral for the Obligations, and all UCC or other financing statements or instruments of perfection required by this Agreement, the Security Agreement, any Mortgage or any other such security document or pledge agreement to be filed with respect to the security interests in property and fixtures created pursuant to the Security Agreement or any Mortgage and any other document or instrument utilized to pledge as collateral for the Obligations any property.

                  "SELLER" and "SELLERS" shall have the meaning assigned to such term in the first recital hereto.

                  "STANDBY LETTER OF CREDIT" shall mean any standby letter of credit or similar instrument issued for the purpose of supporting (a) workers' compensation liabilities of Borrower or any of its Subsidiaries, (b) the obligations of third-party insurers of Borrower or any of its Subsidiaries arising by virtue of the laws of any jurisdiction requiring third-party insurers to obtain such letters of credit, (c) performance, payment, deposit or surety obligations of Borrower or any of its Subsidiaries if required by law or governmental rule or regulation or in accordance with custom and practice in the industry or (d) Indebtedness of Borrower or any of its Subsidiaries permitted to be incurred under Section 6.01.

                  "STATUTORY RESERVES" shall mean for any Interest Period for any Eurodollar Borrowing, the average maximum rate at which reserves (including any marginal, supplemental or emergency reserves) are required to be maintained during such Interest Period under Regulation D by member banks of the United States Federal Reserve System in New York City with deposits exceeding one billion dollars against "Eurodollar liabilities" (as such term is used in Regulation D). Eurodollar Borrowings shall be deemed to constitute Eurodollar liabilities and to be subject to such reserve requirements without benefit of or credit for proration, exceptions or offsets which may be available from time to time to any Lender under Regulation D.

                  "SUBORDINATED INDEBTEDNESS" shall mean Indebtedness of Borrower or any Guarantor that is by its terms subordinated in right of payment to the Obligations in a manner reasonably satisfactory to the Administrative Agent.

                  "SUBSIDIARY" shall mean, with respect to any person (the "PARENT") at any date, (i) any person the accounts of which would be consolidated with those of the parent in the parent's consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, (ii) any other corporation, limited liability company, association or other business entity of which securities or other ownership interests representing more than 50% of the voting power of all Equity Interests entitled (without regard to the occurrence of any contingency) to vote in the election of the Board of Directors thereof are, as of such date, owned, controlled or held by the parent and/or one or more subsidiaries of the parent, (iii) any partnership (a) the sole general partner or the managing general partner of which is the parent and/or one or more subsidiaries of the parent or (b) the only general partners of which are the parent and/or one or more subsidiaries of the parent and (iv) any other person that is otherwise Controlled by the parent and/or one or more subsidiaries of the parent. Unless the context requires otherwise, "Subsidiary" refers to a Subsidiary of Borrower.

                  "SUBSIDIARY GUARANTOR" shall mean each Subsidiary listed on
Schedule 1.01(e), and each other Subsidiary that is or becomes a party to this Agreement pursuant to Section 5.11.

                  "SUCCESSFUL SYNDICATION" shall mean a "successful syndication", under and as determined in accordance with the Fee Letter.

                  "SUPERMAJORITY LENDERS" shall mean at any time, Lenders having Loans, LC Exposure and unused Revolving Commitments and Term Loan Commitments representing at least 66 2/3% of the sum of all Loans outstanding, LC Exposure and unused Revolving Commitments and Term Loan Commitments at such time.

                  "SURVEY" shall mean a survey of any Mortgaged Property (and all improvements thereon) which is (a) (i) prepared by a surveyor or engineer licensed to perform surveys in the state where such Mortgaged Property is located, (ii) dated (or redated) not earlier than six months prior to the date of delivery thereof unless there shall have occurred within six months prior to such date of delivery any exterior construction on the site of such Mortgaged Property, in which event such survey shall be dated (or redated) after the completion of such construction or if such construction shall not have been completed as of such date of delivery, not earlier than 20 days prior to such date of delivery, (iii) certified by the surveyor (in a manner reasonably acceptable to the Administrative Agent) to the Administrative Agent, the Collateral Agent and the Title Company, (iv) complying in all respects with the minimum detail requirements of the American Land Title Association as such requirements are in effect on the date of preparation of such survey, (v) containing such Table A matters as may be reasonably required by the Collateral Agent and (vi) sufficient for the Title Company to remove all standard survey exceptions from the title insurance policy (or commitment) relating to such Mortgaged Property and issue the endorsements of the type required by Section 4.01(p)(iii) or (b) otherwise reasonably acceptable to the Collateral Agent.

                  "SWINGLINE COMMITMENT" shall mean the commitment of the Swingline Lender to make loans pursuant to Section 2.17, as the same may be reduced from time to time pursuant to Section 2.07 or Section 2.17. The amount of the Swingline Commitment shall initially be $7.5 million, but in no event shall exceed the Revolving Commitment.

                  "SWINGLINE EXPOSURE" shall mean at any time the aggregate principal amount at such time of all outstanding Swingline Loans. The Swingline Exposure of any Revolving Lender at any time shall equal its Pro Rata Percentage of the aggregate Swingline Exposure at such time.

                  "SWINGLINE LENDER" shall have the meaning assigned to such term in the preamble hereto.

                  "SWINGLINE LOAN" shall mean any loan made by the Swingline Lender pursuant to Section 2.17.

                  "SYNDICATION AGENTS" shall have the meaning assigned to such term in the preamble hereto.

                  "TAX RETURN" shall mean all returns, statements, filings, attachments and other documents or certifications required to be filed in respect of Taxes.

                  "TAXES" shall mean (i) any and all present or future taxes, duties, levies, imposts, assessments, deductions, withholdings or other similar charges imposed by any Governmental Authority, whether computed on a separate, consolidated, unitary, combined or other basis and any and all liabilities (including interest, fines, penalties or additions to tax) with respect to the foregoing, and (ii) any transferee, successor, joint and several, contractual or other liability (including liability pursuant to Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or non-U.S. law)) in respect of any item described in clause (i).

                  "TERM BORROWING" shall mean a Borrowing comprised of Term
Loans.

                  "TERM LOAN COMMITMENT" shall mean, with respect to each Lender, the commitment, if any, of such Lender to make a Term Loan hereunder on the Closing Date in the amount set forth on Schedule I to the Lender Addendum executed and delivered by such Lender. The aggregate amount of the Lenders' Term Loan Commitments is $175 million.

                  "TERM LOAN LENDER" shall mean a Lender with a Term Loan Commitment or an outstanding Term Loan.

                  "TERM LOAN MATURITY DATE" shall mean the date which is seven years after the Closing Date or, if such date is not a Business Day, the first Business Day thereafter.

                  "TERM LOAN REPAYMENT DATE" shall have the meaning assigned to such term in Section 2.09(a).

                  "TERM LOANS" shall mean the term loans made by the Lenders to Borrower pursuant to Section 2.01(a) or by an amendment to this Agreement pursuant to Section 11.02(e). Each Term Loan shall be either an ABR Term Loan or a Eurodollar Term Loan.

                  "TEST PERIOD" shall mean, at any time, the four consecutive fiscal quarters of Borrower then last ended (in each case taken as one accounting period).

                  "TITLE COMPANY" shall mean LandAmerica Financial Group and the following operating divisions thereof: Commonwealth Land Title Insurance Company, Lawyers Title Insurance Company, Transnational Title Insurance Company or any other title insurance company as shall be retained by Borrower and reasonably acceptable to the Administrative Agent.

                  "TITLE POLICY" shall have the meaning assigned to such term in
Section 4.01(p)(iii).

                  "TOTAL FUNDED DEBT LEVERAGE RATIO" shall mean, at any date of determination, the ratio of the aggregate amount of all Indebtedness of Borrower and its Subsidiaries (as determined on a consolidated basis in accordance with GAAP) on such date to Consolidated EBITDA for the Test Period then most recently ended.

                  "TOTAL LEVERAGE RATIO" shall mean, at any date of determination, the ratio of Consolidated Indebtedness (exclusive of Non-Recourse Indebtedness) on such date to Consolidated EBITDA for the Test Period then most recently ended.

                  "TRANSACTION DOCUMENTS" shall mean the Acquisition Documents, the Loan Documents and the other documents relating to the Transactions.

                  "TRANSACTIONS" shall mean, collectively, the transactions to occur on or prior to the Closing Date pursuant to the Transaction Documents, including (a) the consummation of the Acquisition; (b) the execution, delivery and performance of the Loan Documents and the initial borrowings hereunder; (c) the Equity Financing; (d) the Refinancing and (e) the payment of all fees and expenses to be paid on or prior to the Closing Date and owing in connection with the foregoing.

                  "TRANSFERRED GUARANTOR" shall have the meaning assigned to such term in Section 7.09.

                  "TYPE," when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the Adjusted LIBOR Rate or the Alternate Base Rate.

                  "UCC" shall mean the Uniform Commercial Code as in effect from time to time in any applicable state or jurisdiction.

                  "UK SUBSIDIARY REORGANIZATION" shall mean a transaction in which Ecolochem International, in connection with the Transactions, transfers all or substantially all of its assets to Ionics Ventures UK (or a wholly owned Subsidiary of Ionics Ventures UK formed for such purpose) for consideration consisting of a note receivable in an amount equal to approximately $52 million and common stock of Ionics Ventures UK (or such wholly owned Subsidiary) and certain other transactions intended to facilitate the foregoing; provided that
(i) such transactions shall be consummated on or before March 31, 2004, (ii) Borrower shall have received an opinion of a nationally recognized accounting firm or law firm to the effect that none of the Loan Parties should recognize a material amount of taxable income for United States federal income tax purposes solely as a result of such transactions, (iii) after giving effect to such transactions, any Indebtedness arising in connection with such transaction shall be subordinated to the Secured Obligations in accordance with the terms and conditions of the Intercompany Note and Section 7.04(d) and (iv) such transactions shall be on terms and conditions reasonably satisfactory to the Administrative Agent.

                  "UNITED STATES" shall mean the United States of America.

                  "VOTING STOCK" shall mean, with respect to any person, any class or classes of Equity Interests pursuant to which the holders thereof have the general voting power under ordinary circumstances to elect at least a majority of the Board of Directors of such person.

                  "WHOLLY OWNED SUBSIDIARY" shall mean, as to any person, (a) any corporation 100% of whose capital stock (other than directors' qualifying shares) is at the time owned by such person and/or one or more Wholly Owned Subsidiaries of such person and (b) any partnership, association, joint venture, limited liability company or other entity in which such person and/or one or more Wholly Owned Subsidiaries of such person have a 100% equity interest at such time.

                  "WITHDRAWAL LIABILITY" shall mean liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

                  "338 ESCROW AGREEMENT" shall mean that certain escrow agreement to be entered into on the Closing Date in accordance with Section 1.05(f) of the Acquisition Agreement, pursuant to which Borrower shall deposit certain funds into escrow to secure its obligations to the Sellers under Section
1.05 of the Acquisition Agreement.

                  SECTION 1.02      CLASSIFICATION OF LOANS AND BORROWINGS.
For purposes of this Agreement, Loans may be classified and referred to by Class (e.g., a "Revolving Loan") or by Type (e.g., a "Eurodollar Loan") or by Class and Type (e.g., a "Eurodollar Revolving Loan"). Borrowings also may be classified and referred to by Class (e.g., a "Revolving Borrowing," "Borrowing of Term Loans") or by Type (e.g., a "Eurodollar Borrowing") or by Class and Type (e.g., a "Eurodollar Revolving Borrowing").

                  SECTION 1.03      TERMS GENERALLY. The definitions of
terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include," "includes" and "including" shall be deemed to be followed by the phrase "without limitation". The word "will" shall be construed to have the same meaning and effect as the word "shall." Unless the context requires otherwise (a) any definition of or reference to any Loan Document, agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any person shall be construed to include such person's successors and assigns, (c) the words "herein," "hereof" and "hereunder," and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof and
(d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement, unless otherwise indicated.

                  SECTION 1.04      ACCOUNTING TERMS; GAAP. Except as
otherwise expressly provided herein, all financial statements to be delivered pursuant to this Agreement shall be prepared in accordance with GAAP as in effect from time to time and all terms of an accounting or financial nature shall be construed and interpreted in accordance with GAAP, as in effect on the date hereof unless otherwise agreed to by Borrower and the Required Lenders.

                  SECTION 1.05 RESOLUTION OF DRAFTING AMBIGUITIES. Each Loan Party acknowledges and agrees that it was represented by counsel in connection with the execution and delivery of the Loan Documents to which it is a party, that it and its counsel reviewed and participated in the preparation and negotiation hereof and thereof and that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be employed in the interpretation hereof or thereof.

                                   ARTICLE II

                                   THE CREDITS

                  SECTION 2.01 COMMITMENTS. Subject to the terms and conditions and relying upon the representations and warranties herein set forth, each Lender agrees, severally and not jointly:

                  (a) (i) to make a Term Loan to Borrower on the Closing Date in the principal amount not to exceed its Term Loan Commitment; and

                  (b) to make Revolving Loans to Borrower, at any time and from time to time after the Closing Date until the earlier of the Revolving Maturity Date and the termination of the entire amount of the Revolving Commitment of such Lender in accordance with the terms hereof, in an aggregate principal amount at any time outstanding that will not result in (a) such Lender's Revolving Exposure exceeding such Lender's Revolving Commitment or (b) such Lender's outstanding Revolving Loans and Swingline Exposure exceeding such Lender's Revolving Loan Commitment.

                  Amounts paid or prepaid in respect of Term Loans may not be reborrowed. Within the limits set forth in clause (b) above and subject to the terms, conditions and limitations set forth herein, Borrower may borrow, pay or prepay and reborrow Revolving Loans.

                  SECTION 2.02      LOANS. (a) Each Loan (other than
Swingline Loans) shall be made as part of a Borrowing consisting of Loans made by the Lenders ratably in accordance with their applicable Commitments; provided that the failure of any Lender to make any Loan shall not in itself relieve any other Lender of its obligation to lend hereunder (it being understood, however, that no Lender shall be responsible for the failure of any other Lender to make any Loan required to be made by such other Lender). Except for Loans deemed made pursuant to Section 2.18(e)(ii), Loans comprising any Borrowing shall be in an aggregate principal amount that is (i) an integral multiple of $1 million and not less than $2 million or (ii) if less, equal to the remaining available balance of the applicable Commitments.

                  (b) Subject to Sections 2.11 and 2.12, each Borrowing shall be comprised entirely of ABR Loans or entirely of Eurodollar Loans as Borrower may request pursuant to Section 2.03. Each Lender may at its option make any Eurodollar Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Eurodollar Loan; provided that any exercise of such option shall not affect the obligation of Borrower to repay such Eurodollar Loan in accordance with the terms of this Agreement. Borrowings of more than one Type may be outstanding at the same time; provided that Borrower shall not be entitled to request any Borrowing that, if made, would result in more than five Eurodollar Borrowings outstanding hereunder at any one time. For purposes of the foregoing, Borrowings having different Interest Periods, regardless of whether they commence on the same date, shall be considered separate Borrowings.

                  (c) Except with respect to Loans made pursuant to Section 2.18(e)(ii), each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds to such account in New York City as the Administrative Agent may designate not later than 11:00 a.m., New York City time, and the Administrative Agent shall promptly credit the amounts so received to an account maintained by the Administrative Agent and then distributed as directed by Borrower in the applicable Borrowing Request or, if a Borrowing shall not occur on such date because any condition precedent herein specified shall not have been met, return the amounts so received to the respective Lenders.

                  (d) Unless the Administrative Agent shall have received notice from a Lender prior to the date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender's portion of such Borrowing, the Administrative Agent may assume that such Lender has made such portion available to the Administrative Agent on the date of such Borrowing in accordance with paragraph (c) above, and the Administrative Agent may, in reliance upon such assumption, make available to Borrower on such date a corresponding amount. If the Administrative Agent shall have so made funds available, then, to the extent that such Lender shall not have made such portion available to the Administrative Agent, each of such Lender and Borrower severally agrees to repay to the Administrative Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to Borrower until the date such amount is repaid to the Administrative Agent at (i) in the case of Borrower, the interest rate applicable at the time to the Loans comprising such Borrowing and (ii) in the case of such Lender, the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation. If such Lender shall repay to the Administrative Agent such corresponding amount, such amount (exclusive of any interest paid thereon by the applicable Lender in accordance with the immediately preceding sentence) shall constitute such Lender's Loan as part of such Borrowing for purposes of this Agreement, and Borrower's obligation to repay the Administrative Agent such corresponding amount pursuant to this Section 2.02(d) shall cease.

                  (e) Notwithstanding any other provision of this Agreement, Borrower shall not be entitled to request, or to elect to convert or continue, any Borrowing if the Interest Period requested with respect thereto would end after the Revolving Maturity Date or Term Loan Maturity Date, as applicable.

                  SECTION 2.03      BORROWING PROCEDURE. To request a
Revolving Borrowing or Term Borrowing, Borrower shall deliver, by hand delivery or telecopy, a duly completed and executed Borrowing Request to the Administrative Agent (i) in the case of a Eurodollar Borrowing, not later than 11:00 a.m., New York City time, three Business Days before the date of the proposed Borrowing or (ii) in the case of an ABR Borrowing, not later than 9:00 a.m., New York City time, on the date of the proposed Borrowing. Each Borrowing Request shall be irrevocable and shall specify the following information in compliance with Section 2.02:

                  (a) whether the requested Borrowing is to be a Borrowing of Revolving Loans or Term Loans;

                  (b)      the aggregate amount of the requested Borrowing;

                  (c)      the date of such Borrowing, which shall be a Business
         Day;

                  (d) whether such Borrowing is to be an ABR Borrowing or a Eurodollar Borrowing;

                  (e) in the case of a Eurodollar Borrowing, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term "Interest Period"; provided that until the date on which the Administrative Agent shall have notified Borrower that a Successful Syndication has been achieved, the Interest Period shall be seven days;

                  (f) the location and number of Borrower's account to which funds are to be disbursed, which shall comply with the requirements of Section 2.02(c); and

                  (g) that the conditions set forth in Sections 4.02(b)-(d) have been satisfied as of the date of the notice.

                  If no election as to the Type of Borrowing is specified, then the requested Borrowing shall be an ABR Borrowing. If no Interest Period is specified with respect to any requested Eurodollar Revolving Borrowing, then Borrower shall be deemed to have selected an Interest Period of one month's duration (subject to the proviso in clause (e) above). Promptly following receipt of a Borrowing Request in accordance with this Section, the Administrative Agent shall advise each Lender of the details thereof and of the amount of such Lender's Loan to be made as part of the requested Borrowing.

                  SECTION 2.04      EVIDENCE OF DEBT; REPAYMENT OF LOANS.
(a) Borrower hereby unconditionally promises to pay (i) to the Administrative Agent for the account of each Term Loan Lender, the principal amount of each Term Loan of such Term Loan Lender as provided in Section 2.09, (ii) to the Administrative Agent for the account of each Revolving Lender, the then unpaid principal amount of each Revolving Loan of such Revolving Lender on the Revolving Maturity Date and (iii) to the Swingline Lender, the then unpaid principal amount of each Swingline Loan on the earlier of the Revolving Maturity Date and the first date after such Swingline Loan is made that is the 15th or last day of a calendar month and is at least two Business Days after such Swingline Loan is made; provided that on each date that a Revolving Borrowing is made, Borrower shall repay all Swingline Loans that were outstanding on the date such Borrowing was requested.

                  (b) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of Borrower to such Lender resulting from each Loan made by such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time under this Agreement.

                  (c) The Administrative Agent shall maintain accounts in which it will record (i) the amount of each Loan made hereunder, the Type and Class thereof and the Interest Period applicable thereto; (ii) the amount of any principal or interest due and payable or to become due and payable from Borrower to each Lender hereunder; and (iii) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender's share thereof.

                  (d) The entries made in the accounts maintained pursuant to paragraphs (b) and (c) above shall be prima facie evidence of the existence and amounts of the obligations therein recorded; provided that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligations of Borrower to repay the Loans in accordance with their terms.

                  (e) Any Lender by written notice to Borrower (with a copy to the Administrative Agent) may request that Loans of any Class made by it be evidenced by a promissory note. In such event, Borrower shall prepare, execute and deliver to such Lender a promissory note payable to the order of such Lender (or, if requested by such Lender, to such Lender and its registered assigns) in the form of Exhibit K-I, K-2 or K-3, as the case may be. Thereafter, the Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 11.04) be represented by one or more promissory notes in such form payable to the order of the payee named therein (or, if such promissory note is a registered note, to such payee and its registered assigns).

                  SECTION 2.05      FEES.

                  (a) Commitment Fee. Borrower agrees to pay to the Administrative Agent for the account of each Lender a commitment fee (a "COMMITMENT FEE") equal to 0.50% per annum on the average daily unused amount of each Commitment of such Lender during the period from and including the date hereof to but excluding the date on which such Commitment terminates. Accrued Commitment Fees shall be payable in arrears (A) on the last Business Day of March, June, September and December of each year, commencing on the first such date to occur after the date hereof, and (B) on the date on which such Commitment terminates. Commitment Fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day). For purposes of computing Commitment Fees with respect to Revolving Commitments, a Revolving Commitment of a Lender shall be deemed to be used to the extent of the outstanding Revolving Loans and LC Exposure of such Lender (and the Swingline Exposure of such Lender shall be disregarded for such purpose).

                  (b) Administrative Agent Fees. Borrower agrees to pay to the Administrative Agent, for its own account, the administrative fees set forth in the Fee Letter or such other fees payable in the amounts and at the times separately agreed upon between Borrower and the Administrative Agent (the "ADMINISTRATIVE AGENT FEES").

                  (c) LC and Fronting Fees. Borrower agrees to pay (i) to the Administrative Agent for the account of each Revolving Lender a participation fee ("LC PARTICIPATION FEE") with respect to its participations in Letters of Credit, which shall accrue at a rate equal to the Applicable Margin (together with any additional interest that may then be applicable pursuant to Section 2.06(c)) from time to time used to determine the interest rate on Eurodollar Revolving Loans pursuant to Section 2.06 on the average daily amount of such Lender's LC Exposure (excluding any portion thereof attributable to Reimbursement Obligations) during the period from and including the Closing Date to but excluding the later of the date on which such Lender's Revolving Commitment terminates and the date on which such Lender ceases to have any LC Exposure, and (ii) to the Issuing Bank a fronting fee ("FRONTING FEE"), which shall accrue at the rate of 0.125% per annum on the average daily amount of the LC Exposure (excluding any portion thereof attributable to Reimbursement Obligations) during the period from and including the Closing Date to but excluding the later of the date of termination of the Revolving Commitments and the date on which there ceases to be any LC Exposure, as well as the Issuing Bank's customary fees with respect to the administration, negotiation, issuance, amendment, renewal or extension of any Letter of Credit or processing of drawings thereunder. Accrued LC Participation Fees and Fronting Fees shall be payable in arrears (i) on the last Business Day of March, June, September and December of each year, commencing on the first such date to occur after the Closing Date, and (ii) on the date on which the Revolving Commitments terminate. Any such fees accruing after the date on which the Revolving Commitments terminate shall be payable on demand. Any other fees payable to the Issuing Bank pursuant to this paragraph shall be payable within 10 days after demand therefor. All LC Participation Fees and Fronting Fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

                  (d) All Fees shall be paid on the dates due, in immediately available funds in dollars, to the Administrative Agent for distribution, if and as appropriate, among the Lenders, except that Borrower shall pay the Fronting Fees directly to the Issuing Bank. Once paid, none of the Fees shall be refundable under any circumstances.

                  SECTION 2.06 INTEREST ON LOANS. (a) Subject to the provisions of Section 2.06(c), the Loans comprising each ABR Borrowing, including each Swingline Loan, shall bear interest at a rate per annum equal to the Alternate Base Rate plus the Applicable Margin in effect from time to time.

                  (b) Subject to the provisions of Section 2.06(c), the Loans comprising each Eurodollar Borrowing shall bear interest at a rate per annum equal to the Adjusted LIBOR Rate for the Interest Period in effect for such Borrowing plus the Applicable Margin in effect from time to time.

                  (c) Notwithstanding the foregoing, during a Default, all Obligations shall, to the extent permitted by applicable law, bear interest, after as well as before judgment, at a per annum rate equal to (i) in the case of principal of or interest on any Loan, 2% plus the rate applicable to such Loan at such time as provided in the preceding paragraphs of this Section 2.06 or (ii) in the case of any other amount, 2% plus the rate applicable to ABR Revolving Loans as provided in Section 2.06(a).

                  (d) Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan; provided that (i) interest accrued pursuant to Section 2.06(c) shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan (other than a prepayment of an ABR Revolving Loan or a Swingline Loan), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (iii) in the event of any conversion of any Eurodollar Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion.

                  (e) All interest hereunder shall be computed on the basis of a year of 360 days, except that interest computed by reference to the Alternate Base Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day). The applicable Alternate Base Rate or Adjusted LIBOR Rate shall be determined by the Administrative Agent in accordance with the provisions of this Agreement and such determination shall be conclusive absent manifest error.

                  SECTION 2.07      TERMINATION AND REDUCTION OF COMMITMENTS.
(a) The Term Loan Commitments shall automatically terminate at 5:00 p.m., New York City time, on the Closing Date. The Revolving Commitments, the Swingline Commitment and the LC Commitment shall automatically terminate on the Revolving Maturity Date. Notwithstanding the foregoing, all the Commitments shall automatically terminate at 5:00 p.m., New York City time, on March 31, 2004, if the initial Credit Extension shall not have occurred by such time.

                  (b) At its option, Borrower may at any time terminate, or from time to time permanently reduce, the Commitments of any Class; provided that (i) each reduction of the Commitments of any Class shall be in an amount that is an integral multiple of $1 million and not less than $5 million, (ii) the Revolving Commitments shall not be terminated or reduced if, after giving effect to any concurrent prepayment of the Revolving Loans in accordance with
Section 2.10, the aggregate amount of Revolving Exposures would exceed the aggregate amount of Revolving Commitments and (iii) any reduction of the Revolving Commitments shall reduce the Aggregate Revolving Loan Commitments and the LC Commitment on a pro rata basis.

                  (c) Borrower shall notify the Administrative Agent in writing of any election to terminate or reduce the Commitments under Section 2.07(b) at least three Business Days prior to the effective date of such termination or reduction, specifying such election and the effective date thereof. Promptly following receipt of any notice, the Administrative Agent shall advise the Lenders of the contents thereof. Each notice delivered by Borrower pursuant to this Section shall be irrevocable. Any termination or reduction of the Commitments of any Class shall be permanent. Each reduction of the Commitments of any Class shall be made ratably among the Lenders in accordance with their respective Commitments of such Class.

                  SECTION 2.08 INTEREST ELECTIONS. (a) Each Revolving Borrowing and Term Borrowing initially shall be of the Type specified in the applicable Borrowing Request and, in the case of a Eurodollar Borrowing, shall have an initial Interest Period as specified in such Borrowing Request. Thereafter, Borrower may elect to convert such Borrowing to a different Type or to continue such Borrowing and, in the case of a Eurodollar Borrowing, may elect Interest Periods therefor, all as provided in this Section. Borrower may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing. Notwithstanding anything to the contrary, Borrower shall not be entitled to request any conversion or continuation that, if made, would result in more than five Eurodollar Borrowings outstanding hereunder at any one time. This Section shall not apply to Swingline Borrowings, which may not be converted or continued.

                  (b) To make an election pursuant to this Section, Borrower shall deliver, by hand delivery or telecopy, a duly completed and executed Interest Election Request to the Administrative Agent not later than the time that a Borrowing Request would be required under Section 2.03 if Borrower were requesting a Revolving Borrowing or Term Borrowing of the Type resulting from such election to be made on the effective date of such election. Each Interest Election Request shall be irrevocable.

                  (c) Each Interest Election Request shall specify the following information in compliance with Section 2.02:

                  (i) the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, or if outstanding Borrowings are being combined, allocation to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Borrowing);

                  (ii) the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;

                  (iii) whether the resulting Borrowing is to be an ABR Borrowing or a Eurodollar Borrowing; and

                  (iv) if the resulting Borrowing is a Eurodollar Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term "Interest Period"; provided that until the date on which the Administrative Agent shall have notified Borrower that a Successful Syndication has been achieved, the Interest Period shall be seven days.

If any such Interest Election Request requests a Eurodollar Borrowing but does not specify an Interest Period, then Borrower shall be deemed to have selected an Interest Period of one month's duration (subject to the proviso in clause
(iv) above).

                  (d) Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each Lender of the details thereof and of such Lender's portion of each resulting Borrowing.

                  (e) If an Interest Election Request with respect to a Eurodollar Borrowing is not timely delivered prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall be converted to an ABR Borrowing. Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing, the Administrative Agent or the Required Lenders may require, by notice to Borrower, that (i) no outstanding Borrowing may be converted to or continued as a Eurodollar Borrowing and (ii) unless repaid, each Eurodollar Borrowing shall be converted to an ABR Borrowing at the end of the Interest Period applicable thereto.

                  SECTION 2.09 AMORTIZATION OF TERM BORROWINGS. (a) Borrower shall pay to the Administrative Agent, for the account of the Lenders, on the dates set forth on Annex II, or if any such date is not a Business Day, on the immediately preceding Business Day (each such date, a "TERM LOAN REPAYMENT DATE"), a principal amount of the Term Loans equal to the amount set forth on Annex II for such date (as adjusted from time to time pursuant to Section 2.10(g)), together in each case with accrued and unpaid interest on the principal amount to be paid to but excluding the date of such payment.

                  (b) To the extent not previously paid, Term Loans shall be due and payable on the Term Loan Maturity Date.

                  SECTION 2.10      OPTIONAL AND MANDATORY PREPAYMENTS OF LOANS.

                  (a) Optional Prepayments. Borrower shall have the right at any time and from time to time to prepay any Borrowing, in whole or in part, subject to the requirements of this Section 2.10; provided that each partial prepayment shall be in an amount that is an integral multiple of $1 million and not less than $5 million.

                  (b) Mandatory Revolving Loan Prepayments. (i) In the event of the termination of all the Revolving Commitments, Borrower shall, on the date of such termination, repay or prepay all outstanding Revolving Borrowings and all outstanding Swingline Loans and replace all outstanding Letters of Credit or cash collateralize all outstanding Letter of Credit in accordance with the procedures set forth in Section 2.18(i).

                  (ii) In the event of any partial reduction of the Revolving Commitments, then (x) at or prior to the effective date of such reduction, the Administrative Agent shall notify Borrower and the Revolving Lenders of the sum of the Revolving Exposures after giving effect thereto and
(y) if the sum of the Revolving Exposures would exceed the aggregate amount of Revolving Commitments after giving effect to such reduction, then Borrower shall, on the date of such reduction, first, repay or prepay Swingline Loans, second, repay or prepay Revolving Borrowings and third, replace outstanding Letters of Credit or cash collateralize outstanding Letters of Credit in accordance with the procedures set forth in Section 2.18(i), in an aggregate amount sufficient to eliminate such excess.

                  (iii) In the event that the sum of all Lenders' Revolving Exposures exceeds the Revolving Commitments then in effect, Borrower shall, without notice or demand, immediately first, repay or prepay Revolving Borrowings, and second, replace outstanding Letters of Credit or cash collateralize outstanding Letters of Credit in accordance with the procedures set forth in Section 2.18(i), in an aggregate amount sufficient to eliminate such excess.

                  (iv) In the event that the aggregate amount of outstanding Revolving Loans and Swingline Loans exceeds the Aggregate Revolving Loan Commitments, Borrower shall, without notice or demand, immediately repay or prepay Revolving Loans and/or Swingline Loans in an aggregate amount sufficient to eliminate such excess.

                  (v) In the event that the aggregate LC Exposure exceeds the LC Commitment then in effect, Borrower shall, without notice or demand, immediately replace outstanding Letters of Credit or cash collateralize outstanding Letters of Credit in accordance with the procedures set forth in
Section 2.18(i), in an aggregate amount sufficient to eliminate such excess.

                  (c) Mandatory Asset Sale Prepayments. Not later than one Business Day following the receipt of any Net Cash Proceeds of any Asset Sale by Borrower or any of its Subsidiaries, Borrower shall apply an amount equal to 100% of such Net Cash Proceeds to make prepayments in accordance with Sections 2.10(g) and (h); provided that:

                  (i) so long as no Default shall then exist or would arise therefrom, no such prepayment shall be required under this Section 2.10(c) with respect to (A) any Asset Sale permitted by Section 6.06(a), (B) the disposition of property which constitutes a Casualty Event, or (C) Asset Sales for fair market value resulting in no more than $100,000 in Net Cash Proceeds per Asset Sale (or series of related Asset Sales) and less than $3 million in Net Cash Proceeds in any fiscal year; provided that clause (C) shall not apply in the case of any Asset Sale described in clause (b) of the definition thereof or, with respect to Net Cash Proceeds in an amount not to exceed $15 million in the aggregate, Section 6.06(c); and

                  (ii) so long as no Default shall then exist or would arise therefrom, the Net Cash Proceeds in an aggregate amount not to exceed $25 million in any fiscal year in respect of any Asset Sales permitted under Section 6.06(c) (to the extent not excluded from the prepayment requirement pursuant to paragraph (c)(i) above) and any other Asset Sales shall not be required to be so applied on such date to the extent that (A) Borrower shall have delivered an Officers' Certificate to the Administrative Agent on or prior to such date stating that such Net Cash Proceeds are expected to be reinvested in fixed or capital assets within 365 days following the date of such Asset Sale (which Officers' Certificate shall set forth the estimates of the proceeds to be so expended); and (B) all Net Cash Proceeds in respect of all Asset Sales (other than those referred to in clause (C) of Section 2.10(c)(i)) in excess of $3 million in the aggregate at any time shall be held in the Collateral Account and released therefrom only in accordance with the provisions of Article IX; provided that if all or any portion of such Net Cash Proceeds is not so reinvested within such 365-day period, such unused portion shall be applied on the last day of such period as a mandatory prepayment as provided in this Section 2.10(c); and provided, further, that if the property subject to such Asset Sale constituted Collateral, then all property purchased with the Net Cash Proceeds thereof pursuant to this subsection shall be made subject to the Lien of the applicable Security Documents in favor of the Collateral Agent, for its benefit and for the benefit of the other Secured Parties in accordance with Sections 5.11 and 5.12.

                  (d) Mandatory Debt or Preferred Stock Issuance Prepayment. Not later than one Business Day following the receipt of any Net Cash Proceeds of any Debt Issuance or Preferred Stock

Issuance by Borrower or any of its Subsidiaries, Borrower shall make prepayments in accordance with Sections 2.10(g) and (h) in an aggregate principal amount equal to 100% of such Net Cash Proceeds.

                  (e) Casualty Events. Not later than one Business Day following the receipt of any Net Cash Proceeds from a Casualty Event by Borrower or any of its Subsidiaries, Borrower shall apply an amount equal to 100% of such Net Cash Proceeds to make prepayments in accordance with Sections 2.10(g) and
(h); provided that:

                  (i) so long as no Default shall then exist or arise therefrom, such proceeds shall not be required to be so applied on such date to the extent that Borrower shall have delivered an Officers' Certificate to the Administrative Agent on or prior to such date stating that such proceeds are expected to be used to repair, replace or restore any property in respect of which such Net Cash Proceeds were paid, no later than 365 days following the date of receipt of such proceeds; provided that if the property subject to such Casualty Event constituted Collateral under the Security Documents, then all property purchased with the Net Cash Proceeds thereof pursuant to this subsection shall be made subject to the Lien of the applicable Security Documents in favor of the Collateral Agent, for its benefit and for the benefit of the other Secured Parties in accordance with Sections 5.11 and 5.12;

                  (ii) all Net Cash Proceeds in respect of all Casualty Events in excess of $3 million in the aggregate shall be held in the Collateral Account and released therefrom only in accordance with the provisions of Article IX; and

                  (iii) if any portion of such Net Cash Proceeds shall not be so applied within such 365-day period, such unused portion shall be applied on the last day of such period as a mandatory prepayment as provided in this Section 2.10(e).

                  (f) Mandatory Excess Cash Flow Prepayment. No later than the earlier of (i) 90 days after the end of each Excess Cash Flow Period and (ii) the date on which the financial statements with respect to such fiscal year in which such Excess Cash Flow Period occurs are delivered pursuant to Section 5.01(a), Borrower shall make prepayments in accordance with Sections 2.10(g) and (h) in an aggregate principal amount equal to 50% of Excess Cash Flow for such Excess Cash Flow Period unless the Total Funded Debt Leverage Ratio for the Test Period ending on the last day of such Excess Cash Flow Period is equal to or less than 2.50 to 1.00, in which case no such prepayment shall be required.

                  (g) Application of Prepayments. (i) Prior to any optional or mandatory prepayment hereunder, Borrower shall select the Borrowing or Borrowings to be prepaid and shall specify such selection in the notice of such prepayment pursuant to Section 2.10(h), subject to the provisions of this Section 2.10(g). Any prepayments of Loans required or made pursuant to Section 2.10 (a), (c), (d), (e) or (f) shall be applied to reduce scheduled amortization payments required under
         Section 2.09(a), on a pro rata basis among such amortization payments as are remaining to be made on each remaining Term Loan Repayment Date. After application of mandatory prepayments described above in this
         Section 2.10(g) and to the extent there are mandatory prepayment amounts remaining after such application in respect of any prepayment required pursuant to Section 2.10(c) or (f), the Revolving Commitments shall be permanently reduced ratably among the Revolving Lenders in accordance with their applicable Revolving Commitments in an aggregate amount equal to such excess, and Borrower shall comply with Section 2.10(b).

                  (ii) Amounts to be applied pursuant to this Section 2.10 to the prepayment of Term Loans and Revolving Loans shall be applied, as applicable, first to reduce outstanding ABR Term Loans and ABR Revolving Loans, respectively. Any amounts remaining after each such application shall be applied to prepay Eurodollar Term Loans or Eurodollar Revolving Loans, as applicable. Notwithstanding the foregoing, if the amount of any prepayment of Loans required under this Section 2.10 shall be in excess of the amount of the ABR Loans at the time outstanding (an "EXCESS AMOUNT"), only the portion of the amount of such prepayment as is equal to the amount of such outstanding ABR Loans shall be immediately prepaid and, at the election of Borrower, the balance of such required prepayment shall be either (A) deposited in the Collateral Account and applied to the prepayment of Eurodollar Loans on the last day of the then next-expiring Interest Period for Eurodollar Loans; provided that (i) interest in respect of such Excess Amount shall continue to accrue thereon at the rate provided hereunder for the Loans which such Excess Amount is intended to repay until such Excess Amount shall have been used in full to repay such Loans and
(ii) at any time while an Event of Default has occurred and is continuing, the Administrative Agent may, and upon written direction from the Required Lenders shall, apply any or all proceeds then on deposit in the Collateral Account to the payment of such Loans in an amount equal to such Excess Amount or (B) prepaid immediately, together with any amounts owing to the Lenders under
Section 2.13.

                  (h) Notice of Prepayment. Borrower shall notify the Administrative Agent (and, in the case of prepayment of a Swingline Loan, the Swingline Lender) by written notice of any prepayment hereunder (i) in the case of prepayment of a Eurodollar Borrowing, not later than 11:00 a.m., New York City time, three Business Days before the date of prepayment, (ii) in the case of prepayment of an ABR Borrowing, not later than 11:00 a.m., New York City time, one Business Day before the date of prepayment and (iii) in the case of prepayment of a Swingline Loan, not later than 11:00 a.m., New York City time, on the date of prepayment. Each such notice shall be irrevocable. Each such notice shall specify the prepayment date, the principal amount of each Borrowing or portion thereof to be prepaid and, in the case of a mandatory prepayment, a reasonably detailed calculation of the amount of such prepayment. Promptly following receipt of any such notice (other than a notice relating solely to Swingline Loans), the Administrative Agent shall advise the Lenders of the contents thereof. Such notice to the Lenders may be by electronic communication. Each partial prepayment of any Borrowing shall be in an amount that would be permitted in the case of a Credit Extension of the same Type as provided in
Section 2.02, except as necessary to apply fully the required amount of a mandatory prepayment. Each prepayment of a Borrowing shall be applied ratably to the Loans included in the prepaid Borrowing and otherwise in accordance with this Section 2.10. Prepayments shall be accompanied by accrued interest to the extent required by Section 2.06.

                  SECTION 2.11 ALTERNATE RATE OF INTEREST. If prior to the commencement of any Interest Period for a Eurodollar Borrowing:

                  (a) the Administrative Agent reasonably determines (which determination shall be final and conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the Adjusted LIBOR Rate for such Interest Period; or

                  (b) the Administrative Agent is advised in writing by the Required Lenders that the Adjusted LIBOR Rate for such Interest Period will not adequately and fairly reflect the cost to such Lenders of making or maintaining their Loans included in such Borrowing for such Interest Period;

then the Administrative Agent shall give written notice thereof to Borrower and the Lenders as promptly as practicable thereafter and, until the Administrative Agent notifies Borrower and the Lenders that the circumstances giving rise to such notice no longer exist, (i) any Interest Election Request that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a Eurodollar Borrowing shall be ineffective and (ii) if any Borrowing Request requests a Eurodollar Borrowing, such Borrowing shall be made as an ABR Borrowing.

                  SECTION 2.12      INCREASED COSTS. (a) If any Change in
Law shall:

                  (i) impose, modify or deem applicable any reserve, special deposit or similar requirement against property of, deposits with or for the account of, or credit extended by, any Lender (except any such reserve requirement reflected in the Adjusted LIBOR Rate) or the Issuing Bank; or

                  (ii) impose on any Lender or the Issuing Bank or the London interbank market any other condition affecting this Agreement or Eurodollar Loans made by such Lender or any Letter of Credit or participation therein;

and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any Eurodollar Loan (or of maintaining its obligation to make any such Loan) or to increase the cost to such Lender, the Issuing Bank or such Lender's or the Issuing Bank's holding company, if any, of participating in, issuing or maintaining any Letter of Credit or to reduce the amount of any sum received or receivable by such Lender or the Issuing Bank hereunder (whether of principal, interest or otherwise), then Borrower will pay to such Lender or the Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or the Issuing Bank, as the case may be, for such additional costs incurred or reduction suffered, it being understood that this Section 2.12 shall not apply to Taxes.

                  (b) If any Lender or the Issuing Bank reasonably determines in good faith (which determination shall be final and conclusive absent manifest error) that any Change in Law regarding capital requirements has or would have the effect of reducing the rate of return on such Lender's or the Issuing Bank's capital or on the capital of such Lender's or the Issuing Bank's holding company, if any, as a consequence of this Agreement or the Loans made by, or participations in Letters of Credit held by, such Lender, or the Letters of Credit issued by the Issuing Bank, to a level below that which such Lender or the Issuing Bank or such Lender's or the Issuing Bank's holding company could have achieved but for such Change in Law (taking into consideration such Lender's or the Issuing Bank's policies and the policies of such Lender's or the Issuing Bank's holding company with respect to capital adequacy), then from time to time Borrower will pay to such Lender or the Issuing Bank, as the case may be, upon delivery of a certificate of such Lender or Issuing Bank in accordance with paragraph (c) below, such additional amount or amounts as will compensate such Lender or the Issuing Bank or such Lender's or the Issuing Bank's holding company for any such reduction suffered.

                  (c) A certificate of a Lender or the Issuing Bank setting forth in reasonable detail the amount or amounts necessary to compensate such Lender or the Issuing Bank or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section 2.12 shall be delivered to Borrower (with a copy to the Administrative Agent) and shall be conclusive and binding absent manifest error. Borrower shall pay such Lender or the Issuing Bank, as the case may be, the amount shown as due on any such certificate within 5 days after receipt thereof.

                  (d) Failure or delay on the part of any Lender or the Issuing Bank to demand compensation pursuant to this Section 2.12 shall not constitute a waiver of such Lender's or the Issuing Bank's right to demand such compensation; provided that Borrower shall not be required to compensate a Lender or the Issuing Bank pursuant to this Section for any increased costs or reductions incurred more than 180 days prior to the date that such Lender or the Issuing Bank, as the case may be, notifies Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender's or the Issuing Bank's intention to claim compensation therefor; provided, further, that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 180-day period referred to above shall be extended back to the date of effectiveness of the Change in Law so long as Borrower receives notice thereof on or before the date that is 180 days after the enactment of such Change in Law.

                  SECTION 2.13      BREAKAGE PAYMENTS. In the event of (a)
the payment or prepayment, whether optional or mandatory, of any principal of any Eurodollar Loan earlier than the last day of an Interest Period applicable thereto (including as a result of an Event of Default), (b) the conversion of any Eurodollar Loan earlier than the last day of the Interest Period applicable thereto, (c) the failure to borrow, convert, continue or prepay any Revolving Loan or Term Loan on the date specified in any notice delivered pursuant hereto or (d) the assignment of any Eurodollar Loan earlier than the last day of the Interest Period applicable thereto as a result of a request by Borrower pursuant to Section 2.16, then, in any such event, Borrower shall compensate each Lender for the loss, cost and expense attributable to such event. In the case of a Eurodollar Loan, such loss, cost or expense to any Lender shall be deemed to include an amount determined by such Lender to be the excess, if any, of (i) the amount of interest which would have accrued on the principal amount of such Loan had such event not occurred, at the Adjusted LIBOR Rate that would have been applicable to such Loan, for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert or continue, for the period that would have been the Interest Period for such Loan), over (ii) the amount of interest which would accrue on such principal amount for such period at the interest rate which such Lender would bid were it to bid, at the commencement of such period, for dollar deposits of a comparable amount and period from other banks in the Eurodollar market. A certificate of any Lender setting forth in reasonable detail any amount or amounts that such Lender is entitled to receive pursuant to this
Section 2.13 shall be delivered to Borrower (with a copy to the Administrative Agent) and shall be conclusive and binding absent manifest error. Borrower shall pay such Lender the amount shown as due on any such certificate within 5 days after receipt thereof.

                  SECTION 2.14 PAYMENTS GENERALLY; PRO RATA TREATMENT; SHARING OF SETOFFS. (a) Borrower shall make each payment required to be made by it hereunder or under any other Loan Document (whether of principal, interest, fees or Reimbursement Obligations, or of amounts payable under Section 2.12,
2.13 or 2.15, or otherwise) on or before the time expressly required hereunder or under such other Loan Document for such payment (or, if no such time is expressly required, prior to 2:00 p.m., New York City time), on the date when due, in immediately available funds, without setoff, deduction or counterclaim, other than deductions for Taxes that are Excluded Taxes. Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the Administrative Agent at its offices at 677 Washington Boulevard, Stamford, Connecticut, except payments to be made directly to the Issuing Bank or Swingline Lender as expressly provided herein and except that payments pursuant to Sections 2.12, 2.13, 2.15 and 11.03 shall be made directly to the persons entitled thereto and payments pursuant to other Loan Documents shall be made to the persons specified therein. The Administrative Agent shall distribute any such payments received by it for the account of any other person to the appropriate recipient promptly following receipt thereof. If any payment under any Loan Document shall be due on a day that is not a Business Day, unless specified otherwise, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. All payments under each Loan Document shall be made in dollars, except as expressly specified otherwise.

                  (b) If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, Reimbursement Obligations, interest and fees then due hereunder, such funds shall be applied (i) first, towards payment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, towards payment of principal and Reimbursement Obligations then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal and Reimbursement Obligations then due to such parties.

                  (c) If any Lender shall, by exercising any right of setoff or counterclaim or otherwise (including by exercise of its rights under Section 9.1(a)(viii) of the Security Agreement), obtain payment in respect of any principal of or interest on any of its Revolving Loans, Term Loans or participations in LC Disbursements or Swingline Loans resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Revolving Loans, Term Loans and participations in LC Disbursements and Swingline Loans and accrued interest thereon than the proportion received by any other Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Revolving Loans, Term Loans, LC Disbursements and Swingline Loans of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Revolving Loans, Term Loans and participations in LC Disbursements and Swingline Loans; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this paragraph shall not be construed to apply to any payment made by Borrower pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or participations in LC Disbursements to any assignee or participant, other than to Borrower or any of its Subsidiaries or Affiliates (as to which the provisions of this paragraph shall apply). Each Loan Party consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against such Loan Party rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of such Loan Party in the amount of such participation. If under applicable bankruptcy, insolvency or any similar law any Secured Party receives a secured claim in lieu of a setoff or counterclaim to which this Section 2.14(c) applies, such Secured Party shall, to the extent practicable, exercise its rights in respect of such secured claim in a manner consistent with the rights to which the Secured Party is entitled under this Section 2.14(c) to share in the benefits of the recovery of such secured claim.

                  (d) Unless the Administrative Agent shall have received notice from Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders hereunder that Borrower will not make such payment, the Administrative Agent may assume that Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders the amount due. In such event, if Borrower has not in fact made such payment, then each of the Lenders severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

                  (e) If any Lender shall fail to make any payment required to be made by it pursuant to Section 2.02(c), 2.14(d), 2.17(d), 2.18(d), 2.18(e) or 11.03(d), then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), apply any amounts thereafter received by the Administrative Agent for the account of such Lender to satisfy such Lender's obligations under such Sections until all such unsatisfied obligations are fully paid.

                  SECTION 2.15      TAXES. (a) Any and all payments by or
on account of any obligation of Borrower hereunder or under any other Loan Document shall be made without setoff, counterclaim or other defense and free and clear of and without deduction or withholding for any and all Indemnified Taxes; provided that if any Indemnified Taxes are required to be deducted or withheld from such payments, then (i) the sum payable by Borrower shall be increased as necessary so that after all required deductions or withholdings (including deductions or withholdings applicable to additional sums payable under this Section 2.15) the Administrative Agent, any Lender or the Issuing Bank, as the case may be, receives an amount equal to the sum it would have received had no such deductions or withholdings been made, (ii) Borrower shall make, or cause to be made, such deductions or withholdings and (iii) Borrower shall pay, or cause to be paid, the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law.

                  (b) In addition, Borrower shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

                  (c) Borrower shall indemnify the Administrative Agent, each Lender and the Issuing Bank, within 10 Business Days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes paid by the Administrative Agent, such Lender or the Issuing Bank, as the case may be, on or with respect to any payment by or on account of any obligation of Borrower hereunder or under any other Loan Document (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this
Section 2.15) and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to Borrower by a Lender or the Issuing Bank, or by the Administrative Agent on its own behalf or on behalf of a Lender or the Issuing Bank, shall be conclusive absent manifest error.

                  (d) As soon as practicable after any payment of Indemnified Taxes or Other Taxes pursuant to Section 2.15(a) or (b) above, and in any event within 30 days of any such payment being due, Borrower shall deliver, or cause to be delivered, to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

                  (e) Any Foreign Lender that is entitled to an exemption from or reduction of withholding tax under the law of the jurisdiction in which Borrower is located, or any treaty to which such jurisdiction is a party, with respect to payments under this Agreement shall deliver to Borrower (with a copy to the Administrative Agent), at the time or times prescribed by applicable law, such properly completed and executed documentation prescribed by applicable law and reasonably requested (in writing) by Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate. In addition, each Foreign Lender shall (i) furnish on or before it becomes a party to this Agreement either (a) two accurate and complete originally executed U.S. Internal Revenue Service Form W-8BEN (or successor form) or (b) an accurate and complete U.S. Internal Revenue Service Form W-8ECI (or successor form), certifying, in either case, to such Foreign Lender's legal entitlement to an exemption or reduction from U.S. federal withholding tax with respect to all interest payments hereunder, and (ii) provide a new Form W-8BEN (or successor form) or Form W-8ECI (or successor form) upon the expiration or obsolescence of any previously delivered form to reconfirm any complete exemption from, or any entitlement to a reduction in, U.S. federal withholding tax with respect to any interest payment hereunder; provided that any Foreign Lender that is not a "bank" within the meaning of Section 881(c)(3)(A) of the Code and is relying on the so-called "portfolio interest exemption" shall also furnish a "Non-Bank Certificate" in the form of Exhibit Q together with a Form W-8BEN. Notwithstanding any other provision of this paragraph, a Foreign Lender shall not be required to deliver any form pursuant to this paragraph that such Foreign Lender is not legally able to deliver.

                  (f) If the Administrative Agent or a Lender (or an assignee) determines in its reasonable discretion that it has received a refund of any Indemnified Taxes or Other Taxes as to which it has been indemnified by Borrower or with respect to which Borrower has paid additional amounts pursuant to this Section 2.15, so long as there is no Default, it shall pay over such refund to Borrower (but only to the extent of indemnity payments made, or additional amounts paid, by Borrower under this Section 2.15 with respect to the Indemnified Taxes or the Other Taxes giving rise to such refund), net of all out-of-pocket expenses of the Administrative Agent or such Lender (or assignee) and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); provided, however, that Borrower, upon the request of the Administrative Agent or such Lender (or assignee), agrees to repay the amount paid over to Borrower (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Administrative Agent or such Lender (or assignee) within a reasonable time (not to exceed 20 days) after receipt of written notice that the Administrative Agent or such Lender (or assignee) is required to repay such refund to such Governmental Authority. Nothing contained in this Section 2.15(f) shall require the Administrative Agent or any Lender (or assignee) to make available its tax returns or any other information which it deems confidential to Borrower or any other person. Notwithstanding anything to the contrary, in no event will any Lender be required to pay any amount to Borrower the payment of which would place such Lender in a less favorable net after-tax position than such Lender would have been in if Indemnified Taxes or Other Taxes had never been imposed.

                  SECTION 2.16      MITIGATION OBLIGATIONS; REPLACEMENT OF
LENDERS.

                  (a) Mitigation of Obligations. If any Lender requests compensation under Section 2.12, or if Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.15, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the reasonable judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.12 or 2.15, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment. A certificate setting forth such costs and expenses in reasonable detail submitted by such Lender to the Administrative Agent shall be conclusive absent manifest error.

                  (b) Replacement of Lenders. If any Lender requests compensation under Section 2.12, or if Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.15, or if any Lender defaults in its obligation to fund Loans hereunder, then Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 11.04), all of its interests, rights and obligations under this Agreement to an assignee selected by Borrower that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (i) Borrower shall have received the prior written consent of the Administrative Agent (and, if a Revolving Commitment is being assigned, the Issuing Bank and Swingline Lender), which consents shall not unreasonably be withheld, (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and participations in LC Disbursements and Swingline Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder (assuming for this purpose that the Loans of such Lender were being prepaid) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or Borrower (in the case of all other amounts) and (iii) in the case of any such assignment resulting from a claim for compensation under Section 2.12 or payments required to be made pursuant to Section 2.15, such assignment will result in a material reduction in such compensation or payments. A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling Borrower to require such assignment and delegation cease to apply.

                  SECTION 2.17      SWINGLINE LOANS.

                  (a) Swingline Commitment. Subject to the terms and conditions set forth herein, the Swingline Lender agrees to make Swingline Loans to Borrower from time to time during the Revolving Availability Period, in an aggregate principal amount at any time outstanding that will not result in (i) the aggregate principal amount of outstanding Swingline Loans exceeding $7.5 million or (ii) the sum of the total Revolving Exposures exceeding the total outstanding Revolving Commitments; provided that the Swingline Lender shall not be required to make a Swingline Loan to refinance an outstanding Swingline Loan. Within the foregoing limits and subject to the terms and conditions set forth herein, Borrower may borrow, repay and reborrow Swingline Loans.

                  (b) Swingline Loans. To request a Swingline Loan, Borrower shall deliver, by hand delivery or telecopy, a duly completed and executed Borrowing Request to the Administrative Agent and the Swingline Lender, not later than 2:00 p.m., New York City time, on the day of a proposed Swingline Loan. Each such notice shall be irrevocable and shall specify the requested date (which shall be a Business Day) and the amount of the requested Swingline Loan. Each Swingline Loan shall be an ABR Loan. The Swingline Lender shall make each Swingline Loan available to Borrower by means of a credit to an account maintained by the Administrative Agent for Borrower and then distributed as directed by Borrower in the applicable Borrowing Request (or, in the case of a Swingline Loan made to finance the reimbursement of an LC Disbursement as provided in Section 2.18(e), by remittance to the Issuing Bank) by 3:00 p.m., New York City time, on the requested date of such Swingline Loan. Borrower shall not request a Swingline Loan if at the time of or immediately after giving effect to the Extension of Credit contemplated by such request a Default has occurred and is continuing or would result therefrom. Swingline Loans shall be made in minimum amounts of $1 million and integral multiples of $500,000 above such amount.

                  (c) Prepayment. Borrower shall have the right at any time and from time to time to repay any Swingline Loan, in whole or in part, upon giving written notice to the Swingline Lender and the Administrative Agent before 12:00 (noon), New York City time, on the proposed date of repayment.

                  (d) Participations. The Swingline Lender may at any time in its discretion by written notice given to the Administrative Agent (provided such notice requirement shall not apply if the Swingline Lender and the Administrative Agent are the same entity) not later than 11:00 A.M., New York City time, on the next succeeding Business Day following such notice require the Revolving Lenders to acquire participations on such Business Day in all or a portion of the Swingline Loans then outstanding. Such notice shall specify the aggregate amount of Swingline Loans in which Revolving Lenders will participate. Promptly upon receipt of such notice, the Administrative Agent will give notice thereof to each Revolving Lender, specifying in such notice such Lender's Pro Rata Percentage of such Swingline Loan or Loans. Each Revolving Lender hereby absolutely and unconditionally agrees, upon receipt of notice as provided above, to pay to the Administrative Agent, for the account of the Swingline Lender, such Lender's Pro Rata Percentage of such Swingline Loan or Loans. Each Revolving Lender acknowledges and agrees that its obligation to acquire participations in Swingline Loans pursuant to this paragraph is absolute and unconditional and shall not be affected by any circumstance whatsoever, including the occurrence and continuance of a Default or reduction or termination of the Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever (so long as such payment shall not cause such Lender's Revolving Exposure to exceed such Lender's Revolving Commitment). Each Revolving Lender shall comply with its obligation under this paragraph by wire transfer of immediately available funds, in the same manner as provided in Section 2.02(c) with respect to Loans made by such Lender (and Section 2.02 shall apply, mutatis mutandis, to the payment obligations of the Revolving Lenders), and the Administrative Agent shall promptly pay to the Swingline Lender the amounts so received by it from the Revolving Lenders. The Administrative Agent shall notify Borrower of any participations in any Swingline Loan acquired by the Revolving Lenders pursuant to this paragraph, and thereafter payments in respect of such Swingline Loan shall be made to the Administrative Agent and not to the Swingline Lender. Any amounts received by the Swingline Lender from Borrower (or another party on behalf of Borrower) in respect of a Swingline Loan after receipt by the Swingline Lender of the proceeds of a sale of participations therein shall be promptly remitted to the Administrative Agent. Any such amounts received by the Administrative Agent shall be promptly remitted by the Administrative Agent to the Revolving Lenders that shall have made their payments pursuant to this paragraph, as their interests may appear. The purchase of participations in a Swingline Loan pursuant to this paragraph shall not relieve Borrower of any default in the payment thereof.

                  SECTION 2.18      LETTERS OF CREDIT

                  (a) General. Subject to the terms and conditions set forth herein, Borrower may request the Issuing Bank, and the Issuing Bank agrees, to issue Letters of Credit for Borrower's own account or the account of a Subsidiary in a form reasonably acceptable to the Administrative Agent and the Issuing Bank, at any time and from time to time during the Revolving Availability Period (provided that Borrower shall be a co-applicant, and be jointly and severally liable, with respect to each Letter of Credit issued for the account of a Subsidiary). The Issuing Bank shall have no obligation to issue, and Borrower shall not request the issuance of, any Letter of Credit at any time if after giving effect to such issuance, the LC Exposure would exceed the LC Commitment or the total Revolving Exposure would exceed the total Revolving Commitments. In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any form of letter of credit application or other agreement submitted by Borrower to, or entered into by Borrower with, the Issuing Bank relating to any Letter of Credit, the terms and conditions of this Agreement shall control.

                  (b) Request for Issuance, Amendment, Renewal, Extension; Certain Conditions. To request the issuance of a Letter of Credit or the amendment, renewal or extension of an outstanding Letter of Credit, Borrower shall hand deliver or telecopy (or transmit by electronic communication, if arrangements for doing so have been approved by the Issuing Bank) an LC Request to the Issuing Bank and the Administrative Agent not later than 11:00 a.m. on the third Business Day preceding the requested date of issuance, amendment, renewal or extension (or such later date and time as is acceptable to the Issuing Bank).

                  A request for an initial issuance of a Letter of Credit shall specify in form and detail reasonably satisfactory to the Issuing Bank:

                  (i) the proposed issuance date of the requested Letter of Credit (which shall be a Business Day);

                  (ii)     the amount thereof;

                  (iii) the expiry date thereof (which shall not be later than the close of business on the Letter of Credit Expiration Date);

                  (iv)     the name and address of the beneficiary thereof;

                  (v) whether the Letter of Credit is to be issued for its own account or for the account of one of its Subsidiaries (provided that Borrower shall be a co-applicant, and therefore jointly and severally liable, with respect to each Letter of Credit issued for the account of a Subsidiary);

                  (vi) the documents to be presented by such beneficiary in connection with any drawing thereunder;

                  (vii) the full text of any certificate to be presented by such beneficiary in connection with any drawing thereunder; and

                  (viii)   such other matters as the Issuing Bank may require.

                  A request for an amendment, renewal or extension of any outstanding Letter of Credit shall specify in form and detail reasonably satisfactory to the Issuing Bank:

                  (i) the Letter of Credit to be amended, renewed or extended;

                  (ii) the proposed date of amendment, renewal or extension thereof (which shall be a Business Day);

                  (iii) the proposed expiry date thereof (which shall not be later than the close of business on the Letter of Credit Expiration
         Date);

                  (iv) the nature of the proposed amendment, renewal or extension; and

                  (v)      such other matters as the Issuing Bank may require.

                  If requested by the Issuing Bank, Borrower also shall submit a letter of credit application on the Issuing Bank's standard form in connection with any request for a Letter of Credit. A Letter of Credit shall be issued, amended, renewed or extended only if (and, upon issuance, amendment, renewal or extension of each Letter of Credit, Borrower shall be deemed to represent and warrant that), after giving effect to such issuance, amendment, renewal or extension, (i) the LC Exposure shall not exceed the LC Commitment, (ii) the total Revolving Exposures shall not exceed the total Revolving Commitments and
(iii) the conditions set forth in Article IV in respect of such issuance, amendment, renewal or extension shall have been satisfied. Unless the Issuing Bank shall agree otherwise, no Letter of Credit shall be in an initial amount less than $100,000, in the case of a Commercial Letter of Credit, or $500,000, in the case of a Standby Letter of Credit.

                  (c) Expiration Date. Each Letter of Credit shall expire at or prior to the close of business on the earlier of (i) in the case of a Standby Letter of Credit, (x) the date which is one year after the date of the issuance of such Standby Letter of Credit (or, in the case of any renewal or extension thereof, one year after such renewal or extension) or such later date as may be agreed by the Issuing Bank and (y) the Letter of Credit Expiration Date and (ii) in the case of a Commercial Letter of Credit, (x) the date that is 180 days after the date of issuance of such Commercial Letter of Credit (or, in the case of any renewal or extension thereof, 180 days after such renewal or extension) and (y) the Letter of Credit Expiration Date. If Borrower so requests, the Issuing Bank may, in its reasonable discretion, agree to issue a Letter of Credit that has automatic renewal provisions (each, an "AUTO-RENEWAL LETTER OF CREDIT"); provided that any such Auto-Renewal Letter of Credit must permit the Issuing Bank to prevent any such renewal at least once in each twelve-month period (commencing with the date of issuance of such Letter of Credit) by giving prior notice to the beneficiary thereof not later than a day in each such twelve-month period to be agreed upon at the time such Letter of Credit is issued. Unless otherwise directed by the Issuing Bank, Borrower shall not be required to make a specific request to the Issuing Bank for any such renewal. Once an Auto-Renewal Letter of Credit has been issued, the Revolving Lenders shall be deemed to have authorized (but may not require) the Issuing Bank to permit the renewal of such Letter of Credit at any time to an expiry date not later than the earlier of (i) one year from the date of such renewal and (ii) the Letter of Credit Expiration Date; provided that the Issuing Bank shall not permit any such renewal if (x) the Issuing Bank has determined that it would have no obligation at such time to issue such Letter of Credit in its renewed form under the terms hereof (by reason of the provisions of Section 2.18(l) or otherwise), or (y) it has received notice on or before the day that is two Business Days before the date which has been agreed upon pursuant to the proviso of the first sentence of this paragraph, (1) from the Administrative Agent that any Revolving Lender directly affected thereby has elected not to permit such renewal or (2) from the Administrative Agent, any Lender or Borrower that one or more of the applicable conditions specified in Section 4.02 are not then satisfied.

                  (d) Participations. By the issuance of a Letter of Credit (or an amendment to a Letter of Credit increasing the amount thereof) and without any further action on the part of the Issuing Bank or the Lenders, the Issuing Bank hereby irrevocably grants to each Revolving Lender, and each Revolving Lender hereby acquires from the Issuing Bank, a participation in such Letter of Credit equal to such Revolving Lender's Pro Rata Percentage of the aggregate amount available to be drawn under such Letter of Credit. In consideration and in furtherance of the foregoing, each Revolving Lender hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for the account of the Issuing Bank, such Revolving Lender's Pro Rata Percentage of each LC Disbursement made by the Issuing Bank and not reimbursed by Borrower on the date due as provided in Section 2.18(e), or of any reimbursement payment required to be refunded to Borrower for any reason. Each Revolving Lender acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment, renewal or extension of any Letter of Credit or the occurrence and continuance of a Default or reduction or termination of the Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.

                  (e) Reimbursement. (i) If the Issuing Bank shall make any LC Disbursement in respect of a Letter of Credit, Borrower shall reimburse such LC Disbursement by paying to the Issuing Bank an amount equal to such LC Disbursement not later than 2:00 p.m., New York City time, on the date that such LC Disbursement is made if Borrower shall have received notice of such LC Disbursement prior to 11:00 a.m., New York City time, on such date, or, if such notice has not been received by Borrower prior to such time on such date, then not later than 2:00 p.m., New York City time, on the Business Day immediately following the day that Borrower receives such notice; provided that Borrower may, subject to the conditions to borrowing set forth herein, request in accordance with Section 2.03 that such payment be financed with ABR Revolving Loans in an equivalent amount and, to the extent so financed, Borrower's obligation to make such payment shall be discharged and replaced by the resulting ABR Revolving Loans.

                  (ii) If Borrower fails to make such payment when due, the Issuing Bank shall notify the Administrative Agent and the Administrative Agent shall notify each Revolving Lender of the applicable LC Disbursement, the payment then due from Borrower in respect thereof and such Revolving Lender's Pro Rata Percentage thereof. Each Revolving Lender shall pay by wire transfer of immediately available funds to the Administrative Agent not later than 2:00 p.m., New York City time, on such date (or, if such Revolving Lender shall have received such notice later than 12:00 noon, New York City time, on any day, not later than 11:00 a.m., New York City time, on the immediately following Business
Day), an amount equal to such Revolving Lender's Pro Rata Percentage of the unreimbursed LC Disbursement in the same manner as provided in Section 2.02(c) with respect to Revolving Loans made by such Revolving Lender, and the Administrative Agent will promptly pay to the Issuing Bank the amounts so received by it from the Revolving Lenders. The Administrative Agent will promptly pay to the Issuing Bank any amounts received by it from Borrower pursuant to the above paragraph prior to the time that any Revolving Lender makes any payment pursuant to the preceding sentence and any such amounts received by the Administrative Agent from Borrower thereafter will be promptly remitted by the Administrative Agent to the Revolving Lenders that shall have made such payments and to the Issuing Bank, as appropriate.

                  (iii) If any Revolving Lender shall not have made its Pro Rata Percentage of such LC Disbursement available to the Administrative Agent as provided above, each of such Revolving Lender and Borrower severally agrees to pay interest on such amount, for each day from and including the date such amount is required to be paid in accordance with the foregoing to but excluding the date such amount is paid, to the Administrative Agent for the account of the Issuing Bank at (i) in the case of Borrower, the rate per annum set forth in
Section 2.18(h) and (ii) in the case of such Lender, at a rate determined by the Administrative Agent in accordance with banking industry rules or practices on interbank compensation.

                  (f) Obligations Absolute. The Reimbursement Obligation of Borrower as provided in Section 2.18(e) shall be absolute, unconditional and irrevocable, and shall be paid and performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of (i) any lack of validity or enforceability of any Letter of Credit or this Agreement, or any term or provision therein; (ii) any draft or other document presented under a Letter of Credit being proved to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; (iii) payment by the Issuing Bank under a Letter of Credit against presentation of a draft or other document that fails to comply with the terms of such Letter of Credit; (iv) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section 2.18, constitute a legal or equitable discharge of, or provide a right of setoff against, the obligations of Borrower hereunder; (v) the fact that a Default shall have occurred and be continuing; or (vi) any material adverse change in the business, property, results of operations, prospects or condition, financial or otherwise, of Borrower and its Subsidiaries. None of the Agents, the Lenders, the Issuing Bank or any of their Affiliates shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of the Issuing Bank; provided that the foregoing shall not be construed to excuse the Issuing Bank from liability to Borrower to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by Borrower to the extent permitted by applicable law) suffered by Borrower that are caused by the Issuing Bank's failure to exercise care when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof. The parties hereto expressly agree that, in the absence of gross negligence or willful misconduct on the part of the Issuing Bank (as finally determined by a court of competent jurisdiction), the Issuing Bank shall be deemed to have exercised care in each such determination. In furtherance of the foregoing and without limiting the generality thereof, the parties agree that, with respect to documents presented which appear on their face to be in substantial compliance with the terms of a Letter of Credit, the Issuing Bank may, in its sole discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit.

                  (g) Disbursement Procedures. The Issuing Bank shall, promptly following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit. The Issuing Bank shall promptly give written notice to the Administrative Agent and Borrower of such demand for payment and whether the Issuing Bank has made or will make an LC Disbursement thereunder; provided that any failure to give or delay in giving such notice shall not relieve Borrower of its Reimbursement Obligation to the Issuing Bank and the Revolving Lenders with respect to any such LC Disbursement (other than with respect to the timing of such Reimbursement Obligation set forth in Section 2.18(e)).

                  (h) Interim Interest. If the Issuing Bank shall make any LC Disbursement, then, unless Borrower shall reimburse such LC Disbursement in full on the date such LC Disbursement is made, the unpaid amount thereof shall bear interest payable on demand, for each day from and including the date such LC Disbursement is made to but excluding the date that Borrower reimburses such LC Disbursement, at the rate per annum determined pursuant to Section 2.06(c). Interest accrued pursuant to this paragraph shall be for the account of the Issuing Bank, except that interest accrued on and after the date of payment by any Revolving Lender pursuant to Section 2.18(e) to reimburse the Issuing Bank shall be for the account of such Lender to the extent of such payment.

                  (i) Cash Collateralization. If any Event of Default shall occur and be continuing, on the Business Day that Borrower receives notice from the Administrative Agent or the Required Lenders (or, if the maturity of the Loans has been accelerated, Revolving Lenders with LC Exposure representing greater than 50% of the total LC Exposure) demanding the deposit of cash collateral pursuant to this paragraph, Borrower shall deposit in the LC Sub-Account, in the name of the Collateral Agent and for the benefit of the Revolving Lenders, an amount in cash equal to the LC Exposure as of such date plus any accrued and unpaid interest thereon; provided that the obligation to deposit such cash collateral shall become effective immediately, and such deposit shall become immediately due and payable, without demand or other notice of any kind, upon the occurrence of any Event of Default with respect to Borrower described in paragraph (g) or (h) of Article VIII. Funds in the LC Sub-Account shall be applied by the Collateral Agent to reimburse the Issuing Bank for LC Disbursements for which it has not been reimbursed and, to the extent not so applied, shall be held for the satisfaction of outstanding Reimbursement Obligations or, if the maturity of the Loans has been accelerated (but subject to the consent of Revolving Lenders with LC Exposure representing greater than 50% of the total LC Exposure), be applied to satisfy other Obligations of Borrower under this Agreement. If Borrower is required to provide an amount of cash collateral hereunder as a result of the occurrence of an Event of Default, such amount plus any accrued interest or realized profits with respect to such amounts (to the extent not applied as aforesaid) shall be returned to Borrower within three Business Days after all Events of Default have been cured or waived.

                  (j) Additional Issuing Banks. Borrower may, at any time and from time to time, designate one or more additional Revolving Lenders to act as an issuing bank under the terms of this Agreement, with the consent of the Administrative Agent (which consent shall not be unreasonably withheld), the Issuing Bank and such Revolving Lender(s). Any Lender designated as an issuing bank pursuant to this paragraph (j) shall be deemed (in addition to being a Revolving Lender) to be the Issuing Bank with respect to Letters of Credit issued or to be issued by such Revolving Lender, and all references herein and in the other Loan Documents to the term "Issuing Bank" shall, with respect to such Letters of Credit, be deemed to refer to such Revolving Lender in its capacity as Issuing Bank, as the context shall require.

                  (k) Resignation or Removal of the Issuing Bank. The Issuing Bank may resign as Issuing Bank hereunder at any time upon at least 30 days' prior notice to the Lenders, the Administrative Agent and Borrower. The Issuing Bank may be replaced at any time by written agreement among Borrower, each Agent, the replaced Issuing Bank and the successor Issuing Bank. The Administrative Agent shall notify the Lenders of any such replacement of the Issuing Bank or any such additional Issuing Bank. At the time any such resignation or replacement shall become effective, Borrower shall pay all unpaid fees accrued for the account of the replaced Issuing Bank pursuant to Section 2.05(c). From and after the effective date of any such resignation or replacement or addition, as applicable, (i) the successor or additional Issuing Bank shall have all the rights and obligations of the Issuing Bank under this Agreement with respect to Letters of Credit to be issued by it thereafter and
(ii) references herein to the term "Issuing Bank" shall be deemed to refer to such successor or such addition or to any previous Issuing Bank, or to such successor or such addition and all previous Issuing Banks, as the context shall require. After the resignation or replacement of an Issuing Bank hereunder, the replaced Issuing Bank shall remain a party hereto and shall continue to have all the rights and obligations of an Issuing Bank under this Agreement with respect to Letters of Credit issued by it prior to such resignation or replacement, but shall not be required to issue additional Letters of Credit. If at any time there is more than one Issuing Bank hereunder, Borrower may, in its discretion, select which Issuing Bank is to issue any particular Letter of Credit.

                  (l) Other. The Issuing Bank shall be under no obligation to issue any Letter of Credit if:

                  (i) any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain the Issuing Bank from issuing such Letter of Credit, or any law applicable to the Issuing Bank or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over the Issuing Bank shall prohibit, or request that the Issuing Bank refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon the Issuing Bank with respect to such Letter of Credit any restriction, reserve or capital requirement (for which the Issuing Bank is not otherwise compensated hereunder) not in effect on the Closing Date, or shall impose upon the Issuing Bank any unreimbursed loss, cost or expense which was not applicable on the Closing Date and which the Issuing Bank in good faith deems material to it; or

                  (ii) the issuance of such Letter of Credit would violate one or more policies of the Issuing Bank.

                  The Issuing Bank shall be under no obligation to amend any Letter of Credit if (A) the Issuing Bank would have no obligation at such time to issue such Letter of Credit in its amended form under the terms hereof, or
(B) the beneficiary of such Letter of Credit does not accept the proposed amendment to such Letter of Credit.

                  (m)      Existing Issuing Bank Letters of Credit. Set forth on
Schedule 2.18(m) is a description of certain letters of credit (together with the outstanding balances thereof as of the Closing Date) that were previously issued by the Issuing Bank for Borrower's account or for the account of a Subsidiary (collectively, the "EXISTING ISSUING BANK LETTERS OF CREDIT"). On and after the Closing Date and upon the fulfillment of each of the conditions set forth in Section 4.01, each such Existing Issuing Bank Letter of Credit shall be deemed and treated for all purposes hereof (including, without limitation, the calculation of applicable fees under Section 2.05(c) and the calculation of LC Exposure) as a "Letter of Credit" hereunder, any participation interest of any Lender existing on or prior to the Closing Date in each such Existing Issuing Bank Letter of Credit shall, without further action, be deemed to have been extinguished in full and the Issuing Bank, without further action, shall be deemed to have issued each such Existing Issuing Bank Letter of Credit as provided in this Section 2.18.

                                  ARTICLE III

                         REPRESENTATIONS AND WARRANTIES

                  Each Loan Party represents and warrants to the Administrative Agent, the Collateral Agent, the Issuing Bank and each of the Lenders (with references to the Companies being references thereto after giving effect to the Transactions unless otherwise expressly stated) that:

                  SECTION 3.01      ORGANIZATION; POWERS. Each Company (a)
is duly organized and validly existing under the laws of the jurisdiction of its organization, (b) has all requisite power and authority to carry on its business as now conducted and to own and lease its property and (c) is qualified and in good standing (to the extent such concept is applicable in the applicable jurisdiction) to do business in every jurisdiction where such qualification is required, except in such jurisdictions where the failure to so qualify or be in good standing, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. There is no existing default under any Organizational Document of each Company or any event which, with the giving of notice or passage of time or both, would constitute a default by any party thereunder. Copies of the Organizational Documents of each Company previously delivered to the Administrative Agent are true and complete and have not been amended or modified since the date of such delivery.

                  SECTION 3.02 AUTHORIZATION; ENFORCEABILITY. The Transactions to be entered into by each Loan Party are within such Loan Party's powers and have been duly authorized by all necessary action on the part of such Loan Party. This Agreement has been duly executed and delivered by each Loan Party and constitutes, and each other Loan Document to which any Loan Party is to be a party, when executed and delivered by such Loan Party, will constitute, a legal, valid and binding obligation of such Loan Party, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

                  SECTION 3.03      NO CONFLICTS. Except as set forth on
Schedule 3.03, the Transactions (a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except (i) such as have been obtained or made and are in full force and effect,
(ii) filings necessary to perfect Liens created by the Loan Documents and (iii) consents, approvals, registrations, filings, permits or actions the failure of which to obtain or perform could not reasonably be expected to result in a Material Adverse Effect, (b) will not violate the Organizational Documents of any Company or any judgment, decree or order of any Governmental Authority, (c) will not violate or result in a default or require any consent or approval under any indenture, agreement, Organizational Document or other instrument binding upon any Company or its property, or give rise to a right thereunder to require any payment to be made by any Company, except for violations, defaults or the creation of such rights that could not reasonably be expected to result in a Material Adverse Effect, and (d) will not result in the creation or imposition of any Lien on any property of any Company, except Liens created by the Loan Documents and Permitted Liens.

                  SECTION 3.04 FINANCIAL STATEMENTS. (a) Borrower has heretofore furnished to the Lenders the consolidated balance sheets and related statements of income, stockholders' equity and cash flows of Borrower and the Acquired Business (i) as of and for the fiscal years ended December 31 in each of 2000, 2001 and 2002 in respect of Borrower, audited by and accompanied by the unqualified opinion of PricewaterhouseCoopers LLP, independent public accountants, and for the fiscal years ended September 30 in each of 2001, 2002 and 2003 in respect of the Acquired Business, audited by and accompanied by the unqualified opinion of KPMG, LLP, independent public accountants, and (y) as of and for the nine-month period ended September 30, 2003 in respect of Borrower and for the three-month period ended December 31, 2003 in respect of the Acquired Business and for the comparable period of the preceding fiscal year, in each case in respect of Borrower's financial statements, certified by the chief financial officer of Borrower. Such financial statements and all financial statements delivered pursuant to Sections 5.01(a), (b) and (c) have been prepared in accordance with GAAP consistently applied and present fairly and accurately in all material respects the financial condition and results of operations and cash flows of Borrower and the Acquired Business as of the dates and for the periods to which they relate. Except as set forth in such financial statements, there are no liabilities of any Company of any kind, whether accrued, contingent, absolute, determined, determinable or otherwise, which could reasonably be expected to result in a Material Adverse Effect, and there is no existing condition, situation or set of circumstances which could reasonably be expected to result in such a liability, other than liabilities under the Loan Documents.

                  (b) Borrower has heretofore delivered to the Lenders Borrower's unaudited pro forma consolidated balance sheet and statements of income and cash flows, pro forma EBITDA, for the four-quarter period ending September 30, 2003, in each case after giving effect to the Transactions as if they had occurred on such date in the case of the balance sheet and as of the beginning of all periods presented in the case of the statements of income and cash flows. Such pro forma financial statements have been prepared in good faith by the Loan Parties, based on the assumptions stated therein (which assumptions are believed by the Loan Parties on the date hereof to be reasonable), are based on the best information available to the Loan Parties as of the date of delivery thereof, accurately reflect all adjustments required to be made to give effect to the Transactions, in accordance with Regulation S-X, and present fairly in all material respects the pro forma consolidated financial position and results of operations of Borrower and the Acquired Business as of such date and for such periods, assuming that the Transactions had occurred at such dates.

                  Since September 30, 2003, there has been no event, change, circumstance or occurrence that, individually or in the aggregate, has had or could reasonably be expected to result in a Material Adverse Effect or indicates a material worsening in respect of the business, property, results of operations, prospects or condition (financial or otherwise) of Borrower and its Subsidiaries, taken as a whole, or the Acquired Business and its Subsidiaries, taken as a whole.

                  SECTION 3.05      PROPERTIES. (a) Each Company has good
and marketable title to, or valid leasehold interests in, all its property material to its business, free and clear of all Liens except for Permitted Collateral Liens. The property of the Companies, taken as a whole, (i) is in good operating order, condition and repair (ordinary wear and tear excepted), except to the extent that the failure to be in such condition could not reasonably be expected to result in a Material Adverse Effect, and (ii) constitutes all the property which is required for the business and operations of the Companies as presently conducted.

                  (b) Schedule 3.05(b) contains a true and complete list of each interest in Real Property owned, leased or subleased by any Company as of the date hereof and (i) if owned by any Company as of the date hereof, describes the type of interest therein held by such Company and (ii) if leased, subleased or otherwise occupied or utilized by any Company, as lessee, sublessee, franchisee or licensee, as of the date hereof, describes the type of interest therein held by such Company and whether such lease, sublease or other instrument requires the consent of the landlord thereunder or other parties thereto to the Transactions.

                  (c) No Company has received any notice of, nor has any knowledge of, the occurrence or pendency or contemplation of any Casualty Event affecting all or any portion of its Real Property that has or could reasonably be expected to have a Material Adverse Effect.

                  (d) Each Company owns or has rights to use all of the Collateral and all rights with respect to any of the foregoing used in, necessary for or material to each Company's business as currently conducted. The use by each Company of such Collateral and all such rights with respect to the foregoing do not infringe on, misappropriate or violate the rights of any person other than such infringement, misappropriation or violation which could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect. No claim has been made and remains outstanding that any Company's use of any Collateral does or may violate the rights of any third party that could, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

                  (e) The Equipment of each Company is in good repair, working order and condition, reasonable wear and tear excepted. Each Company shall cause the Equipment to be maintained and preserved in good repair, working order and condition, reasonable wear and tear excepted, and shall as quickly as commercially practicable make or cause to be made all repairs, replacements and other improvements which are necessary or appropriate in the conduct of each Company's business.

                  SECTION 3.06      INTELLECTUAL PROPERTY.

                  (a) Ownership/No Claims. Each Loan Party owns, or is licensed to use, all Intellectual Property necessary for or useful in the conduct of its business as currently conducted, except for those the failure of which to own or license, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. Except as set forth on
Schedule 3.06(a), no material claim has been asserted and is pending by any person challenging or questioning the use of any such Intellectual Property or the validity or effectiveness of any such Intellectual Property, nor does any Loan Party know of any valid basis for any such claim. The use of such Intellectual Property by each Loan Party does not infringe the rights of any person, except for such claims and infringements that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

                  (b) Registrations. Except pursuant to licenses and other user agreements entered into by each Loan Party in the ordinary course of business that are listed in Schedules 13(a) and 13(b) to the Perfection Certificate, on and as of the date hereof (i) each Loan Party owns and possesses the right to use, and has done nothing to authorize or enable any other person to use, any Copyright, Patent or Trademark (as such terms are defined in the Security Agreement) listed in Schedules 13(a) and 13(b) to the Perfection Certificate or any other Intellectual Property used or useful in the conduct of its business as presently conducted and (ii) all registrations listed in Schedules 13(a) and 13(b) to the Perfection Certificate are valid and in full force and effect.

                  (c) No Violations or Proceedings. To each Loan Party's knowledge, on and as of the date hereof, except as set forth on Schedule 3.06(c), (i) there is no material violation by others of any right of such Loan Party with respect to any Copyright, Patent or Trademark listed in Schedules 13(a) and 13(b) to the Perfection Certificate or any other Intellectual Property pledged by it under the name of such Loan Party, (ii) such Loan Party is not infringing upon, misappropriating or violating any Copyright, Patent, Trademark or other Intellectual Property of any person other than such infringement, misappropriation or violation that, individually or in the aggregate, could not reasonably be expected to materially adversely affect the value or utility of the Intellectual Property or any portion thereof material to the use and operation of the Collateral, and (iii) no proceedings have been instituted or are pending against such Loan Party or threatened, and no claim against such Loan Party has been received by such Loan Party, alleging any such violation, except as may be set forth in Schedule 3.06(c).

                  SECTION 3.07      EQUITY INTERESTS AND SUBSIDIARIES. (a)
Schedule 3.07(a) sets forth a list of (i) all the Subsidiaries of Borrower (other than immaterial or inactive Subsidiaries designated in paragraph (d) below) and their jurisdiction of organization as of the Closing Date and (ii) the number of each class of its Equity Interests authorized, and the number outstanding, on the Closing Date and the number of shares covered by all outstanding options, warrants, rights of conversion or purchase and similar rights at the Closing Date. All Equity Interests of each Company are duly and validly issued and are fully paid and non-assessable, and, other than the Equity Interests of Borrower or as set forth on Schedule 3.07(a), are owned by Borrower, directly or indirectly through Wholly Owned Subsidiaries. Each Loan Party is the record and beneficial owner of, and has good and marketable title to, the Equity Interests pledged by it under the Security Agreement, free of any and all Liens, rights or claims of other persons, except the security interest created by the Security Agreement, and there are no outstanding warrants, options or other rights to purchase, or shareholder, voting trust or similar agreements outstanding with respect to, or property that is convertible into, or that requires the issuance or sale of, any such Equity Interests.

                  (b) No consent of any person including any other general or limited partner, any other member of a limited liability company, any other shareholder or any other trust beneficiary is necessary or reasonably desirable (from the perspective of a secured party) in connection with the creation, perfection or first priority status of the security interest of the Collateral Agent in any Equity Interests pledged to the Collateral Agent for the benefit of the Secured Parties under the Security Agreement or other Security Documents or the exercise by the Collateral Agent of the voting or other rights provided for in the Security Agreement or other Security Documents or the exercise of remedies in respect thereof.

                  (c) An accurate organization chart, showing the ownership structure of Borrower and each Subsidiary on the Closing Date, and after giving effect to the Transactions, is set forth on Schedule 3.07(c).

                  (d) Schedule 3.07(d) sets forth a list of (i) all immaterial or inactive Subsidiaries of Borrower (collectively, the "IMMATERIAL SUBSIDIARIES") and their jurisdiction of organization as of the Closing Date and
(ii) the number of each class of its Equity Interests authorized, and the number outstanding, on the Closing Date and the number of shares covered by all outstanding options, warrants, rights of conversion or purchase and similar rights at the Closing Date. None of the Immaterial Subsidiaries has any assets with a fair market value exceeding $100,000 in the aggregate or any ongoing business operations or other activities and each will be dissolved by Borrower or an applicable Subsidiary Guarantor as provided in Section 5.14.

                  SECTION 3.08      LITIGATION; COMPLIANCE WITH LAWS. (a)
Except as set forth in Schedule 3.08(a), there are no actions, suits or proceedings at law or in equity by or before any Governmental Authority or in any arbitration or other alternative dispute resolution proceeding now pending or, to the knowledge of any Company, threatened against or affecting any Company or any business, property or rights of any Company (i) that involve any Loan Document or any of the Transactions or (ii) as to which there is a reasonable likelihood of an adverse determination and that, if adversely determined, could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.

                  (b) Except for matters covered by Section 3.18, no Company or any of its property is in violation of, nor will the continued operation of its property as currently conducted violate, any Requirements of Law (including any zoning or building ordinance, code or approval or any building permits) or any restrictions of record or agreements affecting any Company's Real Property or is in default with respect to any judgment, writ, injunction, decree, rule or order of any Governmental Authority, where such violation or default, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect.

                  SECTION 3.09      AGREEMENTS. (a) No Company is a party
to (and there are no assets of any Company that are subject to) any agreement or instrument or subject to any corporate or other constitutional restriction that has resulted or could reasonably be expected to result in a Material Adverse Effect.

                  (b) No Company is in default in any manner under any provision of any indenture or other agreement or instrument evidencing Indebtedness, or any other agreement or instrument to which it is a party or by which it or any of its property is or may be bound, where such default could reasonably be expected to result in a Material Adverse Effect, and no condition exists which, with the giving of notice or the lapse of time or both, would constitute such a default.

                  (c) Schedule 3.09(c) accurately and completely lists all material agreements (other than leases of Real Property set forth on Schedule 3.05(b)) to which any Company is a party which are in effect on the date hereof in connection with the operation of the business conducted thereby and Borrower has delivered to the Administrative Agent complete and correct copies of all such material agreements, including any amendments, supplements or modifications with respect thereto, and all such agreements are in full force and effect.

                  SECTION 3.10      FEDERAL RESERVE REGULATIONS. (a) No
Company is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of buying or carrying Margin Stock.

                  (b) No part of the proceeds of any Loan or any Letter of Credit will be used, whether directly or indirectly, and whether immediately, incidentally or ultimately, for any purpose that entails a violation of, or that is inconsistent with, the provisions of the regulations of the Board, including Regulation T, U or X. The pledge of the Securities Collateral pursuant to the Security Agreement does not violate such regulations.

                  SECTION 3.11 INVESTMENT COMPANY ACT; PUBLIC UTILITY HOLDING COMPANY ACT. No Company is (a) an "investment company" or a company "controlled" by an "investment company," as defined in, or subject to regulation under, the Investment Company Act of 1940, as amended, or (b) a "holding company," an "affiliate" of a "holding company" or a "subsidiary company" of a "holding company," as defined in, or subject to regulation under, the Public Utility Holding Company Act of 1935, as amended.

                  SECTION 3.12 USE OF PROCEEDS. Borrower will use the proceeds of (a) the Term Loans to effect the Acquisition and the Refinancing and pay related fees and expenses and (b) the revolving extensions of credit after the Closing Date for general corporate purposes (including to make payments with respect to the Acquisition and to effect Permitted Acquisitions), it being understood that no Revolving Loans shall be made on the Closing Date (except to the extent of replacement letters of credit in an amount not to exceed $60 million and otherwise on terms reasonably satisfactory to the Administrative Agent).

                  SECTION 3.13      TAXES. Each Company has (a) timely
filed or caused to be timely filed all federal Tax Returns and all material state, local and foreign Tax Returns or materials required to have been filed by it and all such Tax Returns are true and correct in all material respects except where the failure to so file or cause to be so filed, or the failure of such Tax Returns to be true and correct, would not result in a Material Adverse Effect and (b) duly and timely paid or caused to be duly and timely paid all Taxes (whether or not shown on any Tax Return) due and payable by it and all assessments received by it, except (i) Taxes that are being contested in good faith by appropriate proceedings and for which such Company has set aside on its books adequate reserves in accordance with GAAP or (ii) where the failure to so pay or cause to be so paid would not result in a Material Adverse Effect. Each Company has made adequate provision in accordance with GAAP for all Taxes not yet due and payable. Each Company is unaware of any proposed or pending tax assessments, deficiencies or audits that could be reasonably expected to, individually or in the aggregate, result in a Material Adverse Effect. To the knowledge of Borrower, except for the Transactions, no Company has ever been a party to any understanding or arrangement constituting a "tax shelter" within the meaning of Section 6111(c), Section 6111(d) or Section 6662(d)(2)(C)(iii) of the Code, or has ever "participated" in a "reportable transaction" within the meaning of Treasury Regulation Section 1.6011-4, except as could not be reasonably expected to, individually or in the aggregate, result in a Material Adverse Effect.

                  SECTION 3.14 NO MATERIAL MISSTATEMENTS. No information, report, financial statement, certificate, Borrowing Request, LC Request, exhibit or schedule furnished by or on behalf of any Company to the Administrative Agent or any Lender in connection with the negotiation of any Loan Document or included therein or delivered pursuant thereto (including the Confidential Information Memorandum), taken as a whole, contained or contains any material misstatement of fact or omitted or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were or are made, not misleading as of the date such information is dated or certified; provided that to the extent any such information, report, financial statement, exhibit or schedule was based upon or constitutes a forecast or projection, each Company represents only that it acted in good faith and utilized reasonable assumptions and due care in the preparation of such information, report, financial statement, exhibit or schedule.

                  SECTION 3.15 LABOR MATTERS. As of the Closing Date, there are no strikes, lockouts or slowdowns against any Company pending or, to the knowledge of any Company, threatened and after the Closing Date, there are no strikes, lockouts or slowdowns against any Company pending or, to the knowledge of any Company, threatened which could reasonably be expected to result in a Material Adverse Effect. The hours worked by and payments made to employees of any Company have not been in violation of the Fair Labor Standards Act or any other applicable federal, state, local or foreign law dealing with such matters in any manner which could reasonably be expected to result in a Material Adverse Effect. All payments due from any Company, or for which any claim may be made against any Company, on account of wages and employee health and welfare insurance and other benefits, have been paid or accrued as a liability on the books of such Company except where the failure to do so could not reasonably be expected to result in a Material Adverse Effect. The consummation of the Transactions will not give rise to any right of termination or right of renegotiation on the part of any union under any collective bargaining agreement to which any Company is bound.

                  SECTION 3.16      SOLVENCY. Immediately after the
consummation of the Transactions to occur on the Closing Date and immediately following the making of each Loan and after giving effect to the application of the proceeds of each Loan, (a) the fair value of the assets of each Loan Party (individually and on a consolidated basis with its Subsidiaries) will exceed its liabilities, subordinated, contingent or otherwise; (b) the present fair saleable value of the assets of each Loan Party (individually and on a consolidated basis with its Subsidiaries) will be greater than the amount that will be required to pay the probable liability of its liabilities as such liabilities become due and payable; (c) each Loan Party (individually and on a consolidated basis with its Subsidiaries) will be able to pay its debts and liabilities as such debts and liabilities become due and payable; and (d) each Loan Party (individually and on a consolidated basis with its Subsidiaries) will not have unreasonably small capital with which to conduct the business in which it is engaged as such business is now conducted and is proposed to be conducted following the Closing Date.

                  SECTION 3.17 EMPLOYEE BENEFIT PLANS. (a) Each Company and its ERISA Affiliates is in compliance in all material respects with the applicable provisions of ERISA and the Code and the regulations and published interpretations thereunder. No ERISA Event has occurred or is

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reasonably expected to occur that, when taken together with all other such ERISA
Events, could reasonably be expected to result in material liability of any Company or any of its ERISA Affiliates or the imposition of a Lien on any of the property of any Company. The present value of all accumulated benefit obligations of all underfunded Plans (based on the actuarial assumptions and methods utilized under Section 4001(A)(18) of ERISA) did not, as of the date of the most recent financial statements reflecting such amounts, exceed by more than $6.5 million the fair market value of the property of all such underfunded Plans. Using actuarial assumptions and computation methods consistent with subpart I of subtitle E of Title IV of ERISA, the aggregate liabilities of each Company or its ERISA Affiliates to all Multiemployer Plans in the event of a complete withdrawal therefrom, as of the close of the most recent fiscal year of each such Multiemployer Plan, could not reasonably be expected to result in a Material Adverse Effect.

                  (b) To the extent applicable, each Foreign Plan has been maintained in substantial compliance with its terms and with the requirements of any and all applicable laws, statutes, rules, regulations and orders and has been maintained, where required, in good standing with applicable regulatory authorities. No Company has incurred any material obligation in connection with the termination of or withdrawal from any Foreign Plan. The present value of the accrued benefit liabilities (whether or not vested) under each Foreign Plan which is funded, determined as of the end of the most recently ended fiscal year of the respective Company on the basis of actuarial assumptions, each of which is reasonable, did not exceed the current value of the property of such Foreign Plan, and for each Foreign Plan which is not funded, the obligations of such Foreign Plan are properly accrued.

                  SECTION 3.18 ENVIRONMENTAL MATTERS. (a) Except as set forth in Schedule 3.18 and except as, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect:

                  (i) The Companies and their businesses, operations and Real Property are and in the last six years have been in compliance with, and the Companies have no liability under, Environmental Law;

                  (ii) The Companies have obtained all Environmental Permits required for the conduct of their businesses and operations, and the ownership, operation and use of their property, under Environmental Law, and all such Environmental Permits are valid and in good standing and are not subject to any appeal or other administrative or judicial proceeding pursuant to which such Environmental Permits may be subject to modification, termination or recission;

                  (iii) There has been no Release or threatened Release of Hazardous Materials on, at, under or from any Real Property or facility presently or formerly owned, leased, occupied or operated by the Companies or their predecessors in interest that could result in liability by the Companies under Environmental Law;

                  (iv) There is no Environmental Claim pending or, to the knowledge of the Companies, threatened against the Companies, or relating to the Real Property currently or formerly owned, leased, occupied or operated by the Companies or relating to the operations of the Companies, and, to the knowledge of the Companies, there are no actions, activities, circumstances, conditions, events or incidents that could form the basis of such an Environmental Claim;

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

                  (v) No person with an indemnity or contribution obligation to the Companies relating to compliance with or liability under Environmental Law is in default with respect to such obligation;

                  (vi) None of the assets of the Company are required to be upgraded or modified in order to remain in compliance with Environmental Laws; and

                  (vii) No Company is obligated to perform any action or otherwise incur any expense under Environmental Law pursuant to any order, decree, judgment or agreement by which it is bound or has assumed by contract or agreement, and no Company is conducting or financing any Response pursuant to any Environmental Law with respect to any Real Property or any other location.

                  (b)      Except as set forth in Schedule 3.18:

                  (i) No Real Property or facility owned, operated, occupied or leased by the Companies and, to the knowledge of the Companies, no Real Property or facility formerly owned, operated, occupied or leased by the Companies or any of their predecessors in interest is (i) listed or proposed for listing on the National Priorities List promulgated pursuant to CERCLA or (ii) listed on the Comprehensive Environmental Response, Compensation and Liability Information System promulgated pursuant to CERCLA or (iii) included on any similar list maintained by any Governmental Authority including any such list relating to petroleum;

                  (ii) No Lien has been recorded or, to the knowledge of any Company, threatened under any Environmental Law with respect to any Real Property or property of the Companies;

                  (iii) The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not require any notification, registration, filing, reporting, disclosure, investigation, remediation or cleanup pursuant to any Governmental Real Property Disclosure Requirements or any other Environmental Law; and

                  (iv) The Companies have made available to the Lenders all material records and files in the possession, custody or control of, or otherwise reasonably available to, the Companies concerning compliance with or liability under Environmental Law, including those concerning the existence of Hazardous Materials at Real Property or facilities currently or formerly owned, operated, leased, occupied or used by the Companies.

                  SECTION 3.19      INSURANCE. Schedule 3.19 sets forth a
true, complete and correct description of all insurance maintained by each Company as of the Closing Date. All insurance maintained by the Companies is in full force and effect, all premiums have been duly paid, no Company has received notice of violation or cancellation thereof, each Mortgaged Property, and the use, occupancy and operation thereof, comply in all material respects with all Insurance Requirements, and there exists no default under any Insurance Requirement. Each Company has insurance in such amounts and covering such risks and liabilities as are customary for companies of a similar size engaged in similar businesses in similar locations.

                  SECTION 3.20 SECURITY DOCUMENTS. (a) The Security Documents are effective to create in favor of the Collateral Agent for the benefit of the Secured Parties, legal, valid and enforceable Liens on, and security interests in, the Security Agreement Collateral and, when (i) financing statements

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

and other filings in appropriate form are filed in the offices specified on
Schedule 6 to the Perfection Certificate and (ii) upon the taking of possession or control by the Collateral Agent of the Security Agreement Collateral with respect to which a security interest may be perfected only by possession or control (which possession or control shall be given to the Collateral Agent to the extent possession or control by the Collateral Agent is required by each Security Agreement), the Liens created by the Security Documents shall constitute fully perfected Liens on, and security interests in, all right, title and interest of the grantors thereunder in the Security Agreement Collateral (other than (A) the Intellectual Property Collateral (as defined in the Security Agreement) and (B) such Security Agreement Collateral in which a security interest cannot be perfected under the UCC as in effect at the relevant time in the relevant jurisdiction), in each case subject to no Liens other than Permitted Collateral Liens.

                  (b) When the Security Agreement or a short form thereof is filed in the United States Patent and Trademark Office and the United States Copyright Office, the Liens created by such Security Agreement shall constitute fully perfected Liens on, and security interests in, all right, title and interest of the grantors thereunder in the Intellectual Property Collateral (as defined in such Security Agreement), in each case subject to no Liens other than Permitted Collateral Liens.

                  (c) Each Mortgage is effective to create, in favor of the Collateral Agent, for its benefit and the benefit of the Secured Parties, subject only to Permitted Collateral Liens or other Liens acceptable to the Collateral Agent, legal, valid and enforceable first priority Liens on, and security interests in, all of the Loan Parties' right, title and interest in and to the Mortgaged Properties thereunder and the proceeds thereof, and when the Mortgages are recorded in the offices specified on Schedule 1.01(c) and upon the filing of the financing statements relating to fixtures in the offices specified on Schedule 1.01(c) (if Schedule 1.01(c) indicates that such filing is necessary) (or, in the case of any Mortgage executed and delivered after the date thereof in accordance with the provisions of Sections 5.11 and 5.12, when such Mortgage is recorded in the offices specified in the local counsel opinion delivered with respect thereto in accordance with the provisions of Sections
5.11 and 5.12 and upon the filing of the financing statements relating to fixtures in the offices specified in the local counsel opinion delivered with respect thereto, to the extent that such local counsel opinion indicates that such filings are necessary to perfect liens in fixtures), such Security Documents shall constitute fully perfected Liens on, and security interests in, all right, title and interest of the Loan Parties in the Mortgaged Properties and the proceeds thereof, in each case prior and superior in right to any other person, other than Liens permitted by this Section 3.20(c).

                  (d)      Each Security Document delivered pursuant to Sections
5.11 and 5.12 will, upon execution and delivery thereof, be effective to create in favor of the Collateral Agent, for the benefit of the Secured Parties, legal, valid and enforceable Liens on, and security interests in, all of the Loan Parties' right, title and interest in and to the Collateral thereunder, and when all appropriate filings or recordings are made in the offices identified in
Schedule 6 to the Perfection Certificate and as may otherwise be required under applicable law, such Security Document will constitute fully perfected Liens on, and security interests in, all right, title and interest of the Loan Parties in such Collateral, to the extent perfection can be obtained by filing UCC financing statements, other than with respect to Intellectual Property, in which a security interest may be perfected by filing, recording or registering a security agreement, financing statement or analogous document in the United States Patent and Trademark Office or the United States Copyright Office or equivalent foreign office, as applicable, in each case subject to no Liens other than the applicable Permitted Collateral Liens.

                  SECTION 3.21 ACQUISITION DOCUMENTS; REPRESENTATIONS AND WARRANTIES IN ACQUISITION AGREEMENT. (a) Schedule 3.21 lists (i) each exhibit, schedule, annex or other attachment to

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

the Acquisition Agreement and (ii) each agreement, certificate, instrument, letter or other document contemplated by the Acquisition Agreement or any item referred to in clause (i) to be entered into, executed or delivered or to become effective in connection with the Acquisition or otherwise entered into, executed or delivered in connection with the Acquisition. The Lenders have been furnished true and complete copies of each Acquisition Document to the extent executed and delivered on or prior to the Closing Date.

                  (b) All representations and warranties of each Company set forth in the Acquisition Agreement were true and correct in all material respects as of the time such representations and warranties were made and shall be true and correct in all material respects as of the Closing Date as if such representations and warranties were made on and as of such date, unless stated to relate to a specific earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date.

                  SECTION 3.22      ANTI-TERRORISM LAW. (a) No Loan Party
and, to the knowledge of the Loan Parties, none of its Affiliates is in violation of any laws relating to terrorism or money laundering ("ANTI-TERRORISM LAWS"), including Executive Order No. 13224 on Terrorist Financing, effective September 24, 2001 (the "EXECUTIVE ORDER"), and the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Public Law 107-56.

                  (b) No Loan Party, and to the knowledge of the Loan Parties, no Affiliate or broker or other agent of any Loan Party acting or benefiting in any capacity in connection with the Loans is any of the following:

                  (i) a person that is listed in the annex to, or is otherwise subject to the provisions of, the Executive Order;

                  (ii) a person owned or controlled by, or acting for or on behalf of, any person that is listed in the annex to, or is otherwise subject to the provisions of, the Executive Order;

                  (iii) a person with which any Lender is prohibited from dealing or otherwise engaging in any transaction by any Anti-Terrorism Law;

                  (iv) a person that commits, threatens or conspires to commit or supports "terrorism" as defined in the Executive Order; or

                  (v) a person that is named as a "specially designated national and blocked person" on the most current list published by the U.S. Treasury Department Office of Foreign Assets Control ("OFAC") at its official website or any replacement website or other replacement official publication of such list.

                  (c) No Loan Party and, to the knowledge of the Loan Parties, no broker or other agent of any Loan Party acting in any capacity in connection with the Loans (i) conducts any business or engages in making or receiving any contribution of funds, goods or services to or for the benefit of any person described in paragraph (b) above, (ii) deals in, or otherwise engages in any transaction relating to, any property or interests in property blocked pursuant to the Executive Order, or (iii) engages in or conspires to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in any Anti-Terrorism Law.

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                                   ARTICLE IV

                         CONDITIONS TO CREDIT EXTENSIONS

                  SECTION 4.01      CONDITIONS TO INITIAL CREDIT EXTENSION.
The obligation of each Lender and, if applicable, each Issuing Bank to fund the initial Credit Extension requested to be made by it shall be subject to the prior or concurrent satisfaction of each of the conditions precedent set forth in this Section 4.01.

                  (a) Loan Documents. All legal matters incident to this Agreement, the Credit Extensions hereunder and the other Loan Documents shall be reasonably satisfactory to the Lenders, to the Issuing Bank and to the Administrative Agent and there shall have been delivered to the Administrative Agent an executed counterpart of each of the Loan Documents and the Perfection Certificate.

                  (b) Corporate Documents. The Administrative Agent shall have received:

                           (i) a certificate of the secretary or assistant secretary of each Loan Party dated the Closing Date, certifying (A) that attached thereto is a true and complete copy of each Organizational Document of such Loan Party certified (to the extent applicable) as of a recent date by the Secretary of State of the state of its organization, (B) that attached thereto is a true and complete copy of resolutions duly adopted by the Board of Directors of such Loan Party authorizing the execution, delivery and performance of the Loan Documents to which such person is a party and, in the case of Borrower, the borrowings hereunder, and that such resolutions have not been modified, rescinded or amended and are in full force and effect and (C) as to the incumbency and specimen signature of each officer executing any Loan Document or any other document delivered in connection herewith on behalf of such Loan Party (together with a certificate of another officer as to the incumbency and specimen signature of the secretary or assistant secretary executing the certificate in this clause (i));

                           (ii) a certificate as to the good standing of each Loan Party (in so-called "long-form" if available) as of a recent date, from such Secretary of State; and

                           (iii) such other documents as the Lenders, the Issuing Bank or the Administrative Agent may reasonably have requested on or prior to the Closing Date.

                  (c) Officers' Certificate. The Administrative Agent shall have received a certificate, dated the Closing Date and signed by the chief executive officer and the chief financial officer of Borrower, confirming compliance with the conditions precedent set forth in this
         Section 4.01 and Sections 4.02(b), (c) and (d).

                  (d) Financings and Other Transactions, Etc. (i) The Lenders shall have reviewed, and be reasonably satisfied with, the final terms and conditions of the Acquisition Documents (other than the Acquisition Agreement) and each of the other Transaction Documents and the Acquisition and the other Transactions shall have been consummated or shall be consummated simultaneously on the Closing Date, in each case in all material respects in accordance with the terms hereof and of the other Transaction Documents (as so reviewed and approved by the Lenders), without waiver or amendment of any such terms that has not been previously approved by the Administrative Agent unless and to the extent that any such waiver or amendment could not reasonably be deemed to be materially adverse to the interests of the Lenders.

                  (ii) The Equity Financing shall have been consummated. The terms of the Stock Consideration shall not require any payments or other distributions of cash or property in respect thereof, or any purchases, redemptions or other acquisitions thereof for cash or property, in each case prior to the payment in full of all obligations under the Loan Documents, except as permitted by the Loan Documents.

                  (iii) The Lenders shall have reviewed, and be reasonably satisfied with, the ownership, corporate, legal, tax, management and capital structure of Borrower and its Subsidiaries (after giving effect to the Transactions) and any securities issued, and any indemnities, employment and other arrangements entered into, in connection with the Transactions and shall be reasonably satisfied with the amount and terms of all outstanding letters of credit and Non-Recourse Indebtedness of Borrower and its Subsidiaries and the Acquired Business and their respective affiliates (including the existence and scope of any security interests or Liens securing such Non-Recourse Indebtedness and the non-recourse nature thereof).

                  (iv) The Refinancing shall have been consummated in full to the reasonable satisfaction of the Lenders with all liens in favor of the existing lenders being unconditionally released; the Administrative Agent shall have received a "pay-off" letter in form and substance reasonably satisfactory to the Administrative Agent with respect to all debt being refinanced in the Refinancing; and the Administrative Agent shall have received from any person holding any Lien securing any such debt such UCC termination statements, mortgage releases, releases of assignments of leases and rents, releases of security interests in Intellectual Property and other instruments, in each case in proper form for recording, as the Administrative Agent shall have reasonably requested to release and terminate of record the Liens securing such debt.

                  (e) Financial Statements, Pro Forma Balance Sheet; Projections. The Lenders shall have received and shall be satisfied with the form and substance of the financial statements described in
         Section 3.04.

                  (f) Indebtedness and Minority Interests. After giving effect to the Transactions and the other transactions contemplated hereby, no Company shall have outstanding any Indebtedness or preferred stock other than (i) the Loans and Credit Extensions hereunder, (ii) the Indebtedness listed on Schedule 6.01(b) and (iii) Indebtedness owed to Borrower or any Guarantor.

                  (g) Opinions of Counsel. The Administrative Agent shall have received, on behalf of itself, the other Agents, the Arranger, the Lenders and the Issuing Bank, a favorable written opinion of (i) Testa, Hurwitz & Thibeault, LLP, special counsel for the Loan Parties, substantially to the effect set forth in Exhibit N-I, (ii) each local counsel listed on Schedule 4.01(g), substantially to the effect set forth in Exhibit N-2, in each case (A) dated the Closing Date, (B) addressed to the Agents, the Issuing Bank and the Lenders and (C) covering such matters relating to the Loan Documents and the Transactions as the Administrative Agent shall reasonably request, and
         (iii) a copy of each legal opinion delivered under the other Transaction Documents, accompanied by reliance letters from the party delivering such opinion authorizing the Agents, Lenders and the Issuing Bank to rely thereon as if such opinion were addressed to them.

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

                  (h) Solvency Certificate. The Administrative Agent shall have received a solvency certificate in the form of Exhibit O, dated the Closing Date and signed by the chief financial officer of Borrower, which solvency certificate shall, among other things, confirm that Borrower will have not less than $20 million of availability in the form of Revolving Loans for the making of loans to be used for general working capital purposes after giving effect to the Transactions.

                  (i) Closing Date Leverage Ratio. The Total Funded Debt Leverage Ratio, on a Pro Forma Basis after giving effect to the Transactions, on and as of the Closing Date for the four-quarter period ending September 30, 2003 shall not be greater than 3.3 to 1.00, it being agreed that pro forma Consolidated EBITDA for such period shall be $58.7 million unless there shall have been a restatement or other adjustment to any of Borrower's financial statements during the period from November 18, 2003 through the Closing Date, in which case the pro forma Consolidated EBITDA shall be adjusted in a manner consistent with such restatement or adjustment, as reasonably determined by the Arranger.

                  (j) Requirements of Law. The Lenders shall be satisfied that the Borrower, its Subsidiaries (including the Acquired Business) and the Transactions shall be in full compliance with all material Requirements of Law, including Regulations T, U and X of the Board, and shall have received satisfactory evidence of such compliance reasonably requested by them.

                  (k) Consents. The Lenders shall be satisfied that all requisite Governmental Authorities and third parties shall have approved or consented to the Transactions, and there shall be no governmental or judicial action, actual or threatened, that has or would have, singly or in the aggregate, a reasonable likelihood of restraining, preventing or imposing burdensome conditions on the Transactions or the other transactions contemplated hereby.

                  (l) Litigation. There shall be no litigation, public or private, or administrative proceedings, governmental investigation or other legal or regulatory developments, actual or threatened, that, singly or in the aggregate, could reasonably be expected to result in a Material Adverse Effect, or could materially and adversely affect the ability of Borrower and the Subsidiaries to fully and timely perform their respective obligations under the Transaction Documents, or the ability of the parties to consummate the financings contemplated hereby or the other Transactions.

                  (m) Sources and Uses. The sources and uses of the Loans shall be as set forth in Section 3.12 and, after giving effect to the Transactions, the Borrower shall have not less than $20 million of availability in the form of Revolving Loans for general working capital purposes.

                  (n) Fees. The Arranger and Administrative Agent shall have received all Fees and other amounts due and payable on or prior to the Closing Date, including, to the extent invoiced, reimbursement or payment of all reasonable out-of-pocket expenses (including the legal fees and expenses of Latham & Watkins LLP, special counsel to the Agents, and the reasonable fees and expenses of any local counsel, appraisers, consultants and other advisors) required to be reimbursed or paid by Borrower hereunder or under any other Loan Document. The fees and expenses of the Transactions shall not exceed $17.5 million.

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

                  (o) Personal Property and Fixture Requirements. The Collateral Agent shall have received:

                           (i) all certificates, agreements or instruments representing or evidencing the Securities Collateral accompanied by instruments of transfer and stock powers undated and endorsed, by an effective endorsement, in blank;

                           (ii) the Intercompany Note executed by and among Borrower and each of its Subsidiaries, accompanied by instruments of transfer undated and endorsed, by an effective endorsement, in blank;

                           (iii)    all other certificates, agreements,
                  including control agreements, or instruments necessary to perfect the Collateral Agent's security interest in all Chattel Paper, all Instruments, all Deposit Accounts and all Investment Property of each Loan Party (as each such term is defined in the Security Agreement and to the extent required by the Security Agreement);

                           (iv) UCC financing statements in appropriate form for filing under the UCC, intellectual property documents in appropriate form for filing with the United States Patent and Trademark Office and United States Copyright Office or equivalent foreign office and such other documents under applicable Requirements of Law in each jurisdiction as may be necessary or appropriate or, in the opinion of the Collateral Agent, desirable to perfect the Liens created, or purported to be created, by the Security Documents and, with respect to all UCC financing statements required to be filed pursuant to the Loan Documents, evidence reasonably satisfactory to the Administrative Agent that Borrower has retained, at its sole cost and expense, a service provider acceptable to the Administrative Agent for the tracking of all such financing statements and notification to the Administrative Agent, of, among other things, the upcoming lapse or expiration thereof;

                           (v) certified copies of UCC, United States Patent and Trademark Office and United States Copyright Office, tax and judgment lien searches, bankruptcy and pending lawsuit searches or equivalent reports or searches, each of a recent date listing all effective financing statements, lien notices or comparable documents that name any Loan Party as debtor and that are filed in those state and county jurisdictions in which any property of any Loan Party is located and the state and county jurisdictions in which any Loan Party is organized or maintains its principal place of business and such other searches that the Collateral Agent deems necessary or appropriate, none of which encumber the Collateral covered or intended to be covered by the Security Documents (other than Permitted Collateral Liens or any other Liens reasonably acceptable to the Collateral Agent);

                           (vi)     with respect to each location set forth on
                  Schedule 4.01(o)(vi), a Landlord Access Agreement or Bailee Letter, as applicable; provided that no such Landlord Access Agreement or Bailee Letter shall be required with respect to any Real Property that could not be obtained after the Loan Party that is the lessee or owner of the inventory stored with the applicable landlord or bailee thereof shall have used all commercially reasonable efforts to do so; and

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

                           (vii) evidence acceptable to the Collateral Agent of payment or arrangements for payment by the Loan Parties of all applicable recording taxes, fees, charges, costs and expenses required for the recording of the Security Documents.

                  (p) Real Property Requirements. The Collateral Agent shall have received (other than with respect to each Real Property set forth on Schedule 5.11(e)):

                           (i) a Mortgage encumbering each Mortgaged Property in favor of the Collateral Agent, for the benefit of the Secured Parties, duly executed and acknowledged by each Loan Party that is the owner of or holder of any interest in such Mortgaged Property, and otherwise in form for recording in the recording office of each applicable political subdivision where each such Mortgaged Property is situated, together with such certificates, affidavits, questionnaires or returns as shall be required in connection with the recording or filing thereof to create and perfect a lien under applicable law, and such financing statements and any other instruments necessary to grant a mortgage lien under the laws of any applicable jurisdiction, all of which shall be in form and substance reasonably satisfactory to the Collateral Agent;

                           (ii) with respect to each Mortgaged Property, such consents, approvals, amendments, supplements, estoppels, tenant subordination agreements or other instruments as necessary to consummate the Transactions or as shall reasonably be deemed necessary by the Collateral Agent in order for the owner or holder of the fee or leasehold interest constituting such Mortgaged Property to grant the Lien contemplated by the Mortgage with respect to such Mortgaged Property;

                           (iii) with respect to each Mortgage for Real Property located in the United States of America, a policy (or irrevocable commitment to issue a policy) of title insurance insuring (or irrevocably committing to insure) the Lien of such Mortgage as a valid first mortgage Lien on the Mortgaged Property and fixtures described therein in the amount equal to not less than 100% of the fair market value of such Mortgaged Property (to the extent a tie-in endorsement is available with respect to such Mortgaged Property and 115% in all other cases) and fixtures as reasonably determined by the Collateral Agent, which fair market value is set forth on Schedule 4.01(p)(iii), which policy (or commitment) (each, a "TITLE POLICY") shall (A) be issued by the Title Company, (B) to the extent necessary, include such co-insurance and/or reinsurance arrangements (with provisions for direct access, if necessary) as shall be reasonably acceptable to the Collateral Agent, (C) contain a "tie-in" or "cluster" endorsement, if available under applicable law (i.e., policies which insure against losses regardless of location or allocated value of the insured property up to a stated maximum coverage amount), (D) have been supplemented by such endorsements as shall be reasonably requested by the Collateral Agent (including endorsements on matters relating to usury, first loss, last dollar, zoning, contiguity, revolving credit, doing business, non-imputation, public road access, survey, variable rate, environmental lien and so-called comprehensive coverage over covenants and restrictions; provided, however, that in the event a zoning endorsement is not available or is not available at commercially reasonable rates, the Collateral Agent shall have received a zoning report in form and substance reasonably acceptable to the Collateral Agent from The Planning and Zoning Resource Corporation with respect to such Mortgaged Property), and (E) contain no exceptions to title other

                                      -75-

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                  than Permitted Collateral Liens and such other exceptions
                  reasonably acceptable to the Collateral Agent;

                           (iv) with respect to each Mortgaged Property located in the United States of America, such affidavits, certificates, information (including financial data) and instruments of indemnification (including a so-called "gap" indemnification) as shall be required to induce the Title Company to issue the Title Policy/ies (or commitment) and endorsements contemplated above;

                           (v) evidence reasonably acceptable to the Collateral Agent of payment by Borrower of all Title Policy premiums, search and examination charges, and related charges, mortgage recording taxes, fees, charges, costs and expenses required for the recording of the Mortgages, the filing of the fixture filings, if applicable, and issuance of the Title Policies referred to above;

                           (vi) with respect to each Real Property or Mortgaged Property, copies of all Leases in which Borrower or any Subsidiary holds the lessor's interest or other agreements relating to possessory interests, if any. To the extent any of the foregoing affect any Mortgaged Property, such agreement shall be subordinate to the Lien of the Mortgage to be recorded against such Mortgaged Property, either expressly by its terms or pursuant to a subordination, non-disturbance and attornment agreement in form and substance reasonably acceptable to the Collateral Agent, and shall otherwise be reasonably acceptable to the Collateral Agent;

                           (vii) with respect to each Mortgaged Property, each Company shall have made all notifications, registrations and filings, to the extent required by, and in accordance with, all Governmental Real Property Disclosure Requirements applicable to such Mortgaged Property; and

                           (viii)   Surveys with respect to each Mortgaged
                  Property.

                  (q) Insurance. The Administrative Agent shall have received a copy of, or a certificate as to coverage under, the insurance policies required by Section 5.04 and the applicable provisions of the Security Documents, each of which shall be endorsed or otherwise amended to include a "standard" or "New York" lender's loss payable or mortgagee endorsement (as applicable) and shall name the Collateral Agent, on behalf of the Secured Parties, as additional insured, in form and substance reasonably satisfactory to the Administrative Agent.

                  SECTION 4.02      CONDITIONS TO ALL CREDIT EXTENSIONS.
The obligation of each Lender and each Issuing Bank to make any Credit Extension (including the initial Credit Extension) shall be subject to, and to the satisfaction of, each of the conditions precedent set forth below.

                  (a) Notice. The Administrative Agent shall have received a Borrowing Request as required by Section 2.03 (or such notice shall have been deemed given in accordance with Section 2.03) if Loans are being requested or, in the case of the issuance, amendment, extension or renewal of a Letter of Credit, the Issuing Bank and the Administrative Agent shall have received a notice requesting the issuance, amendment, extension or renewal of such Letter of Credit as required by Section 2.18(b) or, in the case of the Borrowing of a Swingline Loan, the

         Swingline Lender and the Administrative Agent shall have received a Borrowing Request as required by Section 2.17(b).

                  (b) No Default. Borrower and each other Loan Party shall be in compliance in all material respects with all the terms and provisions set forth herein and in each other Loan Document on its part to be observed or performed, and, at the time of and immediately after giving effect to such Credit Extension and the application of the proceeds thereof, no Default shall have occurred and be continuing on such date.

                  (c) Representations and Warranties. Each of the representations and warranties made by any Loan Party set forth in
         Article III hereof or in any other Loan Document shall be true and correct in all material respects (except that any representation and warranty that is qualified as to "materiality" or "Material Adverse Effect" shall be true and correct in all respects) on and as of the date of such Credit Extension with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date.

                  (d) No Legal Bar. No order, judgment or decree of any Governmental Authority shall purport to restrain any Lender from making any Loans to be made by it. No injunction or other restraining order shall have been issued shall be pending or noticed with respect to any action, suit or proceeding seeking to enjoin or otherwise prevent the consummation of, or to recover any damages or obtain relief as a result of, the transactions contemplated by this Agreement or the making of Loans hereunder.

                  Each of the delivery of a Borrowing Request or notice requesting the issuance, amendment, extension or renewal of a Letter of Credit and the acceptance by Borrower of the proceeds of such Credit Extension shall constitute a representation and warranty by Borrower and each other Loan Party that on the date of such Credit Extension (both immediately before and after giving effect to such Credit Extension and the application of the proceeds thereof) the conditions contained in this Section 4.02 have been satisfied. Borrower shall provide such information (including calculations in reasonable detail of the covenants in Section 6.10) as the Administrative Agent may reasonably request to confirm that the conditions in this Section 4.02 have been satisfied.

                                   ARTICLE V

                              AFFIRMATIVE COVENANTS

                  Each Loan Party warrants, covenants and agrees with each Lender that so long as this Agreement shall remain in effect and until the Commitments have been terminated and the principal of and interest on each Loan, all Fees and all other expenses or amounts payable under any Loan Document shall have been paid in full and all Letters of Credit have been canceled or have expired and all amounts drawn thereunder have been reimbursed in full, unless the Required Lenders shall otherwise consent in writing, each Loan Party will, and will cause each of its Subsidiaries to:

                  SECTION 5.01 FINANCIAL STATEMENTS, REPORTS, ETC. Furnish to the Administrative Agent and each Lender:

                  (a) Annual Reports. As soon as available and in any event within 90 days after the end of each fiscal year (but no later than the date on which Borrower is required to file a Form

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         10-K under the Exchange Act), (i) the consolidated balance sheet of
         Borrower as of the end of such fiscal year and related consolidated statements of income, cash flows and stockholders' equity for such fiscal year, in comparative form with such financial statements as of the end of, and for, the preceding fiscal year, and notes thereto, all prepared in accordance with Regulation S-X under the Securities Act and accompanied by an opinion of PricewaterhouseCoopers LLP or other independent public accountants of recognized national standing reasonably satisfactory to the Administrative Agent (which opinion shall not be qualified as to scope or contain any going concern or other qualification), stating that such financial statements fairly present, in all material respects, the consolidated financial condition, results of operations and cash flows of Borrower as of the dates and for the periods specified in accordance with GAAP consistently applied and (ii) a management's discussion and analysis of the financial condition and results of operations for such fiscal year, as compared to the previous fiscal year;

                  (b) Quarterly Reports. As soon as available and in any event within 45 days after the end of each of the first three fiscal quarters of each fiscal year (but no later than the date on which Borrower is required to file a Form 10-Q under the Exchange Act), (i) the consolidated balance sheet of Borrower as of the end of such fiscal quarter and related consolidated statements of income and cash flows for such fiscal quarter and for the then elapsed portion of the fiscal year, in comparative form with the consolidated statements of income and cash flows for the comparable periods in the previous fiscal year, and notes thereto, all prepared in accordance with Regulation S-X under the Securities Act and accompanied by a certificate of a Financial Officer stating that such financial statements fairly present, in all material respects, the consolidated financial condition, results of operations and cash flows of Borrower as of the date and for the periods specified in accordance with GAAP consistently applied, and on a basis consistent with audited financial statements referred to in clause (a) of this Section 5.01, subject to normal year-end audit adjustments and (ii) a management's discussion and analysis of the financial condition and results of operations for such fiscal quarter and the then elapsed portion of the fiscal year, as compared to the comparable periods in the previous fiscal year;

                  (c) Financial Officer's Certificate. (i) Concurrently with any delivery of financial statements under Section 5.01(a) or (b) above, a Compliance Certificate certifying that no Default has occurred or, if such a Default has occurred, specifying the nature and extent thereof and any corrective action taken or proposed to be taken with respect thereto; (ii) concurrently with any delivery of financial statements under Section 5.01 (a) or (b) above, a Compliance Certificate setting forth computations in reasonable detail satisfactory to the Administrative Agent demonstrating compliance with the covenants contained in Sections 6.07(f) and 6.10 and, in the case of Section 5.01(a) above, setting forth Borrower's calculation of Excess Cash Flow; and (iii) in the case of Section 5.01(a) above, a report of the accounting firm opining on or certifying such financial statements stating that in the course of its regular audit of the financial statements of Borrower and its Subsidiaries, which audit was conducted in accordance with GAAP, such accounting firm obtained no knowledge that any Default has occurred under Section 6.07(f) or 6.10 or, if in the opinion of such accounting firm such a Default has occurred, specifying the nature and extent thereof;

                  (d) Financial Officer's Certificate Regarding Collateral. Concurrently with any delivery of financial statements under Section 5.01(a) above, a certificate of a Financial Officer setting forth the information required pursuant to the Perfection Certificate Supplement or

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

         confirming that there has been no change in such information since the date of the Perfection Certificate or latest Perfection Certificate Supplement;

                  (e) Public Reports. Promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and other materials filed by any Company with the Securities and Exchange Commission, or any Governmental Authority succeeding to any or all of the functions of said Commission, or with any national securities exchange, or distributed to holders of its Indebtedness pursuant to the terms of the documentation governing such Indebtedness (or any trustee, agent or other representative therefor), as the case may be;

                  (f) Management Letters. Promptly after the receipt thereof by any Company, a copy of any "management letter" and other significant correspondence received by any such person from its certified public accountants and the management's responses thereto;

                  (g) Budgets. No later than 60 days (or, in the case of the fiscal year ending 2003, 120 days) after the first day of each fiscal year of Borrower, a budget in form reasonably satisfactory to the Administrative Agent (including budgeted statements of income for each of Borrower's business segments) prepared by Borrower for (i) each fiscal quarter of such fiscal year prepared in detail and (ii) each of the four years immediately following such fiscal year prepared in summary form, in each case, of Borrower and its Subsidiaries, with appropriate presentation and discussion of the principal assumptions upon which such budgets are based, accompanied by the statement of a Financial Officer of Borrower to the effect that the budget of Borrower is a reasonable estimate for the period covered thereby;

                  (h) Organization. Within 30 days after the close of each fiscal year of Borrower, Borrower shall deliver an accurate organization chart as required by Section 3.07(c), or confirm that there are no changes to Schedule 3.07(c);

                  (i) Organizational Documents. Promptly provide copies of any Organizational Documents that have been amended or modified in accordance with the terms hereof and deliver a copy of any notice of default given or received by any Company under any Organizational Document within 15 days after such Company gives or receives such notice; and

                  (j) Other Information. Promptly, from time to time, such other information regarding the operations, business affairs and financial condition of any Company, or compliance with the terms of any Loan Document, as the Administrative Agent or any Lender may reasonably request.

                  SECTION 5.02 LITIGATION AND OTHER NOTICES. Furnish to the Administrative Agent and each Lender written notice of the following promptly (and, in any event, within three Business Days after any Company becomes aware (or reasonably should become aware) of the occurrence thereof):

                  (a) any Default, specifying the nature and extent thereof and the corrective action (if any) taken or proposed to be taken with respect thereto;

                  (b) the filing or commencement of, or any threat or notice of intention of any person to file or commence, any action, suit, litigation or proceeding, whether at law or in equity by or before any Governmental Authority, (i) against any Company or any Affiliate thereof that could reasonably be expected to result in a Material Adverse Effect or (ii) with respect to any Loan Document;

                  (c) any development that has resulted in, or could reasonably be expected to result in a Material Adverse Effect;

                  (d)      the occurrence of a Casualty Event; and

                  (e) (i) the incurrence of any material Lien (other than Permitted Collateral Liens) on, or claim asserted against any of the Collateral or (ii) the occurrence of any other event which could materially affect the value of the Collateral.

                  SECTION 5.03      EXISTENCE; BUSINESSES AND PROPERTIES.
(a) Do or cause to be done all things necessary to preserve, renew and maintain in full force and effect its legal existence, except as otherwise expressly permitted under Section 6.05 or Section 6.06 or, in the case of any Subsidiary, where the failure to perform such obligations, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

                  (b) Do or cause to be done all things reasonably necessary to obtain, preserve, renew, extend and keep in full force and effect the rights, licenses, permits, privileges, franchises, authorizations, patents, trade secrets, copyrights, trademarks and trade names material to the conduct of its business; maintain and operate such business in substantially the manner in which it is presently conducted and operated (after giving effect to the Acquisition); comply with all applicable Requirements of Law (including any and all zoning, building, Environmental Law, ordinance, code or approval or any building permits or any restrictions of record or agreements affecting the Real Property) and decrees and orders of any Governmental Authority, whether now in effect or hereafter enacted, except where the failure to comply, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect; pay and perform its obligations under all Leases and Transaction Documents; and at all times maintain, preserve and protect all property material to the conduct of such business and keep such property in good repair, working order and condition (other than wear and tear occurring in the ordinary course of business) and from time to time make, or cause to be made, all needful and proper repairs, renewals, additions, improvements and replacements thereto necessary in order that the business carried on in connection therewith may be properly conducted at all times; provided that nothing in this Section 5.03(b) shall prevent (i) sales of property, consolidations or mergers by or involving any Company in accordance with Section 6.05 or Section 6.06; (ii) the withdrawal by any Company of its qualification as a foreign corporation in any jurisdiction where such withdrawal, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect; or (iii) the abandonment by any Company of any rights, franchises, licenses, trademarks, trade names, copyrights or patents that such person reasonably determines are not useful to its business or no longer commercially desirable.

                  SECTION 5.04      INSURANCE. (a) Keep its insurable
property adequately insured at all times by financially sound and reputable insurers; maintain such other insurance, to such extent and against such risks as is customary with companies in the same or similar businesses operating in the same or similar locations, including insurance with respect to Mortgaged Properties and other properties material to the business of the Companies against such casualties and contingencies and of such types and in such amounts with such deductibles as is customary in the case of similar businesses operating in the same or similar locations, including (i) physical hazard insurance on an "all risk" basis, (ii) commercial general liability against claims for bodily injury, death or property damage covering any and all insurable

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claims, (iii) explosion insurance in respect of any boilers, machinery or similar apparatus constituting Collateral, (iv) business interruption insurance,
(v) worker's compensation insurance and such other insurance as may be required by any Requirement of Law and (vi) such other insurance against risks as the Administrative Agent may from time to time require (such policies to be in such form and amounts and having such coverage as may be reasonably satisfactory to the Administrative Agent and the Collateral Agent); provided that with respect to physical hazard insurance, neither the Collateral Agent nor the applicable Company shall agree to the adjustment of any claim thereunder without the consent of the other (such consent not to be unreasonably withheld or delayed); provided, further, that no consent of any Company shall be required during an Event of Default.

                  (b) All such insurance shall (i) provide that no cancellation, material reduction in amount or material change in coverage thereof shall be effective until at least 30 days after receipt by the Collateral Agent of written notice thereof, (ii) name the Collateral Agent as mortgagee (in the case of property insurance) or additional insured on behalf of the Secured Parties (in the case of liability insurance) or loss payee (in the case of property insurance), as applicable, (iii) if reasonably requested by the Collateral Agent and available to Borrower on commercially reasonable terms, include a breach of warranty clause, (iv) contain a waiver of subrogation in favor of the Collateral Agent and (v) be reasonably satisfactory in all other respects to the Collateral Agent.

                  (c) Notify the Administrative Agent and the Collateral Agent immediately whenever any separate insurance concurrent in form or contributing in the event of loss with that required to be maintained under this
Section 5.04 is taken out by any Company; and promptly deliver to the Administrative Agent and the Collateral Agent a duplicate original copy of such policy or policies.

                  (d) With respect to each Mortgaged Property, obtain flood insurance in such total amount as the Administrative Agent or the Required Lenders may from time to time require, if at any time the area in which any improvements located on any Mortgaged Property is designated a "flood hazard area" in any Flood Insurance Rate Map published by the Federal Emergency Management Agency (or any successor agency), and otherwise comply with the National Flood Insurance Program as set forth in the Flood Disaster Protection Act of 1973, as amended from time to time.

                  (e) Deliver to the Administrative Agent or the Collateral Agent a report of a reputable insurance broker with respect to such insurance and such supplemental reports with respect thereto as the Administrative Agent or the Collateral Agent may from time to time reasonably request.

                  (f) No Loan Party that is an owner of Mortgaged Property shall take any action that is reasonably likely to be the basis for termination, revocation or denial of any insurance coverage required to be maintained under such Loan Party's respective Mortgage or that could be the basis for a defense to any claim under any Insurance Policy maintained in respect of the Premises, and each Loan Party shall otherwise comply in all material respects with all Insurance Requirements in respect of each Premises; provided, however, that each Loan Party may, at its own expense and after written notice to the Administrative Agent, (i) contest the applicability or enforceability of any such Insurance Requirements by appropriate legal proceedings, the prosecution of which does not constitute a basis for cancellation or revocation of any insurance coverage required under this Section 5.04 or (ii) cause the Insurance Policy containing any such Insurance Requirement to be replaced by a new policy complying with the provisions of this Section 5.04.

                  (g) Unless Borrower provides evidence of the insurance coverage required hereunder, Administrative Agent or Collateral Agent may purchase insurance at the expense of the

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applicable Subsidiary to protect the Secured Parties' interest in the Mortgaged
Property located in Missouri. This insurance may, but need not protect the interest of such Subsidiary Guarantor. The coverage that Administrative Agent or Collateral Agent purchases may not pay any claim that such Subsidiary Guarantor makes or claim that is made against such Subsidiary Guarantor in connection with such Mortgaged Property. The applicable Subsidiary Guarantor may later cancel any insurance purchased by Administrative Agent or Collateral Agent, but only after providing evidence that such Subsidiary Guarantor has obtained insurance as required by this Credit Agreement. If Administrative Agent or Collateral Agent purchases insurance for such Mortgaged Property, the applicable Subsidiary Guarantor will be responsible for the costs of that insurance, including the insurance premium interest and any other charges Administrative Agent or Collateral Agent may impose in connection with the placement of the insurance, until the effective date of the cancellation or expiration of the insurance. The costs of the insurance may be added to the Indebtedness. The costs of the insurance may be more than the cost of insurance the applicable Subsidiary Guarantor may be able to obtain on its own.

                  SECTION 5.05 OBLIGATIONS AND TAXES. (a) Pay its Indebtedness and other obligations promptly and in accordance with their terms and pay and discharge promptly when due all Taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits or in respect of its property, before the same shall become delinquent or in default, as well as all lawful claims for labor, services, materials and supplies or otherwise that, if unpaid, might give rise to a Lien other than a Permitted Lien upon such properties or any part thereof; provided that such payment and discharge shall not be required with respect to any such Tax, assessment, charge, levy or claim so long as (i) the validity or amount thereof shall be contested in good faith by appropriate proceedings timely instituted and diligently conducted and the applicable Company shall have set aside on its books adequate reserves or other appropriate provisions with respect thereto in accordance with GAAP, (ii) such contest operates to suspend collection of the contested obligation, Tax, assessment or charge and enforcement of a Lien other than a Permitted Lien and
(iii) in the case of Collateral, the applicable Company shall have otherwise complied with the Contested Collateral Lien Conditions.

                  (b) Timely and correctly file all material Tax Returns required to be filed by it.

                  SECTION 5.06 EMPLOYEE BENEFITS. (a) Comply in all material respects with the applicable provisions of ERISA and the Code and (b) furnish to the Administrative Agent (x) as soon as possible after, and in any event within 5 days after any Responsible Officer of any Company or any ERISA Affiliate of any Company knows or has reason to know that, any ERISA Event has occurred that, alone or together with any other ERISA Event could reasonably be expected to result in liability of the Companies or any of their ERISA Affiliates in an aggregate amount exceeding $500,000 or the imposition of a Lien, a statement of a Financial Officer of Borrower setting forth details as to such ERISA Event and the action, if any, that the Companies propose to take with respect thereto, and (y) upon 10 days of becoming available to any Company, copies of (i) each Schedule B (Actuarial Information) to the annual report (Form 5500 Series) filed by any Company or any ERISA Affiliate with the Internal Revenue Service with respect to each Plan; (ii) the most recent actuarial valuation report for each Plan; (iii) all notices received by any Company or any ERISA Affiliate from a Multiemployer Plan sponsor or any governmental agency concerning an ERISA Event; (iv) all non-routine correspondence with any government agency with respect to any Plan or employee benefit plan sponsored or contributed to by any Company; and (v) such other documents or governmental reports or filings relating to any Plan (or employee benefit plan sponsored or contributed to by any Company) as the Administrative Agent shall reasonably request.

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                  SECTION 5.07      MAINTAINING RECORDS; ACCESS TO PROPERTIES
AND INSPECTIONS; ANNUAL MEETINGS. (a) Keep proper books of record and account in which full, true and correct entries in conformity with GAAP and all Requirements of Law are made of all dealings and transactions in relation to its business and activities. Each Company will permit any representatives designated by the Administrative Agent or any Lender to visit and inspect the financial records and the property of such Company at reasonable times and as often as reasonably requested and to make extracts from and copies of such financial records, and permit any representatives designated by the Administrative Agent or any Lender to discuss the affairs, finances, accounts and condition of any Company with the officers and employees thereof and advisors therefor (including independent accountants).

                  (b) Within 120 days after the close of each fiscal year, at the request of the Administrative Agent or Required Lenders, hold a meeting (at a mutually agreeable location and time or, at the option of the Administrative Agent, by conference call) with all Lenders who choose to attend such meeting at which meeting shall be reviewed the financial results of the previous fiscal year and the financial condition of the Companies and the budgets presented for the current fiscal year of the Companies.

                  SECTION 5.08      USE OF PROCEEDS. Use the proceeds of
the Loans and request the issuance of Letters of Credit only for the purposes set forth in Section 3.12.

                  SECTION 5.09 COMPLIANCE WITH ENVIRONMENTAL LAWS; ENVIRONMENTAL REPORTS. (a) Comply, and use all reasonable efforts to cause all lessees and other persons occupying Real Property owned or leased by any Company to comply, in all material respects with all Environmental Laws and Environmental Permits applicable to its operations and Real Property; obtain and renew all material Environmental Permits applicable to its operations and Real Property; and conduct all Responses required by, and in accordance with, Environmental Laws; provided that no Company shall be required to undertake any Response to the extent that its obligation to do so is being contested in good faith and by proper proceedings and appropriate reserves are being maintained with respect to such circumstances in accordance with GAAP.

                  (b)      If a Default caused by reason of a breach of Section
3.18 or Section 5.09(a) shall have occurred and be continuing for more than 20 days without the Companies commencing activities reasonably likely to cure such Default, at the written request of the Administrative Agent or the Required Lenders through the Administrative Agent, Borrower shall provide to the Lenders within 45 days after such request, at the expense of Borrower, an environmental assessment report regarding the matters which are the subject of such Default, including, where appropriate, any soil and/or groundwater sampling, prepared by an environmental consulting firm, and in form and substance, reasonably acceptable to the Administrative Agent and indicating the presence or absence of Hazardous Materials and the estimated cost of any compliance or Response to address them.

                  (c) Each Loan Party that is an owner of Mortgaged Property shall not, and shall take all reasonable efforts necessary to ensure that no other person shall, use, store, generate, handle or Release any Hazardous Material at, in, on, under or upon any Mortgaged Property except in full compliance with applicable Environmental Law and in a manner that is not likely to result in the assertion of any material Environmental Claims against any Company or related to any Mortgaged Property.

                  SECTION 5.10 INTEREST RATE PROTECTION. No later than the 30th day after the Closing Date, Borrower shall enter into, and throughout the term of this Agreement maintain, Hedging Agreements with terms and conditions reasonably acceptable to the Administrative Agent that result in at

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least 50% of the aggregate principal amount of Borrower's Consolidated
Indebtedness (exclusive of Revolving Loans in an aggregate amount not to exceed $20 million and the face amount of all undrawn Letters of Credit) being effectively subject to a fixed or maximum interest rate reasonably acceptable to the Administrative Agent.

                  SECTION 5.11 ADDITIONAL COLLATERAL; ADDITIONAL GUARANTORS. (a) Subject to this Section 5.11, with respect to any property acquired after the Closing Date by any Loan Party that is intended to be subject to the Lien created by any of the Security Documents but is not so subject (but, in any event, excluding any Equity Interest of a Foreign Subsidiary not required to be pledged pursuant to the last sentence of Section 5.11(b) and excluding any property that is the subject of any Existing Non-Recourse Indebtedness or any Additional Non-Recourse Indebtedness permitted under Section 6.01 and excluding any Real Property, for which separate provision is made in clause (c) of this
Section 5.11), promptly (and in any event within 30 days after the acquisition thereof) (i) execute and deliver to the Administrative Agent and the Collateral Agent such amendments or supplements to the relevant Security Documents or such other documents as the Administrative Agent or the Collateral Agent shall deem necessary or advisable to grant to the Collateral Agent, for its benefit and for the benefit of the other Secured Parties, a Lien on such property subject to no Liens other than Permitted Collateral Liens, and (ii) take all actions necessary to cause such Lien to be duly perfected to the extent required by such Security Document in accordance with all applicable Requirements of Law, including the filing of financing statements in such jurisdictions as may be reasonably requested by the Administrative Agent and causing the lien of the Collateral Agent to be noted on any certificate of title covering any Collateral. Borrower shall otherwise take such actions and execute and/or deliver to the Collateral Agent such documents as the Administrative Agent or the Collateral Agent shall require to confirm the validity, perfection and priority of the Lien of the Security Documents against such after-acquired property.

                  (b) With respect to any person that is or becomes a Subsidiary after the Closing Date (other than an Excluded Project Subsidiary), promptly (and in any event within 30 days after such person becomes a Subsidiary) (i) deliver to the Collateral Agent the certificates, if any, representing all of the Equity Interests of such Subsidiary, together with undated stock powers or other appropriate instruments of transfer executed and delivered in blank by a duly authorized officer of the holder(s) of such Equity Interests, and all intercompany notes owing from such Subsidiary to any Loan Party together with instruments of transfer executed and delivered in blank by a duly authorized officer of such Loan Party, (ii) cause such new Subsidiary (A) to execute a Joinder Agreement or such comparable documentation to become a Subsidiary Guarantor and a joinder agreement to the applicable Security Agreement, substantially in the form annexed thereto or, in the case of a Foreign Subsidiary, execute a security agreement compatible with the laws of such Foreign Subsidiary's jurisdiction in form and substance reasonably satisfactory to the Administrative Agent, (B) to take all actions necessary or advisable in the opinion of the Administrative Agent or the Collateral Agent to cause the Lien created by the applicable Security Agreement to be duly perfected to the extent required by such agreement in accordance with all applicable Requirements of Law, including the filing of financing statements in such jurisdictions as may be reasonably requested by the Administrative Agent or the Collateral Agent and (C) in the event any Subsidiary is a partnership or limited liability company, causing such partnership or limited liability company to elect to have its partnership or limited liability company interests treated as securities governed by Article 8 of the Uniform Commercial Code and (iii) comply with the applicable provisions of clause (c) of this Section 5.11 with respect to (A) each Real Property owned in fee by such Subsidiary that, together with any improvements thereon, individually has a fair market value of at least $500,000 and (B) unless the Collateral Agent otherwise consents, each leased Real Property of such Subsidiary which lease individually has a fair market value of at least $500,000. Notwithstanding the foregoing, no

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Foreign Subsidiary shall be required to take the actions specified in clause
(i)-(iii) of this Section 5.11(b), to the extent that doing so would constitute an investment of earnings in United States property under Section 956 (or a successor provision) of the Code, which investment would or could reasonably be expected to trigger a material increase in the taxable income of a United States shareholder of such Subsidiary pursuant to Section 951 (or a successor provision) of the Code, as reasonably determined by Borrower and the Administrative Agent; provided that this exception shall not apply to (A) Voting Stock of any Subsidiary which is a first-tier controlled foreign corporation (as defined in Section 957(a) of the Code) representing up to 65% of the total voting power of all outstanding Voting Stock of such Subsidiary and (B) any portion of the Equity Interests not constituting Voting Stock of any such Subsidiary, except that any such Equity Interests constituting "stock entitled to vote" within the meaning of Treasury Regulation Section 1.956-2(c)(2) shall be treated as Voting Stock for purposes of this Section 5.11(b).

                  (c) Promptly grant to the Collateral Agent, within 60 days of the acquisition thereof, a security interest in and Mortgage on (i) each Real Property owned in fee by such Loan Party as is acquired by such Loan Party after the Closing Date and that, together with any improvements thereon, individually has a fair market value of at least $500,000, and (ii) unless the Collateral Agent otherwise consents, each leased Real Property of such Loan Party which lease individually has a fair market value of at least $500,000, in each case, as additional security for the Obligations (unless the subject property is already mortgaged to a third party to the extent permitted by
Section 6.02 or is the subject of any Existing Non-Recourse Indebtedness or any Additional Non-Recourse Indebtedness permitted under Section 6.01). Such Mortgages shall be granted pursuant to documentation reasonably satisfactory in form and substance to the Administrative Agent and the Collateral Agent and shall constitute valid and enforceable perfected Liens subject only to Permitted Collateral Liens or other Liens acceptable to the Collateral Agent. The Mortgages or instruments related thereto shall be duly recorded or filed in such manner and in such places as are required by law to establish, perfect, preserve and protect the Liens in favor of the Collateral Agent required to be granted pursuant to the Mortgages and all taxes, fees and other charges payable in connection therewith shall be paid in full. Such Loan Party shall otherwise take such actions and execute and/or deliver to the Collateral Agent such documents as the Administrative Agent or the Collateral Agent shall require to confirm the validity, perfection and priority of the Lien of any existing Mortgage or new Mortgage against such after-acquired Real Property (including a Title Policy, a Survey and local counsel opinion (in form and substance reasonably satisfactory to the Administrative Agent and the Collateral Agent) in respect of such Mortgage).

                  (d) Promptly grant to the Collateral Agent a security interest in and Mortgage on each Real Property listed on Schedule 6.06(c), if and to the extent that any such Real Property has not been sold pursuant to
Section 6.06(c) on or before December 31, 2004. Such Mortgages shall be granted pursuant to documentation reasonably satisfactory in form and substance to the Administrative Agent and the Collateral Agent and shall constitute valid and enforceable perfected Liens subject only to Permitted Collateral Liens or other Liens reasonably acceptable to the Collateral Agent. The Mortgages or instruments related thereto shall be duly recorded or filed in such manner and in such places as are required by law to establish, perfect, preserve and protect the Liens in favor of the Collateral Agent required to be granted pursuant to the Mortgages and all taxes, fees and other charges payable in connection therewith shall be paid in full. The applicable Loan Party shall take such actions and execute and/or deliver to the Collateral Agent such documents as the Administrative Agent or the Collateral Agent shall reasonably require to confirm the validity, perfection and priority of the Lien of the Mortgage against any such Real Property (including a Title Policy, a Survey and local counsel opinion (in form and

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substance reasonably satisfactory to the Administrative Agent and the Collateral
Agent) in respect of such Mortgage).

                  (e) Within 90 days after the Closing Date, grant to the Collateral Agent a security interest in and Mortgage on each Real Property listed on Schedule 5.11(e). Such Mortgages shall be granted pursuant to documentation reasonably satisfactory in form and substance to the Administrative Agent and the Collateral Agent and shall constitute valid and enforceable perfected Liens subject only to Permitted Collateral Liens or other Liens reasonably acceptable to the Collateral Agent. The Mortgages or instruments related thereto shall be duly recorded or filed in such manner and in such places as are required by law to establish, perfect, preserve and protect the Liens in favor of the Collateral Agent required to be granted pursuant to the Mortgages and all taxes, fees and other charges payable in connection therewith shall be paid in full. The applicable Loan Party shall take such actions and execute and/or deliver to the Collateral Agent such documents as the Administrative Agent or the Collateral Agent shall reasonably require to confirm the validity, perfection and priority of the Lien of the Mortgage against any such Real Property (including a Title Policy, a Survey and local counsel opinion (in form and substance reasonably satisfactory to the Administrative Agent and the Collateral Agent) in respect of such Mortgage).

                  SECTION 5.12 SECURITY INTERESTS; FURTHER ASSURANCES. Promptly, upon the reasonable request of the Administrative Agent, the Collateral Agent or any Lender, at Borrower's expense, execute, acknowledge and deliver, or cause the execution, acknowledgment and delivery of, and thereafter register, file or record, or cause to be registered, filed or recorded, in an appropriate governmental office, any document or instrument supplemental to or confirmatory of the Security Documents or otherwise deemed by the Administrative Agent or the Collateral Agent reasonably necessary or desirable for the continued validity, perfection and priority of the Liens on the Collateral covered thereby subject to no other Liens except as permitted by the applicable Security Document, or obtain any consents or waivers as may be necessary or appropriate in connection therewith and shall take such other action as may be reasonably requested by the Administrative Agent or the Collateral Agent. Deliver or cause to be delivered to the Administrative Agent and the Collateral Agent from time to time such other documentation, consents, authorizations, approvals and orders in form and substance reasonably satisfactory to the Administrative Agent and the Collateral Agent as the Administrative Agent and the Collateral Agent shall reasonably deem necessary to perfect or maintain the Liens on the Collateral pursuant to the Security Documents. Upon the exercise by the Administrative Agent, the Collateral Agent or any Lender of any power, right, privilege or remedy pursuant to any Loan Document which requires any consent, approval, registration, qualification or authorization of any Governmental Authority execute and deliver all applications, certifications, instruments and other documents and papers that the Administrative Agent, the Collateral Agent or such Lender may require. If the Administrative Agent, the Collateral Agent or the Required Lenders determine that they are required by law or regulation to have appraisals prepared in respect of the Real Property of any Loan Party constituting Collateral, Borrower shall provide to the Administrative Agent appraisals that satisfy the applicable requirements of the Real Estate Appraisal Reform Amendments of FIRREA and are otherwise in form and substance reasonably satisfactory to the Administrative Agent and the Collateral Agent.

                  SECTION 5.13      INFORMATION REGARDING COLLATERAL. (a)
Not effect any change (i) in any Loan Party's legal name, (ii) in the location of any Loan Party's chief executive office, (iii) in any Loan Party's identity or organizational structure, (iv) in any Loan Party's Federal Taxpayer Identification Number or organizational identification number, if any, or (v) in any Loan Party's jurisdiction of organization (in each case, including by merging with or into any other entity, reorganizing, dissolving, liquidating, reorganizing or organizing in any other jurisdiction), until (A) it shall have given the Collateral Agent and the Administrative Agent not less than 30 days' prior written notice (in the form of an Officers' Certificate), or such lesser notice period agreed to by the Collateral Agent, clearly describing such change and providing such other information in connection therewith as the Collateral Agent or the Administrative Agent may reasonably request and (B) it shall have taken all action reasonably satisfactory to the Collateral Agent to maintain the perfection and priority of the security interest of the Collateral Agent for the benefit of the Secured Parties in the Collateral, if applicable. Each Loan Party agrees to promptly provide the Collateral Agent with certified Organizational Documents reflecting any of the changes described in the preceding sentences. Each Loan Party also agrees to promptly notify the Collateral Agent of any change in the location of any office in which it maintains books or records relating to Collateral owned by it or any office or facility at which Collateral is located (including the establishment of any such new office or facility), other than changes in the location of such Collateral to a Mortgaged Property or a leased property subject to a Landlord Access Agreement.

                  (b) Concurrently with the delivery of financial statements pursuant to Section 5.01(a), deliver to the Administrative Agent and the Collateral Agent a Perfection Certificate Supplement and a certificate of a Financial Officer and the chief legal officer of Borrower certifying that all UCC financing statements (including fixture filings, as applicable) or other appropriate filings, recordings or registrations, including all refilings, rerecordings and reregistrations, containing a description of the Collateral have been filed of record in each governmental, municipal or other appropriate office in each jurisdiction necessary to protect and perfect the security interests and Liens under the Security Documents for a period of not less than 18 months after the date of such certificate (except as noted therein with respect to any continuation statements to be filed within such period).

                  SECTION 5.14 DISSOLUTION OF IMMATERIAL SUBSIDIARIES. Unless such Immaterial Subsidiary shall have previously executed a Joinder Agreement or such comparable documentation to become a Subsidiary Guarantor and a joinder agreement to the applicable Security Agreement, substantially in the form annexed thereto, and taken all other actions necessary or advisable in the opinion of the Administrative Agent or the Collateral Agent to become a Subsidiary Guarantor, on or before June 30, 2004, Borrower or the applicable Subsidiary Guarantor shall dissolve in accordance with applicable law (and thereafter cease any and all operations in respect of) each Immaterial Subsidiary and shall provide satisfactory evidence thereof to the Administrative Agent and the Collateral Agent.

                  SECTION 5.15 LETTERS OF CREDIT TO BE COLLATERALIZED. On or before March 31, 2004, Borrower shall have replaced or supported each letter of credit set forth on Schedule 5.15 with a corresponding Letter of Credit issued pursuant to the terms of Section 2.18 on terms and conditions reasonably satisfactory to the Administrative Agent and the Issuing Bank.

                  SECTION 5.16 CERTAIN POST-CLOSING MATTERS. Notwithstanding anything to the contrary set forth herein or in any other Loan Document, Borrower shall not be required to deliver on the Closing Date those items set forth on Schedule 5.16; provided that, as promptly as practicable thereafter, and in any event on or before the date specified therein, Borrower shall be required to deliver or cause to be delivered to the Collateral Agent all such items in a manner reasonably acceptable to the Collateral Agent.

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

                                   ARTICLE VI

                               NEGATIVE COVENANTS

                  Each Loan Party warrants, covenants and agrees with each Lender that, so long as this Agreement shall remain in effect and until the Commitments have been terminated and the principal of and interest on each Loan, all Fees and all other expenses or amounts payable under any Loan Document have been paid in full and all Letters of Credit have been canceled or have expired and all amounts drawn thereunder have been reimbursed in full, unless the Required Lenders shall otherwise consent in writing, no Loan Party will, nor will it cause or permit any of its Subsidiaries to:

                  SECTION 6.01 INDEBTEDNESS. Incur, create, assume or permit to exist, directly or indirectly, any Indebtedness, except

                  (a) Indebtedness incurred under this Agreement and the other Loan Documents;

                  (b) (i) Indebtedness outstanding on the Closing Date and listed on Schedule 6.01(b), and (ii) any Permitted Refinancing Indebtedness in respect thereof;

                  (c) Indebtedness under Hedging Obligations that are designed to protect against fluctuations in interest rates, foreign currency exchange rates or commodity prices, in each case not entered into for speculative purposes; provided that if such Hedging Obligations relate to interest rates, (a) such Hedging Obligations relate to payment obligations on Indebtedness otherwise permitted to be incurred by the Loan Documents and (b) the notional principal amount of such Hedging Obligations at the time incurred does not exceed the principal amount of the Indebtedness to which such Hedging Obligations relate;

                  (d) unsecured Indebtedness permitted by Section 6.04(f) so long as such Indebtedness is subordinated to the Secured Obligations in accordance with the terms and conditions of the Intercompany Note and Section 7.04(d);

                  (e) Indebtedness in respect of Purchase Money Obligations and Capital Lease Obligations, and refinancings or renewals thereof, in an aggregate amount not to exceed $10 million at any time outstanding;

                  (f) Indebtedness incurred by Foreign Subsidiaries in an aggregate amount not to exceed $5 million at any time outstanding;

                  (g) unsecured Indebtedness of any Subsidiary in an aggregate amount for all Subsidiaries not to exceed $10 million, but only to the extent such Indebtedness was outstanding at the time such Subsidiary was acquired pursuant to a Permitted Acquisition;

                  (h)      Additional Non-Recourse Indebtedness; provided that
         (i) at the time of such incurrence, both before and after giving effect thereto, no Event of Default or Default shall have occurred and be continuing and (ii) any equity contribution obligation (contingent or otherwise), Commercial Credit Support Obligation or other investment made or required to be made by Borrower or any Subsidiary Guarantor in respect of or for the benefit of the Excluded Project Subsidiary that has issued or incurred such Additional Non-Recourse Indebtedness (or any related

         Non-Recourse Subsidiary) shall be otherwise permitted under this
         Section 6.01 and/or Section 6.04, as applicable;

                  (i) unsecured Indebtedness (i) that does not mature, and is not subject to mandatory repurchase, redemption or amortization (other than pursuant to customary asset sale or change of control provisions requiring redemption or repurchase only if and to the extent permitted by this Agreement) prior to the date that is six months after the Term Loan Maturity Date, (ii) that is not exchangeable or convertible into Indebtedness of Borrower (other than other Indebtedness permitted by this clause) or any Subsidiary or any preferred stock or other Equity Interest and (iii) solely to the extent the Net Cash Proceeds thereof are used to refinance Term Loans or refinance and permanently reduce commitments in respect of Revolving Loans or Letters of Credit;

                  (j) unsecured Indebtedness in respect of Commercial Credit Support Obligations (other than for an obligation for money borrowed); provided that any such Commercial Credit Support Obligations that are in respect of or for the benefit of Non-Guarantor Subsidiaries shall be in an aggregate amount not to exceed $25 million at any time outstanding for all such Commercial Credit Support Obligations;

                  (k) Contingent Obligations of any Loan Party in respect of Indebtedness otherwise permitted under this Section 6.01;

                  (l) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business; provided, however, that such Indebtedness is extinguished within five Business Days of incurrence;

                  (m) Indebtedness arising in connection with endorsement of instruments for deposit in the ordinary course of business;

                  (n) Indebtedness of the Acquired Business outstanding as of the Closing Date and assumed by Borrower in connection with the Acquisition in an aggregate amount not to exceed $5 million; provided that such indebtedness shall be repaid or prepaid and all obligations of Borrower and each Subsidiary thereunder terminated on or prior to the date that is 5 Business Days after the Closing Date; and

                  (o) other unsecured Indebtedness of any Company in an aggregate amount for all Companies not to exceed $15 million at any time outstanding.

                  SECTION 6.02      LIENS. Create, incur, assume or permit
to exist, directly or indirectly, any Lien on any property now owned or hereafter acquired by it or on any income or revenues or rights in respect of any thereof, except the following (collectively, the "PERMITTED LIENS"):

                  (a) inchoate Liens for taxes, assessments or governmental charges or levies not yet due and payable or delinquent and Liens for taxes, assessments or governmental charges or levies, which (i) are being contested in good faith by appropriate proceedings for which adequate reserves have been established in accordance with GAAP, which proceedings (or orders entered in connection with such proceedings) have the effect of preventing the forfeiture or sale of the property subject to any such Lien, or (ii) in the case of any such charge or claim which has or may become a Lien against any of the Collateral, such Lien and the contest thereof shall satisfy the Contested Collateral Lien Conditions;

                  (b) Liens in respect of property of any Company imposed by law, which were incurred in the ordinary course of business and do not secure Indebtedness for borrowed money, such as carriers', warehousemen's, materialmen's, landlords', workmen's, suppliers', repairmen's and mechanics' Liens and other similar Liens arising in the ordinary course of business, and (i) which do not in the aggregate materially detract from the value of the property of the Companies, taken as a whole, and do not materially impair the use thereof in the operation of the business of the Companies, taken as a whole, (ii) which, if they secure obligations that are then due and unpaid, are being contested in good faith by appropriate proceedings for which adequate reserves have been established in accordance with GAAP, which proceedings (or orders entered in connection with such proceedings) have the effect of preventing the forfeiture or sale of the property subject to any such Lien, and (iii) in the case of any such Lien which has or may become a Lien against any of the Collateral, such Lien and the contest thereof shall satisfy the Contested Collateral Lien Conditions;

                  (c) any Lien in existence on the Closing Date and set forth on Schedule 6.02(c); provided that such Liens (i) shall secure only those obligations which they secure as of the Closing Date and refinancings, refundings, extensions, renewals and replacements thereof, in each case, that are otherwise permitted under Section 6.01 and (ii) shall not encumber any property other than the property subject thereto on the Closing Date (any such Lien, an "EXISTING LIEN");

                  (d) Liens in respect of assets of (and Equity Interests in) an Excluded Project Subsidiary that is either not a Loan Party as of the Closing Date or becomes a Subsidiary after the Closing Date, but only to the extent that such Liens secure Additional Non-Recourse Indebtedness that is permitted by Section 6.01(h);

                  (e) easements, rights-of-way, restrictions (including zoning restrictions), covenants, licenses, encroachments, protrusions and other similar charges or encumbrances, and minor title deficiencies on or with respect to any Real Property, in each case whether now or hereafter in existence, not (i) securing Indebtedness, (ii) individually or in the aggregate materially impairing the value or marketability of such Real Property or (iii) individually or in the aggregate materially interfering with the ordinary conduct of the business of the Companies at such Real Property;

                  (f) Liens arising out of judgments, attachments or awards not resulting in a Default and in respect of which such Company shall in good faith be prosecuting an appeal or proceedings for review in respect of which there shall be secured a subsisting stay of execution pending such appeal or proceedings and, in the case of any such Lien which has or may become a Lien against any of the Collateral, such Lien and the contest thereof shall satisfy the Contested Collateral Lien Conditions;

                  (g) Liens (other than any Lien imposed by ERISA) (x) imposed by law or deposits made in connection therewith in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security legislation,
         (y) incurred in the ordinary course of business to secure the performance of tenders, statutory obligations (other than excise taxes), surety, stay, customs and appeal bonds, statutory bonds, bids, leases, government contracts, trade contracts, performance and return of money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money) or (z) arising by virtue of deposits made in the ordinary course of business to secure liability for premiums to insurance carriers; provided that (i) with respect to clauses (x), (y) and (z) of this paragraph (g), such Liens are for amounts not yet due and payable or delinquent or, to the extent such amounts are so due and payable, such amounts are being contested in good faith by appropriate proceedings for which adequate reserves have been established in accordance with GAAP, which proceedings for orders entered in connection with such proceedings have the effect of preventing the forfeiture or sale of the property subject to any such Lien, (ii) to the extent such Liens are not imposed by law, such Liens shall in no event encumber any property other than cash and Cash Equivalents, (iii) in the case of any such Lien against any of the Collateral, such Lien and the contest thereof shall satisfy the Contested Collateral Lien Conditions and (iv) the aggregate amount of deposits at any time pursuant to clause (y) and clause (z) of this paragraph (g) shall not exceed $250,000 in the aggregate;

                  (h) Leases of the properties of any Company, in each case entered into in the ordinary course of such Company's business so long as such Leases are subordinate in all respects to the Liens granted and evidenced by the Security Documents and do not, individually or in the aggregate, (i) interfere in any material respect with the ordinary conduct of the business of any Company or (ii) materially impair the use (for its intended purposes) or the value of the property subject thereto;

                  (i) Liens on property that is the subject of and are incurred in connection with conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into by any Company in the ordinary course of business in accordance with the past practices of such Company;

                  (j)      Liens securing Indebtedness incurred pursuant to
         Section 6.01(e); provided that any such Liens attach only to the property being financed pursuant to such Indebtedness and do not encumber any other property of any Company;

                  (k) bankers' Liens, rights of setoff and other similar Liens existing solely with respect to cash and Cash Equivalents on deposit in one or more accounts maintained by any Company, in each case granted in the ordinary course of business in favor of the bank or banks with which such accounts are maintained, securing amounts owing to such bank with respect to cash management and operating account arrangements, including those involving pooled accounts and netting arrangements; provided that, unless such Liens are non-consensual and arise by operation of law, in no case shall any such Liens secure (either directly or indirectly) the repayment of any Indebtedness;

                  (l) Liens on property of a person existing at the time such person is acquired or merged with or into or consolidated with any Company to the extent permitted hereunder (and not created in anticipation or contemplation thereof); provided that such Liens do not extend to property not subject to such Liens at the time of acquisition (other than improvements thereon) and are not more favorable to the lienholders than such existing Lien;

                  (m) Liens granted pursuant to the Security Documents to secure the Obligations;

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                  (n)      licenses of Intellectual Property granted by any
         Company in the ordinary course of business and not interfering in any material respect with the ordinary conduct of business of the Companies;

                  (o) the filing of UCC financing statements solely as a precautionary measure in connection with operating leases;

                  (p)      Liens securing Indebtedness incurred pursuant to
         Section 6.01(f); provided that (i) such Liens do not extend to, or encumber, property which constitutes Collateral and (ii) such Liens extend only to the property (or Equity Interests) of the Foreign Subsidiary incurring such Indebtedness; and

                  (q) Liens incurred in the ordinary course of business of any Company with respect to obligations that do not in the aggregate exceed $3 million at any time outstanding, so long as such Liens, to the extent covering any Collateral, are junior to the Liens granted pursuant to the Security Documents;

provided, however, that no consensual Liens shall be permitted to exist, directly or indirectly, on any Securities Collateral, other than Liens granted pursuant to the Security Documents.

                  SECTION 6.03      SALE AND LEASEBACK TRANSACTIONS. Enter
into any arrangement, directly or indirectly, with any person whereby any Company shall sell or transfer any property, real or personal, used or useful in its business, whether now owned or hereafter acquired, and thereafter rent or lease such property or other property which it intends to use for substantially the same purpose or purposes as the property being sold or transferred (a "SALE AND LEASEBACK TRANSACTION") unless (i) the sale of such property is permitted by
Section 6.06, (ii) any Capital Lease Obligations and/or Liens arising in connection with its use of such property are permitted by Section 6.01 and 6.02, respectively, and (iii) it enters into such additional Security Documents and other instruments as shall be required by the Collateral Agent.

                  SECTION 6.04      INVESTMENT, LOAN AND ADVANCES. Directly
or indirectly, lend or commit to lend money or credit (by way of guarantee or otherwise) or make or commit to make advances to any person, or purchase or acquire or commit to purchase or acquire any stock, bonds, notes, debentures or other obligations or securities of, or any other interest in, or make any capital contribution to, any other person, or guarantee the obligation of any other person or purchase or own a futures contract or otherwise become liable for the purchase or sale of currency or other commodities at a future date in the nature of a futures contract (all of the foregoing, collectively, "INVESTMENTS"), except that the following shall be permitted:

                  (a) the Companies may consummate the Transactions (and all transactions directly related thereto that are contemplated to occur after the Closing Date) in accordance with the provisions of the Transaction Documents;

                  (b) Investments outstanding on the Closing Date and identified on Schedule 6.04(b);

                  (c) the Companies may (i) acquire and hold accounts receivables owing to any of them if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary terms, (ii) invest in, acquire and hold cash and Cash Equivalents (provided that any such amounts constituting Cash Equivalents that are held in any account that is not then subject to a Control Agreement in favor of the Collateral Agent for the benefit of the Secured Parties shall not exceed $5 million in the aggregate at any time outstanding), (iii) endorse negotiable instruments held for collection in the ordinary course of business or (iv) make lease, utility and other similar deposits in the ordinary course of business;

                  (d) Hedging Obligations incurred pursuant to Section 6.01(c) and Contingent Obligations permitted to be incurred under
         Section 6.01;

                  (e) loans and advances to directors, employees and officers of Borrower or the Subsidiaries for bona fide business purposes and to purchase Equity Interests of Borrower, in an aggregate amount not to exceed $2 million at any time outstanding; provided that no loans in violation of Section 402 of the Sarbanes-Oxley Act of 2002 shall be permitted hereunder;

                  (f) Investments (i) by Borrower in any Subsidiary Guarantor, (ii) by any Company in Borrower or any Subsidiary Guarantor,
         (iii) by a Subsidiary Guarantor in another Subsidiary Guarantor and
         (iv) by a Non-Guarantor Subsidiary in any other Non-Guarantor Subsidiary; provided that any such Investment in the form of a loan or advance shall be evidenced by the Intercompany Note and, in the case of a loan or advance by a Loan Party, pledged by such Loan Party as Collateral pursuant to the Security Documents;

                  (g) Investments in securities of trade creditors or customers in the ordinary course of business and consistent with such Company's past practices that are received in settlement of bona fide disputes or pursuant to any plan of reorganization or liquidation or similar arrangement upon the bankruptcy or insolvency of such trade creditors or customers;

                  (h) Investments made by Borrower or any Subsidiary as a result of consideration received in connection with an Asset Sale made in compliance with Section 6.06, but only to the extent permitted by
         Section 2.10(c);

                  (i)      Investments consisting of Permitted Acquisitions;

                  (j) in addition to any amounts permitted under Section 6.04(i), (i) up to $70 million in the aggregate for all such Investments (as determined without regard to any write-downs or write-offs of such Investments), which shall be in the form of cash on hand and designated for such purpose as of the Closing Date or cash available from operations (in either case, not from the issuance or incurrence of any Indebtedness), consisting of Investments in Project Subsidiaries (so long as the amount of the obligations in respect of any such Investment consisting of a guarantee is expressly limited to a stated amount) and (ii) at such times as the Total Funded Debt Leverage Ratio is less than or equal to 1.75 to 1.00 for the most recently ended Test Period (on a Pro Forma Basis after giving effect to such Investment), an additional amount not to exceed $20 million in the aggregate for all such Investments (as determined without regard to any write-downs or write-offs of such Investments), which shall be in the form of cash on hand and designated for such purpose as of the Closing Date or cash available from operations (in either case, not from the issuance or incurrence of any Indebtedness), consisting of Investments in Project Subsidiaries (so long as the amount of the obligations in respect of any such Investment consisting of a guarantee is expressly limited to a stated amount); provided that, in each case, (A) any Equity Interests in any such Project Subsidiary (other than an Excluded Project Subsidiary and, in the case of a Foreign Subsidiary, subject to the limitations referred to in Section 5.11(b)) held by a Loan Party shall be pledged pursuant to the Security Documents, (B) at the time of such investment, both before and after giving effect thereto, no Default or Event of Default shall have occurred and be continuing (including with respect to Section 6.15) and (C) after giving effect to such investment, Borrower shall have cash on hand (including in the form of amounts available hereunder to be drawn as Revolving Loans) of not less than $20 million.

                  (k) extensions of trade credit relating to Borrower's consumer water products business that are made in the ordinary course of business and consistent with Borrower's past business practices in an aggregate amount at any time outstanding not to exceed $40 million at any time outstanding;

                  (l) extensions of trade credit to Foreign Subsidiaries that are made in the ordinary course of business and consistent with Borrower's past business practices on terms and conditions at least as favorable to Borrower or the applicable Subsidiary Guarantor as would reasonably be obtained by Borrower or such Subsidiary Guarantor at that time in a comparable arm's-length transaction with a person other than an Affiliate (and, in any event, for a period not in excess of 120 days) in an aggregate amount not to exceed $20 million at any time outstanding;

                  (m) any issuance of Letters of Credit hereunder in accordance with the terms hereof;

                  (n) Investments (including joint ventures and minority interests) in any person (other than a Subsidiary of Borrower) in which any person other than Borrower or its Subsidiaries has an ownership interest in an aggregate amount not to exceed $10 million at any time outstanding;

                  (o) Investments in the form of Equity Interests in Foreign Subsidiaries of Borrower in an aggregate amount not to exceed $5 million at any time outstanding; and

                  (p) other investments in an aggregate amount not to exceed $10 million at any time outstanding.

                  SECTION 6.05 MERGERS AND CONSOLIDATIONS. Wind up, liquidate or dissolve its affairs or enter into any transaction of merger or consolidation (or agree to do any of the foregoing at any future time), except that the following shall be permitted:

                  (a) the Transactions (and all transactions directly related thereto that are contemplated to occur after the Closing Date) as contemplated by the Transaction Documents;

                  (b)      Assets Sales in compliance with Section 6.06;

                  (c)      acquisitions in compliance with Section 6.07;

                  (d) any Company may merge or consolidate with or into Borrower or any Subsidiary Guarantor (as long as Borrower or a Subsidiary Guarantor is the surviving person in such merger or consolidation and, if the surviving person is a Subsidiary Guarantor it remains a Wholly Owned Subsidiary of Borrower); provided that the Lien on and security interest in such property granted or to be granted in favor of the Collateral Agent under the Security Documents shall be maintained or created in accordance with the provisions of Section 5.11 or Section 5.12, as applicable; and

                  (e) any Subsidiary may dissolve, liquidate or wind up its affairs at any time; provided that such dissolution, liquidation or winding up, as applicable, could not reasonably be expected to have a Material Adverse Effect.

                  SECTION 6.06 ASSET SALES. Effect any Asset Sale, or agree to effect any Asset Sale, except that the following shall be permitted:

                  (a) disposition of used, worn out, obsolete or surplus assets by any Company in the ordinary course of business and the abandonment or other disposition of Intellectual Property that is, in the reasonable judgment of Borrower, no longer economically practicable to maintain or useful in the conduct of the business of the Companies taken as a whole;

                  (b) Asset Sales the aggregate consideration received in respect of which pursuant to this clause (b) shall not exceed $30 million in the aggregate over the term of this Agreement and, shall not exceed $10 million with respect to any single Asset Sale;

                  (c) Asset Sales consisting of assets sold on or prior to December 31, 2004 and identified on Schedule 6.06(c); provided that the aggregate consideration received in respect of such Asset Sales shall not exceed $30 million;

                  (d) leases of real or personal property in the ordinary course of business and in accordance with the applicable Security Documents;

                  (e) the Transactions (and all transactions directly related thereto that are contemplated to occur after the Closing Date) as contemplated by the Transaction Documents;

                  (f)      mergers and consolidations in compliance with Section
         6.05;

                  (g) Asset Sales constituting assets of Ecolochem International made in accordance with the UK Subsidiary Reorganization; provided that the fair market value of such tangible assets shall not exceed $20 million in the aggregate; and

                  (h)      Investments in compliance with Section 6.04.

To the extent the Required Lenders waive the provisions of this Section 6.06 with respect to the sale of any Collateral, or any Collateral is sold as permitted by this Section 6.06, such Collateral (unless sold to a Company (other than clause (g) hereof)) shall be sold free and clear of the Liens created by the Security Documents, and the Agents shall take all actions they deem appropriate in order to effect the foregoing.

                  SECTION 6.07 ACQUISITIONS. Purchase or otherwise acquire (in one or a series of related transactions) any part of the property (whether tangible or intangible) of any person (or agree to do any of the foregoing at any future time), except that the following shall be permitted:

                  (a) Capital Expenditures by Borrower and the Subsidiaries shall be permitted to the extent permitted by Section 6.10(d);

                  (b) purchases and other acquisitions of inventory, materials, equipment and intangible property in the ordinary course of business;

                  (c) Investments in compliance with Section 6.04 (other than clause (i) thereof);

                  (d) leases of real or personal property in the ordinary course of business and in accordance with the applicable Security Documents;

                  (e) the Transactions (and all transactions directly related thereto that are contemplated to occur after the Closing Date) as contemplated by the Transaction Documents;

                  (f)      Permitted Acquisitions; and

                  (g)      mergers and consolidations in compliance with Section
         6.05;

provided that the Lien on and security interest in such property granted or to be granted in favor of the Collateral Agent under the Security Documents shall be maintained or created in accordance with the provisions of Section 5.11 or
Section 5.12, as applicable.

                  SECTION 6.08 DIVIDENDS. Authorize, declare or pay, directly or indirectly, any Dividends with respect to any Company, except that the following shall be permitted:

                  (a) Dividends by any Company to Borrower or any Subsidiary Guarantor that is a Wholly Owned Subsidiary of Borrower;

                  (b) payments by Borrower to repurchase or redeem Qualified Capital Stock of Borrower held by officers, directors or employees or former officers, directors or employees (or their transferees, estates or beneficiaries under their estates) of any Company, upon their death, disability, retirement, severance or termination of employment or service; provided that the aggregate cash consideration paid for all such redemptions and payments shall not exceed, in any fiscal year $2 million;

                  (c) other Dividends by any Company in an aggregate amount not to exceed $2 million; and

                  (d) payments by Borrower to repurchase or redeem rights under and in accordance with the terms and conditions of the Renewed Rights Agreement in an aggregate amount not to exceed $500,000 for all such payments.

                  SECTION 6.09 TRANSACTIONS WITH AFFILIATES. Enter into, directly or indirectly, any transaction or series of related transactions, whether or not in the ordinary course of business, with any Affiliate of any Company (other than between or among Borrower and one or more Subsidiary Guarantors), other than on terms and conditions at least as favorable to such Company as would reasonably be obtained by such Company at that time in a comparable arm's-length transaction with a person other than an Affiliate, except that the following shall be permitted:

                  (a)      Dividends permitted by Section 6.08;

                  (b)      Investments permitted by Sections 6.04(e), (f), (j),
         (l), (m), and (o);

                  (c)      Asset Sales permitted by Section 6.06(g);

                  (d) reasonable and customary director, officer and employee compensation (including bonuses) and other benefits (including retirement, health, stock option and other benefit plans) and indemnification arrangements, in each case approved by the Board of Directors or a duly authorized committee thereof;

                  (e) transactions with customers, clients, suppliers, joint venture partners or purchasers or sellers of goods and services, in each case in the ordinary course of business and otherwise not prohibited by the Loan Documents;

                  (f) the existence of, and the performance by any Loan Party of its obligations under the terms of, the Acquisition Documents, any limited liability company, limited partnership or other Organizational Document or securityholders agreement (including any registration rights agreement or purchase agreement related thereto) to which it is a party on the Closing Date and which has been disclosed to the Lenders as of the Closing Date, and similar agreements that it may enter into thereafter; provided, however, that the existence of, or the performance by any Loan Party of obligations under, any amendment to any such existing agreement or any such similar agreement entered into after the Closing Date shall only be permitted by this Section 6.09(f) to the extent not more adverse to the interest of the Lenders in any material respect, when taken as a whole, than any of such documents and agreements as in effect on the Closing Date;

                  (g) sales of Qualified Capital Stock to Affiliates of Borrower not otherwise prohibited by the Loan Documents and the granting of registration and other customary rights in connection therewith;

                  (h) any transaction with an Affiliate where the only consideration paid by any Loan Party is Qualified Capital Stock; and

                  (i) the Transactions (and all transactions directly related thereto that are contemplated to occur after the Closing Date) as contemplated by the Transaction Documents.

                  SECTION  6.10 FINANCIAL COVENANTS.

                  (a) Maximum Total Leverage Ratio. Permit the Total Leverage Ratio, at any date during any period set forth in the table below, to exceed the ratio set forth opposite such period in the table below:

                 TEST PERIOD                      LEVERAGE RATIO
-----------------------------------------------   --------------
June 30, 2004         --      December 31, 2004      4.00 to 1.0
January 1, 2005       --         March 31, 2005      3.75 to 1.0
April 1, 2005         --     September 30, 2005      3.50 to 1.0
October 1, 2005       --      December 31, 2005      3.25 to 1.0
January 1, 2006 and thereafter                       3.00 to 1.0

                  (b) Minimum Interest Coverage Ratio. Permit the Consolidated Interest Coverage Ratio, for any Test Period ending during any period set forth in the table below, to be less than the ratio set forth opposite such period in the table below:

                                 INTEREST
        TEST PERIOD            COVERAGE RATIO
----------------------------   --------------
June 30, 2004 and thereafter      3.00 to 1.0

                  (c) Minimum Fixed Charge Coverage Ratio. Permit the Consolidated Fixed Charge Coverage Ratio, for any Test Period ending during any period in the table set forth below to be less than the ratio set forth opposite such period in the table below:

                                               FIXED CHARGE
               TEST PERIOD                    COVERAGE RATIO
-------------------------------------------   --------------

June 30, 2004     -       December 31, 2005      1.00 to 1.0
January 1, 2006   -       December 31, 2006      1.05 to 1.0
January 1, 2007 and thereafter                   1.10 to 1.0

                  (d) Limitation on Capital Expenditures. Permit the aggregate amount of Capital Expenditures made during any fiscal year for the applicable period set forth below to exceed the amount set forth opposite such period below:

                   PERIOD                     AMOUNT (IN MILLIONS)
-------------------------------------------   -------------------
Closing Date         -    December 31, 2004   $        40 million
January 1, 2005 and thereafter                $        42 million

                  provided, however, that (x) if the aggregate amount of Capital Expenditures made in any fiscal year shall be less than the maximum amount of Capital Expenditures permitted under this Section 6.10(d) for such fiscal year (before giving effect to any carryover), then an amount of such shortfall not exceeding 50% of such maximum amount may be added to the amount of Capital Expenditures permitted under this Section 6.10(d) for the immediately succeeding (but not any other) fiscal year, (y) in determining whether any amount is available for carryover, the amount expended in any fiscal year shall first be deemed to be from the amount allocated to such fiscal year (before giving effect to any carryover) and (z) if on or after January 1, 2006, the Total Funded Debt Leverage Ratio is less than or equal to 1.75 to 1.00 for the most recently ended Test Period, then the amount specified for the applicable period above shall be increased by an amount equal to $8 million.

\
                  SECTION 6.11 PREPAYMENTS OF OTHER INDEBTEDNESS; MODIFICATIONS OF ORGANIZATIONAL DOCUMENTS AND OTHER DOCUMENTS, ETC. Directly or indirectly:

                  (a) make (or give any notice in respect thereof) any voluntary or optional payment or prepayment on or redemption or acquisition for value of, or any prepayment or redemption as a result of any asset sale, change of control or similar event of, any Indebtedness outstanding under any Subordinated Indebtedness, except as otherwise permitted by this Agreement (including, without limitation, any such payment or repayment in respect of Indebtedness permitted under Section 6.01(n));

                  (b) amend or modify, or permit the amendment or modification of, any provision of any Transaction Document in any manner that is adverse in any material respect to the interests of the Lenders; or

                  (c) terminate, amend, modify (including, except as otherwise agreed by the Collateral Agent, electing to treat any Pledge Interests (as defined in the Security Agreement) as a "security" under
         Section 8-103 of the UCC) or change any of its Organizational Documents (including by the filing or modification of any certificate of designation) or any agreement to which it is a party with respect to its Equity Interests (including any stockholders' agreement), or enter into any new agreement with respect to its Equity Interests, other than any such amendments, modifications or changes or such new agreements which are not adverse in any material respect to the interests of the Lenders; provided that Borrower may issue such Equity Interests, so long as such issuance is not prohibited by Section 6.13 or any other provision of this Agreement, and may amend its Organizational Documents to authorize any such Equity Interests.

                  SECTION 6.12 LIMITATION ON CERTAIN RESTRICTIONS ON SUBSIDIARIES. Directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any Subsidiary to (a) pay dividends or make any other distributions on its capital stock or any other interest or participation in its profits owned by Borrower or any Subsidiary, or pay any Indebtedness owed to Borrower or a Subsidiary, (b) make loans or advances to Borrower or any Subsidiary or (c) transfer any of its properties to Borrower or any Subsidiary, except for such encumbrances or restrictions existing under or by reason of (i) applicable law; (ii) this Agreement and the other Loan Documents; (iii) customary provisions restricting subletting or assignment of any lease governing a leasehold interest of a Subsidiary; (iv) customary provisions restricting assignment of any agreement entered into by a Subsidiary in the ordinary course of business (provided that Borrower shall have used commercially efforts to avoid any such restrictions);
(v) any holder of a Lien permitted by Section 6.02 restricting the transfer of the property subject thereto (provided that Borrower shall have used commercially efforts to avoid any such restrictions); (vi) customary restrictions and conditions contained in any agreement relating to the sale of any property permitted under Section 6.06 pending the consummation of such sale;
(vii) any agreement in effect at the time such Subsidiary becomes a Subsidiary of Borrower in accordance with the terms and conditions of the Loan Documents, so long as such agreement was not entered into in connection with or in contemplation of such person becoming a Subsidiary of Borrower; (viii) in the case of any joint venture which is not a Loan Party in respect of any matters referred to in clauses (b) and (c) above, restrictions in such person's Organizational Documents or pursuant to any joint venture agreement or stockholders agreements solely to the extent of the Equity Interests of or property held in the subject joint venture or other entity; or (ix) any encumbrances or restrictions imposed by any amendments or refinancings that are otherwise permitted by the Loan Documents of the contracts, instruments or obligations referred to in clause (vii) above; provided that such amendments or refinancings are no more materially restrictive with respect to such encumbrances and restrictions than those prior to such amendment or refinancing.

                  SECTION 6.13 LIMITATION ON ISSUANCE OF CAPITAL STOCK. (a) With respect to Borrower, issue any Equity Interest that is not Qualified Capital Stock (other than any Equity Interests issued under and in accordance with the Renewed Rights Agreement).

                  (b) With respect to any Subsidiary, issue any Equity Interest (including by way of sales of treasury stock) or any options or warrants to purchase, or securities convertible into, any Equity Interest, except (i) for stock splits, stock dividends and additional issuances of Equity Interests which do not decrease the percentage ownership of Borrower or any Subsidiaries in any class of the Equity Interest of such Subsidiary; (ii) Subsidiaries of Borrower formed after the Closing Date in accordance with
Section 6.14 may issue Equity Interests to Borrower or the Subsidiary of Borrower which is to own such Equity Interests and (iii) stock consideration paid by Ionics Ventures UK (or its direct wholly owned Subsidiary) to Ecolochem International in connection with the UK Subsidiary Reorganization. All Equity Interests issued in accordance with this Section 6.13(b) shall, to the extent required by Sections 5.11 and 5.12 or any Security Agreement, be delivered to the Collateral Agent for pledge pursuant to the applicable Security Agreement.

                  SECTION 6.14 LIMITATION ON CREATION OF SUBSIDIARIES. Establish, create or acquire any additional Subsidiaries without the prior written consent of the Required Lenders; provided that, without such consent, Borrower may (i) establish or create one or more Wholly Owned Subsidiaries of Borrower, (ii) establish, create or acquire one or more Subsidiaries in connection with an Investment made pursuant to Section 6.04(f) or (j) or (iii) acquire one or more Subsidiaries in connection with a Permitted Acquisition, so long as, in each case, Section 5.11(b) shall be complied with.

                  SECTION 6.15 BUSINESS. Engage (directly or indirectly) in any business other than those businesses in which Borrower and its Subsidiaries are engaged on the Closing Date (after giving effect to the Acquisition) as described in the Confidential Information Memorandum (or, in the good faith judgment of the Board of Directors, which are substantially related thereto or are reasonable extensions thereof).

                  SECTION 6.16 LIMITATION ON ACCOUNTING CHANGES. Make or permit any change in accounting policies or reporting practices without the consent of the Required Lenders, which consent shall not be unreasonably withheld, except changes that are required by GAAP.

                  SECTION 6.17 FISCAL YEAR. Change its fiscal year-end to a date other than December 31.

                  SECTION 6.18 LEASE OBLIGATIONS. Create, incur, assume or suffer to exist any obligations as lessee for the rental or hire of real or personal property of any kind under leases or agreements to lease having an original term of one year or more that would cause the direct and contingent liabilities of Borrower and its Subsidiaries, on a consolidated basis, in respect of all such obligations to exceed $10 million payable in any period of 12 consecutive months.

                  SECTION 6.19 NO FURTHER NEGATIVE PLEDGE. Enter into any agreement, instrument, deed or lease which prohibits or limits the ability of any Loan Party to create, incur, assume or suffer to exist any Lien upon any of their respective properties or revenues, whether now owned or hereafter acquired, or which requires the grant of any security for an obligation if security is granted for another obligation, except the following: (i) this Agreement and the other Loan Documents; (ii) covenants in documents creating Liens permitted by Section 6.02 prohibiting further Liens on the properties encumbered thereby; (iii) any other agreement that does not restrict in any manner (directly or indirectly) Liens created pursuant to the Loan Documents on any Collateral securing the Obligations and does not require the direct or indirect granting of any Lien securing any Indebtedness or other obligation by virtue of the granting of Liens on or pledge of property of any Loan Party to secure the Obligations; and (iv) any prohibition or limitation that (a) exists pursuant to applicable law, (b) consists of customary restrictions and conditions contained in any agreement relating to the sale of any property permitted under Section 6.06 pending the consummation of such sale, (c) restricts subletting or assignment of any lease governing a leasehold interest of Borrower or a Subsidiary, (d) exists in any agreement in effect at the time such Subsidiary becomes a Subsidiary of Borrower in accordance with the terms and conditions of the Loan Documents, so long as such agreement was not entered into in contemplation of such person becoming a Subsidiary, (e) restricts the assignment, pledge or creation of any Lien upon license or other rights under license agreements or (f) is imposed by any amendments or refinancings that are otherwise permitted by the Loan Documents of the contracts, instruments or obligations referred to in clause (iv)(d); provided that such amendments and refinancings are no more materially restrictive with respect to such prohibitions and limitations than those prior to such amendment or refinancing.

                  SECTION 6.20 ANTI-TERRORISM LAW; ANTI-MONEY LAUNDERING. (a) Directly or indirectly, (i) knowingly conduct any business or engage in making or receiving any contribution of funds, goods or services to or for the benefit of any Person described in Section 3.22, (ii) knowingly deal in, or otherwise engage in any transaction relating to, any property or interests in property blocked pursuant to the Executive Order or any other Anti-Terrorism Law, or
(iii) knowingly engage in or conspire to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in any Anti-Terrorism Law (and the Loan Parties shall deliver to the Lenders any certification or other evidence requested from time to time by any Lender in its reasonable discretion, confirming the Loan Parties' compliance with this Section 6.20).

                  (b) Cause or permit any of the funds of such Loan Party that are used to repay the Loans to be derived from any unlawful activity with the result that the making of the Loans would be in violation of law.

                  SECTION 6.21 EMBARGOED PERSON. Cause or permit (a) any of the funds or properties of the Loan Parties that are used to repay the Loans to constitute property of, or be beneficially owned directly or indirectly by, any Person subject to sanctions or trade restrictions under United States law ("EMBARGOED PERSON" or "EMBARGOED PERSONS") that is identified on (1) the "List of Specially Designated Nationals and Blocked Persons" (the "SDN LIST") maintained by OFAC and/or on any other similar list ("Other list") maintained by OFAC pursuant to any authorizing statute including, but not limited to, the International Emergency Economic Powers Act, 50 U.S.C. Sections 1701 et seq., The Trading with the Enemy Act, 50 U.S.C. App. 1 et seq., and any Executive Order or regulation promulgated thereunder, with the result that the investment in the Loan Parties (whether directly or indirectly) is prohibited by law, or the Loans made by the Lenders would be in violation of law, or (2) the Executive Order, any related enabling legislation or any other similar Executive Orders (collectively, "EXECUTIVE ORDERS"), or (b) any Embargoed Person to have any direct or indirect interest, of any nature whatsoever in the Loan Parties, with the result that the investment in the Loan Parties (whether directly or indirectly) is prohibited by law or the Loans are in violation of law.

                  SECTION 6.22 IMMATERIAL SUBSIDIARIES. Unless such Immaterial Subsidiary shall have previously executed a Joinder Agreement or such comparable documentation to become a

Subsidiary Guarantor and a joinder agreement to the applicable Security Agreement, substantially in the form annexed thereto, and taken all other actions necessary or advisable in the opinion of the Administrative Agent or the Collateral Agent to become a Subsidiary Guarantor, no Immaterial Subsidiary will have any assets with a fair market value in excess of $100,000 in the aggregate or any ongoing business operations or other activities.

                                  ARTICLE VII

                                   GUARANTEE

                  SECTION 7.01 THE GUARANTEE. The Subsidiary Guarantors hereby, jointly and severally guarantee, each as a primary obligor and not merely as a surety, to each Secured Party and their respective successors and assigns, the prompt payment in full when due (whether at stated maturity, by required prepayment, declaration, demand, by acceleration or otherwise) of the principal of and interest (including any interest, fees, costs or charges that would accrue but for the provisions of the Title 11 of the United States Code after any bankruptcy or insolvency petition under Title 11 of the United States Code) on the Loans made by the Lenders to, and the Notes held by each Lender of, Borrower, and the prompt payment and performance of all other Obligations from time to time owing to the Secured Parties by any Loan Party under any Loan Document in each case strictly in accordance with the terms thereof (such obligations being herein collectively called the "GUARANTEED OBLIGATIONS"). The Subsidiary Guarantors hereby jointly and severally agree that if Borrower or other Guarantor(s) shall fail to pay and perform in full when due (whether at stated maturity, by acceleration or otherwise) any of the Guaranteed Obligations, the Subsidiary Guarantors will promptly pay the same in cash and/or perform the same, as the case may be, without any demand or notice whatsoever, and that in the case of any extension of time of payment or renewal of any of the Guaranteed Obligations, the same will be promptly paid in full when due (whether at extended maturity, by acceleration or otherwise) in accordance with the terms of such extension or renewal.

                  SECTION 7.02 OBLIGATIONS UNCONDITIONAL. The obligations of the Subsidiary Guarantors under Section 7.01 shall constitute a guaranty of payment and to the fullest extent permitted by applicable law, are absolute, irrevocable and unconditional, joint and several, irrespective of the value, genuineness, validity, regularity or enforceability of the Guaranteed Obligations of Borrower under this Agreement, the Notes, if any, or any other agreement or instrument referred to herein or therein, or any substitution, release or exchange of any other guarantee of or security for any of the Guaranteed Obligations, and, irrespective of any other circumstance whatsoever that might otherwise constitute a legal or equitable discharge or defense of a surety or Guarantor (except for payment in full or release by the Collateral Agent in accordance with the terms of the applicable Loan Documents). Without limiting the generality of the foregoing, it is agreed that the occurrence of any one or more of the following shall not alter or impair the liability of the Subsidiary Guarantors hereunder which shall remain absolute, irrevocable and unconditional under any and all circumstances as described above:

                  (i) at any time or from time to time, without notice to the Subsidiary Guarantors, the time for any performance of or compliance with any of the Guaranteed Obligations shall be extended, or such performance or compliance shall be waived;

                  (ii) any of the acts mentioned in any of the provisions of this Agreement or the Notes, if any, or any other agreement or instrument referred to herein or therein shall be done or omitted;

                  (iii) the maturity of any of the Guaranteed Obligations shall be accelerated, or any of the Guaranteed Obligations shall be amended in any respect, or any right under the Loan Documents or any other agreement or instrument referred to herein or therein shall be amended or waived in any respect or any other guarantee of any of the Guaranteed Obligations or any security therefor shall be released or exchanged in whole or in part or otherwise dealt with;

                  (iv) any Lien or security interest granted to, or in favor of, Issuing Bank or any Lender or Agent as security for any of the Guaranteed Obligations shall fail to be perfected; or

                  (v)      the release of any other Guarantor pursuant to
         Section 7.09.

                  Each Subsidiary Guarantor hereby expressly waives diligence, presentment, demand of payment, protest and all notices whatsoever, and any requirement that any Secured Party exhaust any right, power or remedy or proceed against Borrower under this Agreement or the Notes, if any, or any other agreement or instrument referred to herein or therein, or against any other person under any other guarantee of, or security for, any of the Guaranteed Obligations. Each Subsidiary Guarantor waives any and all notice of the creation, renewal, extension, waiver, termination or accrual of any of the Guaranteed Obligations and notice of or proof of reliance by any Secured Party upon this Guarantee or acceptance of this Guarantee, and the Guaranteed Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred in reliance upon this Guarantee, and all dealings between Borrower and the Secured Parties shall likewise be conclusively presumed to have been had or consummated in reliance upon this Guarantee. This Guarantee shall be construed as a continuing, absolute, irrevocable and unconditional guarantee of payment without regard to any right of offset with respect to the Guaranteed Obligations at any time or from time to time held by Secured Parties, and the obligations and liabilities of the Subsidiary Guarantors hereunder shall not be conditioned or contingent upon the pursuit by the Secured Parties or any other person at any time of any right or remedy against Borrower or against any other person which may be or become liable in respect of all or any part of the Guaranteed Obligations or against any collateral security or guarantee therefor or right of offset with respect thereto. This Guarantee shall remain in full force and effect and be binding in accordance with and to the extent of its terms upon the Subsidiary Guarantors and the successors and assigns thereof, and shall inure to the benefit of the Lenders, and their respective successors and assigns, notwithstanding that from time to time during the term of this Agreement there may be no Guaranteed Obligations outstanding. To the extent permitted by applicable law, each Subsidiary Guarantor hereby expressly waives any and all suretyship defenses to which it might otherwise be entitled.

                  SECTION 7.03 REINSTATEMENT. The obligations of the Subsidiary Guarantors under this Article VII shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of Borrower or other Loan Party in respect of the Guaranteed Obligations is rescinded or must be otherwise restored by any holder of any of the Guaranteed Obligations, whether as a result of any proceedings in bankruptcy or reorganization or otherwise.

                  SECTION 7.04 SUBROGATION; RIGHTS OF REIMBURSEMENT; SUBORDINATION Each Subsidiary Guarantor hereby agrees that until the indefeasible payment and satisfaction in full in cash of all Guaranteed Obligations and the expiration and termination of the Commitments of the Lenders under this Agreement it shall waive any claim and shall not exercise any right or remedy, direct or indirect, arising by reason of any performance by it of its guarantee in Section 7.01, whether by subrogation or otherwise, against Borrower or any other Guarantor of any of the Guaranteed Obligations or any security for any of the Guaranteed Obligations.

                  (b) If any payment is made by a Subsidiary Guarantor or from its property, such Subsidiary Guarantor shall be entitled, subject to and upon payment in full of the Obligations, (i) to demand and enforce reimbursement for the full amount of such payment from Borrower and (ii) to demand and enforce contribution in respect of such payment from each other Subsidiary Guarantor that has not paid its fair share of such payment, as necessary to ensure that (after giving effect to any enforcement of reimbursement rights provided hereby) each Subsidiary Guarantor pays its fair share of the unreimbursed portion of such payment. For this purpose, the "fair share" of each Subsidiary Guarantor as to any unreimbursed payment shall be determined based on an equitable apportionment of such unreimbursed payment among all Subsidiary Guarantors based on the relative value of their assets and any other equitable considerations deemed appropriate by a court of competent jurisdiction.

                  (c) If and whenever (after payment in full of the Obligations and delivery of notification thereof to the Collateral Agent) any right of reimbursement or contribution becomes enforceable by any Subsidiary Guarantor against any other Subsidiary Guarantor under Section 7.04(b), such Subsidiary Guarantor shall be entitled, subject to and upon payment in full of the Obligations, to be subrogated (equally and ratably with all other Subsidiary Guarantors entitled to reimbursement or contribution from any other Subsidiary Guarantor as set forth in this Section 7.04) to any security interest that may then be held by the Collateral Agent upon any Collateral granted to it under the Security Documents. Such right of subrogation shall be enforceable solely against the Subsidiary Guarantors, and not against the Collateral Agent or any other Secured Party, and neither the Collateral Agent nor any other Secured Party shall have any duty whatsoever to warrant, ensure or protect any such right of subrogation or to obtain, perfect, maintain, hold, enforce or retain any Collateral for any purpose related to any such right of subrogation. If subrogation is demanded by any Subsidiary Guarantor, then (after payment in full in cash of the Obligations, the termination of all Commitments and the discharge or cash collateralization (at 100% of the aggregate undrawn amount) of all outstanding Letters of Credit) the Collateral Agent shall deliver to the Subsidiary Guarantors making such demand, or to a representative of such Subsidiary Guarantors or of the Subsidiary Guarantors generally, an instrument reasonably satisfactory to the Collateral Agent transferring, on a quitclaim basis without any recourse, representation, warranty or obligation whatsoever, whatever security interest the Collateral Agent then may hold in whatever Collateral may then exist that was not previously released or disposed of by the Collateral Agent (provided that such Subsidiary Guarantors shall prepare and deliver the initial draft of such instrument to the Collateral Agent).

                  (d) Any Indebtedness of any Subsidiary Guarantor permitted pursuant to Section 6.01(d) and all rights and claims arising under this Section 7.04 or based upon or relating to any other right of reimbursement, indemnification, contribution or subrogation that may at any time arise or exist in favor of any Subsidiary Guarantor as to any payment on account of the Obligations made by it or received or collected from its property shall be fully subordinated in all respects to the prior payment in full in cash of all of the Obligations, the termination of all Commitments and the discharge or cash collateralization (at 100% of the aggregate undrawn amount) of all outstanding Letters of Credit and, with respect to any indebtedness permitted pursuant to
Section 6.01(d), otherwise in the manner set forth in the Intercompany Note evidencing such Indebtedness. Until payment in full in cash of the Obligations, the termination of all Commitments and the discharge or cash collateralization (at 100% of the aggregate undrawn amount) of all outstanding Letters of Credit, no Subsidiary Guarantor shall demand or receive any collateral security or, upon and during the continuance of any Default or Event of Default, any payment or distribution whatsoever (whether in cash, property or securities or otherwise) on account of any such right or claim. If any such payment or distribution is made or becomes available to any Subsidiary Guarantor in any bankruptcy case or receivership, insolvency or liquidation proceeding, such payment or distribution shall be delivered by the person making such payment or distribution directly to the Collateral Agent, for application to the payment of the Obligations. If any such payment or distribution is received by any Subsidiary Guarantor, it shall be held by such Subsidiary Guarantor in trust, as trustee of an express trust for the benefit of the Secured Parties, and shall forthwith be transferred and delivered by such Subsidiary Guarantor to the Collateral Agent, in the exact form received and, if necessary, duly endorsed.

                  (e) The obligations of the Subsidiary Guarantors under the Loan Documents, including their liability for the Obligations and the enforceability of the security interests granted thereby, are not contingent upon the validity, legality, enforceability, collectibility or sufficiency of any right of reimbursement, contribution or subrogation arising under this
Section 7.04. The invalidity, insufficiency, unenforceability or uncollectibility of any such right shall not in any respect diminish, affect or impair any such obligation or any other claim, interest, right or remedy at any time held by the Collateral Agent or any other Secured Party against any Subsidiary Guarantor or its property. The Secured Parties make no representations or warranties in respect of any such right and shall have no duty to assure, protect, enforce or ensure any such right or otherwise relating to any such right.

                  (f) Each Subsidiary Guarantor reserves any and all other rights of reimbursement, contribution or subrogation at any time available to it as against any other Subsidiary Guarantor, but (i) the exercise and enforcement of such rights shall be subject to Section 7.04(d) and (ii) neither the Collateral Agent nor any other Secured Party shall at any time have any duty or liability whatsoever in respect of any such right, except as provided in Section 7.04(c).

                  SECTION 7.05 REMEDIES. The Subsidiary Guarantors jointly and severally agree that, as between the Subsidiary Guarantors and the Lenders, the obligations of Borrower under this Agreement and the Notes, if any, may be declared to be forthwith due and payable as provided in Article VIII (and shall be deemed to have become automatically due and payable in the circumstances provided in said Article VIII) for purposes of Section 7.01, notwithstanding any stay, injunction or other prohibition preventing such declaration (or such obligations from becoming automatically due and payable) as against Borrower and that, in the event of such declaration (or such obligations being deemed to have become automatically due and payable), such obligations (whether or not due and payable by Borrower) shall forthwith become due and payable by the Subsidiary Guarantors for purposes of Section 7.01.

                  SECTION 7.06 INSTRUMENT FOR THE PAYMENT OF MONEY. Each Subsidiary Guarantor hereby acknowledges that the guarantee in this Article VII constitutes an instrument for the payment of money, and consents and agrees that any Lender or Agent, at its sole option, in the event of a dispute by such Guarantor in the payment of any moneys due hereunder, shall have the right to bring a motion-action under New York CPLR Section 3213.

                  SECTION  7.07 CONTINUING GUARANTEE. The guarantee in this
Article VII is a continuing guarantee of payment, and shall apply to all Guaranteed Obligations whenever arising.

                  SECTION 7.08 GENERAL LIMITATION ON GUARANTEE OBLIGATIONS. In any action or proceeding involving any state corporate limited partnership or limited liability company law, or any applicable state, federal or foreign bankruptcy, insolvency, reorganization or other law affecting the rights of creditors generally, if the obligations of any Guarantor under Section 7.01 would otherwise be held or determined to be void, voidable, invalid or unenforceable, or subordinated to the claims of any other creditors, on account of the amount of its liability under Section 7.01, then, notwithstanding any other provision to the contrary, the amount of such liability shall, without any further action by such Guarantor, any Loan Party or any other person, be automatically limited and reduced to the highest amount that is valid and enforceable and not subordinated to the claims of other creditors as determined in such action or proceeding.

                  SECTION 7.09 RELEASE OF GUARANTORS. If, in compliance with the terms and provisions of the Loan Documents, all or substantially all of the Equity Interests or property of any Subsidiary Guarantor are sold or otherwise transferred (a "TRANSFERRED GUARANTOR") to a person or persons, none of which is Borrower or a Subsidiary, such Transferred Guarantor shall, upon the consummation of such sale or transfer, be released from its obligations under this Agreement (including under Section 11.03 hereof) and its obligations to pledge and grant any Collateral owned by it pursuant to any Security Document and, in the case of a sale of all or substantially all of the Equity Interests of the Transferred Guarantor, the pledge of such Equity Interests to the Collateral Agent pursuant to the Security Documents shall be released, and the Collateral Agent shall take such actions as are necessary to effect each release described in this Section 7.09 in accordance with the relevant provisions of the Security Documents.

                                  ARTICLE VIII

                                EVENTS OF DEFAULT

Upon the occurrence and during the continuance of the following events ("EVENTS OF DEFAULT"):

                  (a) default shall be made in the payment of any principal of any Loan or any Reimbursement Obligation when and as the same shall become due and payable, whether at the due date thereof (including a Term Loan Repayment Date) or at a date fixed for prepayment (whether voluntary or mandatory) thereof or by acceleration thereof or otherwise;

                  (b) default shall be made in the payment of any interest on any Loan or any Fee or any other amount (other than an amount referred to in paragraph (a) above) due under any Loan Document, when and as the same shall become due and payable, and such default shall continue unremedied for a period of three Business Days;

                  (c) any representation or warranty made or deemed made in or in connection with any Loan Document or the borrowings or issuances of Letters of Credit hereunder, or any representation, warranty, statement or information contained in any report, certificate, financial statement or other instrument furnished in connection with or pursuant to any Loan Document, shall prove to have been false or misleading in any material respect when so made, deemed made or furnished;

                  (d) default shall be made in the due observance or performance by any Company of any covenant, condition or agreement contained in Section 5.02, 5.03 or 5.08 or in Article VI;

                  (e) default shall be made in the due observance or performance by any Company of any covenant, condition or agreement contained in any Loan Document (other than those specified in paragraphs (a), (b) or (d) immediately above) and such default shall continue unremedied or shall not be waived for a period of 30 days after written notice thereof from the Administrative Agent or any Lender to Borrower;

                  (f) any Company (other than an Excluded Project Subsidiary) shall (i) fail to pay any principal or interest, regardless of amount, due in respect of any Indebtedness (other than the Obligations), when and as the same shall become due and payable beyond any applicable grace period, or (ii) fail to observe or perform any other term, covenant, condition or agreement contained in any agreement or instrument evidencing or governing any such Indebtedness if the effect of any failure referred to in this clause (ii) is to cause, or to permit the holder or holders of such Indebtedness or a trustee or other representative on its or their behalf (with or without the giving of notice, the lapse of time or both) to cause, such Indebtedness to become due prior to its stated maturity or become subject to a mandatory offer purchase by the obligor; provided that it shall not constitute an Event of Default pursuant to this paragraph (f) unless the aggregate amount of all such Indebtedness referred to in clauses
         (i) and (ii) exceeds $5 million at any one time (provided that, in the case of Hedging Obligations, the notional amount thereof shall be counted for this purpose);

                  (g) an involuntary proceeding shall be commenced or an involuntary petition shall be filed in a court of competent jurisdiction seeking (i) relief in respect of any Company (other than an Excluded Project Subsidiary), or of a substantial part of the property of any Company (other than an Excluded Project Subsidiary), under Title 11 of the United States Code, as now constituted or hereafter amended, or any other federal, state or foreign bankruptcy, insolvency, receivership or similar law; (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for any Company (other than an Excluded Project Subsidiary) or for a substantial part of the property of any Company (other than an Excluded Project Subsidiary); or (iii) the winding-up or liquidation of any Company (other than an Excluded Project Subsidiary); and such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered;

                  (h) any Company shall (i) voluntarily commence any proceeding or file any petition seeking relief under Title 11 of the United States Code, as now constituted or hereafter amended, or any other federal, state or foreign bankruptcy, insolvency, receivership or similar law; (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or the filing of any petition described in clause (g) above; (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for any Company or for a substantial part of the property of any Company; (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding; (v) make a general assignment for the benefit of creditors;
         (vi) become unable, admit in writing its inability or fail generally to pay its debts as they become due; (vii) take any action for the purpose of effecting any of the foregoing; or (viii) except as permitted by
         Section 6.05(e), wind up or liquidate;

                  (i) one or more judgments, orders or decrees for the payment of money in an aggregate amount in excess of $5 million shall be rendered against any Company or any combination thereof and the same shall remain undischarged, unvacated or unbonded for a period of 30 consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to levy upon properties of any Company to enforce any such judgment;

                  (j) one or more ERISA Events or noncompliance with respect to Foreign Plans shall have occurred that, in the opinion of the Required Lenders, when taken together with all other such ERISA Events and noncompliance with respect to Foreign Plans that have occurred, could reasonably be expected to result in liability of any Company and its ERISA Affiliates in an aggregate amount exceeding $1 million, or the imposition of a Lien on any properties of a Company;

                  (k) any security interest and Lien purported to be created by any Security Document shall cease to be in full force and effect, or shall cease to give the Collateral Agent, for the benefit of the Secured Parties, the Liens, rights, powers and privileges purported to be created and granted under such Security Documents (including a perfected first priority security interest in and Lien on, all of the Collateral thereunder (except as otherwise expressly provided in such Security Document)) in favor of the Collateral Agent, or shall be asserted by Borrower or any other Loan Party not to be, a valid, perfected, first priority (except as otherwise expressly provided in this Agreement or such Security Document) security interest in or Lien on the Collateral covered thereby;

                  (l) any Loan Document or any material provisions thereof shall at any time and for any reason be declared by a court of competent jurisdiction to be null and void, or a proceeding shall be commenced by any Loan Party or any other person, or by any Governmental Authority, seeking to establish the invalidity or unenforceability thereof (exclusive of questions of interpretation of any provision thereof), or any Loan Party shall repudiate or deny any portion of its liability or obligation for the Obligations;

                  (m)      there shall have occurred a Change in Control;

                  (n) any Loan Party shall be prohibited or otherwise restrained from conducting the business theretofore conducted by it in any manner that has or could reasonably be expected to result in a Material Adverse Effect by virtue of any determination, ruling, decision, decree or order of any court or Governmental Authority of competent jurisdiction;

                  (o) the Acquisition shall not have occurred on the Closing Date in accordance with the terms and conditions of the Acquisition Agreement; or

                  (p) if Borrower or any Subsidiary Guarantor shall give to any Lender, Collateral Agent or Administrative Agent any notice, under the provisions of Section 443.055 of the Revised Statutes of Missouri, concerning future advances;

then, and in every such event (other than an event with respect to Borrower described in paragraph (g) or (h) above), and at any time thereafter during the continuance of such event, the Administrative Agent may, and at the request of the Required Lenders shall, by notice to Borrower, take either or both of the following actions, at the same or different times: (i) terminate forthwith the Commitments and (ii) declare the Loans and Reimbursement Obligations then outstanding to be forthwith due and payable in whole or in part, whereupon the principal of the Loans and Reimbursement Obligations so declared to be due and payable, together with accrued interest thereon and any unpaid accrued Fees and all other liabilities of Borrower accrued hereunder and under any other Loan Document, shall become forthwith due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by Borrower and the Subsidiary Guarantors, anything contained herein or in any other Loan Document to the contrary notwithstanding; and in any event, with respect to Borrower described in paragraph (g) or (h) above, the Commitments shall automatically terminate and the principal of the Loans and Reimbursement Obligations then outstanding, together with accrued interest thereon and any unpaid accrued Fees and all other liabilities of Borrower accrued hereunder and under any other Loan

Document, shall automatically become due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by Borrower and the Subsidiary Guarantors, anything contained herein or in any other Loan Document to the contrary notwithstanding.

                                   ARTICLE IX

             COLLATERAL ACCOUNT; APPLICATION OF COLLATERAL PROCEEDS

                  SECTION 9.01 COLLATERAL ACCOUNT. (a) The Collateral Agent is hereby authorized to establish and maintain at its office at 677 Washington Boulevard, Stamford, Connecticut 06901, in the name of the Collateral Agent and pursuant to a Control Agreement, a restricted deposit account designated "Ionics, Incorporated Collateral Account." Each Loan Party shall deposit into the Collateral Account from time to time (i) the cash proceeds of any of the Collateral (including pursuant to any disposition thereof) to the extent contemplated herein or in any other Loan Document, (ii) the cash proceeds of any Casualty Event with respect to Collateral, to the extent contemplated herein or in any other Loan Document, and (iii) any cash such Loan Party is required to pledge as additional collateral security hereunder pursuant to the Loan Documents.

                  (b) The balance from time to time in the Collateral Account shall constitute part of the Collateral and shall not constitute payment of the Obligations until applied as hereinafter provided. So long as no Event of Default has occurred and is continuing or will result therefrom, the Collateral Agent shall within two Business Days of receiving a request of the applicable Loan Party for release of cash proceeds (i) from the Collateral Account constituting Net Cash Proceeds relating to any Casualty Event or Asset Sale, remit such cash proceeds on deposit in the Collateral Account to or upon the order of such Loan Party, so long as such Loan Party has satisfied the conditions relating thereto set forth in Section 9.02 and (ii) with respect to the LC Sub-Account, remit such Net Cash Proceeds on deposit in the LC Sub-Account to or upon the order of such Loan Party (x) at such time as all Letters of Credit shall have been terminated and all of the liabilities in respect of the Letters of Credit have been paid in full or (y) otherwise in accordance with Section 2.18(i). At any time following the occurrence and during the continuance of an Event of Default, the Collateral Agent may (and, if instructed by the Required Lenders as specified herein, shall) in its (or their) discretion apply or cause to be applied (subject to collection) the balance from time to time outstanding to the credit of the Collateral Account to the payment of the Obligations in the manner specified in Section 9.03 hereof subject, however, in the case of amounts deposited in the LC Sub-Account, to the provisions of Sections 2.18(i) and 9.03. The Loan Parties shall have no right to withdraw, transfer or otherwise receive any funds deposited in the Collateral Account except to the extent specifically provided herein.

                  (c) Amounts on deposit in the Collateral Account shall be invested and reinvested from time to time in Cash Equivalents as the applicable Loan Party (or, after the occurrence and during the continuance of an Event of Default, the Collateral Agent) shall determine by written instruction to the Collateral Agent, or if no such instructions are given, then as the Collateral Agent, in its sole discretion, shall determine, which Cash Equivalents shall be held in the name and be under the control of the Collateral Agent (or any sub-agent); provided that at any time after the occurrence and during the continuance of an Event of Default, the Collateral Agent may (and, if instructed by the Required Lenders as specified herein, shall) in its (or their) discretion at any time and from time to time elect to liquidate any such Cash Equivalents and to apply or cause to be applied the proceeds thereof to the payment of the Obligations in the manner specified in Section 9.03 hereof subject, however, in the case of amounts deposited in the LC Sub-Account, to the provisions of
Section 2.18(i).

                  (d) Amounts deposited into the Collateral Account as cover for liabilities in respect of Letters of Credit under any provision of this Agreement requiring such cover shall be held by the Administrative Agent in a separate sub-account designated as the "LC Sub-Account" (the "LC SUB-ACCOUNT") and, subject to Section 2.18(i), all amounts held in the LC Sub-Account shall constitute collateral security first for the liabilities in respect of Letters of Credit outstanding from time to time and second for the other Obligations hereunder until such time as all Letters of Credit shall have been terminated and all of the liabilities in respect of Letters of Credit have been paid in full or otherwise in accordance with Section 2.18(i).

                  SECTION 9.02 PROCEEDS OF DESTRUCTION, TAKING AND COLLATERAL DISPOSITIONS. So long as no Event of Default shall have occurred and be continuing, in the event the applicable Loan Party elects to reinvest Net Cash Proceeds in respect of any Asset Sale or Casualty Event in accordance with the provisions of Sections 2.10(c) and 2.10(e) as applicable, the Collateral Agent shall receive at least 10 days' prior notice of each request for payment and shall not release any part of such Net Cash Proceeds, until the applicable Loan Party has furnished to the Collateral Agent (i) an Officers' Certificate setting forth: (A) a brief description of the reinvestment to be made, (B) the dollar amount of the expenditures to be made, or costs incurred by such Loan Party in connection with such reinvestment and (C) evidence that the properties acquired in connection with such reinvestment have a fair market value at least equal to the amount of such Net Cash Proceeds requested to be released from the Collateral Account and (ii) all security agreements and Mortgages and other items required by the provisions of Sections 5.11 and 5.12 to, among other things, subject such reinvestment properties to the Lien of the Security Documents in favor of the Collateral Agent, for its benefit and for the benefit of the other Secured Parties.

                  SECTION 9.03 APPLICATION OF PROCEEDS. The proceeds received by the Collateral Agent in respect of any sale of, collection from or other realization upon all or any part of the Collateral pursuant to the exercise by the Collateral Agent of its remedies shall be applied, in full or in part, together with any other sums then held by the Collateral Agent pursuant to this Agreement, promptly by the Collateral Agent as follows:

                  (a) First, to the payment of all reasonable costs and expenses, fees, commissions and taxes of such sale, collection or other realization, including compensation to the Collateral Agent and its agents and counsel, and all expenses, liabilities and advances made or incurred by the Collateral Agent in connection therewith and all amounts for which the Collateral Agent is entitled to indemnification pursuant to the provisions of any Loan Document, together with interest on each such amount at the highest rate then in effect under this Agreement from and after the date such amount is due, owing or unpaid until paid in full;

                  (b) Second, to the payment of all other reasonable costs and expenses of such sale, collection or other realization including compensation to the other Secured Parties and their agents and counsel and all costs, liabilities and advances made or incurred by the other Secured Parties in connection therewith, together with interest on each such amount at the highest rate then in effect under this Agreement from and after the date such amount is due, owing or unpaid until paid in full;

                  (c) Third, without duplication of amounts applied pursuant to clauses (a) and (b) above, to the indefeasible payment in full in cash, pro rata, of interest and other amounts constituting Obligations (other than principal and Reimbursement Obligations) in each case equally and ratably in accordance with the respective amounts thereof then due and owing;

                  (d) Fourth, to the indefeasible payment in full in cash, pro rata, of the principal amount of the Obligations (including Reimbursement Obligations); and

                  (e) Fifth, the balance, if any, to the person lawfully entitled thereto (including the applicable Loan Party or its successors or assigns) or as a court of competent jurisdiction may direct.

                  In the event that any such proceeds are insufficient to pay in full the items described in clauses (a) through (e) of this Section 9.03, the Loan Parties shall remain liable, jointly and severally, for any deficiency.

                                   ARTICLE X

                THE ADMINISTRATIVE AGENT AND THE COLLATERAL AGENT

                  SECTION 10.01 APPOINTMENT. Each Lender hereby irrevocably designates and appoints each of the Administrative Agent and the Collateral Agent as an agent of such Lender under this Agreement and the other Loan Documents. Each Lender irrevocably authorizes each Agent, in such capacity, through its agents or employees, to take such actions on its behalf under the provisions of this Agreement and the other Loan Documents and to exercise such powers and perform such duties as are expressly delegated to such Agent by the terms of this Agreement and the other Loan Documents, together with such actions and powers as are reasonably incidental thereto.

                  SECTION 10.02 AGENT IN ITS INDIVIDUAL CAPACITY. Each person serving as an Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not an Agent, and such person and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with Borrower or any Subsidiary or other Affiliate thereof as if it were not an Agent hereunder.

                  SECTION 10.03 EXCULPATORY PROVISIONS. No Agent shall have any duties or obligations except those expressly set forth in the Loan Documents. Without limiting the generality of the foregoing, (a) no Agent shall be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing, (b) no Agent shall have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated by the Loan Documents that such Agent is required to exercise in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 11.02), and (c) except as expressly set forth in the Loan Documents, no Agent shall have any duty to disclose or shall be liable for the failure to disclose, any information relating to Borrower or any of its Subsidiaries that is communicated to or obtained by the bank serving as such Agent or any of its Affiliates in any capacity. No Agent shall be liable for any action taken or not taken by it with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 11.02) or in the absence of its own gross negligence or willful misconduct. No Agent shall be deemed to have knowledge of any Default unless and until written notice thereof is given to such Agent by Borrower or a Lender, and no Agent shall be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with any Loan Document, (ii) the contents of any certificate, report or other document delivered thereunder or in connection therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth in any Loan Document, (iv) the validity, enforceability, effectiveness or genuineness of any Loan Document or any other agreement, instrument or document or (v) the satisfaction of any condition set forth in Article IV or elsewhere in any Loan Document.

                  SECTION 10.04 RELIANCE BY AGENT. Each Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing believed by it to be genuine and to have been signed or sent by a proper person. Each Agent also may rely upon any statement made to it orally and believed by it to be made by a proper person, and shall not incur any liability for relying thereon. Each Agent may consult with legal counsel (who may be counsel for Borrower), independent accountants and other advisors selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or advisors.

                  SECTION 10.05 DELEGATION OF DUTIES. Each Agent may perform any and all its duties and exercise its rights and powers by or through any one or more sub-agents appointed by such Agent. Each Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers through their respective Affiliates. The exculpatory provisions of the preceding Sections shall apply to any such sub-agent and to the Affiliates of each Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Agent.

                  SECTION 10.06 SUCCESSOR AGENT. Each Agent may resign as such at any time upon at least 30 days' prior notice to the Lenders, the Issuing Bank and Borrower. Upon any such resignation, the Required Lenders shall have the right, in consultation with Borrower, to appoint a successor Agent from among the Lenders. If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Agent gives notice of its resignation, then the retiring Agent may, on behalf of the Lenders and the Issuing Bank, appoint a successor Agent, which successor shall be a commercial banking institution organized under the laws of the United States (or any State thereof) or a United States branch or agency of a commercial banking institution, in each case, having combined capital and surplus of at least $250 million; provided that if such retiring Agent is unable to find a commercial banking institution which is willing to accept such appointment and which meets the qualifications set forth above, the retiring Agent's resignation shall nevertheless thereupon become effective, and the Lenders shall assume and perform all of the duties of the Agent hereunder until such time, if any, as the Required Lenders appoint a successor Agent.

                  Upon the acceptance of its appointment as an Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder. The fees payable by Borrower to a successor Agent shall be the same as those payable to its predecessor unless otherwise agreed between Borrower and such successor. After an Agent's resignation hereunder, the provisions of this Article X and
Section 11.03 shall continue in effect for the benefit of such retiring Agent, its sub-agents and their respective Affiliates in respect of any actions taken or omitted to be taken by any of them while it was acting as Agent.

                  SECTION 10.07 NON-RELIANCE ON AGENT AND OTHER LENDERS. Each Lender acknowledges that it has, independently and without reliance upon any Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon any Agent or any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or related agreement or any document furnished hereunder or thereunder.

                  SECTION 10.08 NAME AGENTS. The parties hereto acknowledge that the Documentation Agent, the Co-Documentation Agents and the Syndication Agents hold such titles in name only, and that such titles confer no additional rights or obligations relative to those conferred on any Lender hereunder.

                  SECTION 10.09 INDEMNIFICATION. The Lenders severally agree to indemnify each Agent in its capacity as such (to the extent not reimbursed by Borrower or the Subsidiary Guarantors and without limiting the obligation of Borrower or the Subsidiary Guarantors to do so), ratably according to their respective outstanding Loans and Commitments in effect on the date on which indemnification is sought under this Section 10.09 (or, if indemnification is sought after the date upon which all Commitments shall have terminated and the Loans and Reimbursement Obligations shall have been paid in full, ratably in accordance with such outstanding Loans and Commitments as in effect immediately prior to such date), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever that may at any time (whether before or after the payment of the Loans and Reimbursement Obligations) be imposed on, incurred by or asserted against such Agent in any way relating to or arising out of, the Commitments, this Agreement, any of the other Loan Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by such Agent under or in connection with any of the foregoing; provided that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements that are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from such Agent's gross negligence or willful misconduct. The agreements in this Section shall survive the payment of the Loans and all other amounts payable hereunder.

                                   ARTICLE XI

                                  MISCELLANEOUS

                  SECTION 11.01 NOTICES. Notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:

                  (a)      if to any Loan Party, to Borrower at:

                           Ionics, Incorporated
                           65 Grove Street
                           Watertown, MA 02472-2882
                           Attention: Daniel M. Kuzmak
                           Telecopy No.: (617) 926-3760;

                  (b) if to the Administrative Agent or the Collateral Agent, to it at:

                           UBS AG, Stamford Branch
                           677 Washington Boulevard
                           Stamford, Connecticut 06901
                           Attention: Vladimira Holeckova
                           Telecopy No.: (203) 719-4176
                           Telephone No.: (203) 719-6403;

                  (c) if to a Lender, to it at its address (or telecopy number) set forth on the applicable Lender Addendum or in the Assignment and Acceptance pursuant to which such Lender shall have become a party hereto; and

                  (d)      if to the Swingline Lender, to it at:(d)

                           UBS Loan Finance LLC
                           677 Washington Boulevard
                           Stamford, Connecticut 06901
                           Attention: Vladimira Holeckova
                           Telecopy No.: (203) 719-4176
                           Telephone No.: (203) 719-6403.

All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt if delivered by hand or overnight courier service or sent by telecopy or by certified or registered mail, in each case delivered, sent or mailed (properly addressed) to such party as provided in this Section 11.01 or in accordance with the latest unrevoked direction from such party given in accordance with this Section 11.01, and failure to deliver courtesy copies of notices and other communications shall in no event affect the validity or effectiveness of such notices and other communications.

                  SECTION 11.02 WAIVERS; AMENDMENT. (a) No failure or delay by any Agent, the Issuing Bank or any Lender in exercising any right or power hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of each Agent, the Issuing Bank and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of any Loan Document or consent to any departure by any Loan Party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan or issuance of a Letter of Credit shall not be construed as a waiver of any Default, regardless of whether any Agent, any Lender or the Issuing Bank may have had notice or knowledge of such Default at the time.

                  (b) Except as provided in paragraphs (c) and (d) below, neither this Agreement nor any other Loan Document nor any provision hereof or thereof may be waived, amended, supplemented or modified except, in the case of this Agreement, pursuant to an agreement or agreements in writing entered into by Borrower and the Required Lenders or, in the case of any other Loan Document, pursuant to an agreement or agreements in writing entered into by the Administrative Agent, the Collateral Agent (in the case of any Security Document) and the Loan Party or Loan Parties that are parties thereto, in each case with the written consent of the Required Lenders; provided that no such agreement shall:

                  (i) increase the Commitment of any Lender without the written consent of such Lender;

                  (ii) reduce the principal amount of any Loan or LC Disbursement or reduce the rate of interest thereon, or reduce any Fees payable hereunder, without the written consent of each Lender affected thereby;

                  (iii) postpone or extend the maturity of any Loan, or any scheduled date of payment of or the installment otherwise due on the principal amount of any Term Loan under Section 2.09, or the required date of payment of any Reimbursement Obligation, or any date for the payment of any interest or fees payable hereunder, or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date of expiration of any Commitment or postpone the scheduled date of expiration of any Letter of Credit beyond the Revolving Maturity Date, without the written consent of each Lender affected thereby;

                  (iv) change Section 2.14(b) or (c) in a manner that would alter the pro rata sharing of payments or setoffs required thereby, without the written consent of each Lender affected thereby;

                  (v) change the percentage set forth in the definition of "Required Lenders" or any other provision of any Loan Document (including this Section) specifying the number or percentage of Lenders (or Lenders of any Class) required to waive, amend or modify any rights thereunder or make any determination or grant any consent thereunder, without the written consent of each Lender (or each Lender of such Class, as the case may be);

                  (vi) release any Guarantor from its Guarantee (except as expressly provided in Article VII), or limit its liability in respect of such Guarantee, without the written consent of each Lender;

                  (vii) release all or a substantial portion of the Collateral from the Liens of the Security Documents or alter the relative priorities of the Obligations entitled to the Liens of the Security Documents (except in connection with securing additional Obligations equally and ratably with the other Obligations), in each case without the written consent of each Lender;

                  (viii) change any provisions of any Loan Document in a manner that by its terms materially adversely affects the rights in respect of payments due to Lenders holding Loans of any Class differently than those holding Loans of any other Class, without the written consent of Lenders holding a majority in interest of the outstanding Loans and unused Commitments of each affected Class; or

                  (ix) without the consent of the Required Lenders and Term Loan Lenders holding more than 50% of the principal amount of the outstanding Term Loans, change the order of application of prepayments among Term Loans and Revolving Commitments under Section 2.10(g) or change the application of prepayments of Term Loans set forth in
         Section 2.10(g) to the remaining scheduled amortization payments to be made thereon under Section 2.09.

provided, further, that (1) no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent, the Collateral Agent, the Issuing Bank or the Swingline Lender without the prior written consent of the Administrative Agent, the Issuing Bank or the Swingline Lender, as the case may be, (2) any waiver, amendment or modification of this Agreement that by its terms affects the rights or duties under this Agreement of the Revolving Lenders (but not the Term Loan Lenders) or the Term Loan Lenders (but not the Revolving Lenders) may be effected by an agreement or agreements in writing entered into by Borrower and the requisite percentage in interest of the affected Class of Lenders that would be required to consent thereto under this Section if such Class of Lenders were the only Class of Lenders hereunder at the time, and (3) any waiver, amendment or modification prior to the achievement of a Successful Syndication may not be effected without the written consent of the Arranger.

                  (c) If, in connection with any proposed change, waiver, discharge or termination of the provisions of this Agreement as contemplated by
Section 11.02(b) (other than clause (iii) of such Section), the consent of the Supermajority Lenders is obtained but the consent of one or more of such other Lenders whose consent is required is not obtained, then Borrower shall have the right to replace all, but not less than all, of such non-consenting Lender or Lenders (so long as all non-consenting Lenders are so replaced) with one or more persons pursuant to Section 2.16 so long as at the time of such replacement each such new Lender consents to the proposed change, waiver, discharge or termination; provided, however, that Borrower shall not have the right to replace a Lender solely as a result of the exercise of such Lender's rights (and the withholding of any required consent by such Lender) pursuant to clause (iii) of Section 11.02(b).

                  (d) In addition, notwithstanding the foregoing, this Agreement may be amended with the written consent of the Administrative Agent, the Collateral Agent, Borrower and the Lenders providing the relevant Replacement Term Loans (as defined below) to permit the refinancing of all outstanding Term Loans ("REFINANCED TERM LOANS") with a replacement term loan tranche hereunder which shall constitute Term Loans hereunder ("REPLACEMENT TERM LOANS"); provided that (i) the aggregate principal amount of Replacement Term Loans shall not exceed the aggregate principal amount of Refinanced Term Loans,
(ii) the Applicable Margin for Replacement Term Loans shall not be higher than the Applicable Margin for Refinanced Term Loans, (iii) the weighted average life to maturity of Replacement Term Loans shall not be shorter than the weighted average life to maturity of Refinanced Term Loans at the time of such refinancing and (iv) all other terms applicable to Replacement Term Loans shall be substantially identical to, or less favorable to the Lenders providing Replacement Term Loans than, those applicable to Refinanced Term Loans, except to the extent necessary to provide for covenants and other terms applicable to any period after the Final Maturity Date in effect immediately prior to such refinancing.

                  (e) Notwithstanding anything in paragraph (b) of this Section to the contrary, this Agreement and the other Loan Documents may be amended at any time and from time to time to increase the aggregate Revolving Commitments or to establish one or more Classes of Term Loans and/or Revolving Commitments by an agreement in writing entered into by Borrower, the Administrative Agent, the Collateral Agent and each person (including any Lender) that shall agree to provide such Commitment or make a Term Loan of any Class so established (and each such person that shall not already be a Lender shall, at the time such agreement becomes effective, become a Lender with the same effect as if it had originally been a Lender under this Agreement with the Commitment and/or Term Loans set forth in such agreement); provided that the aggregate outstanding principal amount of the new Term Loans and the new Commitments of all Classes shall at no time, without the consent of the Required Lenders, exceed $50 million and, at the time of such amendment and immediately after giving effect thereto, no Default shall have occurred and be continuing and Borrower shall be in compliance (on a Pro Forma Basis) with each of the covenants set forth in Section 6.10. Any such agreement shall amend the provisions of this Agreement and the other Loan Documents to set forth the terms of each Class of Term Loans or Commitments established thereby (including the amount and final maturity thereof (which shall not be earlier than the Revolving Maturity Date), any provisions relating to the amortization or mandatory prepayment thereof, the interest to accrue and be payable thereon and any fees to be payable in respect thereof) and to effect such other changes (including changes to the provisions of this Section, Section
2.14 and the definition of "Required Lenders") as Borrower and the Administrative Agent shall deem necessary or advisable in connection with the establishment of any such Class; provided that no such agreement shall (i) effect any change described in any of clauses (i)-(ix) of paragraph (b) of this Section without the consent of each person required to consent to such change under such clause (it being agreed, however, that any increase in the Revolving Commitment or establishment of any Class of Term Loans will not, of itself, be deemed to effect any of the changes described in clauses (vi) through (viii) and clause (1) of such paragraph (b)), (ii) amend Article V, VI or VIII to establish any affirmative or negative covenant, Event of Default or remedy that by its terms benefits one or more Classes, but not all Classes, of Loans or Borrowings without the prior written consent of Lenders holding a majority in interest of the Loans and Commitments of each Class not so benefited (it being agreed that no provision requiring Borrower to prepay Term Loans of one or more Classes pursuant to Sections 2.10(c) through (g) shall be deemed to violate this clause) or (iii) change any other provision of this Agreement or any other Loan Document that creates rights in favor of Lenders holding Loans or Commitments of any existing Class, other than as necessary or advisable in the judgment of the Administrative Agent to cause such provision to take into account, or to make the benefits of such provision available to, Lenders holding Term Loans of such new Class or such new Commitments. The Loans, Commitments and Borrowings of any Class established pursuant to this paragraph shall constitute Loans, Commitments and Borrowings under, and shall be entitled to all the benefits afforded by, this Agreement and the other Loan Documents, and shall, without limiting the foregoing, benefit equally and ratably from the Guarantees and security interests created by the Security Documents. The Loans Parties shall take any actions reasonably required by the Administrative Agent to ensure and/or demonstrate that the Lien and security interests granted by the Security Documents continue to be perfected under the UCC or otherwise after the establishment of any such Class of Term Loans or any such new Commitments. For the purpose of providing that the respective amounts of Revolving Loans held by the Revolving Lenders are held by them on a pro rata basis according to their respective Revolving Loan Commitments, upon the effectiveness of any increase in the Revolving Commitments occasioned by an amendment made pursuant to this
Section 11.02(e), (i) all outstanding Revolving Loans shall be converted into a single Revolving Loan that is a Eurodollar Revolving Loan (with an interest period to be selected by Borrower), and upon such conversion Borrower shall pay any amounts owing pursuant to Section 2.13, if any, (ii) any new Revolving Borrowings on such date shall also be part of such single Revolving Loan and
(iii) each Revolving Lender (including each new Revolving Lender) shall hold a portion of such single Revolving Loan equal to its Pro Rata Percentage thereof and any fundings on such date shall be made in such a manner so as to achieve the foregoing.

                  SECTION 11.03 EXPENSES; INDEMNITY. (a) The Loan Parties agree, jointly and severally, to pay, promptly upon demand:

                  (i) all reasonable out-of-pocket costs and expenses incurred by the Arranger, the Administrative Agent, the Collateral Agent, the Swingline Lender and the Issuing Bank, including the reasonable fees, charges and disbursements of Advisors for the Arranger, the Administrative Agent, the Collateral Agent, the Swingline Lender and the Issuing Bank, in connection with the syndication of the Loans and Commitments, the preparation, execution and delivery of the Loan Documents, the administration of the Loans and Commitments, the perfection and maintenance of the Liens securing the Collateral and any actual or proposed amendment, supplement or waiver of any of the Loan Documents (whether or not the transactions contemplated hereby or thereby shall be consummated);

                  (ii) all costs and expenses incurred by the Administrative Agent or the Collateral Agent, including the fees, charges and disbursements of Advisors for the Administrative Agent and the Collateral Agent, in connection with any action, suit or other proceeding affecting the Collateral or any part thereof, in which action, suit or proceeding the Administrative Agent or the Collateral Agent is made a party or participates or in which the right to use the Collateral or any part thereof is threatened, or in which it becomes necessary in the judgment of the Administrative Agent or the Collateral Agent to defend or uphold the Liens granted by the Security Documents (including any action, suit or proceeding to establish or uphold the compliance of the Collateral with any Requirements of Law);

                  (iii) all costs and expenses incurred by the Arranger, the Administrative Agent, the Collateral Agent, the Swingline Lender, the Issuing Bank or any Lender, including the fees, charges and disbursements of Advisors for the Arranger, the Administrative Agent, the Collateral Agent, the Swingline Lender, the Issuing Bank or any Lender, incurred in connection with the enforcement or protection of its rights under the Loan Documents, including its rights under this
         Section 11.03(a), or in connection with the Loans made or Letters of Credit issued hereunder and the collection of the Obligations, including all such costs and expenses incurred during any workout, restructuring or negotiations in respect of the Obligations; and

                  (iv) all documentary and similar taxes and charges in respect of the Loan Documents.

For purposes of this Section 11.03(a), "ADVISORS" shall mean legal counsel (including local counsel), auditors, accountants, consultants, appraisers or other advisors; provided that (x) in the case of clause (i), the engagement of any Advisors other than legal counsel (including local counsel) shall be subject to approval by Borrower (which approval shall not be unreasonably withheld) and
(y) in the case of clause (iii), the engagement of any Advisors other than one firm of legal counsel by any Lender shall be subject to approval by the Administrative Agent.

                  (b) The Loan Parties agree, jointly and severally, to indemnify the Agents, each Lender, the Issuing Bank and the Swingline Lender, each Affiliate of any of the foregoing persons and each of their respective partners, controlling persons, directors, officers, trustees, employees and agents (each such person being called an "INDEMNITEE") against, and to hold each Indemnitee harmless from, all reasonable out-of-pocket costs and any and all losses, claims, damages, liabilities, penalties, judgments, suits and related expenses, including reasonable counsel fees, charges and disbursements, incurred by or asserted against any Indemnitee arising out of, in any way connected with, or as a result of (i) the execution, delivery, performance, administration or enforcement of the Loan Documents, (ii) any actual or proposed use of the proceeds of the Loans or issuance of Letters of Credit, (iii) any claim, litigation, investigation or proceeding relating to any of the foregoing, whether or not any Indemnitee is a party thereto, or (iv) any actual or alleged presence or Release or threatened Release of Hazardous Materials, on, at, under or from any property owned, leased or operated by any Company at any time, or any Environmental Claim related in any way to any Company; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee.

                  (c) The provisions of this Section 11.03 shall remain operative and in full force and effect regardless of the expiration of the term of this Agreement, the consummation of the transactions contemplated hereby, the repayment of the Loans and Reimbursement Obligations, the release of all or any portion of the Collateral, the expiration of the Commitments, the expiration of any Letter of Credit, the invalidity or unenforceability of any term or provision of this Agreement or any other Loan Document, or any investigation made by or on behalf of the Agents, the Issuing Bank or any Lender. All amounts due under this Section 11.03 shall be payable on written demand therefor accompanied by reasonable documentation with respect to any reimbursement, indemnification or other amount requested.

                  (d) To the extent that Borrower fails to promptly pay any amount required to be paid by it to the Agents, the Issuing Bank or the Swingline Lender under paragraph (a) or (b) of this Section, each Lender severally agrees to pay to the Agents, the Issuing Bank or the Swingline Lender, as the case may be, such Lender's pro rata share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against any of the Agents, the Issuing Bank or the Swingline Lender in its capacity as such. For purposes hereof, a Lender's "pro rata share" shall be determined based upon its share of the sum of the total Revolving Exposure, outstanding Term Loans and unused Commitments at the time.

                  SECTION 11.04 SUCCESSORS AND ASSIGNS. (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby (including any Affiliate of the Issuing Bank that issues any Letter of Credit), except that neither Borrower nor any Subsidiary Guarantor may assign or otherwise transfer any of their respective rights or obligations hereunder without the prior written consent of the Administrative Agent, the Collateral Agent, the Issuing Bank, the Swingline Lender and each Lender (and any attempted assignment or transfer by Borrower without such consent shall be null and void). Nothing in this Agreement, express or implied, shall be construed to confer upon any person (other than the parties hereto, their respective successors and assigns permitted hereby (including any Affiliate of the Issuing Bank that issues any Letter of Credit) and, to the extent expressly contemplated hereby, the other Indemnitees) any legal or equitable right, remedy or claim under or by reason of this Agreement.

                  (b) Any Lender shall have the right at any time to assign to one or more banks, insurance companies, investment companies or funds or other institutions (other than Borrower or any Affiliate or Subsidiary thereof) all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it); provided that (i) except in the case of an assignment to a Lender, an Affiliate of a Lender or a Lender Affiliate, the Administrative Agent and, after the achievement of a Successful Syndication, Borrower (and, in the case of an assignment of all or a portion of a Revolving Commitment or any Lender's obligations in respect of its LC Exposure or Swingline Exposure, the Issuing Bank and the Swingline Lender) must give its prior written consent to such assignment (which consent shall not be unreasonably withheld or delayed), (ii) except in the case of an assignment to a Lender, an Affiliate of a Lender or a Lender Affiliate, any assignment made in connection with the syndication of the Commitment and Loans by the Arranger or an assignment of the entire remaining amount of the assigning Lender's Commitment or Loans, the amount of the Commitment or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Administrative Agent) shall not be less than $1.0 million unless each of Borrower and the Administrative

Agent otherwise consent, (iii) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender's rights and obligations under this Agreement, except that this clause (iii) shall not be construed to prohibit the assignment of a proportionate part of all the assigning Lender's rights and obligations in respect of one Class of Commitments or Loans, (iv) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Acceptance, together with a processing and recordation fee of $3,500 (provided that assignments by any Lender to multiple Affiliates as part of a single assignment shall be subject to only one such processing and recordation fee), and (v) the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire; and provided, further, that any consent of Borrower otherwise required under this paragraph shall not be required if a Default has occurred and is continuing. Subject to acceptance and recording thereof pursuant to paragraph (d) of this Section, from and after the effective date specified in each Assignment and Acceptance the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement (provided that any liability of Borrower to such assignee under Section 2.12, 2.13 or 2.15 shall be limited to the amount, if any, that would have been payable thereunder by Borrower in the absence of such assignment, except to the extent any such amounts are attributable to a Change in Law occurring after the date of such assignment), and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of the assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.12, 2.13, 2.15 and 11.03).

                  (c) The Administrative Agent, acting for this purpose as an agent of Borrower, shall maintain at one of its offices a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amount of the Loans and LC Disbursements owing to, each Lender pursuant to the terms hereof from time to time (the "REGISTER"). The entries in the Register shall be conclusive in the absence of manifest error, and Borrower, the Administrative Agent, the Issuing Bank and the Lenders may treat each person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by Borrower, the Issuing Bank, the Collateral Agent, the Swingline Lender and any Lender (with respect to its own interest only), at any reasonable time and from time to time upon reasonable prior notice.

                  (d) Upon its receipt of a duly completed Assignment and Acceptance executed by an assigning Lender and an assignee, the assignee's completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph
(b) of this Section and any written consent to such assignment required by paragraph (b) of this Section, the Administrative Agent shall accept such Assignment and Acceptance and record the information contained therein in the Register. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.

                  (e) Any Lender shall have the right at any time, without the consent of Borrower, the Administrative Agent, the Issuing Bank or the Swingline Lender to sell participations to one or more banks or other entities (a "PARTICIPANT") in all or a portion of such Lender's rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans owing to it); provided that (i) such Lender's obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) Borrower, the Administrative Agent, the Issuing Bank and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce the Loan Documents and to approve any amendment, modification or waiver of any provision of the Loan Documents; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in clause (i), (ii) or (iii) of the first proviso to Section 11.02(b) that affects such Participant. Subject to paragraph (f) of this Section, Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.12, 2.13 and 2.15 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 11.08 as though it were a Lender; provided that such Participant agrees in writing to be subject to Section 2.14(c) as though it were a Lender. Each Lender shall, acting for this purpose as an agent of Borrower, maintain at one of its offices a register for the recordation of the names and addresses of its Participants, and the amount and terms of its participations; provided that no Lender shall be required to disclose or share the information contained in such register with Borrower or any other party, except as required by applicable law.

                  (f) A Participant shall not be entitled to receive any greater payment under Section 2.12, 2.13 or 2.15 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the prior written consent of Borrower (which consent shall not be unreasonably withheld or delayed). A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 2.15 unless Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of Borrower, to comply with Sections 2.15(e) and (f) as though it were a Lender.

                  (g) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank, and this Section shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto. In the case of any Lender that is a fund that invests in bank loans, such Lender may, without the consent of Borrower or the Administrative Agent, collaterally assign or pledge all or any portion of its rights under this Agreement, including the Loans and Notes or any other instrument evidencing its rights as a Lender under this Agreement, to any holder of, trustee for, or any other representative of holders of, obligations owed or securities issued, by such fund, as security for such obligations or securities.

                  SECTION 11.05 SURVIVAL OF AGREEMENT. All covenants, agreements, representations and warranties made by the Loan Parties in the Loan Documents and in the certificates or other instruments delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of the Loan Documents and the making of any Loans and issuance of any Letters of Credit, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Agents, the Issuing Bank or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid or any Letter of Credit is outstanding and so long as the Commitments have not expired or terminated. The provisions of

Sections 2.12, 2.14, 2.15 and 11.03 and Article X shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the payment of the Reimbursement Obligations, the expiration or termination of the Letters of Credit and the Commitments or the termination of this Agreement or any provision hereof.

                  SECTION 11.06 COUNTERPARTS; INTEGRATION; EFFECTIVENESS. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement, the other Loan Documents and the Fee Letter constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. Delivery of an executed counterpart of a signature page of this Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement.

                  SECTION 11.07 SEVERABILITY. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

                  SECTION 11.08 RIGHT OF SETOFF. If an Event of Default shall have occurred and be continuing, each Lender and each of its Affiliates are hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other obligations at any time owing by such Lender or Affiliate to or for the credit or the account of Borrower against any and all of the obligations of Borrower now or hereafter existing under this Agreement held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement and although such obligations may be unmatured. The rights of each Lender under this Section are in addition to other rights and remedies (including other rights of setoff) which such Lender may have.

                  SECTION 11.09 GOVERNING LAW; JURISDICTION; CONSENT TO SERVICE OF PROCESS. (a) THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES THAT WOULD REQUIRE THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION.

                  (b) Each Loan Party hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to any Loan Document, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement or any other Loan Document shall affect any right that the Administrative Agent, the Issuing Bank or any Lender may otherwise have to bring any action or proceeding relating to this Agreement or any other Loan Document against any Loan Party or its properties in the courts of any jurisdiction.

                  (c) Each Loan Party hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any other Loan Document in any court referred to in paragraph (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

                  (d) Each party to this Agreement irrevocably consents to service of process in any action or proceeding arising out of or relating to any Loan Document the manner provided for notices in Section 11.01. Nothing in this Agreement or any other Loan Document will affect the right of any party to this Agreement to serve process in any other manner permitted by applicable law.

                  SECTION 11.10 WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

                  SECTION 11.11 HEADINGS. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

                  SECTION 11.12 CONFIDENTIALITY. Each of the Administrative Agent, the Issuing Bank and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed
(a) to its and its Affiliates' and Lender Affiliates' directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential pursuant to the terms hereof), (b) to the extent requested by any regulatory authority, (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party to this Agreement, (e) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder,
(f) subject to an agreement containing provisions substantially the same as those of this Section 11.12, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement, (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to Borrower and its obligations or (iii) any rating agency for the purpose of obtaining a credit rating applicable to any Loan or Loan Party, (g) with the consent of Borrower or
(h) to the extent
such Information (i) is publicly available at the time of disclosure or becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to the Administrative Agent, the Issuing Bank or any Lender on a nonconfidential basis from a source other than Borrower or any Subsidiary. For the purposes of this Section, "INFORMATION" means (i) all financial information received from Borrower or any Subsidiary and (ii) all other information received from Borrower or any Subsidiary relating to Borrower or any Subsidiary or its business that is clearly identified at the time of delivery as confidential, other than any such information that is available to the Administrative Agent, the Issuing Bank or any Lender on a nonconfidential basis prior to disclosure by Borrower or any Subsidiary. Any person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such person has exercised the same degree of care to maintain the confidentiality of such Information as such person would accord to its own confidential information.

                  SECTION 11.13 INTEREST RATE LIMITATION. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts which are treated as interest on such Loan under applicable law (collectively, the "CHARGES"), shall exceed the maximum lawful rate (the "MAXIMUM RATE") which may be contracted for, charged, taken, received or reserved by the Lender holding such Loan in accordance with applicable law, the rate of interest payable in respect of such Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan but were not payable as a result of the operation of this Section shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Effective Rate to the date of repayment, shall have been received by such Lender.

                  SECTION 11.14 LENDER ADDENDUM. Each Lender to become a party to this Agreement on the date hereof shall do so by delivering to the Administrative Agent a Lender Addendum duly executed by such Lender, Borrower and the Administrative Agent.

                  SECTION 11.15 OBLIGATIONS ABSOLUTE. To the fullest extent permitted by applicable law, all obligations of the Loan Parties hereunder shall be absolute and unconditional irrespective of:

                  (a) any bankruptcy, insolvency, reorganization, arrangement, readjustment, composition, liquidation or the like of any Loan Party;

                  (b) any lack of validity or enforceability of any Loan Document or any other agreement or instrument relating thereto against any Loan Party;

                  (c) any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations, or any other amendment or waiver of or any consent to any departure from any Loan Document or any other agreement or instrument relating thereto;

                  (d) any exchange, release or non-perfection of any other Collateral, or any release or amendment or waiver of or consent to any departure from any guarantee, for all or any of the Obligations;

                  (e) any exercise or non-exercise, or any waiver of any right, remedy, power or privilege under or in respect hereof or any Loan Document; or

                  (f) any other circumstances which might otherwise constitute a defense available to, or a discharge of, the Loan Parties.

                  SECTION 11.16 ESCROW AGREEMENTS. The parties hereto acknowledge that in connection with the Acquisition, the Sellers and Borrower are entering into the Escrow Agreements. Notwithstanding anything to the contrary contained in this Agreement, nothing herein shall limit, restrict or prohibit (i) the entering into of the Escrow Agreements, (ii) the payment of any of the Escrowed Amounts in accordance with the terms of the Acquisition Agreement and the Escrow Agreements or (iii) compliance by Borrower with the terms of the Escrow Agreements.

                            [Signature Pages Follow]

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                                   IONICS, INCORPORATED

                                   By: /s/ Daniel M. Kuzmak
                                       -----------------------------------------
                                       Name:  Daniel M. Kuzmak
                                       Title: Vice President and Chief
                                       Financial Officer

                                   SUBSIDIARY GUARANTORS:

                                   AQUA DESIGN, INC.
                                   FIDELITY PUREWATER, INC.
                                   FIDELITY WATER SYSTEMS, INC.
                                   IONICS KOREA, INC.
                                   IONICS LIFE SCIENCES, INC.
                                   IONICS SECURITIES CORPORATION
                                   IONICS ULTRAPURE WATER CORPORATION
                                   RESOURCES CONSERVATION CO. INTERNATIONAL
                                   SEPARATION TECHNOLOGY, INC.
                                   SIEVERS INSTRUMENTS, INC.
                                   ECOLOCHEM, INC.
                                   ECOLOCHEM HOLDINGS, INC.
                                   ECOLOCHEM INTERNATIONAL, INC.
                                   ECOLOCHEM JV HOLDINGS, INC.

                                   By: /s/ Stephen Korn
                                       -----------------------------------------
                                       Name:  Stephen Korn
                                       Title: Secretary

                                   ECOLOCHEM SERVICES - MEXICO, LLC
                                   MOSON HOLDINGS, L.L.C.

                                   By: Ionics, Incorporated, as Managing Member

                                       By: /s/ Stephen Korn
                                       -----------------------------------------
                                       Name:  Stephen Korn
                                       Title: Vice President, General Counsel
                                              and Clerk

                  [Signature Page for Ionics Credit Agreement]

                                   UBS SECURITIES LLC, as Sole Bookmanager, Lead
                                       Arranger and Documentation Agent

                                   By: /s/ David A. Juge
                                       -----------------------------------------
                                       Name:  David A. Juge
                                       Title: Managing Director

                                   By: /s/ Oliver O. Trumbo
                                       -----------------------------------------
                                       Name:  Oliver O. Trumbo II
                                       Title: Director

                  [Signature Page for Ionics Credit Agreement]

                                   FLEET SECURITIES, INC., as Syndication Agent

                                   By: /s/ Robert C. Megan
                                       -----------------------------------------
                                       Name:  Robert C. Megan
                                       Title: Managing Director

                  [Signature Page for Ionics Credit Agreement]

                                   BANK OF AMERICA, N.A., as Syndication Agent

                                   By: /s/  Jennifer L. Gerdes
                                       -----------------------------------------
                                       Name:  Jennifer L. Gerdes
                                       Title: Vice President

                  [Signature Page for Ionics Credit Agreement]

                                   WACHOVIA BANK, N.A., as Co-Documentation
                                       Agent

                                   By: /s/ Patricia S. Gaudreau
                                       -----------------------------------------
                                       Name:  Patricia S. Gaudreau
                                       Title: Senior Vice President

                  [Signature Page for Ionics Credit Agreement]

                                   GENERAL ELECTRIC CAPITAL CORPORATION, as
                                       Co-Documentation Agent

                                   By: /s/ Christopher Cox
                                       -----------------------------------------
                                       Name:  Christopher Cox
                                       Title: Duly Authorized Signatory

                  [Signature Page for Ionics Credit Agreement]

                                   UBS AG, STAMFORD BRANCH, as Administrative
                                       Agent and Collateral Agent

                                   By: /s/ Wilfred V. Saint
                                       -----------------------------------------
                                       Name:  Wilfred V. Saint
                                       Title: Associate Director Banking
                                               Products Services, US

                                   By:/s/ Juan Zuniga
                                       -----------------------------------------
                                       Name:  Juan Zuniga
                                       Title: Associate Director Banking
                                               Products Services, US

                  [Signature Page for Ionics Credit Agreement]

                                   UBS LOAN FINANCE LLC, as a Lender

                                   By: /s/ Wilfred V. Saint
                                       -----------------------------------------
                                       Name:  Wilfred V. Saint
                                       Title: Associate Director Banking
                                               Products Services, US

                                   By: /s/ Juan Zuniga
                                       -----------------------------------------
                                       Name:  Juan Zuniga
                                       Title: Associate Director Banking
                                              Products Services, US

                  [Signature Page for Ionics Credit Agreement]

                                   HSBC BANK USA, as Issuing Bank

                                   By: /s/ Patrick J. Doulin
                                       -----------------------------------------
                                       Name:  Patrick J. Doulin
                                       Title: Senior Vice President

                  [Signature Page for Ionics Credit Agreement]

                                   BANK OF AMERICA, N.A., as a Lender

                                   By: /s/ Jennifer L. Gerdes
                                       -----------------------------------------
                                       Name:  Jennifer L. Gerdes
                                       Title: Vice President

                  [Signature Page for Ionics Credit Agreement]

                                   BANK OF TOKYO-MITSUBISHI TRUST COMPANY,
                                      as a Lender

                                   By: /s/ Karen A. Brinkman
                                       -----------------------------------------
                                       Name:  Karen A. Brinkman
                                       Title: Vice President

                  [Signature Page for Ionics Credit Agreement]

                                   FLEET NATIONAL BANK, as a Lender

                                   By: /s/ John C. Dunne
                                       -----------------------------------------
                                       Name:  John C. Dunne
                                       Title: Senior Vice President

                  [Signature Page for Ionics Credit Agreement]

                                   GENERAL ELECTRIC CAPITAL CORPORATION,
                                      as a Lender

                                   By: /s/ Christopher Cox
                                       -----------------------------------------
                                       Name:  Christopher Cox
                                       Title: Duly Authorized Signatory

                  [Signature Page for Ionics Credit Agreement]

                                   HSBC BANK USA, as a Lender

                                   By: /s/ Patrick J. Doulin
                                       -----------------------------------------
                                       Name:  Patrick J. Doulin
                                       Title: Senior Vice President

                  [Signature Page for Ionics Credit Agreement]

                                   SOVEREIGN BANK, as a Lender

                                   By: /s/  Daniel M. Grondin
                                       -----------------------------------------
                                       Name:  Daniel M. Grondin
                                       Title:  Senior Vice President

                  [Signature Page for Ionics Credit Agreement]

                                   WACHOVIA BANK, N.A., as a Lender

                                   By: /s/ Patricia S. Gaudreau
                                       -----------------------------------------
                                       Name:  Patricia S. Gaudreau
                                       Title: Senior Vice President

                  [Signature Page for Ionics Credit Agreement]

                                                                         ANNEX I

                       APPLICABLE MARGIN (REVOLVING LOANS)

                                                    REVOLVING LOANS
TOTAL FUNDED DEBT                          --------------------------------
LEVERAGE RATIO                             EURODOLLAR               ABR
--------------                             ----------         -------------
LEVEL I                                       2.50%                1.50%
> or = 2.25:1.00

LEVEL II                                      2.25%                1.25%
< 2.25:1.00 BUT
> or = 2.00:1.00

LEVEL III                                     2.00%                1.00%
< 2.00:1.00 BUT
> or = 1.75:1.00

LEVEL IV                                      1.75%                0.75%
< 1.75:1.00

                  Each change in the Applicable Margin resulting from a change in the Total Funded Debt Leverage Ratio shall be effective with respect to all Revolving Loans and Letters of Credit outstanding on and after the date of delivery to the Administrative Agent of the financial statements and certificates required by Section 5.01(a) or (b) and Section 5.01(c), respectively, indicating such change until the date immediately preceding the next date of delivery of such financial statements and certificates indicating another such change. Notwithstanding the foregoing, the Total Funded Debt Leverage Ratio shall be deemed to be in Level I (i) from the Closing Date to the date of delivery to the Administrative Agent of the financial statements and certificates required by Section 5.01(a) or (b) and Section 5.01(c), respectively, for the fiscal period ended at least six months after the Closing Date, (ii) at any time during which Borrower has failed to deliver the financial statements and certificates required by Section 5.01(a) or (b) and Section 5.01(c), respectively, and (iii) at any time during the existence of an Event of Default.

                                                                        ANNEX II

                               AMORTIZATION TABLE

      DATE                                        TERM LOAN AMOUNT
      ----                                        ----------------
June 30, 2004                                       $   437,500
September 30, 2004                                  $   437,500
December 31, 2004                                   $   437,500
March 31, 2005                                      $   437,500
June 30, 2005                                       $   437,500
September 30, 2005                                  $   437,500
December 31, 2005                                   $   437,500
March 31, 2006                                      $   437,500
June 30, 2006                                       $   437,500
September 30, 2006                                  $   437,500
December 31, 2006                                   $   437,500
March 31, 2007                                      $   437,500
June 30, 2007                                       $   437,500
September 30, 2007                                  $   437,500
December 31, 2007                                   $   437,500
March 31, 2008                                      $   437,500
June 30, 2008                                       $   437,500
September 30, 2008                                  $   437,500
December 31, 2008                                   $   437,500
March 31, 2009                                      $   437,500
June 30, 2009                                       $   437,500
September 30, 2009                                  $   437,500
December 31, 2009                                   $   437,500
March 31, 2010                                      $   437,500
June 30, 2010                                       $41,125,000
September 30, 2010                                  $41,125,000
December 31, 2010                                   $41,125,000
February 13, 2011                                   $41,125,000

                                                                       EXHIBIT A

                                    [Form of]
                          ADMINISTRATIVE QUESTIONNAIRE

               ADMINISTRATIVE QUESTIONNAIRE--IONICS, INCORPORATED

LENDING INSTITUTION:___________________________________________________________
Name for Signature Pages:_______________________________________________________

                         Will sign Credit Agreement: [ ]

                         Will come via Assignment:   [ ] Number of Days
                                                         post-closing:__________

Name for Signature Blocks:______________________________________________________

Name for Publicity:       ______________________________________________________

Address:                  ______________________________________________________

Main Telephone:           _______________________

Telex No./Answer back:    _______________________

________________________________________________________________________________
________________________________________________________________________________

CONTACT-Credit           Name: _________________________________________________
                      Address: _________________________________________________

                    Telephone: _________________________________________________
                          Fax: _________________________________________________

CONTACT-Operations       Name: _________________________________________________
                      Address: _________________________________________________

                    Telephone: _________________________________________________
                          Fax: _________________________________________________

________________________________________________________________________________
PAYMENT INSTRUCTIONS
________________________________________________________________________________

Bank Name:            __________________________________________________________
ABA/Routing No.:      __________________________________________________________
Account Name:         __________________________________________________________
Account No.:          __________________________________________________________
For further credit:   __________________________________________________________
Account No.:          __________________________________________________________
Attention:            __________________________________________________________
Reference:            __________________________________________________________

________________________________________________________________________________
UBS AG, STAMFORD BRANCH, ADMINISTRATIVE DETAILS
________________________________________________________________________________

UBS AG, Stamford Branch            Account Administrator   Secondary Contact
677 Washington Boulevard           Attn: [         ]       Attn: [        ]
Stamford, Connecticut  06901       Tel:  [         ]       Tel:  [        ]
Main Telephone:  (203) 719-3000    Fax:  [         ]       Fax:  [        ]

Wire Instructions:                 The Agent's wire instructions will be
                                   disclosed at the time of closing.

                                                                       EXHIBIT B

                                    [Form of]
                            ASSIGNMENT AND ACCEPTANCE

         Reference is made to the Credit Agreement dated as of February 13, 2004 (as amended, amended and restated, supplemented or otherwise modified from time to time, the "CREDIT AGREEMENT") among Ionics, Incorporated, a Massachusetts corporation ("BORROWER"), the Subsidiary Guarantors (such term and each other capitalized term used but not defined herein having the meaning given it in
Article I of the Credit Agreement), the Lenders, UBS SECURITIES LLC, as lead arranger, sole bookmanager and documentation agent, FLEET SECURITIES, INC. and BANK OF AMERICA, N.A., as syndication agents, WACHOVIA BANK, N.A. and GENERAL ELECTRIC CAPITAL CORPORATION, as co-documentation agents, UBS LOAN FINANCE LLC, as swingline lender, HSBC BANK USA, as issuing bank and UBS AG, STAMFORD BRANCH, as administrative agent for the Lenders and collateral agent for the Secured Parties.

         1. The Assignor hereby sells and assigns, without recourse, to the Assignee, and the Assignee hereby purchases and assumes, without recourse, from the Assignor, effective as of the Closing Date of Assignment set forth below (but not prior to the registration of the information contained herein in the Register pursuant to Section 11.04(c) of the Credit Agreement), the interests set forth below (the "ASSIGNED INTEREST") in the Assignor's rights and obligations under the Credit Agreement and the other Loan Documents, including, without limitation, the Swingline Commitment, Revolving Commitment and the Term Loans, Swingline Loans, Revolving Loans and participations held by the Assignor in Letters of Credit which are outstanding on the Closing Date of Assignment. From and after the Closing Date of Assignment (i) the Assignee shall be a party to and be bound by the provisions of the Credit Agreement and, to the extent of the interests assigned by this Assignment and Acceptance, have the rights and obligations of a Lender thereunder and under the Loan Documents and (ii) the Assignor shall, to the extent of the interests assigned by this Assignment and Acceptance, relinquish its rights and be released from its obligations under the Credit Agreement.

         2. The Assignor (i) warrants that it is the legal and beneficial owner of the interest being assigned hereby free and clear of any adverse claim and that its Commitment, and the outstanding balances of its Revolving Loans, without giving effect to assignments thereof which have not become effective, are as set forth in such Assignment and Acceptance; (ii) except as set forth in
(i) above, the Assignor makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement, or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement, any other Loan Document or any other instrument or document furnished pursuant thereto, or the financial condition of Borrower or any Subsidiary or the performance or observance by Borrower or any Subsidiary of any of its obligations under the Credit Agreement, any other Loan Document or any other instrument or document furnished pursuant thereto

         3. The Assignee (a) represents and warrants that it is legally authorized to enter into this Assignment and Acceptance; (b) confirms that it has received a copy of the Credit Agreement, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; (c) agrees that it will, independently and without reliance upon the Assignor, the Administrative Agent, the Collateral Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement, the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto; (d) appoints and authorizes the Administrative Agent and the Collateral Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Credit Agreement, the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto as are delegated to the Administrative Agent and the Collateral Agent, respectively, by the terms thereof, together with such powers as are incidental thereto; and (e) agrees that it will be bound by the provisions of the Credit Agreement and will perform in accordance with its terms all the obligations which by the terms of the Credit Agreement are required to be performed by it as a Lender.

         4. This Assignment and Acceptance is being delivered to the Administrative Agent together with (i) if the Assignee is a Foreign Lender, the forms specified in Section 2.15(e) of the Credit Agreement, duly completed and executed by such Assignee; (ii) if the Assignee is not already a Lender under the Credit Agreement, an Administrative Questionnaire in the form of Exhibit A to the Credit Agreement; and (iii) a processing and recordation fee of $3,500.

         5. This Assignment and Acceptance shall be construed in accordance with and governed by the law of the State of New York without regard to conflicts of law principles that would require the application of the laws of another jurisdiction.

         6.       Date of Assignment:

         7.       Legal Name of Assignor:

         8.       Legal Name of Assignee:

         9.       Assignee's Address for Notices:

         10. Closing Date of Assignment (may not be fewer than 5 Business Days after the Date of Assignment unless the Administrative Agent shall otherwise agree):

         11.      Percentage Assigned of Applicable Loan/Commitment:

                                            Percentage Assigned of
                                          Applicable Loan/Commitment
                                      (set forth, to at least 8 decimals,
                                        as a percentage of the Loan and
                    Principal Amount     the aggregate Commitments of
Loan/Commitment         Assigned           all Lenders thereunder)
---------------     ----------------  ----------------------------------
Term Loans          $                                 %

Revolving Loans     $                                 %

Letters of Credit   $                                 %

Swingline Loans     $                                 %

                            [Signature Page Follows]

                                 The terms set forth above are hereby agreed to:
                                 [                        ],
                                 as Assignor

                                 By:
                                     ----------------------------------------
                                     Name:
                                     Title:

                                 [                        ],
                                 as Assignee

                                 By:
                                     ----------------------------------------
                                     Name:
                                     Title:

Accepted:

IONICS, INCORPORATED*

By:___________________________________
   Name:
   Title:

UBS AG, STAMFORD BRANCH,
    as Administrative Agent

By:___________________________________
   Name:
   Title:

By:___________________________________
   Name:
   Title:

HSBC BANK USA,
    as Issuing Bank

By:___________________________________
   Name:
   Title:

----------------------
* To be included only to the extent Borrower consent is required under Section 11.04(b) of the Credit Agreement.

                                                                       EXHIBIT C

                                    [Form of]
                                BORROWING REQUEST

UBS AG, Stamford Branch,
    as Administrative Agent for
    the Lenders referred to below
677 Washington Boulevard
Stamford, Connecticut  06901

Attention: [          ]

                            Re: Ionics, Incorporated

                                                                          [Date]

Ladies and Gentlemen:

                  Reference is made to the Credit Agreement dated as of February 13, 2004 (as amended, amended and restated, supplemented or otherwise modified from time to time, the "CREDIT AGREEMENT") among Ionics, Incorporated, a Massachusetts corporation ("BORROWER"), the Subsidiary Guarantors (such term and each other capitalized term used but not defined herein having the meaning given it in Article I of the Credit Agreement), the Lenders, UBS SECURITIES LLC, as lead arranger, sole bookmanager and documentation agent, FLEET SECURITIES, INC. and BANK OF AMERICA, N.A., as syndication agents, Wachovia Bank, N.A. and general electric capital corporation, as co-documentation agents, UBS LOAN FINANCE LLC, as swingline lender, UBS AG, STAMFORD BRANCH, as administrative agent for the Lenders and collateral agent for the Secured Parties, and HSBC BANK USA, as issuing bank. Borrower hereby gives you notice pursuant to Section
2.03 of the Credit Agreement that it requests a Borrowing under the Credit Agreement, and in that connection sets forth below the terms on which such Borrowing is requested to be made:

(A)    Class of Borrowing                    [Revolving Borrowing]
                                             [Term Borrowing]
                                             [Swingline Loan]

(B)    Principal amount of
           Borrowing (1)                     ___________________________

(C)    Date of Borrowing
           (which is a Business Day)         ___________________________

-------------
(1) ABR and Eurodollar Loans must be in an amount that is at least $[5,000,000] and an integral multiple of $[1,000,000] or equal to the remaining available balance of the applicable Commitments.

(D)    Type of Borrowing                                [ABR] [Eurodollar] (2)

(E)    Interest Period and the last day thereof (3)     _______________________

(F)    Funds are requested to be disbursed to Borrower's account with UBS AG,
       Stamford Branch (Account No.          ).

                  Borrower hereby represents and warrants that the conditions to lending specified in Sections 4.02(b) and (c) and, to Borrower's knowledge,
Section 4.02(d) of the Credit Agreement are satisfied as of the date hereof.

                            [Signature Page Follows]

------------------
(2)    Shall be ABR for Swingline Loans.

(3) Shall be subject to the definition of "INTEREST PERIOD" in the Credit Agreement.

                                              IONICS, INCORPORATED

                                              By:_______________________________
                                                 Name:
                                                 Title: [Responsible Officer]

                                                                       EXHIBIT D

                                    [Form of]
                             COMPLIANCE CERTIFICATE

                  I, [    ], the [Financial Officer] of Ionics, Incorporated (in
such capacity and not in my individual capacity), hereby certify that, with respect to that certain Credit Agreement dated as of February 13, 2004 (as it may be amended, modified, extended or restated from time to time, the "CREDIT AGREEMENT"; all of the defined terms in the Credit Agreement are incorporated herein by reference) among Ionics, Incorporated, a Massachusetts corporation, as borrower (the "BORROWER"), the Subsidiary Guarantors party thereto, the Lenders party thereto, UBS Securities LLC, as Lead Arranger, Sole Bookmanager and Documentation Agent, Fleet Securities, Inc. and Bank of America, N.A., as Syndication Agents, Wachovia Bank, N.A. and General Electric Capital Corporation, as Co-Documentation Agents, UBS AG, Stamford Branch, as Administrative Agent and Collateral Agent, UBS Loan Finance LLC, as Swingline Lender, and HSBC Bank USA, as Issuing Bank:

         a. [Attached hereto as Schedule 1 are calculations(1) demonstrating compliance by Borrower and the Subsidiary Guarantors with Sections 6.07(f) and 6.10 of the Credit Agreement. Borrower and the Subsidiary Guarantors are in compliance with such Sections as of the date hereof.] [Attached hereto as Schedule 2 are detailed calculations setting forth Borrower's Excess Cash Flow.](2) [Attached hereto as
         Schedule 3 is the report of [accounting firm.]](3)

         b. The Borrower was in compliance with each of the covenants set forth in Section 6.10 of the Credit Agreement at all applicable times
         during and since [     ].

         c. No Default has occurred under the Credit Agreement which has not been previously disclosed, in writing, to the Administrative Agent pursuant to a Compliance Certificate.(4)

--------------------------------
(1) To accompany annual and quarterly financial statements only. Which calculations shall be in reasonable detail satisfactory to the Administrative Agent and shall include, among other things, an explanation of the methodology used in such calculations and a breakdown of the components of such calculations.

(2)      To accompany annual financial statements only.

(3) To accompany annual financial statements only. The report must opine or certify that, with respect to its regular audit of such financial statements, which audit was conducted in accordance with GAAP, the accounting firm obtained no knowledge that any Default has occurred or, if in the opinion of such accounting firm such a Default has occurred, specifying the nature and extent thereof.

(4) If a Default shall have occurred, an explanation specifying the nature and extent of such Default shall be provided on a separate page together with an explanation of the corrective action taken or proposed to be taken with respect thereto (include, as applicable, information regarding actions, if any, taken since prior certificate).

Dated this [    ] day of [                 ], 20[  ].

                                               IONICS, INCORPORATED

                                               By:______________________________
                                                  Name:
                                                  Title: [Financial Officer]

                                   SCHEDULE 1

                               Financial Covenants

                  For purposes of calculating the financial covenants described below, Consolidated EBITDA is defined as follows:

            Consolidated Net Income for the four quarter period ended
                   [         ], 20[ ]                                     ______

            Plus  (in each case only to the extent (and in the same
                  proportion) deducted in determining such Consolidated
                  Net Income):                                            ______

                  (a) Consolidated Interest Expense for such period       ______

                  (b) Consolidated Amortization Expense for such period   ______

                  (c) Consolidated Depreciation Expense for such period   ______

                  (d) Consolidated Tax Expense for such period            ______

                  (e) costs and expenses directly incurred in connection
                      with the Transactions (not to exceed $17.5 million) ______

                  (f) the aggregate amount of all other non-cash items
                      reducing Consolidated Net Income (excluding any
                      non-cash charge that results in accrual of a
                      reserve for cash charges in any future period) for
                      such period                                         ______

                  (g) (i) the amount of non-recurring charges relating
                      to the implementation of Borrower's new
                      information technology platform in an aggregate
                      amount not to exceed $5 million, (ii) for the
                      fiscal quarter ending December 31, 2003, the
                      amount of non-recurring charges (including, but
                      not limited to, restructuring charges and charges relating to plant or facility relocations) to the extent reducing Consolidated Net Income in an
                      aggregate amount not to exceed $15 million for
                      such fiscal quarter and (iii) for the period
                      commencing January 1, 2004 and ending March 31,
                      2005, the amount of non-recurring charges
                      (including, but not limited to, restructuring
                      charges and charges relating to plant or facility relocations) to the extent reducing Consolidated
                      Net Income in an aggregate amount not to exceed
                      $15 million for such period                        ______

             Minus:

                       the aggregate amount of all non-cash items increasing Consolidated Net Income (other than the accrual of revenue or recording of receivables in the ordinary course of business) for such period
                                                          ______________________

             Consolidated EBITDA
                                                          ______________________

                           6.10(a) Maximum Total Leverage Ratio

               Total Leverage Ratio:  Consolidated Indebtedness to
                   Consolidated EBITDA

               Consolidated Indebtedness (exclusive of Non-Recourse
                   Indebtedness) for the four quarter period ended
               [          ], 20[  ]                                  ___________

               Consolidated EBITDA
                                                                     ___________

                       Consolidated Indebtedness to Consolidated
                         EBITDA                                      [   ]:1.00

                       Covenant Requirement(5)                      No more than
                                                                      [ ]:1.00

--------------------
(5)Refer to Section 6.10(a).

           6.10(b) Minimum Interest Coverage Ratio

         Consolidated Interest Coverage Ratio: Consolidated
             EBITDA to Consolidated Interest Expense

         Consolidated EBITDA                                     _______________

         Consolidated Interest Expense calculation:

               total consolidated interest expense under
               GAAP                                              _______________

         Plus:

               (a)  imputed interest on Capital Lease
                    Obligations and Attributable
                    Indebtedness of Borrower and its
                    Subsidiaries for such period                 _______________

               (b)  commissions, discounts and other fees
                    and charges owed by Borrower or any of
                    its Subsidiaries with respect to
                    letters of credit securing financial
                    obligations, bankers' acceptance
                    financing and receivables financings
                    for such period                              _______________

               (c)  amortization of debt issuance costs,
                    debt discount or premium and other
                    financing fees and expenses incurred by
                    Borrower or any of its Subsidiaries for
                    such period                                  _______________

               (d)  cash contributions to any employee
                    stock ownership plan or similar trust
                    made by Borrower or any of its
                    Subsidiaries to the extent such
                    contributions are used by such plan or
                    trust to pay interest or fees to any
                    person (other than Borrower or a Wholly
                    Owned Subsidiary) in connection with
                    Indebtedness incurred by such plan or
                    trust for such period                        _______________

               (e)  all interest paid or payable with
                    respect to discontinued operations of
                    Borrower or any of its Subsidiaries for
                    such period                                  _______________

               (f)  the interest portion of any deferred
                    payment obligations of Borrower or any
                    of its Subsidiaries for such period          _______________

               (g)  all interest for such period on (i) any
                    Indebtedness of others secured by any
                    Lien on property owned or acquired by
                    Borrower or any of its Subsidiaries,
                    whether or not the obligations secured
                    thereby have
                    been assumed, but limited to the fair
                    market value of such property or (ii)
                    any obligations of Borrower or any of
                    its Subsidiaries for the reimbursement
                    of any obligor in respect of letters of
                    credit, letters of guaranty, bankers'
                    acceptances, bid, performance or surety
                    bonds and similar credit transactions
                    (including all Commercial Credit
                    Support Obligations of such person)          _______________

         Consolidated Interest Expense
                                                                 _______________

               Consolidated EBITDA to Consolidated Interest
                       Expense                                      [ ]:1.00

               Covenant Requirement (6)                            Greater than
                                                                   or equal to
                                                                    [ ]:1.00

------------------
(6) Refer to Section 6.10(b).

              6.10(c) Minimum Fixed Charge Coverage Ratio

         Consolidated Fixed Charge Coverage Ratio: Consolidated EBITDA to
               Consolidated Fixed Charges

         Consolidated EBITDA for the four quarter period ended
         [   ], 20[ ].                                           _______________

         Consolidated Fixed Charges calculation:

               (a)  Consolidated Interest Expense (as
                    calculated above)

         Plus:

               (b)  the aggregate amount of Capital
                    Expenditures for such period                 _______________

               (c)  all cash payments in respect of income
                    taxes made during such period (net of
                    any cash refund in respect of income
                    taxes actually received during such
                    period)                                      _______________

               (d)  the scheduled principal amount of all
                    amortization payments on all
                    Indebtedness (including the principal
                    component of all Capital Lease
                    Obligations) of Borrower and its
                    Subsidiaries for such period (as
                    determined on the first day of the
                    respective period)                           _______________

               (e)  the product of (i) all dividend
                    payments made by Borrower or any of its
                    Subsidiaries (other than dividend
                    payments to Borrower or any of its
                    Subsidiaries) whether in accordance
                    with Section 6.08 of the Credit
                    Agreement or otherwise multiplied by
                    (ii) a fraction, the numerator of which
                    is one and the denominator of which is
                    one minus the then current combined
                    federal, state and local statutory tax
                    rate of Borrower and its Subsidiaries,
                    expressed as a decimal                       _______________

         Consolidated Fixed Charges

                    Consolidated EBITDA to Consolidated Fixed
                       Charges                                   [ ]:1.00

               Covenant Requirement(7)                             Greater than
                                                                   or equal to
                                                                    [ ]:1.00

-----------------
(7) Refer to Section 6.10(c).

               6.10(d) Limitation on Capital Expenditures

         Maximum Capital Expenditures

               Capital Expenditures                             ________________

               Covenant Requirement(8)                          No more than [ ]

-----------------
(8) Refer to Section 6.10(d).

                        [SCHEDULE 2

         Excess Cash Flow calculation:

         Consolidated EBITDA for such Excess Cash Flow Period(9) _______________
         Minus:

               (a)  Debt Service for such Excess Cash Flow
                    Period

               (b)  any voluntary prepayments of Term Loans
                    and any permanent voluntary reductions
                    to the Revolving Commitments to the
                    extent that an equal amount of the
                    Revolving Loans simultaneously is
                    repaid, in each case so long as such
                    amounts are not already reflected in
                    Debt Service, during such Excess Cash
                    Flow Period                                  _______________

               (c)  Capital Expenditures during such Excess
                    Cash Flow Period (excluding Capital
                    Expenditures made in such Excess Cash
                    Flow Period where a certificate in the
                    form contemplated by the following
                    clause (d) was previously delivered)
                    that are paid in cash                        _______________

               (d)  Capital Expenditures that Borrower or
                    any of its Subsidiaries shall, during
                    such Excess Cash Flow Period, become
                    obligated to make but that are not made
                    during such Excess Cash Flow Period;
                    provided that Borrower shall deliver a
                    certificate to the Administrative Agent
                    not later than 90 days after the end of
                    such Excess Cash Flow Period, signed by
                    a Responsible Officer of Borrower and
                    certifying that such Capital
                    Expenditures will be made in the
                    following Excess Cash Flow Period            _______________

               (e)  the aggregate amount of investments
                    made in cash during such period in
                    compliance with Sections 6.04(e), (j),
                    (m), and (n) of the Credit Agreement         _______________

-----------------------
(9)Excees Cash Flow Period is (i) the period taken as one accounting period from April 1, 2004 and ending on December 31, 2004 and (ii) each fiscal year of Borrower thereafter.

               (f)  Taxes of Borrower and its Subsidiaries
                    that were paid in cash during such
                    Excess Cash Flow Period or will be paid
                    within six months after the end of such
                    Excess Cash Flow Period and for which
                    adequate reserves have been established
                    in accordance with GAAP                      _______________

               (g)  an amount equal to any increase in
                    Current Assets minus Current
                    Liabilities from the beginning to the
                    end of such Excess Cash Flow Period          _______________

               (h)  losses excluded from the calculation of
                    Consolidated Net Income attributable to
                    (i) the net income of a Subsidiary of
                    Borrower during such period to the
                    extent that the declaration or payment
                    of dividends or similar distributions
                    by such Subsidiary of that income is
                    not permitted by operation of the terms
                    of its Organizational Documents or any
                    agreement, instrument, judgment,
                    decree, order, statute, rule,
                    regulation or other restriction
                    applicable to that Subsidiary during
                    such period or (ii) unrealized gains
                    and losses with respect to Hedging
                    Obligations for such period that are
                    paid in cash during such Excess Cash
                    Flow Period                                  _______________

               (i)  to the extent added to determine
                    Consolidated EBITDA, all items that did
                    not result from a cash payment to
                    Borrower or any of its Subsidiaries on
                    a consolidated basis during such Excess
                    Cash Flow Period(10)                         _______________

         Plus:

               (i)  an amount equal to any decrease in
                    Current Assets minus Current
                    Liabilities from the beginning to the
                    end of such Excess Cash Flow Period          _______________

---------------------

(10) Exclusive of any amount deducted pursuant of any of the foregoing clauses that was paid after the close of the preceding Excess Cash Flow Period and already deducted for such preceding Excess Cash Flow Period.

               (ii)  all proceeds received during such
                     Excess Cash Flow Period of any
                     Indebtedness to the extent used to
                     finance any Capital Expenditure (other
                     than Indebtedness under this Agreement
                     to the extent there is no corresponding
                     deduction to Excess Cash Flow above in
                     respect of the use of such borrowings)      _______________

               (iii) to the extent any permitted Capital
                     Expenditures referred to in (d) above
                     do not occur in the Excess Cash Flow
                     Period specified in the certificate of
                     Borrower provided pursuant to (d)
                     above, such amounts of Capital
                     Expenditures that were not so made in
                     the Excess Cash Flow Period specified
                     in such certificate                         _______________

               (iv)  any return on or in respect of
                     investments received in cash during
                     such period, which investments were
                     made pursuant to Sections 6.04(j), (m),
                     and (n) of the Credit Agreement             _______________

               (v)   income or gain excluded from the
                     calculation of Consolidated Net Income
                     attributable to (i) the net income of a
                     Subsidiary of Borrower during such
                     period to the extent that the
                     declaration or payment of dividends or
                     similar distributions by such
                     Subsidiary of that income is not
                     permitted by operation of the terms of
                     its Organizational Documents or any
                     agreement, instrument, judgment,
                     decree, order, statute, rule,
                     regulation or other restriction
                     applicable to that Subsidiary during
                     such period or (ii) unrealized gains
                     and losses with respect to Hedging
                     Obligations for such period that is
                     realized in cash during such Excess
                     Cash Flow Period (except to the extent
                     such gain is subject to Section 2.10 of
                     the Credit Agreement)                       _______________

               (vi)  if deducted in the computation of
                     Consolidated EBITDA, interest income        _______________

               (vii) to the extent subtracted in
                     determining Consolidated EBITDA, all
                     items that did not result from a cash
                     payment by Borrower or any of its
                     Subsidiaries on a consolidated basis
                     during such Excess Cash Flow Period         _______________

                    Excess Cash Flow                             ______________]

                                  [SCHEDULE 3]

                                 [see attached]

                                                                       EXHIBIT E

                                    [Form of]
                            INTEREST ELECTION REQUEST

UBS AG, Stamford Branch,
    as Administrative Agent
677 Washington Boulevard
Stamford, Connecticut  06901

Attention:  [      ]

                                                                          [Date]

                            Re: Ionics, Incorporated

Ladies and Gentlemen:

                  This Interest Election Request is delivered to you pursuant to
Section 2.08 of the Credit Agreement dated as of February 13, 2004 (as amended, amended and restated, supplemented or otherwise modified from time to time, the "CREDIT AGREEMENT") among Ionics, Incorporated, a Massachusetts corporation ("BORROWER"), the Subsidiary Guarantors (such term and each other capitalized term used but not defined herein having the meaning given it in Article I of the Credit Agreement), the Lenders, UBS SECURITIES LLC, as lead arranger, sole bookmanager and documentation agent, FLEET SECURITIES, INC. and BANK OF AMERICA, N.A., as syndication agents, WACHOVIA BANK, N.A. and GENERAL ELECTRIC CAPITAL CORPORATION, as co-documentation agents, UBS LOAN FINANCE LLC, as swingline lender, HSBC BANK USA, as issuing bank and UBS AG, STAMFORD BRANCH, as administrative agent for the Lenders and collateral agent for the Secured Parties.

                  Borrower hereby requests that on [__________](1) (the "INTEREST ELECTION DATE"),

         1. $[__________] of the presently outstanding principal amount of the Loans originally made on [__________],

         2.       and all presently being maintained as [ABR Loans] [Eurodollar
         Loans],

         3.       be [converted into] [continued as],

----------------------
(1) Shall be a Business Day that is (a) the date hereof in the case of a conversion into ABR Loans to the extent this Interest Election Request is delivered to the Administrative Agent prior to 9:00 a.m., New York City time on the date hereof, otherwise the Business Day following the date of delivery hereof and (b) three Business Days following the date hereof in the case of a conversion into/continuation of Eurodollar Loans to the extent this Interest Election Request is delivered to the Administrative Agent prior to 11:00 a.m. New York City time on the date hereof, otherwise the fourth Business Day following the date of delivery hereof.

         4.       [Eurodollar Loans having an Interest Period of
         [one/two/three/six[/nine] months] [ABR Loans].

                  The undersigned hereby certifies that the following statements are true on the date hereof, and will be true on the proposed Interest Election Date, both before and after giving effect thereto and to the application of the proceeds therefrom:

         (a) the foregoing [conversion] [continuation] complies with the terms and conditions of the Credit Agreement (including, without limitation, Section 2.08 of the Credit Agreement);

         (b) no Default has occurred and is continuing, or would result from such proposed [conversion] [continuation].

                            [Signature Page Follows]

                  Borrower has caused this Interest Election Request to be executed and delivered by its duly authorized officer as of the date first written above.

                                                IONICS, INCORPORATED

                                                By:_____________________________
                                                   Name:
                                                   Title:

                                                                       EXHIBIT F

                                    [Form of]
                                JOINDER AGREEMENT

                  Reference is made to the Credit Agreement dated as of February 13, 2004 (as amended, amended and restated, supplemented or otherwise modified from time to time, the "CREDIT AGREEMENT") among Ionics, Incorporated, a Massachusetts corporation ("BORROWER"), the Subsidiary Guarantors (such term and each other capitalized term used but not defined herein having the meaning given it in Article I of the Credit Agreement), the Lenders, UBS SECURITIES LLC, as lead arranger, sole bookmanager and documentation agent, FLEET SECURITIES, INC. and BANK OF AMERICA, N.A., as syndication agents, WACHOVIA BANK, N.A. and GENERAL ELECTRIC CAPITAL CORPORATION, as co-documentation agents, UBS LOAN FINANCE LLC, as swingline lender, HSBC BANK USA, as issuing bank and UBS AG, STAMFORD BRANCH, as administrative agent for the Lenders and collateral agent for the Secured Parties.

                              W I T N E S S E T H:

                  WHEREAS, the Subsidiary Guarantors have entered into the Credit Agreement and the Security Agreement in order to induce the Lenders to make the Loans and the Issuing Bank to issue Letters of Credit to or for the benefit of Borrower;

                  WHEREAS, pursuant to Section 5.11(b) of the Credit Agreement and Section 3.5 of the Security Agreement, each Subsidiary (other than any applicable Foreign Subsidiary or Non-Guarantor Subsidiary) that was not in existence on the date of the Credit Agreement is required to become a Subsidiary Guarantor under the Credit Agreement and a Guarantor and Pledgor under the Security Agreement by executing a Joinder Agreement. The undersigned Subsidiary (the "NEW GUARANTOR") is executing this joinder agreement ("JOINDER AGREEMENT") to the Credit Agreement in order to induce the Lenders to make additional Revolving Loans and the Issuing Bank to issue Letters of Credit and as consideration for the Loans previously made and Letters of Credit previously issued.

                  NOW, THEREFORE, the Administrative Agent, Collateral Agent and the New Guarantor hereby agree as follows:

         A. GUARANTEE. In accordance with Section 5.11(b) of the Credit Agreement and 3.5 of the Security Agreement, the New Guarantor by its signature below becomes a Subsidiary Guarantor under the Credit Agreement and a Guarantor and Pledgor under the Security Agreement with the same force and effect as if originally named therein as a Subsidiary Guarantor and a Guarantor and Pledgor, respectively.

         B. REPRESENTATIONS AND WARRANTIES. The New Guarantor hereby (a) agrees to all the terms and provisions of the Credit Agreement and the Security Agreement applicable to it as a Subsidiary Guarantor and a Guarantor and Pledgor, respectively, thereunder and (b) represents and warrants that the representations and warranties made by it as a Subsidiary Guarantor and a Guarantor and Pledgor, respectively, thereunder are true and correct in all material respects (except that any representation and warranty that is qualified as to "materiality" or "Material Adverse Effect" shall be true and correct in all respects) on and as of the date hereof. Each reference to a Subsidiary Guarantor in the Credit Agreement shall be deemed to include the New Guarantor. The New Guarantor hereby attaches supplements to each of the schedules to the Credit Agreement and the Security Agreement applicable to it.

         C. SEVERABILITY. Any provision of this Joinder Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

         D. COUNTERPARTS. This Joinder Agreement may be executed in counterparts, each of which shall constitute an original. Delivery of an executed signature page to this Joinder Agreement by facsimile transmission shall be as effective as delivery of a manually executed counterpart of this Joinder Agreement.

         E. NO WAIVER. Except as expressly supplemented hereby, the Credit Agreement and the Security Agreement shall remain in full force and effect.

         F. NOTICES. All notices, requests and demands to or upon the New Guarantor, any Agent or any Lender shall be governed by the terms of Section 11.01 of the Credit Agreement.

         G. GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES THAT WOULD REQUIRE THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION.

                            [Signature Pages Follow]

                  IN WITNESS WHEREOF, the undersigned have caused this Joinder Agreement to be duly executed and delivered by their duly authorized officers as of the day and year first above written.

                                            [NEW GUARANTOR]

                                            By:_________________________________
                                               Name:
                                               Title:

                                           Address for Notices:

                                           UBS AG, STAMFORD BRANCH, as
                                           Administrative Agent and Collateral
                                           Agent

                                           By:__________________________________
                                              Name:
                                              Title:

                                           By:__________________________________
                                              Name:
                                              Title:

                        [Note: Schedules to be attached.]

                                                                       EXHIBIT G

                            LANDLORD ACCESS AGREEMENT

                  THIS LANDLORD ACCESS AGREEMENT (the "AGREEMENT") is made and entered into as of [ ], by and between [ ], having an office at [ ]("LANDLORD") and UBS AG, STAMFORD BRANCH, as collateral agent for the benefit of the Secured Parties (as defined in the Credit Agreement (as hereinafter defined)), having an office at 677 Washington Boulevard, Stamford, Connecticut 06901 (in such capacity, "COLLATERAL AGENT").

                                R E C I T A L S :

                  A. Landlord is the record title holder and owner of the real property described in Schedule A attached hereto (the "REAL PROPERTY").

                  B. Landlord has leased all or a portion of the Real Property (the "LEASED PREMISES") to [ ], a [ ] [ ] ("LESSEE" [or "BORROWER"]) pursuant to a certain lease agreement or agreements described in Schedule B attached hereto (collectively, and as amended, amended and restated, supplemented or otherwise modified from time to time, the "LEASE").

                  C. [Lessee, Ionics, Incorporated, a Massachusetts corporation ("BORROWER")](1) [Borrower] and the Collateral Agent, among others, have entered into a credit agreement, dated as of February 13, 2004, (as amended, amended and restated, supplemented or otherwise modified from time to time, the "CREDIT AGREEMENT"; capitalized terms used and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement), pursuant to which the Lenders have agreed to make certain loans to Borrower (collectively, the "LOANS").

                  D.       [Lessee is a subsidiary of Borrower.](2)

                  E. [Lessee has, pursuant to the Credit Agreement, guaranteed the obligations of the Borrower under the Credit Agreement and the other documents evidencing and securing the Loans (collectively, the "LOAN DOCUMENTS").](3)

                  F. As security for the payment and performance of Lessee's Obligations under the Credit Agreement and the other Loan Documents, Collateral Agent (for the benefit of the Secured

-----------------

(1)      Include if Borrower is not the Lessee.

(2)      Include if Borrower is not the Lessee.

(3)      Include if Borrower is not the Lessee.

Parties) has or will acquire a security interest in and lien upon all of Lessee's personal property, inventory, accounts, goods, machinery, equipment, furniture and fixtures (together with all additions, substitutions, replacements and improvements to, and proceeds of, the foregoing, collectively, the "PERSONAL PROPERTY").

                  G. Collateral Agent has requested that Landlord execute this Agreement as a condition precedent to the making of the Loans under the Credit Agreement and Landlord is willing to so execute this Agreement.

                               A G R E E M E N T :

                  NOW, THEREFORE, for and in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord hereby represents, warrants and agrees in favor of Collateral Agent, as follows:

                  1. Landlord certifies that (i) Landlord is the landlord under the Lease described in Schedule B attached hereto, (ii) the Lease is in full force and effect and has not been amended, modified or supplemented except as set forth in Schedule B hereto and (iii) Landlord has sent no notice of default to Lessee under the Lease respecting a default which has not been cured by Lessee.

                  2. Landlord hereby covenants to the granting of a security interest in that portion of the Personal Property located on or about the Real Property and agrees that the Personal Property is and will remain personal property and not fixtures even though it may be affixed to or placed on the Leased Premises. Landlord further agrees that Collateral Agent has the right to remove the Personal Property from the Leased Premises at any time in accordance with the terms of the Loan Documents; provided that Collateral Agent shall repair any damage arising from such removal. Landlord further agrees that it will not hinder Collateral Agent's actions in removing Personal Property from the Leased Premises or Collateral Agent's actions in otherwise enforcing its security interest in the Personal Property. Collateral Agent shall not be liable for any diminution in value of the Leased Premises caused by the absence of Personal Property actually removed or by the need to replace the Personal Property after such removal. Landlord acknowledges that Collateral Agent shall have no obligation to remove the Personal Property from the Leased Premises.

                  3. Landlord acknowledges and agrees that Lessee's granting of a security interest in the Personal Property in favor of the Collateral Agent (for the benefit of the Secured Parties) shall not constitute a default under the Lease nor permit Landlord to terminate the Lease or re-enter or repossess the Leased Premises or otherwise be the basis for the exercise of any remedy by Landlord and Landlord hereby expressly consents to the granting of such security interest and agrees that such security interest shall be superior to any lien of the Landlord (statutory or otherwise) in the Personal Property.

                  4. The terms and provisions of this Agreement shall inure to the benefit of and be binding upon the successors and assigns of Landlord (including, without limitation, any successor owner of the Real Property) and Collateral Agent. Landlord will disclose the terms and conditions of this Agreement to any purchaser or successor to Landlord's interest in the Leased Premises.

                  5. All notices to any party hereto under this Agreement shall be in writing and sent to such party at its respective address set forth above (or at such other address as shall be designated by such party in a written notice to the other party complying as to delivery with the terms of this Section 5) by certified mail, postage prepaid, return receipt requested or by overnight delivery service.

                  6. The provisions of this Agreement shall continue in effect until Landlord shall have received Collateral Agent's written certification that the Loans have been paid in full and all of Borrower's other Obligations under the Credit Agreement and the other Loan Documents have been satisfied.

                  7. THE INTERPRETATION, VALIDITY AND ENFORCEMENT OF THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED UNDER THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO THE CONFLICTS OF LAWS PRINCIPLES THEREOF.

                  8. Landlord agrees to execute, acknowledge and deliver such further instruments as Collateral Agent may request to allow for the proper recording of this Agreement (including, without limitation, a revised landlord's access agreement in form and substance sufficient for recording) or to otherwise accomplish the purposes of this Agreement.

                  IN WITNESS WHEREOF, Landlord and Collateral Agent have caused this Agreement to be duly executed and delivered by their duly authorized officers as of the date first above written.

                                           [_________________],
                                           as Landlord

                                           By:__________________________________
                                              Name:
                                              Title:

                                           UBS AG, STAMFORD BRANCH,
                                           as Collateral Agent

                                           By:__________________________________
                                              Name:
                                              Title:

ACCEPTED AND AGREED:

[______________],
as Lessee

By:_______________________________________
   Name:
   Title:

                                   Schedule A

                          Description of Real Property

                                   Schedule B

                              Description of Lease

                                                                 Location/
                                                                 Property
Lessor         Lessee      Dated       Modification              Address
------         ------      -----       ------------              -------

                                                                       EXHIBIT H

                                    [Form of]

                             LC REQUEST [AMENDMENT]

Dated  [date]

UBS AG, Stamford Branch, as Administrative Agent under the Credit Agreement (as amended, amended and restated, modified or supplemented from time to time, the "CREDIT AGREEMENT"), dated as of February 13, 2004, among Ionics, Incorporated, as Borrower, the Subsidiary Guarantors, the Lenders from time to time party thereto, UBS Securities LLC, as Lead Arranger, Sole Bookmanager and Documentation Agent, Fleet Securities, Inc. and Bank of America, N.A., as Syndication Agents, Wachovia Bank, N.A. and General Electric Capital Corporation, as Co-Documentation Agents, UBS AG, Stamford Branch, as Administrative Agent and Collateral Agent, UBS Loan Finance LLC, as Swingline Lender, and HSBC Bank USA, as Issuing Bank

677 Washington Boulevard
Stamford, Connecticut  06901
Attention:  [         ]

[Name and Address of Issuing Bank
if different from Administrative Agent]

Ladies and Gentlemen:

                  We hereby request that [name of proposed Issuing Bank], as Issuing Bank under the Credit Agreement, [issue] [amend] [renew] [extend] [a] [an existing] [Standby] [Commercial] Letter of Credit for the account of the undersigned(1) on [date](2) (the "Date of [Issuance] [Amendment] [Renewal] [Extension]") in the aggregate stated amount of $[____]. [Such Letter of Credit was originally issued on [date].] The requested Letter of Credit [shall be] [is] denominated in [Dollars] [Alternate Currency].

                  For purposes of this LC Request, unless otherwise defined herein, all capitalized terms used herein which are defined in the Credit Agreement shall have the respective meaning provided therein.

                  The beneficiary of the requested Letter of Credit [will be] [is] [Insert name and address of beneficiary], and such Letter of Credit [will be] [is] in support of [(3)] and [will have]

-----------------
(1) Note that if the LC Request is for the account of a Subsidiary, Borrower shall be a co-applicant, and be jointly and severally liable, with respect to each Letter of Credit issued for the account or in favor of any Subsidiary.

(2) Date of Issuance [Amendment] [Renewal] [Extension] which shall be at least three Business Days after the date of this LC Request, if this LC Request is delivered to the Issuing Bank by 11:00 a.m., New York City time (or such shorter period as is acceptable to the Issuing Bank).

(3) Insert description of the obligation to which it relates in the case of Standby Letters of Credit and a description of the commercial transaction which is being supported in the case of Commercial Letters of Credit.

[has] a stated expiration date of [date](4). [Describe the nature of the amendment, renewal or extension.]

                  We hereby certify that:

         (1) Each of Borrower and each other Loan Party is in compliance in all material respects with all the terms and provisions set forth in each Loan Document on its part to be observed or performed, and, as of today and at the time of and immediately after giving effect to the [issuance] [amendment] [renewal] [extension] of the Letter of Credit requested herein, no Default has or will have occurred and be continuing.

         (2) Each of the representations and warranties made by any Loan Party set forth in any Loan Document are true and correct in all material respects (except that any representation and warranty that is qualified as to "materiality" or "Material Adverse Effect" is true and correct in all respects) on and as of today's date and with the same effect as though made on and as of today's date, except to the extent such representations and warranties expressly relate to an earlier date.

         (3) To our knowledge, no order, judgment or decree of any Governmental Authority purports to restrain any Lender from taking any actions to be made hereunder or from making any Loans to be made by it. No injunction or other restraining order has been issued, is pending or noticed with respect to any action, suit or proceeding seeking to enjoin or otherwise prevent the consummation of, or to recover any damages or obtain relief as a result of, the transactions contemplated by this LC Request, the Credit Agreement or the making of Loans thereunder.

         (4) After giving effect to the request herein, the LC Exposure will not exceed the LC Commitment and the total Revolving Exposures will not exceed the total Revolving Commitments.

                  Copies of all relevant documentation with respect to the supported transaction are attached hereto.

--------------------
(4) Insert last date upon which drafts may be presented which may not be later than (i) in the case of a Standby Letter of Credit, (x) the date which is one year after the date of the issuance of such Standby Letter of Credit (or, in the case of any renewal or extension thereof, one year after such renewal or extension) or such later date as may be agreed by the Issuing Bank and (y) the Letter of Credit Expiration Date and (ii) in the case of a Commercial Letter of Credit, (x) the date that is 180 days after the date of issuance of such Commercial Letter of Credit (or, in the case of any renewal or extension thereof, 180 days after such renewal or extension) and (y) the Letter of Credit Expiration Date.

                                           [                     ]

                                           By:__________________________________
                                              Name:
                                              Title:

                                                                       EXHIBIT I

                                    [Form of]
                                 LENDER ADDENDUM

                  Reference is made to the Credit Agreement dated as of February [ ], 2004 (as amended, amended and restated, supplemented or otherwise modified from time to time, the "CREDIT AGREEMENT") among Ionics, Incorporated, a Massachusetts corporation ("BORROWER"), the Subsidiary Guarantors (such term and each other capitalized term used but not defined herein having the meaning given it in Article I of the Credit Agreement), the Lenders, UBS SECURITIES LLC, as lead arranger, sole bookmanager and documentation agent, FLEET SECURITIES, INC. and BANC OF AMERICA SECURITIES LLC, as syndication agents, WACHOVIA BANK, N.A. and GENERAL ELECTRIC CAPITAL CORPORATION, as co-documentation agents, UBS LOAN FINANCE LLC, as swingline lender, HSBC BANK USA, as issuing bank and UBS AG, STAMFORD BRANCH, as administrative agent for the Lenders and collateral agent for the Secured Parties.

                  Upon execution and delivery of this Lender Addendum by the parties hereto as provided in Section 11.14 of the Credit Agreement, the undersigned hereby becomes a Lender thereunder having the Commitment set forth in Schedule 1 hereto, effective as of the Closing Date.

                  THIS LENDER ADDENDUM SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES THAT WOULD REQUIRE THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION.

                  This Lender Addendum may be executed by one or more of the parties hereto on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed signature page hereof by facsimile transmission shall be effective as delivery of a manually executed counterpart hereof.

                            [Signature Page Follows]

                  IN WITNESS WHEREOF, the parties hereto have caused this Lender Addendum to be duly executed and delivered by their proper and duly authorized officers as of this day of [ ], 200[ ].

                                       _________________________________,(1)
                                       as a Lender
                                       [Please type legal name of Lender above]

                                       By:______________________________________
                                          Name:
                                          Title:

                                           [If second signature is necessary:]

                                       By:__________________________________
                                          Name:
                                          Title:

----------------

(1) Use this form of signature page if there is a syndicate of lenders to avoid having to keep track of correct legal names.

Accepted and agreed:

IONICS, INCORPORATED

By:____________________________
   Name:
   Title:

UBS AG, STAMFORD BRANCH, as
Administrative Agent

By:__________________________
   Name:
   Title:

By:__________________________
   Name:
   Title:

                                                                      SCHEDULE 1

                         COMMITMENTS AND NOTICE ADDRESS

1.       NAME OF LENDER:   _______________________
         NOTICE ADDRESS:   _______________________
                           _______________________
                           _______________________
         ATTENTION:        _______________________
         TELEPHONE:        _______________________
         FACSIMILE:        _______________________

2.       COMMITMENT:       _______________________

                                                                     EXHIBIT J-1

  [The aggregate maximum principal amount of indebtedness that may be secured
                             hereby is $[    ].](1)

================================================================================

                    MORTGAGE, ASSIGNMENT OF LEASES AND RENTS,
                      SECURITY AGREEMENT AND FIXTURE FILING

                                       BY
                                  [        ],

                                 as Mortgagor,

                                       TO

                            UBS AG, STAMFORD BRANCH,
                              as Collateral Agent,

                                   Mortgagee

                           -------------------------

                           Dated as of [     ], 2004

                            Relating to Premises in:
                                   [       ]

================================================================================

                This instrument prepared by and, after recording,
                                please return to:

                              Holly Gladstone, Esq.
                              Latham & Watkins LLP
                          885 Third Avenue, Suite 1000
                               New York, NY 10022
                               -------------------

---------------
(1)      TO BE INCLUDED ONLY IN MORTGAGE RECORDING TAX STATES.

                                TABLE OF CONTENTS

                                                                                                                    Page
                                                                                                                    ----
PREAMBLE......................................................................................................       1

RECITALS......................................................................................................       1

AGREEMENT.....................................................................................................       2

                                                      ARTICLE I.

                                            DEFINITIONS AND INTERPRETATION

SECTION 1.1.          Definitions.............................................................................       2
SECTION 1.2.          Interpretation..........................................................................       7
SECTION 1.3.          Resolution of Drafting Ambiguities......................................................       7

                                                     ARTICLE II.

                                            GRANTS AND SECURED OBLIGATIONS

SECTION 2.1.          Grant of Mortgaged Property.............................................................       8
SECTION 2.2.          Assignment of Leases and Rents..........................................................       9
SECTION 2.3.          Secured Obligations.....................................................................       9
SECTION 2.4.          Future Advances.........................................................................       9
SECTION 2.5.          No Release..............................................................................       9

                                                     ARTICLE III.

                                     REPRESENTATIONS AND WARRANTIES OF MORTGAGOR

SECTION 3.1.          Authority and Validity..................................................................      10
SECTION 3.2.          Warranty of Title.......................................................................      10
SECTION 3.3.          Condition of Mortgaged Property.........................................................      10
SECTION 3.4.          Leases..................................................................................      12
SECTION 3.5.          Charges.................................................................................      12
SECTION 3.6.          Benefit to the Mortgagor................................................................      12

                                                     ARTICLE IV.

                                            CERTAIN COVENANTS OF MORTGAGOR

SECTION 4.1.          Payment.................................................................................      12
SECTION 4.2.          Preservation of Existence...............................................................      12

                                                                                                                    Page
                                                                                                                    ----
SECTION 4.3.          Title...................................................................................      12
SECTION 4.4.          Maintenance and Use of Mortgaged Property; Alterations..................................      13
SECTION 4.5.          Notices Regarding Certain Defaults......................................................      14
SECTION 4.6.          Access to Mortgaged Property, Books and Records; Other Information......................      14
SECTION 4.7.          Limitation on Liens; Transfer Restrictions..............................................      14
SECTION 4.8.          Estoppel Certificates...................................................................      14
SECTION 4.9.          Insurance...............................................................................      14

                                                      ARTICLE V.

                                                        LEASES

SECTION 5.1.          Mortgagor's Affirmative Covenants with Respect to Leases................................      14
SECTION 5.2.          Mortgagor's Negative Covenants with Respect to Leases...................................      15

                                                     ARTICLE VI.

                    CONCERNING ASSIGNMENT OF LEASES AND RENTS

SECTION 6.1.          Present Assignment; License to the Mortgagor............................................      16
SECTION 6.2.          Collection of Rents by the Mortgagee....................................................      16
SECTION 6.3.          No Release..............................................................................      16
SECTION 6.4.          Irrevocable Interest....................................................................      17
SECTION 6.5.          Amendment to Leases.....................................................................      17

                                                     ARTICLE VII.

                                          TAXES AND CERTAIN STATUTORY LIENS

SECTION 7.1.          Payment of Charges......................................................................      17
SECTION 7.2.          Escrow of Taxes.........................................................................      17
SECTION 7.3.          Certain Statutory Liens.................................................................      17
SECTION 7.4.          Stamp and Other Taxes...................................................................      18
SECTION 7.5.          Certain Tax Law Changes.................................................................      18
SECTION 7.6.          Proceeds of Tax Claim...................................................................      18

                                                    ARTICLE VIII.

                                                CONTESTING OF PAYMENTS

SECTION 8.1.          Contesting of Taxes and Certain Statutory Liens.........................................      18

                                      -ii-

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                                                     ARTICLE IX.

                                      DESTRUCTION, CONDEMNATION AND RESTORATION

SECTION 9.1.          Destruction, Condemnation and Restoration...............................................      19
SECTION 9.2.          Condemnation............................................................................      19
SECTION 9.3.          Restoration.............................................................................      19

                                                      ARTICLE X.

                                            EVENTS OF DEFAULT AND REMEDIES

SECTION 10.1.         Events of Default.......................................................................      19
SECTION 10.2.         Remedies in Case of an Event of Default.................................................      20
SECTION 10.3.         Sale of Mortgaged Property if Event of Default Occurs; Proceeds of Sale.................      20
SECTION 10.4.         Additional Remedies in Case of an Event of Default......................................      22
SECTION 10.5.         Legal Proceedings After an Event of Default.............................................      22
SECTION 10.6.         Remedies Not Exclusive..................................................................      23

                                                     ARTICLE XI.

                                        SECURITY AGREEMENT AND FIXTURE FILING

SECTION 11.1.         Security Agreement......................................................................      24
SECTION 11.2.         Fixture Filing..........................................................................      24

                                                     ARTICLE XII.

                                                  FURTHER ASSURANCES

SECTION 12.1.         Recording Documentation To Assure Security..............................................      25
SECTION 12.2.         Further Acts............................................................................      25
SECTION 12.3.         Additional Security.....................................................................      26

                                                    ARTICLE XIII.

                                                    MISCELLANEOUS

SECTION 13.1.         Covenants To Run with the Land..........................................................      26
SECTION 13.2.         No Merger...............................................................................      26
SECTION 13.3.         Concerning Mortgagee....................................................................      26
SECTION 13.4.         Mortgagee May Perform; Mortgagee Appointed Attorney-in-Fact.............................      27
SECTION 13.5.         Continuing Security Interest; Assignment................................................      28
SECTION 13.6.         Termination; Release....................................................................      28
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                                     -iii-

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SECTION 13.7.         Modification in Writing.................................................................      28
SECTION 13.8.         Notices.................................................................................      29
SECTION 13.9.         GOVERNING LAW; SERVICE OF PROCESS; WAIVER OF JURY TRIAL.................................      29
SECTION 13.10.        Severability of Provisions..............................................................      29
SECTION 13.11.        Limitation on Interest Payable..........................................................      29
SECTION 13.12.        Business Days...........................................................................      30
SECTION 13.13.        Relationship............................................................................      30
SECTION 13.14.        Waiver of Stay..........................................................................      30
SECTION 13.15.        No Credit for Payment of Taxes or Impositions...........................................      31
SECTION 13.16.        No Claims Against the Mortgagee.........................................................      31
SECTION 13.17.        Obligations Absolute....................................................................      31
SECTION 13.18.        Mortgagee's Right To Sever Indebtedness.................................................      32
SECTION 13.19.        Last Dollars Secured....................................................................      33

SIGNATURE

ACKNOWLEDGMENTS

SCHEDULE A    Legal Description
SCHEDULE B    Prior Liens

               MORTGAGE, ASSIGNMENT OF LEASES AND RENTS, SECURITY
                          AGREEMENT AND FIXTURE FILING

                  MORTGAGE, ASSIGNMENT OF LEASES AND RENTS, SECURITY AGREEMENT AND FIXTURE FILING (the "Mortgage"), dated as of [ ], 2004, made by [ ], a [state type and jurisdiction of entity] having an office at [ ], as mortgagor, assignor and debtor (in such capacities and together with any successors in such capacities, the "Mortgagor"), in favor of UBS AG, STAMFORD BRANCH, a Swiss banking corporation having an office at 677 Washington Boulevard, Stamford, Connecticut, 06901, in its capacity as collateral agent for Secured Parties (as hereinafter defined), as mortgagee, assignee and secured party (in such capacities and together with any successors in such capacities, the "Mortgagee").

                                R E C I T A L S :

                  A. Pursuant to that certain credit agreement, dated as of February 13, 2004 (as amended, amended and restated, supplemented or otherwise modified from time to time, the "Credit Agreement"), among Ionics, Incorporated, as borrower (the "Borrower"), [the Mortgagor and] the [other] Subsidiary Guarantors (such term and each other capitalized term used and not defined herein having the meaning given to it in Article I), the Lenders, UBS Securities LLC, as Lead Arranger, Sole Bookmanager and Documentation Agent, UBS AG, Stamford Branch, as Administrative Agent and Collateral Agent, UBS Loan Finance LLC, as Swingline Lender, Fleet Securities, Inc. and Bank of America, N.A., as Syndication Agents, Wachovia Bank, N.A. and General Electric Capital Corporation, as Co-Documentation Agents, and HSBC Bank USA, as Issuing Bank, the Lenders have agreed to make to or for the account of the Borrower certain Loans and issue certain Letters of Credit.

                  B. It is contemplated that the Borrower or one or more of the Subsidiary Guarantors may pursuant to the provisions of the Credit Agreement enter into one or more agreements with one or more of the Lenders or their respective Affiliates with respect to the Loans ("Hedging Agreements") designed to alter the risks arising from the fluctuations in interest rates, currency values or commodity prices with respect to the Loans under the Credit Agreement (all obligations of the Borrower or the Subsidiary Guarantors now existing or hereafter arising under such Hedging Agreements, collectively, the "Hedging Obligations").

                  [C.      The Borrower owns, directly or through its
Subsidiaries, all of the issued and outstanding shares of the Mortgagor.]

                  [D.      The Mortgagor has, pursuant to Article VII of the
Credit Agreement, among other things, guaranteed (the "Guarantee") the obligations of the Borrower under the Credit Agreement and the other Loan Documents.]

                  [E.      The Mortgagor will receive substantial benefits from
the execution, delivery and performance of the Loan Documents and is, therefore, willing to enter into this Mortgage.]

                  F. The Mortgagor is or will be the legal and/or beneficial owner of the Mortgaged Property.

                  G. It is a condition to the obligations of the Lenders to make the Loans under the Credit Agreement and issue the Letters of Credit that the Mortgagor execute and deliver the applicable Loan Documents, including this Mortgage.

                  H. This Mortgage is given by the Mortgagor in favor of the Mortgagee for its benefit and the benefit of the other Secured Parties to secure the payment and performance of all of the Secured Obligations.

                               A G R E E M E N T :

                  NOW THEREFORE, in consideration of the foregoing premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Mortgagor hereby covenants and agrees with the Mortgagee as follows:

                                   ARTICLE I.

                         DEFINITIONS AND INTERPRETATION

                  SECTION 1.1. Definitions. (a) Capitalized terms used but not otherwise defined herein that are defined in the Credit Agreement shall have the meanings given to them in the Credit Agreement, including the following:

                  "Administrative Agent"; "Affiliate"; "Agent"; "Business Day"; "Commitment"; "Environmental Law"; "Event of Default"; "GAAP"; "Hazardous Materials"; "Letter of Credit"; "Lenders"; "Lien"; "Loan Documents"; "Loan Parties"; "Loans"; "Net Cash Proceeds"; "Notes"; "Officers' Certificate"; "person"; "Secured Parties"; "Security Agreement"; "Security Documents"; "Subsidiary" and "Subsidiary Guarantors".

                  (b) The following terms in this Mortgage shall have the following meanings:

                  "Allocated Indebtedness" shall have the meaning assigned to such term in Section 13.18(i) hereof.

                  "Allocation Notice" shall have the meaning assigned to such term in Section 13.18(i) hereof.

                  "Alterations" shall mean any and all alterations, installations, improvements, additions, modifications or changes of a structural nature.

                  "Charges" shall mean any and all real estate, property and other taxes, assessments and special assessments, levies, fees, all water and sewer rents and charges and all other governmental charges imposed upon or assessed against, and all claims (including, without limitation, claims for landlords', carriers', mechanics', workmens', repairmens', laborers', materialmens', suppliers' and warehousemens' Liens and other claims arising by operation of law) against all or any portion of the Mortgaged Property.

                  "Collateral" shall have the meaning assigned to such term in
Section 13.18(i) hereof.

                  "Contested Liens" shall mean, collectively, any Liens incurred in respect of any Charges to the extent that the amounts owing in respect thereof are not yet delinquent or are being contested and otherwise comply with the provisions of Section 8.1 hereof; provided, however, that such Liens shall in all respects be subject and subordinate in priority to the Liens and security interests created and evidenced by this Mortgage, except if and to the extent that the law or regulation creating, permitting or authorizing such Lien provides that such Lien(s) must be superior to the Liens and security interests created and evidenced hereby..

                  "Contracts" shall mean, collectively, any and all right, title and interest of the Mortgagor in and to any and all contracts and other general intangibles relating to the Mortgaged Property and all reserves, deferred payments, deposits, refunds and claims of every kind, nature or character relating thereto.

                  "Credit Agreement" shall have the meaning assigned to such term in Recital A hereof.

                  "Default Rate" shall mean the rate of interest payable during a default pursuant to the provisions of Section 2.06 of the Credit Agreement.

                  "Destruction" shall mean any and all damage to, or loss or destruction of, the Premises or any part thereof.

                  "Fixtures" shall mean all machinery, apparatus, equipment, fittings, fixtures, improvements and articles of personal property of every kind, description and nature whatsoever now or hereafter attached or affixed to the Land or any other Improvement used in connection with the use and enjoyment of the Land or any other Improvement or the maintenance or preservation thereof, which by the nature of their location thereon or attachment thereto are fixtures under the UCC or any other applicable law including, without limitation, all utility systems, fire sprinkler and security systems, drainage facilities, lighting facilities, all water, sanitary and storm sewer, drainage, electricity, steam, gas, telephone and other utility equipment and facilities, pipes, fittings and other items of every kind and description now or hereafter attached to or located on the Land which by the nature of their location thereon or attachment thereto are real property under applicable law, HVAC equipment, boilers, electronic data processing, telecommunications or computer equipment, refrigeration, electronic monitoring, water or lighting systems, power, sanitation, waste removal, elevators, maintenance or other systems or equipment.

                  "Governmental Authority" shall mean any Federal, state, local, foreign or other governmental, quasi-governmental or administrative (including self-regulatory) body, instrumentality, department, agency, authority, board, bureau, commission, office of any nature whatsoever or other subdivision thereof, or any court, tribunal, administrative hearing body, arbitration panel or other similar dispute-resolving body, whether now or hereafter in existence, or any officer or official thereof, having jurisdiction over the Mortgagor or the Mortgaged Property or any portion thereof.

                  "Improvements" shall mean all buildings, structures and other improvements of every kind or description and any and all Alterations now or hereafter located, attached or erected on the Land, including, without limitation, (i) all Fixtures, (ii) all attachments, railroad tracks, foundations, sidewalks, drives, roads, curbs, streets, ways, alleys, passages, passageways, sewer rights, parking areas, driveways, fences and walls and (iii) all materials now or hereafter located on the Land intended for the construction, reconstruction, repair, replacement, alteration, addition or improvement of or to such buildings, Fixtures, structures and improvements, all of which materials shall be deemed to be part of the Improvements immediately upon delivery thereof on the Land and to be part of the Improvements immediately upon their incorporation therein.

                  "Insurance Policies" means the insurance policies and coverages required to be maintained by the Mortgagor with respect to the Mortgaged Property pursuant to the Credit Agreement.

                  "Land" shall mean the land described in Schedule A annexed to this Mortgage, together with all of the Mortgagor's reversionary rights in and to any and all easements, rights-of-way, strips and gores of land, waters, water courses, water rights, mineral, gas and oil rights and all power, air, light and other rights, estates, titles, interests, privileges, liberties, servitudes, licenses, tenements, hereditaments and appurtenances whatsoever, in any way belonging, relating or appertaining thereto, or any part thereof, or which hereafter shall in any way belong, relate or be appurtenant thereto.

                  "Landlord" shall mean any landlord, lessor, franchisor, licensor or grantor, as applicable.

                  "Leases" shall mean, collectively, any and all interests of the Mortgagor, as Landlord, in all leases and subleases of space, tenancies, franchise agreements, licenses, occupancy or concession agreements now existing or hereafter entered into, whether or not of record, relating in any manner to the Premises and any and all amendments, modifications, supplements, replacements, extensions and renewals of any thereof, whether now in effect or hereafter coming into effect.

                  "Mortgage" shall have the meaning assigned to such term in the Preamble hereof.

                  "Mortgaged Property" shall have the meaning assigned to such term in Section 2.1 hereof.

                  "Mortgagee" shall have the meaning assigned to such term in the Preamble hereof.

                  "Mortgagor" shall have the meaning assigned to such term in the Preamble hereof.

                  "Mortgagor's Interest" shall have the meaning assigned to such term in Section 2.2 hereof.

                  "Permit" shall mean any and all permits, certificates, approvals, authorizations, consents, licenses, variances, franchises or other instruments, however characterized, of any Governmental Authority (or any person acting on behalf of a Governmental Authority) now or hereafter acquired or held, together with all amendments, modifications, extensions, renewals and replacements of any thereof issued or in any way furnished in connection with the Mortgaged Property including, without limitation, building permits, certificates of occupancy, environmental certificates, industrial permits or licenses and certificates of operation.

                  "Permitted Collateral Liens" shall mean the Liens described in clause (iii) of the definition of "Permitted Collateral Liens" contained in the Credit Agreement.

                  "Premises" shall mean, collectively, the Land and the Improvements.

                  "Prior Liens" shall mean, collectively, the Liens identified in Schedule B annexed to this Mortgage.

                  "Proceeds" shall mean, collectively, any and all cash proceeds and noncash proceeds and shall include all (i) proceeds of the conversion, voluntary or involuntary, of any of the Mortgaged Property or any portion thereof into cash or liquidated claims, (ii) proceeds of any insurance, indemnity, warranty, guaranty or claim payable to the Mortgagee or to the Mortgagor from time to time with respect to any of the Mortgaged Property, (iii) payments (in any form whatsoever) made or due and payable to the Mortgagor from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any portion of the Mortgaged Property by any Governmental Authority (or any person acting on behalf of a Governmental Authority), (iv) products of the Mortgaged Property and (v) other amounts from time to time paid or payable under or in connection with any of the Mortgaged Property including, without limitation, refunds of real estate taxes and assessments, including interest thereon.

                  "Property Material Adverse Effect" shall mean, as of any date of determination and whether individually or in the aggregate, (a) any event, circumstance, occurrence or condition which has caused or resulted in (or would reasonably be expected to cause or result in) a material adverse effect on the business or operations of the Mortgagor as presently conducted at the Mortgaged Property; (b) any event, circumstance, occurrence or condition which has caused or resulted in (or would reasonably be expected to cause or result in) a material adverse effect on the value or utility of the Mortgaged Property; or
(c) any event, circumstance, occurrence or condition which has caused or resulted in (or would reasonably be expected to cause or result in) a material adverse effect on the legality, priority or enforceability of the Lien created by this Mortgage or the rights and remedies of the Mortgagee hereunder.

                  "Prudent Operator" shall mean a prudent operator of property similar in use and configuration to the Premises and located in the locality where the Premises are located.

                  "Records" shall mean, collectively, any and all right, title and interest of the Mortgagor in and to any and all drawings, plans, specifications, file materials, operating and maintenance records, catalogues, tenant lists, correspondence, advertising materials, operating manuals, warranties, guarantees, appraisals, studies and data relating to the Mortgaged Property or the construction of any Alteration or the maintenance of any Permit.

                  "Rents" shall mean, collectively, any and all rents, additional rents, royalties, cash, guaranties, letters of credit, bonds, sureties or securities deposited under any Lease to secure performance of the Tenant's obligations thereunder, revenues, earnings, profits and income, advance rental payments, payments incident to assignment, sublease or surrender of a Lease, claims for forfeited deposits and claims for damages, now due or hereafter to become due, with respect to any Lease, any indemnification against, or reimbursement for, sums paid and costs and expenses incurred by the Mortgagor under any Lease or otherwise, and any award in the event of the bankruptcy of any Tenant under or guarantor of a Lease.

                  "Requirements of Law" shall mean, collectively, any and all requirements of any Governmental Authority including, without limitation, any and all orders, decrees, determinations, laws, treaties, ordinances, rules, regulations or similar statutes or case law.

                  "Restoration" shall mean the repair, replacement or restoration of all or any portion of the Premises after a Destruction or Taking.

                  "Secured Obligations" shall mean all obligations (whether or not constituting future advances, obligatory or otherwise) of the Mortgagor and any and all of the other Loan Parties from time to time arising under or in respect hereof or of the Credit Agreement, the Notes, the Letters of Credit, the other Loan Documents (including, without limitation, the obligations to pay principal, interest and all other charges, fees, expenses, commissions, reimbursements, premiums, indemnities and other payments related to or in respect of the obligations contained in this Mortgage, the Credit Agreement, the Notes, the Letters of Credit, the other Loan Documents, in each case whether (i) such obligations are direct or indirect, secured or unsecured, joint or several, absolute or contingent, reduced to judgment or not, liquidated or unliquidated, disputed or undisputed, legal or equitable, due or to become due whether at stated maturity, by acceleration or otherwise, (ii) arising in the regular course of business or otherwise, (iii) for payment or performance, (iv) discharged, stayed or otherwise affected by any bankruptcy, insolvency, reorganization or similar proceeding with respect to any Loan Party or any other person and/or (v) now existing or hereafter arising (including, without limitation, interest and other obligations arising or accruing after the commencement of any bankruptcy, insolvency, reorganization or similar proceeding with respect to any Loan Party or any other person, or which would have arisen or accrued but for the commencement of such proceeding, even if such obligation or the claim therefor is not enforceable or allowable in such proceeding).

                  "Taking" shall mean any taking of the Mortgaged Property or any part thereof, in or by condemnation or other eminent domain proceedings pursuant to any law, general or special, or by reason of the temporary requisition of the use or occupancy of the Mortgaged Property or any part thereof, by any Governmental Authority, civil or military.

                  "Tax Escrow Fund" shall have the meaning assigned to such term in Section 7.2 hereof.

                  "Tenant" shall mean any tenant, lessee, sublessee, franchisee, licensee, grantee or obligee, as applicable.

                  "UCC" shall mean the Uniform Commercial Code as in effect on the date hereof in the jurisdiction in which the Premises are located; provided, however, that if by reason of mandatory provisions of law, the perfection or the effect of perfection or non-perfection of the security interest in any item or portion of the Mortgaged Property is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the jurisdiction in which the Premises are located, "UCC" shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such perfection or effect of perfection or non-perfection.

                  SECTION 1.2. Interpretation. In this Mortgage, unless otherwise specified, (i) singular words include the plural and plural words include the singular, (ii) words importing any gender include the other gender,
(iii) references to any person include such person's successors and assigns and in the case of an individual, the word "successors" includes such person's heirs, devisees, legatees, executors, administrators and personal representatives, (iv) references to any statute or other law include all applicable rules, regulations and orders adopted or made thereunder and all statutes or other laws amending, consolidating or replacing the statute or law referred to, (v) the words "consent," "approve" and "agree," and derivations thereof or words of similar import, mean the prior written consent, approval or agreement of the person in question, (vi) the words "include" and "including," and words of similar import, shall be deemed to be followed by the words "without limitation," (vii) the words "hereto," "herein," "hereof" and "hereunder," and words of similar import, refer to this Mortgage in its entirety, (viii) references to Articles, Sections, Schedules, Exhibits, subsections, paragraphs and clauses are to the Articles, Sections, Schedules, Exhibits, subsections, paragraphs and clauses hereof, (ix) the Schedules and Exhibits to this Mortgage, in each case as amended, amended and restated, supplemented or otherwise modified from time to time in accordance with the provisions hereof, are incorporated herein by reference, (x) the titles and headings of Articles, Sections, Schedules, Exhibits, subsections, paragraphs and clauses are inserted as a matter of convenience only and shall not affect the constructions of any provision hereof and (xi) all obligations of the Mortgagor hereunder shall be satisfied by the Mortgagor at the Mortgagor's sole cost and expense.

                  SECTION 1.3. Resolution of Drafting Ambiguities. The Mortgagor acknowledges and agrees that it was represented by counsel in connection with the execution and delivery hereof, that it and its counsel reviewed and participated in the preparation and negotiation hereof and that any rule of construction to the effect that ambiguities are to be resolved against the drafting party (i.e., Mortgagee) shall not be employed in the interpretation hereof.

                                  ARTICLE II.

                         GRANTS AND SECURED OBLIGATIONS

                  SECTION 2.1. Grant of Mortgaged Property. The Mortgagor hereby grants, mortgages, bargains, sells, assigns, transfers and conveys to the Mortgagee, and hereby grants to the Mortgagee, a security interest in and upon all of the Mortgagor's estate, right, title and interest in, to and under the following property, whether now owned or held or hereafter acquired from time to time (collectively, the "Mortgaged Property"):

                  (i)      Land;

                  (ii)     Improvements;

                  (iii)    Leases;

                  (iv)     Rents;

                  (v)      Permits;

                  (vi)     Contracts;

                  (vii)    Records; and

                  (viii)   Proceeds;

                  Notwithstanding the foregoing provisions of this Section 2.1, Mortgaged Property shall not include a grant of any of the Mortgagor's right, title or interest in (i) any Contract to which the Mortgagor is a party or any of its rights or interests thereunder to the extent, but only to the extent, that such a grant would, under the terms of such Contract, result in a breach or termination of the terms of, or constitute a default under or termination of such Contract and (ii) any Permit to the extent, but only to the extent that, such grant shall constitute or result in abandonment, invalidation or rendering unenforceable any right, title or interest of the Mortgagor therein; provided, however, that at such time as any Contract or Permit described in clauses (i) and (ii) of this sentence is no longer subject to such restriction, such applicable Contract or Permit shall (without any act or delivery by any person) constitute Mortgaged Property hereunder.

TO HAVE AND TO HOLD the Mortgaged Property, together with all estate, right, title and interest of the Mortgagor and anyone claiming by, through or under the Mortgagor in and to the Mortgaged Property and all rights and appurtenances relating thereto, unto the Mortgagee, its successors and assigns, for the purpose of securing the payment and performance in full of all the Secured Obligations.

                  SECTION 2.2. Assignment of Leases and Rents. As additional security for the payment and performance in full of all the Secured Obligations and subject to the provisions of Article VI hereof, the Mortgagor absolutely, presently, unconditionally and irrevocably assigns, transfers and sets over to the Mortgagee, and grants to the Mortgagee, all of the Mortgagor's estate, right, title, interest, claim and demand, as Landlord, under any and all of the Leases including, without limitation, the following (such assigned rights, the "Mortgagor's Interest"):

                  (i) the immediate and continuing right to receive and collect Rents payable by the Tenants pursuant to the Leases;

                  (ii) all claims, rights, powers, privileges and remedies of the Mortgagor, whether provided for in the Leases or arising by statute or at law or in equity or otherwise, consequent on any failure on the part of the Tenants to perform or comply with any term of the Leases;

                  (iii) all rights to take all actions upon the happening of a default under the Leases as shall be permitted by the Leases or by law including, without limitation, the commencement, conduct and consummation of proceedings at law or in equity; and

                  (iv) the full power and authority, in the name of the Mortgagor or otherwise, to enforce, collect, receive and receipt for any and all of the foregoing and to take all other actions whatsoever which the Mortgagor, as Landlord, is or may be entitled to take under the Leases.

                  SECTION 2.3. Secured Obligations. This Mortgage secures, and the Mortgaged Property is collateral security for, the payment and performance in full when due of the Secured Obligations.

                  SECTION 2.4. Future Advances. This Mortgage shall secure future advances whenever hereafter made. The maximum aggregate amount of all advances of principal under the Credit Agreement (which advances are obligatory to the extent the conditions set forth in the Credit Agreement relating thereto are satisfied) that may be outstanding hereunder at any time is $[ ], plus interest thereon, collection costs, sums advanced for the payment of taxes, assessments, maintenance and repair charges, insurance premiums and any other costs incurred to protect the security encumbered hereby or the lien hereof, expenses incurred by the Mortgagee by reason of any default by the Mortgagor under the terms hereof, together with all other sums secured hereby.

                  SECTION 2.5. No Release. Nothing set forth in this Mortgage shall relieve the Mortgagor from the performance of any term, covenant, condition or agreement on the Mortgagor's part to be performed or observed under or in respect of any of the Mortgaged Property or from any liability to any person under or in respect of any of the Mortgaged Property or shall impose any obligation on the Mortgagee or any other Secured Party to perform or observe any such term, covenant, condition or agreement on the Mortgagor's part to be so performed or observed or shall impose any liability on the Mortgagee or any other Secured Party for any act or omission on the part of the Mortgagor relating thereto or for any breach of any representation or warranty on the part of the Mortgagor contained in this Mortgage or any other Loan Document, or under or in respect of the Mortgaged Property or made in connection herewith or therewith. The obligations of the Mortgagor contained in this Section 2.5 shall survive the termination hereof and the discharge of the Mortgagor's other obligations under this Mortgage and the other Loan Documents.

                                  ARTICLE III.

                   REPRESENTATIONS AND WARRANTIES OF MORTGAGOR

                  SECTION 3.1. Authority and Validity. The Mortgagor represents and warrants that each of the representations, warranties, covenants, negative covenants and other agreements of the Mortgager (as a Loan Party) under and as contained in the Credit Agreement are hereby incorporated herein in their entirety by this reference.

                  SECTION 3.2. Warranty of Title. The Mortgagor represents and warrants that:

                  (i) it has good and marketable fee simple title to the Premises and the Landlord's interest and estate under or in respect of the Leases and good title to the interest it purports to own or hold in and to each of the Permits, the Contracts and the Records, in each case subject to no Liens, except for Prior Liens and Liens in favor of the Mortgagee pursuant to the Security Documents;

                  (ii) it has good title to the interest it purports to own or hold in and to all rights and appurtenances to or that constitute a portion of the Mortgaged Property;

                  (iii) it is in compliance in all material respects with each term, condition and provision of any obligation of the Mortgagor which is secured by the Mortgaged Property or the noncompliance with which may result in the imposition of a Lien on the Mortgaged Property; and

                  (iv) upon recordation in the official records in the county (or other applicable jurisdiction) in which the Premises are located this Mortgage will create and constitute a valid and enforceable first priority Lien on the Mortgaged Property in favor of the Collateral Agent for the benefit of the Secured Parties, and, to the extent any of the Mortgaged Property shall consist of Fixtures, a first priority security interest in the Fixtures, which first priority Lien and first priority security interest are subject only to Prior Liens.

                  SECTION 3.3. Condition of Mortgaged Property. The Mortgagor represents and warrants that:

                  (i) there has been issued and there remains in full force and effect subject to no revocation, suspension, forfeiture or modification, each and every material Permit necessary for the present use, operation and occupancy of the Premises by the Mortgagor and the conduct of its business and all required zoning, building code, land use, environmental and other similar Permits;

                  (ii) the Premises and the present use and occupancy thereof comply with all applicable zoning ordinances, building codes, land use laws, setback or other development and use requirements of Governmental Authorities and with all private restrictions and agreements affecting the Mortgaged Property whether or not recorded;

                  (iii) the Premises are served by all utilities (including, without limitation, public water and sewer systems) reasonably necessary for the present and contemplated use thereof, and all utility services are provided by public utilities and the Premises have accepted or are equipped to accept such utility services and the Mortgagor has not received notice of termination of such utility service;

                  (iv) the Mortgagor has access to the Premises from one or more fully dedicated public roads and, to the extent applicable, public or private rail or waterway, sufficient to allow the Mortgagor to conduct its business at the Premises in accordance with sound commercial practices and the Mortgagor has not received notice of termination of such access;

                  (v) the Mortgagor has not received notice of any Taking or the commencement or pendency of any action or proceeding therefor;

                  (vi) there has not occurred any Destruction of the Premises or any portion thereof as a result of any fire or other casualty which has not previously been repaired or replaced;

                  (vii) there are no disputes regarding boundary lines, location, encroachments or possession of any portions of the Mortgaged Property and no state of facts exists which could give rise to any such claim;

                  (viii) all liquid and solid waste disposal, septic and sewer systems located on the Premises are in a good and safe condition and repair and in compliance with all Requirements of Law;

                  (ix) no portion of the buildings or structures constituting the Improvements is located in an area identified by the Federal Emergency Management Agency or any successor thereto as an area having special flood hazards pursuant to the Flood Insurance Acts or, if any portion of the buildings or structures constituting the Improvements is located within such area, the Mortgagor has obtained the flood insurance prescribed in Section 5.04 of the Credit Agreement hereof;

                  (x) the Premises are assessed for real estate tax purposes as one or more wholly independent tax lot or lots, separate from any adjoining land or improvements not constituting a portion of such lot or lots, and no other land or improvement is assessed and taxed together with the Premises or any portion thereof; and

                  (xi) there are no options or rights of first refusal to purchase or acquire all or any portion of the Mortgaged Property.

                  SECTION 3.4. Leases. The Mortgagor represents and warrants that there are no Leases affecting the Premises as of the date hereof;

                  SECTION 3.5. Charges. The Mortgagor represents and warrants that all Charges imposed upon or assessed against the Mortgaged Property have been paid and discharged except to the extent such Charges constitute a Prior Lien.

                  SECTION 3.6. Benefit to the Mortgagor. The Mortgagor represents and warrants that it will receive substantial benefit as a result of the execution, delivery, and performance of the Loan Documents.](2)

                                  ARTICLE IV.

                         CERTAIN COVENANTS OF MORTGAGOR

                  SECTION 4.1. Payment. The Mortgagor shall pay as and when the same shall become due, whether at its stated maturity, by acceleration or otherwise, each and every amount payable by the Mortgagor under the Loan Documents.

                  SECTION 4.2. Preservation of Existence. The Mortgagor shall preserve and maintain in full force and effect its qualification to transact business and good standing in the state in which the Mortgaged Property is located.

                  SECTION 4.3. Title. The Mortgagor shall

                  (i) (A) keep in effect all rights and appurtenances to or that constitute a part of the Mortgaged Property and (B) protect, preserve and defend its interest in the Mortgaged Property and title thereto;

                  (ii) (A) comply with each of the terms, conditions and provisions of any obligation of the Mortgagor which is secured by the Mortgaged Property or the noncompliance with which may result in the imposition of a Lien on the Mortgaged Property, subject to Sections
         6.02 (a), (b) and (e) of the Credit Agreement, (B) forever warrant and defend to the Mortgagee the Lien and security interests created and evidenced hereby and the validity and priority hereof in any action or proceeding against the claims of any and all persons whomsoever affecting or purporting to affect the Mortgaged Property or any of the rights of the Mortgagee hereunder and (C) maintain a

--------------
(2)      Delete Section 3.9 if the Mortgagor is the Borrower.

         valid and enforceable first priority Lien on the Mortgaged Property and, to the extent any of the Mortgaged Property shall consist of Fixtures, a first priority security interest in the Mortgaged Property, which first priority Lien and security interest shall be subject only to Permitted Collateral Liens and all Prior Liens; and

                  (iii) immediately upon obtaining knowledge of the pendency of any proceedings for the eviction of the Mortgagor from the Mortgaged Property or any part thereof by paramount title or otherwise questioning the Mortgagor's right, title and interest in, to and under the Mortgaged Property as warranted in this Mortgage, or of any condition that could give rise to any such proceedings, notify the Mortgagee thereof. The Mortgagee may participate in such proceedings and the Mortgagor will deliver or cause to be delivered to the Mortgagee all instruments requested by the Mortgagee to permit such participation. In any such proceedings, the Mortgagee may be represented by counsel satisfactory to the Mortgagee at the expense of the Mortgagor. If, upon the resolution of such proceedings, the Mortgagor shall suffer a loss of the Mortgaged Property or any part thereof or interest therein and title insurance proceeds shall be payable in connection therewith, such proceeds are hereby assigned to and shall be paid to the Mortgagee to be applied as Net Cash Proceeds to the payment of the Secured Obligations or otherwise in accordance with the provisions of Section 2.10 of the Credit Agreement.

                  SECTION 4.4. Maintenance and Use of Mortgaged Property; Alterations.

                  (i) Maintenance. The Mortgagor shall cause the representations and warranties set forth in Section 3.3 hereof to continue to be true in each and every respect except where the failure so to be true would not result in a Property Material Adverse Effect.

                  (ii) Maintenance of Premises. The Mortgagor shall not commit or suffer any waste on the Premises. The Mortgagor shall, at all times, comply with the terms of Section 5.03 of the Credit Agreement with respect to the maintenance and repair of the Premises (Mortgagor acknowledges that the Mortgaged Property is material to the conduct of its business). The Mortgagor shall not remove, demolish or alter the design or structural character of any Improvement now or hereafter erected upon all or any portion of the Premises, or permit any such removal, demolition or alteration, without the prior written consent of the Mortgagee, unless such removal, demolition or alteration maintains or increases the current value of the Mortgaged Property and in the reasonable judgment of Mortgagor, a Prudent Operator would undertake such removal, demolition or alteration in order to improve the conduct of its business.

                  (iii) Permits. The Mortgagor shall maintain, or cause to be maintained, in full force and effect all Permits contemplated by Section 3.3(i) hereof. Unless and to the extent contested by the Mortgagor in accordance with the provisions of Article VIII hereof, the Mortgagor shall comply in all material respects with all requirements set forth in the Permits and all Requirements of Law applicable to all or any portion of the Mortgaged Property or the condition, use or occupancy of all or any portion thereof or any recorded deed of restriction, declaration, covenant running with the land or otherwise, now or hereafter in force.

                  (iv) Zoning. The Mortgagor shall not initiate, join in or consent to any change in the zoning or any other permitted use classification of the Premises without the prior written consent of the Mortgagee.

                  SECTION 4.5. Notices Regarding Certain Defaults. The Mortgagor shall, promptly upon receipt of any written notice regarding (i) any default by the Mortgagor relating to the Mortgaged Property or any portion thereof or (ii) the failure to discharge any of the Mortgagor's obligations with respect to the Mortgaged Property or any portion thereof described herein, furnish a copy of such notice to the Mortgagee.

                  SECTION 4.6. Access to Mortgaged Property, Books and Records; Other Information. Upon request to the Mortgagor, the Mortgagee, its agents, accountants and attorneys shall have full and free access to visit and inspect, the Mortgaged Property in accordance with Section 5.07 of the Credit Agreement

                  SECTION 4.7. Limitation on Liens; Transfer Restrictions. Except for the Prior Liens, the Permitted Collateral Liens and the Lien of this Mortgage, the Mortgagor may not, without the prior written consent of the Mortgagee, further mortgage, encumber, hypothecate, sell, convey or assign all or any part of the Mortgaged Property or suffer or allow any of the foregoing to occur by operation of law or otherwise.

                  SECTION 4.8. Estoppel Certificates. The Mortgagor shall, from time to time, upon ten (10) days' prior written request of the Mortgagee, execute, acknowledge and deliver to the Mortgagee an Officers' Certificate stating that this Mortgage, the Credit Agreement and the other Credit Documents are unmodified and in full force and effect (or, if there have been modifications, that this Mortgage, the Credit Agreement or such other Credit Document, as applicable, is in full force and effect as modified and setting forth such modifications) and stating the date to which principal and interest have been paid on the Loans.

                  SECTION 4.9. Insurance . The Mortgagor shall obtain and keep in full force and effect the Insurance Policies required by the Credit Agreement pursuant to the terms thereof.

                                   ARTICLE V.

                                     LEASES

                  SECTION 5.1. Mortgagor's Affirmative Covenants with Respect to Leases. With respect to each Lease that is hereinafter entered into by Mortgagor, the Mortgagor shall:

                  (i) observe and perform in all material respects all the obligations imposed upon the Landlord under such Lease;

                  (ii) promptly send copies to the Mortgagee of all notices of default which the Mortgagor shall send or receive thereunder; and

                  (iii) enforce all of the material terms, covenants and conditions contained in such Lease upon the part of the Tenant thereunder to be observed or performed.

                  SECTION 5.2. Mortgagor's Negative Covenants with Respect to Leases. With respect to each Lease that is hereinafter entered into by Mortgagor, the Mortgagor shall not, without the prior written consent of the
Mortgagee:

                  (i) receive or collect, or permit the receipt or collection of, any Rent under such Lease more than one (1) month in advance of the respective period in respect of which such Rent is to accrue, except:

                           (A) in connection with the execution and delivery of such Lease (or of any amendment to such Lease), Rent thereunder may be collected and received in advance in an amount not in excess of one (1) month's Rent;

                           (B) the amount held by Landlord as a reasonable security deposit thereunder; and

                           (C) any amount received and collected for escalation and other charges in accordance with the terms of such Lease;

                  (ii) assign, transfer or hypothecate (other than to the Mortgagee hereunder) any Rent under such Lease whether then due or to accrue in the future or the interest of the Mortgagor as Landlord under such Lease;

                  (iii) enter into any amendment or modification of such Lease if the same would not comply with Section 6.02(h) of the Credit Agreement;

                  (iv) terminate (whether by exercising any contractual right of the Mortgagor to recapture leased space or otherwise) or permit the termination of such Lease or accept surrender of all or any portion of the space demised under such Lease prior to the end of the term thereof or accept assignment of such Lease to the Mortgagor unless the same would not cause a Property Material Adverse Effect or;

                  (v) waive, excuse, condone or in any manner discharge or release any Tenants of or from the obligations of such Tenants under their respective Leases or guarantors of Tenants from obligations under any guarantees of the Leases except as the same would be done by a Prudent Operator with due regard for the security afforded the Mortgagee thereby Mortgagor unless the same would not cause a Property Material Adverse Effect.

                                  ARTICLE VI.

                    CONCERNING ASSIGNMENT OF LEASES AND RENTS

                  SECTION 6.1. Present Assignment; License to the Mortgagor.
Section 2.2 of this Mortgage constitutes a present, absolute, effective, irrevocable and complete assignment by Mortgagor to Mortgagee of the Leases and Rents and the right, subject to applicable law, to collect all sums payable to Mortgagor thereunder and apply the same as Mortgagee may, in its sole discretion, determine to be appropriate (including the payment of reasonable costs and expenses in connection with the maintenance, operation, improvement, insurance, taxes and upkeep of the Mortgaged Property), which is not conditioned upon Mortgagee being in possession of the Premises. The Mortgagee hereby grants to the Mortgagor, however, a license to collect and apply the Rents and to enforce the obligations of Tenants under the Leases. Immediately upon the occurrence of and during the continuance of any Event of Default, the license granted in the immediately preceding sentence shall cease and terminate, with or without any notice, action or proceeding or the intervention of a receiver appointed by a court.

                  SECTION 6.2. Collection of Rents by the Mortgagee.

                  (i) Any Rents receivable by the Mortgagee hereunder, after payment of all proper costs and expenses as Mortgagee may, in its sole discretion, determine to be appropriate (including the payment of reasonable costs and expenses in connection with the maintenance, operation, improvement, insurance, taxes and upkeep of the Mortgaged Property), shall be applied in accordance with the provisions of Section 10.2 of this Mortgage. The Mortgagee shall be accountable to the Mortgagor only for Rents actually received by the Mortgagee. The collection of such Rents and the application thereof shall not cure or waive any Event of Default or waive, modify or affect notice of Event of Default or invalidate any act done pursuant to such notice.

                  (ii) The Mortgagor hereby irrevocably authorizes and directs Tenant under each Lease to rely upon and comply with any and all notices or demands from the Mortgagee for payment of Rents to the Mortgagee and the Mortgagor shall have no claim against Tenant for Rents paid by Tenant to the Mortgagee pursuant to such notice or demand.

                  SECTION 6.3. No Release. Neither this Mortgage nor any action or inaction on the part of the Mortgagee shall release Tenant under any Lease, any guarantor of any Lease or the Mortgagor from any of their respective obligations under such Leases or constitute an assumption of any such obligation on the part of the Mortgagee. No action or failure to act on the part of the Mortgagor shall adversely affect or limit the rights of the Mortgagee under this Mortgage or, through this Mortgage, under such Leases. Nothing contained herein shall operate or be construed to (i) obligate the Mortgagee to perform any of the terms, covenants or conditions contained in any Lease or otherwise to impose any obligation upon the Mortgagee with respect to such Lease (including, without limitation, any obligation arising out of any covenant of quiet enjoyment contained in such Lease in the event that Tenant under such Lease shall have been joined as a party defendant in any action by which the estate of such Tenant shall be terminated) or (ii) place upon the Mortgagee any responsibility for the operation, control, care, management or repair of the Premises.

                  SECTION 6.4. Irrevocable Interest. All rights, powers and privileges of the Mortgagee herein set forth are coupled with an interest and are irrevocable, subject to the terms and conditions hereof, and the Mortgagor shall not take any action under the Leases or otherwise which is inconsistent with this Mortgage or any of the terms hereof and any such action inconsistent herewith or therewith shall be void.

                  SECTION 6.5. Amendment to Leases. Each Lease, including, without limitation, all amendments, modifications, supplements, replacements, extensions and renewals thereof, shall continue to be subject to the provisions hereof without the necessity of any further act by any of the parties hereto.

                                  ARTICLE VII.

                        TAXES AND CERTAIN STATUTORY LIENS

                  SECTION 7.1. Payment of Charges. Unless and to the extent contested by the Mortgagor in accordance with the provisions of the Credit Agreement hereof, the Mortgagor shall pay and discharge, or cause to be paid and discharged, from time to time prior to same becoming delinquent, all Charges. The Mortgagor shall, upon the Mortgagee's request, deliver to the Mortgagee receipts evidencing the payment of all such Charges.

                  SECTION 7.2. Escrow of Taxes. From and after the occurrence of an Event of Default, at the option and upon the request of the Mortgagee, the Mortgagor shall deposit with the Mortgagee in an account maintained by the Mortgagee (the "Tax Escrow Fund"), on the first day of each month, an amount estimated by the Mortgagee to be equal to one-twelfth of the annual real property taxes and other annual Charges required to be discharged by the Mortgagor under Section 7.1 hereof. Such amounts shall be held by the Mortgagee without interest to the Mortgagor and applied to the payment of the obligations in respect of which such amounts were deposited, in such priority as the Mortgagee shall determine, on or before the respective dates on which such obligations or any part thereof would become delinquent. Nothing contained in this Article VII shall (i) affect any right or remedy of the Mortgagee under any provision hereof or of any statute or rule of law to pay any such amount as provided above from its own funds and to add the amount so paid, together with interest at the default rate during such time that any amount remains outstanding, to the Secured Obligations or (ii) relieve the Mortgagor of its obligations to make or provide for the payment of the annual real property taxes and other annual Charges required to be discharged by the Mortgagor under
Section 7.1 hereof.

                  SECTION 7.3. Certain Statutory Liens. Unless and to the extent contested by the Mortgagor in accordance with the provisions of Section 6.02 (a) and (b) of the Credit Agreement, the Mortgagor shall timely pay, or cause to be paid, all lawful claims and demands of mechanics, materialmen, laborers, government agencies administering worker's compensation insurance, old age pensions and social security benefits and all other claims, judgments, demands or amounts of any nature which, if unpaid, might result in, or permit the creation of, a Lien on the Mortgaged Property or any part thereof, or which might result in forfeiture of all or any part of the Mortgaged Property.

                  SECTION 7.4. Stamp and Other Taxes. Unless and to the extent contested by the Mortgagor in accordance with the provisions of Article VIII hereof, the Mortgagor shall pay any United States documentary stamp taxes, with interest and fines and penalties, and any mortgage recording taxes, with interest and fines and penalties, that may hereafter be levied, imposed or assessed under or upon or by reason hereof or the Secured Obligations or any instrument or transaction affecting or relating to either thereof and in default thereof the Mortgagee may advance the same and the amount so advanced shall be payable by the Mortgagor to the Mortgagee in accordance with the provisions of
Section 11.03 of the Credit Agreement hereof.

                  SECTION 7.5. Certain Tax Law Changes. In the event of the passage after the date hereof of any law deducting from the value of real property, for the purpose of taxation, amounts in respect of any Lien thereon or changing in any way the laws for the taxation of mortgages or debts secured by mortgages for state or local purposes or the manner of the collection of any Charges, and imposing any Charges, either directly or indirectly, on this Mortgage or any other Loan Document, the Mortgagor shall promptly pay to the Mortgagee such amount or amounts as may be necessary from time to time to pay any such Charges.

                  SECTION 7.6. Proceeds of Tax Claim. In the event that the proceeds of any tax claim are paid after the Mortgagee has exercised its right to foreclose the Lien hereof, such proceeds shall be paid to the Mortgagee to satisfy any deficiency remaining after such foreclosure. The Mortgagee shall retain its interest in the proceeds of any tax claim during any redemption period. The amount of any such proceeds in excess of any deficiency claim of the Mortgagee shall in a reasonably prompt manner be released to the Mortgagor.

                                 ARTICLE VIII.

                             CONTESTING OF PAYMENTS

                  SECTION 8.1. Contesting of Taxes and Certain Statutory Liens. The Mortgagor may at its own expense contest in good faith by appropriate proceedings the validity, amount or applicability of any Charges as provided in
Section 6.02 (a), (b) and (f) of the Credit Agreement.

                                  ARTICLE IX.

                    DESTRUCTION, CONDEMNATION AND RESTORATION

                  SECTION 9.1. Destruction, Condemnation and Restoration. If there shall occur any Destruction, the Mortgagor shall promptly send to the Mortgagee a written notice setting forth the nature and extent of such Destruction. The proceeds of any insurance payable in respect of such Destruction are hereby assigned and shall be paid to the Mortgagee. All Net Insurance such proceeds shall constitute Net Cash Proceeds under the Credit Agreement and shall be applied in accordance with the provisions of Section 2.10 of the Credit Agreement.

                  SECTION 9.2. Condemnation. If there shall occur any Taking or the commencement of any proceeding therefor, the Mortgagor shall immediately notify the Mortgagee upon receiving notice of such Taking or commencement of proceedings therefor. The Mortgagee may, at its option, participate in any proceedings or negotiations which might result in any Taking, and the Mortgagor shall deliver or cause to be delivered to the Mortgagee all instruments requested by it to permit such participation. The Mortgagee may be represented by counsel satisfactory to it at the expense of the Mortgagor in connection with any such participation. The Mortgagor shall pay all reasonable fees, costs and expenses incurred by the Mortgagee in connection with any Taking and in seeking and obtaining any award or payment on account thereof. Any proceeds, award or payment in respect of any Taking are herby assigned and shall be paid to the Mortgagee. The Mortgagor shall take all steps necessary to notify the condemning authority of such assignment. All such proceeds shall constitute Net Cash Proceeds under the Credit Agreement and shall be applied in accordance with the provisions of Section 2.10 of the Credit Agreement.

                  SECTION 9.3. Restoration. In the event the Mortgagor is permitted or required to perform any Restoration in accordance with the provisions of Section 2.10 of the Credit Agreement, the proceeds of any award payable in respect of a Destruction or a Taking shall constitute Net Cash Proceeds and the Mortgagee shall release such Proceeds to the Mortgagor in compliance with the applicable provisions of Section 2.10 of the Credit Agreement, and the Mortgagor shall complete the restoration in accordance with provisions of Section 2.10 of the Credit Agreement. In the event there shall be any surplus after the application of such proceeds to the Restoration of the Improvements, such surplus should be applied as Net Cash Proceeds in accordance with Section 2.10 (e)(iii) of the Credit Agreement.

                                   ARTICLE X.

                         EVENTS OF DEFAULT AND REMEDIES

                  SECTION 10.1. Events of Default. It shall be an Event of Default hereunder if there shall have occurred and be continuing an Event of Default under the Credit Agreement.

                  SECTION 10.2. Remedies in Case of an Event of Default. If any Event of Default shall have occurred and be continuing, the Mortgagee may at its option, in addition to any other action permitted under this Mortgage or the Credit Agreement or by law, statute or in equity, take one or more of the following actions to the greatest extent permitted by local law:

                  (i) by written notice to the Mortgagor, declare the entire unpaid amount of the Secured Obligations to be due and payable immediately;

                  (ii) personally, or by its agents or attorneys, (A) enter into and upon and take possession of all or any part of the Premises together with the books, records and accounts of the Mortgagor relating thereto and, exclude the Mortgagor, its agents and servants wholly therefrom, (B) use, operate, manage and control the Premises and conduct the business thereof, (C) maintain and restore the Premises,
         (D) make all necessary or proper repairs, renewals and replacements and such useful Alterations thereto and thereon as the Mortgagee may deem advisable, (E) manage, lease and operate the Premises and carry on the business thereof and exercise all rights and powers of the Mortgagor with respect thereto either in the name of the Mortgagor or otherwise or (F) collect and receive all Rents. The Mortgagee shall be under no liability for or by reason of any such taking of possession, entry, removal or holding, operation or management except that any amounts so received by the Mortgagee shall be applied in accordance with the provisions of Section 9.03 of the Credit Agreement.

                  (iii) with or without entry, personally or by its agents or attorneys, (A) sell the Mortgaged Property and all estate, right, title and interest, claim and demand therein at one or more sales in one or more parcels, in accordance with the provisions of Section 10.3 or (B) institute and prosecute proceedings for the complete or partial foreclosure of the Lien and security interests created and evidenced hereby; or

                  (iv) take such steps to protect and enforce its rights whether by action, suit or proceeding at law or in equity for the specific performance of any covenant, condition or agreement in the Credit Agreement and the other Loan Documents, or in aid of the execution of any power granted in this Mortgage, or for any foreclosure hereunder, or for the enforcement of any other appropriate legal or equitable remedy or otherwise as the Mortgagee shall elect.

                  SECTION 10.3. Sale of Mortgaged Property if Event of Default Occurs; Proceeds of Sale.

                  (i) If any Event of Default shall have occurred and be continuing, the Mortgagee may institute an action to foreclose this Mortgage or take such other action as may be permitted and available to the Mortgagee at law or in equity for the enforcement of the Credit Agreement and realization on the Mortgaged Property and proceeds thereon through power of sale (if then available under applicable law) or to final judgment and execution thereof for the Secured Obligations, and in furtherance thereof the Mortgagee may sell the Mortgaged Property at one or more sales, as an entirety or in parcels, at such time and place, upon such terms and after such notice thereof as may be required or permitted by law or statute or in equity. The

Mortgagee may execute and deliver to the purchaser at such sale a conveyance of the Mortgaged Property in fee simple and an assignment or conveyance of all the Mortgagor's Interest in the Leases and the Mortgaged Property, each of which conveyances and assignments shall contain recitals as to the Event of Default upon which the execution of the power of sale herein granted depends, and the Mortgagor hereby constitutes and appoints the Mortgagee the true and lawful attorney in fact of the Mortgagor to make any such recitals, sale, assignment and conveyance, and all of the acts of the Mortgagee as such attorney in fact are hereby ratified and confirmed. The Mortgagor agrees that such recitals shall be binding and conclusive upon the Mortgagor and that any assignment or conveyance to be made by the Mortgagee shall divest the Mortgagor of all right, title, interest, equity and right of redemption, including any statutory redemption, in and to the Mortgaged Property. The power and agency hereby granted are coupled with an interest and are irrevocable by death or dissolution, or otherwise, and are in addition to any and all other remedies which the Mortgagee may have hereunder, at law or in equity. So long as the Secured Obligations, or any part thereof, remain unpaid, the Mortgagor agrees that possession of the Mortgaged Property by the Mortgagor, or any person claiming under the Mortgagor, shall be as tenant, and, in case of a sale under power or upon foreclosure as provided in this Mortgage, the Mortgagor and any person in possession under the Mortgagor, as to whose interest such sale was not made subject, shall, at the option of the purchaser at such sale, then become and be tenants holding over, and shall forthwith deliver possession to such purchaser, or be summarily dispossessed in accordance with the laws applicable to tenants holding over. In case of any sale under this Mortgage by virtue of the exercise of the powers herein granted, or pursuant to any order in any judicial proceeding or otherwise, the Mortgaged Property may be sold as an entirety or in separate parcels in such manner or order as the Mortgagee in its sole discretion may elect. One or more exercises of powers herein granted shall not extinguish or exhaust such powers, until the entire Mortgaged Property is sold or all amounts secured hereby are paid in full.

                  (ii) In the event of any sale made under or by virtue of this Article X, the entire principal of, and interest in respect of the Secured Obligations, if not previously due and payable, shall, at the option of the Mortgagee, immediately become due and payable, anything in this Mortgage to the contrary notwithstanding.

                  (iii) The proceeds of any sale made under or by virtue of this Article X, together with any other sums which then may be held by the Mortgagee under this Mortgage, whether under the provisions of this Article X or otherwise, shall be applied in accordance with the provisions of Section 9.03 of the Credit Agreement.

                  (iv) The Mortgagee (on behalf of any Secured Party or on its own behalf) or any Lender or any of their respective Affiliates may bid for and acquire the Mortgaged Property or any part thereof at any sale made under or by virtue of this Article X and, in lieu of paying cash therefor, may make settlement for the purchase price by crediting against the purchase price the unpaid amounts (whether or not then due) owing to the Mortgagee, or such Lender in respect of the Secured Obligations, after deducting from the sales price the expense of the sale and the reasonable costs of the action or proceedings and any other sums that the Mortgagee or such Lender is authorized to deduct under this Mortgage.

                  (v) The Mortgagee may adjourn from time to time any sale by it to be made under or by virtue hereof by announcement at the time and place appointed for such sale or for such adjourned sale or sales, and, the Mortgagee, without further notice or publication, may make such sale at the time and place to which the same shall be so adjourned.

                  (vi) If the Premises is comprised of more than one parcel of land, the Mortgagee may take any of the actions authorized by this Section
10.3 in respect of any or a number of individual parcels.

                  SECTION 10.4. Additional Remedies in Case of an Event of Default.

                  (i) The Mortgagee shall be entitled to recover judgment as aforesaid either before, after or during the pendency of any proceedings for the enforcement of the provisions hereof, and the right of the Mortgagee to recover such judgment shall not be affected by any entry or sale hereunder, or by the exercise of any other right, power or remedy for the enforcement of the provisions hereof, or the foreclosure of, or absolute conveyance pursuant to, this Mortgage. In case of proceedings against the Mortgagor in insolvency or bankruptcy or any proceedings for its reorganization or involving the liquidation of its assets, the Mortgagee shall be entitled to prove the whole amount of principal and interest and other payments, charges and costs due in respect of the Secured Obligations to the full amount thereof without deducting therefrom any proceeds obtained from the sale of the whole or any part of the Mortgaged Property; provided, however, that in no case shall the Mortgagee receive a greater amount than the aggregate of such principal, interest and such other payments, charges and costs (with interest at the default rate) from the proceeds of the sale of the Mortgaged Property and the distribution from the estate of the Mortgagor.

                  (ii) Any recovery of any judgment by the Mortgagee and any levy of any execution under any judgment upon the Mortgaged Property shall not affect in any manner or to any extent the Lien and security interests created and evidenced hereby upon the Mortgaged Property or any part thereof, or any conveyances, powers, rights and remedies of the Mortgagee hereunder, but such conveyances, powers, rights and remedies shall continue unimpaired as before.

                  (iii)    Any monies collected by the Mortgagee under this
Section 10.4 shall be applied in accordance with the provisions of Section 10.3(iii).

                  SECTION 10.5. Legal Proceedings After an Event of Default.

                  (i) After the occurrence of any Event of Default and immediately upon the commencement of any action, suit or legal proceedings to obtain judgment for the Secured Obligations or any part thereof, or of any proceedings to foreclose the Lien and security interest created and evidenced hereby or otherwise enforce the provisions hereof or of any other proceedings in aid of the enforcement hereof, the Mortgagor shall enter its voluntary appearance in such action, suit or proceeding.

                  (ii) Upon the occurrence and during the continuance of an Event of Default, the Mortgagee shall be entitled forthwith as a matter of right, concurrently or independently of any other right or remedy hereunder either before or after declaring the Secured Obligations or any part thereof to be due and payable, to the appointment of a receiver without giving notice to any party and without regard to the adequacy or inadequacy of any security for the Secured Obligations or the solvency or insolvency of any person or entity then legally or equitably liable for the Secured Obligations or any portion thereof. The Mortgagor hereby consents to the appointment of such receiver. Notwithstanding the appointment of any receiver, the Mortgagee shall be entitled as pledgee to the possession and control of any cash, deposits or instruments at the time held by or payable or deliverable under the terms of the Credit Agreement to the Mortgagee.

                  (iii) The Mortgagor shall not (A) at any time insist upon, or plead, or in any manner whatsoever claim or take any benefit or advantage of any stay or extension or moratorium law, any exemption from execution or sale of the Mortgaged Property or any part thereof, wherever enacted, now or at any time hereafter in force, which may affect the covenants and terms of performance hereof, (B) claim, take or insist on any benefit or advantage of any law now or hereafter in force providing for the valuation or appraisal of the Mortgaged Property, or any part thereof, prior to any sale or sales of the Mortgaged Property which may be made pursuant to this Mortgage, or pursuant to any decree, judgment or order of any court of competent jurisdiction or (C) after any such sale or sales, claim or exercise any right under any statute heretofore or hereafter enacted to redeem the property so sold or any part thereof. To the extent permitted by applicable law, the Mortgagor hereby expressly (A) waives all benefit or advantage of any such law or laws, including, without limitation, any statute of limitations applicable to this Mortgage, (B) waives any and all rights to trial by jury in any action or proceeding related to the enforcement hereof, (C) waives any objection which it may now or hereafter have to the laying of venue of any action, suit or proceeding brought in connection with this Mortgage and further waives and agrees not to plead that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum and (D) covenants not to hinder, delay or impede the execution of any power granted or delegated to the Mortgagee by this Mortgage but to suffer and permit the execution of every such power as though no such law or laws had been made or enacted. The Mortgagee shall not be liable for any incorrect or improper payment made pursuant to this Article X in the absence of gross negligence or willful misconduct.

                  SECTION 10.6. Remedies Not Exclusive. No remedy conferred upon or reserved to the Mortgagee by this Mortgage is intended to be exclusive of any other remedy or remedies, and each and every such remedy shall be cumulative and shall be in addition to every other remedy given under this Mortgage or now or hereafter existing at law or in equity. Any delay or omission of the Mortgagee to exercise any right or power accruing on any Event of Default shall not impair any such right or power and shall not be construed to be a waiver of or acquiescence in any such Event of Default. Every power and remedy given by this Mortgage may be exercised from time to time concurrently or independently, when and as often as may be deemed expedient by the Mortgagee in such order and manner as the Mortgagee, in its sole discretion, may elect. If the Mortgagee accepts any monies required to be paid by the Mortgagor under this Mortgage after the same become due, such acceptance shall not constitute a waiver of the right either to require prompt payment, when due, of all other sums secured by this Mortgage or to declare an Event of Default with regard to subsequent defaults. If the Mortgagee accepts any monies required to be paid by the Mortgagor under this Mortgage in an amount less than the sum then due, such acceptance shall be deemed an acceptance on account only and on the condition that it shall not constitute a waiver of the obligation of the Mortgagor to pay the entire sum then due, and the Mortgagor's failure to pay the entire sum then due shall be and continue to be a default hereunder notwithstanding acceptance of such amount on account.

                                  ARTICLE XI.

                      SECURITY AGREEMENT AND FIXTURE FILING

                  SECTION 11.1. Security Agreement. To the extent that the Mortgaged Property includes personal property or items of personal property which are or are to become fixtures under applicable law, this Mortgage shall also be construed as a security agreement under the UCC; and, upon and during the continuance of an Event of Default, the Mortgagee shall be entitled with respect to such personal property to exercise all remedies hereunder, all remedies available under the UCC with respect to fixtures and all other remedies available under applicable law. Without limiting the foregoing, such personal property may, at the Mortgagee's option, (i) be sold hereunder together with any sale of any portion of the Mortgaged Property or otherwise, (ii) be sold pursuant to the UCC, or (iii) be dealt with by the Mortgagee in any other manner permitted under applicable law. The Mortgagee may require the Mortgagor to assemble such personal property and make it available to the Mortgagee at a place to be designated by the Mortgagee. The Mortgagor acknowledges and agrees that a disposition of the personal property in accordance with the Mortgagee's rights and remedies in respect to the Mortgaged Property as heretofore provided is a commercially reasonable disposition thereof; provided, however, that the Mortgagee shall give the Mortgagor not less than ten (10) days' prior notice of the time and place of any intended disposition.

                  SECTION 11.2. Fixture Filing. To the extent that the Mortgaged Property includes items of personal property which are or are to become fixtures under applicable law, and to the extent permitted under applicable law, the filing hereof in the real estate records of the county in which such Mortgaged Property is located shall also operate from the time of filing as a fixture filing with respect to such Mortgaged Property, and the following information is applicable for the purpose of such fixture filing, to wit:

       NAME AND ADDRESS OF THE DEBTOR:      NAME AND ADDRESS OF THE SECURED
                                            PARTY:

       The Mortgagor having the address     The Mortgagee having the address
       described in the Preamble hereof.    described in the Preamble hereof.

         THIS FINANCING STATEMENT COVERS THE FOLLOWING TYPES OR ITEMS OF
         PROPERTY:

         The Mortgaged Property.

         This instrument covers goods or items of personal property which are or are to become fixtures upon the property.

The name of the record owner of the Property on which such fixtures are or are to be located is the Mortgagor.

In addition, Mortgagor authorizes the Mortgagee to file appropriate financing and continuation statements under the UCC in effect in the jurisdiction in which the Mortgaged Property is located as may be required by law in order to establish, preserve and protect the liens and security interests intended to be granted to the Mortgagee pursuant to this Mortgage in the Mortgaged Property.
ARTICLE XII.

                               FURTHER ASSURANCES

                  SECTION 12.1. Recording Documentation To Assure Security. The Mortgagor shall, forthwith after the execution and delivery hereof and thereafter, from time to time, cause this Mortgage and any financing statement, continuation statement or similar instrument relating to any thereof or to any property intended to be subject to the Lien hereof to be filed, registered and recorded in such manner and in such places as may be required by any present or future law in order to publish notice of and fully to protect the validity and priority thereof or the Lien hereof purported to be created upon the Mortgaged Property and the interest and rights of the Mortgagee therein. The Mortgagor shall pay or cause to be paid all taxes and fees incident to such filing, registration and recording, and all expenses incident to the preparation, execution and acknowledgment thereof, and of any instrument of further assurance, and all Federal or state stamp taxes or other taxes, duties and charges arising out of or in connection with the execution and delivery of such instruments.

                  SECTION 12.2. Further Acts. The Mortgagor shall, at the sole cost and expense of the Mortgagor, do, execute, acknowledge and deliver all and every such further acts, deeds, conveyances, mortgages, assignments, notices of assignment, transfers, financing statements, continuation statements, instruments and assurances as the Mortgagee shall from time to time request, which may be necessary in the judgment of the Mortgagee from time to time to assure, perfect, convey, assign, mortgage, transfer and confirm unto the Mortgagee, the property and rights hereby conveyed or assigned or which the Mortgagor may be or may hereafter become bound to convey or assign to the Mortgagee or for carrying out the intention or facilitating the performance of the terms hereof or the filing, registering or recording hereof. Without limiting the generality of the foregoing, in the event that the Mortgagee desires to exercise any remedies, consensual rights or attorney-in-fact powers set forth in this Mortgage and determines it necessary to obtain any approvals or consents of any Governmental Authority or any other person therefor, then, upon the reasonable request of the Mortgagee, the Mortgagor agrees to use its best efforts to assist and aid the Mortgagee to obtain as soon as practicable any necessary approvals or consents for the exercise of any such remedies, rights and powers. In the event the Mortgagor shall fail after demand to execute any instrument or take any action required to be executed or taken by the Mortgagor under this Section 12.2, the Mortgagee may execute or take the same as the attorney-in-fact for the Mortgagor, such power of attorney being coupled with an interest and is irrevocable.

                  SECTION 12.3. Additional Security. Without notice to or consent of the Mortgagor and without impairment of the Lien and rights created by this Mortgage, the Mortgagee may accept (but the Mortgagor shall not be obligated to furnish) from the Mortgagor or from any other person, additional security for the Secured Obligations. Neither the giving hereof nor the acceptance of any such additional security shall prevent the Mortgagee from resorting, first, to such additional security, and, second, to the security created by this Mortgage without affecting the Mortgagee's Lien and rights under this Mortgage.

                                 ARTICLE XIII.

                                  MISCELLANEOUS

                  SECTION 13.1. Covenants To Run with the Land. All of the grants, covenants, terms, provisions and conditions in this Mortgage shall run with the Land and shall apply to, and bind the successors and assigns of, the Mortgagor. If there shall be more than one mortgagor with respect to the Mortgaged Property, the covenants and warranties hereof shall be joint and several.

                  SECTION 13.2. No Merger. The rights and estate created by this Mortgage shall not, under any circumstances, be held to have merged into any other estate or interest now owned or hereafter acquired by the Mortgagee unless the Mortgagee shall have consented to such merger in writing.

                  SECTION 13.3. Concerning Mortgagee.

                  (i) The Mortgagee has been appointed as Collateral Agent pursuant to the Credit Agreement. The actions of the Mortgagee hereunder are subject to the provisions of the Credit Agreement. The Mortgagee shall have the right hereunder to make demands, to give notices, to exercise or refrain from exercising any rights, and to take or refrain from taking action (including, without limitation, the release or substitution of the Mortgaged Property), in accordance with this Mortgage and the Credit Agreement. The Mortgagee may employ agents and attorneys-in-fact in connection herewith and shall not be liable for the negligence or misconduct of any such agents or attorneys-in-fact selected by it in good faith. The Mortgagee may resign and a successor Mortgagee may be appointed in the manner provided in the Credit Agreement. Upon the acceptance of any appointment as the Mortgagee by a successor Mortgagee, that successor Mortgagee shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Mortgagee under this Mortgage, and the retiring Mortgagee shall thereupon be discharged from its duties and obligations under this Mortgage. After any retiring Mortgagee's resignation, the provisions hereof shall inure to its benefit as to any actions taken or omitted to be taken by it under this Mortgage while it was the Mortgagee.

                  (ii) The Mortgagee shall be deemed to have exercised reasonable care in the custody and preservation of the Mortgaged Property in its possession if such Mortgaged Property is accorded treatment substantially equivalent to that which the Mortgagee, in its individual capacity, accords its own property consisting of similar instruments or interests, it being understood that neither the Mortgagee nor any of the Secured Parties shall have responsibility for taking any necessary steps to preserve rights against any person with respect to any Mortgaged Property.

                  (iii) The Mortgagee shall be entitled to rely upon any written notice, statement, certificate, order or other document or any telephone message believed by it to be genuine and correct and to have been signed, sent or made by the proper person, and, with respect to all matters pertaining to this Mortgage and its duties hereunder, upon advice of counsel selected by it.

                  (iv) With respect to any of its rights and obligations as a Lender, the Mortgagee shall have and may exercise the same rights and powers hereunder. The term "Lenders," "Lender" or any similar terms shall, unless the context clearly otherwise indicates, include the Mortgagee in its individual capacity as a Lender. The Mortgagee may accept deposits from, lend money to, and generally engage in any kind of banking, trust or other business with the Mortgagor or any Affiliate of the Mortgagor to the same extent as if the Mortgagee were not acting as Collateral Agent.

                  (v) If any portion of the Mortgaged Property also constitutes collateral granted to the Mortgagee under any other deed of trust, mortgage, security agreement, pledge or instrument of any type, in the event of any conflict between the provisions hereof and the provisions of such other deed of trust, mortgage, security agreement, pledge or instrument of any type in respect of such collateral, the Mortgagee, in its sole discretion, shall select which provision or provisions shall control.

                  SECTION 13.4. Mortgagee May Perform; Mortgagee Appointed Attorney-in-Fact. If the Mortgagor shall fail to perform any covenants contained in this Mortgage (including, without limitation, the Mortgagor's covenants to (i) pay the premiums in respect of all required insurance policies hereunder or under the Credit Agreement, (ii) pay Charges, (iii) make repairs, (iv) discharge Liens or (v) pay or perform any obligations of the Mortgagor under any Mortgaged Property) or if any warranty on the part of the Mortgagor contained herein shall be breached, the Mortgagee may (but shall not be obligated to), after notice to Mortgagor, do the same or cause it to be done or remedy any such breach, and may expend funds for such purpose; provided, however, that the Mortgagee shall in no event be bound to inquire into the validity of any tax, lien, imposition or other obligation which the Mortgagor fails to pay or perform as and when required hereby and which the Mortgagor does not contest in accordance with the provisions of Article VIII hereof. Any and all amounts so expended by the Mortgagee shall be paid by the Mortgagor in accordance with the provisions of Section 11.03 of the Credit Agreement. Neither the provisions of this Section 13.4 nor any action taken by the Mortgagee pursuant to the provisions of this Section 13.4 shall prevent any such failure to observe any covenant contained in this Mortgage nor any breach of warranty from constituting an Event of Default. The Mortgagor hereby appoints the Mortgagee its attorney-in-fact, with full authority in the place and stead of the Mortgagor and in the name of the Mortgagor, or otherwise, from time to time in the Mortgagee's discretion to take any action and to execute any instrument consistent with the terms hereof and the other Loan Documents which the Mortgagee may deem necessary or advisable to accomplish the purposes hereof. The foregoing grant of authority is a power of attorney coupled with an interest and such appointment shall be irrevocable for the term hereof. The Mortgagor hereby ratifies all that such attorney shall lawfully do or cause to be done by virtue hereof.

                  SECTION 13.5. Continuing Security Interest; Assignment. This Mortgage shall create a continuing Lien on and security interest in the Mortgaged Property and shall (i) be binding upon the Mortgagor, its successors and assigns and (ii) inure, together with the rights and remedies of the Mortgagee hereunder, to the benefit of the Mortgagee for the benefit of the Secured Parties and each of their respective successors, transferees and assigns. No other persons (including, without limitation, any other creditor of any Loan Party) shall have any interest herein or any right or benefit with respect hereto. Without limiting the generality of the foregoing clause (ii), any Lender may assign or otherwise transfer any indebtedness held by it secured by this Mortgage to any other person, and such other person shall thereupon become vested with all the benefits in respect thereof granted to such Lender, herein or otherwise, subject, however, to the provisions of the Credit Agreement.

                  SECTION 13.6. Termination; Release. When all the Secured Obligations have been paid in full and the Commitments of the Lenders to make any Loan or to issue any Letter of Credit under the Credit Agreement shall have expired or been sooner terminated, this Mortgage shall terminate. Upon termination hereof or any release of the Mortgaged Property or any portion thereof in accordance with the provisions of the Credit Agreement, the Mortgagee shall, upon the request and at the sole cost and expense of the Mortgagor, forthwith assign, transfer and deliver to the Mortgagor, against receipt and without recourse to or warranty by the Mortgagee, such of the Mortgaged Property to be released (in the case of a release) as may be in possession of the Mortgagee and as shall not have been sold or otherwise applied pursuant to the terms hereof, and, with respect to any other Mortgaged Property, proper documents and instruments (including UCC-3 termination statements or releases) acknowledging the termination hereof or the release of such Mortgaged Property, as the case may be.

                  SECTION 13.7. Modification in Writing. No amendment, modification, supplement, termination or waiver of or to any provision hereof, nor consent to any departure by the Mortgagor therefrom, shall be effective unless the same shall be done in accordance with the terms of the Credit Agreement and unless in writing and signed by the Mortgagee. Any amendment, modification or supplement of or to any provision hereof, any waiver of any provision hereof and any consent to any departure by the Mortgagor from the terms of any provision hereof shall be effective only in the specific instance and for the specific purpose for which made or given. Except where notice is specifically required by this Mortgage or any other

Loan Document, no notice to or demand on the Mortgagor in any case shall entitle the Mortgagor to any other or further notice or demand in similar or other circumstances.

                  SECTION 13.8. Notices. Unless otherwise provided herein or in the Credit Agreement, any notice or other communication herein required or permitted to be given shall be given in the manner and become effective as set forth in the Credit Agreement, if to the Mortgagor or the Mortgagee, addressed to it at the address set forth in the Credit Agreement, or in each case at such other address as shall be designated by such party in a written notice to the other party complying as to delivery with the terms of this Section 13.8.

                  SECTION 13.9. GOVERNING LAW; SERVICE OF PROCESS; WAIVER OF JURY TRIAL. THIS MORTGAGE SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE IN WHICH THE PREMISES ARE LOCATED, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS, EXCEPT TO THE EXTENT THAT THE VALIDITY OR PERFECTION OF THE SECURITY INTEREST HEREUNDER, OR REMEDIES HEREUNDER, IN RESPECT OF ANY PARTICULAR ITEM OR TYPE OF MORTGAGED PROPERTY ARE GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN SUCH STATE. MORTGAGOR AGREES THAT SERVICE OF PROCESS IN ANY PROCEEDING MAY BE EFFECTED BY MAILING A COPY THEREOF BY REGISTERED OR CERTIFIED MAIL (OR ANY SUBSTANTIALLY SIMILAR FORM OF
MAIL), POSTAGE PREPAID, TO BORROWER AT ITS ADDRESS SET FORTH IN THE CREDIT AGREEMENT OR AT SUCH OTHER ADDRESS OF WHICH THE MORTGAGEE SHALL HAVE BEEN NOTIFIED PURSUANT THERETO. IF ANY AGENT APPOINTED BY MORTGAGOR REFUSES TO ACCEPT SERVICE, MORTGAGOR HEREBY AGREES THAT SERVICE UPON IT BY MAIL SHALL CONSTITUTE SUFFICIENT NOTICE. NOTHING HEREIN SHALL AFFECT THE RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT OF MORTGAGEE TO BRING PROCEEDINGS AGAINST MORTGAGOR IN THE COURTS OF ANY OTHER JURISDICTION. THE MORTGAGOR HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS MORTGAGE OR THE TRANSACTIONS CONTEMPLATED HEREBY.

                  SECTION 13.10. Severability of Provisions. Any provision hereof which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

                  SECTION 13.11. Limitation on Interest Payable. It is the intention of the parties to conform strictly to the usury laws, whether state or Federal, that are applicable to the transaction of which this Mortgage is a part. All agreements between the Mortgagor and the Mortgagee whether now existing or hereafter arising and whether oral or written, are hereby expressly limited so that in no contingency or event whatsoever shall the amount paid or agreed to be paid by the Mortgagor for the use, forbearance or detention of the money to be loaned under the Credit Agreement or any other Loan Document, or for the payment or performance of any covenant or obligation contained herein or in the Credit Agreement or any other Loan Document, exceed the maximum amount permissible under applicable Federal or state usury laws. If under any circumstances whatsoever fulfillment of any such provision, at the time performance of such provision shall be due, shall involve exceeding the limit of validity prescribed by law, then the obligation to be fulfilled shall be reduced to the limit of such validity. If under any circumstances the Mortgagor shall have paid an amount deemed interest by applicable law, which would exceed the highest lawful rate, such amount that would be excessive interest under applicable usury laws shall be applied to the reduction of the principal amount owing in respect of the Secured Obligations and not to the payment of interest, or if such excessive interest exceeds the unpaid balance of principal and any other amounts due hereunder, the excess shall be refunded to the Mortgagor. All sums paid or agreed to be paid for the use, forbearance or detention of the principal under any extension of credit by the Mortgagee shall, to the extent permitted by applicable law, and to the extent necessary to preclude exceeding the limit of validity prescribed by law, be amortized, prorated, allocated and spread from the date hereof until payment in full of the Secured Obligations so that the actual rate of interest on account of such principal amounts is uniform throughout the term hereof.

                  SECTION 13.12. Business Days. In the event any time period or any date provided in this Mortgage ends or falls on a day other than a Business Day, then such time period shall be deemed to end and such date shall be deemed to fall on the next succeeding Business Day, and performance herein may be made on such Business Day, with the same force and effect as if made on such other day.

                  SECTION 13.13. Relationship. The relationship of the Mortgagee to the Mortgagor hereunder is strictly and solely that of lender and borrower and mortgagor and mortgagee and nothing contained in the Credit Agreement, this Mortgage or any other document or instrument now existing and delivered in connection therewith or otherwise in connection with the Secured Obligations is intended to create, or shall in any event or under any circumstance be construed as creating a partnership, joint venture, tenancy-in-common, joint tenancy or other relationship of any nature whatsoever between the Mortgagee and the Mortgagor other than as lender and borrower and mortgagor and mortgagee.

                  SECTION 13.14. Waiver of Stay.

                  (i) The Mortgagor agrees that in the event that the Mortgagor or any property or assets of the Mortgagor shall hereafter become the subject of a voluntary or involuntary proceeding under the Bankruptcy Code or the Mortgagor shall otherwise be a party to any Federal or state bankruptcy, insolvency, moratorium or similar proceeding to which the provisions relating to the automatic stay under Section 362 of the Bankruptcy Code or any similar provision in any such law is applicable, then, in any such case, whether or not the Mortgagee has commenced foreclosure proceedings under this Mortgage, the Mortgagee shall be entitled to relief from any such automatic stay as it relates to the exercise of any of the rights and remedies (including, without limitation, any foreclosure proceedings) available to the Mortgagee as provided in this Mortgage or in any other Security Document.

                  (ii) The Mortgagee shall have the right to petition or move any court having jurisdiction over any proceeding described in Section
13.14 hereof for the purposes provided therein, and the Mortgagor agrees (i) not to oppose any such petition or motion and (ii) at the Mortgagor's sole cost and expense, to assist and cooperate with the Mortgagee, as may be requested by the Mortgagee from time to time, in obtaining any relief requested by the Mortgagee, including, without limitation, by filing any such petitions, supplemental petitions, requests for relief, documents, instruments or other items from time to time requested by the Mortgagee or any such court.

                  SECTION 13.15. No Credit for Payment of Taxes or Impositions. The Mortgagor shall not be entitled to any credit against the principal, premium, if any, or interest payable under the Credit Agreement, and the Mortgagor shall not be entitled to any credit against any other sums which may become payable under the terms thereof or hereof, by reason of the payment of any Charge on the Mortgaged Property or any part thereof.

                  SECTION 13.16. No Claims Against the Mortgagee. Nothing contained in this Mortgage shall constitute any consent or request by the Mortgagee, express or implied, for the performance of any labor or services or the furnishing of any materials or other property in respect of the Premises or any part thereof, nor as giving the Mortgagor any right, power or authority to contract for or permit the performance of any labor or services or the furnishing of any materials or other property in such fashion as would permit the making of any claim against the Mortgagee in respect thereof or any claim that any Lien based on the performance of such labor or services or the furnishing of any such materials or other property is prior to the Lien hereof.

                  SECTION 13.17. Obligations Absolute. All obligations of the Mortgagor hereunder shall be absolute and unconditional irrespective of:

                  (i) any bankruptcy, insolvency, reorganization, arrangement, readjustment, composition, liquidation or the like of the Mortgagor or any other Obligor;

                  (ii) any lack of validity or enforceability of the Credit Agreement, any Letter of Credit, any other Loan Document, or any other agreement or instrument relating thereto;

                  (iii) any change in the time, manner or place of payment of, or in any other term of, all or any of the Secured Obligations, or any other amendment or waiver of or any consent to any departure from the Credit Agreement, any Letter of Credit, any other Loan Document, or any other agreement or instrument relating thereto;

                  (iv) any exchange, release or non-perfection of any other Collateral, or any release or amendment or waiver of or consent to any departure from any guarantee, for all or any of the Secured Obligations;

                  (v) any exercise or non-exercise, or any waiver of any right, remedy, power or privilege under or in respect hereof or any other Loan Document except as specifically set forth in a waiver granted pursuant to the provisions of Section 13.17 hereof; or

                  (vi) any other circumstances which might otherwise constitute a defense available to, or a discharge of, the Mortgagor.

                  SECTION 13.18. Mortgagee's Right To Sever Indebtedness.

                  (i) The Mortgagor acknowledges that (A) the Mortgaged Property does not constitute the sole source of security for the payment and performance of the Secured Obligations and that the Secured Obligations are also secured by property of the Mortgagor and its Affiliates in other jurisdictions (all such property, collectively, the "Collateral"), (B) the number of such jurisdictions and the nature of the transaction of which this instrument is a part are such that it would have been impracticable for the parties to allocate to each item of Collateral a specific loan amount and to execute in respect of such item a separate credit agreement and (C) the Mortgagor intends that the Mortgagee have the same rights with respect to the Mortgaged Property, in foreclosure or otherwise, that the Mortgagee would have had if each item of Collateral had been secured, mortgaged or pledged pursuant to a separate credit agreement, mortgage or security instrument. In furtherance of such intent, the Mortgagor agrees that the Mortgagee may at any time by notice (an "Allocation Notice") to the Mortgagor allocate a portion (the "Allocated Indebtedness") of the Secured Obligations to the Mortgaged Property and sever from the remaining Secured Obligations the Allocated Indebtedness. From and after the giving of an Allocation Notice with respect to the Mortgaged Property, the Secured Obligations hereunder shall be limited to the extent set forth in the Allocation Notice and (as so limited) shall, for all purposes, be construed as a separate loan obligation of the Mortgagor unrelated to the other transactions contemplated by the Credit Agreement, any other Loan Document or any document related to any thereof. To the extent that the proceeds on any foreclosure of the Mortgaged Property shall exceed the Allocated Indebtedness, such proceeds shall belong to the Mortgagor and shall not be available hereunder to satisfy any Secured Obligations of the Mortgagor other than the Allocated Indebtedness. In any action or proceeding to foreclose the Lien hereof or in connection with any power of sale, foreclosure or other remedy exercised under this Mortgage commenced after the giving by the Mortgagee of an Allocation Notice, the Allocation Notice shall be conclusive proof of the limits of the Secured Obligations hereby secured, and the Mortgagor may introduce, by way of defense or counterclaim, evidence thereof in any such action or proceeding. Notwithstanding any provision of this Section 13.18, the proceeds received by the Mortgagee pursuant to this Mortgage shall be applied by the Mortgagee in accordance with the provisions of Section 10.3(iii) hereof.

                  (ii) The Mortgagor hereby waives to the greatest extent permitted under law the right to a discharge of any of the Secured Obligations under any statute or rule of law now or hereafter in effect which provides that foreclosure of the Lien hereof or other remedy exercised under this Mortgage constitutes the exclusive means for satisfaction of the Secured Obligations or which makes unavailable a deficiency judgment or any subsequent remedy because the Mortgagee elected to proceed with a power of sale foreclosure or such other remedy or because of any failure by the Mortgagee to comply with laws that prescribe conditions to the entitlement to a deficiency judgment. In the event that, notwithstanding the foregoing waiver, any court shall for any reason hold that the Mortgagee is not entitled to a deficiency judgment, the Mortgagor shall not (A) introduce in any other jurisdiction such judgment as a defense to enforcement against the Mortgagor of any remedy in the Credit Agreement or any other Loan Document or (B) seek to have such judgment recognized or entered in any other jurisdiction, and any such judgment shall in all events be limited in application only to the state or jurisdiction where rendered.

                  (iii) In the event any instrument in addition to the Allocation Notice is necessary to effectuate the provisions of this Section 13.18, including, without limitation, any amendment to this Mortgage, any substitute promissory note or affidavit or certificate of any kind, the Mortgagee may execute, deliver or record such instrument as the attorney-in-fact of the Mortgagor. Such power of attorney is coupled with an interest and is irrevocable.

                  (iv) Notwithstanding anything set forth herein to the contrary, the provisions of this Section 14.20 shall be effective only to the maximum extent permitted by law.

                  SECTION 13.19. Last Dollars Secured. This Mortgage secures only a portion of the Indebtedness owing or which may become owing by the Mortgagor. The parties agree that any payments or repayments of such Indebtedness by the Mortgagor shall be deemed to be applied first to the portion of the Indebtedness that is not secured hereby, it being the parties' intent that the portion of the Indebtedness last remaining unpaid shall be secured thereby.

                [REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

                  IN WITNESS WHEREOF, the Mortgagor has caused this Mortgage to be duly executed and delivered under seal the day and year first above written.

                                   [                ]

                                   By: ______________________________
                                       Name:
                                       Title:

                [local counsel to confirm signature requirements

                                 ACKNOWLEDGMENT

State of _________________  )
                            ) ss.:
County of ________________  )

              [Local counsel to provide appropriate acknowledgment]

                         Schedule A - Legal Description

                           [to come from title policy]

                                   Schedule B

Each of the liens and other encumbrances excepted as being prior to the Lien hereof as set forth in Schedule B to the marked [Pro Forma Policy] issued by [Title Insurance Company], dated as of the date hereof and delivered to Collateral Agent on the date hereof, bearing [Title Insurance Company] reference number [Title Number] relating to the real property described in Schedule A attached hereto.

                                                                     EXHIBIT J-1

  [The aggregate maximum principal amount of indebtedness that may be secured
                             hereby is $[    ].](1)

================================================================================

                 DEED OF TRUST, ASSIGNMENT OF LEASES AND RENTS,
                      SECURITY AGREEMENT AND FIXTURE FILING

                                       BY
                                   [       ],

                                   as Grantor,

                                       TO

                               [               ]

                                   as Trustee

                               for the benefit of

                            UBS AG, STAMFORD BRANCH,
                              as Collateral Agent,

                                   Beneficiary

                             ----------------------

                          Dated as of February __, 2004

                            Relating to Premises in:
                                  [       ]

================================================================================

                This instrument prepared by and, after recording,
                                please return to:

                              Holly Gladstone, Esq.
                              Latham & Watkins LLP
                          885 Third Avenue, Suite 1000
                               New York, NY 10022

                               -------------------

----------------
(1)      TO BE INCLUDED ONLY IN RECORDING TAX STATES.

                                TABLE OF CONTENTS

                                                                                                                  Page
                                                                                                                  ----
PREAMBLE......................................................................................................     1

RECITALS......................................................................................................     1

AGREEMENT.....................................................................................................     2

                                                 ARTICLE I.

                                       DEFINITIONS AND INTERPRETATION

SECTION 1.1.          Definitions.............................................................................     2
SECTION 1.2.          Interpretation..........................................................................     7
SECTION 1.3.          Resolution of Drafting Ambiguities......................................................     8

                                                ARTICLE II.

                                       GRANTS AND SECURED OBLIGATIONS

SECTION 2.1.          Grant of Trust Property.................................................................     8
SECTION 2.2.          Assignment of Leases and Rents..........................................................     9
SECTION 2.3.          Secured Obligations.....................................................................     9
SECTION 2.4.          Future Advances.........................................................................     9
SECTION 2.5.          No Release..............................................................................     9

                                                ARTICLE III.

                                 REPRESENTATIONS AND WARRANTIES OF GRANTOR

SECTION 3.1.          Authority and Validity..................................................................    10
SECTION 3.2.          Warranty of Title.......................................................................    10
SECTION 3.3.          Condition of Trust Property.............................................................    10
SECTION 3.4.          Leases..................................................................................    12
SECTION 3.5.          Charges.................................................................................    12
SECTION 3.6.          Benefit to the Grantor..................................................................    12

                                                ARTICLE IV.

                                        CERTAIN COVENANTS OF GRANTOR

SECTION 4.1.          Payment.................................................................................    12
SECTION 4.2.          Preservation of Existence...............................................................    12

                                                                                                                  Page
                                                                                                                  ----
SECTION 4.3.          Title...................................................................................    12
SECTION 4.4.          Maintenance and Use of Trust Property; Alterations......................................    13
SECTION 4.5.          Notices Regarding Certain Defaults......................................................    14
SECTION 4.6.          Access to Trust Property, Books and Records; Other Information..........................    14
SECTION 4.7.          Limitation on Liens; Transfer Restrictions..............................................    14
SECTION 4.8.          Estoppel Certificates...................................................................    14
SECTION 4.9.          Insurance...............................................................................    14

                                                 ARTICLE V.

                                                   LEASES

SECTION 5.1.          Grantor's Affirmative Covenants with Respect to Leases..................................    14
SECTION 5.2.          Grantor's Negative Covenants with Respect to Leases.....................................    15

                                                ARTICLE VI.

                                 CONCERNING ASSIGNMENT OF LEASES AND RENTS

SECTION 6.1.          Present Assignment; License to the Grantor..............................................    16
SECTION 6.2.          Collection of Rents by the Beneficiary..................................................    16
SECTION 6.3.          No Release..............................................................................    16
SECTION 6.4.          Irrevocable Interest....................................................................    17
SECTION 6.5.          Amendment to Leases.....................................................................    17

                                                ARTICLE VII.

                                     TAXES AND CERTAIN STATUTORY LIENS

SECTION 7.1.          Payment of Charges......................................................................    17
SECTION 7.2.          Escrow of Taxes.........................................................................    17
SECTION 7.3.          Certain Statutory Liens.................................................................    17
SECTION 7.4.          Stamp and Other Taxes...................................................................    18
SECTION 7.5.          Certain Tax Law Changes.................................................................    18
SECTION 7.6.          Proceeds of Tax Claim...................................................................    18

                                               ARTICLE VIII.

                                           CONTESTING OF PAYMENTS

SECTION 8.1.          Contesting of Taxes and Certain Statutory Liens.........................................    18

                                                                                                                  Page
                                                                                                                  ----
                                                ARTICLE IX.

                                 DESTRUCTION, CONDEMNATION AND RESTORATION

SECTION 9.1.          Destruction, Condemnation and Restoration...............................................    18
SECTION 9.2.          Condemnation............................................................................    19
SECTION 9.3.          Restoration.............................................................................    19

                                                 ARTICLE X.

                                       EVENTS OF DEFAULT AND REMEDIES

SECTION 10.1.         Events of Default.......................................................................    19
SECTION 10.2.         Performance of Defaulted Acts...........................................................    19
SECTION 10.3.         Rights and Remedies In Case of Event of Default.........................................    20
SECTION 10.4.         Foreclosure by Power of Sale............................................................    20
SECTION 10.5.         Rescission of Notice of Default.........................................................    21
SECTION 10.6.         Appointment of Receiver.................................................................    22
SECTION 10.7.         Notice to Grantor.......................................................................    22
SECTION 10.8.         Expenses and Application of Proceeds....................................................    22
SECTION 10.9.         Rights of Receiver or Beneficiary in Possession.........................................    23
SECTION 10.10.        Attorneys' Fees; Expenses...............................................................    23
SECTION 10.11.        Rights Cumulative.......................................................................    23

                                                ARTICLE XI.

                                   SECURITY AGREEMENT AND FIXTURE FILING

SECTION 11.1.         Security Agreement......................................................................    24
SECTION 11.2.         Fixture Filing..........................................................................    24

                                                ARTICLE XII.

                                             FURTHER ASSURANCES

SECTION 12.1.         Recording Documentation To Assure Security..............................................    25
SECTION 12.2.         Further Acts............................................................................    25
SECTION 12.3.         Additional Security.....................................................................    26

                                               ARTICLE XIII.

                                               MISCELLANEOUS

SECTION 13.1.         Covenants To Run with the Land..........................................................    26
SECTION 13.2.         No Merger...............................................................................    26
SECTION 13.3.         Concerning Beneficiary..................................................................    26

                                                                                                                  Page
                                                                                                                  ----
SECTION 13.4.         Beneficiary May Perform; Beneficiary Appointed Attorney-in-Fact.........................    27
SECTION 13.5.         Continuing Security Interest; Assignment................................................    28
SECTION 13.6.         Termination; Release....................................................................    28
SECTION 13.7.         Modification in Writing.................................................................    28
SECTION 13.8.         Notices.................................................................................    29
SECTION 13.9.         GOVERNING LAW; SERVICE OF PROCESS; WAIVER OF JURY TRIAL.................................    29
SECTION 13.10.        Severability of Provisions..............................................................    29
SECTION 13.11.        Limitation on Interest Payable..........................................................    29
SECTION 13.12.        Business Days...........................................................................    30
SECTION 13.13.        Relationship............................................................................    30
SECTION 13.14.        Waiver of Stay..........................................................................    30
SECTION 13.15.        No Credit for Payment of Taxes or Impositions...........................................    31
SECTION 13.16.        No Claims Against the Beneficiary.......................................................    31
SECTION 13.17.        Obligations Absolute....................................................................    31
SECTION 13.18.        Beneficiary's Right To Sever Indebtedness...............................................    31
SECTION 13.19.        Last Dollars Secured....................................................................    33

SIGNATURE

ACKNOWLEDGMENTS

SCHEDULE A     Legal Description
SCHEDULE B     Prior Liens

             DEED OF TRUST, ASSIGNMENT OF LEASES AND RENTS, SECURITY
                          AGREEMENT AND FIXTURE FILING

                  DEED OF TRUST, ASSIGNMENT OF LEASES AND RENTS, SECURITY AGREEMENT AND FIXTURE FILING (the "Deed of Trust"), dated as of February __, 2004, made by [ ], a [state type and jurisdiction of entity] having an office at [ ], as grantor, assignor and debtor (in such capacities and together with any successors in such capacities, the "Grantor"), to [ ], a [ ], having an office at [ ], as trustee (in such capacity and together with any successor in such capacity, the "Trustee") for the benefit of UBS AG, STAMFORD BRANCH, a Swiss banking corporation having an office at 677 Washington Boulevard, Stamford, Connecticut, 06901, in its capacity as collateral agent for Secured Parties (as hereinafter defined), as beneficiary, assignee and secured party (in such capacities and together with any successors in such capacities, the "Beneficiary").

                                R E C I T A L S :

                  A. Pursuant to that certain credit agreement, dated as of February 13, 2004 (as amended, amended and restated, supplemented or otherwise modified from time to time, the "Credit Agreement"), among Ionics, Incorporated, as borrower (the "Borrower"), [the Grantor and] the [other] Subsidiary Guarantors (such term and each other capitalized term used and not defined herein having the meaning given to it in Article I), the Lenders, UBS Securities LLC, as Lead Arranger, Sole Bookmanager and Documentation Agent, UBS AG, Stamford Branch, as Administrative Agent and Collateral Agent, UBS Loan Finance LLC, as Swingline Lender, Fleet Securities, Inc. and Bank of America, N.A., as Syndication Agents, Wachovia Bank, N.A. and General Electric Capital Corporation, as Co-Documentation Agents, and HSBC Bank USA, as Issuing Bank, the Lenders have agreed to make to or for the account of the Borrower certain Loans and issue certain Letters of Credit.

                  B. It is contemplated that the Borrower or one or more of the Subsidiary Guarantors may pursuant to the provisions of the Credit Agreement enter into one or more agreements with one or more of the Lenders or their respective Affiliates with respect to the Loans ("Hedging Agreements") designed to alter the risks arising from the fluctuations in interest rates, currency values or commodity prices with respect to the Loans under the Credit Agreement (all obligations of the Borrower or the Subsidiary Guarantors now existing or hereafter arising under such Hedging Agreements, collectively, the "Hedging Obligations").

                  [C.      The Borrower owns, directly or through its
Subsidiaries, all of the issued and outstanding shares of the Grantor.]

                  [D.      The Grantor has, pursuant to Article VII of the
Credit Agreement, among other things, guaranteed (the "Guarantee") the obligations of the Borrower under the Credit Agreement and the other Loan Documents.]

                  [E.      The Grantor will receive substantial benefits from
the execution, delivery and performance of the Loan Documents and is, therefore, willing to enter into this Deed of Trust.]

                  F. The Grantor is or will be the legal and/or beneficial owner of the Trust Property.

                  G. It is a condition to the obligations of the Lenders to make the Loans under the Credit Agreement and issue the Letters of Credit that the Grantor execute and deliver the applicable Loan Documents, including this Deed of Trust.

                  H. This Deed of Trust is given by the Grantor in favor of the Beneficiary for its benefit and the benefit of the other Secured Parties to secure the payment and performance of all of the Secured Obligations.

                               A G R E E M E N T :

                  NOW THEREFORE, in consideration of the foregoing premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Grantor hereby covenants and agrees with the Beneficiary as follows:

                                   ARTICLE I.

                         DEFINITIONS AND INTERPRETATION

                  SECTION 1.1. Definitions. (a) Capitalized terms used but not otherwise defined herein that are defined in the Credit Agreement shall have the meanings given to them in the Credit Agreement, including the following:

                  "Administrative Agent"; "Affiliate"; "Agent"; "Business Day"; "Commitment"; "Environmental Law"; "Event of Default"; "GAAP"; "Hazardous Materials"; "Letter of Credit"; "Lenders"; "Lien"; "Loan Documents"; "Loan Parties"; "Loans"; "Net Cash Proceeds"; "Notes"; "Officers' Certificate"; "person"; "Secured Parties"; "Security Agreement"; "Security Documents"; "Subsidiary" and "Subsidiary Guarantors".

                  (b)      The following terms in this Deed of Trust shall have

the following meanings:

                  "Allocated Indebtedness" shall have the meaning assigned to such term in Section 13.18(i) hereof.

                  "Allocation Notice" shall have the meaning assigned to such term in Section 13.18(i) hereof.

                  "Alterations" shall mean any and all alterations, installations, improvements, additions, modifications or changes of a structural nature.

                  "Beneficiary" shall have the meaning assigned to such term in the Preamble hereof.

                  "Charges" shall mean any and all real estate, property and other taxes, assessments and special assessments, levies, fees, all water and sewer rents and charges and all other governmental charges imposed upon or assessed against, and all claims (including, without limitation, claims for landlords', carriers', mechanics', workmens', repairmens', laborers', materialmens', suppliers' and warehousemens' Liens and other claims arising by operation of law) against all or any portion of the Trust Property.

                  "Collateral" shall have the meaning assigned to such term in
Section 13.18(i) hereof.

                  "Contested Liens" shall mean, collectively, any Liens incurred in respect of any Charges to the extent that the amounts owing in respect thereof are not yet delinquent or are being contested and otherwise comply with the provisions of Section 8.1 hereof; provided, however, that such Liens shall in all respects be subject and subordinate in priority to the Liens and security interests created and evidenced by this Deed of Trust, except if and to the extent that the law or regulation creating, permitting or authorizing such Lien provides that such Lien(s) must be superior to the Liens and security interests created and evidenced hereby.

                  "Contracts" shall mean, collectively, any and all right, title and interest of the Grantor in and to any and all contracts and other general intangibles relating to the Trust Property and all reserves, deferred payments, deposits, refunds and claims of every kind, nature or character relating thereto.

                  "Credit Agreement" shall have the meaning assigned to such term in Recital A hereof.

                  "Deed of Trust" shall have the meaning assigned to such term in the Preamble hereof.

                  "Default Rate" shall mean the rate of interest payable during a default pursuant to the provisions of Section 2.06 of the Credit Agreement.

                  "Destruction" shall mean any and all damage to, or loss or destruction of, the Premises or any part thereof.

                  "Fixtures" shall mean all machinery, apparatus, equipment, fittings, fixtures, improvements and articles of personal property of every kind, description and nature whatsoever now or hereafter attached or affixed to the Land or any other Improvement used in connection with the use and enjoyment of the Land or any other Improvement or the maintenance or preservation thereof, which by the nature of their location thereon or attachment thereto are fixtures under the UCC or any other applicable law including, without limitation, all utility systems, fire sprinkler and security systems, drainage facilities, lighting facilities, all water, sanitary and storm sewer, drainage, electricity, steam, gas, telephone and other utility equipment and facilities, pipes, fittings and other items of every kind and description now or hereafter attached to or located on the Land which by the nature of their location thereon or attachment thereto are real property under applicable law, HVAC equipment, boilers, electronic data processing, telecommunications or computer equipment, refrigeration, electronic monitoring, water or lighting systems, power, sanitation, waste removal, elevators, maintenance or other systems or equipment.

                  "Governmental Authority" shall mean any Federal, state, local, foreign or other governmental, quasi-governmental or administrative (including self-regulatory) body, instrumentality, department, agency, authority, board, bureau, commission, office of any nature whatsoever or other subdivision thereof, or any court, tribunal, administrative hearing body, arbitration panel or other similar dispute-resolving body, whether now or hereafter in existence, or any officer or official thereof, having jurisdiction over the Grantor or the Trust Property or any portion thereof.

                  "Grantor" shall have the meaning assigned to such term in the Preamble hereof.

                  "Grantor's Interest" shall have the meaning assigned to such term in Section 2.2 hereof.

                  "Improvements" shall mean all buildings, structures and other improvements of every kind or description and any and all Alterations now or hereafter located, attached or erected on the Land, including, without limitation, (i) all Fixtures, (ii) all attachments, railroad tracks, foundations, sidewalks, drives, roads, curbs, streets, ways, alleys, passages, passageways, sewer rights, parking areas, driveways, fences and walls and (iii) all materials now or hereafter located on the Land intended for the construction, reconstruction, repair, replacement, alteration, addition or improvement of or to such buildings, Fixtures, structures and improvements, all of which materials shall be deemed to be part of the Improvements immediately upon delivery thereof on the Land and to be part of the Improvements immediately upon their incorporation therein.

                  "Insurance Policies" means the insurance policies and coverages required to be maintained by the Grantor with respect to the Trust Property pursuant to the Credit Agreement.

                  "Land" shall mean the land described in Schedule A annexed to this Deed of Trust, together with all of the Grantor's reversionary rights in and to any and all easements, rights-of-way, strips and gores of land, waters, water courses, water rights, mineral, gas and oil rights and all power, air, light and other rights, estates, titles, interests, privileges, liberties, servitudes, licenses, tenements, hereditaments and appurtenances whatsoever, in any way belonging, relating or appertaining thereto, or any part thereof, or which hereafter shall in any way belong, relate or be appurtenant thereto.

                  "Landlord" shall mean any landlord, lessor, franchisor, licensor or grantor, as applicable.

                  "Leases" shall mean, collectively, any and all interests of the Grantor, as Landlord, in all leases and subleases of space, tenancies, franchise agreements, licenses, occupancy or concession agreements now existing or hereafter entered into, whether or not of record, relating in any manner to the Premises and any and all amendments, modifications, supplements, replacements, extensions and renewals of any thereof, whether now in effect or hereafter coming into effect.

                  "Permit" shall mean any and all permits, certificates, approvals, authorizations, consents, licenses, variances, franchises or other instruments, however characterized, of any Governmental Authority (or any person acting on behalf of a Governmental Authority) now or hereafter acquired or held, together with all amendments, modifications, extensions, renewals and replacements of any thereof issued or in any way furnished in connection with the Trust Property including, without limitation, building permits, certificates of occupancy, environmental certificates, industrial permits or licenses and certificates of operation.

                  "Permitted Collateral Liens" shall mean the Liens described in clause (iii) of the definition of "Permitted Collateral Liens" contained in the Credit Agreement.

                  "Premises" shall mean, collectively, the Land and the Improvements.

                  "Prior Liens" shall mean, collectively, the Liens identified in Schedule B annexed to this Deed of Trust.

                  "Proceeds" shall mean, collectively, any and all cash proceeds and noncash proceeds and shall include all (i) proceeds of the conversion, voluntary or involuntary, of any of the Trust Property or any portion thereof into cash or liquidated claims, (ii) proceeds of any insurance, indemnity, warranty, guaranty or claim payable to the Beneficiary or to the Grantor from time to time with respect to any of the Trust Property, (iii) payments (in any form whatsoever) made or due and payable to the Grantor from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any portion of the Trust Property by any Governmental Authority (or any person acting on behalf of a Governmental Authority), (iv) products of the Trust Property and (v) other amounts from time to time paid or payable under or in connection with any of the Trust Property including, without limitation, refunds of real estate taxes and assessments, including interest thereon.

                  "Property Material Adverse Effect" shall mean, as of any date of determination and whether individually or in the aggregate, (a) any event, circumstance, occurrence or condition which has caused or resulted in (or would reasonably be expected to cause or result in) a material adverse effect on the business or operations of the Grantor as presently conducted at the Trust Property; (b) any event, circumstance, occurrence or condition which has caused or resulted in (or would reasonably be expected to cause or result in) a material adverse effect on the value or utility of the Trust Property; or (c) any event, circumstance, occurrence or condition which has caused or resulted in (or would reasonably be expected to cause or result in) a material adverse effect on the legality, priority or enforceability of the Lien created by this Deed of Trust or the rights and remedies of the Beneficiary hereunder.

                  "Prudent Operator" shall mean a prudent operator of property similar in use and configuration to the Premises and located in the locality where the Premises are located.

                  "Records" shall mean, collectively, any and all right, title and interest of the Grantor in and to any and all drawings, plans, specifications, file materials, operating and maintenance records, catalogues, tenant lists, correspondence, advertising materials, operating manuals, warranties, guarantees, appraisals, studies and data relating to the Trust Property or the construction of any Alteration or the maintenance of any Permit.

                  "Rents" shall mean, collectively, any and all rents, additional rents, royalties, cash, guaranties, letters of credit, bonds, sureties or securities deposited under any Lease to secure performance of the Tenant's obligations thereunder, revenues, earnings, profits and income, advance rental payments, payments incident to assignment, sublease or surrender of a Lease, claims for forfeited deposits and claims for damages, now due or hereafter to become due, with respect to any Lease, any indemnification against, or reimbursement for, sums paid and costs and expenses incurred by the Grantor under any Lease or otherwise, and any award in the event of the bankruptcy of any Tenant under or guarantor of a Lease.

                  "Requirements of Law" shall mean, collectively, any and all requirements of any Governmental Authority including, without limitation, any and all orders, decrees, determinations, laws, treaties, ordinances, rules, regulations or similar statutes or case law.

                  "Restoration" shall mean the repair, replacement or restoration of all or any portion of the Premises after a Destruction or Taking.

                  "Secured Obligations" shall mean all obligations (whether or not constituting future advances, obligatory or otherwise) of the Grantor and any and all of the other Loan Parties from time to time arising under or in respect hereof or of the Credit Agreement, the Notes, the Letters of Credit, the other Loan Documents (including, without limitation, the obligations to pay principal, interest and all other charges, fees, expenses, commissions, reimbursements, premiums, indemnities and other payments related to or in respect of the obligations contained in this Deed of Trust, the Credit Agreement, the Notes, the Letters of Credit, the other Loan Documents, in each case whether (i) such obligations are direct or indirect, secured or unsecured, joint or several, absolute or contingent, reduced to judgment or not, liquidated or unliquidated, disputed or undisputed, legal or equitable, due or to become due whether at stated maturity, by acceleration or otherwise, (ii) arising in the regular course of business or otherwise, (iii) for payment or performance,
(iv) discharged, stayed or otherwise affected by any bankruptcy, insolvency, reorganization or similar proceeding with respect to any Loan Party or any other person and/or (v) now existing or hereafter arising (including, without limitation, interest and other obligations arising or accruing after the commencement of any bankruptcy, insolvency, reorganization or similar proceeding with respect to any Loan Party or any other person, or which would have arisen or accrued but for the commencement of such proceeding, even if such obligation or the claim therefor is not enforceable or allowable in such proceeding).

                  "Taking" shall mean any taking of the Trust Property or any part thereof, in or by condemnation or other eminent domain proceedings pursuant to any law, general or special, or by reason of the temporary requisition of the use or occupancy of the Trust Property or any part thereof, by any Governmental Authority, civil or military.

                  "Tax Escrow Fund" shall have the meaning assigned to such term in Section 7.2 hereof.

                  "Tenant" shall mean any tenant, lessee, sublessee, franchisee, licensee, grantee or obligee, as applicable.

                  "Trust Property" shall have the meaning assigned to such term in Section 2.1 hereof.

                  "Trustee" shall have the meaning assigned to such term in the Preamble hereof.

                  "UCC" shall mean the Uniform Commercial Code as in effect on the date hereof in the jurisdiction in which the Premises are located; provided, however, that if by reason of mandatory provisions of law, the perfection or the effect of perfection or non-perfection of the security interest in any item or portion of the Trust Property is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the jurisdiction in which the Premises are located, "UCC" shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such perfection or effect of perfection or non-perfection.

                  SECTION 1.2. Interpretation. In this Deed of Trust, unless otherwise specified, (i) singular words include the plural and plural words include the singular, (ii) words importing any gender include the other gender,
(iii) references to any person include such person's successors and assigns and in the case of an individual, the word "successors" includes such person's heirs, devisees, legatees, executors, administrators and personal representatives, (iv) references to any statute or other law include all applicable rules, regulations and orders adopted or made thereunder and all statutes or other laws amending, consolidating or replacing the statute or law referred to, (v) the words "consent," "approve" and "agree," and derivations thereof or words of similar import, mean the prior written consent, approval or agreement of the person in question, (vi) the words "include" and "including," and words of similar import, shall be deemed to be followed by the words "without limitation," (vii) the words "hereto," "herein," "hereof" and "hereunder," and words of similar import, refer to this Deed of Trust in its entirety, (viii) references to Articles, Sections, Schedules, Exhibits, subsections, paragraphs and clauses are to the Articles, Sections, Schedules, Exhibits, subsections, paragraphs and clauses hereof, (ix) the Schedules and Exhibits to this Deed of Trust, in each case as amended, amended and restated, supplemented or otherwise modified from time to time in accordance with the provisions hereof, are incorporated herein by reference, (x) the titles and headings of Articles, Sections, Schedules, Exhibits, subsections, paragraphs and clauses are inserted as a matter of convenience only and shall not affect the constructions of any provision hereof and (xi) all obligations of the Grantor hereunder shall be satisfied by the Grantor at the Grantor's sole cost and expense.

                  SECTION 1.3. Resolution of Drafting Ambiguities. The Grantor acknowledges and agrees that it was represented by counsel in connection with the execution and delivery hereof, that it and its counsel reviewed and participated in the preparation and negotiation hereof and that any rule of construction to the effect that ambiguities are to be resolved against the drafting party (i.e., Beneficiary) shall not be employed in the interpretation hereof.

                                   ARTICLE II.

                         GRANTS AND SECURED OBLIGATIONS

                  SECTION 2.1. Grant of Trust Property. The Grantor hereby grants, mortgages, bargains, sells, assigns, transfers and conveys to the Beneficiary, and hereby grants to the Beneficiary, a security interest in and upon all of the Grantor's estate, right, title and interest in, to and under the following property, whether now owned or held or hereafter acquired from time to time (collectively, the "Trust Property"):

                  (i)      Land;

                  (ii)     Improvements;

                  (iii)    Leases;

                  (iv)     Rents;

                  (v)      Permits;

                  (vi)     Contracts;

                  (vii)    Records; and

                  (viii)   Proceeds;

                  Notwithstanding the foregoing provisions of this Section 2.1, Trust Property shall not include a grant of any of the Grantor's right, title or interest in (i) any Contract to which the Grantor is a party or any of its rights or interests thereunder to the extent, but only to the extent, that such a grant would, under the terms of such Contract, result in a breach or termination of the terms of, or constitute a default under or termination of such Contract and (ii) any Permit to the extent, but only to the extent that, such grant shall constitute or result in abandonment, invalidation or rendering unenforceable any right, title or interest of the Grantor therein; provided, however, that at such time as any Contract or Permit described in clauses (i) and (ii) of this sentence is no longer subject to such restriction, such applicable Contract or Permit shall (without any act or delivery by any person) constitute Trust Property hereunder.

TO HAVE AND TO HOLD the Trust Property, together with all estate, right, title and interest of the Grantor and anyone claiming by, through or under the Grantor in and to the Trust Property and all rights and appurtenances relating thereto, unto and to the use and benefit of Trustee, IN TRUST WITH POWER OF SALE, and Grantor does hereby bind itself and its successors and assigns, to WARRANT AND DEFEND title to the Trust Property forever, for the purpose of securing the payment and performance in full of all the Secured Obligations.

                  SECTION 2.2. Assignment of Leases and Rents. As additional security for the payment and performance in full of all the Secured Obligations and subject to the provisions of Article VI hereof, the Grantor absolutely, presently, unconditionally and irrevocably assigns, transfers and sets over to the Beneficiary, and grants to the Beneficiary, all of the Grantor's estate, right, title, interest, claim and demand, as Landlord, under any and all of the Leases including, without limitation, the following (such assigned rights, the "Grantor's Interest"):

                  (i) the immediate and continuing right to receive and collect Rents payable by the Tenants pursuant to the Leases;

                  (ii) all claims, rights, powers, privileges and remedies of the Grantor, whether provided for in the Leases or arising by statute or at law or in equity or otherwise, consequent on any failure on the part of the Tenants to perform or comply with any term of the Leases;

                  (iii) all rights to take all actions upon the happening of a default under the Leases as shall be permitted by the Leases or by law including, without limitation, the commencement, conduct and consummation of proceedings at law or in equity; and

                  (iv) the full power and authority, in the name of the Grantor or otherwise, to enforce, collect, receive and receipt for any and all of the foregoing and to take all other actions whatsoever which the Grantor, as Landlord, is or may be entitled to take under the Leases.

                  SECTION 2.3. Secured Obligations. This Deed of Trust secures, and the Trust Property is collateral security for, the payment and performance in full when due of the Secured Obligations.

                  SECTION 2.4. Future Advances. This Deed of Trust shall secure future advances whenever hereafter made. The maximum aggregate amount of all advances of principal under the Credit Agreement (which advances are obligatory to the extent the conditions set forth in the Credit Agreement relating thereto are satisfied) that may be outstanding hereunder at any time is $[ ], plus interest thereon, collection costs, sums advanced for the payment of taxes, assessments, maintenance and repair charges, insurance premiums and any other costs incurred to protect the security encumbered hereby or the lien hereof, expenses incurred by the Beneficiary by reason of any default by the Grantor under the terms hereof, together with all other sums secured hereby.

                  SECTION 2.5. No Release. Nothing set forth in this Deed of Trust shall relieve the Grantor from the performance of any term, covenant, condition or agreement on the Grantor's part to be performed or observed under or in respect of any of the Trust Property or from any liability to any person under or in respect of any of the Trust Property or shall impose any obligation on the Beneficiary or any other Secured Party to perform or observe any such term, covenant, condition or agreement on the Grantor's part to be so performed or observed or shall impose any liability on the Beneficiary or any other Secured Party for any act or omission on the part of the Grantor relating thereto or for any breach of any representation or warranty on the part of the Grantor contained in this Deed of Trust or any other Loan Document, or under or in respect of the Trust Property or made in connection herewith or therewith. The obligations of the Grantor contained in this Section 2.5 shall survive the termination hereof and the discharge of the Grantor's other obligations under this Deed of Trust and the other Loan Documents.

                                  ARTICLE III.

                    REPRESENTATIONS AND WARRANTIES OF GRANTOR

                  SECTION 3.1. Authority and Validity. The Grantor represents and warrants that each of the representations, warranties, covenants, negative covenants and other agreements of the Grantor (as a Loan Party) under and as contained in the Credit Agreement are hereby incorporated herein in their entirety by this reference.

                  SECTION 3.2. Warranty of Title. The Grantor represents and warrants that:

                  (i) it has good and marketable fee simple title to the Premises and the Landlord's interest and estate under or in respect of the Leases and good title to the interest it purports to own or hold in and to each of the Permits, the Contracts and the Records, in each case subject to no Liens, except for Prior Liens and Liens in favor of the Beneficiary pursuant to the Security Documents;

                  (ii) it has good title to the interest it purports to own or hold in and to all rights and appurtenances to or that constitute a portion of the Trust Property;

                  (iii) it is in compliance in all material respects with each term, condition and provision of any obligation of the Grantor which is secured by the Trust Property or the noncompliance with which may result in the imposition of a Lien on the Trust Property; and

                  (iv) upon recordation in the official records in the county (or other applicable jurisdiction) in which the Premises are located this Deed of Trust will create and constitute a valid and enforceable first priority Lien on the Trust Property in favor of the Collateral Agent for the benefit of the Secured Parties, and, to the extent any of the Trust Property shall consist of Fixtures, a first priority security interest in the Fixtures, which first priority Lien and first priority security interest are subject only to Prior Liens.

                  SECTION 3.3. Condition of Trust Property. The Grantor represents and warrants that:

                  (i) there has been issued and there remains in full force and effect subject to no revocation, suspension, forfeiture or modification, each and every material Permit necessary for the present use, operation and occupancy of the Premises by the Grantor and the conduct of its business and all required zoning, building code, land use, environmental and other similar Permits;

                  (ii) the Premises and the present use and occupancy thereof comply with all applicable zoning ordinances, building codes, land use laws, setback or other development and use requirements of Governmental Authorities and with all private restrictions and agreements affecting the Trust Property whether or not recorded;

                  (iii) the Premises are served by all utilities (including, without limitation, public water and sewer systems) reasonably necessary for the present and contemplated use thereof, and all utility services are provided by public utilities and the Premises have accepted or are equipped to accept such utility services and the Grantor has not received notice of termination of such utility service;

                  (iv) the Grantor has access to the Premises from one or more fully dedicated public roads and, to the extent applicable, public or private rail or waterway, sufficient to allow the Grantor to conduct its business at the Premises in accordance with sound commercial practices and the Grantor has not received notice of termination of such access;

                  (v) the Grantor has not received notice of any Taking or the commencement or pendency of any action or proceeding therefor;

                  (vi) there has not occurred any Destruction of the Premises or any portion thereof as a result of any fire or other casualty which has not previously been repaired or replaced;

                  (vii) there are no disputes regarding boundary lines, location, encroachments or possession of any portions of the Trust Property and no state of facts exists which could give rise to any such claim;

                  (viii) all liquid and solid waste disposal, septic and sewer systems located on the Premises are in a good and safe condition and repair and in compliance with all Requirements of Law;

                  (ix) no portion of the buildings or structures constituting the Improvements is located in an area identified by the Federal Emergency Management Agency or any successor thereto as an area having special flood hazards pursuant to the Flood Insurance Acts or, if any portion of the buildings or structures constituting the Improvements is located within such area, the Grantor has obtained the flood insurance prescribed in Section 5.04 of the Credit Agreement hereof;

                  (x) the Premises are assessed for real estate tax purposes as one or more wholly independent tax lot or lots, separate from any adjoining land or improvements not constituting a portion of such lot or lots, and no other land or improvement is assessed and taxed together with the Premises or any portion thereof; and

                  (xi) there are no options or rights of first refusal to purchase or acquire all or any portion of the Trust Property.

                  SECTION 3.4. Leases. The Grantor represents and warrants that there are no Leases affecting the Premises as of the date hereof. [NOTE: THIS
SECTION 3.4 WILL BE MODIFIED AS APPROPRIATE FOR THE MISSOURI PROPERTY SUBJECT TO AN AFFILIATE LEASE (EXCEPT CLAUSE (xii), WHICH WILL BE DELETED.]

                  SECTION 3.5. Charges. The Grantor represents and warrants that all Charges imposed upon or assessed against the Trust Property have been paid and discharged except to the extent such Charges constitute a Prior Lien.

                  SECTION 3.6. Benefit to the Grantor. The Grantor represents and warrants that it will receive substantial benefit as a result of the execution, delivery, and performance of the Loan Documents.]2

                                  ARTICLE IV.

                          CERTAIN COVENANTS OF GRANTOR

                  SECTION 4.1. Payment. The Grantor shall pay as and when the same shall become due, whether at its stated maturity, by acceleration or otherwise, each and every amount payable by the Grantor under the Loan Documents.

                  SECTION 4.2. Preservation of Existence. The Grantor shall preserve and maintain in full force and effect its qualification to transact business and good standing in the state in which the Trust Property is located.

                  SECTION 4.3. Title. The Grantor shall

                  (i) (A) keep in effect all rights and appurtenances to or that constitute a part of the Trust Property and (B) protect, preserve and defend its interest in the Trust Property and title thereto;

                  (ii) (A) comply with each of the terms, conditions and provisions of any obligation of the Grantor which is secured by the Trust Property or the noncompliance with which may result in the imposition of a Lien on the Trust Property, subject to Sections

-----------
(2)      Delete Section 3.9 if the Grantor is the Borrower.

         6.02 (a), (b) and (e) of the Credit Agreement, (B) forever warrant and defend to the Trustee and the Beneficiary the Lien and security interests created and evidenced hereby and the validity and priority hereof in any action or proceeding against the claims of any and all persons whomsoever affecting or purporting to affect the Trust Property or any of the rights of the Trustee or the Beneficiary hereunder and
         (C) maintain a valid and enforceable first priority Lien on the Trust Property and, to the extent any of the Trust Property shall consist of Fixtures, a first priority security interest in the Trust Property, which first priority Lien and security interest shall be subject only to Permitted Collateral Liens and all Prior Liens; and

                  (iii) immediately upon obtaining knowledge of the pendency of any proceedings for the eviction of the Grantor from the Trust Property or any part thereof by paramount title or otherwise questioning the Grantor's right, title and interest in, to and under the Trust Property as warranted in this Deed of Trust, or of any condition that could give rise to any such proceedings, notify the Beneficiary thereof. The Beneficiary may participate in such proceedings and the Grantor will deliver or cause to be delivered to the Beneficiary all instruments requested by the Beneficiary to permit such participation. In any such proceedings, the Beneficiary may be represented by counsel satisfactory to the Beneficiary at the expense of the Grantor. If, upon the resolution of such proceedings, the Grantor shall suffer a loss of the Trust Property or any part thereof or interest therein and title insurance proceeds shall be payable in connection therewith, such proceeds are hereby assigned to and shall be paid to the Beneficiary to be applied as Net Cash Proceeds to the payment of the Secured Obligations or otherwise in accordance with the provisions of Section 2.10 of the Credit Agreement.

                  SECTION 4.4. Maintenance and Use of Trust Property;
Alterations.

                  (i) Maintenance. The Grantor shall cause the representations and warranties set forth in Section 3.3 hereof to continue to be true in each and every respect except where the failure so to be true would not result in a Property Material Adverse Effect.

                  (ii) Maintenance of Premises. The Grantor shall not commit or suffer any waste on the Premises. The Grantor shall, at all times, comply with the terms of Section 5.03 of the Credit Agreement with respect to the maintenance and repair of the Premises (Grantor acknowledges that the Trust Property is material to the conduct of its business). The Grantor shall not remove, demolish or alter the design or structural character of any Improvement now or hereafter erected upon all or any portion of the Premises, or permit any such removal, demolition or alteration, without the prior written consent of the Beneficiary, unless such removal, demolition or alteration maintains or increases the current value of the Trust Property and in the reasonable judgment of Grantor, a Prudent Operator would undertake such removal, demolition or alteration in order to improve the conduct of its business.

                  (iii) Permits. The Grantor shall maintain, or cause to be maintained, in full force and effect all Permits contemplated by Section 3.3(i) hereof. Unless and to the extent contested by the Grantor in accordance with the provisions of Article VIII hereof, the Grantor shall comply in all material respects with all requirements set forth in the Permits and all Require-ments of Law applicable to all or any portion of the Trust Property or the condition, use or occupancy of all or any portion thereof or any recorded deed of restriction, declaration, covenant running with the land or otherwise, now or hereafter in force.

                  (iv) Zoning. The Grantor shall not initiate, join in or consent to any change in the zoning or any other permitted use classification of the Premises without the prior written consent of the Beneficiary.

                  SECTION 4.5. Notices Regarding Certain Defaults. The Grantor shall, promptly upon receipt of any written notice regarding (i) any default by the Grantor relating to the Trust Property or any portion thereof or (ii) the failure to discharge any of the Grantor's obligations with respect to the Trust Property or any portion thereof described herein, furnish a copy of such notice to the Beneficiary.

                  SECTION 4.6. Access to Trust Property, Books and Records; Other Information. Upon request to the Grantor, the Beneficiary, its agents, accountants and attorneys shall have full and free access to visit and inspect, the Trust Property in accordance with Section 5.07 of the Credit Agreement

                  SECTION 4.7. Limitation on Liens; Transfer Restrictions. Except for the Prior Liens, the Permitted Collateral Liens and the Lien of this Deed of Trust, the Grantor may not, without the prior written consent of the Beneficiary, further mortgage, encumber, hypothecate, sell, convey or assign all or any part of the Trust Property or suffer or allow any of the foregoing to occur by operation of law or otherwise.

                  SECTION 4.8. Estoppel Certificates. The Grantor shall, from time to time, upon ten (10) days' prior written request of the Beneficiary, execute, acknowledge and deliver to the Beneficiary an Officers' Certificate stating that this Deed of Trust, the Credit Agreement and the other Credit Documents are unmodified and in full force and effect (or, if there have been modifications, that this Deed of Trust, the Credit Agreement or such other Credit Document, as applicable, is in full force and effect as modified and setting forth such modifications) and stating the date to which principal and interest have been paid on the Loans.

                  SECTION 4.9. Insurance. The Grantor shall obtain and keep in full force and effect the Insurance Policies required by the Credit Agreement pursuant to the terms thereof.

                                   ARTICLE V.

                                     LEASES

                  SECTION 5.1. Grantor's Affirmative Covenants with Respect to Leases. With respect to each Lease that is hereinafter entered into by the Grantor, the Grantor shall:

                  (i) observe and perform in all material respects all the obligations imposed upon the Landlord under such Lease;

                  (ii) promptly send copies to the Beneficiary of all notices of default which the Grantor shall send or receive thereunder; and

                  (iii) enforce all of the material terms, covenants and conditions contained in such Lease upon the part of the Tenant thereunder to be observed or performed.

         [NOTE: THIS SECTION 5.1 AND SECTION 5.2 BELOW WILL BE MODIFIED AS APPROPRIATE FOR THE MISSOURI PROPERTY SUBJECT TO AN AFFILIATE LEASE.]

                  SECTION 5.2. Grantor's Negative Covenants with Respect to Leases. With respect to each Lease that is hereinafter entered into by the Grantor, the Grantor shall not, without the prior written consent of the
Beneficiary:

                  (i) receive or collect, or permit the receipt or collection of, any Rent under such Lease more than one (1) month in advance of the respective period in respect of which such Rent is to accrue, except:

                           (A) in connection with the execution and delivery of such Lease (or of any amendment to such Lease), Rent thereunder may be collected and received in advance in an amount not in excess of one (1) month's Rent;

                           (B) the amount held by Landlord as a reasonable security deposit thereunder; and

                           (C) any amount received and collected for escalation and other charges in accordance with the terms of such Lease;

                  (ii) assign, transfer or hypothecate (other than to the Beneficiary hereunder) any Rent under such Lease whether then due or to accrue in the future or the interest of the Grantor as Landlord under such Lease;

                  (iii) enter into any amendment or modification of such Lease if the same would not comply with Section 6.02(h) of the Credit Agreement;

                  (iv) terminate (whether by exercising any contractual right of the Grantor to recapture leased space or otherwise) or permit the termination of such Lease or accept surrender of all or any portion of the space demised under such Lease prior to the end of the term thereof or accept assignment of such Lease to the Grantor unless the same would not cause a Property Material Adverse Effect or;

                  (v) waive, excuse, condone or in any manner discharge or release any Tenants of or from the obligations of such Tenants under their respective Leases or guarantors of Tenants from obligations under any guarantees of the Leases except as the same would be done by a Prudent Operator with due regard for the security afforded the Beneficiary thereby Grantor unless the same would not cause a Property Material Adverse Effect.

                                  ARTICLE VI.

                    CONCERNING ASSIGNMENT OF LEASES AND RENTS

                  SECTION 6.1. Present Assignment; License to the Grantor.
Section 2.2 of this Deed of Trust constitutes a present, absolute, effective, irrevocable and complete assignment by Grantor to Beneficiary of the Leases and Rents and the right, subject to applicable law, to collect all sums payable to Grantor thereunder and apply the same as Beneficiary may, in its sole discretion, determine to be appropriate (including the payment of reasonable costs and expenses in connection with the maintenance, operation, improvement, insurance, taxes and upkeep of the Trust Property), which is not conditioned upon Beneficiary being in possession of the Premises. The Beneficiary hereby grants to the Grantor, however, a license to collect and apply the Rents and to enforce the obligations of Tenants under the Leases. Immediately upon the occurrence of and during the continuance of any Event of Default, the license granted in the immediately preceding sentence shall cease and terminate, with or without any notice, action or proceeding or the intervention of a receiver appointed by a court.

                  SECTION 6.2. Collection of Rents by the Beneficiary.

                  (i) Any Rents receivable by the Beneficiary hereunder, after payment of all proper costs and expenses as Beneficiary may, in its sole discretion, determine to be appropriate (including the payment of reasonable costs and expenses in connection with the maintenance, operation, improvement, insurance, taxes and upkeep of the Trust Property), shall be applied in accordance with the provisions of Section 10.2 of this Deed of Trust. The Beneficiary shall be accountable to the Grantor only for Rents actually received by the Beneficiary. The collection of such Rents and the application thereof shall not cure or waive any Event of Default or waive, modify or affect notice of Event of Default or invalidate any act done pursuant to such notice.

                  (ii) The Grantor hereby irrevocably authorizes and directs Tenant under each Lease to rely upon and comply with any and all notices or demands from the Beneficiary for payment of Rents to the Beneficiary and the Grantor shall have no claim against Tenant for Rents paid by Tenant to the Beneficiary pursuant to such notice or demand.

                  SECTION 6.3. No Release. Neither this Deed of Trust nor any action or inaction on the part of the Beneficiary shall release Tenant under any Lease, any guarantor of any Lease or the Grantor from any of their respective obligations under such Leases or constitute an assumption of any such obligation on the part of the Beneficiary. No action or failure to act on the part of the Grantor shall adversely affect or limit the rights of the Beneficiary under this Deed of Trust or, through this Deed of Trust, under such Leases. Nothing contained herein shall operate or be construed to (i) obligate the Beneficiary to perform any of the terms, covenants or conditions contained in any Lease or otherwise to impose any obligation upon the Beneficiary with respect to such Lease (including, without limitation, any obligation arising out of any covenant of quiet enjoyment contained in such Lease in the event that Tenant under such Lease shall have been joined as a party defendant in any action by which the estate of such Tenant shall be terminated) or (ii) place upon the Beneficiary any responsibility for the operation, control, care, management or repair of the Premises.

                  SECTION 6.4. Irrevocable Interest. All rights, powers and privileges of the Beneficiary herein set forth are coupled with an interest and are irrevocable, subject to the terms and conditions hereof, and the Grantor shall not take any action under the Leases or otherwise which is inconsistent with this Deed of Trust or any of the terms hereof and any such action inconsistent herewith or therewith shall be void.

                  SECTION 6.5. Amendment to Leases. Each Lease, including, without limitation, all amendments, modifications, supplements, replacements, extensions and renewals thereof, shall continue to be subject to the provisions hereof without the necessity of any further act by any of the parties hereto.

                                  ARTICLE VII.

                        TAXES AND CERTAIN STATUTORY LIENS

                  SECTION 7.1. Payment of Charges. Unless and to the extent contested by the Grantor in accordance with the provisions of the Credit Agreement hereof, the Grantor shall pay and discharge, or cause to be paid and discharged, from time to time prior to same becoming delinquent, all Charges. The Grantor shall, upon the Beneficiary's request, deliver to the Beneficiary receipts evidencing the payment of all such Charges.

                  SECTION 7.2. Escrow of Taxes. From and after the occurrence of an Event of Default, at the option and upon the request of the Beneficiary, the Grantor shall deposit with the Beneficiary in an account maintained by the Beneficiary (the "Tax Escrow Fund"), on the first day of each month, an amount estimated by the Beneficiary to be equal to one-twelfth of the annual real property taxes and other annual Charges required to be discharged by the Grantor under Section 7.1 hereof. Such amounts shall be held by the Beneficiary without interest to the Grantor and applied to the payment of the obligations in respect of which such amounts were deposited, in such priority as the Beneficiary shall determine, on or before the respective dates on which such obligations or any part thereof would become delinquent. Nothing contained in this Article VII shall (i) affect any right or remedy of the Beneficiary under any provision hereof or of any statute or rule of law to pay any such amount as provided above from its own funds and to add the amount so paid, together with interest at the default rate during such time that any amount remains outstanding, to the Secured Obligations or (ii) relieve the Grantor of its obligations to make or provide for the payment of the annual real property taxes and other annual Charges required to be discharged by the Grantor under Section 7.1 hereof.

                  SECTION 7.3. Certain Statutory Liens. Unless and to the extent contested by the Grantor in accordance with the provisions of Section 6.02 (a) and (b) of the Credit Agreement, the Grantor shall timely pay, or cause to be paid, all lawful claims and demands of mechanics, materialmen, laborers, government agencies administering worker's compensation insurance, old age pensions and social security benefits and all other claims, judgments, demands or amounts of any nature which, if unpaid, might result in, or permit the creation of, a Lien on the Trust Property or any part thereof, or which might result in forfeiture of all or any part of the Trust Property.

                  SECTION 7.4. Stamp and Other Taxes. Unless and to the extent contested by the Grantor in accordance with the provisions of Article VIII hereof, the Grantor shall pay any United States documentary stamp taxes, with interest and fines and penalties, and any mortgage recording taxes, with interest and fines and penalties, that may hereafter be levied, imposed or assessed under or upon or by reason hereof or the Secured Obligations or any instrument or transaction affecting or relating to either thereof and in default thereof the Beneficiary may advance the same and the amount so advanced shall be payable by the Grantor to the Beneficiary in accordance with the provisions of
Section 11.03 of the Credit Agreement hereof.

                  SECTION 7.5. Certain Tax Law Changes. In the event of the passage after the date hereof of any law deducting from the value of real property, for the purpose of taxation, amounts in respect of any Lien thereon or changing in any way the laws for the taxation of mortgages or debts secured by mortgages for state or local purposes or the manner of the collection of any Charges, and imposing any Charges, either directly or indirectly, on this Deed of Trust or any other Loan Document, the Grantor shall promptly pay to the Beneficiary such amount or amounts as may be necessary from time to time to pay any such Charges.

                  SECTION 7.6. Proceeds of Tax Claim. In the event that the proceeds of any tax claim are paid after the Beneficiary has exercised its right to foreclose the Lien hereof, such proceeds shall be paid to the Beneficiary to satisfy any deficiency remaining after such foreclosure. The Beneficiary shall retain its interest in the proceeds of any tax claim during any redemption period. The amount of any such proceeds in excess of any deficiency claim of the Beneficiary shall in a reasonably prompt manner be released to the Grantor.

                                 ARTICLE VIII.

                             CONTESTING OF PAYMENTS

                  SECTION 8.1. Contesting of Taxes and Certain Statutory Liens. The Grantor may at its own expense contest in good faith by appropriate proceedings the validity, amount or applicability of any Charges as provided in
Section 6.02 (a), (b) and (f) of the Credit Agreement.

                                   ARTICLE IX.

                    DESTRUCTION, CONDEMNATION AND RESTORATION

                  SECTION 9.1. Destruction, Condemnation and Restoration. If there shall occur any Destruction, the Grantor shall promptly send to the Beneficiary a written notice setting forth the nature and extent of such Destruction. The proceeds of any insurance payable in respect of such Destruction are hereby assigned and shall be paid to the Beneficiary. All Net Insurance such proceeds shall constitute Net Cash Proceeds under the Credit Agreement and shall be applied in accordance with the provisions of Section 2.10 of the Credit Agreement.

                  SECTION 9.2. Condemnation. If there shall occur any Taking or the commencement of any proceeding therefor, the Grantor shall immediately notify the Beneficiary upon receiving notice of such Taking or commencement of proceedings therefor. The Beneficiary may, at its option, participate in any proceedings or negotiations which might result in any Taking, and the Grantor shall deliver or cause to be delivered to the Beneficiary all instruments requested by it to permit such participation. The Beneficiary may be represented by counsel satisfactory to it at the expense of the Grantor in connection with any such participation. The Grantor shall pay all reasonable fees, costs and expenses incurred by the Beneficiary in connection with any Taking and in seeking and obtaining any award or payment on account thereof. Any proceeds, award or payment in respect of any Taking are herby assigned and shall be paid to the Beneficiary. The Grantor shall take all steps necessary to notify the condemning authority of such assignment. All such proceeds shall constitute Net Cash Proceeds under the Credit Agreement and shall be applied in accordance with the provisions of Section 2.10 of the Credit Agreement.

                  SECTION 9.3. Restoration. In the event the Grantor is permitted or required to perform any Restoration in accordance with the provisions of Section 2.10 of the Credit Agreement, the proceeds of any award payable in respect of a Destruction or a Taking shall constitute Net Cash Proceeds and the Beneficiary shall release such Proceeds to the Grantor in compliance with the applicable provisions of Section 2.10 of the Credit Agreement, and the Grantor shall complete the restoration in accordance with provisions of Section 2.10 of the Credit Agreement. In the event there shall be any surplus after the application of such proceeds to the Restoration of the Improvements, such surplus should be applied as Net Cash Proceeds in accordance with Section 2.10 (e)(iii) of the Credit Agreement.

                                   ARTICLE X.

                         EVENTS OF DEFAULT AND REMEDIES

                  SECTION 10.1. Events of Default. It shall be an Event of Default hereunder if there shall have occurred and be continuing an Event of Default under the Credit Agreement.

                  SECTION 10.2. Performance of Defaulted Acts. From and after the occurrence and during the continuance of an Event of Default, Beneficiary may, but need not, make any payment or perform any act herein required of Grantor or required in order for there to be compliance with the terms herein or any other Loan Document, in any form and manner deemed expedient or desirable, including, without limitation, making full or partial payments for principal or interest on prior encumbrances (if any), service, utility or maintenance charges, or insurance premium, curing the default of the landlord under a Lease, and purchasing, discharging, compromising or settling any tax lien or other prior lien or title or claim thereof, or redeeming from any tax sale or forfeiture affecting the Trust Property or contesting any tax assessment. All moneys paid for any of the purposes herein authorized and all expenses paid or incurred in connection therewith, including reasonable attorneys' fees, shall be so much additional Secured Obligations, shall accrue interest at the Default Rate, and together with such interest, shall become immediately due and payable without notice. Inaction of Beneficiary shall never be considered as a waiver of any right accruing to any of them hereunder or under any of the other Loan Documents on account of any default on the part of Grantor. Beneficiary making any payment hereby authorized relating to taxes, assessments, insurance premiums, or service or utility charges, may do so according to any bill, statement or estimate procured from the appropriate public office or entity, without inquiry into the accuracy of such bill, statement or estimate or into the validity of any tax, assessment, sale, forfeiture, tax lien, title, claim premium or charge thereof.

                  SECTION 10.3. Rights and Remedies In Case of Event of Default. Upon the occurrence and during the continuance of any Event of Default, Trustee or Beneficiary may exercise any one or more of the following rights and remedies:

                  (i) Beneficiary may declare the entire Secured Obligations immediately due and payable, including any prepayment penalty which Grantor would be required to pay, without any presentment, demand, protest or notice of any kind.

                  (ii) Trustee shall have the right to foreclose by exercise of the power of sale contained herein, and Beneficiary shall have the right to foreclose by judicial foreclosure, in either case, in accordance with applicable law.

                  (iii) If this Deed of Trust is foreclosed by judicial procedure, Beneficiary will be entitled to seek, in accordance with and to the extent permitted by applicable law, a judgment which will provide that if the foreclosure sale proceeds are insufficient to satisfy the judgment, execution may issue for any amount by which the unpaid balance of the Secured Obligations secured by this Deed of Trust exceeds the net sale proceeds payable to Beneficiary.

                  (iv) Beneficiary shall have the right, without notice to Grantor to the extent permitted by applicable law, to take possession of the Trust Property, terminate Grantor's license to collect the Rents, and collect the Rents, including amounts past due and unpaid, and apply the net proceeds, over and above Beneficiary's costs, against the Secured Obligations. In furtherance of this right, Beneficiary may require any Tenant or other use to make payments of Rents directly to Beneficiary. If the Rents are collected by Beneficiary, then Grantor irrevocably designates Beneficiary as Grantor's attorney in fact to endorse instruments received in payment thereof in the name of Grantor and to negotiate the same and collect the proceeds. Payments by Tenants or other users to Beneficiary in response to Beneficiary's demand shall satisfy the obligation for which the payments are made, whether or not any proper grounds for the demand existed. Beneficiary may exercise its rights under this sub-section either in person, by agent or through a receiver.

                  SECTION 10.4. Foreclosure by Power of Sale. Should Beneficiary elect to foreclose by exercise of the power of sale contained herein, Beneficiary shall notify Trustee and shall, if required, deposit with Trustee the original or a certified copy of this Deed of Trust and such other documents, receipts and evidences of expenditures made and secured hereby as Trustee may require

                  (i) Upon receipt of such notice from Beneficiary, Trustee shall cause to be recorded and delivered to Grantor such notice of default as may then be required by law. At the direction of Beneficiary, Trustee shall, without demand on Grantor, after lapse of such time as may then be required by law and after recordation of such notice of default and after notice of sale has been given as required by law, sell the Trust Property at the time and place of sale fixed by it in said notice of sale, either as a whole or in separate lots or parcels or items as Trustee shall deem expedient, and in such order as it may determine, at public auction to the highest bidder for cash in lawful money of the United States payable at the time of sale. Trustee shall deliver to the purchaser or purchasers at such sale appropriate transfer documents conveying the property so sold, but without any covenant or warranty, express or implied. The recitals in such transfer documents of any matters or facts shall be conclusive proof of the truthfulness thereof. Any person, including, without limitation, Grantor, Trustee or Beneficiary, may purchase at such sale, and Beneficiary shall be entitled for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Trust Property sold at any such public sale, to use and apply any of the Secured Obligations as a credit on account of the purchase price payable by Beneficiary at such sale. Grantor hereby covenants to warrant and defend the title of such purchaser or purchasers against every person or party whomsoever claiming or to claim the same or any part thereof, by, through or under Grantor, subject, however, to the Permitted Collateral Liens.

                  (ii) After deducting all reasonable and customary costs, fees and expenses of Trustee and of this Deed of Trust, including, without limitation, costs of evidence of title and reasonable attorneys' fees of Trustee or Beneficiary in connection with a sale as provided in Section 10.4(i) above, Trustee shall apply the proceeds of such sale: (i) to the payment of all sums expended under the terms hereof not then repaid, with accrued interest at the Default Rate; (ii) to the payment of all other sums then secured hereby; and
(iii) the remainder, if any, to the person or persons legally entitled thereto.

                  (iii) Subject to applicable law, Trustee may postpone the sale of all or any portion of the Trust Property by public announcement at the time and place of the scheduled sale, and from time to time thereafter may postpone such sale by public announcement at the time fixed by the preceding postponement or subsequent notice of sale, and without further notice may make such sale at the time fixed by the last postponement, or may, in its discretion, give a new notice of sale.

                  (iv) To the fullest extent allowed by law, Grantor hereby expressly waives any right which it may have to direct the order in which any of the Trust Property shall be sold in the event of any sale or sales pursuant to this Deed of Trust.

                  SECTION 10.5. Rescission of Notice of Default. Beneficiary may from time to time rescind any notice of default or notice of sale before any Trustee's sale as provided above, by executing and delivering to Trustee a written notice of such rescission, which such notice, when recorded, shall constitute a cancellation of any prior declaration of default and demand for sale. The exercise by Beneficiary of such right of rescission shall not constitute a waiver of any breach or Event of Default then existing or subsequently occurring, or impair the right of Beneficiary to execute and deliver to Trustee, as above provided, other declarations or notices of default to satisfy the Secured Obligations, nor otherwise affect any provision, covenant or condition of any of the Loan Documents or any of the rights, Secured Obligations or remedies of Trustee or Beneficiary hereunder or thereunder.

                  SECTION 10.6. Appointment of Receiver. If an Event of Default hereunder shall have occurred and be continuing, Beneficiary, as a matter of right and without notice to Grantor or to anyone claiming under Grantor, and without regard to the then value of the Trust Property or the interest of Grantor therein, shall have the right to apply to any court having jurisdiction to appoint a receiver or receivers of the Trust Property, or any portion thereof, and Grantor hereby irrevocably consents to such appointment and waives notice of any application therefor. Any such receiver or receivers shall have the usual powers and duties of receivers in like or similar cases and all the powers and duties of Beneficiary in case of entry as provided in Section 4.03(e) above, and shall continue as such and exercise all such powers until the date of confirmation of the sale of the Trust Property, unless such receivership is sooner terminated.

                  SECTION 10.7. Notice to Grantor. Grantor requests that a copy of any notice of default and of any notice of sale hereunder be mailed to it at its address hereinbefore set forth. Reasonable notice shall mean notice given at least ten (10) Business Days before the time of the sale or disposition by certified or registered mail.

                  SECTION 10.8. Expenses and Application of Proceeds. The costs and expenses of any Trustee's sale or other foreclosure proceedings shall include all reasonable expenditures and expenses that may be paid or incurred by or on behalf of Beneficiary or Trustee for court costs, attorneys' fees, appraisers' fees, environmental audit fees, outlays for documentary and expert evidence, stenographers' charges, publication costs, and costs of procuring abstracts of title, title searches and examinations, title insurance policies and similar data and assurances with respect to the title as Beneficiary or Trustee may deem necessary or desirable, either to pursue such sale or civil action or to evidence to bidders at any sale that may be had the true condition of the title of, or the value of, the Trust Property. All reasonable expenditures and expenses of the nature in this Section mentioned and such expenses and fees as may be incurred in the protection of the Trust Property and the maintenance of this Deed of Trust, the other Loan Documents or the Trust Property, including probate, appellate and bankruptcy proceedings, or in preparations for the commencement or defense of any action or proceeding or threatened action or proceeding, shall be immediately due and payable by Grantor, with interest thereon at the rate set forth in the Loan Documents applicable to a period when a default exists thereunder, shall be secured hereby and shall be due and payable on demand. The proceeds of any sale of the Trust Property by Trustee or through other foreclosure proceedings shall be distributed and applied in the following order of priority: first, on account of all costs and expenses incident to Trustee's sale or foreclosure proceedings, including all such items as are mentioned in this Section; second, to all other items that may under the terms hereof constitute Secured Obligations in accordance with the Credit Agreement; and third, any excess to Grantor.

                  SECTION 10.9. Rights of Receiver or Beneficiary in Possession. Upon taking possession of all or any part of the Trust Property following the occurrence and during the continuance of an Event of Default and in accordance with applicable law, a receiver or trustee may:

                  (a) Use, operate, manage, control and conduct business on the Trust Property and make expenditures for all maintenance and improvements as in its judgment are proper;

                  (b) Collect the Rents from the Trust Property and apply such sums to the expenses of use, operation and management;

                  (c) At Beneficiary's option, complete any construction in progress on the Trust Property, and in that connection pay bills, borrow funds, employ contractors and make any changes in plans or specifications as Beneficiary deems appropriate.

                  If the revenues produced by the Trust Property are insufficient to pay expenses, the receiver may borrow from Beneficiary (if Beneficiary, in its sole discretion, agrees to lend) or otherwise, or Beneficiary may borrow or advance, such sums as Beneficiary may deem necessary for the purposes stated in this Section. The amounts borrowed or advanced shall bear interest from the date of expenditure until repaid, at the Default Rate. Such sums shall become a part of the Secured Obligations and shall be payable by Grantor on demand.

                  SECTION 10.10. Attorneys' Fees; Expenses. Grantor agrees to reimburse Beneficiary for all reasonable costs, expenses, and attorneys' fees that Beneficiary incurs in connection with the realization or enforcement of any obligation or remedy contained in the Credit Agreement, this Deed of Trust or any other Loan Document, with or without litigation, including, without limitation, any reasonable costs, expenses and fees incurred: (a) in any foreclosure, trustee's sale or deed in lieu of foreclosure or trustee's sale;
(b) on appeal; (c) in any petition for review; (d) in any arbitration or mediation; (e) in any action contesting or seeking to restrain, enjoin, stay or postpone the exercise of any remedy in which Beneficiary prevails; (f) in any bankruptcy, probate, receivership or other proceeding involving Grantor; and (g) in connection with all negotiations, documentation, and other actions relating to any work-out, compromise, settlement or satisfaction of the Secured Obligations or settlement of any debt secured by this Deed of Trust or which is evidenced by the Credit Agreement or any other Loan Document. All such costs, expenses and fees shall be due and payable upon demand, shall bear interest from the date incurred through the date of collection at the Default Rate.

                  SECTION 10.11. Rights Cumulative. No remedy or right of Beneficiary shall be exclusive of, but each such remedy or right shall be in addition to, every other remedy or right now or hereafter existing at law or in equity. No delay in the exercise or omission to exercise of any remedy or right accruing on any default shall impair any such remedy or right or be construed to be a waiver of any such default or an acquiescence therein, nor shall it affect any subsequent default of the same or a different nature. Every such remedy or right may be exercised concurrently or independently, and when and as often as may be deemed expedient by Beneficiary. Grantor agrees that without affecting the liability of any person for payment of the Secured Obligations or affecting the Lien of this Deed of Trust upon the Trust Property or any part thereof, Beneficiary, pursuant to the terms of the Credit Agreement and the other Loan Documents, may at any time and from time to time, on request of Grantor, without notice to any person liable for payment of any Secured Obligations, extend the time or agree to alter the terms of payment of such indebtedness. Acceptance by Beneficiary of any payment in an amount less than the amount then due on the Secured Obligations shall be deemed an acceptance on account only, and the failure to pay the entire amount then due shall continue to be an Event of Default. At any time thereafter and until the entire amount then due on the debt has been paid, Beneficiary and the Lenders shall be entitled to exercise all rights conferred upon them in this Deed of Trust, at law or in equity, upon the occurrence of an Event of Default.

                                  ARTICLE XI.

                      SECURITY AGREEMENT AND FIXTURE FILING

                  SECTION 11.1. Security Agreement. To the extent that the Trust Property includes personal property or items of personal property which are or are to become fixtures under applicable law, this Deed of Trust shall also be construed as a security agreement under the UCC; and, upon and during the continuance of an Event of Default, the Beneficiary shall be entitled with respect to such personal property to exercise all remedies hereunder, all remedies available under the UCC with respect to fixtures and all other remedies available under applicable law. Without limiting the foregoing, such personal property may, at the Beneficiary's option, (i) be sold hereunder together with any sale of any portion of the Trust Property or otherwise, (ii) be sold pursuant to the UCC, or (iii) be dealt with by the Beneficiary in any other manner permitted under applicable law. The Beneficiary may require the Grantor to assemble such personal property and make it available to the Beneficiary at a place to be designated by the Beneficiary. The Grantor acknowledges and agrees that a disposition of the personal property in accordance with the Beneficiary's rights and remedies in respect to the Trust Property as heretofore provided is a commercially reasonable disposition thereof; provided, however, that the Beneficiary shall give the Grantor not less than ten (10) days' prior notice of the time and place of any intended disposition.

                  SECTION 11.2. Fixture Filing. To the extent that the Trust Property includes items of personal property which are or are to become fixtures under applicable law, and to the extent permitted under applicable law, the filing hereof in the real estate records of the county in which such Trust Property is located shall also operate from the time of filing as a fixture filing with respect to such Trust Property, and the following information is applicable for the purpose of such fixture filing, to wit:

   NAME AND ADDRESS OF THE DEBTOR:     NAME AND ADDRESS OF THE SECURED PARTY:

   The Grantor having the address      The Beneficiary having the address
   described in the Preamble hereof.   described in the Preamble hereof.

         THIS FINANCING STATEMENT COVERS THE FOLLOWING TYPES OR ITEMS OF
         PROPERTY:

         The Trust Property.

         This instrument covers goods or items of personal property which are or are to become fixtures upon the property.

         The name of the record owner of the Property on which such fixtures are or are to be located is the Grantor.

In addition, Grantor authorizes the Beneficiary to file appropriate financing and continuation statements under the UCC in effect in the jurisdiction in which the Trust Property is located as may be required by law in order to establish, preserve and protect the liens and security interests intended to be granted to the Beneficiary pursuant to this Deed of Trust in the Trust Property.

                                  ARTICLE XII.

                               FURTHER ASSURANCES

                  SECTION 12.1. Recording Documentation To Assure Security. The Grantor shall, forthwith after the execution and delivery hereof and thereafter, from time to time, cause this Deed of Trust and any financing statement, continuation statement or similar instrument relating to any thereof or to any property intended to be subject to the Lien hereof to be filed, registered and recorded in such manner and in such places as may be required by any present or future law in order to publish notice of and fully to protect the validity and priority thereof or the Lien hereof purported to be created upon the Trust Property and the interest and rights of the Trustee and Beneficiary therein. The Grantor shall pay or cause to be paid all taxes and fees incident to such filing, registration and recording, and all expenses incident to the preparation, execution and acknowledgment thereof, and of any instrument of further assurance, and all Federal or state stamp taxes or other taxes, duties and charges arising out of or in connection with the execution and delivery of such instruments.

                  SECTION 12.2. Further Acts. The Grantor shall, at the sole cost and expense of the Grantor, do, execute, acknowledge and deliver all and every such further acts, deeds, conveyances, mortgages, assignments, notices of assignment, transfers, financing statements, continuation statements, instruments and assurances as the Trustee or the Beneficiary shall from time to time request, which may be necessary in the judgment of the Trustee or the Beneficiary from time to time to assure, perfect, convey, assign, mortgage, transfer and confirm unto the Trustee and Beneficiary, the property and rights hereby conveyed or assigned or which the Grantor may be or may hereafter become bound to convey or assign to the Trustee or the Beneficiary or for carrying out the intention or facilitating the performance of the terms hereof or the filing, registering or recording hereof. Without limiting the generality of the foregoing, in the event that the Beneficiary desires to exercise any remedies, consensual rights or attorney-in-fact powers set forth in this Deed of Trust and determines it necessary to obtain any approvals or consents of any Governmental Authority or any other person therefor, then, upon the reasonable request of the Beneficiary, the Grantor agrees to use its best efforts to assist and aid the Beneficiary to obtain as soon as practicable any necessary approvals or consents for the exercise of any such remedies, rights and powers. In the event the Grantor shall fail after demand to execute any instrument or take any action required to be executed or taken by the Grantor under this Section 12.2, the Beneficiary may execute or take the same as the attorney-in-fact for the Grantor, such power of attorney being coupled with an interest and is irrevocable.

                  SECTION 12.3. Additional Security. Without notice to or consent of the Grantor and without impairment of the Lien and rights created by this Deed of Trust, the Beneficiary may accept (but the Grantor shall not be obligated to furnish) from the Grantor or from any other person, additional security for the Secured Obligations. Neither the giving hereof nor the acceptance of any such additional security shall prevent the Beneficiary from resorting, first, to such additional security, and, second, to the security created by this Deed of Trust without affecting the Beneficiary's Lien and rights under this Deed of Trust.

                                  ARTICLE XIII.

                                  MISCELLANEOUS

                  SECTION 13.1. Covenants To Run with the Land. All of the grants, covenants, terms, provisions and conditions in this Deed of Trust shall run with the Land and shall apply to, and bind the successors and assigns of, the Grantor. If there shall be more than one Grantor with respect to the Trust Property, the covenants and warranties hereof shall be joint and several.

                  SECTION 13.2. No Merger. The rights and estate created by this Deed of Trust shall not, under any circumstances, be held to have merged into any other estate or interest now owned or hereafter acquired by the Beneficiary unless the Beneficiary shall have consented to such merger in writing.

                  SECTION 13.3. Concerning Beneficiary.

                  (i) The Beneficiary has been appointed as Collateral Agent pursuant to the Credit Agreement. The actions of the Beneficiary hereunder are subject to the provisions of the Credit Agreement. The Beneficiary shall have the right hereunder to make demands, to give notices, to exercise or refrain from exercising any rights, and to take or refrain from taking action (including, without limitation, the release or substitution of the Trust Property), in accordance with this Deed of Trust and the Credit Agreement. The Beneficiary may employ agents and attorneys-in-fact in connection herewith and shall not be liable for the negligence or misconduct of any such agents or attorneys-in-fact selected by it in good faith. The Beneficiary may resign and a successor Beneficiary may be appointed in the manner provided in the Credit Agreement. Upon the acceptance of any appointment as the Beneficiary by a successor Beneficiary, that successor Beneficiary shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Beneficiary under this Deed of Trust, and the retiring Beneficiary shall thereupon be discharged from its duties and obligations under this Deed of Trust.

After any retiring Beneficiary's resignation, the provisions hereof shall inure to its benefit as to any actions taken or omitted to be taken by it under this Deed of Trust while it was the Beneficiary.

                  (ii) The Beneficiary shall be deemed to have exercised reasonable care in the custody and preservation of the Trust Property in its possession if such Trust Property is accorded treatment substantially equivalent to that which the Beneficiary, in its individual capacity, accords its own property consisting of similar instruments or interests, it being understood that neither the Beneficiary nor any of the Secured Parties shall have responsibility for taking any necessary steps to preserve rights against any person with respect to any Trust Property.

                  (iii) The Beneficiary shall be entitled to rely upon any written notice, statement, certificate, order or other document or any telephone message believed by it to be genuine and correct and to have been signed, sent or made by the proper person, and, with respect to all matters pertaining to this Deed of Trust and its duties hereunder, upon advice of counsel selected by it.

                  (iv) With respect to any of its rights and obligations as a Lender, the Beneficiary shall have and may exercise the same rights and powers hereunder. The term "Lenders," "Lender" or any similar terms shall, unless the context clearly otherwise indicates, include the Beneficiary in its individual capacity as a Lender. The Beneficiary may accept deposits from, lend money to, and generally engage in any kind of banking, trust or other business with the Grantor or any Affiliate of the Grantor to the same extent as if the Beneficiary were not acting as Collateral Agent.

                  (v) If any portion of the Trust Property also constitutes collateral granted to the Beneficiary under any other deed of trust, mortgage, security agreement, pledge or instrument of any type, in the event of any conflict between the provisions hereof and the provisions of such other deed of trust, mortgage, security agreement, pledge or instrument of any type in respect of such collateral, the Beneficiary, in its sole discretion, shall select which provision or provisions shall control.

                  SECTION 13.4. Beneficiary May Perform; Beneficiary Appointed Attorney-in-Fact. If the Grantor shall fail to perform any covenants contained in this Deed of Trust (including, without limitation, the Grantor's covenants to (i) pay the premiums in respect of all required insurance policies hereunder or under the Credit Agreement, (ii) pay Charges, (iii) make repairs, (iv) discharge Liens or (v) pay or perform any obligations of the Grantor under any Trust Property) or if any warranty on the part of the Grantor contained herein shall be breached, the Beneficiary may (but shall not be obligated to), after notice to Grantor, do the same or cause it to be done or remedy any such breach, and may expend funds for such purpose; provided, however, that the Beneficiary shall in no event be bound to inquire into the validity of any tax, lien, imposition or other obligation which the Grantor fails to pay or perform as and when required hereby and which the Grantor does not contest in accordance with the provisions of Article VIII hereof. Any and all amounts so expended by the Beneficiary shall be paid by the Grantor in accordance with the provisions of
Section 11.03 of the Credit Agreement. Neither the provisions of this Section
13.4 nor any action taken by the Beneficiary pursuant to the provisions of this
Section 13.4 shall prevent any such failure to observe any covenant contained in this Deed of Trust nor any breach of warranty from constituting an Event of Default. The Grantor hereby appoints the Beneficiary its attorney-in-fact, with full authority in the place and stead of the Grantor and in the name of the Grantor, or otherwise, from time to time in the Beneficiary's discretion to take any action and to execute any instrument consistent with the terms hereof and the other Loan Documents which the Beneficiary may deem necessary or advisable to accomplish the purposes hereof. The foregoing grant of authority is a power of attorney coupled with an interest and such appointment shall be irrevocable for the term hereof. The Grantor hereby ratifies all that such attorney shall lawfully do or cause to be done by virtue hereof.

                  SECTION 13.5. Continuing Security Interest; Assignment. This Deed of Trust shall create a continuing Lien on and security interest in the Trust Property and shall (i) be binding upon the Grantor, its successors and assigns and (ii) inure, together with the rights and remedies of the Trustee and Beneficiary hereunder, to the benefit of the Beneficiary for the benefit of the Secured Parties and each of their respective successors, transferees and assigns. No other persons (including, without limitation, any other creditor of any Loan Party) shall have any interest herein or any right or benefit with respect hereto. Without limiting the generality of the foregoing clause (ii), any Lender may assign or otherwise transfer any indebtedness held by it secured by this Deed of Trust to any other person, and such other person shall thereupon become vested with all the benefits in respect thereof granted to such Lender, herein or otherwise, subject, however, to the provisions of the Credit Agreement.

                  SECTION 13.6. Termination; Release. When all the Secured Obligations have been paid in full and the Commitments of the Lenders to make any Loan or to issue any Letter of Credit under the Credit Agreement shall have expired or been sooner terminated, this Deed of Trust shall terminate. Upon termination hereof or any release of the Trust Property or any portion thereof in accordance with the provisions of the Credit Agreement, the Beneficiary shall, upon the request and at the sole cost and expense of the Grantor, forthwith assign, transfer and deliver to the Grantor, against receipt and without recourse to or warranty by the Beneficiary, such of the Trust Property to be released (in the case of a release) as may be in possession of the Beneficiary and as shall not have been sold or otherwise applied pursuant to the terms hereof, and, with respect to any other Trust Property, proper documents and instruments (including UCC-3 termination statements or releases) acknowledging the termination hereof or the release of such Trust Property, as the case may be.

                  SECTION 13.7. Modification in Writing. No amendment, modification, supplement, termination or waiver of or to any provision hereof, nor consent to any departure by the Grantor therefrom, shall be effective unless the same shall be done in accordance with the terms of the Credit Agreement and unless in writing and signed by the Beneficiary. Any amendment, modification or supplement of or to any provision hereof, any waiver of any provision hereof and any consent to any departure by the Grantor from the terms of any provision hereof shall be effective only in the specific instance and for the specific purpose for which made or given. Except where notice is specifically required by this Deed of Trust or any other Loan Document, no notice to or demand on the Grantor in any case shall entitle the Grantor to any other or further notice or demand in similar or other circumstances.

                  SECTION 13.8. Notices. Unless otherwise provided herein or in the Credit Agreement, any notice or other communication herein required or permitted to be given shall be given in the manner and become effective as set forth in the Credit Agreement, if to the Grantor or the Beneficiary, addressed to it at the address set forth in the Credit Agreement, or in each case at such other address as shall be designated by such party in a written notice to the other party complying as to delivery with the terms of this Section 13.8.

                  SECTION 13.9. GOVERNING LAW; SERVICE OF PROCESS; WAIVER OF JURY TRIAL. THIS DEED OF TRUST SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE IN WHICH THE PREMISES ARE LOCATED, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS, EXCEPT TO THE EXTENT THAT THE VALIDITY OR PERFECTION OF THE SECURITY INTEREST HEREUNDER, OR REMEDIES HEREUNDER, IN RESPECT OF ANY PARTICULAR ITEM OR TYPE OF TRUST PROPERTY ARE GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN SUCH STATE. GRANTOR AGREES THAT SERVICE OF PROCESS IN ANY PROCEEDING MAY BE EFFECTED BY MAILING A COPY THEREOF BY REGISTERED OR CERTIFIED MAIL (OR ANY SUBSTANTIALLY SIMILAR FORM OF
MAIL), POSTAGE PREPAID, TO BORROWER AT ITS ADDRESS SET FORTH IN THE CREDIT AGREEMENT OR AT SUCH OTHER ADDRESS OF WHICH THE BENEFICIARY SHALL HAVE BEEN NOTIFIED PURSUANT THERETO. IF ANY AGENT APPOINTED BY GRANTOR REFUSES TO ACCEPT SERVICE, GRANTOR HEREBY AGREES THAT SERVICE UPON IT BY MAIL SHALL CONSTITUTE SUFFICIENT NOTICE. NOTHING HEREIN SHALL AFFECT THE RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT OF BENEFICIARY TO BRING PROCEEDINGS AGAINST GRANTOR IN THE COURTS OF ANY OTHER JURISDICTION. THE GRANTOR HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS DEED OF TRUST OR THE TRANSACTIONS CONTEMPLATED HEREBY.

                  SECTION 13.10. Severability of Provisions. Any provision hereof which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

                  SECTION 13.11. Limitation on Interest Payable. It is the intention of the parties to conform strictly to the usury laws, whether state or Federal, that are applicable to the transaction of which this Deed of Trust is a part. All agreements between the Grantor and the Beneficiary whether now existing or hereafter arising and whether oral or written, are hereby expressly limited so that in no contingency or event whatsoever shall the amount paid or agreed to be paid by the Grantor for the use, forbearance or detention of the money to be loaned under the Credit Agreement or any other Loan Document, or for the payment or performance of any covenant or obligation contained herein or in the Credit Agreement or any other Loan Document, exceed the maximum amount permissible under applicable Federal or state usury laws. If under any circumstances whatsoever fulfillment of any such provision, at the time performance of such provision shall be due, shall involve exceeding the limit of validity prescribed by law, then the obligation to be fulfilled shall be reduced to the limit of such validity. If under any circumstances the Grantor shall have paid an amount deemed interest by applicable law, which would exceed the highest lawful rate, such amount that would be excessive interest under applicable usury laws shall be applied to the reduction of the principal amount owing in respect of the Secured Obligations and not to the payment of interest, or if such excessive interest exceeds the unpaid balance of principal and any other amounts due hereunder, the excess shall be refunded to the Grantor. All sums paid or agreed to be paid for the use, forbearance or detention of the principal under any extension of credit by the Beneficiary shall, to the extent permitted by applicable law, and to the extent necessary to preclude exceeding the limit of validity prescribed by law, be amortized, prorated, allocated and spread from the date hereof until payment in full of the Secured Obligations so that the actual rate of interest on account of such principal amounts is uniform throughout the term hereof.

                  SECTION 13.12. Business Days. In the event any time period or any date provided in this Deed of Trust ends or falls on a day other than a Business Day, then such time period shall be deemed to end and such date shall be deemed to fall on the next succeeding Business Day, and performance herein may be made on such Business Day, with the same force and effect as if made on such other day.

                  SECTION 13.13. Relationship. The relationship of the Beneficiary to the Grantor hereunder is strictly and solely that of lender and borrower and grantor and beneficiary and nothing contained in the Credit Agreement, this Deed of Trust or any other document or instrument now existing and delivered in connection therewith or otherwise in connection with the Secured Obligations is intended to create, or shall in any event or under any circumstance be construed as creating a partnership, joint venture, tenancy-in-common, joint tenancy or other relationship of any nature whatsoever between the Beneficiary and the Grantor other than as lender and borrower and grantor and beneficiary.

                  SECTION 13.14. Waiver of Stay.

                  (i) The Grantor agrees that in the event that the Grantor or any property or assets of the Grantor shall hereafter become the subject of a voluntary or involuntary proceeding under the Bankruptcy Code or the Grantor shall otherwise be a party to any Federal or state bankruptcy, insolvency, moratorium or similar proceeding to which the provisions relating to the automatic stay under Section 362 of the Bankruptcy Code or any similar provision in any such law is applicable, then, in any such case, whether or not the Beneficiary has commenced foreclosure proceedings under this Deed of Trust, the Beneficiary shall be entitled to relief from any such automatic stay as it relates to the exercise of any of the rights and remedies (including, without limitation, any foreclosure proceedings) available to the Beneficiary as provided in this Deed of Trust or in any other Security Document.

                  (ii) The Beneficiary shall have the right to petition or move any court having jurisdiction over any proceeding described in Section
13.14 hereof for the purposes provided therein, and the Grantor agrees (i) not to oppose any such petition or motion and (ii) at the Grantor's sole cost and expense, to assist and cooperate with the Beneficiary, as may be requested by the Beneficiary from time to time, in obtaining any relief requested by the Beneficiary, including, without limitation, by filing any such petitions, supplemental petitions, requests for relief, documents, instruments or other items from time to time requested by the Beneficiary or any such court.

                  SECTION 13.15. No Credit for Payment of Taxes or Impositions. The Grantor shall not be entitled to any credit against the principal, premium, if any, or interest payable under the Credit Agreement, and the Grantor shall not be entitled to any credit against any other sums which may become payable under the terms thereof or hereof, by reason of the payment of any Charge on the Trust Property or any part thereof.

                  SECTION 13.16. No Claims Against the Beneficiary. Nothing contained in this Deed of Trust shall constitute any consent or request by the Beneficiary, express or implied, for the performance of any labor or services or the furnishing of any materials or other property in respect of the Premises or any part thereof, nor as giving the Grantor any right, power or authority to contract for or permit the performance of any labor or services or the furnishing of any materials or other property in such fashion as would permit the making of any claim against the Beneficiary in respect thereof or any claim that any Lien based on the performance of such labor or services or the furnishing of any such materials or other property is prior to the Lien hereof.

                  SECTION 13.17. Obligations Absolute. All obligations of the Grantor hereunder shall be absolute and unconditional irrespective of:

                  (i) any bankruptcy, insolvency, reorganization, arrangement, readjustment, composition, liquidation or the like of the Grantor or any other Obligor;

                  (ii) any lack of validity or enforceability of the Credit Agreement, any Letter of Credit, any other Loan Document, or any other agreement or instrument relating thereto;

                  (iii) any change in the time, manner or place of payment of, or in any other term of, all or any of the Secured Obligations, or any other amendment or waiver of or any consent to any departure from the Credit Agreement, any Letter of Credit, any other Loan Document, or any other agreement or instrument relating thereto;

                  (iv) any exchange, release or non-perfection of any other Collateral, or any release or amendment or waiver of or consent to any departure from any guarantee, for all or any of the Secured Obligations;

                  (v) any exercise or non-exercise, or any waiver of any right, remedy, power or privilege under or in respect hereof or any other Loan Document except as specifically set forth in a waiver granted pursuant to the provisions of Section 13.17 hereof; or

                  (vi) any other circumstances which might otherwise constitute a defense available to, or a discharge of, the Grantor.

                  SECTION 13.18. Beneficiary's Right To Sever Indebtedness.

                  (i) The Grantor acknowledges that (A) the Trust Property does not constitute the sole source of security for the payment and performance of the Secured Obligations and that the Secured Obligations are also secured by property of the Grantor and its Affiliates in other jurisdictions (all such property, collectively, the "Collateral"), (B) the number of such jurisdictions and the nature of the transaction of which this instrument is a part are such that it would have been impracticable for the parties to allocate to each item of Collateral a specific loan amount and to execute in respect of such item a separate credit agreement and (C) the Grantor intends that the Beneficiary have the same rights with respect to the Trust Property, in foreclosure or otherwise, that the Beneficiary would have had if each item of Collateral had been secured, mortgaged or pledged pursuant to a separate credit agreement, deed of trust or security instrument. In furtherance of such intent, the Grantor agrees that the Beneficiary may at any time by notice (an "Allocation Notice") to the Grantor allocate a portion (the "Allocated Indebtedness") of the Secured Obligations to the Trust Property and sever from the remaining Secured Obligations the Allocated Indebtedness. From and after the giving of an Allocation Notice with respect to the Trust Property, the Secured Obligations hereunder shall be limited to the extent set forth in the Allocation Notice and (as so limited) shall, for all purposes, be construed as a separate loan obligation of the Grantor unrelated to the other transactions contemplated by the Credit Agreement, any other Loan Document or any document related to any thereof. To the extent that the proceeds on any foreclosure of the Trust Property shall exceed the Allocated Indebtedness, such proceeds shall belong to the Grantor and shall not be available hereunder to satisfy any Secured Obligations of the Grantor other than the Allocated Indebtedness. In any action or proceeding to foreclose the Lien hereof or in connection with any power of sale, foreclosure or other remedy exercised under this Deed of Trust commenced after the giving by the Beneficiary of an Allocation Notice, the Allocation Notice shall be conclusive proof of the limits of the Secured Obligations hereby secured, and the Grantor may introduce, by way of defense or counterclaim, evidence thereof in any such action or proceeding. Notwithstanding any provision of this Section 13.18, the proceeds received by the Beneficiary pursuant to this Deed of Trust shall be applied by the Beneficiary in accordance with the provisions of Section 10.3(iii) hereof.

                  (ii) The Grantor hereby waives to the greatest extent permitted under law the right to a discharge of any of the Secured Obligations under any statute or rule of law now or hereafter in effect which provides that foreclosure of the Lien hereof or other remedy exercised under this Deed of Trust constitutes the exclusive means for satisfaction of the Secured Obligations or which makes unavailable a deficiency judgment or any subsequent remedy because the Beneficiary elected to proceed with a power of sale foreclosure or such other remedy or because of any failure by the Beneficiary to comply with laws that prescribe conditions to the entitlement to a deficiency judgment. In the event that, notwithstanding the foregoing waiver, any court shall for any reason hold that the Beneficiary is not entitled to a deficiency judgment, the Grantor shall not (A) introduce in any other jurisdiction such judgment as a defense to enforcement against the Grantor of any remedy in the Credit Agreement or any other Loan Document or (B) seek to have such judgment recognized or entered in any other jurisdiction, and any such judgment shall in all events be limited in application only to the state or jurisdiction where rendered.

                  (iii) In the event any instrument in addition to the Allocation Notice is necessary to effectuate the provisions of this Section 13.18, including, without limitation, any amendment to this Deed of Trust, any substitute promissory note or affidavit or certificate of any kind, the Beneficiary may execute, deliver or record such instrument as the attorney-in-fact of the Grantor. Such power of attorney is coupled with an interest and is irrevocable.

                  (iv) Notwithstanding anything set forth herein to the contrary, the provisions of this Section 14.20 shall be effective only to the maximum extent permitted by law.

                  SECTION 13.19. Last Dollars Secured. This Deed of Trust secures only a portion of the Indebtedness owing or which may become owing by the Grantor. The parties agree that any payments or repayments of such Indebtedness by the Grantor shall be deemed to be applied first to the portion of the Indebtedness that is not secured hereby, it being the parties' intent that the portion of the Indebtedness last remaining unpaid shall be secured thereby.

                [REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

                  IN WITNESS WHEREOF, the Grantor has caused this Deed of Trust to be duly executed and delivered under seal the day and year first above written.

                                       [               ]

                                        By: _________________________
                                            Name:
                                            Title:

                [local counsel to confirm signature requirements

                                 ACKNOWLEDGMENT

State of _________________  )
                            ) ss.:
County of ________________  )

              [Local counsel to provide appropriate acknowledgment]

                         Schedule A - Legal Description

                           [to come from title policy]

                                   Schedule B

Each of the liens and other encumbrances excepted as being prior to the Lien hereof as set forth in Schedule B to the marked [Pro Forma Policy] issued by [Title Insurance Company], dated as of the date hereof and delivered to Collateral Agent on the date hereof, bearing [Title Insurance Company] reference number [Title Number] relating to the real property described in Schedule A attached hereto.

                                                                     EXHIBIT J-2

  [The aggregate maximum principal amount of indebtedness that may be secured
                               hereby is $[    ].](1)

================================================================================

                  LEASEHOLD MORTGAGE, ASSIGNMENT OF LEASES AND
                                     RENTS,
                     SECURITY AGREEMENT AND FIXTURE FILING
                                       BY
                                    [    ],
                                 as Mortgagor,
                                       TO
                            UBS AG, STAMFORD BRANCH,
                              as Collateral Agent,
                                   Mortgagee
                            ------------------------
                            Dated as of [    ], 2004
                            Relating to Premises in:
                                     [    ]
================================================================================
               This instrument prepared by and, after recording,
                               please return to:

                             Holly Gladstone, Esq.
                              Latham & Watkins LLP
                          885 Third Avenue, Suite 1000
                               New York, NY 10022
                              -------------------

------------------------

(1)      TO BE INCLUDED ONLY IN MORTGAGE RECORDING TAX STATES.

                                TABLE OF CONTENTS

                                                                                                             Page
                                                                                                             ----
PREAMBLE.............................................................................................          1

RECITALS.............................................................................................          1

AGREEMENT............................................................................................          2

                                                   ARTICLE I.

                                         DEFINITIONS AND INTERPRETATION

SECTION 1.1.          Definitions....................................................................          2
SECTION 1.2.          Interpretation.................................................................          7
SECTION 1.3.          Resolution of Drafting Ambiguities.............................................          7

                                                  ARTICLE II.

                                         GRANTS AND SECURED OBLIGATIONS

SECTION 2.1.          Grant of Mortgaged Property....................................................          8
SECTION 2.2.          Assignment of Leases and Rents.................................................          9
SECTION 2.3.          Secured Obligations............................................................          9
SECTION 2.4.          Future Advances................................................................          9
SECTION 2.5.          No Release.....................................................................          9

                                                  ARTICLE III.

                                  REPRESENTATIONS AND WARRANTIES OF MORTGAGOR

SECTION 3.1.          Authority and Validity.........................................................         10
SECTION 3.2.          Warranty of Title..............................................................         10
SECTION 3.3.          Condition of Mortgaged Property................................................         10
SECTION 3.4.          Leases.........................................................................         12
SECTION 3.5.          Charges........................................................................         12
SECTION 3.6.          Benefit to the Mortgagor.......................................................         12
SECTION 3.7.          Mortgaged Lease................................................................         12
SECTION 3.8.          Treatment of Mortgaged Lease in Bankruptcy.....................................         14
SECTION 3.9.          Rejection of Mortgaged Lease by Landlord.......................................         15
SECTION 3.10.         Assignment of Claims to Mortgagee..............................................         15
SECTION 3.11.         New Lease Issued to Mortgagee..................................................         16

                                                                                                             Page
                                                                                                             ----

                                                  ARTICLE IV.

                                         CERTAIN COVENANTS OF MORTGAGOR

SECTION 4.1.          Payment........................................................................         16
SECTION 4.2.          Preservation of Existence......................................................         16
SECTION 4.3.          Title..........................................................................         16
SECTION 4.4.          Maintenance and Use of Mortgaged Property; Alterations.........................         17
SECTION 4.5.          Notices Regarding Certain Defaults.............................................         17
SECTION 4.6.          Access to Mortgaged Property, Books and Records; Other Information.............         17
SECTION 4.7.          Limitation on Liens; Transfer Restrictions.....................................         18
SECTION 4.8.          Estoppel Certificates..........................................................         18
SECTION 4.9.          Insurance......................................................................         18

                                                   ARTICLE V.

                                                OCCUPANCY LEASES

SECTION 5.1.          Mortgagor's Affirmative Covenants with Respect to Leases.......................         18
SECTION 5.2.          Mortgagor's Negative Covenants with Respect to Leases..........................         18

                                                  ARTICLE VI.

                                   CONCERNING ASSIGNMENT OF LEASES AND RENTS

SECTION 6.1.          Present Assignment; License to the Mortgagor...................................         19
SECTION 6.2.          Collection of Rents by the Mortgagee...........................................         20
SECTION 6.3.          No Release.....................................................................         20
SECTION 6.4.          Irrevocable Interest...........................................................         20
SECTION 6.5.          Amendment to Leases............................................................         20


                                                  ARTICLE VII.

                                       TAXES AND CERTAIN STATUTORY LIENS

SECTION 7.1.          Payment of Charges.............................................................         21
SECTION 7.2.          Escrow of Taxes................................................................         21
SECTION 7.3.          Certain Statutory Liens........................................................         21
SECTION 7.4.          Stamp and Other Taxes..........................................................         21
SECTION 7.5.          Certain Tax Law Changes........................................................         22
SECTION 7.6.          Proceeds of Tax Claim..........................................................         22

                                                                                                             Page
                                                                                                             ----

                                                 ARTICLE VIII.

                                             CONTESTING OF PAYMENTS
SECTION 8.1.          Contesting of Taxes and Certain Statutory Liens................................         22

                                                  ARTICLE IX.

                                   DESTRUCTION, CONDEMNATION AND RESTORATION

SECTION 9.1.          Destruction, Condemnation and Restoration......................................         22
SECTION 9.2.          Condemnation...................................................................         22
SECTION 9.3.          Restoration....................................................................         23

                                                   ARTICLE X.

                                         EVENTS OF DEFAULT AND REMEDIES

SECTION 10.1.         Events of Default..............................................................         23
SECTION 10.2.         Remedies in Case of an Event of Default........................................         23
SECTION 10.3.         Sale of Mortgaged Property if Event of Default Occurs; Proceeds of Sale........         24
SECTION 10.4.         Additional Remedies in Case of an Event of Default.............................         25
SECTION 10.5.         Legal Proceedings After an Event of Default....................................         26
SECTION 10.6.         Remedies Not Exclusive.........................................................         27

                                                  ARTICLE XI.

                                     SECURITY AGREEMENT AND FIXTURE FILING

SECTION 11.1.         Security Agreement.............................................................         27
SECTION 11.2.         Fixture Filing.................................................................         28

                                                  ARTICLE XII.

                                               FURTHER ASSURANCES

SECTION 12.1.         Recording Documentation To Assure Security.....................................         28
SECTION 12.2.         Further Acts...................................................................         29
SECTION 12.3.         Additional Security............................................................         29

                                                 ARTICLE XIII.

                                                 MISCELLANEOUS

SECTION 13.1.         Covenants To Run with the Land.................................................         30

                                                                                                             Page
                                                                                                             ----
SECTION 13.2.         No Merger......................................................................         30
SECTION 13.3.         Concerning Mortgagee...........................................................         30
SECTION 13.4.         Mortgagee May Perform; Mortgagee Appointed Attorney-in-Fact....................         31
SECTION 13.5.         Continuing Security Interest; Assignment.......................................         31
SECTION 13.6.         Termination; Release...........................................................         32
SECTION 13.7.         Modification in Writing........................................................         32
SECTION 13.8.         Notices........................................................................         32
SECTION 13.9.         GOVERNING LAW; SERVICE OF PROCESS; WAIVER OF JURY TRIAL........................         32
SECTION 13.10.        Severability of Provisions.....................................................         33
SECTION 13.11.        Limitation on Interest Payable.................................................         33
SECTION 13.12.        Business Days..................................................................         33
SECTION 13.13.        Relationship...................................................................         34
SECTION 13.14.        Waiver of Stay.................................................................         34
SECTION 13.15.        No Credit for Payment of Taxes or Impositions..................................         34
SECTION 13.16.        No Claims Against the Mortgagee................................................         34
SECTION 13.17.        Obligations Absolute...........................................................         35
SECTION 13.18.        Mortgagee's Right To Sever Indebtedness........................................         35
SECTION 13.19.        Last Dollars Secured...........................................................         36

SIGNATURE

ACKNOWLEDGMENTS

SCHEDULE A            Legal Description
SCHEDULE B            Prior Liens

          LEASEHOLD MORTGAGE, ASSIGNMENT OF LEASES AND RENTS, SECURITY
                          AGREEMENT AND FIXTURE FILING

                  LEASEHOLD MORTGAGE, ASSIGNMENT OF LEASES AND RENTS, SECURITY

AGREEMENT AND FIXTURE FILING (the "Mortgage"), dated as of [   ], 2004, made
by [     ], a [state type and jurisdiction of entity] having an office at [   ],
as mortgagor, assignor and debtor (in such capacities and together with any successors in such capacities, the "Mortgagor"), in favor of UBS AG, STAMFORD BRANCH, a Swiss banking corporation having an office at 677 Washington Boulevard, Stamford, Connecticut, 06901, in its capacity as collateral agent for Secured Parties (as hereinafter defined), as mortgagee, assignee and secured party (in such capacities and together with any successors in such capacities, the "Mortgagee").

                               R E C I T A L S :

                  A. Pursuant to that certain credit agreement, dated as of February 13, 2004 (as amended, amended and restated, supplemented or otherwise modified from time to time, the "Credit Agreement"), among Ionics, Incorporated, as borrower (the "Borrower"), [the Mortgagor and] the [other] Subsidiary Guarantors (such term and each other capitalized term used and not defined herein having the meaning given to it in Article I), the Lenders, UBS Securities LLC, as Lead Arranger, Sole Bookmanager and Documentation Agent, UBS AG, Stamford Branch, as Administrative Agent and Collateral Agent, UBS Loan Finance LLC, as Swingline Lender, Fleet Securities, Inc. and Banc of America, N.A., as Syndication Agents, Wachovia Bank, N.A. and General Electric Capital Corporation, as Co-Documentation Agents, and HSBC Bank USA, as Issuing Bank, the Lenders have agreed to make to or for the account of the Borrower certain Loans and issue certain Letters of Credit.

                  B. It is contemplated that the Borrower or one or more of the Subsidiary Guarantors may pursuant to the provisions of the Credit Agreement enter into one or more agreements with one or more of the Lenders or their respective Affiliates with respect to the Loans ("Hedging Agreements") designed to alter the risks arising from the fluctuations in interest rates, currency values or commodity prices with respect to the Loans under the Credit Agreement (all obligations of the Borrower or the Subsidiary Guarantors now existing or hereafter arising under such Hedging Agreements, collectively, the "Hedging Obligations").

                  [C.      The Borrower owns, directly or through its
Subsidiaries, all of the issued and outstanding shares of the Mortgagor.]

                  [D.      The Mortgagor has, pursuant to Article VII of the
Credit Agreement, among other things, guaranteed (the "Guarantee") the obligations of the Borrower under the Credit Agreement and the other Loan Documents.]

                  [E.      The Mortgagor will receive substantial benefits from
the execution, delivery and performance of the Loan Documents and is, therefore, willing to enter into this Mortgage.]

                  F. Mortgagor is the owner and holder of the tenant's interest under that certain [Lease dated as of ____________] (as amended, restated, renewed or extended from time to time in accordance with the
provisions of this Leasehold Mortgage, the "Mortgaged Lease"), between [   ], as
landlord, and Mortgagor, as tenant, which affects the Premises (hereinafter defined). A memorandum of lease relating to the Mortgaged Lease was recorded on ________ at Book ____, Page ____, in the real property records of [______ County, ______].

                  G. It is a condition to the obligations of the Lenders to make the Loans under the Credit Agreement and issue the Letters of Credit that the Mortgagor execute and deliver the applicable Loan Documents, including this Mortgage.

                  H. This Mortgage is given by the Mortgagor in favor of the Mortgagee for its benefit and the benefit of the other Secured Parties to secure the payment and performance of all of the Secured Obligations.

                               A G R E E M E N T :

                  NOW THEREFORE, in consideration of the foregoing premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Mortgagor hereby covenants and agrees with the Mortgagee as follows:

                                   ARTICLE I.

                         DEFINITIONS AND INTERPRETATION

                  SECTION 1.1. Definitions. (a) Capitalized terms used but not otherwise defined herein that are defined in the Credit Agreement shall have the meanings given to them in the Credit Agreement, including the following:

                  "Administrative Agent"; "Affiliate"; "Agent"; "Business Day"; "Commitment"; "Environmental Law"; "Event of Default"; "GAAP"; "Hazardous Materials"; "Letter of Credit"; "Lenders"; "Lien"; "Loan Documents"; "Loan Parties"; "Loans"; "Net Cash Proceeds"; "Notes"; "Officers' Certificate"; "person"; "Secured Parties"; "Security Agreement"; "Security Documents"; "Subsidiary" and "Subsidiary Guarantors".

                  (b) The following terms in this Mortgage shall have the following meanings:

                  "Allocated Indebtedness" shall have the meaning assigned to such term in Section 13.18(i) hereof.

                  "Allocation Notice" shall have the meaning assigned to such term in Section 13.18(i) hereof.

                  "Alterations" shall mean any and all alterations, installations, improvements, additions, modifications or changes of a structural nature.

                  "Charges" shall mean any and all real estate, property and other taxes, assessments and special assessments, levies, fees, all water and sewer rents and charges and all other governmental charges imposed upon or assessed against, and all claims (including, without limitation, claims for landlords', carriers', mechanics', workmens', repairmens', laborers', materialmens', suppliers' and warehousemens' Liens and other claims arising by operation of law) against, all or any portion of the Mortgaged Property.

                  "Collateral" shall have the meaning assigned to such term in
Section 13.18(i) hereof.

                  "Contested Liens" shall mean, collectively, any Liens incurred in respect of any Charges to the extent that the amounts owing in respect thereof are not yet delinquent or are being contested and otherwise comply with the provisions of Section 8.1 hereof; provided, however, that such Liens shall in all respects be subject and subordinate in priority to the Liens and security interests created and evidenced by this Mortgage, except if and to the extent that the law or regulation creating, permitting or authorizing such Lien provides that such Lien(s) must be superior to the Liens and security interests created and evidenced hereby..

                  "Contracts" shall mean, collectively, any and all right, title and interest of the Mortgagor in and to any and all contracts and other general intangibles relating to the Mortgaged Property and all reserves, deferred payments, deposits, refunds and claims of every kind, nature or character relating thereto.

                  "Credit Agreement" shall have the meaning assigned to such term in Recital A hereof.

                  "Default Rate" shall mean the rate of interest payable during a default pursuant to the provisions of Section 2.06 of the Credit Agreement.

                  "Destruction" shall mean any and all damage to, or loss or destruction of, the Premises or any part thereof.

                  "Fixtures" shall mean all machinery, apparatus, equipment, fittings, fixtures, improvements and articles of personal property of every kind, description and nature whatsoever now or hereafter attached or affixed to the Land or any other Improvement used in connection with the use and enjoyment of the Land or any other Improvement or the maintenance or preservation thereof, which by the nature of their location thereon or attachment thereto are fixtures under the UCC or any other applicable law including, without limitation, all utility systems, fire sprinkler and security systems, drainage facilities, lighting facilities, all water, sanitary and storm sewer, drainage, electricity, steam, gas, telephone and other utility equipment and facilities, pipes, fittings and other items of every kind and description now or hereafter attached to or located on the Land which by the nature of their location thereon or attachment thereto are real property under applicable law, HVAC equipment, boilers, electronic data processing, telecommunications or computer equipment, refrigeration, electronic monitoring, water or lighting systems, power, sanitation, waste removal, elevators, maintenance or other systems or equipment.

                  "Governmental Authority" shall mean any Federal, state, local, foreign or other governmental, quasi-governmental or administrative (including self-regulatory) body, instrumentality, department, agency, authority, board, bureau, commission, office of any nature whatsoever or other subdivision thereof, or any court, tribunal, administrative hearing body, arbitration panel or other similar dispute-resolving body, whether now or hereafter in existence, or any officer or official thereof, having jurisdiction over the Mortgagor or the Mortgaged Property or any portion thereof.

                  "Improvements" shall mean all buildings, structures and other improvements of every kind or description and any and all Alterations now or hereafter located, attached or erected on the Land, including, without limitation, (i) all Fixtures, (ii) all attachments, railroad tracks, foundations, sidewalks, drives, roads, curbs, streets, ways, alleys, passages, passageways, sewer rights, parking areas, driveways, fences and walls and (iii) all materials now or hereafter located on the Land intended for the construction, reconstruction, repair, replacement, alteration, addition or improvement of or to such buildings, Fixtures, structures and improvements, all of which materials shall be deemed to be part of the Improvements immediately upon delivery thereof on the Land and to be part of the Improvements immediately upon their incorporation therein.

                  "Insurance Policies" means the insurance policies and coverages required to be maintained by the Mortgagor with respect to the Mortgaged Property pursuant to the Credit Agreement.

                  "Land" shall mean the land described in Schedule A annexed to this Mortgage.

                  "Landlord" shall mean any landlord, lessor, sublessor, franchisor, licensor or grantor, as applicable, together with their successors and assigns.

                  "Leases" shall mean, collectively, any and all interests of the Mortgagor, as Landlord, in all subleases of space, tenancies, franchise agreements, licenses, occupancy or concession agreements now existing or hereafter entered into, whether or not of record, relating in any manner to the Premises and any and all amendments, modifications, supplements, replacements, extensions and renewals of any thereof, whether now in effect or hereafter coming into effect.

                  "Mortgage" shall have the meaning assigned to such term in the Preamble hereof.

                  "Mortgaged Lease" shall have the meaning assigned to such term in Recital F hereof.

                  "Mortgaged Property" shall have the meaning assigned to such term in Section 2.1 hereof.

                  "Mortgaged Property" shall have the meaning assigned to such term in Section 2.1 hereof.

                  "Mortgagee" shall have the meaning assigned to such term in the Preamble hereof.

                  "Mortgagor" shall have the meaning assigned to such term in the Preamble hereof.

                  "Mortgagor's Interest" shall have the meaning assigned to such term in Section 2.2 hereof.

                  "Permit" shall mean any and all permits, certificates, approvals, authorizations, consents, licenses, variances, franchises or other instruments, however characterized, of any Governmental Authority (or any person acting on behalf of a Governmental Authority) now or hereafter acquired or held, together with all amendments, modifications, extensions, renewals and replacements of any thereof issued or in any way furnished in connection with the Mortgaged Property including, without limitation, building permits, certificates of occupancy, environmental certificates, industrial permits or licenses and certificates of operation.

                  "Permitted Collateral Liens" shall mean the Liens described in clause (iii) of the definition of "Permitted Collateral Liens" contained in the Credit Agreement.

                  "Premises" shall mean, collectively, the Mortgagor's leasehold interest in the Land and the Improvements, together with all of the Mortgagor's reversionary rights in and to any and all easements, rights-of-way, strips and gores of land, waters, water courses, water rights, mineral, gas and oil rights and all power, air, light and other rights, estates, titles, interests, privileges, liberties, servitudes, licenses, tenements, hereditaments and appurtenances whatsoever, in any way belonging, relating or appertaining thereto, or any part thereof, or which hereafter shall in any way belong, relate or be appurtenant thereto.

                  "Prior Liens" shall mean, collectively, the Liens identified in Schedule B annexed to this Mortgage.

                  "Proceeds" shall mean, collectively, any and all cash proceeds and noncash proceeds and shall include all (i) proceeds of the conversion, voluntary or involuntary, of any of the Mortgaged Property or any portion thereof into cash or liquidated claims, (ii) proceeds of any insurance, indemnity, warranty, guaranty or claim payable to the Mortgagee or to the Mortgagor from time to time with respect to any of the Mortgaged Property, (iii) payments (in any form whatsoever) made or due and payable to the Mortgagor from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any portion of the Mortgaged Property by any Governmental Authority (or any person acting on behalf of a Governmental Authority), (iv) products of the Mortgaged Property and (v) other amounts from time to time paid or payable under or in connection with any of the Mortgaged Property including, without limitation, refunds of real estate taxes and assessments, including interest thereon.

                  "Property Material Adverse Effect" shall mean, as of any date of determination and whether individually or in the aggregate, (a) any event, circumstance, occurrence or condition which has caused or resulted in (or would reasonably be expected to cause or result in) a material adverse effect on the business or operations of the Mortgagor as presently conducted at the Mortgaged Property; (b) any event, circumstance, occurrence or condition which has caused or resulted in (or would reasonably be expected to cause or result in) a material adverse effect on the value or utility of the Mortgaged Property; or (c) any event, circumstance, occurrence or condition which has caused or resulted in (or would reasonably be expected to cause or result in) a material adverse effect on the legality, priority or enforceability of the Lien created by this Mortgage or the rights and remedies of the Mortgagee hereunder.

                  "Prudent Operator" shall mean a prudent operator of property similar in use and configuration to the Premises and located in the locality where the Premises are located.

                  "Records" shall mean, collectively, any and all right, title and interest of the Mortgagor in and to any and all drawings, plans, specifications, file materials, operating and maintenance records, catalogues, tenant lists, correspondence, advertising materials, operating manuals, warranties, guarantees, appraisals, studies and data relating to the Mortgaged Property or the construction of any Alteration or the maintenance of any Permit.

                  "Rents" shall mean, collectively, any and all rents, additional rents, royalties, cash, guaranties, letters of credit, bonds, sureties or securities deposited under any Lease to secure performance of the Tenant's obligations thereunder, revenues, earnings, profits and income, advance rental payments, payments incident to assignment, sublease or surrender of a Lease, claims for forfeited deposits and claims for damages, now due or hereafter to become due, with respect to any Lease, any indemnification against, or reimbursement for, sums paid and costs and expenses incurred by the Mortgagor under any Lease or otherwise, and any award in the event of the bankruptcy of any Tenant under or guarantor of a Lease.

                  "Requirements of Law" shall mean, collectively, any and all requirements of any Governmental Authority including, without limitation, any and all orders, decrees, determinations, laws, treaties, ordinances, rules, regulations or similar statutes or case law.

                  "Restoration" shall mean the repair, replacement or restoration of all or any portion of the Premises after a Destruction or Taking.

                  "Secured Obligations" shall mean all obligations (whether or not constituting future advances, obligatory or otherwise) of the Mortgagor and any and all of the other Loan Parties from time to time arising under or in respect hereof or of the Credit Agreement, the Notes, the Letters of Credit, the other Loan Documents (including, without limitation, the obligations to pay principal, interest and all other charges, fees, expenses, commissions, reimbursements, premiums, indemnities and other payments related to or in respect of the obligations contained in this Mortgage, the Credit Agreement, the Notes, the Letters of Credit, the other Loan Documents, in each case whether (i) such obligations are direct or indirect, secured or unsecured, joint or several, absolute or contingent, reduced to judgment or not, liquidated or unliquidated, disputed or undisputed, legal or equitable, due or to become due whether at stated maturity, by acceleration or otherwise, (ii) arising in the regular course of business or otherwise, (iii) for payment or performance, (iv) discharged, stayed or otherwise affected by any bankruptcy, insolvency, reorganization or similar proceeding with respect to any Loan Party or any other person and/or (v) now existing or hereafter arising (including, without limitation, interest and other obligations arising or accruing after the commencement of any bankruptcy, insolvency, reorganization or similar proceeding with respect to any Loan Party or any other person, or which would have arisen or accrued but for the commencement of such proceeding, even if such obligation or the claim therefor is not enforceable or allowable in such proceeding).

                  "Taking" shall mean any taking of the Mortgaged Property or any part thereof, in or by condemnation or other eminent domain proceedings pursuant to any law, general or special, or by reason of the temporary requisition of the use or occupancy of the Mortgaged Property or any part thereof, by any Governmental Authority, civil or military.

                  "Tax Escrow Fund" shall have the meaning assigned to such term in Section 7.2 hereof.

                  "Tenant" shall mean any tenant, lessee, sublessee, franchisee, licensee, grantee or obligee, as applicable.

                  "UCC" shall mean the Uniform Commercial Code as in effect on the date hereof in the jurisdiction in which the Premises are located; provided, however, that if by reason of mandatory provisions of law, the perfection or the effect of perfection or non-perfection of the security interest in any item or portion of the Mortgaged Property is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the jurisdiction in which the Premises are located, "UCC" shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such perfection or effect of perfection or non-perfection.

                  SECTION 1.2. Interpretation. In this Mortgage, unless otherwise specified, (i) singular words include the plural and plural words include the singular, (ii) words importing any gender include the other gender,
(iii) references to any person include such person's successors and assigns and in the case of an individual, the word "successors" includes such person's heirs, devisees, legatees, executors, administrators and personal representatives, (iv) references to any statute or other law include all applicable rules, regulations and orders adopted or made thereunder and all statutes or other laws amending, consolidating or replacing the statute or law referred to, (v) the words "consent," "approve" and "agree," and derivations thereof or words of similar import, mean the prior written consent, approval or agreement of the Person in question, (vi) the words "include" and "including," and words of similar import, shall be deemed to be followed by the words "without limitation," (vii) the words "hereto," "herein," "hereof" and "hereunder," and words of similar import, refer to this Mortgage in its entirety, (viii) references to Articles, Sections, Schedules, Exhibits, subsections, paragraphs and clauses are to the Articles, Sections, Schedules, Exhibits, subsections, paragraphs and clauses hereof, (ix) the Schedules and Exhibits to this Mortgage, in each case as amended, amended and restated, supplemented or otherwise modified from time to time in accordance with the provisions hereof, are incorporated herein by reference, (x) the titles and headings of Articles, Sections, Schedules, Exhibits, subsections, paragraphs and clauses are inserted as a matter of convenience only and shall not affect the constructions of any provision hereof and (xi) all obligations of the Mortgagor hereunder shall be satisfied by the Mortgagor at the Mortgagor's sole cost and expense.

                  SECTION 1.3. Resolution of Drafting Ambiguities. The Mortgagor acknowledges and agrees that it was represented by counsel in connection with the execution and deliv-ery hereof, that it and its counsel reviewed and participated in the preparation and negotiation hereof and that any rule of construction to the effect that ambiguities are to be resolved against the drafting party (i.e., Mortgagee) shall not be employed in the interpretation hereof.

                                  ARTICLE II.

                         GRANTS AND SECURED OBLIGATIONS

                  SECTION 2.1. Grant of Mortgaged Property. The Mortgagor hereby grants, mortgages, bargains, sells, assigns, transfers and conveys to the Mortgagee, and hereby grants to the Mortgagee, a security interest in and upon all of the Mortgagor's estate, right, title and interest in, to and under the following property, whether now owned or held or hereafter acquired from time to time (collectively, the "Mortgaged Property"):

                 (i)      Mortgaged Lease;

                 (ii)     Premises;

                 (iii)    Leases;

                 (iv)     Rents;

                 (v)      Permits;

                 (vi)     Contracts;

                 (vii)    Records; and

                 (viii)   Proceeds;

                  Notwithstanding the foregoing provisions of this Section 2.1, Mortgaged Property shall not include a grant of any of the Mortgagor's right, title or interest in (i) any Contract to which the Mortgagor is a party or any of its rights or interests thereunder to the extent, but only to the extent, that such a grant would, under the terms of such Contract, result in a breach or termination of the terms of, or constitute a default under or termination of such Contract and (ii) any Permit to the extent, but only to the extent that, such grant shall constitute or result in abandonment, invalidation or rendering unenforceable any right, title or interest of the Mortgagor therein; provided, however, that at such time as any Contract or Permit described in clauses (i) and (ii) of this sentence is no longer subject to such restriction, such applicable Contract or Permit shall (without any act or delivery by any person) constitute Mortgaged Property hereunder.

TO HAVE AND TO HOLD the Mortgaged Property, together with all estate, right, title and interest of the Mortgagor and anyone claiming by, through or under the Mortgagor in and to the Mortgaged Property and all rights and appurtenances relating thereto, unto the Mortgagee, its successors and assigns, for the purpose of securing the payment and performance in full of all the Secured Obligations.

                  SECTION 2.2. Assignment of Leases and Rents. As additional security for the payment and performance in full of all the Secured Obligations and subject to the provisions of Article VI hereof, the Mortgagor absolutely, presently, unconditionally and irrevocably assigns, transfers and sets over to the Mortgagee, and grants to the Mortgagee, all of the Mortgagor's estate, right, title, interest, claim and demand, as Landlord, under any and all of the Leases including, without limitation, the following (such assigned rights, the "Mortgagor's Interest"):

                  (i) the immediate and continuing right to receive and collect Rents payable by the Tenants pursuant to the Leases;

                  (ii) all claims, rights, powers, privileges and remedies of the Mortgagor, whether provided for in the Leases or arising by statute or at law or in equity or otherwise, consequent on any failure on the part of the Tenants to perform or comply with any term of the Leases;

                  (iii) all rights to take all actions upon the happening of a default under the Leases as shall be permitted by the Leases or by law including, without limitation, the commencement, conduct and consummation of proceedings at law or in equity; and

                  (iv) the full power and authority, in the name of the Mortgagor or otherwise, to enforce, collect, receive and receipt for any and all of the foregoing and to take all other actions whatsoever which the Mortgagor, as Landlord, is or may be entitled to take under the Leases.

                  SECTION 2.3. Secured Obligations. This Mortgage secures, and the Mortgaged Property is collateral security for, the payment and performance in full when due of the Secured Obligations.

                  SECTION 2.4. Future Advances. This Mortgage shall secure future advances whenever hereafter made. The maximum aggregate amount of all advances of principal under the Credit Agreement (which advances are obligatory to the extent the conditions set forth in the Credit Agreement relating thereto
are satisfied) that may be outstanding hereunder at any time is $[   ], plus
interest thereon, collection costs, sums advanced for the payment of taxes, assessments, maintenance and repair charges, insurance premiums and any other costs incurred to protect the security encumbered hereby or the lien hereof, expenses incurred by the Mortgagee by reason of any default by the Mortgagor under the terms hereof, together with all other sums secured hereby.

                  SECTION 2.5. No Release. Nothing set forth in this Mortgage shall relieve the Mortgagor from the performance of any term, covenant, condition or agreement on the Mortgagor's part to be performed or observed under or in respect of any of the Mortgaged Property or from any liability to any Person under or in respect of any of the Mortgaged Property or shall impose any obligation on the Mortgagee or any other Secured Party to perform or observe any such term, covenant, condition or agreement on the Mortgagor's part to be so performed or observed or shall impose any liability on the Mortgagee or any other Secured Party for any act or omission on the part of the Mortgagor relating thereto or for any breach of any representation or warranty on the part of the Mortgagor contained in this Mortgage or any other Loan Document, or under or in respect of the Mortgaged Property or made in connection herewith or therewith. The obligations of the Mortgagor contained in this Section 2.5 shall survive the termination hereof and the discharge of the Mortgagor's other obligations under this Mortgage and the other Loan Documents.

                                  ARTICLE III.

                   REPRESENTATIONS AND WARRANTIES OF MORTGAGOR

                  SECTION 3.1. Authority and Validity. The Mortgagor represents and warrants that each of the representations, warranties, covenants, negative covenants and other agreements of the Mortgager (as a Loan Party) under and as contained in the Credit Agreement are hereby incorporated herein in their entirety by this reference.

                  SECTION 3.2. Warranty of Title. The Mortgagor represents and warrants that:

                  (i) it has a good and marketable title to the leasehold estate created by the Mortgaged Lease and the Landlord's interest and estate under or in respect of the Leases and good title to the interest it purports to own or hold in and to each of the Permits, the Contracts and the Records, in each case subject to no Liens, except for Prior Liens and Liens in favor of the Mortgagee pursuant to the Security Documents;

                  (ii) it has good title to the interest it purports to own or hold in and to all rights and appurtenances to or that constitute a portion of the Mortgaged Property;

                  (iii) it is in compliance in all material respects with each term, condition and provision of any obligation of the Mortgagor which is secured by the Mortgaged Property or the noncompliance with which may result in the imposition of a Lien on the Mortgaged Property; and

                  (iv) upon recordation in the official records in the county (or other applicable jurisdiction) in which the Premises are located this Mortgage will create and constitute a valid and enforceable first priority Lien on the Mortgaged Property in favor of the Collateral Agent for the benefit of the Secured Parties, and, to the extent any of the Mortgaged Property shall consist of Fixtures, a first priority security interest in the Fixtures, which first priority Lien and first priority security interest are subject only to Prior Liens.

                  SECTION 3.3. Condition of Mortgaged Property. The Mortgagor represents and warrants that:

                  (i) there has been issued and there remains in full force and effect subject to no revocation, suspension, forfeiture or modification, each and every material Permit necessary for the present use, operation and occupancy of the Premises by the Mortgagor and the conduct of its business and all required zoning, building code, land use, environmental and other similar Permits;

                  (ii) the Premises and the present use and occupancy thereof comply with all applicable zoning ordinances, building codes, land use laws, setback or other development and use requirements of Governmental Authorities and with all private restrictions and agreements affecting the Mortgaged Property whether or not recorded;

                  (iii) the Premises are served by all utilities (including, without limitation, public water and sewer systems) reasonably necessary for the present and contemplated use thereof, and all utility services are provided by public utilities and the Premises have accepted or are equipped to accept such utility services and the Mortgagor has not received notice of termination of such utility service;

                  (iv) the Mortgagor has access to the Premises from one or more fully dedicated public roads and, to the extent applicable, public or private rail or waterway, sufficient to allow the Mortgagor to conduct its business at the Premises in accordance with sound commercial practices and the Mortgagor has not received notice of termination of such access;

                  (v) the Mortgagor has not received notice of any Taking or the commencement or pendency of any action or proceeding therefor;

                  (vi) there has not occurred any Destruction of the Premises or any portion thereof as a result of any fire or other casualty which has not previously been repaired or replaced;

                  (vii) there are no disputes regarding boundary lines, location, encroachments or possession of any portions of the Mortgaged Property and no state of facts exists which could give rise to any such claim;

                  (viii) all liquid and solid waste disposal, septic and sewer systems located on the Premises are in a good and safe condition and repair and in compliance with all Requirements of Law;

                  (ix) no portion of the buildings or structures constituting the Improvements is located in an area identified by the Federal Emergency Management Agency or any successor thereto as an area having special flood hazards pursuant to the Flood Insurance Acts or, if any portion of the buildings or structures constituting the Improvements is located within such area, the Mortgagor has obtained the flood insurance prescribed in Section 5.04 of the Credit Agreement hereof;

                  (x) the Premises are assessed for real estate tax purposes as one or more wholly independent tax lot or lots, separate from any adjoining land or improvements not constituting a portion of such lot or lots, and no other land or improvement is assessed and taxed together with the Premises or any portion thereof; and

                  (xi) there are no options or rights of first refusal to purchase or acquire all or any portion of the Mortgaged Property.

                  SECTION 3.4. Leases. The Mortgagor represents and warrants that there are no Leases affecting the Premises as of the date hereof.

                  SECTION 3.5. Charges. The Mortgagor represents and warrants that all Charges imposed upon or assessed against the Mortgaged Property have been paid and discharged except to the extent such Charges constitute a Prior Lien.

                  SECTION 3.6. Benefit to the Mortgagor. The Mortgagor represents and warrants that it will receive substantial benefit as a result of the execution, delivery, and performance of the Loan Documents.](2)

                  SECTION 3.7. Mortgaged Lease. Mortgagor represents, warrants and covenants the following with respect to the Mortgaged Lease:

                  (a) (i) The Mortgaged Lease creates a valid and subsisting leasehold interest in Mortgagor, superior and paramount to all other Leases respecting the property which is demised to Mortgagor under the Mortgaged Lease except for the Leases (if any) identified as Prior Liens, (ii) the Mortgaged Lease is in full force and effect, and except for any cure obligations necessary for the assumption of the Mortgaged Lease pursuant to the United States Bankruptcy Code, to Mortgagor's best knowledge no event has occurred that, with the giving of notice or the passage of time or both, would constitute such a default or would entitle Mortgagor or any party under the Mortgaged Lease to cancel the same or otherwise avoid its obligations, (iii) the Mortgaged Lease is not subject to any defenses, offsets or counterclaims to the Mortgagor's best knowledge and there have been no renewals or extensions of or supplements, modifications or amendments to the Mortgaged Lease not previously disclosed to Mortgagee and (iv) all rent, additional rent and other sums owed by Mortgagor under the Mortgaged Lease through the date hereof have been paid.

                  (b) Except for this Mortgage or other assignments in favor of Mortgagee and that certain mortgage issued by Mortgagor on the date hereof in favor of Mortgagee, for the benefit of UBS AG, STAMFORD BRANCH, as mortgagee, in connection with the execution and delivery of the Credit Agreement, Mortgagor has not executed any as

------------------

(2) Delete Section 3.6 if the Mortgagor is the Borrower signment or pledge of the Mortgaged Lease or of Mortgagor's right, title and interest in the same, which now is in effect.

                  (c) This Mortgage conforms and complies with the terms of the Mortgaged Lease, does not constitute a violation under the Mortgaged Lease and is and at all times shall constitute a valid lien (subject only to those matters permitted by this Mortgage) on Mortgagor's interests in the Mortgaged Lease.

                  (d) Promptly after the date hereof, and again promptly after execution of any amendment to this Mortgage, Mortgagor shall notify Landlord of the execution and delivery of this Mortgage or amendment, as the case may be.

                  (e) Mortgagor hereby irrevocably delegates to Mortgagee the nonexclusive authority to exercise any or all of Mortgagor's rights, including the right to give any and all notices to Landlord under the Mortgaged Lease, whether or not Mortgagor has failed to exercise such right. Nothing in the foregoing delegation of authority shall be deemed to impose any obligation or duty upon Mortgagee. Notwithstanding such delegation of authority, Mortgagee grants Mortgagor a revocable exclusive license to exercise such authority which license may only be revoked by Mortgagee upon the occurrence and during the continuance of any Event of Default in accordance with the Credit Agreement.

                  (f) Mortgagor shall promptly notify Mortgagee in writing of any notice of default received by Mortgagor under the Mortgaged Lease or sent by Mortgagor thereunder. If for any reason Mortgagor cannot timely make any payment under the Mortgaged Lease or perform or comply with any of its obligations under the Mortgaged Lease, Mortgagor shall notify Mortgagee in sufficient time to enable Mortgagee (but Mortgagee shall not be obligated) to timely make such payments and/or to perform or comply with such other obligations. On receipt by Mortgagee from Mortgagor pursuant to this subsection 3.7(f), or from lessor under the Mortgaged Lease, of any such notice of default by, or inability to make any payment by, Mortgagor thereunder, Mortgagee may rely thereon and, after notice to Mortgagor, take such action as Mortgagee deems necessary or desirable to cure such default.

                  (g) Mortgagor shall not surrender the leasehold estate created by the Mortgaged Lease, or terminate or cancel the Mortgaged Lease prior to its current expiration date, without the prior consent of Mortgagee. Mortgagor shall not, without the prior written consent of Mortgagee, amend, modify, surrender, impair, forfeit, cancel or terminate, or permit the amendment, modification, surrender, impairment, forfeiture, cancellation or termination of, the Mortgaged Lease in whole or in part, whether or not a default shall have occurred and shall be continuing under either thereof. Any such termination, cancellation, modification, change, supplement, alteration, amendment or extension without the prior written consent contemplated by this subsection 3.7(g) shall be void and of no force or effect; provided, however, that Mortgagor shall not have any obligation to renew the Mortgaged Lease, exercise any right, if any, to renew the Mortgaged Lease or exercise any purchase option, if any, under the Mortgaged Lease.

                  (h) No release or forbearance of any of Mortgagor's obligations under the Mortgaged Lease, pursuant to the terms thereof, by agreement, operation of law or otherwise, shall release Mortgagor from any of Mortgagor's obligations under this Mortgage, including, without limitation, the performance of all of the terms, provisions, covenants, conditions and agreements contained in the Mortgaged Lease to be performed by Mortgagor thereunder; provided, however, that should the Mortgaged Lease expire in accordance with the terms thereof, this
         Section 3.7(h) shall not apply.

                  (i) The leasehold estate of Mortgagor created by the Mortgaged Lease and the estate of lessor under the Mortgaged Lease shall each at all times remain separate and apart and retain their separate identities, and no merger of the leasehold or easement estate of Mortgagor with the estate of Lessor will result with respect to Mortgagee or with respect to any purchaser acquiring the Mortgaged Property at any sale on foreclosure of the Lien of this Mortgage without the written consent of Mortgagee. In the event the Mortgagor shall acquire a fee interest or other interest in the Mortgaged Property, the Mortgagor shall execute, acknowledge and deliver all instruments requested by the Mortgagee to confirm the Lien evidenced hereby upon such fee estate or other interest

                  (j) Mortgagor covenants and agrees that the Mortgaged Lease now is and shall at all times while the Secured Obligations remain outstanding be subject in each and every respect to the terms, conditions and Lien of this Mortgage to the extent of Mortgagor's leasehold interest in the Mortgaged Lease. Mortgagor shall execute, acknowledge and deliver any instruments requested by Mortgagee to confirm the foregoing.

                  (k) Except as required by the Mortgaged Lease, Mortgagor shall not subordinate, or consent to the subordination of, the Mortgaged Lease to any mortgage or other lien encumbering Landlord's estate in the Land.

                  (l) Mortgagor's obligations under this Mortgage are independent of and in addition to Mortgagor's obligations under the Mortgaged Lease. Nothing in this mortgage shall be construed to require Mortgagor or Mortgagee to take or omit to take any action that would cause a default under the Mortgaged Lease.

                  (m) Mortgagor shall promptly notify Mortgagee after learning of the commencement of any bankruptcy, reorganization, insolvency or similar proceeding affecting Landlord or the occurrence of any event that could, with the passage of time, constitute such a proceeding. Mortgagor shall also promptly forward to Mortgagee copies of any documents, notices, summonses and other documents that Mortgagor receives in connection with Landlord's bankruptcy or related proceeding.

                  SECTION 3.8. Treatment of Mortgaged Lease in Bankruptcy. (a) If Landlord under the Mortgage Lease rejects or disaffirms, or seeks or purports to reject or disaffirm, the Mortgaged Lease pursuant to any Bankruptcy Law, then Mortgagor shall not exercise the 365(h) Election except as otherwise provided in this paragraph. To the extent permitted by law, Mortgagor shall not suffer or permit the termination of any Mortgaged Lease by exercise of the 365(h) Election or otherwise without Mortgagee's consent. Mortgagor acknowledges that be-cause the Mortgaged Lease is a primary element of Mortgagee's security for the Secured Obligations, it is not anticipated that Mortgagee would consent to termination of the Mortgaged Lease. If Mortgagor makes any 365(h) Election in violation of this Mortgage, then such 365(h) Election shall be void and of no force or effect.

                  (b) Mortgagor hereby assigns to Mortgagee the 365(h) Election with respect to the Mortgaged Lease until the Secured Obligations have been satisfied in full. Mortgagor acknowledges and agrees that the foregoing assignment of the 365(h) Election and related rights is one of the rights that Mortgagee may use at any time to protect and preserve Mortgagee's other rights and interests under this Mortgage. Mortgagor further acknowledges that exercise of the 365(h) Election in favor of terminating the Mortgaged Lease would constitute waste prohibited by this Mortgage.

                  (c) Mortgagor acknowledges that if the 365(h) Election is exercised in favor of Mortgagor's remaining in possession under the Mortgaged Lease, then Mortgagor's resulting occupancy rights, as adjusted by the effect of
Section 365 of the Bankruptcy Code, shall then be part of the Mortgaged Property and shall be subject to the lien of this Mortgage.

                  SECTION 3.9. Rejection of Mortgaged Lease by Landlord. If Landlord under the Mortgaged Lease rejects or disaffirms the Mortgaged Lease or purports or seeks to disaffirm such Mortgaged Lease pursuant to any Bankruptcy Law, then:

                  (a) Mortgagor shall remain in possession of the Premises demised under the Mortgaged Lease and shall perform all acts necessary for Mortgagor to remain in such possession for the unexpired term of such Mortgaged Lease, whether the then existing terms and provisions of such Mortgaged Lease require such acts or otherwise; and

                  (b) All the terms and provisions of this Mortgage and the lien created by this Mortgage shall remain in full force and effect and shall extend automatically to all of Mortgagor's rights and remedies arising at any time under, or pursuant to, Section 365(h) of the Bankruptcy Code, including all of Mortgagor's rights to remain in possession of the Land.

                  SECTION 3.10. Assignment of Claims to Mortgagee. Mortgagor, immediately upon learning that Landlord has failed to perform the terms and provisions under the Mortgaged Lease (including by reason of a rejection or disaffirmance or purported rejection or disaffirmance of such Mortgaged Lease pursuant to any Bankruptcy Law), shall notify Mortgagee of any such failure to perform. Mortgagor unconditionally assigns, transfers, and sets over to Mortgagee any and all Mortgaged Lease Damage Claims. This assignment constitutes a present, irrevocable, and unconditional assignment of the Mortgaged Lease Damage Claims, and shall continue in effect until the Secured Obligations have been satisfied in full. Notwithstanding the foregoing, Mortgagee grants to Mortgagor a revocable license to exercise any Mortgaged Lease Damage Claims which license may only be revoked by Mortgagee upon the occurrence and during the continuance of any Event of Default.

                  SECTION 3.11. New Lease Issued to Mortgagee. If the Mortgaged Lease is for any reason whatsoever terminated before the expiration of its term and, pursuant to any provision of the Mortgaged Lease, Mortgagee or its designee shall acquire from Landlord a new lease of the relevant leased premises, then Mortgagor shall have no right, title or interest in or to such new lease or the estate created thereby.

                                  ARTICLE IV.

                         CERTAIN COVENANTS OF MORTGAGOR

                  SECTION 4.1. Payment. The Mortgagor shall pay as and when the same shall become due, whether at its stated maturity, by acceleration or otherwise, each and every amount payable by the Mortgagor under the Loan Documents.

                  SECTION 4.2. Preservation of Existence. The Mortgagor shall preserve and maintain in full force and effect its qualification to transact business and good standing in the state in which the Mortgaged Property is located.

                  SECTION 4.3. Title. The Mortgagor shall

                  (i) (A) keep in effect all rights and appurtenances to or that constitute a part of the Mortgaged Property and (B) protect, preserve and defend its interest in the Mortgaged Property and title thereto;

                  (ii) (A) comply with each of the terms, conditions and provisions of any obligation of the Mortgagor which is secured by the Mortgaged Property or the noncompliance with which may result in the imposition of a Lien on the Mortgaged Property, subject to Sections
         6.02 (a), (b) and (e) of the Credit Agreement, (B) forever warrant and defend to the Mortgagee the Lien and security interests created and evidenced hereby and the validity and priority hereof in any action or proceeding against the claims of any and all Persons whomsoever affecting or purporting to affect the Mortgaged Property or any of the rights of the Mortgagee hereunder and (C) maintain a valid and enforceable first priority Lien on the Mortgaged Property and, to the extent any of the Mortgaged Property shall consist of Fixtures, a first priority security interest in the Mortgaged Property, which first priority Lien and security interest shall be subject only to Permitted Collateral Liens and all Prior Liens; and

                  (iii) immediately upon obtaining knowledge of the pendency of any proceedings for the eviction of the Mortgagor from the Mortgaged Property or any part thereof by paramount title or otherwise questioning the Mortgagor's right, title and interest in, to and under the Mortgaged Property as warranted in this Mortgage, or of any condition that could give rise to any such proceedings, notify the Mortgagee thereof. The Mortgagee may participate in such proceedings and the Mortgagor will deliver or cause to be delivered to the Mortgagee all instruments requested by the Mortgagee to permit such partici-pation. In any such proceedings, the Mortgagee may be represented by counsel satisfactory to the Mortgagee at the expense of the Mortgagor. If, upon the resolution of such proceedings, the Mortgagor shall suffer a loss of the Mortgaged Property or any part thereof or interest therein and title insurance proceeds shall be payable in connection therewith, such proceeds are hereby assigned to and shall be paid to the Mortgagee to be applied as Net Cash Proceeds to the payment of the Secured Obligations or otherwise in accordance with the provisions of
         Section 2.10 of the Credit Agreement.

                  SECTION 4.4. Maintenance and Use of Mortgaged Property; Alterations.

                  (i) Maintenance. The Mortgagor shall cause the representations and warranties set forth in Section 3.3 hereof to continue to be true in each and every respect except where the failure so to be true would not result in a Property Material Adverse Effect.

                  (ii) Maintenance of Premises. The Mortgagor shall not commit or suffer any waste on the Premises. The Mortgagor shall, at all times, comply with the terms of Section 5.03 of the Credit Agreement with respect to the maintenance and repair of the Premises (Mortgagor acknowledges that the Mortgaged Property is material to the conduct of its business). The Mortgagor shall not remove, demolish or alter the design or structural character of any Improvement now or hereafter erected upon all or any portion of the Premises, or permit any such removal, demolition or alteration, without the prior written consent of the Mortgagee, unless such removal, demolition, or alteration maintains or increases the current value of the Mortgaged Property and in the reasonable judgment of Mortgagor, a Prudent Operator would undertake such removal, demolition or alteration in order to improve the conduct of its business.

                  (iii) Permits. The Mortgagor shall maintain, or cause to be maintained, in full force and effect all Permits contemplated by
         Section 3.3(i) hereof. Unless and to the extent contested by the Mortgagor in accordance with the provisions of Article VIII hereof, the Mortgagor shall comply in all material respects with all requirements set forth in the Permits and all Requirements of Law applicable to all or any portion of the Mortgaged Property or the condition, use or occupancy of all or any portion thereof or any recorded deed of restriction, declaration, covenant running with the land or otherwise, now or hereafter in force.

                  (iv) Zoning. The Mortgagor shall not initiate, join in or consent to any change in the zoning or any other permitted use classification of the Premises without the prior written consent of the Mortgagee.

                  SECTION 4.5. Notices Regarding Certain Defaults. The Mortgagor shall, promptly upon receipt of any written notice regarding (i) any default by the Mortgagor relating to the Mortgaged Property or any portion thereof or (ii) the failure to discharge any of the Mortgagor's obligations with respect to the Mortgaged Property or any portion thereof described herein, furnish a copy of such notice to the Mortgagee.

                  SECTION 4.6. Access to Mortgaged Property, Books and Records; Other Information. Upon request to the Mortgagor, the Mortgagee, its agents, accountants and attorneys shall have full and free access to visit and inspect, the Mortgaged Property in accordance with Section 5.07 of the Credit Agreement

                  SECTION 4.7. Limitation on Liens; Transfer Restrictions. Except for the Prior Liens, the Permitted Collateral Liens and the Lien of this Mortgage, the Mortgagor may not, without the prior written consent of the Mortgagee, further mortgage, encumber, hypothecate, sell, convey or assign all or any part of the Mortgaged Property or suffer or allow any of the foregoing to occur by operation of law or otherwise.

                  SECTION 4.8. Estoppel Certificates. The Mortgagor shall, from time to time, upon ten (10) days' prior written request of the Mortgagee, execute, acknowledge and deliver to the Mortgagee an Officers' Certificate stating that this Mortgage, the Credit Agreement and the other Credit Documents are unmodified and in full force and effect (or, if there have been modifications, that this Mortgage, the Credit Agreement or such other Credit Document, as applicable, is in full force and effect as modified and setting forth such modifications) and stating the date to which principal and interest have been paid on the Loans.

                  SECTION 4.9. Insurance . The Mortgagor shall obtain and keep in full force and effect the Insurance Policies required by the Credit Agreement pursuant to the terms thereof.

                                   ARTICLE V.

                                OCCUPANCY LEASES

                  SECTION 5.1. Mortgagor's Affirmative Covenants with Respect to Leases. With respect to each Lease that is hereinafter entered into by Mortgagor, the Mortgagor shall:

                  (i) observe and perform in all material respects all the obligations imposed upon the Landlord under such Lease;

                  (ii) promptly send copies to the Mortgagee of all notices of default which the Mortgagor shall send or receive thereunder; and

                  (iii) enforce all of the material terms, covenants and conditions contained in such Lease upon the part of the Tenant thereunder to be observed or performed.

                  SECTION 5.2. Mortgagor's Negative Covenants with Respect to Leases. With respect to each Lease that is hereinafter entered into by Mortgagor, the Mortgagor shall not, without the prior written consent of the
Mortgagee:

                  (i) receive or collect, or permit the receipt or collection of, any Rent under such Lease more than one (1) month in advance of the respective period in respect of which such Rent is to accrue, except:

                           (A) in connection with the execution and delivery of such Lease (or of any amendment to such Lease), Rent thereunder may be collected and received in advance in an amount not in excess of one (1) month's Rent;

                           (B) the amount held by Landlord as a reasonable security deposit thereunder; and

                           (C) any amount received and collected for escalation and other charges in accordance with the terms of such Lease;

                  (ii) assign, transfer or hypothecate (other than to the Mortgagee hereunder) any Rent under such Lease whether then due or to accrue in the future or the interest of the Mortgagor as Landlord under such Lease;

                  (iii) enter into any amendment or modification of such Lease if the same would not comply with Section 6.02(h) of the Credit Agreement;

                  (iv) terminate (whether by exercising any contractual right of the Mortgagor to recapture leased space or otherwise) or permit the termination of such Lease or accept surrender of all or any portion of the space demised under such Lease prior to the end of the term thereof or accept assignment of such Lease to the Mortgagor unless the same would not cause a Property Material Adverse Effect or;

                  (v) waive, excuse, condone or in any manner discharge or release any Tenants of or from the obligations of such Tenants under their respective Leases or guarantors of Tenants from obligations under any guarantees of the Leases except as the same would be done by a Prudent Operator with due regard for the security afforded the Mortgagee thereby Mortgagor unless the same would not cause a Property Material Adverse Effect.

                                  ARTICLE VI.

                   CONCERNING ASSIGNMENT OF LEASES AND RENTS

                  SECTION 6.1. Present Assignment; License to the Mortgagor.
Section 2.2 of this Mortgage constitutes a present, absolute, effective, irrevocable and complete assignment by Mortgagor to Mortgagee of the Leases and Rents and the right, subject to applicable law, to collect all sums payable to Mortgagor thereunder and apply the same as Mortgagee may, in its sole discretion, determine to be appropriate (including the payment of reasonable costs and expenses in connection with the maintenance, operation, improvement, insurance, taxes and upkeep of the Mortgaged Property), which is not conditioned upon Mortgagee being in possession of the Premises. The Mortgagee hereby grants to the Mortgagor, however, a license to collect and apply the Rents and to enforce the obligations of Tenants under the Leases. Immediately upon the occurrence of and during the continuance of any Event of Default, the license granted in the immedi-ately preceding sentence shall cease and terminate, with or without any notice, action or proceeding or the intervention of a receiver appointed by a court.

                  SECTION 6.2. Collection of Rents by the Mortgagee.

                  (i) Any Rents receivable by the Mortgagee hereunder, after payment of all proper costs and expenses as Mortgagee may, in its sole discretion, determine to be appropriate (including the payment of reasonable costs and expenses in connection with the maintenance, operation, improvement, insurance, taxes and upkeep of the Mortgaged Property), shall be applied in accordance with the provisions of Section 10.2 of this Mortgage. The Mortgagee shall be accountable to the Mortgagor only for Rents actually received by the Mortgagee. The collection of such Rents and the application thereof shall not cure or waive any Event of Default or waive, modify or affect notice of Event of Default or invalidate any act done pursuant to such notice.

                  (ii) The Mortgagor hereby irrevocably authorizes and directs Tenant under each Lease to rely upon and comply with any and all notices or demands from the Mortgagee for payment of Rents to the Mortgagee and the Mortgagor shall have no claim against Tenant for Rents paid by Tenant to the Mortgagee pursuant to such notice or demand.

                  SECTION 6.3. No Release. Neither this Mortgage nor any action or inaction on the part of the Mortgagee shall release Tenant under any Lease, any guarantor of any Lease or the Mortgagor from any of their respective obligations under such Leases or constitute an assumption of any such obligation on the part of the Mortgagee. No action or failure to act on the part of the Mortgagor shall adversely affect or limit the rights of the Mortgagee under this Mortgage or, through this Mortgage, under such Leases. Nothing contained herein shall operate or be construed to (i) obligate the Mortgagee to perform any of the terms, covenants or conditions contained in any Lease or otherwise to impose any obligation upon the Mortgagee with respect to such Lease (including, without limitation, any obligation arising out of any covenant of quiet enjoyment contained in such Lease in the event that Tenant under such Lease shall have been joined as a party defendant in any action by which the estate of such Tenant shall be terminated) or (ii) place upon the Mortgagee any responsibility for the operation, control, care, management or repair of the Premises.

                  SECTION 6.4. Irrevocable Interest. All rights, powers and privileges of the Mortgagee herein set forth are coupled with an interest and are irrevocable, subject to the terms and conditions hereof, and the Mortgagor shall not take any action under the Leases or otherwise which is inconsistent with this Mortgage or any of the terms hereof and any such action inconsistent herewith or therewith shall be void.

                  SECTION 6.5. Amendment to Leases. Each Lease, including, without limitation, all amendments, modifications, supplements, replacements, extensions and renewals thereof, shall continue to be subject to the provisions hereof without the necessity of any further act by any of the parties hereto.

                                  ARTICLE VII.

                        TAXES AND CERTAIN STATUTORY LIENS

                  SECTION 7.1. Payment of Charges. Unless and to the extent contested by the Mortgagor in accordance with the provisions of the Credit Agreement hereof, the Mortgagor shall pay and discharge, or cause to be paid and discharged, from time to time prior to same becoming delinquent, all Charges. The Mortgagor shall, upon the Mortgagee's request, deliver to the Mortgagee receipts evidencing the payment of all such Charges.

                  SECTION 7.2. Escrow of Taxes. From and after the occurrence of an Event of Default, at the option and upon the request of the Mortgagee, the Mortgagor shall deposit with the Mortgagee in an account maintained by the Mortgagee (the "Tax Escrow Fund"), on the first day of each month, an amount estimated by the Mortgagee to be equal to one-twelfth of the annual real property taxes and other annual Charges required to be discharged by the Mortgagor under Section 7.1 hereof, provided that Mortgagor is required to pay any such Charges under the terms of the Mortgaged Lease and Mortgagor has not theretofor deposited the same with the Landlord thereunder. Such amounts shall be held by the Mortgagee without interest to the Mortgagor and applied to the payment of the obligations in respect of which such amounts were deposited, in such priority as the Mortgagee shall determine, on or before the respective dates on which such obligations or any part thereof would become delinquent. Nothing contained in this Article VII shall (i) affect any right or remedy of the Mortgagee under any provision hereof or of any statute or rule of law to pay any such amount as provided above from its own funds and to add the amount so paid, together with interest at the default rate during such time that any amount remains outstanding, to the Secured Obligations or (ii) relieve the Mortgagor of its obligations (to the extent it has obligations under the Mortgaged Lease or hereunder) to make or provide for the payment of the annual real property taxes and other annual Charges required to be discharged by the Mortgagor under Section 7.1 hereof, or (iii) require Mortgagor to deposit with Mortgagee any amount contemplated in this Section 7.2 if and so long as deposits in respect thereof are made by Mortgagor to Landlord under the Mortgaged Lease.

                  SECTION 7.3. Certain Statutory Liens. Unless and to the extent contested by the Mortgagor in accordance with the provisions of Section 6.02 (a) and (b) of the Credit Agreement, the Mortgagor shall timely pay, or cause to be paid, all lawful claims and demands of mechanics, materialmen, laborers, government agencies administering worker's compensation insurance, old age pensions and social security benefits and all other claims, judgments, demands or amounts of any nature which, if unpaid, might result in, or permit the creation of, a Lien on the Mortgaged Property or any part thereof, or which might result in forfeiture of all or any part of the Mortgaged Property.

                  SECTION 7.4. Stamp and Other Taxes. Unless and to the extent contested by the Mortgagor in accordance with the provisions of Article VIII hereof, the Mortgagor shall pay any United States documentary stamp taxes, with interest and fines and penalties, and any mortgage recording taxes, with interest and fines and penalties, that may hereafter be levied, imposed or assessed under or upon or by reason hereof or the Secured Obligations or any instrument or transaction affecting or relating to either thereof and in default thereof the Mortgagee may advance the same and the amount so advanced shall be payable by the Mortgagor to the Mortgagee in accordance with the provisions of Section
11.03 of the Credit Agreement hereof.

                  SECTION 7.5. Certain Tax Law Changes. In the event of the passage after the date hereof of any law deducting from the value of real property, for the purpose of taxation, amounts in respect of any Lien thereon or changing in any way the laws for the taxation of mortgages or debts secured by mortgages for state or local purposes or the manner of the collection of any Charges, and imposing any Charges, either directly or indirectly, on this Mortgage or any other Loan Document, the Mortgagor shall promptly pay to the Mortgagee such amount or amounts as may be necessary from time to time to pay any such Charges.

                  SECTION 7.6. Proceeds of Tax Claim. In the event that the proceeds of any tax claim are paid after the Mortgagee has exercised its right to foreclose the Lien hereof, such proceeds shall be paid to the Mortgagee to satisfy any deficiency remaining after such foreclosure. The Mortgagee shall retain its interest in the proceeds of any tax claim during any redemption period. The amount of any such proceeds in excess of any deficiency claim of the Mortgagee shall in a reasonably prompt manner be released to the Mortgagor.

                                 ARTICLE VIII.

                             CONTESTING OF PAYMENTS

                  SECTION 8.1. Contesting of Taxes and Certain Statutory Liens. The Mortgagor may at its own expense contest in good faith by appropriate proceedings the validity, amount or applicability of any Charges as provided in
Section 6.02 (a), (b) and (e) of the Credit Agreement.

                                  ARTICLE IX.

                    DESTRUCTION, CONDEMNATION AND RESTORATION

                  SECTION 9.1. Destruction, Condemnation and Restoration. If there shall occur any Destruction, the Mortgagor shall promptly send to the Mortgagee a written notice setting forth the nature and extent of such Destruction. The proceeds of any insurance payable in respect of such Destruction are hereby assigned and shall be paid to the Mortgagee. All Net Insurance such proceeds shall constitute Net Cash Proceeds under the Credit Agreement and shall be applied in accordance with the provisions of Section 2.10 of the Credit Agreement.

                  SECTION 9.2. Condemnation. If there shall occur any Taking or the commencement of any proceeding therefore, the Mortgagor shall immediately notify the Mortgagee upon receiving notice of such Taking or commencement of proceedings therefor. The Mortgagee may, at its option, participate in any proceedings or negotiations which might result in any

Taking, and the Mortgagor shall deliver or cause to be delivered to the Mortgagee all instruments requested by it to permit such participation. The Mortgagee may be represented by counsel satisfactory to it at the expense of the Mortgagor in connection with any such participation. The Mortgagor shall pay all reasonable fees, costs and expenses incurred by the Mortgagee in connection with any Taking and in seeking and obtaining any award or payment on account thereof. Any proceeds, award or payment in respect of any Taking are herby assigned and shall be paid to the Mortgagee. The Mortgagor shall take all steps necessary to notify the condemning authority of such assignment. All such proceeds shall constitute Net Cash Proceeds under the Credit Agreement and shall be applied in accordance with the provisions of Section 2.10 of the Credit Agreement.

                  SECTION 9.3. Restoration. In the event the Mortgagor is permitted or required to perform any Restoration in accordance with the provisions of Section 2.10 of the Credit Agreement, the proceeds of any award payable in respect of a Destruction or a Taking shall constitute Net Cash Proceeds and the Mortgagee shall release such Proceeds to the Mortgagor in compliance with the applicable provisions of Section 2.10 of the Credit Agreement, and the Mortgagor shall complete the restoration in accordance with provisions of Section 2.10 of the Credit Agreement. In the event there shall be any surplus after the application of such proceeds to the Restoration of the Improvements, such surplus should be applied as Net Cash Proceeds in accordance with Section 2.10 (f)(iii) of the Credit Agreement.

                                   ARTICLE X.

                         EVENTS OF DEFAULT AND REMEDIES

                  SECTION 10.1. Events of Default. It shall be an Event of Default hereunder if there shall have occurred and be continuing an Event of Default under the Credit Agreement.

                  SECTION 10.2. Remedies in Case of an Event of Default. If any Event of Default shall have occurred and be continuing, the Mortgagee may at its option, in addition to any other action permitted under this Mortgage or the Credit Agreement or by law, statute or in equity, take one or more of the following actions to the greatest extent permitted by local law:

                  (i) by written notice to the Mortgagor, declare the entire unpaid amount of the Secured Obligations to be due and payable immediately;

                  (ii) personally, or by its agents or attorneys, (A) enter into and upon and take possession of all or any part of the Premises together with the books, records and accounts of the Mortgagor relating thereto and, exclude the Mortgagor, its agents and servants wholly therefrom, (B) use, operate, manage and control the Premises and conduct the business thereof, (C) maintain and restore the Premises,
         (D) make all necessary or proper repairs, renewals and replacements and such useful Alterations thereto and thereon as the Mortgagee may deem advisable, (E) manage, lease and operate the Premises and carry on the business thereof and exercise all rights and powers of the Mortgagor with re-spect thereto either in the name of the Mortgagor or otherwise or (F) collect and receive all Rents. The Mortgagee shall be under no liability for or by reason of any such taking of possession, entry, removal or holding, operation or management except that any amounts so received by the Mortgagee shall be applied in accordance with the provisions of Section 9.03 of the Credit Agreement.

                  (iii) with or without entry, personally or by its agents or attorneys, (A) sell the Mortgaged Property and all estate, right, title and interest, claim and demand therein at one or more sales in one or more parcels, in accordance with the provisions of Section 10.3 or (B) institute and prosecute proceedings for the complete or partial foreclosure of the Lien and security interests created and evidenced hereby; or

                  (iv) take such steps to protect and enforce its rights whether by action, suit or proceeding at law or in equity for the specific performance of any covenant, condition or agreement in the Credit Agreement and the other Loan Documents, or in aid of the execution of any power granted in this Mortgage, or for any foreclosure hereunder, or for the enforcement of any other appropriate legal or equitable remedy or otherwise as the Mortgagee shall elect.

                  SECTION 10.3. Sale of Mortgaged Property if Event of Default Occurs; Proceeds of Sale.

                  (i) If any Event of Default shall have occurred and be continuing, the Mortgagee may institute an action to foreclose this Mortgage or take such other action as may be permitted and available to the Mortgagee at law or in equity for the enforcement of the Credit Agreement and realization on the Mortgaged Property and proceeds thereon through power of sale (if then available under applicable law) or to final judgment and execution thereof for the Secured Obligations, and in furtherance thereof the Mortgagee may sell the Mortgaged Property at one or more sales, as an entirety or in parcels, at such time and place, upon such terms and after such notice thereof as may be required or permitted by law or statute or in equity. The Mortgagee may execute and deliver to the purchaser at such sale a conveyance of the Mortgaged Property in fee simple and an assignment or conveyance of all the Mortgagor's Interest in the Leases and the Mortgaged Property, each of which conveyances and assignments shall contain recitals as to the Event of Default upon which the execution of the power of sale herein granted depends, and the Mortgagor hereby constitutes and appoints the Mortgagee the true and lawful attorney in fact of the Mortgagor to make any such recitals, sale, assignment and conveyance, and all of the acts of the Mortgagee as such attorney in fact are hereby ratified and confirmed. The Mortgagor agrees that such recitals shall be binding and conclusive upon the Mortgagor and that any assignment or conveyance to be made by the Mortgagee shall divest the Mortgagor of all right, title, interest, equity and right of redemption, including any statutory redemption, in and to the Mortgaged Property. The power and agency hereby granted are coupled with an interest and are irrevocable by death or dissolution, or otherwise, and are in addition to any and all other remedies which the Mortgagee may have hereunder, at law or in equity. So long as the Secured Obligations, or any part thereof, remain unpaid, the Mortgagor agrees that possession of the Mortgaged Property by the Mortgagor, or any person claiming under the Mortgagor, shall be as tenant, and, in case of a sale under power or upon foreclosure as provided in this Mortgage, the

Mortgagor and any person in possession under the Mortgagor, as to whose interest such sale was not made subject, shall, at the option of the purchaser at such sale, then become and be tenants holding over, and shall forthwith deliver possession to such purchaser, or be summarily dispossessed in accordance with the laws applicable to tenants holding over. In case of any sale under this Mortgage by virtue of the exercise of the powers herein granted, or pursuant to any order in any judicial proceeding or otherwise, the Mortgaged Property may be sold as an entirety or in separate parcels in such manner or order as the Mortgagee in its sole discretion may elect. One or more exercises of powers herein granted shall not extinguish or exhaust such powers, until the entire Mortgaged Property is sold or all amounts secured hereby are paid in full.

                  (ii) In the event of any sale made under or by virtue of this Article X, the entire principal of, and interest in respect of the Secured Obligations, if not previously due and payable, shall, at the option of the Mortgagee, immediately become due and payable, anything in this Mortgage to the contrary notwithstanding.

                  (iii) The proceeds of any sale made under or by virtue of this Article X, together with any other sums which then may be held by the Mortgagee under this Mortgage, whether under the provisions of this Article X or otherwise, shall be applied in accordance with the provisions of Section 9.03 of the Credit Agreement.

                  (iv) The Mortgagee (on behalf of any Secured Party or on its own behalf) or any Lender or any of their respective Affiliates may bid for and acquire the Mortgaged Property or any part thereof at any sale made under or by virtue of this Article X and, in lieu of paying cash therefor, may make settlement for the purchase price by crediting against the purchase price the unpaid amounts (whether or not then due) owing to the Mortgagee, or such Lender in respect of the Secured Obligations, after deducting from the sales price the expense of the sale and the reasonable costs of the action or proceedings and any other sums that the Mortgagee or such Lender is authorized to deduct under this Mortgage.

                  (v) The Mortgagee may adjourn from time to time any sale by it to be made under or by virtue hereof by announcement at the time and place appointed for such sale or for such adjourned sale or sales, and, the Mortgagee, without further notice or publication, may make such sale at the time and place to which the same shall be so adjourned.

                  (vi) If the Premises is comprised of more than one parcel of land, the Mortgagee may take any of the actions authorized by this Section
10.3 in respect of any or a number of individual parcels.

                  SECTION 10.4. Additional Remedies in Case of an Event of Default.

                  (i) The Mortgagee shall be entitled to recover judgment as aforesaid either before, after or during the pendency of any proceedings for the enforcement of the provisions hereof, and the right of the Mortgagee to recover such judgment shall not be affected by any entry or sale hereunder, or by the exercise of any other right, power or remedy for the enforcement of the provisions hereof, or the foreclosure of, or absolute conveyance pursuant to, this Mortgage. In case of proceedings against the Mortgagor in insolvency or bankruptcy or any proceed-ings for its reorganization or involving the liquidation of its assets, the Mortgagee shall be entitled to prove the whole amount of principal and interest and other payments, charges and costs due in respect of the Secured Obligations to the full amount thereof without deducting therefrom any proceeds obtained from the sale of the whole or any part of the Mortgaged Property; provided, however, that in no case shall the Mortgagee receive a greater amount than the aggregate of such principal, interest and such other payments, charges and costs (with interest at the default rate) from the proceeds of the sale of the Mortgaged Property and the distribution from the estate of the Mortgagor.

                  (ii) Any recovery of any judgment by the Mortgagee and any levy of any execution under any judgment upon the Mortgaged Property shall not affect in any manner or to any extent the Lien and security interests created and evidenced hereby upon the Mortgaged Property or any part thereof, or any conveyances, powers, rights and remedies of the Mortgagee hereunder, but such conveyances, powers, rights and remedies shall continue unimpaired as before.

                  (iii)    Any monies collected by the Mortgagee under this
Section 10.4 shall be applied in accordance with the provisions of Section 10.3(iii).

                  SECTION 10.5. Legal Proceedings After an Event of Default.

                  (i) After the occurrence of any Event of Default and immediately upon the commencement of any action, suit or legal proceedings to obtain judgment for the Secured Obligations or any part thereof, or of any proceedings to foreclose the Lien and security interest created and evidenced hereby or otherwise enforce the provisions hereof or of any other proceedings in aid of the enforcement hereof, the Mortgagor shall enter its voluntary appearance in such action, suit or proceeding.

                  (ii) Upon the occurrence and during the continuance of an Event of Default, the Mortgagee shall be entitled forthwith as a matter of right, concurrently or independently of any other right or remedy hereunder either before or after declaring the Secured Obligations or any part thereof to be due and payable, to the appointment of a receiver without giving notice to any party and without regard to the adequacy or inadequacy of any security for the Secured Obligations or the solvency or insolvency of any person or entity then legally or equitably liable for the Secured Obligations or any portion thereof. The Mortgagor hereby consents to the appointment of such receiver. Notwithstanding the appointment of any receiver, the Mortgagee shall be entitled as pledgee to the possession and control of any cash, deposits or instruments at the time held by or payable or deliverable under the terms of the Credit Agreement to the Mortgagee.

                  (iii) The Mortgagor shall not (A) at any time insist upon, or plead, or in any manner whatsoever claim or take any benefit or advantage of any stay or extension or moratorium law, any exemption from execution or sale of the Mortgaged Property or any part thereof, wherever enacted, now or at any time hereafter in force, which may affect the covenants and terms of performance hereof, (B) claim, take or insist on any benefit or advantage of any law now or hereafter in force providing for the valuation or appraisal of the Mortgaged Property, or any part thereof, prior to any sale or sales of the Mortgaged Property which may be made pursuant to this Mortgage, or pursuant to any decree, judgment or order of any court of competent ju-risdiction or (C) after any such sale or sales, claim or exercise any right under any statute heretofore or hereafter enacted to redeem the property so sold or any part thereof. To the extent permitted by applicable law, the Mortgagor hereby expressly (A) waives all benefit or advantage of any such law or laws, including, without limitation, any statute of limitations applicable to this Mortgage, (B) waives any and all rights to trial by jury in any action or proceeding related to the enforcement hereof, (C) waives any objection which it may now or hereafter have to the laying of venue of any action, suit or proceeding brought in connection with this Mortgage and further waives and agrees not to plead that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum and (D) covenants not to hinder, delay or impede the execution of any power granted or delegated to the Mortgagee by this Mortgage but to suffer and permit the execution of every such power as though no such law or laws had been made or enacted. The Mortgagee shall not be liable for any incorrect or improper payment made pursuant to this Article X in the absence of gross negligence or willful misconduct.

                  SECTION 10.6. Remedies Not Exclusive. No remedy conferred upon or reserved to the Mortgagee by this Mortgage is intended to be exclusive of any other remedy or remedies, and each and every such remedy shall be cumulative and shall be in addition to every other remedy given under this Mortgage or now or hereafter existing at law or in equity. Any delay or omission of the Mortgagee to exercise any right or power accruing on any Event of Default shall not impair any such right or power and shall not be construed to be a waiver of or acquiescence in any such Event of Default. Every power and remedy given by this Mortgage may be exercised from time to time concurrently or independently, when and as often as may be deemed expedient by the Mortgagee in such order and manner as the Mortgagee, in its sole discretion, may elect. If the Mortgagee accepts any monies required to be paid by the Mortgagor under this Mortgage after the same become due, such acceptance shall not constitute a waiver of the right either to require prompt payment, when due, of all other sums secured by this Mortgage or to declare an Event of Default with regard to subsequent defaults. If the Mortgagee accepts any monies required to be paid by the Mortgagor under this Mortgage in an amount less than the sum then due, such acceptance shall be deemed an acceptance on account only and on the condition that it shall not constitute a waiver of the obligation of the Mortgagor to pay the entire sum then due, and the Mortgagor's failure to pay the entire sum then due shall be and continue to be a default hereunder notwithstanding acceptance of such amount on account.

                                  ARTICLE XI.

                      SECURITY AGREEMENT AND FIXTURE FILING

                  SECTION 11.1. Security Agreement. To the extent that the Mortgaged Property includes personal property or items of personal property which are or are to become fixtures under applicable law, this Mortgage shall also be construed as a security agreement under the UCC; and, upon and during the continuance of an Event of Default, the Mortgagee shall be entitled with respect to such personal property to exercise all remedies hereunder, all remedies available under the UCC with respect to fixtures and all other remedies available under applicable law. Without limiting the foregoing, such personal property may, at the Mortgagee's option,

(i) be sold hereunder together with any sale of any portion of the Mortgaged Property or otherwise, (ii) be sold pursuant to the UCC, or (iii) be dealt with by the Mortgagee in any other manner permitted under applicable law. The Mortgagee may require the Mortgagor to assemble such personal property and make it available to the Mortgagee at a place to be designated by the Mortgagee. The Mortgagor acknowledges and agrees that a disposition of the personal property in accordance with the Mortgagee's rights and remedies in respect to the Mortgaged Property as heretofore provided is a commercially reasonable disposition thereof; provided, however, that the Mortgagee shall give the Mortgagor not less than ten (10) days' prior notice of the time and place of any intended disposition.

                  SECTION 11.2. Fixture Filing. To the extent that the Mortgaged Property includes items of personal property which are or are to become fixtures under applicable law, and to the extent permitted under applicable law, the filing hereof in the real estate records of the county in which such Mortgaged Property is located shall also operate from the time of filing as a fixture filing with respect to such Mortgaged Property, and the following information is applicable for the purpose of such fixture filing, to wit:

NAME AND ADDRESS OF THE DEBTOR:            NAME AND ADDRESS OF THE SECURED PARTY:

The Mortgagor having the address
described in the Preamble hereof.          The Mortgagee having the address de-
                                           scribed in the Preamble hereof.

THIS FINANCING STATEMENT COVERS THE FOLLOWING TYPES OR ITEMS OF PROPERTY:

The Mortgaged Property.

This instrument covers goods or items of personal property which are or are to become fixtures upon the property.

The name of the record owner of the Property on which such fixtures are or are to be located is the Mortgagor.

In addition, Mortgagor authorizes the Mortgagee to file appropriate financing and continuation statements under the UCC in effect in the jurisdiction in which the Mortgaged Property is located as may be required by law in order to establish, preserve and protect the liens and security interests intended to be granted to the Mortgagee pursuant to this Mortgage in the Mortgaged Property.

                                  ARTICLE XII.

                               FURTHER ASSURANCES

                  SECTION 12.1. Recording Documentation To Assure Security. The Mortgagor shall, forthwith after the execution and delivery hereof and thereafter, from time to time, cause this Mortgage and any financing statement, continuation statement or similar instrument relating to any thereof or to any property intended to be subject to the Lien hereof to be filed, registered and recorded in such manner and in such places as may be required by any present or future law in order to publish notice of and fully to protect the validity and priority thereof or the Lien hereof purported to be created upon the Mortgaged Property and the interest and rights of the Mortgagee therein. The Mortgagor shall pay or cause to be paid all taxes and fees incident to such filing, registration and recording, and all expenses incident to the preparation, execution and acknowledgment thereof, and of any instrument of further assurance, and all Federal or state stamp taxes or other taxes, duties and charges arising out of or in connection with the execution and delivery of such instruments.

                  SECTION 12.2. Further Acts. The Mortgagor shall, at the sole cost and expense of the Mortgagor, do, execute, acknowledge and deliver all and every such further acts, deeds, conveyances, mortgages, assignments, notices of assignment, transfers, financing statements, continuation statements, instruments and assurances as the Mortgagee shall from time to time request, which may be necessary in the judgment of the Mortgagee from time to time to assure, perfect, convey, assign, mortgage, transfer and confirm unto the Mortgagee, the property and rights hereby conveyed or assigned or which the Mortgagor may be or may hereafter become bound to convey or assign to the Mortgagee or for carrying out the intention or facilitating the performance of the terms hereof or the filing, registering or recording hereof. Without limiting the generality of the foregoing, in the event that the Mortgagee desires to exercise any remedies, consensual rights or attorney-in-fact powers set forth in this Mortgage and determines it necessary to obtain any approvals or consents of any Governmental Authority or any other Person therefor, then, upon the reasonable request of the Mortgagee, the Mortgagor agrees to use its best efforts to assist and aid the Mortgagee to obtain as soon as practicable any necessary approvals or consents for the exercise of any such remedies, rights and powers. In the event the Mortgagor shall fail after demand to execute any instrument or take any action required to be executed or taken by the Mortgagor under this Section 12.2, the Mortgagee may execute or take the same as the attorney-in-fact for the Mortgagor, such power of attorney being coupled with an interest and is irrevocable.

                  SECTION 12.3. Additional Security. Without notice to or consent of the Mortgagor and without impairment of the Lien and rights created by this Mortgage, the Mortgagee may accept (but the Mortgagor shall not be obligated to furnish) from the Mortgagor or from any other Person, additional security for the Secured Obligations. Neither the giving hereof nor the acceptance of any such additional security shall prevent the Mortgagee from resorting, first, to such additional security, and, second, to the security created by this Mortgage without affecting the Mortgagee's Lien and rights under this Mortgage.

                                 ARTICLE XIII.

                                 MISCELLANEOUS

                  SECTION 13.1. Covenants To Run with the Land. All of the grants, covenants, terms, provisions and conditions in this Mortgage shall run with the Land and shall apply to, and bind the successors and assigns of, the Mortgagor. If there shall be more than one mortgagor with respect to the Mortgaged Property, the covenants and warranties hereof shall be joint and several.

                  SECTION 13.2. No Merger. The rights and estate created by this Mortgage shall not, under any circumstances, be held to have merged into any other estate or interest now owned or hereafter acquired by the Mortgagee unless the Mortgagee shall have consented to such merger in writing.

                  SECTION 13.3. Concerning Mortgagee.

                  (i) The Mortgagee has been appointed as Collateral Agent pursuant to the Credit Agreement. The actions of the Mortgagee hereunder are subject to the provisions of the Credit Agreement. The Mortgagee shall have the right hereunder to make demands, to give notices, to exercise or refrain from exercising any rights, and to take or refrain from taking action (including, without limitation, the release or substitution of the Mortgaged Property), in accordance with this Mortgage and the Credit Agreement. The Mortgagee may employ agents and attorneys-in-fact in connection herewith and shall not be liable for the negligence or misconduct of any such agents or attorneys-in-fact selected by it in good faith. The Mortgagee may resign and a successor Mortgagee may be appointed in the manner provided in the Credit Agreement. Upon the acceptance of any appointment as the Mortgagee by a successor Mortgagee, that successor Mortgagee shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Mortgagee under this Mortgage, and the retiring Mortgagee shall thereupon be discharged from its duties and obligations under this Mortgage. After any retiring Mortgagee's resignation, the provisions hereof shall inure to its benefit as to any actions taken or omitted to be taken by it under this Mortgage while it was the Mortgagee.

                  (ii) The Mortgagee shall be deemed to have exercised reasonable care in the custody and preservation of the Mortgaged Property in its possession if such Mortgaged Property is accorded treatment substantially equivalent to that which the Mortgagee, in its individual capacity, accords its own property consisting of similar instruments or interests, it being understood that neither the Mortgagee nor any of the Secured Parties shall have responsibility for taking any necessary steps to preserve rights against any Person with respect to any Mortgaged Property.

                  (iii) The Mortgagee shall be entitled to rely upon any written notice, statement, certificate, order or other document or any telephone message believed by it to be genuine and correct and to have been signed, sent or made by the proper person, and, with respect to all matters pertaining to this Mortgage and its duties hereunder, upon advice of counsel selected by it.

                  (iv) With respect to any of its rights and obligations as a Lender, the Mortgagee shall have and may exercise the same rights and powers hereunder. The term "Lenders," "Lender" or any similar terms shall, unless the context clearly otherwise indicates, include the Mortgagee in its individual capacity as a Lender. The Mortgagee may accept deposits from, lend money to, and generally engage in any kind of banking, trust or other business with the Mortgagor or any Affiliate of the Mortgagor to the same extent as if the Mortgagee were not acting as Collateral Agent.

                  (v) If any portion of the Mortgaged Property also constitutes collateral granted to the Mortgagee under any other deed of trust, mortgage, security agreement, pledge or instrument of any type, in the event of any conflict between the provisions hereof and the provisions of such other deed of trust, mortgage, security agreement, pledge or instrument of any type in respect of such collateral, the Mortgagee, in its sole discretion, shall select which provision or provisions shall control.

                  SECTION 13.4. Mortgagee May Perform; Mortgagee Appointed Attorney-in-Fact. If the Mortgagor shall fail to perform any covenants contained in this Mortgage (including, without limitation, the Mortgagor's covenants to (i) pay the premiums in respect of all required insurance policies hereunder or under the Credit Agreement, (ii) pay Charges, (iii) make repairs, (iv) discharge Liens or (v) pay or perform any obligations of the Mortgagor under any Mortgaged Property) or if any warranty on the part of the Mortgagor contained herein shall be breached, the Mortgagee may (but shall not be obligated to), after notice to Mortgagor, do the same or cause it to be done or remedy any such breach, and may expend funds for such purpose; provided, however, that the Mortgagee shall in no event be bound to inquire into the validity of any tax, lien, imposition or other obligation which the Mortgagor fails to pay or perform as and when required hereby and which the Mortgagor does not contest in accordance with the provisions of Article VIII hereof. Any and all amounts so expended by the Mortgagee shall be paid by the Mortgagor in accordance with the provisions of
Section 11.03 of the Credit Agreement. Neither the provisions of this Section
13.4 nor any action taken by the Mortgagee pursuant to the provisions of this
Section 13.4 shall prevent any such failure to observe any covenant contained in this Mortgage nor any breach of warranty from constituting an Event of Default. The Mortgagor hereby appoints the Mortgagee its attorney-in-fact, with full authority in the place and stead of the Mortgagor and in the name of the Mortgagor, or otherwise, from time to time in the Mortgagee's discretion to take any action and to execute any instrument consistent with the terms hereof and the other Loan Documents which the Mortgagee may deem necessary or advisable to accomplish the purposes hereof. The foregoing grant of authority is a power of attorney coupled with an interest and such appointment shall be irrevocable for the term hereof. The Mortgagor hereby ratifies all that such attorney shall lawfully do or cause to be done by virtue hereof.

                  SECTION 13.5. Continuing Security Interest; Assignment. This Mortgage shall create a continuing Lien on and security interest in the Mortgaged Property and shall (i) be binding upon the Mortgagor, its successors and assigns and (ii) inure, together with the rights and remedies of the Mortgagee hereunder, to the benefit of the Mortgagee for the benefit of the Secured Parties and each of their respective successors, transferees and assigns. No other Persons (including, without limitation, any other creditor of any Loan Party) shall have any interest herein or any right or benefit with respect hereto. Without limiting the generality of the forego-ing clause (ii), any Lender may assign or otherwise transfer any indebtedness held by it secured by this Mortgage to any other Person, and such other Person shall thereupon become vested with all the benefits in respect thereof granted to such Lender, herein or otherwise, subject, however, to the provisions of the Credit Agreement.

                  SECTION 13.6. Termination; Release. When all the Secured Obligations have been paid in full and the Commitments of the Lenders to make any Loan or to issue any Letter of Credit under the Credit Agreement shall have expired or been sooner terminated, this Mortgage shall terminate. Upon termination hereof or any release of the Mortgaged Property or any portion thereof in accordance with the provisions of the Credit Agreement, the Mortgagee shall, upon the request and at the sole cost and expense of the Mortgagor, forthwith assign, transfer and deliver to the Mortgagor, against receipt and without recourse to or warranty by the Mortgagee, such of the Mortgaged Property to be released (in the case of a release) as may be in possession of the Mortgagee and as shall not have been sold or otherwise applied pursuant to the terms hereof, and, with respect to any other Mortgaged Property, proper documents and instruments (including UCC-3 termination statements or releases) acknowledging the termination hereof or the release of such Mortgaged Property, as the case may be.

                  SECTION 13.7. Modification in Writing. No amendment, modification, supplement, termination or waiver of or to any provision hereof, nor consent to any departure by the Mortgagor therefrom, shall be effective unless the same shall be done in accordance with the terms of the Credit Agreement and unless in writing and signed by the Mortgagee. Any amendment, modification or supplement of or to any provision hereof, any waiver of any provision hereof and any consent to any departure by the Mortgagor from the terms of any provision hereof shall be effective only in the specific instance and for the specific purpose for which made or given. Except where notice is specifically required by this Mortgage or any other Loan Document, no notice to or demand on the Mortgagor in any case shall entitle the Mortgagor to any other or further notice or demand in similar or other circumstances.

                  SECTION 13.8. Notices. Unless otherwise provided herein or in the Credit Agreement, any notice or other communication herein required or permitted to be given shall be given in the manner and become effective as set forth in the Credit Agreement, if to the Mortgagor or the Mortgagee, addressed to it at the address set forth in the Credit Agreement, or in each case at such other address as shall be designated by such party in a written notice to the other party complying as to delivery with the terms of this Section 13.8.

                  SECTION 13.9. GOVERNING LAW; SERVICE OF PROCESS; WAIVER OF JURY TRIAL. THIS MORTGAGE SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE IN WHICH THE PREMISES ARE LOCATED, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS, EXCEPT TO THE EXTENT THAT THE VALIDITY OR PERFECTION OF THE SECURITY INTEREST HEREUNDER, OR REMEDIES HEREUNDER, IN RESPECT OF ANY PARTICULAR ITEM OR TYPE OF MORTGAGED PROPERTY ARE GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN SUCH STATE. MORTGAGOR AGREES THAT SERVICE OF PROCESS IN ANY PROCEEDING MAY BE EFFECTED BY MAILING A COPY THEREOF BY REGISTERED OR CERTIFIED MAIL

(OR ANY SUBSTANTIALLY SIMILAR FORM OF MAIL), POSTAGE PREPAID, TO BORROWER AT ITS ADDRESS SET FORTH IN THE CREDIT AGREEMENT OR AT SUCH OTHER ADDRESS OF WHICH THE MORTGAGEE SHALL HAVE BEEN NOTIFIED PURSUANT THERETO. IF ANY AGENT APPOINTED BY MORTGAGOR REFUSES TO ACCEPT SERVICE, MORTGAGOR HEREBY AGREES THAT SERVICE UPON IT BY MAIL SHALL CONSTITUTE SUFFICIENT NOTICE. NOTHING HEREIN SHALL AFFECT THE RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT OF MORTGAGEE TO BRING PROCEEDINGS AGAINST MORTGAGOR IN THE COURTS OF ANY OTHER JURISDICTION. THE MORTGAGOR HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS MORTGAGE OR THE TRANSACTIONS CONTEMPLATED HEREBY.

                  SECTION 13.10. Severability of Provisions. Any provision hereof which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

                  SECTION 13.11. Limitation on Interest Payable. It is the intention of the parties to conform strictly to the usury laws, whether state or Federal, that are applicable to the transaction of which this Mortgage is a part. All agreements between the Mortgagor and the Mortgagee whether now existing or hereafter arising and whether oral or written, are hereby expressly limited so that in no contingency or event whatsoever shall the amount paid or agreed to be paid by the Mortgagor for the use, forbearance or detention of the money to be loaned under the Credit Agreement or any other Loan Document, or for the payment or performance of any covenant or obligation contained herein or in the Credit Agreement or any other Loan Document, exceed the maximum amount permissible under applicable Federal or state usury laws. If under any circumstances whatsoever fulfillment of any such provision, at the time performance of such provision shall be due, shall involve exceeding the limit of validity prescribed by law, then the obligation to be fulfilled shall be reduced to the limit of such validity. If under any circumstances the Mortgagor shall have paid an amount deemed interest by applicable law, which would exceed the highest lawful rate, such amount that would be excessive interest under applicable usury laws shall be applied to the reduction of the principal amount owing in respect of the Secured Obligations and not to the payment of interest, or if such excessive interest exceeds the unpaid balance of principal and any other amounts due hereunder, the excess shall be refunded to the Mortgagor. All sums paid or agreed to be paid for the use, forbearance or detention of the principal under any extension of credit by the Mortgagee shall, to the extent permitted by applicable law, and to the extent necessary to preclude exceeding the limit of validity prescribed by law, be amortized, prorated, allocated and spread from the date hereof until payment in full of the Secured Obligations so that the actual rate of interest on account of such principal amounts is uniform throughout the term hereof.

                  SECTION 13.12. Business Days. In the event any time period or any date provided in this Mortgage ends or falls on a day other than a Business Day, then such time period shall be deemed to end and such date shall be deemed to fall on the next succeeding Business

Day, and performance herein may be made on such Business Day, with the same force and effect as if made on such other day.

                  SECTION 13.13. Relationship. The relationship of the Mortgagee to the Mortgagor hereunder is strictly and solely that of lender and borrower and mortgagor and mortgagee and nothing contained in the Credit Agreement, this Mortgage or any other document or instrument now existing and delivered in connection therewith or otherwise in connection with the Secured Obligations is intended to create, or shall in any event or under any circumstance be construed as creating a partnership, joint venture, tenancy-in-common, joint tenancy or other relationship of any nature whatsoever between the Mortgagee and the Mortgagor other than as lender and borrower and mortgagor and mortgagee.

                  SECTION 13.14. Waiver of Stay.

                  (i) The Mortgagor agrees that in the event that the Mortgagor or any property or assets of the Mortgagor shall hereafter become the subject of a voluntary or involuntary proceeding under the Bankruptcy Code or the Mortgagor shall otherwise be a party to any Federal or state bankruptcy, insolvency, moratorium or similar proceeding to which the provisions relating to the automatic stay under Section 362 of the Bankruptcy Code or any similar provision in any such law is applicable, then, in any such case, whether or not the Mortgagee has commenced foreclosure proceedings under this Mortgage, the Mortgagee shall be entitled to relief from any such automatic stay as it relates to the exercise of any of the rights and remedies (including, without limitation, any foreclosure proceedings) available to the Mortgagee as provided in this Mortgage or in any other Security Document.

                  (ii) The Mortgagee shall have the right to petition or move any court having jurisdiction over any proceeding described in Section
13.14 hereof for the purposes provided therein, and the Mortgagor agrees (i) not to oppose any such petition or motion and (ii) at the Mortgagor's sole cost and expense, to assist and cooperate with the Mortgagee, as may be requested by the Mortgagee from time to time, in obtaining any relief requested by the Mortgagee, including, without limitation, by filing any such petitions, supplemental petitions, requests for relief, documents, instruments or other items from time to time requested by the Mortgagee or any such court.

                  SECTION 13.15. No Credit for Payment of Taxes or Impositions. The Mortgagor shall not be entitled to any credit against the principal, premium, if any, or interest payable under the Credit Agreement, and the Mortgagor shall not be entitled to any credit against any other sums which may become payable under the terms thereof or hereof, by reason of the payment of any Charge on the Mortgaged Property or any part thereof.

                  SECTION 13.16. No Claims Against the Mortgagee. Nothing contained in this Mortgage shall constitute any consent or request by the Mortgagee, express or implied, for the performance of any labor or services or the furnishing of any materials or other property in respect of the Premises or any part thereof, nor as giving the Mortgagor any right, power or authority to contract for or permit the performance of any labor or services or the furnishing of any materials or other property in such fashion as would permit the making of any claim against the

Mortgagee in respect thereof or any claim that any Lien based on the performance of such labor or services or the furnishing of any such materials or other property is prior to the Lien hereof.

                  SECTION 13.17. Obligations Absolute. All obligations of the Mortgagor hereunder shall be absolute and unconditional irrespective of:

                  (i) any bankruptcy, insolvency, reorganization, arrangement, readjustment, composition, liquidation or the like of the Mortgagor or any other Obligor;

                  (ii) any lack of validity or enforceability of the Credit Agreement, any Letter of Credit, any other Loan Document, or any other agreement or instrument relating thereto;

                  (iii) any change in the time, manner or place of payment of, or in any other term of, all or any of the Secured Obligations, or any other amendment or waiver of or any consent to any departure from the Credit Agreement, any Letter of Credit, any other Loan Document, or any other agreement or instrument relating thereto;

                  (iv) any exchange, release or non-perfection of any other Collateral, or any release or amendment or waiver of or consent to any departure from any guarantee, for all or any of the Secured Obligations;

                  (v) any exercise or non-exercise, or any waiver of any right, remedy, power or privilege under or in respect hereof or any other Loan Document except as specifically set forth in a waiver granted pursuant to the provisions of Section 13.17 hereof; or

                  (vi) any other circumstances which might otherwise constitute a defense available to, or a discharge of, the Mortgagor.

                  SECTION 13.18. Mortgagee's Right To Sever Indebtedness.

                  (i) The Mortgagor acknowledges that (A) the Mortgaged Property does not constitute the sole source of security for the payment and performance of the Secured Obligations and that the Secured Obligations are also secured by property of the Mortgagor and its Affiliates in other jurisdictions (all such property, collectively, the "Collateral"), (B) the number of such jurisdictions and the nature of the transaction of which this instrument is a part are such that it would have been impracticable for the parties to allocate to each item of Collateral a specific loan amount and to execute in respect of such item a separate credit agreement and (C) the Mortgagor intends that the Mortgagee have the same rights with respect to the Mortgaged Property, in foreclosure or otherwise, that the Mortgagee would have had if each item of Collateral had been secured, mortgaged or pledged pursuant to a separate credit agreement, mortgage or security instrument. In furtherance of such intent, the Mortgagor agrees that the Mortgagee may at any time by notice (an "Allocation Notice") to the Mortgagor allocate a portion (the "Allocated Indebtedness") of the Secured Obligations to the Mortgaged Property and sever from the remaining Secured Obligations the Allocated Indebtedness. From and after the giving of an Allocation Notice with respect to the Mortgaged Property, the Secured Obligations hereunder shall be limited to the extent set forth in the Allocation Notice and (as so limited) shall, for all purposes, be construed as a separate loan obligation of the Mortgagor unrelated to the other transactions contemplated by the Credit Agreement, any other Loan Document or any document related to any thereof. To the extent that the proceeds on any foreclosure of the Mortgaged Property shall exceed the Allocated Indebtedness, such proceeds shall belong to the Mortgagor and shall not be available hereunder to satisfy any Secured Obligations of the Mortgagor other than the Allocated Indebtedness. In any action or proceeding to foreclose the Lien hereof or in connection with any power of sale, foreclosure or other remedy exercised under this Mortgage commenced after the giving by the Mortgagee of an Allocation Notice, the Allocation Notice shall be conclusive proof of the limits of the Secured Obligations hereby secured, and the Mortgagor may introduce, by way of defense or counterclaim, evidence thereof in any such action or proceeding. Notwithstanding any provision of this Section 13.18, the proceeds received by the Mortgagee pursuant to this Mortgage shall be applied by the Mortgagee in accordance with the provisions of Section 10.3(iii) hereof.

                  (ii) The Mortgagor hereby waives to the greatest extent permitted under law the right to a discharge of any of the Secured Obligations under any statute or rule of law now or hereafter in effect which provides that foreclosure of the Lien hereof or other remedy exercised under this Mortgage constitutes the exclusive means for satisfaction of the Secured Obligations or which makes unavailable a deficiency judgment or any subsequent remedy because the Mortgagee elected to proceed with a power of sale foreclosure or such other remedy or because of any failure by the Mortgagee to comply with laws that prescribe conditions to the entitlement to a deficiency judgment. In the event that, notwithstanding the foregoing waiver, any court shall for any reason hold that the Mortgagee is not entitled to a deficiency judgment, the Mortgagor shall not (A) introduce in any other jurisdiction such judgment as a defense to enforcement against the Mortgagor of any remedy in the Credit Agreement or any other Loan Document or (B) seek to have such judgment recognized or entered in any other jurisdiction, and any such judgment shall in all events be limited in application only to the state or jurisdiction where rendered.

                  (iii) In the event any instrument in addition to the Allocation Notice is necessary to effectuate the provisions of this Section 13.18, including, without limitation, any amendment to this Mortgage, any substitute promissory note or affidavit or certificate of any kind, the Mortgagee may execute, deliver or record such instrument as the attorney-in-fact of the Mortgagor. Such power of attorney is coupled with an interest and is irrevocable.

                  (iv) Notwithstanding anything set forth herein to the contrary, the provisions of this Section 14.20 shall be effective only to the maximum extent permitted by law.

                  SECTION 13.19. Last Dollars Secured. This Mortgage secures only a portion of the Indebtedness owing or which may become owing by the Mortgagor. The parties agree that any payments or repayments of such Indebtedness by the Mortgagor shall be deemed to be applied first to the portion of the Indebtedness that is not secured hereby, it being the parties' intent that the portion of the Indebtedness last remaining unpaid shall be secured thereby.

               [REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

                  IN WITNESS WHEREOF, the Mortgagor has caused this Mortgage to be duly executed and delivered under seal the day and year first above written.

                           [                    ]

                           By:__________________________________________________
                              Name:
                              Title:

                [local counsel to confirm signature requirements

                                 ACKNOWLEDGMENT

State of _______________     )
                             ) ss.:
County of _____________      )

             [Local counsel to provide appropriate acknowledgment]

                         Schedule A - Legal Description

                          [to come from title policy]

                                   Schedule B

Each of the liens and other encumbrances excepted as being prior to the Lien hereof as set forth in Schedule B to the marked [Pro Forma Policy] issued by [Title Insurance Company], dated as of the date hereof and delivered to Collateral Agent on the date hereof, bearing [Title Insurance Company] reference number [Title Number] relating to the real property described in Schedule A attached hereto.

                                                                     EXHIBIT K-1

                                    [Form of]
                                    TERM NOTE

$_______________                                              New York, New York
                                                                          [Date]

                  FOR VALUE RECEIVED, the undersigned, Ionics, Incorporated, a Massachusetts corporation ("BORROWER"), hereby promises to pay to the order of [ ] (the "LENDER") on the Term Loan Maturity Date (as defined in the Credit Agreement referred to below) in lawful money of the United States and in immediately available funds, the principal amount of ____________ DOLLARS ($____________), or, if less, the aggregate unpaid principal amount of all Term Loans of the Lender outstanding under the Credit Agreement referred to below, which sum shall be due and payable in such amounts and on such dates as are set forth in the Credit Agreement. Borrower further agrees to pay interest in like money at such office specified in Section 2.14 of the Credit Agreement on the unpaid principal amount hereof from time to time from the date hereof at the rates, and on the dates, specified in Section 2.06 of the Credit Agreement.

                  The holder of this Note may endorse and attach a schedule to reflect the date, Type and amount of each Term Loan of the Lender outstanding under the Credit Agreement, the date and amount of each payment or prepayment of principal hereof, and the date of each interest rate conversion or continuation pursuant to Section 2.08 of the Credit Agreement and the principal amount subject thereto; provided that the failure of the Lender to make any such recordation (or any error in such recordation) shall not affect the obligations of Borrower hereunder or under the Credit Agreement.

                  This Note is one of the Notes referred to in the Credit Agreement dated as of February 13, 2004 (as amended, amended and restated, supplemented or otherwise modified from time to time, the "CREDIT AGREEMENT"), among Borrower, the Subsidiary Guarantors, the Lenders, UBS SECURITIES LLC, as lead arranger, sole bookmanager and documentation agent, FLEET SECURITIES, INC. and BANK OF AMERICA, N.A., as syndication agents, WACHOVIA BANK, N.A. and GENERAL ELECTRIC CAPITAL CORPORATION, as co-documentation agents, UBS LOAN FINANCE LLC, as swingline lender, HSBC BANK USA, as issuing bank, and UBS AG, STAMFORD BRANCH, as administrative agent for the Lenders and collateral agent for the Secured Parties, is subject to the provisions thereof and is subject to optional and mandatory prepayment in whole or in part as provided therein. Terms used herein which are defined in the Credit Agreement shall have such defined meanings unless otherwise defined herein or unless the context otherwise requires.

                  This Note is secured and guaranteed as provided in the Credit Agreement and the Security Documents. Reference is hereby made to the Credit Agreement and the Security Documents for a description of the properties and assets in which a security interest has been granted, the nature and extent of the security and guarantees, the terms and conditions upon which the security interest and each guarantee was granted and the rights of the holder of this
Note in respect thereof.

                  Upon the occurrence and during the continuance of any one or more of the Events of Default specified in the Credit Agreement, all amounts then remaining unpaid on this Note shall become, or may be declared to be, immediately due and payable all as provided therein.

                  All parties now and hereafter liable with respect to this Note, whether maker, principal, surety, guarantor, endorser or otherwise, hereby waive presentment, demand, protest and all other notices of any kind.

                  THIS NOTE MAY NOT BE TRANSFERRED EXCEPT IN COMPLIANCE WITH THE TERMS OF THE CREDIT AGREEMENT. TRANSFERS OF THIS NOTE MUST BE RECORDED IN THE REGISTER MAINTAINED BY THE ADMINISTRATIVE AGENT PURSUANT TO THE TERMS OF THE CREDIT AGREEMENT.

                  THIS NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES THAT WOULD REQUIRE THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION.

         THIS NOTE IS ONE OF A SERIES OF TERM NOTES GIVEN TO EVIDENCE AN AGGREGATE INDEBTEDNESS OF $255,000,000 IN A MULTISTATE LOAN TRANSACTION. FLORIDA DOCUMENTARY EXCISE TAXES HAVE BEEN PAID ON THE ALLOCABLE PORTION OF SUCH INDEBTEDNESS UPON THE RECORDING OF A FLORIDA MORTGAGE GIVEN BY A GUARANTOR TO SECURE SUCH INDEBTEDNESS.

                            [Signature Page Follows]

                                             IONICS, INCORPORATED,
                                             as Borrower

                                             By: ______________________________
                                                 Name:
                                                 Title:

                                                                     EXHIBIT K-2

                                    [Form of]
                                 REVOLVING NOTE

$_________________                                            New York, New York
                                                                          [Date]

                  FOR VALUE RECEIVED, the undersigned, Ionics, Incorporated, a Massachusetts corporation ("BORROWER"), hereby promises to pay to the order of [ ] (the "LENDER") on the Revolving Maturity Date (as defined in the Credit Agreement referred to below), in lawful money of the United States and in immediately available funds, the principal amount of the lesser of (a) ____________ DOLLARS ($____________) and (b) the aggregate unpaid principal amount of all Revolving Loans of the Lender outstanding under the Credit Agreement referred to below. Borrower further agrees to pay interest in like money at such office specified in Section 2.14 of the Credit Agreement on the unpaid principal amount hereof from time to time from the date hereof at the rates, and on the dates, specified in Section 2.06 of the Credit Agreement.

                  The holder of this Note may endorse and attach a schedule to reflect the date, Type and amount of each Revolving Loan of the Lender outstanding under the Credit Agreement, the date and amount of each payment or prepayment of principal hereof, and the date of each interest rate conversion or continuation pursuant to Section 2.08 of the Credit Agreement and the principal amount subject thereto; provided that the failure of the Lender to make any such recordation (or any error in such recordation) shall not affect the obligations of Borrower hereunder or under the Credit Agreement.

                  This Note is one of the Notes referred to in the Credit Agreement dated as of February 13, 2004 (as amended, amended and restated, supplemented or otherwise modified from time to time, the "CREDIT AGREEMENT"), among Borrower, the Subsidiary Guarantors, the Lenders, UBS SECURITIES LLC, as lead arranger, sole bookmanager and documentation agent, FLEET SECURITIES, INC. and BANK OF AMERICA, N.A., as syndication agents, WACHOVIA BANK and GENERAL ELECTRIC CAPITAL CORPORATION, as co-documentation agents, UBS LOAN FINANCE LLC, as swingline lender, HSBC BANK USA, as issuing bank, and UBS AG, STAMFORD BRANCH, as administrative agent for the Lenders and collateral agent for the Secured Parties, is subject to the provisions thereof and is subject to optional and mandatory prepayment in whole or in part as provided therein. Terms used herein which are defined in the Credit Agreement shall have such defined meanings unless otherwise defined herein or unless the context otherwise requires.

                  This Note is secured and guaranteed as provided in the Credit Agreement and the Security Documents. Reference is hereby made to the Credit Agreement and the Security Documents for a description of the properties and assets in which a security interest has been granted, the nature and extent of the security and guarantees, the terms and conditions upon which the security interest and each guarantee was granted and the rights of the holder of this
Note in respect thereof.

                  Upon the occurrence and during the continuance of any one or more of the Events of Default specified in the Credit Agreement, all amounts then remaining unpaid on this Note shall become, or may be declared to be, immediately due and payable, all as provided therein.

                  All parties now and hereafter liable with respect to this Note, whether maker, principal, surety, guarantor, endorser or otherwise, hereby waive presentment, demand, protest and all other notices of any kind.

                  THIS NOTE MAY NOT BE TRANSFERRED EXCEPT IN COMPLIANCE WITH THE TERMS OF THE CREDIT AGREEMENT. TRANSFERS OF THIS NOTE MUST BE RECORDED IN THE REGISTER MAINTAINED BY THE ADMINISTRATIVE AGENT PURSUANT TO THE TERMS OF THE CREDIT AGREEMENT.

                  THIS NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES THAT WOULD REQUIRE THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION.

         THIS NOTE IS ONE OF A SERIES OF REVOLVING NOTES GIVEN TO EVIDENCE AN AGGREGATE INDEBTEDNESS OF $255,000,000 IN A MULTISTATE LOAN TRANSACTION. FLORIDA DOCUMENTARY EXCISE TAXES HAVE BEEN PAID ON THE ALLOCABLE PORTION OF SUCH INDEBTEDNESS UPON THE RECORDING OF A FLORIDA MORTGAGE GIVEN BY A GUARANTOR TO SECURE SUCH INDEBTEDNESS.

                            [Signature Page Follows]

                                             IONICS, INCORPORATED,
                                             as Borrower

                                             By: _______________________________
                                                 Name:
                                                 Title:

                                                                     EXHIBIT K-3

                                    [Form of]
                                 SWINGLINE NOTE

$____________                                                 New York, New York
                                                                          [Date]

                  FOR VALUE RECEIVED, the undersigned, Ionics, Incorporated, a Massachusetts corporation ("BORROWER"), hereby promises to pay to the order of [ ] (the "LENDER") on the Revolving Maturity Date (as defined in the Credit Agreement referred to below), in lawful money of the United States and in immediately available funds, the principal amount of the lesser of (a) ____________ ($____________) and (b) the aggregate unpaid principal amount of all Swingline Loans made by Lender to the undersigned pursuant to Section 2.17 of the Credit Agreement referred to below. Borrower further agrees to pay interest on the unpaid principal amount hereof in like money at such office specified in Section 2.17(c) of the Credit Agreement from time to time from the date hereof at the rates and on the dates specified in Section 2.06 of the Credit Agreement.

                  The holder of this Note may endorse and attach a schedule to reflect the date, the amount of each Swingline Loan and the date and amount of each payment or prepayment of principal thereof; provided that the failure of Lender to make such recordation (or any error in such recordation) shall not affect the obligations of Borrower hereunder or under the Credit Agreement.

                  This Note is one of the Notes referred to in the Credit Agreement, dated as of February 13, 2004 (as amended, amended and restated, supplemented or otherwise modified from time to time, the "CREDIT AGREEMENT"), among Borrower, the Subsidiary Guarantors, the Lenders, UBS SECURITIES LLC, as lead arranger, sole bookmanager and documentation agent, FLEET SECURITIES, INC. and BANK OF AMERICA SECURITIES, N.A., as syndication agents, WACHOVIA BANK, N.A. and GENERAL ELECTRIC CAPITAL CORPORATION, as co-documentation agents, UBS LOAN FINANCE LLC, as swingline lender, HSBC BANK USA, as issuing bank, and UBS AG, STAMFORD BRANCH, as administrative agent for the Lenders and collateral agent for the Secured Parties, is subject to the provisions thereof and is subject to optional and mandatory prepayment in whole or in part as provided therein. Terms used herein which are defined in the Credit Agreement shall have such defined meanings unless otherwise defined herein or unless the context otherwise requires.

                  This Note is secured and guaranteed as provided in the Credit Agreement and the Security Documents. Reference is hereby made to the Credit Agreement and the Security Documents for a description of the properties and assets in which a security interest has been granted, the nature and extent of the security and guarantees, the terms and conditions upon which the security interest and each guarantee was granted and the rights of the holder of this
Note in respect thereof.

                  Upon the occurrence and during the continuance of any one or more of the Events of Default specified in the Credit Agreement, all amounts then remaining unpaid on this Note may become, or may be declared to be, immediately due and payable as provided in the Credit Agreement.

                  All parties now and hereafter liable with respect to this Note, whether maker, principal, surety, guarantor, endorser or otherwise, hereby waive presentment, demand, protest and all other notices of any kind.

                  THIS NOTE MAY NOT BE TRANSFERRED EXCEPT IN COMPLIANCE WITH THE TERMS OF THE CREDIT AGREEMENT. TRANSFERS OF THIS NOTE MUST BE RECORDED IN THE REGISTER MAINTAINED BY THE ADMINISTRATIVE AGENT PURSUANT TO THE TERMS OF THE CREDIT AGREEMENT.

                  THIS NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES THAT WOULD REQUIRE THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION.

         THIS NOTE IS ONE OF A SERIES OF SWINGLINE NOTES GIVEN TO EVIDENCE AN AGGREGATE INDEBTEDNESS OF $255,000,000 IN A MULTISTATE LOAN TRANSACTION. FLORIDA DOCUMENTARY EXCISE TAXES HAVE BEEN PAID ON THE ALLOCABLE PORTION OF SUCH INDEBTEDNESS UPON THE RECORDING OF A FLORIDA MORTGAGE GIVEN BY A GUARANTOR TO SECURE SUCH INDEBTEDNESS.

                            [Signature Page Follows]

                                             IONICS, INCORPORATED,
                                             as Borrower

                                             By: _______________________________
                                                 Name:
                                                 Title:

                                                                     EXHIBIT L-1

                             PERFECTION CERTIFICATE

         Reference is hereby made to (i) that certain Security Agreement dated as of February 13, 2004 (the "Security Agreement"), between Ionics, Incorporated, a Massachusetts corporation (the "Company"), the Guarantors party thereto from time to time (collectively, the "Guarantors") and the Collateral Agent (as hereinafter defined) and (ii) that certain Credit Agreement dated as of February 13, 2004 (the "Credit Agreement") among the Company, the Guarantors, certain other parties thereto and UBS AG, Stamford Branch, as Collateral Agent (in such capacity, the "Collateral Agent"). Capitalized terms used but not defined herein have the meanings assigned in the Credit Agreement.

         The undersigned hereby certify to the Collateral Agent as follows:

         1. Names. (a) The exact legal name of the Company and each Subsidiary of the Company, as such name appears in its respective certificate of incorporation or any other organizational document, is set forth in SCHEDULE 1(a). The Company and each Subsidiary is (i) the type of entity disclosed next to its name in SCHEDULE 1(a) and (ii) a registered organization except to the extent disclosed in SCHEDULE 1(a). Also set forth in SCHEDULE 1(a) is the organizational identification number, if any, of the Company and each Subsidiary of the Company that is a registered organization, the Federal Taxpayer Identification Number of the Company and each domestic Subsidiary of the Company and the state of formation of the Company and each domestic Subsidiary of the Company.

         (b) Set forth in SCHEDULE 1(b) hereto is any other corporate or organizational names the Company and each Subsidiary the Company has had in the past five years, together with the date of the relevant change.

         (c) Set forth in SCHEDULE 1(c) is a list of all other names (including trade names or similar appellations) used by the Company and each Subsidiary of the Company, or any other business or organization to which the Company and each Subsidiary of the Company became the successor by merger, consolidation, acquisition, change in form, nature or jurisdiction of organization or otherwise, at any time between January 1, 1999 and the date hereof. Also set forth in SCHEDULE 1(c) is the information required by Section 1 of this certificate for any other business or organization to which the Company and each Subsidiary of the Company became the successor by merger, consolidation, acquisition, change in form, nature or jurisdiction of organization or otherwise, at any time between January 1, 1999 and the date hereof.

         2. Current Locations. (a) The chief executive office of the Company and each Subsidiary of the Company is located at the address set forth in SCHEDULE 2(a) hereto.

         (b) Set forth in SCHEDULE 2(b) are all locations where the Company and each Subsidiary of the Company maintains any books or records relating to any Collateral.

         (c) Set forth in SCHEDULE 2(c) hereto are all the other places of business of the Company and each Subsidiary of the Company.

         (d) Set forth in SCHEDULE 2(d) hereto are all other locations where the Company and each Subsidiary of the Company maintains any of the Collateral consisting of inventory or equipment not identified above.

         (e) Set forth in SCHEDULE 2(e) hereto are the names and addresses of all persons or entities other than the Company and each Subsidiary of the Company, such as lessees, consignees, ware-housemen or purchasers of chattel paper, which have possession or are intended to have possession of any of the Collateral consisting of instruments, chattel paper, inventory or equipment.

         3. Extraordinary Transactions. Except for those purchases, acquisitions and other transactions described on SCHEDULE 3 attached hereto and except as may be acquired in connection with the Acquisition, all of the Collateral has been originated by the Company and each Subsidiary of the Company in the ordinary course of business or consists of goods which have been acquired by the Company or any Subsidiary of the Company in the ordinary course of business from a person in the business of selling goods of that kind.

         4. File Search Reports. Attached hereto as SCHEDULE 4(a) is a true and accurate summary of file search reports from (A) the Uniform Commercial Code filing offices (i) in each jurisdiction identified in Section 1(a) or
Section 2 with respect to each legal name set forth in Section 1 and (ii) in each jurisdiction described in SCHEDULE 1(c) or SCHEDULE 3 relating to any of the transactions described in SCHEDULE (1)(c) or SCHEDULE 3 with respect to each legal name of the person or entity from which the Company or any domestic Subsidiary of the Company purchased or otherwise acquired any of the Collateral and (B) each filing officer in each real estate recording office identified on
SCHEDULE 7 with respect to real estate on which Collateral consisting of fixtures is or is to be located. Attached hereto as SCHEDULE 4(b) is a true copy of each financing statement, including judgment and tax liens, bankruptcy and pending lawsuits or other filing identified in such file search reports.

         5. UCC Filings. The financing statements (duly authorized by the Company or the applicable domestic Subsidiary constituting the debtor therein), including the indications of the Collateral, attached as SCHEDULE 5 relating to the Security Agreement or the applicable Mortgage, are in the appropriate forms for filing in the filing offices in the jurisdictions identified in SCHEDULE 6 hereof.

         6. Schedule of Filings. Attached hereto as SCHEDULE 6 is a schedule of (i) the appropriate filing offices for the financing statements attached hereto as SCHEDULE 5 and (ii) the appropriate filing offices for the filings described in SCHEDULE 13(e) and (iii) any other actions required to create, preserve, protect and perfect the security interests in the Pledged Collateral (as defined in the Security Agreement) granted to the Collateral Agent pursuant to the Collateral Documents. No other filings or actions are required to create, preserve, protect and perfect the security interests in the Pledged Collateral granted to the Collateral Agent pursuant to the Collateral Documents.

         7. Real Property. Attached hereto as SCHEDULE 7 is a list of all real property owned or leased by the Company and each Subsidiary of the Company.

         8. Termination Statements. Attached hereto as SCHEDULE 8(a) are the duly authorized termination statements in the appropriate form for filing in each applicable jurisdiction identified in SCHEDULE 8(b) hereto with respect to each Lien described therein.

         9. No Change. The undersigned knows of no anticipated change in any of the circumstances or with respect to any of the matters contemplated in SECTIONS 1 through 8 and SECTION 10 through SECTION 16 of this Perfection Certificate except as set forth on SCHEDULE 9 hereto.

         10.      Stock Ownership and other Equity Interests. Attached hereto as
SCHEDULE 10 is a true and correct list of all the issued and outstanding stock, partnership interests, limited liability company membership interests or other equity interest of the Company and each of the Company's Subsidiaries and the record and beneficial owners of such stock, partnership interests, membership interests or other equity interests. Also set forth on SCHEDULE 10 is each equity investment of the Company and each of the Company's Subsidiaries that represents 50% or less of the equity of the entity in which such investment was made.

         11.      Instruments and Tangible Chattel Paper. Attached hereto as
SCHEDULE 11 is a true and correct list of all promissory notes, instruments (other than checks to be deposited in the ordinary course of business), tangible chattel paper, electronic chattel paper and other evidence of indebtedness held by the Company and any of the Company's Subsidiaries as of December 31, 2003, including all intercompany notes between the Company and any of the Company's Subsidiaries.

         12. Advances. Attached hereto as SCHEDULE 12 is (a) a true and correct list of all advances made by the Company to any of the Company's Subsidiaries or made by any Subsidiary of the Company to the Company or any other Subsidiary of the Company as of February 13, 2004 (other than those identified on SCHEDULE 12), which advances will be on and after the date hereof evidenced by one or more intercompany notes pledged to the Collateral Agent under the Security Agreement and (b) a true and correct list of all unpaid intercompany transfers of goods sold and delivered by or to the Company or any Subsidiary of the Company as of February 13, 2004.

         13. Intellectual Property. (a) Attached hereto as SCHEDULE 13(a) is a schedule setting forth all of the Company's and each of the Company's Subsidiaries' Patents, Patent Licenses, Trademarks and Trademark Licenses (each as defined in the Security Agreement), including the name of the registered owner and the registration number of each Patent, Patent License, Trademark and Trademark License owned the Company and each of the Company's Subsidiaries. Attached hereto as SCHEDULE 13(b) is a schedule setting forth all of the Company's and each of the Company's Subsidiaries' Copyrights and Copyright Licenses (each as defined in the Security Agreement), including the name of the registered owner and the registration number of each Copyright or Copyright License owned by the Company or any of the Company's Subsidiaries

         (b) Attached hereto as SCHEDULE 13(c) in proper form for filing with the United States Patent and Trademark Office is a schedule setting forth all of the Company's and each of the Company's Subsidiaries' Patents and Trademarks registered with the United States Patent and Trademark Office, including the name of the registered owner and the registration number Patent and Trademark owned by the Company and each of the Company's Subsidiaries. Attached hereto as SCHEDULE 13(d) in proper form for filing with the United States Copyright Office (as defined in the Security Agreement) is a schedule setting forth all of the Company's and each of the Company's Subsidiaries' United States Copyrights, including the name of the registered owner and the registration number of each Copyright owned by the Company or any of the Company's Subsidiaries.

         (c) Attached hereto as SCHEDULE 13(e) in proper form for filing with the United States Patent and Trademark Office are the filings necessary to preserve, protect and perfect the security interests in the Copyrights, Trademarks and Patents set forth on SCHEDULE 13(c) and SCHEDULE 13(d), including duly signed copies of each of the Patent Security Agreement, Trademark Security Agreement and the Copyright Security Agreement, as applicable.

         14. Commercial Tort Claims. Attached hereto as SCHEDULE 14 is a true and correct list of all Commercial Tort Claims (as defined in the Security Agreement) held by the Company or any of the Company's Subsidiaries, including a brief description thereof.

         15. Deposit Accounts, Securities Accounts and Commodity Accounts. Attached hereto as SCHEDULE 15 is a true and complete list of all Deposit Accounts, Securities Accounts and Commodity Accounts (each as defined in the Security Agreement) maintained by the Company and each of the Company's Subsidiaries, including the name of each institution where each such account is held, the name of each such account and the name of each entity that holds each account.

         16. Letter-of-Credit Rights. Attached hereto as SCHEDULE 16 is a true and correct list of all Letters of Credit issued in favor of the Company or any of the Company's Subsidiaries, as beneficiary thereunder.

         17.      Motor Vehicles/Certificates of Title. Attached hereto as
SCHEDULE 17 is a true and correct list of all motor vehicles (covered by certificates of title or ownership) valued at over $50,000 and owned by the Company or any of the Company's Subsidiaries, and the owner and approximate value of such motor vehicles.

         [The Remainder of this Page has been intentionally left blank]

         IN WITNESS WHEREOF, we have hereunto signed this Perfection Certificate as of this ____ day of ________________, 2004.

                                             IONICS, INCORPORATED

                                             By: ______________________________
                                                 Name:
                                                 Title:

                                             [EACH OF THE GUARANTORS]

                                             By: ______________________________
                                                 Name:
                                                 Title:

                                  SCHEDULE 1(a)

                                LEGAL NAMES, ETC.

                                       REGISTERED ORGANIZATION                              FEDERAL TAXPAYER
    LEGAL NAME       TYPE OF ENTITY           (YES/NO)           ORGANIZATIONAL NUMBER(a) IDENTIFICATION NUMBER   STATE OF FORMATION
----------------   -----------------   -----------------------   ------------------------ ---------------------   ------------------
----------------   -----------------   -----------------------   ------------------------ ---------------------   ------------------

----------------   -----------------   -----------------------   ------------------------ ---------------------   ------------------

----------------   -----------------   -----------------------   ------------------------ ---------------------   ------------------

---------------
(a)  If none, so state.

                                  SCHEDULE 1(b)

                           PRIOR ORGANIZATIONAL NAMES

    COMPANY/SUBSIDIARY                 PRIOR NAME               DATE OF CHANGE
--------------------------    ----------------------------    ------------------
--------------------------    ----------------------------    ------------------

--------------------------    ----------------------------    ------------------

--------------------------    ----------------------------    ------------------

--------------------------    ----------------------------    ------------------

                                  SCHEDULE 1(C)

                   CHANGES IN CORPORATE IDENTITY; OTHER NAMES

                                                                                                    LIST OF ALL OTHER NAMES
                             CORPORATE NAME OF                         DATE OF       STATE OF       USED DURING PAST FIVE
  COMPANY/SUBSIDIARY              ENTITY                ACTION         ACTION        FORMATION              YEARS
-----------------------    ---------------------    --------------    ---------    -------------    -----------------------
-----------------------    ---------------------    --------------    ---------    -------------    -----------------------

-----------------------    ---------------------    --------------    ---------    -------------    -----------------------

-----------------------    ---------------------    --------------    ---------    -------------    -----------------------

-----------------------    ---------------------    --------------    ---------    -------------    -----------------------

-----------------------    ---------------------    --------------    ---------    -------------    -----------------------

-----------------------    ---------------------    --------------    ---------    -------------    -----------------------

-----------------------    ---------------------    --------------    ---------    -------------    -----------------------

-----------------------    ---------------------    --------------    ---------    -------------    -----------------------

-----------------------    ---------------------    --------------    ---------    -------------    -----------------------

                  [Add Information required by Section 1 to the extent required by Section 1(c) of the Perfection Certificate]

                                  SCHEDULE 2(a)

                             CHIEF EXECUTIVE OFFICES

  COMPANY/SUBSIDIARY                    ADDRESS                        COUNTY                STATE
----------------------    -----------------------------------    -----------------    --------------------
----------------------    -----------------------------------    -----------------    --------------------

----------------------    -----------------------------------    -----------------    --------------------

----------------------    -----------------------------------    -----------------    --------------------

----------------------    -----------------------------------    -----------------    --------------------

----------------------    -----------------------------------    -----------------    --------------------

----------------------    -----------------------------------    -----------------    --------------------

                                  SCHEDULE 2(b)

                                LOCATION OF BOOKS

  COMPANY/SUBSIDIARY                    ADDRESS                       COUNTY                  STATE
----------------------    -----------------------------------    -----------------    --------------------
----------------------    -----------------------------------    -----------------    --------------------

----------------------    -----------------------------------    -----------------    --------------------

----------------------    -----------------------------------    -----------------    --------------------

----------------------    -----------------------------------    -----------------    --------------------

----------------------    -----------------------------------    -----------------    --------------------

----------------------    -----------------------------------    -----------------    --------------------

                                  SCHEDULE 2(c)

                            OTHER PLACES OF BUSINESS

  COMPANY/SUBSIDIARY                    ADDRESS                       COUNTY                  STATE
----------------------    -----------------------------------    -----------------    --------------------
----------------------    -----------------------------------    -----------------    --------------------

----------------------    -----------------------------------    -----------------    --------------------

----------------------    -----------------------------------    -----------------    --------------------

----------------------    -----------------------------------    -----------------    --------------------

                                  SCHEDULE 2(d)

                 ADDITIONAL LOCATIONS OF EQUIPMENT AND INVENTORY

  COMPANY/SUBSIDIARY                    ADDRESS                       COUNTY                  STATE
----------------------    -----------------------------------    -----------------    --------------------
----------------------    -----------------------------------    -----------------    --------------------

----------------------    -----------------------------------    -----------------    --------------------

----------------------    -----------------------------------    -----------------    --------------------

                                  SCHEDULE 2(e)

                    LOCATIONS OF COLLATERAL IN POSSESSION OF
                  PERSONS OTHER THAN COMPANY OR ANY SUBSIDIARY

                                NAME OF ENTITY IN
                                  POSSESSION OF
                              COLLATERAL/CAPACITY OF         ADDRESS/LOCATION OF
  COMPANY/SUBSIDIARY               SUCH ENTITY                  COLLATERAL                COUNTY            STATE
----------------------    ------------------------------    ---------------------    ----------------    ------------
----------------------    ------------------------------    ---------------------    ----------------    ------------

----------------------    ------------------------------    ---------------------    ----------------    ------------

----------------------    ------------------------------    ---------------------    ----------------    ------------

----------------------    ------------------------------    ---------------------    ----------------    ------------

                                  SCHEDULE (3)

           TRANSACTIONS OTHER THAN IN THE ORDINARY COURSE OF BUSINESS

  COMPANY/SUBSIDIARY      DESCRIPTION OF TRANSACTION INCLUDING PARTIES THERETO    DATE OF TRANSACTION
----------------------    ----------------------------------------------------    -------------------
----------------------    ----------------------------------------------------    -------------------

----------------------    ----------------------------------------------------    -------------------

----------------------    ----------------------------------------------------    -------------------

                                  SCHEDULE 4(a)

                               FILE SEARCH REPORTS

  COMPANY/SUBSIDIARY        SEARCH REPORT DATED          PREPARED BY            JURISDICTION
----------------------    -----------------------    -------------------    --------------------
----------------------    -----------------------    -------------------    --------------------

----------------------    -----------------------    -------------------    --------------------

----------------------    -----------------------    -------------------    --------------------

         SEE ATTACHED.

                                  SCHEDULE 4(b)

                     COPIES OF REPORTED FINANCING STATEMENTS

         SEE ATTACHED.

                                   SCHEDULE 5

                   COPIES OF FINANCING STATEMENTS TO BE FILED

         SEE ATTACHED.

                                   SCHEDULE 6

                             FILINGS/FILING OFFICES


         TYPE
          OF                                         APPLICABLE COLLATERAL
        FILING(a)                  ENTITY                   DOCUMENT            JURISDICTIONS
----------------------    -----------------------    ---------------------    ------------------
----------------------    -----------------------    ---------------------    ------------------

----------------------    -----------------------    ---------------------    ------------------

----------------------    -----------------------    ---------------------    ------------------

----------------------    -----------------------    ---------------------    ------------------

--------------------
(a) UCC-1 financing statement, fixture filing, mortgage, intellectual property filing or other necessary filing.

                                   SCHEDULE 7

                                  REAL PROPERTY

                                                         OWNED OR         LANDLORD/OWNER IF    DESCRIPTION OF
   ENTITY OF RECORD           LOCATION ADDRESS            LEASED                LEASED         LEASE DOCUMENTS
----------------------    -----------------------    -----------------    -----------------    ---------------
----------------------    -----------------------    -----------------    -----------------    ---------------

----------------------    -----------------------    -----------------    -----------------    ---------------

----------------------    -----------------------    -----------------    -----------------    ---------------

----------------------    -----------------------    -----------------    -----------------    ---------------

----------------------    -----------------------    -----------------    -----------------    ---------------

----------------------    -----------------------    -----------------    -----------------    ---------------

----------------------    -----------------------    -----------------    -----------------    ---------------

                                  SCHEDULE 8(a)

ATTACHED HERETO IS A TRUE COPY OF EACH TERMINATION STATEMENT FILING DULY ACKNOWLEDGED OR OTHERWISE IDENTIFIED BY THE FILING OFFICER.

                                  SCHEDULE 8(b)

                          TERMINATION STATEMENT FILINGS

                                                                                                  UCC-1           UCC-1
       DEBTOR                JURISDICTION         SECURED PARTY        TYPE OF COLLATERAL        FILE DATE      FILE NUMBER
----------------------    ------------------    -----------------    ----------------------    -------------    -----------
----------------------    ------------------    -----------------    ----------------------    -------------    -----------

----------------------    ------------------    -----------------    ----------------------    -------------    -----------

----------------------    ------------------    -----------------    ----------------------    -------------    -----------

----------------------    ------------------    -----------------    ----------------------    -------------    -----------

                                   SCHEDULE 9

         CHANGES FROM CIRCUMSTANCES DESCRIBED IN PERFECTION CERTIFICATE

                                   SCHEDULE 10

                   STOCK OWNERSHIP AND OTHER EQUITY INTERESTS

COMPANY/SUBSIDIARY: ______________

CURRENT LEGAL ENTITIES
         OWNED               RECORD OWNER        CERTIFICATE NO.       NO. SHARES/INTEREST      PERCENT PLEDGED
----------------------    ------------------    -----------------    ----------------------    -----------------
----------------------    ------------------    -----------------    ----------------------    -----------------

----------------------    ------------------    -----------------    ----------------------    -----------------

----------------------    ------------------    -----------------    ----------------------    -----------------

----------------------    ------------------    -----------------    ----------------------    -----------------

                                   SCHEDULE 11

                     INSTRUMENTS AND TANGIBLE CHATTEL PAPER

1. Promissory Notes:

        ENTITY             PRINCIPAL AMOUNT      DATE OF ISSUANCE         INTEREST RATE          MATURITY DATE
----------------------    ------------------    -----------------    ----------------------    -----------------
----------------------    ------------------    -----------------    ----------------------    -----------------

----------------------    ------------------    -----------------    ----------------------    -----------------

----------------------    ------------------    -----------------    ----------------------    -----------------

2. Chattel Paper:

                                   SCHEDULE 12

                                    ADVANCES

                                                               DESCRIPTION AND DATE OF
DESCRIPTION AND DATE OF                                         UNPAID INTERCOMPANY
         ADVANCE                 FROM              TO             TRANSFER OF GOODS             FROM               TO
-----------------------    -----------------    -----------    -----------------------    -----------------    -----------
-----------------------    -----------------    -----------    -----------------------    -----------------    -----------

-----------------------    -----------------    -----------    -----------------------    -----------------    -----------

-----------------------    -----------------    -----------    -----------------------    -----------------    -----------

                                 SCHEDULE 13(a)

                             PATENTS AND TRADEMARKS

PATENTS:

Registrations:

                 REGISTRATION
    OWNER           NUMBER         COUNTRY       DESCRIPTION
-------------    ------------    ------------    -----------

Applications:

                 APPLICATION
    OWNER           NUMBER         COUNTRY       DESCRIPTION
-------------    ------------    ------------    -----------

Licenses:

                                                 REGISTRATION/
                                                  APPLICATION
  LICENSEE         LICENSOR        COUNTRY          NUMBER        DESCRIPTION
-------------    ------------    ------------    -------------  --------------

TRADEMARKS:

Registrations:

                 REGISTRATION
    OWNER           NUMBER         COUNTRY        TRADEMARK
-------------    ------------    ------------    -----------

Applications:

                 APPLICATION
    OWNER           NUMBER         COUNTRY        TRADEMARK
-------------    ------------    ------------    -----------

Licenses:

                                                 REGISTRATION/
                                                  APPLICATION
  LICENSEE         LICENSOR        COUNTRY          NUMBER        TRADEMARK
-------------    ------------    ------------    -------------    ---------

                                 SCHEDULE 15(b)

                                   COPYRIGHTS

Registrations:

   OWNER           COUNTRY          TITLE        REGISTRATION NUMBER
-------------    ------------    ------------    -------------------

Applications:

   OWNER           COUNTRY       APPLICATION NUMBER
-------------    ------------    ------------------

Licenses:

                                                 REGISTRATION/
                                                  APPLICATION
  LICENSEE         LICENSOR        COUNTRY          NUMBER        DESCRIPTION
-------------    ------------    ------------    -------------    -----------

                                 SCHEDULE 13(c)

                             PATENTS AND TRADEMARKS

PATENTS:

Registrations:

                 REGISTRATION
    OWNER           NUMBER       DESCRIPTION
-------------    ------------    ------------

Applications:

                 APPLICATION
   OWNER            NUMBER       DESCRIPTION
-------------    ------------    ------------

TRADEMARKS:

Registrations:

                 REGISTRATION
   OWNER            NUMBER        TRADEMARK
-------------    ------------    ------------

Applications:

                 APPLICATION
   OWNER            NUMBER        TRADEMARK
-------------    ------------    ------------

                                 SCHEDULE 13(d)

                                   COPYRIGHTS

                 REGISTRATION
    OWNER           NUMBER          TITLE
-------------    ------------    ------------

                                 SCHEDULE 15(e)

                          INTELLECTUAL PROPERTY FILINGS

                                   SCHEDULE 14

                             COMMERCIAL TORT CLAIMS

                                   SCHEDULE 15

          DEPOSIT ACCOUNTS, SECURITIES ACCOUNTS AND COMMODITY ACCOUNTS

                                      BANK OR
   OWNER         TYPE OF ACCOUNT    INTERMEDIARY    ACCOUNT NUMBERS
-------------    ---------------    ------------    ---------------

                                   SCHEDULE 16

                             LETTER OF CREDIT RIGHTS

                                   SCHEDULE 17

                      MOTOR VEHICLES/CERTIFICATES OF TITLE

                                                                     EXHIBIT L-2

                        PERFECTION CERTIFICATE SUPPLEMENT

         This Perfection Certificate Supplement, dated as of [   ], 200[ ] is
delivered pursuant to Section 5.13(b) of that Certain Credit Agreement dated as of February 13, 2004 (the "Credit Agreement") among Ionics, Incorporated ("the Company"), the Guarantors, certain other parties thereto and UBS AG, Stamford Branch, as Collateral Agent (in such capacity, the "Collateral Agent"). Capitalized terms used but not defined herein have the meanings assigned in the Credit Agreement.

         Each of the undersigned hereby certifies to the Collateral Agent and each of the other Secured Parties that, as of the date hereof, there has been no change in the information described in the Perfection Certificate delivered on the Closing Date (as supplemented by any perfection certificate supplements delivered prior to the date hereof, the "Prior Perfection Certificate"), other than as follows:

         1. Names. (a) Except as listed on Schedule 1(a) attached hereto and made a part hereof, (x) Schedule 1(a) to the Prior Perfection Certificate sets forth the exact legal name of the Company and each Subsidiary of the Company, as such name appears in its respective certificate of incorporation or any other organizational document; (y) the Company and each Subsidiary is (i) the type of entity disclosed next to its name in Schedule 1(a) to the Prior Perfection Certificate and (ii) a registered organization except to the extent disclosed in Schedule 1(a) to the Prior Perfection Certificate; and (z) set forth in Schedule 1(a) to the Prior Perfection Certificate is the organizational identification number, if any, of the Company and each Subsidiary of the Company that is a registered organization, the Federal Taxpayer Identification Number of the Company and each domestic Subsidiary of the Company and the state of formation of the Company and each domestic Subsidiary of the Company.

         (b) Except as listed on Schedule 1(b) attached hereto and made a part hereof, set forth in Schedule 1(b) of the Prior Perfection Certificate is any other corporate or organizational names the Company and each Subsidiary the Company has had in the past five years, together with the date of the relevant change.

         (c) Except as listed on Schedule 1(c) attached hereto and made a part hereof, set forth in Schedule 1(c) of the Prior Perfection Certificate is
(i) a list of all other names (including trade names or similar appellations) used by the Company and each Subsidiary of the Company, or any other business or organization to which the Company and each Subsidiary of the Company became the successor by merger, consolidation, acquisition, change in form, nature or jurisdiction of organization or otherwise, at any time between January 1, 1999 and the date hereof and (ii) the information required by Section 1 of this certificate for any other business or organization to which the Company and each Subsidiary of the Company became the successor by merger, consolidation, acquisition, change in form, nature or jurisdiction of organization or otherwise, at any time between January 1, 1999 and the date hereof.

         2. Current Locations. (a) Except as listed on Schedule 2(a) attached hereto and made a part hereof, the chief executive office of the Company and each Subsidiary of the Company is located at the address set forth in Schedule 2(a) of the Prior Perfection Certificate.

         (b) Except as listed on Schedule 2(b) attached hereto and made a part hereof, set forth in Schedule 2(b) of the Prior Perfection Certificate are all locations where the Company and each Subsidiary of the Company maintains any books or records relating to any Collateral.

         (c) Except as listed on Schedule 2(c) attached hereto and made a part hereof, set forth in Schedule 2(c) of the Prior Perfection Certificate are all the other places of business of the Company and each Subsidiary of the Company.

         (d) Except as listed on Schedule 2(d) attached hereto and made a part hereof, set forth in Schedule 2(d) of the Prior Perfection Certificate are all other locations where the Company and each Subsidiary of the Company maintains any of the Collateral consisting of inventory or equipment not identified above.

         (e) Except as listed on Schedule 2(e) attached hereto and made a part hereof, set forth in Schedule 2(e) of the Prior Perfection Certificate are the names and addresses of all persons or entities other than the Company and each Subsidiary of the Company, such as lessees, consignees, warehousemen or purchasers of chattel paper, which have possession or are intended to have possession of any of the Collateral consisting of instruments, chattel paper, inventory or equipment.

         3. Extraordinary Transactions. Except for those purchases, acquisitions and other transactions described on Schedule 3 attached hereto and on Schedule 3 to the Prior Perfection Certificate, all of the Collateral has been originated by the Company and each Subsidiary of the Company in the ordinary course of business or consists of goods which have been acquired by the Company or any Subsidiary of the Company in the ordinary course of business from a person in the business of selling goods of that kind.

         4. File Search Reports. Except as listed on Schedule 4(a) attached hereto and made a part hereof, set forth in Schedule 4(a) of the Prior Perfection Certificate is a true and accurate summary of file search reports from (A) the Uniform Commercial Code filing offices (i) in each jurisdiction identified in Section 1(a) or Section 2 hereto and thereto with respect to each legal name set forth in Section 1 and (ii) in each jurisdiction described in
Schedule 1(c) thereto or Schedule 3 hereto or thereto relating to any of the transactions described in Schedule (1)(c) or Schedule 3 hereto or thereto with respect to each legal name of the person or entity from which the Company or any domestic Subsidiary of the Company purchased or otherwise acquired any of the Collateral and (B) each filing officer in each real estate recording office identified on Schedule 7 hereto or thereto with respect to real estate on which Collateral consisting of fixtures is or is to be located. Except as listed on
Schedule 4(b) attached hereto and made a part hereof, attached to the Prior Perfection Certificate as Schedule 4(b) is a true copy of each financing statement, including judgment and tax liens, bankruptcy and pending lawsuits or other filing identified in such file search reports.

         5. UCC Filings. Except as set listed on Schedule 5 attached hereto and made a part hereof, the financing statements (duly authorized by the Company or the applicable domestic Subsidiary constituting the debtor therein), including the indications of the Collateral, relating to the Security Agreement or the applicable Mortgage, are set forth in Schedule 5 to the Prior Perfection Certificate, and are in the appropriate forms for filing in the filing offices in the jurisdictions identified in Schedule 6 thereto and hereto.

         6. Schedule of Filings. Except as listed on Schedule 6 attached hereto and made a part hereof, attached to the Prior Perfection Certificate as
Schedule 6 is a schedule of (i) the appropriate filing offices for the financing statements attached thereto and hereto as Schedule 5, (ii) the appropriate filing offices for the filings described in Schedule 13(e) thereto and hereto and (iii) any other actions required to create, preserve, protect and perfect the security interests in the Pledged Collateral (as defined in the Security Agreement) granted to the Collateral Agent pursuant to the Collateral Documents. No other filings or actions are required to create, preserve, protect and perfect the security interests in the Pledged Collateral granted to the Collateral Agent pursuant to the Collateral Documents.

         7. Real Property. Except as listed on Schedule 7 attached hereto and made a part hereof, Schedule 7 to the Prior Perfection Certificate sets forth a list of all real property owned or leased by the Company and each Subsidiary of the Company.

         8. Termination Statements. Except as listed on Schedule 8(a) attached hereto and made a part hereof, Schedule 8(a) to the Prior Perfection Certificate sets forth the duly authorized termination statements in the appropriate form for filing in each applicable jurisdiction identified in
Schedule 8(b) hereto and thereto with respect to each Lien described therein.

         9. No Change. The undersigned knows of no anticipated change in any of the circumstances or with respect to any of the matters contemplated in Sections 1 through 8 and Section 10 through Section 16 hereto except as set forth on Schedule 9 attached hereto and made a part hereof.

         10. Stock Ownership and other Equity Interests. Except as listed on Schedule 10 attached hereto and made a part hereof, Schedule 10 to the Prior Perfection Certificate (x) is a true and correct list of all the issued and outstanding stock, partnership interests, limited liability company membership interests or other equity interest of the Company and each of the Company's Subsidiaries and the record and beneficial owners of such stock, partnership interests, membership interests or other equity interests and (y) sets forth each equity investment of the Company and each of the Company's Subsidiaries that represents 50% or less of the equity of the entity in which such investment was made.

         11.      Instruments and Tangible Chattel Paper. Except as listed on
Schedule 11 attached hereto and made a part hereof, Schedule 11 to the Prior Perfection Certificate is a true and correct list of all promissory notes, instruments (other than checks to be deposited in the ordinary course of business), tangible chattel paper, electronic chattel paper and other evidence of indebtedness held by the Company and any of the Company's Subsidiaries as of ______________, 2004, including all intercompany notes between the Company and any of the Company's Subsidiaries.

         12. Advances. Except as listed on Schedule 12 attached hereto and made a part hereof, Schedule 12 to the Prior Perfection Certificate is (a) a true and correct list of all advances made by the Company to any of the Company's Subsidiaries or made by any Subsidiary of the Company to the Company or any other Subsidiary of the Company as of ____________, 2004 (other than those identified on Schedule 12 hereto or thereto), which advances will be on and after the date hereof evidenced by one or more intercompany notes pledged to the Collateral Agent under the Security Agreement and (b) a true and correct list of all unpaid intercompany transfers of goods sold and delivered by or to the Company or any Subsidiary of the Company as of __________________, 2004.

         13. Intellectual Property. (a) Except as listed on Schedule 13(a) attached hereto and made a part hereof, Schedule 13(a) to the Prior Perfection Certificate is a schedule setting forth all of the Company's and each of the Company's Subsidiaries' Patents, Patent Licenses, Trademarks and Trademark Licenses (each as defined in the Security Agreement), including the name of the registered owner and the registration number of each Patent, Patent License, Trademark and Trademark License owned the Company and each of the Company's Subsidiaries. Except as listed on Schedule 13(b) attached hereto and made a part hereof, Schedule 13(b) to the Prior Perfection Certificate is a schedule setting forth all of the Company's and each of the Company's Subsidiaries' Copyrights and Copyright Licenses (each as defined in the Security Agreement), including the name of the registered owner and the registration number of each Copyright or Copyright License owned by the Company or any of the Company's Subsidiaries

         (b) Except as listed on Schedule 13(c) attached hereto and made a part hereof, attached to the Prior Perfection Certificate as Schedule 13(c) in proper form for filing with the United States Patent and Trademark Office is a schedule setting forth all of the Company's and each of the Company's Subsidiaries' Patents and Trademarks registered with the United States Patent and Trademark Office, including the name of the registered owner and the registration number Patent and Trademark owned by the Company and each of the Company's Subsidiaries. Except as listed on Schedule 13(d) attached hereto and made a part hereof, attached to the Prior Perfection Certificate as Schedule 13(d) in proper form for filing with the United States Copyright Office (as defined in the Security Agreement) is a schedule setting forth all of the Company's and each of the Company's Subsidiaries' United States Copyrights, including the name of the registered owner and the registration number of each Copyright owned by the Company or any of the Company's Subsidiaries.

         (c) Except as listed on Schedule 13(e) attached hereto and made a part hereof, attached to the Prior Perfection Certificate as Schedule 13(e) in proper form for filing with the United States Patent and Trademark Office are the filings necessary to preserve, protect and perfect the security interests in the Copyrights, Trademarks and Patents set forth on Schedule 13(c) and Schedule 13(d) hereto and thereto, including duly signed copies of each of the Patent Security Agreement, Trademark Security Agreement and the Copyright Security Agreement, as applicable.

         14. Commercial Tort Claims. Except as listed on Schedule 14 attached hereto and made a part hereof, attached to the Prior Perfection Certificate as Schedule 14 is a true and correct list of all Commercial Tort Claims (as defined in the Security Agreement) held by the Company or any of the Company's Subsidiaries, including a brief description thereof.

         15. Deposit Accounts, Securities Accounts and Commodity Accounts. Except as listed on Schedule 15 attached hereto and made a part hereof, attached to the Prior Perfection Certificate as Schedule 15 is a true and complete list of all Deposit Accounts, Securities Accounts and Commodity Accounts (each as defined in the Security Agreement) maintained by the Company and each of the Company's Subsidiaries, including the name of each institution where each such account is held, the name of each such account and the name of each entity that holds each account.

         16. Letter-of-Credit Rights. Except as listed on Schedule 16 attached hereto and made a part hereof, attached to the Prior Perfection Certificate as Schedule 16 is a true and correct list of all Letters of Credit issued in favor of the Company or any of the Company's Subsidiaries, as beneficiary thereunder.

         17.      Motor Vehicles/Certificates of Title. Except as listed on
Schedule 17 attached hereto and made a part hereof, attached to the Prior Perfection Certificate as Schedule 17 is a true and correct list of all motor vehicles (covered by certificates of title or ownership) valued at over $50,000 and owned by the Company or any of the Company's Subsidiaries, and the owner and approximate value of such motor vehicles.

         [The Remainder of this Page has been intentionally left blank]

         IN WITNESS WHEREOF, we have hereunto signed this Perfection Certificate Supplement as of this ____ day of ________________, 200[ ].

                                              IONICS, INCORPORATED

                                              By: ______________________________
                                                  Name:
                                                  Title:

                                              [EACH OF THE GUARANTORS]

                                              By: ______________________________
                                                  Name:
                                                  Title:

                                  SCHEDULE 1(a)

                                LEGAL NAMES, ETC.

                                     REGISTERED ORGANIZATION                               FEDERAL TAXPAYER
  LEGAL NAME      TYPE OF ENTITY            (YES/NO)           ORGANIZATIONAL NUMBER(a)   IDENTIFICATION NUMBER   STATE OF FORMATION
--------------   -----------------   -----------------------   ------------------------   ---------------------   ------------------
--------------   -----------------   -----------------------   ------------------------   ---------------------   ------------------

--------------   -----------------   -----------------------   ------------------------   ---------------------   ------------------

--------------   -----------------   -----------------------   ------------------------   ---------------------   ------------------

-------------
(a) If none, so state.

                                  SCHEDULE 1(b)

                           PRIOR ORGANIZATIONAL NAMES


  COMPANY/SUBSIDIARY                  PRIOR NAME                 DATE OF CHANGE
----------------------    -----------------------------------    --------------
----------------------    -----------------------------------    --------------

----------------------    -----------------------------------    --------------

----------------------    -----------------------------------    --------------

----------------------    -----------------------------------    --------------

                                  SCHEDULE 1(c)

                   CHANGES IN CORPORATE IDENTITY; OTHER NAMES

                                                                                                LIST OF ALL OTHER NAMES
                             CORPORATE NAME OF                       DATE OF      STATE OF      USED DURING PAST FIVE
  COMPANY/SUBSIDIARY               ENTITY              ACTION        ACTION       FORMATION             YEARS
----------------------    -----------------------    ----------    ----------    -----------    -----------------------
----------------------    -----------------------    ----------    ----------    -----------    -----------------------

----------------------    -----------------------    ----------    ----------    -----------    -----------------------

----------------------    -----------------------    ----------    ----------    -----------    -----------------------

----------------------    -----------------------    ----------    ----------    -----------    -----------------------

----------------------    -----------------------    ----------    ----------    -----------    -----------------------

----------------------    -----------------------    ----------    ----------    -----------    -----------------------

----------------------    -----------------------    ----------    ----------    -----------    -----------------------

----------------------    -----------------------    ----------    ----------    -----------    -----------------------

----------------------    -----------------------    ----------    ----------    -----------    -----------------------

                  [Add Information required by Section 1 to the extent required by Section 1(c) of the Perfection Certificate Supplement]

                                  SCHEDULE 2(a)

                             CHIEF EXECUTIVE OFFICES


  COMPANY/SUBSIDIARY                     ADDRESS                         COUNTY              STATE
----------------------    -------------------------------------    -----------------    ----------------
----------------------    -------------------------------------    -----------------    ----------------

----------------------    -------------------------------------    -----------------    ----------------

----------------------    -------------------------------------    -----------------    ----------------

----------------------    -------------------------------------    -----------------    ----------------

----------------------    -------------------------------------    -----------------    ----------------

----------------------    -------------------------------------    -----------------    ----------------

                                  SCHEDULE 2(b)
                                LOCATION OF BOOKS

  COMPANY/SUBSIDIARY                     ADDRESS                        COUNTY               STATE
----------------------    -------------------------------------    -----------------    ----------------
----------------------    -------------------------------------    -----------------    ----------------

----------------------    -------------------------------------    -----------------    ----------------

----------------------    -------------------------------------    -----------------    ----------------

----------------------    -------------------------------------    -----------------    ----------------

----------------------    -------------------------------------    -----------------    ----------------

----------------------    -------------------------------------    -----------------    ----------------

                                  SCHEDULE 2(c)

                            OTHER PLACES OF BUSINESS

  COMPANY/SUBSIDIARY                     ADDRESS                        COUNTY               STATE
----------------------    -------------------------------------    -----------------    ----------------
----------------------    -------------------------------------    -----------------    ----------------

----------------------    -------------------------------------    -----------------    ----------------

----------------------    -------------------------------------    -----------------    ----------------

----------------------    -------------------------------------    -----------------    ----------------

                                  SCHEDULE 2(d)

                 ADDITIONAL LOCATIONS OF EQUIPMENT AND INVENTORY

  COMPANY/SUBSIDIARY                     ADDRESS                        COUNTY               STATE
----------------------    -------------------------------------    -----------------    ----------------
----------------------    -------------------------------------    -----------------    ----------------

----------------------    -------------------------------------    -----------------    ----------------

----------------------    -------------------------------------    -----------------    ----------------

                                  SCHEDULE 2(e)

                    LOCATIONS OF COLLATERAL IN POSSESSION OF
                  PERSONS OTHER THAN COMPANY OR ANY SUBSIDIARY

                                NAME OF ENTITY IN
                                  POSSESSION OF
                              COLLATERAL/CAPACITY OF         ADDRESS/LOCATION OF
  COMPANY/SUBSIDIARY               SUCH ENTITY                  COLLATERAL                COUNTY            STATE
----------------------    ------------------------------    ---------------------    ----------------    ------------
----------------------    ------------------------------    ---------------------    ----------------    ------------

----------------------    ------------------------------    ---------------------    ----------------    ------------

----------------------    ------------------------------    ---------------------    ----------------    ------------

----------------------    ------------------------------    ---------------------    ----------------    ------------

                                  SCHEDULE (3)

           TRANSACTIONS OTHER THAN IN THE ORDINARY COURSE OF BUSINESS

  COMPANY/SUBSIDIARY      DESCRIPTION OF TRANSACTION INCLUDING PARTIES THERETO    DATE OF TRANSACTION
----------------------    ----------------------------------------------------    -------------------
----------------------    ----------------------------------------------------    -------------------

----------------------    ----------------------------------------------------    -------------------

----------------------    ----------------------------------------------------    -------------------

                                  SCHEDULE 4(a)

                               FILE SEARCH REPORTS

  COMPANY/SUBSIDIARY        SEARCH REPORT DATED          PREPARED BY            JURISDICTION
----------------------    -----------------------    -------------------    --------------------
----------------------    -----------------------    -------------------    --------------------

----------------------    -----------------------    -------------------    --------------------

----------------------    -----------------------    -------------------    --------------------

SEE ATTACHED.

                                  SCHEDULE 4(b)

                     COPIES OF REPORTED FINANCING STATEMENTS

         SEE ATTACHED.

                                   SCHEDULE 5

                    COPY OF FINANCING STATEMENTS TO BE FILED

         SEE ATTACHED.

                                   SCHEDULE 6

                             FILINGS/FILING OFFICES


         TYPE
          OF                                         APPLICABLE COLLATERAL
        FILING(a)                  ENTITY                   DOCUMENT            JURISDICTIONS
----------------------    -----------------------    ---------------------    ------------------
----------------------    -----------------------    ---------------------    ------------------

----------------------    -----------------------    ---------------------    ------------------

----------------------    -----------------------    ---------------------    ------------------

----------------------    -----------------------    ---------------------    ------------------

----------------------
(a) UCC-1 financing statement, fixture filing, mortgage, intellectual property filing or other necessary filing.

                                   SCHEDULE 7

                                  REAL PROPERTY

                                                         OWNED OR         LANDLORD/OWNER IF    DESCRIPTION OF
   ENTITY OF RECORD           LOCATION ADDRESS            LEASED                LEASED         LEASE DOCUMENTS
----------------------    -----------------------    -----------------    -----------------    ---------------
----------------------    -----------------------    -----------------    -----------------    ---------------

----------------------    -----------------------    -----------------    -----------------    ---------------

----------------------    -----------------------    -----------------    -----------------    ---------------

----------------------    -----------------------    -----------------    -----------------    ---------------

----------------------    -----------------------    -----------------    -----------------    ---------------

----------------------    -----------------------    -----------------    -----------------    ---------------

----------------------    -----------------------    -----------------    -----------------    ---------------

                                  SCHEDULE 8(a)

ATTACHED HERETO IS A TRUE COPY OF EACH TERMINATION STATEMENT FILING DULY ACKNOWLEDGED OR OTHERWISE IDENTIFIED BY THE FILING OFFICER.

                                  SCHEDULE 8(b)

                          TERMINATION STATEMENT FILINGS

                                                                                                  UCC-1           UCC-1
       DEBTOR                JURISDICTION         SECURED PARTY        TYPE OF COLLATERAL        FILE DATE      FILE NUMBER
----------------------    ------------------    -----------------    ----------------------    -------------    -----------
----------------------    ------------------    -----------------    ----------------------    -------------    -----------

----------------------    ------------------    -----------------    ----------------------    -------------    -----------

----------------------    ------------------    -----------------    ----------------------    -------------    -----------

----------------------    ------------------    -----------------    ----------------------    -------------    -----------

                                   SCHEDULE 9

    CHANGES FROM CIRCUMSTANCES DESCRIBED IN PERFECTION CERTIFICATE SUPPLEMENT

                                   SCHEDULE 10

                   STOCK OWNERSHIP AND OTHER EQUITY INTERESTS

COMPANY/SUBSIDIARY: ______________

CURRENT LEGAL ENTITIES
         OWNED               RECORD OWNER        CERTIFICATE NO.       NO. SHARES/INTEREST      PERCENT PLEDGED
----------------------    ------------------    -----------------    ----------------------    -----------------
----------------------    ------------------    -----------------    ----------------------    -----------------

----------------------    ------------------    -----------------    ----------------------    -----------------

----------------------    ------------------    -----------------    ----------------------    -----------------

----------------------    ------------------    -----------------    ----------------------    -----------------

                                   SCHEDULE 11

                     INSTRUMENTS AND TANGIBLE CHATTEL PAPER

1. Promissory Notes:

        ENTITY             PRINCIPAL AMOUNT      DATE OF ISSUANCE         INTEREST RATE          MATURITY DATE
----------------------    ------------------    -----------------    ----------------------    -----------------
----------------------    ------------------    -----------------    ----------------------    -----------------

----------------------    ------------------    -----------------    ----------------------    -----------------

----------------------    ------------------    -----------------    ----------------------    -----------------

2. Chattel Paper:

                                   SCHEDULE 12

                                    ADVANCES

                                                               DESCRIPTION AND DATE OF
DESCRIPTION AND DATE OF                                         UNPAID INTERCOMPANY
         ADVANCE                 FROM               TO            TRANSFER OF GOODS             FROM               TO
-----------------------    -----------------    -----------    -----------------------    -----------------    -----------
-----------------------    -----------------    -----------    -----------------------    -----------------    -----------

-----------------------    -----------------    -----------    -----------------------    -----------------    -----------

-----------------------    -----------------    -----------    -----------------------    -----------------    -----------

                                 SCHEDULE 13(a)

                             PATENTS AND TRADEMARKS

PATENTS:

Registrations:

               REGISTRATION
  OWNER           NUMBER       COUNTRY    DESCRIPTION
-----------    ------------    -------    -----------

Applications:

               APPLICATION
  OWNER           NUMBER       COUNTRY    DESCRIPTION
-----------    ------------    -------    -----------

Licenses:

                                         REGISTRATION/
                                          APPLICATION
 LICENSEE        LICENSOR      COUNTRY      NUMBER       DESCRIPTION
-----------    ------------    -------   -------------   -------------

TRADEMARKS:

Registrations:

               REGISTRATION
  OWNER           NUMBER       COUNTRY     TRADEMARK
-----------    ------------    -------    -----------

Applications:

               APPLICATION
  OWNER           NUMBER       COUNTRY     TRADEMARK
-----------    ------------    -------    -----------

Licenses:

                                          REGISTRATION/
                                          APPLICATION
 LICENSEE        LICENSOR      COUNTRY       NUMBER        TRADEMARK
-----------    ------------    -------    -------------    ---------

                                 SCHEDULE 13(b)
                                   COPYRIGHTS

Registrations:

   OWNER         COUNTRY        TITLE     REGISTRATION NUMBER
-----------    ------------    -------    -------------------

Applications:

   OWNER          COUNTRY      APPLICATION NUMBER
-----------    ------------    ------------------

Licenses:

                                          REGISTRATION/
                                           APPLICATION
 LICENSEE        LICENSOR      COUNTRY       NUMBER        DESCRIPTION
-----------    ------------    -------    -------------    -----------

                                 SCHEDULE 13(c)

                             PATENTS AND TRADEMARKS

PATENTS:

Registrations:

               REGISTRATION
   OWNER          NUMBER       DESCRIPTION
-----------    ------------    -----------

Applications:

               APPLICATION
   OWNER          NUMBER       DESCRIPTION
-----------    ------------    -----------

TRADEMARKS:

Registrations:

               REGISTRATION
   OWNER          NUMBER       TRADEMARK
-----------    ------------    ---------

Applications:

               APPLICATION
   OWNER          NUMBER       TRADEMARK
-----------    ------------    ---------

                                 SCHEDULE 13(d)

                                   COPYRIGHTS

               REGISTRATION
   OWNER          NUMBER        TITLE
-----------    ------------    -------

                                 SCHEDULE 13(e)

                          INTELLECTUAL PROPERTY FILINGS

                                   SCHEDULE 14

                             COMMERCIAL TORT CLAIMS

                                   SCHEDULE 15

          DEPOSIT ACCOUNTS, SECURITIES ACCOUNTS AND COMMODITY ACCOUNTS

                                    BANK OR
   OWNER       TYPE OF ACCOUNT    INTERMEDIARY    ACCOUNT NUMBERS
-----------    ---------------    ------------    ---------------

                                   SCHEDULE 16

                             LETTER OF CREDIT RIGHTS

                                   SCHEDULE 17

                      MOTOR VEHICLES/CERTIFICATES OF TITLE

                                                                       EXHIBIT M

================================================================================

                                    [Form of]

                               SECURITY AGREEMENT

                                       By

                              IONICS, INCORPORATED,
                                   as Borrower

                                       and

                           THE GUARANTORS PARTY HERETO

                                       and

                            UBS AG, STAMFORD BRANCH,
                               as Collateral Agent

                             ----------------------

                          Dated as of February 13, 2004

================================================================================

                                TABLE OF CONTENTS

                                                                       PAGE
                                                                       ----
PREAMBLE..............................................................     1

RECITALS..............................................................     1

AGREEMENT.............................................................     2

                                  ARTICLE I

                       DEFINITIONS AND INTERPRETATION

SECTION 1.1.     DEFINITIONS..........................................     2
SECTION 1.2.     INTERPRETATION.......................................    11
SECTION 1.3.     RESOLUTION OF DRAFTING AMBIGUITIES...................    11
SECTION 1.4.     PERFECTION CERTIFICATE...............................    11

                                 ARTICLE II

                  GRANT OF SECURITY AND SECURED OBLIGATIONS

SECTION 2.1.     GRANT OF SECURITY INTEREST...........................    11
SECTION 2.2.     FILINGS..............................................    12

                                 ARTICLE III

                PERFECTION; SUPPLEMENTS; FURTHER ASSURANCES;
                          USE OF PLEDGED COLLATERAL

SECTION 3.1.     DELIVERY OF CERTIFICATED SECURITIES COLLATERAL.......    13
SECTION 3.2.     PERFECTION OF UNCERTIFICATED SECURITIES COLLATERAL...    14
SECTION 3.3.     FINANCING STATEMENTS AND OTHER FILINGS;
                    MAINTENANCE OF PERFECTED SECURITY INTEREST........    14
SECTION 3.4.     OTHER ACTIONS........................................    15
SECTION 3.5.     JOINDER OF ADDITIONAL GUARANTORS.....................    20
SECTION 3.6.     SUPPLEMENTS; FURTHER ASSURANCES......................    20

                                                                          Page
                                                                          ----
                                   ARTICLE IV

                    REPRESENTATIONS, WARRANTIES AND COVENANTS

SECTION 4.1.     TITLE................................................      21
SECTION 4.2.     VALIDITY OF SECURITY INTEREST........................      21
SECTION 4.3.     DEFENSE OF CLAIMS; TRANSFERABILITY OF PLEDGED
                    COLLATERAL........................................      21
SECTION 4.4.     OTHER FINANCING STATEMENTS...........................      22
SECTION 4.5.     CHIEF EXECUTIVE OFFICE; CHANGE OF NAME;
                    JURISDICTION OF ORGANIZATION......................      22
SECTION 4.6.     LOCATION OF INVENTORY AND EQUIPMENT..................      22
SECTION 4.7.     DUE AUTHORIZATION AND ISSUANCE.......................      23
SECTION 4.8.     CONSENTS, ETC........................................      23
SECTION 4.9.     PLEDGED COLLATERAL...................................      23
SECTION 4.10.    INSURANCE............................................      23
SECTION 4.11.    PAYMENT OF TAXES; COMPLIANCE WITH LAWS;
                    CONTESTING LIENS; CLAIMS..........................      23
SECTION 4.12.    ACCESS TO PLEDGED COLLATERAL, BOOKS AND
                    RECORDS; OTHER INFORMATION........................      24

                                  ARTICLE V

               CERTAIN PROVISIONS CONCERNING SECURITIES COLLATERAL

SECTION 5.1.     PLEDGE OF ADDITIONAL SECURITIES COLLATERAL...........      24
SECTION 5.2.     VOTING RIGHTS; DISTRIBUTIONS; ETC....................      25
SECTION 5.3.     DEFAULTS, ETC........................................      26
SECTION 5.4.     CERTAIN AGREEMENTS OF PLEDGORS AS ISSUERS AND
                    HOLDERS OF EQUITY INTERESTS.......................      26

                                   ARTICLE VI

                   CERTAIN PROVISIONS CONCERNING INTELLECTUAL
                               PROPERTY COLLATERAL

SECTION 6.1.     GRANT OF LICENSE.....................................      27
SECTION 6.2.     PROTECTION OF COLLATERAL AGENT'S SECURITY............      27
SECTION 6.3.     AFTER-ACQUIRED PROPERTY..............................      28
SECTION 6.4.     LITIGATION...........................................      28

                                                                          Page
                                                                          ----
                                   ARTICLE VII

                     CERTAIN PROVISIONS CONCERNING ACCOUNTS

SECTION 7.1.     MAINTENANCE OF RECORDS...............................      29
SECTION 7.2.     LEGEND...............................................      29
SECTION 7.3.     MODIFICATION OF TERMS, ETC...........................      29
SECTION 7.4.     COLLECTION...........................................      30

                                  ARTICLE VIII

                                    TRANSFERS

SECTION 8.1.     TRANSFERS OF PLEDGED COLLATERAL......................      30

                                   ARTICLE IX

                                    REMEDIES

SECTION 9.1.     REMEDIES.............................................      30
SECTION 9.2.     NOTICE OF SALE.......................................      32
SECTION 9.3.     WAIVER OF NOTICE AND CLAIMS..........................      32
SECTION 9.4.     CERTAIN SALES OF PLEDGED COLLATERAL..................      33
SECTION 9.5.     NO WAIVER; CUMULATIVE REMEDIES.......................      34
SECTION 9.6.     CERTAIN ADDITIONAL ACTIONS REGARDING
                    INTELLECTUAL PROPERTY.............................      35

                                    ARTICLE X

            PROCEEDS OF CASUALTY EVENTS AND COLLATERAL DISPOSITIONS;
                             APPLICATION OF PROCEEDS

SECTION 10.1.    PROCEEDS OF CASUALTY EVENTS AND COLLATERAL
                    DISPOSITIONS......................................      35
SECTION 10.2.    APPLICATION OF PROCEEDS..............................      35

                                   ARTICLE XI

                                  MISCELLANEOUS

SECTION 11.1.    CONCERNING COLLATERAL AGENT..........................      36
SECTION 11.2.    COLLATERAL AGENT MAY PERFORM; COLLATERAL
                    AGENT APPOINTED ATTORNEY-IN-FACT..................      37

                                                                          Page
                                                                          ----
SECTION 11.3.    CONTINUING SECURITY INTEREST; ASSIGNMENT.............      37
SECTION 11.4.    TERMINATION; RELEASE.................................      37
SECTION 11.5.    MODIFICATION IN WRITING..............................      38
SECTION 11.6.    NOTICES..............................................      38
SECTION 11.7.    GOVERNING LAW, CONSENT TO JURISDICTION AND
                    SERVICE OF PROCESS; WAIVER OF JURY TRIAL..........      38
SECTION 11.8.    SEVERABILITY OF PROVISIONS...........................      38
SECTION 11.9.    EXECUTION IN COUNTERPARTS............................      38
SECTION 11.10.   BUSINESS DAYS........................................      39
SECTION 11.11.   WAIVER OF STAY.......................................      39
SECTION 11.12.   NO CREDIT FOR PAYMENT OF TAXES OR IMPOSITION.........      39
SECTION 11.13.   NO CLAIMS AGAINST COLLATERAL AGENT...................      39
SECTION 11.14.   NO RELEASE...........................................      40
SECTION 11.15.   OBLIGATIONS ABSOLUTE.................................      40

SIGNATURES............................................................     S-1

Schedule 3.4(b)      Deposit Accounts
Schedule 3.4(i)      Third Party Agreements

EXHIBIT 1            Form of Issuer's Acknowledgment
EXHIBIT 2            Form of Securities Pledge Amendment
EXHIBIT 3            Form of Joinder Agreement
EXHIBIT 4            Form of Control Agreement Concerning Securities Accounts
EXHIBIT 5            Form of Control Agreement Concerning Deposit Accounts
EXHIBIT 6            Form of Copyright Security Agreement
EXHIBIT 7            Form of Patent Security Agreement
EXHIBIT 8            Form of Trademark Security Agreement
EXHIBIT 9            Form of Bailee's Letter

                               SECURITY AGREEMENT

                  SECURITY AGREEMENT dated as of February 13, 2004 (as amended, amended and restated, supplemented or otherwise modified from time to time in accordance with the provisions hereof, the "Agreement") made by IONICS, INCORPORATED, a Massachusetts corporation (the "Borrower") and THE GUARANTORS LISTED ON THE SIGNATURE PAGES HERETO (the "Original Guarantors") OR FROM TIME TO TIME PARTY HERETO BY EXECUTION OF A JOINDER AGREEMENT (the "Additional Guarantors," and together with the Original Guarantors, the "Guarantors"), as pledgors, assignors and debtors (the Borrower, together with the Guarantors, in such capacities and together with any successors in such capacities, the "Pledgors," and each, a "Pledgor"), in favor of UBS AG, STAMFORD BRANCH, in its capacity as collateral agent pursuant to the Credit Agreement (as hereinafter defined), as pledgee, assignee and secured party (in such capacities and together with any successors in such capacities, the "Collateral Agent").

                                R E C I T A L S :

                  A. The Borrower, the Original Guarantors, the Collateral Agent and the lending institutions listed therein (the "Lenders") have, in connection with the execution and delivery of this Agreement, entered into that certain credit agreement, dated as of February 13, 2004 (as amended, amended and restated, supplemented or otherwise modified from time to time, the "Credit Agreement").

                  B. Each Original Guarantor has, pursuant to the Credit Agreement, unconditionally guaranteed the Obligations.

                  C. The Borrower and each Original Guarantor will receive substantial benefits from the execution, delivery and performance of the obligations under the Credit Agreement and the other Loan Documents and each is, therefore, willing to enter into this Agreement.

                  D. Each Pledgor is or, as to Pledged Collateral (as hereinafter defined) acquired by such Pledgor after the date hereof will be, the legal and/or beneficial owner of the Pledged Collateral pledged by it hereunder.

                  E. This Agreement is given by each Pledgor in favor of the Collateral Agent for the benefit of the Secured Parties (as hereinafter defined) to secure the payment and performance of all of the Obligations (as hereinafter defined).

                  F. It is a condition to the obligations of the Lenders to make the Loans under the Credit Agreement and a condition to the Issuing Bank issuing Letters of Credit under the Credit Agreement that each Pledgor execute and deliver the applicable Loan Documents, including this Agreement.

                               A G R E E M E N T :

                  NOW THEREFORE, in consideration of the foregoing premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each Pledgor and the Collateral Agent hereby agree as follows:

                                   ARTICLE I

                         DEFINITIONS AND INTERPRETATION

                  SECTION 1.1.  Definitions.

                  (a) Unless otherwise defined herein or in the Credit Agreement, capitalized terms used herein that are defined in the UCC shall have the meanings assigned to them in the UCC.

                  (b) Terms used but not otherwise defined herein that are defined in the Credit Agreement shall have the meanings given to them in the Credit Agreement. Sections 1.03 and 1.05 of the Credit Agreement shall apply herein mutatis mutandis.

                  (c) The following terms shall have the following meanings:

                  "Acquisition Document Rights" shall mean, with respect to each Pledgor, collectively, all of such Pledgor's rights, title and interest in, to and under the Acquisition Documents, including (i) all rights and remedies relating to monetary damages, including indemnification rights and remedies, and claims for damages or other relief pursuant to or in respect of the Acquisition Documents, (ii) all rights and remedies relating to monetary damages, including indemnification rights and remedies, and claims for monetary damages under or in respect of the agreements, documents and instruments referred to in the Acquisition Documents or related thereto and (iii) all proceeds, collections, recoveries and rights of subrogation with respect to the foregoing.

                  "Additional Guarantors" shall have the meaning assigned to such term in the Preamble hereof.

                  "Additional Pledged Interests" shall mean, collectively, with respect to each Pledgor, (i) all options, warrants, rights, agreements, additional membership, partnership or other equity interests of whatever class of any issuer of Initial Pledged Interests or any interest in any such issuer, together with all rights, privileges, authority and powers of such Pledgor relating to such interests in each such issuer or under any Organizational Document of any such issuer, and the certificates, instruments and agreements representing such membership, partnership or other interests and any and all interest of such Pledgor in the entries on the books of any financial in-termediary pertaining to such membership, partnership or other equity interests from time to time acquired by such Pledgor in any manner and (ii) all membership, partnership or other equity interests, as applicable, of each limited liability company, partnership or other entity (other than a corporation) hereafter acquired or formed by such Pledgor and all options, warrants, rights, agreements, additional membership, partnership or other equity interests of whatever class of such limited liability company, partnership or other entity, together with all rights, privileges, authority and powers of such Pledgor relating to such interests or under any Organizational Document of any such issuer, and the certificates, instruments and agreements representing such membership, partnership or other equity interests and any and all interest of such Pledgor in the entries on the books of any financial intermediary pertaining to such membership, partnership or other interests, from time to time acquired by such Pledgor in any manner.

                  "Additional Pledged Shares" shall mean, collectively, with respect to each Pledgor, (i) all options, warrants, rights, agreements, additional shares of capital stock of whatever class of any issuer of the Initial Pledged Shares or any other equity interest in any such issuer, together with all rights, privileges, authority and powers of such Pledgor relating to such interests issued by any such issuer under any Organizational Document of any such issuer, and the certificates, instruments and agreements representing such interests and any and all interest of such Pledgor in the entries on the books of any financial intermediary pertaining to such interests, from time to time acquired by such Pledgor in any manner and (ii) all the issued and outstanding shares of capital stock of each corporation hereafter acquired or formed by such Pledgor and all options, warrants, rights, agreements or additional shares of capital stock of whatever class of such corporation, together with all rights, privileges, authority and powers of such Pledgor relating to such shares or under any Organizational Document of such corporation, and the certificates, instruments and agreements representing such shares and any and all interest of such Pledgor in the entries on the books of any financial intermediary pertaining to such shares, from time to time acquired by such Pledgor in any manner.

                  "Agreement" shall have the meaning assigned to such term in the Preamble hereof.

                  "Bailee Letter" shall be an agreement in form substantially similar to Exhibit 9 annexed hereto.

                  "Borrower" shall have the meaning assigned to such term in the Preamble hereof.

                  "Claims" shall mean any and all property and other taxes, assessments and special assessments, levies, fees and all governmental charges imposed upon or assessed against, and landlords', carriers', mechanics', workmen's, repairmen's, laborers', materialmen's, suppliers' and warehousemen's Liens and other claims arising by operation of law against, all or any portion of the Pledged Collateral.

                  "Collateral Account" shall mean a collateral account or sub-account established and maintained in accordance with the provisions of
Section 9.01 of the Credit Agreement and all property from time to time on deposit in the Collateral Account.

                  "Collateral Agent" shall have the meaning assigned to such term in the Preamble hereof.

                  "Commodity Account Control Agreement" shall mean a commodity account control agreement in a form that is reasonably satisfactory to the Collateral Agent.

                  "Contested Liens" shall mean, collectively, any Liens incurred in respect of any Claims to the extent that the amounts owing in respect thereof are not yet delinquent or are being contested and otherwise comply with the provisions of Section 4.11 hereof; provided, however, that such Liens shall in all respects be subject and subordinate in priority to the Lien and security interest created by this Agreement, except if and to the extent that the law or regulation creating, permitting or authorizing such Lien provides that such Lien must be superior to the Lien and security interest created and evidenced hereby.

                  "Contracts" shall mean, collectively, with respect to each Pledgor, all sale, service, performance, equipment or property lease contracts, licenses, agreements and grants and all other contracts, agreements or grants (in each case, whether written or oral, or third party or intercompany), between such Pledgor and third parties, and all assignments, amendments, restatements, supplements, extensions, renewals, replacements or modifications thereof.

                  "Control" shall mean (i) in the case of each Deposit Account, "control," as such term is defined in Section 9-104 of the UCC, and (ii) in the case of any Security Entitlement, "control," as such term is defined in Section 8-106 of the UCC and (iii) in the case of any Commodity Contract, "control," as such term is defined in Section 9-106 of the UCC.

                  "Control Agreements" shall mean, collectively, each Deposit Account Control Agreement, each Securities Account Control Agreement and each Commodity Account Control Agreement.

                  "Copyrights" shall mean, collectively, all copyrights (whether statutory or common law, whether established or registered in the United States or any other country or any political subdivision thereof, whether registered or unregistered and whether published or unpublished) and all copyright registrations and applications, together with any and all (i) rights and privileges arising under applicable law with respect to the use of such copyrights, (ii) renewals and extensions thereof and reversionary interests and terminations rights with respect thereto, (iii) income, fees, royalties, damages, claims and payments now or hereafter due and/or payable with respect thereto, including damages and payments for past, present or future infringements thereof, (iv) rights corresponding thereto throughout the world and (v) rights to sue for past, present or future infringements thereof and accountings with respect thereto.

                  "Copyright Security Agreement" shall mean an agreement substantially in the form annexed hereto as Exhibit 6.

                  "Credit Agreement" shall have the meaning assigned to such term in Recital A hereof.

                  "Deposit Account Control Agreement" shall mean an agreement substantially in the form annexed hereto as Exhibit 5 or such other form that is reasonably satisfactory to the Collateral Agent.

                  "Deposit Accounts" shall mean, collectively, with respect to each Pledgor, (i) all "deposit accounts" as such term is defined in the UCC and in any event shall include the LC Sub-Account and the Collateral Account and all accounts and sub-accounts relating to any of the foregoing accounts and (ii) all cash, funds, checks, notes and instruments from time to time on deposit in any of the accounts or sub-accounts described in clause (i) of this definition.

                  "Distributions" shall mean, collectively, with respect to each Pledgor, all dividends, cash, options, warrants, rights, instruments, distributions, returns of capital or principal, income, interest, profits and other property, interests (debt or equity) or proceeds, including as a result of a split, revision, reclassification or other like change of the Pledged Securities, from time to time received, receivable or otherwise distributed to such Pledgor in respect of or in exchange for any or all of the Pledged Securities or Intercompany Notes.

                  "Excluded Property" shall mean:

                  (a) any lease, license, contract, property right or agreement to which any Pledgor is a party, or any license, consent, permit, variance, certification, authorization or approval of any Governmental Authority (or any person acting on behalf of a Governmental Authority) of which any Pledgor is the owner or beneficiary, or any of its rights or interests thereunder, if and for so long as the grant of such security interest shall constitute or result in (i) the abandonment, invalidation or unenforceability of any right, title or interest of any Pledgor therein or (ii) in a breach or termination pursuant to the terms of, or a default under, any such lease, license, contract, property right or agreement or such license, consent, permit, variance, certification, authorization or approval (other than to the extent that any such term would be rendered ineffective pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the UCC (or any successor provision or provisions) of any relevant jurisdiction or any other applicable law or principles of equity);

                  (b) Equipment owned by any Pledgor on the date hereof or hereafter acquired that is subject to a Lien securing a Purchase Money Obligation or Capital Lease Obligation permitted to be incurred pursuant to the provisions of the Credit Agreement if the contract or other agreement in which such Lien is granted (or the documentation providing for such Purchase Money Obligation or Capital Lease Obligation) validly prohibits the creation of any other Lien on such Equipment;

                  (c) any Investment Property or Pledged Securities consisting of Equity Interests in any Foreign Subsidiary to the extent that granting a security interest therein would constitute an investment of earnings in United States property under Section 956 (or a successor provision) of the Code, which investment would or could reasonably be expected to trigger a material increase in the taxable income of a United States shareholder of such Subsidiary pursuant to
         Section 951 (or a successor provision) of the Code, as reasonably determined by Borrower and the Collateral Agent; provided that this exception shall not apply to (A) Voting Stock of any Subsidiary which is a first-tier controlled foreign corporation (as defined in Section 957(a) of the Code) representing up to 65% of the total voting power of all outstanding Voting Stock of such Subsidiary and (B) any portion of the Equity Interests not constituting Voting Stock of any such Subsidiary, except that any such Equity Interests constituting "stock entitled to vote" within the meaning of Treasury Regulation Section 1.956-2(c)(2) shall be treated as Voting Stock for purposes of this clause (c); and

                  (d)      the Escrowed Amounts;

provided, however, that the foregoing shall cease to constitute Excluded Property immediately at such time as the condition causing such abandonment, invalidation or unenforceability shall be remedied and, to the extent severable, any portion of such lease, license, contract, property right, agreement, Equipment, Investment Property or Pledged Securities that does not result in any of the consequences specified in clause (a), (b) or (c) shall not constitute Excluded Property including, without limitation, any Proceeds of such lease, license, contract, property right, agreement, Equipment, Investment Property or Pledged Securities.

                  "General Intangibles" shall mean, collectively, with respect to each Pledgor, all "general intangibles," as such term is defined in the UCC, of such Pledgor and, in any event, shall include (i) all of such Pledgor's rights, title and interest in, to and under all insurance policies and Contracts, (ii) all know-how and warranties relating to any of the Pledged Collateral or the Mortgaged Property, (iii) any and all other rights, claims, choses-in-action and causes of action of such Pledgor against any other person and the benefits of any and all collateral or other security given by any other person in connection therewith, (iv) all guarantees, endorsements and indemnifications on, or of, any of the Pledged Collateral or any of the Mortgaged Property, (v) all lists, books, records, correspondence, ledgers, printouts, files (whether in printed form or stored electronically), tapes and other papers or materials containing information relating to any of the Pledged Collateral or any of the Mortgaged Property, including all customer or tenant lists, identification of suppliers, data, plans, blueprints, specifications, designs, drawings, appraisals, recorded knowledge, surveys, studies, engineering reports, test reports, manuals, standards, processing standards, performance standards, catalogs, research data, computer and automatic machinery software and programs and the like, field repair data, accounting information pertaining to such Pledgor's operations or any of the Pledged Collateral or any of the Mortgaged Property and all media in which or on which any of the information or knowledge or data or records may be recorded or stored and all computer programs used for the compilation or printout of such in-formation, knowledge, records or data, (vi) all licenses, consents, permits, variances, certifications, authorizations and approvals, however characterized, of any Governmental Authority (or any person acting on behalf of a Governmental Authority) now or hereafter acquired or held by such Pledgor pertaining to operations now or hereafter conducted by such Pledgor or any of the Pledged Collateral or any of the Mortgaged Property including building permits, certificates of occupancy, environmental certificates, industrial permits or licenses and certificates of operation and (vii) all rights to reserves, deferred payments, deposits, refunds, indemnification of claims to the extent the foregoing relate to any Pledged Collateral or Mortgaged Property and claims for tax or other refunds against any Governmental Authority relating to any Pledged Collateral or any of the Mortgaged Property.

                  "Goodwill" shall mean, collectively, with respect to each Pledgor, the goodwill connected with such Pledgor's business including all goodwill connected with the use of and symbolized by (i) any Trademark or Trademark License in which such Pledgor has any interest and (ii) all product lines of such Pledgor's business.

                  "Guarantors" shall have the meaning assigned to such term in the Preamble hereof.

                  "Initial Pledged Interests" shall mean, with respect to each Pledgor, all membership, partnership or other equity interests (other than in a corporation), as applicable, of each issuer described in Schedule 10 annexed to the Perfection Certificate, together with all rights, privileges, authority and powers of such Pledgor in and to each such issuer or under any Organizational Document of each such issuer, and the certificates, instruments and agreements representing such membership, partnership or other interests and any and all interest of such Pledgor in the entries on the books of any financial intermediary pertaining to such membership, partnership or other interests.

                  "Initial Pledged Shares" shall mean, collectively, with respect to each Pledgor, the issued and outstanding shares of capital stock of each issuer described in Schedule 10 annexed to the Perfection Certificate together with all rights, privileges, authority and powers of such Pledgor relating to such interests in each such issuer or under any Organizational Document of each such issuer, and the certificates, instruments and agreements representing such shares of capital stock and any and all interest of such Pledgor in the entries on the books of any financial intermediary pertaining to the Initial Pledged Shares.

                  "Instruments" shall mean, collectively, with respect to each Pledgor, all "instruments," as such term is defined in Article 9, rather than
Article 3, of the UCC, and shall include all promissory notes, drafts, bills of exchange or acceptances.

                  "Intellectual Property" shall mean, collectively, all patents, patent applications, rights and interests in patents, trademarks, trade names, service marks, names and likenesses, copyrights and rights under copyright, technology, trade secrets, proprietary information, confi-dential information, domain names, data, software, know-how and processes, including, without limitation, all Patents, Trade Secrets, Trademarks, Copyrights, Licenses and Goodwill.

                  "Intellectual Property Collateral" shall mean all Intellectual Property that constitutes Pledged Collateral.

                 "Intercompany Notes" shall mean, with respect to each Pledgor, all intercompany notes described in Schedule 11 annexed to the Perfection Certificate and intercompany notes hereafter acquired by such Pledgor and all certificates, instruments or agreements evidencing such intercompany notes, and all assignments, amendments, restatements, supplements, extensions, renewals, replacements or modifications thereof to the extent permitted pursuant to the terms hereof.

                  "Investment Property" shall mean a security, whether certificated or uncertificated, Security Entitlement, Securities Account, Commodity Contract or Commodity Account.

                  "Joinder Agreement" shall mean an agreement substantially in the form annexed hereto as Exhibit 3.

                  "Lenders" shall have the meaning assigned to such term in Recital A hereof.

                  "Licenses" shall mean, collectively, all license and distribution agreements with, and covenants not to sue, any other party with respect to any Patent, Trade Secret, Trademark or Copyright or any other patent, trade secret, trademark or copyright, whether a Pledgor is a licensor or licensee, distributor or distributee under any such license or distribution agreement, together with any and all (i) renewals, extensions, supplements and continuations thereof, (ii) income, fees, royalties, damages, claims and payments now and hereafter due and/or payable thereunder and with respect thereto including damages and payments for past, present or future infringements or violations thereof, (iii) rights to sue for past, present and future infringements or violations thereof and (iv) other rights to use, exploit or practice any or all of the Patents, Trade Secrets, Trademarks or Copyrights or any other patent, trade secret, trademark or copyright.

                  "Mortgaged Property" shall have the meaning assigned to such term in the Mortgages.

                  "Original Guarantors" shall have the meaning assigned to such term in the Preamble hereof.

                  "Patents" shall mean, collectively, all patents issued or assigned to and all patent applications and registrations (whether established or registered or recorded in the United States or any other country or any political subdivision thereof), together with any and all (i) rights and privileges arising under applicable law with respect to the use of any patents,
(ii) inventions and improvements described and claimed therein, (iii) reissues, divisions, continuations, renewals, extensions and continuations-in-part thereof, (iv) income, fees, royalties, damages, claims and payments now or hereafter due and/or payable thereunder and with respect thereto including damages and payments for past, present or future infringements thereof, (v) rights corresponding thereto throughout the world and (vi) rights to sue for past, present or future infringements thereof.

                  "Patent Security Agreement" shall mean an agreement substantially in the form annexed hereto as Exhibit 7.

                  "Perfection Certificate" shall mean that certain perfection certificate dated February 13, 2004 executed and delivered by each Pledgor in favor of the Collateral Agent for the benefit of the Secured Parties, and each other Perfection Certificate (which shall be in form and substance reasonably acceptable to the Collateral Agent) executed and delivered by the applicable Guarantor in favor of the Collateral Agent for the benefit of the Secured Parties contemporaneously with the execution and delivery of each Joinder Agreement executed in accordance with Section 3.5 hereof, in each case, as the same may be amended, amended and restated, supplemented or otherwise modified from time to time in accordance with the Credit Agreement or upon the request of the Collateral Agent.

                  "Pledge Amendment" shall have the meaning assigned to such term in Section 5.1 hereof.

                  "Pledged Collateral" shall have the meaning assigned to such term in Section 2.1 hereof.

                  "Pledged Interests" shall mean, collectively, the Initial Pledged Interests and the Additional Pledged Interests; provided, however, that to the extent applicable, Pledged Interests shall not include any interest which is not required to be pledged pursuant to Section 5.11(b) of the Credit Agreement.

                  "Pledged Securities" shall mean, collectively, the Pledged Interests, the Pledged Shares and the Successor Interests.

                  "Pledged Shares" shall mean, collectively, the Initial Pledged Shares and the Additional Pledged Shares; provided, however, that Pledged Shares shall not include any shares which are not required to be pledged pursuant to
Section 5.11(b) of the Credit Agreement.

                  "Pledgor" shall have the meaning assigned to such term in the Preamble hereof.

                  "Secured Parties" shall mean, collectively, the Administrative Agent, the Collateral Agent, each other Agent, the Lenders, the Issuing Bank and each party to a Hedging Agreement relating to the Loans if at the date of entering into such Hedging Agreement such person was an Agent or a Lender or an Affiliate of an Agent or a Lender and such person executes and delivers to the Administrative Agent a letter agreement in form and substance acceptable to the Administrative Agent pursuant to which such person (i) appoints the Collateral Agent as its agent under the applicable Loan Documents and (ii) agrees to be bound by the provisions of Sections 9.03, 11.03 and 11.09 of the Credit Agreement.

                  "Securities Account Control Agreement" shall mean an agreement substantially in the form annexed hereto as Exhibit 4 or such other form that is reasonably satisfactory to the Collateral Agent.

                  "Securities Collateral" shall mean, collectively, the Pledged Securities, the Intercompany Notes and the Distributions.

                  "Successor Interests" shall mean, collectively, with respect to each Pledgor, all shares of each class of the capital stock of the successor corporation or interests or certificates of the successor limited liability company, partnership or other entity owned by such Pledgor (unless such successor is such Pledgor itself) formed by or resulting from any consolidation or merger in which any person listed in Schedule 1(a) annexed to the Perfection Certificate is not the surviving entity; provided, however, that to the extent applicable, Successor Interest shall not include any shares or interests which are not required to be pledged pursuant to Section 5.11(b) of the Credit Agreement.

                  "Trade Secrets" shall mean, collectively, with respect to each Pledgor, all know-how, trade secrets, customer and supplier lists, proprietary information, inventions, methods, procedures, formulae, descriptions, compositions, technical data, drawings, specifications, name plates, catalogs, confidential information and the right to limit the use or disclosure thereof by any person, pricing and cost information, business and marketing plans and proposals, consulting agreements, engineering contracts and such other assets which relate to the goodwill connected with such Pledgor's business.

                  "Trademarks" shall mean, collectively, with respect to each Pledgor, all trademarks (including service marks), slogans, logos, certification marks, trade dress, uniform resource locations (URL's), domain names, corporate names and trade names, whether registered or unregistered, owned by or assigned and all registrations and applications for the foregoing (whether statutory or common law and whether established or registered in the United States or any other country or any political subdivision thereof), together with any and all
(i) rights and privileges arising under applicable law with respect to the use of any trademarks, (ii) reinstatements, revivals, reissues, continuations, extensions and renewals thereof and oppositions with respect thereto, (iii) income, fees, royalties, damages and payments now and hereafter due and/or payable thereunder and with respect thereto, including damages, claims and payments for past, present or future infringements, misappropriation or dilution thereof, (iv) rights corresponding thereto throughout the world and (v) rights to sue for past, present and future infringements, misappropriation or dilution thereof.

                  "Trademark Security Agreement" shall mean an agreement substantially in the form annexed hereto as Exhibit 8.

                  "UCC" shall mean the Uniform Commercial Code as in effect on the date hereof in the State of New York; provided, however, that if by reason of mandatory provisions of law, any or all of the attachment, perfection or priority of the Collateral Agent's and the Secured Parties' security interest in any item or portion of the Pledged Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, the term "UCC" shall mean the Uniform Commercial Code as in effect on the date hereof in such other jurisdiction for purposes of the provisions hereof relating to such attachment, perfection or priority and for purposes of definitions relating to such provisions.

                  SECTION 1.2. Interpretation. The rules of interpretation specified in the Credit Agreement (including Section 1.03 thereof) shall be applicable to this Agreement.

                  SECTION 1.3. Resolution of Drafting Ambiguities. Each Pledgor acknowledges and agrees that it was represented by counsel in connection with the execution and delivery hereof, that it and its counsel reviewed and participated in the preparation and negotiation hereof and that any rule of construction to the effect that ambiguities are to be resolved against the drafting party (i.e., the Collateral Agent) shall not be employed in the interpretation hereof.

                  SECTION 1.4. Perfection Certificate. The Collateral Agent and each Secured Party agree that the Perfection Certificate and all descriptions of Pledged Collateral, schedules, amendments and supplements thereto are and shall at all times remain a part of this Agreement.

                                   ARTICLE II

                    GRANT OF SECURITY AND SECURED OBLIGATIONS

                  SECTION 2.1. Grant of Security Interest. As collateral security for the payment and performance in full of all the Obligations, each Pledgor hereby pledges and grants to the Collateral Agent for the benefit of the Secured Parties, a lien on and security interest in and to all of the right, title and interest of such Pledgor in, to and under the following property, wherever located, whether now existing or hereafter arising or acquired from time to time (collectively, the "Pledged Collateral"):

         (i)      all Accounts;

         (ii)     all Equipment, Goods, Inventory and Fixtures;

         (iii)    all Documents, Instruments and Chattel Paper;

         (iv)     all Letters of Credit and Letter-of-Credit Rights;

         (v)      all Securities Collateral;

         (vi)     all Collateral Accounts;

         (vii)    all Investment Property;

         (viii)   all Intellectual Property;

         (ix) the Commercial Tort Claims described on Schedule 14 to the Perfection Certificate;

         (x)      all General Intangibles;

         (xi)     all Deposit Accounts;

         (xii)    all Acquisition Documents and Acquisition Document
                  Rights;

         (xiii)   all Supporting Obligations;

         (xiv)    all books and records relating to the Pledged
                  Collateral; and

         (xv)     to the extent not covered by clauses (i) through
                  (xiv) of this sentence, all other personal property of such Pledgor, whether tangible or intangible, and all Proceeds and products of each of the foregoing and all accessions to, substitutions and replacements for, and rents, profits and products of, each of the foregoing, and any and all Proceeds of any insurance, indemnity, warranty or guaranty payable to such Pledgor from time to time with respect to any of the foregoing.

                  Notwithstanding anything to the contrary contained in clauses
(i) through (xv) above, the security interest created by this Agreement shall not extend to, and the term "Pledged Collateral" shall not include, any Excluded Property and (i) the Pledgors shall from time to time at the reasonable request of the Collateral Agent give written notice to the Collateral Agent identifying in reasonable detail the Excluded Property and shall provide to the Collateral Agent such other information regarding the Excluded Property as the Collateral Agent may reasonably request and (ii) from and after the Closing Date, no Pledgor shall permit to become effective in any document creating, governing or providing for any contract, permit, lease or license, a provision that would prohibit the creation of a Lien on such permit, lease or license in favor of the Collateral Agent unless such Pledgor believes, in its reasonable judgment, that such prohibition is usual and customary in transactions of such type.

                  SECTION 2.2. Filings. (a) Each Pledgor hereby irrevocably authorizes the Collateral Agent at any time and from time to time to file in any relevant jurisdiction any initial financing statements (including fixture filings) and amendments thereto that contain the information required by Article 9 of the Uniform Commercial Code of each applicable jurisdiction for the filing of any financing statement or amendment relating to the Pledged Collateral, including

(i) whether such Pledgor is an organization, the type of organization and any organizational identification number issued to such Pledgor, (ii) any financing or continuation statements or other documents without the signature of such Pledgor where permitted by law, including the filing of a financing statement describing the Pledged Collateral as "all assets in which the Pledgor now owns or hereafter acquires rights" and (iii) in the case of a financing statement filed as a fixture filing or covering Pledged Collateral constituting minerals or the like to be extracted or timber to be cut, a sufficient description of the real property to which such Pledged Collateral relates. Each Pledgor agrees to provide all information described in the immediately preceding sentence to the Collateral Agent promptly upon request.

                  (b) Each Pledgor hereby ratifies its authorization for the Collateral Agent to file in any relevant jurisdiction any initial financing statements or amendments thereto relating to the Pledged Collateral if filed prior to the date hereof.

                  (c) Each Pledgor hereby further authorizes the Collateral Agent to file filings with the United States Patent and Trademark Office or United States Copyright Office (or any successor office or any similar office in any other country), including this Agreement, the Copyright Security Agreement, the Patent Security Agreement and the Trademark Security Agreement, or other documents for the purpose of creating, perfecting, confirming, continuing, enforcing, protecting or putting third parties on notice of the security interest granted by such Pledgor hereunder, without the signature of such Pledgor, and naming such Pledgor, as debtor, and the Collateral Agent, as secured party.

                                  ARTICLE III

                  PERFECTION; SUPPLEMENTS; FURTHER ASSURANCES;
                           USE OF PLEDGED COLLATERAL

                  SECTION 3.1. Delivery of Certificated Securities Collateral. Each Pledgor represents and warrants that all certificates, agreements or instruments representing or evidencing the Securities Collateral in existence on the date hereof have been delivered to the Collateral Agent in suitable form for transfer by delivery or accompanied by duly executed instruments of transfer or assignment in blank and that the Collateral Agent has a perfected first priority security interest therein. Each Pledgor hereby agrees that all certificates, agreements or instruments representing or evidencing Securities Collateral acquired by such Pledgor after the date hereof shall immediately upon receipt thereof by such Pledgor be delivered to and held by or on behalf of the Collateral Agent pursuant hereto. All certificated Securities Collateral shall be in suitable form for transfer by delivery or shall be accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance reasonably satisfactory to the Collateral Agent. The Collateral Agent shall have the right, at any time upon the occurrence and during the continuance of any Event of Default, to endorse, assign or otherwise transfer to or to register in the name of the Collateral Agent or any of its nominees or endorse for negotiation any or all of the Securities

Collateral, without any indication that such Securities Collateral is subject to the security interest hereunder. In addition, upon the occurrence and during the continuance of an Event of Default, the Collateral Agent shall have the right at any time to exchange certificates representing or evidencing Securities Collateral for certificates of smaller or larger denominations.

                  SECTION 3.2. Perfection of Uncertificated Securities Collateral. Each Pledgor represents and warrants that the Collateral Agent has a perfected first priority security interest in all uncertificated Pledged Securities pledged by it hereunder that are in existence on the date hereof. Each Pledgor hereby agrees that if any of the Pledged Securities are at any time not evidenced by certificates of ownership, then each applicable Pledgor shall, to the extent permitted by applicable law (i) if necessary or desirable to perfect a security interest in such Pledged Securities, cause such pledge to be recorded on the equityholder register or the books of the issuer, cause the issuer to execute and deliver to the Collateral Agent an acknowledgment of the pledge of such Pledged Securities substantially in the form of Exhibit 1 annexed hereto, execute any customary pledge forms or other documents necessary or appropriate to complete the pledge and give the Collateral Agent the right to transfer such Pledged Securities under the terms hereof and, upon the Collateral Agent's request, provide to the Collateral Agent an opinion of counsel, in form and substance reasonably satisfactory to the Collateral Agent, confirming such pledge and perfection thereof and (ii) use its commercially reasonable efforts to cause such Pledged Securities to become certificated and delivered to the Collateral Agent in accordance with the provisions of Section 3.1.

                  SECTION 3.3. Financing Statements and Other Filings; Maintenance of Perfected Security Interest. Each Pledgor represents and warrants that all filings necessary to perfect the security interest granted by it to the Collateral Agent in respect of the Pledged Collateral have been delivered to the Collateral Agent in completed and, to the extent necessary or appropriate, duly executed form for filing in each governmental, municipal or other office specified in Schedule 6 annexed to the Perfection Certificate. Each Pledgor agrees that at the sole cost and expense of the Pledgors, (i) such Pledgor will maintain the security interest created by this Agreement in the Pledged Collateral as a perfected first priority security interest and shall defend such security interest against the claims and demands of all persons except Permitted Collateral Liens, (ii) such Pledgor shall furnish to the Collateral Agent from time to time statements and schedules further identifying and describing the Pledged Collateral and such other reports in connection with the Pledged Collateral as the Collateral Agent may reasonably request, all in reasonable detail and (iii) at any time and from time to time, upon the written request of the Collateral Agent, such Pledgor shall promptly and duly execute and deliver, and file and have recorded, such further instruments and documents and take such further action as the Collateral Agent may reasonably request for the purpose of obtaining or preserving the full benefits of this Agreement and the rights and powers herein granted, including the filing of any financing statements, continuation statements and other documents (including this Agreement) under the Uniform Commercial Code (or other similar laws) in effect in any jurisdiction with respect to the security interest created hereby and the execution and delivery of Control Agreements, all in form reasonably satisfactory to the Collateral Agent and in such offices (including the United

States Patent and Trademark Office and the United States Copyright Office and equivalent foreign offices) wherever required by law to perfect, continue and maintain a valid, enforceable, first priority security interest in the Pledged Collateral as provided herein and to preserve the other rights and interests granted to the Collateral Agent hereunder, as against third parties, with respect to the Pledged Collateral.

                  SECTION 3.4. Other Actions. In order to further insure the attachment, perfection and priority of, and the ability of the Collateral Agent to enforce, the Collateral Agent's security interest in the Pledged Collateral, each Pledgor represents and warrants (as to itself) as follows and agrees, in each case at such Pledgor's own expense, to take the following actions with respect to the following Pledged Collateral:

                  (a) Instruments and Tangible Chattel Paper. (i) No amounts payable under or in connection with any of the Pledged Collateral are evidenced by any Instrument or Tangible Chattel Paper other than such Instruments and Tangible Chattel Paper listed in
         Schedule 11 annexed to the Perfection Certificate and (ii) each Instrument and each item of Tangible Chattel Paper listed in Schedule 11 annexed to the Perfection Certificate has been properly endorsed, assigned and delivered to the Collateral Agent, accompanied by instruments of transfer or assignment duly executed in blank. If any amount then payable under or in connection with any of the Pledged Collateral shall be evidenced by any Instrument or Tangible Chattel Paper, and such amount, together with all amounts payable evidenced by any Instrument or Tangible Chattel Paper not previously delivered to the Collateral Agent exceeds $500,000 in the aggregate for all Pledgors, the Pledgor acquiring such Instrument or Tangible Chattel Paper shall forthwith endorse, assign and deliver the same to the Collateral Agent, accompanied by such instruments of transfer or assignment duly executed in blank as the Collateral Agent may from time to time specify.

                  (b) Deposit Accounts. (i) Each Pledgor has neither opened nor maintains any Deposit Accounts other than the accounts listed in
         Schedule 15 annexed to the Perfection Certificate and (ii) the Collateral Agent has a perfected first priority security interest in each Deposit Account listed in Schedule 3.4(b) annexed hereto by Control, other than those designated therein as "Not Subject to a Control Agreement as of the Closing Date"; provided that the aggregate amount on deposit in or credited to Deposit Accounts that are not subject to a Control Agreement shall not exceed (A) prior to February 28, 2004, an amount equal to $500,000 in the aggregate for all such Deposit Accounts at any time outstanding or (B) from and after February 28, 2004, an amount equal to $100,000 in the aggregate for all such Deposit Accounts at any time outstanding. No Pledgor shall hereafter establish or maintain any Deposit Account unless (1) the applicable Pledgor shall have given the Collateral Agent 30 days' prior written notice of its intention to establish such new Deposit Account with a bank, (2) such bank shall be reasonably acceptable to the Collateral Agent and (3) such bank and such Pledgor shall have duly executed and delivered to the Collateral Agent a Deposit Account Control Agreement with respect to such Deposit Account. Each Pledgor agrees that at the time it establishes any additional De-posit Accounts it shall enter into a duly authorized, executed and delivered Deposit Account Control Agreement with respect to such Deposit Account. The Collateral Agent agrees with each Pledgor that the Collateral Agent shall not give any instructions directing the disposition of funds from time to time credited to any Deposit Account or withhold any withdrawal rights from such Pledgor with respect to funds from time to time credited to any Deposit Account unless an Event of Default has occurred and is continuing. No Pledgor shall grant Control of any Deposit Account to any person other than the Collateral Agent.

                  (c) Investment Property. (i) Each Pledgor (1) has no Securities Accounts or Commodity Accounts other than those listed in
         Schedule 3.4(b) annexed hereto and the Collateral Agent has a perfected first priority security interest in such Securities Accounts and Commodity Accounts by Control, other than those designated therein as "Not Subject to a Control Agreement as of the Closing Date"; provided that the aggregate amount on deposit in or credited to such Securities Accounts and Commodity Accounts that are not subject to a Control Agreement shall not exceed (A) prior to February 28, 2004, an amount equal to $500,000 in the aggregate for all such Deposit Accounts at any time outstanding or (B) from and after February 28, 2004, an amount equal to $100,000 in the aggregate for all such Securities Accounts and Commodity Accounts at any time outstanding, (2) does not hold, own or have any interest in any certificated securities or uncertificated securities other than those constituting Pledged Securities or securities that are expressly permitted to be excluded from the Pledged Collateral pursuant to Section 5.11(b) of the Credit Agreement and those maintained in Securities Accounts or Commodity Accounts listed in
         Schedule 15 annexed to the Perfection Certificate and (3) as of the date hereof, has entered into a duly authorized, executed and delivered Securities Account Control Agreement or a Commodity Account Control Agreement, except as contemplated by clause (1) above, with respect to each Securities Account or Commodity Account listed in Schedule 15 annexed to the Perfection Certificate, as applicable.

                  (ii) If any Pledgor shall at any time hold or acquire any certificated securities constituting Investment Property other than any certificated securities that are expressly permitted to be excluded from the Pledged Collateral pursuant to Section 5.11(b) of the Credit Agreement, such Pledgor shall promptly (a) endorse, assign and deliver the same to the Collateral Agent, accompanied by such instruments of transfer or assignment duly executed in blank, all in form and substance reasonably satisfactory to the Collateral Agent or (b) deliver such securities into a Securities Account with respect to which a Control Agreement is in effect in favor of the Collateral Agent. If any securities now or hereafter acquired by any Pledgor constituting Investment Property other than any securities that that are expressly permitted to be excluded from the Pledged Collateral pursuant to
         Section 5.11(b) of the Credit Agreement are uncertificated and are issued to such Pledgor or its nominee directly by the issuer thereof, such Pledgor shall promptly notify the Collateral Agent thereof and pursuant to an agreement in form and substance reasonably satisfactory to the Collateral Agent, either (a) cause the issuer to agree to comply with instructions from the Collateral Agent as to such securities, without further consent of any Pledgor or such nominee, (b) cause a Security Entitlement with respect to such uncertificated security to be held in a Securities Account with respect to which the Collateral Agent has Control or (c) arrange for the Collateral Agent to become the registered owner of the securities. Pledgor shall not hereafter establish or maintain any Securities Account or Commodity Account with any Securities Intermediary or Commodity Intermediary unless (1) the applicable Pledgor shall have given the Collateral Agent 30 days' prior written notice of its intention to establish such new Securities Account or Commodity Account with such Securities Intermediary or Commodity Intermediary, (2) such Securities Intermediary or Commodity Intermediary shall be reasonably acceptable to the Collateral Agent and
         (3) such Securities Intermediary or Commodity Intermediary, as the case may be, and such Pledgor shall have duly executed and delivered a Control Agreement with respect to such Securities Account or Commodity Account, as the case may be. Each Pledgor shall accept any cash and Investment Property other than any that are expressly permitted to be excluded from the Pledged Collateral pursuant to Section 5.11(b) of the Credit Agreement in trust for the benefit of the Collateral Agent and within one (1) Business Day of actual receipt thereof, deposit any cash or such Investment Property and any new securities, instruments, documents or other property by reason of ownership of such Investment Property (other than payments of a kind described in Section 7.4 hereof) received by it into a Controlled Account. The Collateral Agent agrees with each Pledgor that the Collateral Agent shall not give any Entitlement Orders or instructions or directions to any issuer of uncertificated securities, Securities Intermediary or Commodity Intermediary, and shall not withhold its consent to the exercise of any withdrawal or dealing rights by such Pledgor, unless an Event of Default has occurred and is continuing, or, after giving effect to any such investment and withdrawal rights would occur. No Pledgor shall grant control over any Investment Property to any person other than the Collateral Agent.

                  (iii) As between the Collateral Agent and the Pledgors, the Pledgors shall bear the investment risk with respect to the Investment Property and Pledged Securities, and the risk of loss of, damage to, or the destruction of the Investment Property and Pledged Securities, whether in the possession of, or maintained as a security entitlement or deposit by, or subject to the control of, the Collateral Agent, a Securities Intermediary, Commodity Intermediary, any Pledgor or any other person; provided, however, that nothing contained in this Section 3.4(c) shall release or relieve any Securities Intermediary or Commodity Intermediary of its duties and obligations to the Pledgors or any other person under any Control Agreement or under applicable law. Each Pledgor shall promptly pay all Claims and fees of whatever kind or nature with respect to the Investment Property and Pledged Securities pledged by it under this Agreement. In the event any Pledgor shall fail to make such payment contemplated in the immediately preceding sentence, the Collateral Agent may do so for the account of such Pledgor and the Pledgors shall promptly reimburse and indemnify the Collateral Agent from all costs and expenses incurred by the

         Collateral Agent under this Section 3.4(c) in accordance with Section
         11.03 of the Credit Agreement.

                  (d) Electronic Chattel Paper and Transferable Records. No amount under or in connection with any of the Pledged Collateral is evidenced by any Electronic Chattel Paper or any "transferable record" (as that term is defined in Section 201 of the Federal Electronic Signatures in Global and National Commerce Act, or in Section 16 of the Uniform Electronic Transactions Act as in effect in any relevant jurisdiction) other than such Electronic Chattel Paper and transferable records listed in Schedule 11 annexed to the Perfection Certificate. If any amount payable under or in connection with any of the Pledged Collateral shall be evidenced by any Electronic Chattel Paper or any transferable record, the Pledgor acquiring such Electronic Chattel Paper or transferable record shall promptly notify the Collateral Agent thereof and shall take such action as the Collateral Agent may reasonably request to vest in the Collateral Agent control under UCC
         Section 9-105 of such Electronic Chattel Paper or control under Section 201 of the Federal Electronic Signatures in Global and National Commerce Act or, as the case may be, Section 16 of the Uniform Electronic Transactions Act, as so in effect in such jurisdiction, of such transferable record. The requirement in the preceding sentence shall apply to the extent that such amount, together with all amounts payable evidenced by Electronic Chattel Paper or any transferable record in which the Collateral Agent has not been vested control within the meaning of the statutes described in this sentence exceeds $500,000 in the aggregate for all Pledgors. The Collateral Agent agrees with such Pledgor that the Collateral Agent will arrange, pursuant to procedures satisfactory to the Collateral Agent and so long as such procedures will not result in the Collateral Agent's loss of control, for the Pledgor to make alterations to the Electronic Chattel Paper or transferable record permitted under UCC Section 9-105 or, as the case may be, Section 201 of the Federal Electronic Signatures in Global and National Commerce Act or Section 16 of the Uniform Electronic Transactions Act for a party in control to allow without loss of control, unless an Event of Default has occurred and is continuing or would occur after taking into account any action by such Pledgor with respect to such Electronic Chattel Paper or transferable record.

                  (e) Letter-of-Credit Rights. If any Pledgor is at any time a beneficiary under a Letter of Credit now or hereafter issued in favor of such Pledgor, other than a Letter of Credit issued under and pursuant to the Credit Agreement, such Pledgor shall promptly notify the Collateral Agent thereof and such Pledgor shall, at the request of the Collateral Agent, pursuant to an agreement in form and substance reasonably satisfactory to the Collateral Agent, either (i) arrange for the issuer and any confirmer of such Letter of Credit to consent to an assignment to the Collateral Agent of the proceeds of any drawing under the Letter of Credit or (ii) arrange for the Collateral Agent to become the transferee beneficiary of such Letter of Credit, with the Collateral Agent agreeing, in each case, that the proceeds of any drawing under the Letter of Credit are to be applied as provided in the Credit Agreement. The actions in the preceding sentence shall be taken to the extent that the amount under such Letter of Credit, together with all amounts under Letters of Credit for which the actions described above in clause
         (i) and (ii) have not been taken, exceeds $500,000 in the aggregate for all Pledgors.

                  (f) Commercial Tort Claims. As of the date hereof each Pledgor hereby represents and warrants that it holds no Commercial Tort Claims other than those listed in Schedule 14 annexed to the Perfection Certificate. If any Pledgor shall at any time hold or acquire a Commercial Tort Claim having a value together with all other Commercial Tort Claims of all Pledgors in which the Collateral Agent does not have a security interest in excess of $500,000 in the aggregate, such Pledgor shall immediately notify the Collateral Agent in writing signed by such Pledgor of the brief details thereof and grant to the Collateral Agent in such writing a security interest therein and in the Proceeds thereof, all upon the terms of this Agreement, with such writing to be in form and substance reasonably satisfactory to the Collateral Agent.

                  (g) Landlord's Access Agreements/Bailee Letters. Each Pledgor shall use its commercially reasonable efforts to obtain as soon as practicable after the date hereof with respect to each location set forth in Schedule 4.01(o)(vi) annexed to the Credit Agreement, where such Pledgor maintains Pledged Collateral, a Bailee Letter and/or Landlord Access Agreement, as applicable, and use commercially reasonable efforts to obtain a Bailee Letter, Landlord Access Agreement and/or landlord's lien waiver, as applicable, from all bailees and landlords, as applicable, who from time to time have possession of Pledged Collateral in the ordinary course of such Pledgor's business and if reasonably requested by the Collateral Agent; provided that the foregoing shall not be required if the value of the Pledged Collateral held by such bailee or landlord is less than $50,000, provided further that the aggregate value of the Pledged Collateral held by all such bailees and landlords who have not delivered a Bailee Letter and/or Landlord Access Agreement, as applicable, is less than $500,000.

                  (h) Motor Vehicles. Upon the request of the Collateral Agent, each Pledgor shall deliver to the Collateral Agent originals of the certificates of title or ownership for the motor vehicles (and any other Equipment covered by certificates of title or ownership) owned by it with the Collateral Agent listed as lienholder therein. Such requirement shall apply to the Pledgors if any such individual motor vehicle (or any such other Equipment) is valued at over $50,000 and if the aggregate value of all such motor vehicles (and such Equipment) as to which any Pledgor has not delivered a Certificate of Title or ownership is over $500,000.

                  (i)      Third Party Agreements. Except as set forth on
         Schedule 3.4(i) annexed hereto, neither the granting of the security interests contemplated hereby nor the exercise of remedies in respect thereof will constitute or result in the abandonment, invalidation or unenforceability of any right, title or interest of any Pledgor under, or constitute or result in a default, breach or termination pursuant to the terms of, or otherwise permit the ter-mination of, any lease, contract, property right or agreement as to which any Pledgor is party, owner or beneficiary and with respect which such Pledgor receives or is entitled to receive aggregate gross revenues in excess of $1,000,000 in any 12-month period (other than to the extent that any such limitation or restriction would be rendered ineffective pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the UCC (or any successor provision or provisions)) or provides that the collateral assignment of or granting of a lien on such lease, contract, property right or agreement is prohibited or would be null and void without the consent of the applicable counterparty thereto. With respect to any lease, contract, property right or agreement set forth on Schedule 3.4(i) annexed hereto, Borrower and the applicable Pledgor shall use their commercially reasonable efforts to obtain within 90 days of the Closing Date a letter agreement from the applicable counterparty under such lease, contract, property right or agreement, in form and substance reasonably satisfactory to the Collateral Agent, acknowledging and agreeing to the granting of the security interest contemplated hereby.

                  SECTION 3.5. Joinder of Additional Guarantors. The Pledgors shall cause each Subsidiary of the Borrower which, from time to time, after the date hereof shall be required to pledge any assets to the Collateral Agent for the benefit of the Secured Parties pursuant to the provisions of the Credit Agreement, (a) to execute and deliver to the Collateral Agent (i) a Joinder Agreement substantially in the form of Exhibit 3 annexed hereto and (ii) a Perfection Certificate, in each case, within thirty (30) Business Days of the date on which such Subsidiary was acquired or created or (b) in the case of a Subsidiary organized outside of the United States required to pledge any assets to the Collateral Agent in accordance with the terms and conditions of the Credit Agreement, to execute and deliver such documentation as the Collateral Agent shall reasonably request and, in each case, upon such execution and delivery, such Subsidiary shall constitute a "Guarantor" and a "Pledgor" for all purposes hereunder with the same force and effect as if originally named as a Guarantor and Pledgor herein. The execution and delivery of such Joinder Agreement shall not require the consent of any Pledgor hereunder. The rights and obligations of each Pledgor hereunder shall remain in full force and effect notwithstanding the addition of any new Guarantor or Pledgor as a party to this Agreement.

                  SECTION 3.6. Supplements; Further Assurances. Each Pledgor shall take such further actions, and execute and deliver to the Collateral Agent such additional assignments, agreements, supplements, powers and instruments, as the Collateral Agent may in its reasonable judgment deem necessary or appropriate, wherever required by law, in order to perfect, preserve and protect the security interest in the Pledged Collateral as provided herein and the rights and interests granted to the Collateral Agent hereunder, to carry into effect the purposes hereof or better to assure and confirm unto the Collateral Agent the Pledged Collateral or permit the Collateral Agent to exercise and enforce its rights, powers and remedies hereunder with respect to any Pledged Collateral. Without limiting the generality of the foregoing, each Pledgor shall make, execute, endorse, acknowledge, file or re-file and/or deliver to the Collateral Agent from time to time upon reasonable request such lists, descriptions and designations of the Pledged Collateral, copies of warehouse receipts, receipts in the nature of warehouse receipts, bills of lad-ing, documents of title, vouchers, invoices, schedules, confirmatory assignments, supplements, additional security agreements, conveyances, financing statements, transfer endorsements, powers of attorney, certificates, reports and other assurances or instruments as the Collateral Agent shall reasonably request. If an Event of Default has occurred and is continuing, the Collateral Agent may institute and maintain, in its own name or in the name of any Pledgor, such suits and proceedings as the Collateral Agent may be advised by counsel shall be necessary or expedient to prevent any impairment of the security interest in or the perfection thereof in the Pledged Collateral. All of the foregoing shall be at the sole cost and expense of the Pledgors.

                                   ARTICLE IV

                   REPRESENTATIONS, WARRANTIES AND COVENANTS

           Each Pledgor represents, warrants and covenants as follows:

                  SECTION 4.1. Title. Except for the security interest granted to the Collateral Agent for the ratable benefit of the Secured Parties pursuant to this Agreement, such Pledgor owns and, as to Pledged Collateral acquired by it from time to time after the date hereof, will own the rights in each item of Pledged Collateral pledged by it hereunder free and clear of any and all Liens or claims of others other than Permitted Collateral Liens. In addition, no Liens or claims exist on the Securities Collateral, other than as permitted by Section
6.02 of the Credit Agreement. Such Pledgor has not filed, nor authorized any third party to file a financing statement or other public notice with respect to all or any part of the Pledged Collateral on file or of record in any public office, except such as have been filed in favor of the Collateral Agent pursuant to this Agreement or as are permitted by the Credit Agreement or financing statements or public notices relating to the termination statements listed on
Schedule 8 to the Perfection Certificate. No person other than the Collateral Agent has control or possession of all or any part of the Pledged Collateral, except as permitted by the Credit Agreement.

                  SECTION 4.2. Validity of Security Interest. The security interest in and Lien on the Pledged Collateral granted to the Collateral Agent for the benefit of the Secured Parties hereunder constitutes (a) a legal and valid security interest in all the Pledged Collateral securing the payment and performance of the Obligations, and (b) subject to the filings and other actions described in Schedule 6 annexed to the Perfection Certificate, a perfected security interest in all the Pledged Collateral. The security interest and Lien granted to the Collateral Agent for the benefit of the Secured Parties pursuant to this Agreement in and on the Pledged Collateral will at all times constitute a perfected, continuing security interest therein, subject only to Permitted Collateral Liens.

                  SECTION 4.3. Defense of Claims; Transferability of Pledged Collateral. Each Pledgor shall, at its own cost and expense, defend title to the Pledged Collateral pledged by it hereunder and the security interest therein and Lien thereon granted to the Collateral Agent and the priority thereof against all claims and demands of all persons, at its own cost and expense, at any time claiming any interest therein adverse to the Collateral Agent or any other Secured Party other than Permitted Collateral Liens (other than Contested Liens). There is no agreement, and no Pledgor shall enter into any agreement or take any other action, that would restrict the transferability of any of the Pledged Collateral or otherwise not permit, impair or conflict with such Pledgors' obligations or the rights of the Collateral Agent hereunder or under any other Loan Document.

                  SECTION 4.4. Other Financing Statements. It has not filed, nor authorized any third party to file (nor will there be any) valid or effective financing statement (or similar statement or instrument of registration under the law of any jurisdiction) covering or purporting to cover any interest of any kind in the Pledged Collateral other than financing statements and other statements and instruments relating to Permitted Liens. So long as any of the Obligations remain unpaid, no Pledgor shall execute, authorize or permit to be filed in any public office any financing statement (or similar statement or instrument of registration under the law of any jurisdiction) relating to any Pledged Collateral, except financing statements and other statements and instruments filed or to be filed in respect of and covering the security interests granted by such Pledgor to the holder of the Permitted Collateral Liens.

                  SECTION 4.5. Chief Executive Office; Change of Name; Jurisdiction of Organization. (a) It shall comply with the provisions of Section 5.13(a) of the Credit Agreement.

                  (b) The Collateral Agent may rely on opinions of counsel as to whether any or all UCC financing statements of the Pledgors need to be amended as a result of any of the changes described in Section 5.13(a) of the Credit Agreement. If any Pledgor fails to provide information to the Collateral Agent about such changes on a timely basis, the Collateral Agent shall not be liable or responsible to any party for any failure to maintain a perfected security interest in such Pledgor's property constituting Pledged Collateral, for which the Collateral Agent needed to have information relating to such changes. The Collateral Agent shall have no duty to inquire about such changes if any Pledgor does not inform the Collateral Agent of such changes, the parties acknowledging and agreeing that it would not be feasible or practical for the Collateral Agent to search for information on such changes if such information is not provided by any Pledgor.

                  SECTION 4.6. Location of Inventory and Equipment. It shall not move any Equipment or Inventory to any location other than one that is listed in the relevant Schedules to the Perfection Certificate until (i) it shall have given the Collateral Agent not less than 30 days' prior written notice (in the form of an Officers' Certificate) of its intention so to do, clearly describing such new location within the continental United States and providing such other information in connection therewith as the Collateral Agent may request and (ii) with respect to such new location, such Pledgor shall have taken all action reasonably satisfactory to the Collateral Agent to maintain the perfection and priority of the security interest of the Collateral Agent for the benefit of the Secured Parties in the Pledged Collateral intended to be granted hereby, including using commercially reasonable efforts to obtain waivers of landlord's or warehousemen's and/or bailee's liens with respect to such new location, if applicable, and if requested by the Collateral Agent. Such Pledgor agrees to provide the Collateral Agent with prompt notice following the movement of any Equipment or Inventory to any location other than one that is listed in the relevant Schedules to the Perfection Certificate.

                  SECTION 4.7. Due Authorization and Issuance. All of the Initial Pledged Shares have been, and to the extent any Pledged Shares are hereafter issued, such Pledged Shares will be, upon such issuance, duly authorized, validly issued and fully paid and non-assessable. All of the Initial Pledged Interests have been fully paid for, and there is no amount or other obligation owing by any Pledgor to any issuer of the Initial Pledged Interests in exchange for or in connection with the issuance of the Initial Pledged Interests or any Pledgor's status as a partner or a member of any issuer of the Initial Pledged Interests.

                  SECTION 4.8. Consents, etc. In the event that the Collateral Agent desires to exercise any remedies, voting or consensual rights or attorney-in-fact powers set forth in this Agreement and determines it necessary to obtain any approvals or consents of any Governmental Authority or any other person therefor, then, upon the reasonable request of the Collateral Agent, such Pledgor agrees to use its best efforts to assist and aid the Collateral Agent to obtain as soon as practicable any necessary approvals or consents for the exercise of any such remedies, rights and powers.

                  SECTION 4.9. Pledged Collateral. All information set forth herein, including the schedules annexed hereto, and all information contained in any documents, schedules and lists heretofore delivered to any Secured Party, including the Perfection Certificate and the schedules thereto, in connection with this Agreement, in each case, relating to the Pledged Collateral, is accurate and complete in all material respects. The Pledged Collateral described on the schedules annexed to the Perfection Certificate constitutes all of the property of such type of Pledged Collateral owned or held by the Pledgors.

                  SECTION 4.10. Insurance. In the event that the proceeds of any insurance claim are paid after the Collateral Agent has exercised its right to foreclose during the continuance of an Event of Default, such Net Cash Proceeds shall be paid to the Collateral Agent to satisfy any deficiency remaining after such foreclosure.

                  SECTION 4.11. Payment of Taxes; Compliance with Laws; Contesting Liens; Claims. Each Pledgor represents and warrants that all Claims imposed upon or assessed against the Pledged Collateral have been paid and discharged except to the extent such Claims constitute a Lien not yet due and payable which is a Contested Lien or a Permitted Collateral Lien. Each Pledgor shall comply with all Requirements of Law applicable to the Pledged Collateral the failure to comply with which would, individually or in the aggregate, have a Material Adverse Effect. Each Pledgor may at its own expense contest the validity, amount or applicability of any

Claims so long as the contest thereof shall be conducted in accordance with, and permitted pursuant to the provisions of, the Credit Agreement. Notwithstanding the foregoing provisions of this Section 4.11, (i) no contest of any such obligation may be pursued by such Pledgor if such contest would expose the Collateral Agent or any other Secured Party to (A) any possible criminal liability or (B) any additional civil liability for failure to comply with such obligations unless such Pledgor shall have furnished a bond or other security therefor satisfactory to the Collateral Agent, or such Secured Party, as the case may be and (ii) if at any time payment or performance of any obligation contested by such Pledgor pursuant to this Section 4.11 shall become necessary to prevent the imposition of remedies because of non-payment, such Pledgor shall pay or perform the same in sufficient time to prevent the imposition of remedies in respect of such default or prospective default.

                  SECTION 4.12. Access to Pledged Collateral, Books and Records; Other Information. Upon reasonable request to each Pledgor, the Collateral Agent, its agents, accountants and attorneys shall have full and free access to visit and inspect, as applicable, during normal business hours and such other reasonable times as may be requested by the Collateral Agent upon reasonable prior notice all of the Pledged Collateral and Mortgaged Property including all of the books, correspondence and records of such Pledgor relating thereto. The Collateral Agent and its representatives may examine the same, take extracts therefrom and make photocopies thereof, and such Pledgor agrees to render to the Collateral Agent, at such Pledgor's cost and expense, such clerical and other assistance as may be reasonably requested by the Collateral Agent with regard thereto. Such Pledgor shall, at any and all times, within a reasonable time after written request by the Collateral Agent, furnish or cause to be furnished to the Collateral Agent, in such manner and in such detail as may be reasonably requested by the Collateral Agent, additional information with respect to the Pledged Collateral.

                                   ARTICLE V

              CERTAIN PROVISIONS CONCERNING SECURITIES COLLATERAL

                  SECTION 5.1. Pledge of Additional Securities Collateral. Each Pledgor shall, upon obtaining any Pledged Securities or Intercompany Notes of any person, accept the same in trust for the benefit of the Collateral Agent and forthwith deliver to the Collateral Agent a pledge amendment, duly executed by such Pledgor, in substantially the form of Exhibit 2 annexed hereto (each, a "Pledge Amendment"), and the certificates and other documents required under
Section 3.1 and Section 3.2 hereof in respect of the additional Pledged Securities or Intercompany Notes which are to be pledged pursuant to this Agreement, and confirming the attachment of the Lien hereby created on and in respect of such additional Pledged Securities or Intercompany Notes. Each Pledgor hereby authorizes the Collateral Agent to attach each Pledge Amendment to this Agreement and agrees that all Pledged Securities or Intercompany Notes listed on any Pledge Amendment delivered to the Collateral Agent shall for all purposes hereunder be considered Pledged Collateral.

                  SECTION 5.2. Voting Rights; Distributions; etc.

                  (i) So long as no Event of Default shall have occurred and be continuing:

                  (A) each Pledgor shall be entitled to exercise any and all voting and other consensual rights pertaining to the Securities Collateral or any part thereof for any purpose not inconsistent with the terms or purposes hereof, the Credit Agreement or any other document evidencing the Obligations; provided, however, that no Pledgor shall in any event exercise such rights in any manner which could reasonably be expected to have a Material Adverse Effect; and

                  (B) each Pledgor shall be entitled to receive and retain, and to utilize free and clear of the Lien hereof, any and all Distributions, but only if and to the extent made in accordance with the provisions of the Credit Agreement; provided, however, that any and all such Distributions consisting of rights or interests in the form of securities shall be forthwith delivered to the Collateral Agent to hold as Pledged Collateral and shall, if received by any Pledgor, be received in trust for the benefit of the Collateral Agent, be segregated from the other property or funds of such Pledgor and be forthwith delivered to the Collateral Agent as Pledged Collateral in the same form as so received (with any necessary endorsement).

                  (ii) The Collateral Agent shall be deemed without further action or formality to have granted to each Pledgor all necessary consents relating to voting rights and shall, if necessary, upon written request of any Pledgor and at the sole cost and expense of the Pledgors, from time to time execute and deliver (or cause to be executed and delivered) to such Pledgor all such instruments as such Pledgor may reasonably request in order to permit such Pledgor to exercise the voting and other rights which it is entitled to exercise pursuant to Section 5.2(i)(A) hereof and to receive the Distributions which it is authorized to receive and retain pursuant to Section 5.2(i)(B) hereof.

                  (iii) Upon the occurrence and during the continuance of any Event of Default:

                  (A) all rights of each Pledgor to exercise the voting and other consensual rights it would otherwise be entitled to exercise pursuant to Section 5.2(i)(A) hereof shall cease, and all such rights shall thereupon become vested in the Collateral Agent, which shall thereupon have the sole right to exercise such voting and other consensual rights; and

                  (B) all rights of each Pledgor to receive Distributions which it would otherwise be authorized to receive and retain pursuant to Section 5.2(i)(B) hereof shall cease and all such rights shall thereupon become vested in the Collateral Agent, which shall thereupon have the sole right to receive and hold as Pledged Collateral such Distributions.

                  (iv) Each Pledgor shall, at its sole cost and expense, from time to time execute and deliver to the Collateral Agent appropriate instruments as the Collateral Agent may request in order to permit the Collateral Agent to exercise the voting and other rights which it may be entitled to exercise pursuant to Section 5.2(iii)(A) hereof and to receive all Distributions which it may be entitled to receive under Section 5.2(iii)(B) hereof.

                  (v) All Distributions which are received by any Pledgor contrary to the provisions of Section 5.2(i)(B) hereof shall be received in trust for the benefit of the Collateral Agent, shall be segregated from other funds of such Pledgor and shall immediately be paid over to the Collateral Agent as Pledged Collateral in the same form as so received (with any necessary endorsement).

                  SECTION 5.3. Defaults, etc. No Pledgor is in default in the payment of any portion of any mandatory capital contribution, if any, required to be made under any agreement to which any Pledgor is a party relating to the Pledged Securities pledged by any of them, and no Pledgor is in violation of any other provisions of any such agreement to which any Pledgor is a party, or otherwise in default or violation thereunder. No Securities Collateral pledged by any Pledgor is subject to any defense, offset or counterclaim, nor have any of the foregoing been asserted or alleged against any Pledgor by any person with respect thereto, and as of the date hereof, there are no certificates, instruments, documents or other writings (other than the Organizational Documents and certificates, if any, delivered to the Collateral Agent) which evidence any Pledged Securities of any Pledgor.

                  SECTION 5.4. Certain Agreements of Pledgors As Issuers and Holders of Equity Interests.

                  (i) In the case of each Pledgor which is an issuer of Securities Collateral, such Pledgor agrees to be bound by the terms of this Agreement relating to the Securities Collateral issued by it and will comply with such terms insofar as such terms are applicable to it.

                  (ii) In the case of each Pledgor which is a partner in a partnership, limited liability company or other entity, such Pledgor hereby consents, to the extent required by the applicable Organizational Document, to the pledge by each other Pledgor, pursuant to the terms hereof, of the Pledged Interests in such partnership, limited liability company or other entity and, upon the occurrence and during the continuance of an Event of Default, to the transfer of such Pledged Interests to the Collateral Agent or its nominee and to the substitution of the Collateral Agent or its nominee as a substituted partner or member in such partnership, limited liability company or other entity with all the rights, powers and duties of a general partner or a limited partner or member, as the case may be.

                                   ARTICLE VI

                   CERTAIN PROVISIONS CONCERNING INTELLECTUAL
                              PROPERTY COLLATERAL

                  SECTION 6.1. Grant of License. Each Pledgor hereby grants to the Collateral Agent an irrevocable, non-exclusive license to use, assign, license or sublicense any and all of the Intellectual Property Collateral now owned or licensed or hereafter acquired or licensed by such Pledgor, wherever the same may be located, except, in the case of Intellectual Property Collateral licensed to such Pledgor, if and to the extent this sublicense would result in breach of the underlying license or give rise to termination rights by the licensor with respect thereto, in each case, for the purpose of enabling the Collateral Agent, during the continuance of an Event of Default, to exercise rights and remedies under Article IX hereof at such time as the Collateral Agent shall be lawfully entitled to exercise such rights and remedies, and for no other purpose. Such license shall include access to all media in which any of the licensed items may be recorded or stored and to all computer programs used for the compilation or printout hereof.

                  SECTION 6.2. Protection of Collateral Agent's Security. On a continuing basis, each Pledgor shall, at its sole cost and expense, (i) promptly following its becoming aware thereof, notify the Collateral Agent of (A) any materially adverse determination in any proceeding in the United States Patent and Trademark Office or the United States Copyright Office or equivalent foreign office with respect to any material Intellectual Property Collateral or (B) the institution of any proceeding or any adverse determination in any federal, state, local or foreign court or administrative body regarding such Pledgor's claim of ownership in or right to use any material Intellectual Property Collateral, its right to register such Intellectual Property Collateral or its right to keep and maintain such registration in full force and effect, (ii) maintain and protect material Intellectual Property Collateral, (iii) not permit to lapse or become abandoned any material Intellectual Property Collateral, and not settle or compromise any pending or future litigation or administrative proceeding with respect to such Intellectual Property Collateral, in each case except as shall be consistent with commercially reasonable business judgment,
(iv) upon such Pledgor obtaining knowledge thereof, promptly notify the Collateral Agent in writing of any event which may be reasonably expected to materially and adversely affect the value or utility of any material Intellectual Property Collateral, the ability of such Pledgor or the Collateral Agent to use, exploit, license or dispose of such Intellectual Property Collateral or any portion thereof or the rights and remedies of the Collateral Agent in relation thereto including a levy or threat of levy or any legal process against such Intellectual Property Collateral or any portion thereof,
(v) not license any material Intellectual Property Collateral other than licenses entered into by such Pledgor in, or incidental to, the ordinary course of business, or amend or permit the amendment of any of the licenses in a manner that materially and adversely affects the right to receive payments thereunder, or in any manner that would materially impair the value of the Intellectual Property Collateral or the Lien on and security interest in such Intellectual Property Collateral intended to be granted to the Collateral Agent for the benefit of the Secured Parties, without the consent of the Collateral Agent, (vi) diligently keep adequate records respecting the Intellectual Property Collateral and (vii) furnish to the Collateral Agent from time to time upon the Collateral Agent's request therefor reasonably detailed statements and amended schedules further identifying and describing the Intellectual Property Collateral and such other materials evidencing or reports pertaining to the Intellectual Property Collateral as the Collateral Agent may from time to time reasonably request.

                  SECTION 6.3. After-Acquired Property. If any Pledgor shall, at any time before the Obligations have been paid in full (other than contingent indemnification obligations which, pursuant to the provisions of the Credit Agreement or the Security Documents, survive the termination thereof), the Commitments have been terminated and all Letters of Credit have been canceled or have expired, (i) obtain any rights to any additional Intellectual Property or
(ii) become entitled to the benefit of any additional Intellectual Property or any renewal or extension thereof, including any reissue, division, continuation, or continuation-in-part of any Intellectual Property, or any improvement on any Intellectual Property, the provisions hereof shall automatically apply thereto and any such item enumerated in clause (i) or (ii) of this Section 6.3 with respect to such Pledgor shall automatically constitute Intellectual Property Collateral if such would have constituted Intellectual Property Collateral at the time of execution hereof and be subject to the Lien and security interest created by this Agreement without further action by any party. Each Pledgor shall promptly (i) provide to the Collateral Agent written notice of any of the foregoing and (ii) confirm the attachment of the Lien and security interest created by this Agreement to any rights described in clauses (i) and (ii) of the immediately preceding sentence of this Section 6.3 by execution of an instrument in form reasonably acceptable to the Collateral Agent and the filing of any instruments or statements as shall be reasonably necessary to preserve, protect or perfect the Collateral Agent's security interest in such Intellectual Property. Further, each Pledgor authorizes the Collateral Agent to modify this Agreement by amending Schedules 13(c) and 13(d) annexed to the Perfection Certificate to include any Intellectual Property acquired or arising after the date hereof of such Pledgor.

                  SECTION 6.4. Litigation. Unless there shall occur and be continuing any Event of Default, each Pledgor shall have the right to commence and prosecute in its own name, as the party in interest, for its own benefit and at the sole cost and expense of the Pledgors, such applications for protection of the Intellectual Property Collateral and suits, proceedings or other actions to prevent the infringement, misappropriation, invalidation, abandonment, counterfeiting, unfair competition, dilution, diminution in value or other damage as are necessary to preserve and protect the Intellectual Property Collateral. Upon the occurrence and during the continuance of any Event of Default, the Collateral Agent shall have the right but shall in no way be obligated to file applications for preservation and protection of the Intellectual Property Collateral and/or bring suit in the name of any Pledgor, the Collateral Agent or the Secured Parties to enforce the Intellectual Property Collateral. In the event of such suit, each Pledgor shall, at the reasonable request of the Collateral Agent, do any and all lawful acts and execute any and all documents requested by the Collateral Agent in aid of such enforcement and the Pledgors shall promptly reimburse and indemnify the Collateral Agent for all costs and expenses incurred by the Collat-eral Agent in the exercise of its rights under this Section 6.4 in accordance with Section 11.03 of the Credit Agreement. In the event that the Collateral Agent shall elect not to bring suit to enforce the Intellectual Property Collateral, each Pledgor agrees, at the reasonable request of the Collateral Agent, to take all commercially reasonable actions necessary, whether by suit, proceeding or other action, to prevent the infringement, misappropriation, invalidation, abandonment, counterfeiting, unfair competition, dilution, diminution in value of or other damage to any of the Intellectual Property Collateral by others and for that purpose agrees to diligently maintain any suit, proceeding or other action necessary to prevent such infringement.

                                   ARTICLE VII

                     CERTAIN PROVISIONS CONCERNING ACCOUNTS

                  SECTION 7.1. Maintenance of Records. Each Pledgor shall keep and maintain at its own cost and expense complete records of each Account, in a manner consistent with prudent business practice, including records of all payments received, all credits granted thereon, all merchandise returned and all other documentation relating thereto. Each Pledgor shall, at such Pledgor's sole cost and expense, upon the Collateral Agent's demand made at any time after the occurrence and during the continuance of any Event of Default, deliver all tangible evidence of Accounts, including all documents evidencing Accounts and any books and records relating thereto to the Collateral Agent or to its representatives (copies of which evidence and books and records may be retained by such Pledgor). Upon the occurrence and during the continuance of any Event of Default, the Collateral Agent may transfer a full and complete copy of any Pledgor's books, records, credit information, reports, memoranda and all other writings relating to the Accounts to and for the use by any person that has acquired or is contemplating acquisition of an interest in the Accounts or the Collateral Agent's security interest therein without the consent of any Pledgor.

                  SECTION 7.2. Legend. Each Pledgor shall legend, at the request of the Collateral Agent and in form and manner reasonably satisfactory to the Collateral Agent, the Accounts and the other books, records and documents of such Pledgor evidencing or pertaining to the Accounts with an appropriate reference to the fact that the Accounts have been collaterally assigned to the Collateral Agent for the benefit of the Secured Parties and that the Collateral Agent has a security interest therein.

                  SECTION 7.3. Modification of Terms, etc. No Pledgor shall rescind or cancel any obligations evidenced by any Account or modify any term thereof or make any adjustment with respect thereto except in the ordinary course of business consistent with prudent business practice, or extend or renew any such obligations except in the ordinary course of business consistent with prudent business practice or compromise or settle any dispute, claim, suit or legal proceeding relating thereto or sell any Account or interest therein except in the ordinary course of business consistent with prudent business practice without the prior written consent of the

Collateral Agent. Each Pledgor shall timely fulfill all obligations on its part to be fulfilled under or in connection with the Accounts.

                  SECTION 7.4. Collection. Each Pledgor shall cause to be collected from the Account Debtor of each of the Accounts, as and when due in the ordinary course of business and consistent with prudent business practice (including Accounts that are delinquent, such Accounts to be collected in accordance with generally accepted commercial collection procedures), any and all amounts owing under or on account of such Account, and apply forthwith upon receipt thereof all such amounts as are so collected to the outstanding balance of such Account, except that any Pledgor may, with respect to an Account, allow in the ordinary course of business (i) a refund or credit due as a result of returned or damaged or defective merchandise and (ii) such extensions of time to pay amounts due in respect of Accounts and such other modifications of payment terms or settlements in respect of Accounts as shall be commercially reasonable in the circumstances, all in accordance with such Pledgor's ordinary course of business consistent with its collection practices as in effect from time to time. The costs and expenses (including attorneys' fees) of collection, in any case, whether incurred by any Pledgor, the Collateral Agent or any Secured Party, shall be paid by the Pledgors.

                                  ARTICLE VIII

                                   TRANSFERS

                  SECTION 8.1. Transfers of Pledged Collateral. No Pledgor shall sell, convey, assign or otherwise dispose of, or grant any option with respect to, any of the Pledged Collateral pledged by it hereunder except as permitted by the Credit Agreement.

                                   ARTICLE IX

                                    REMEDIES

                  SECTION 9.1. Remedies. Upon the occurrence and during the continuance of any Event of Default the Collateral Agent may from time to time exercise in respect of the Pledged Collateral, in addition to the other rights and remedies provided for herein or otherwise available to it, the following remedies, in accordance with applicable law:

                  (i) personally, or by agents or attorneys, immediately take possession of the Pledged Collateral or any part thereof, from any Pledgor or any other person who then has possession of any part thereof with or without notice or process of law, and for that purpose may enter upon any Pledgor's premises where any of the Pledged Collateral is located, remove such Pledged Collateral, remain present at such premises to receive copies of all communications and remittances relating to the Pledged Collateral and use in connection with such removal and possession any and all services, supplies, aids and other facilities of any Pledgor;

                  (ii) demand, sue for, collect or receive any money or property at any time payable or receivable in respect of the Pledged Collateral including instructing the obligor or obligors on any agreement, instrument or other obligation constituting part of the Pledged Collateral to make any payment required by the terms of such agreement, instrument or other obligation directly to the Collateral Agent, and in connection with any of the foregoing, compromise, settle, extend the time for payment and make other modifications with respect thereto; provided, however, that in the event that any such payments are made directly to any Pledgor, prior to receipt by any such obligor of such instruction, such Pledgor shall segregate all amounts received pursuant thereto in trust for the benefit of the Collateral Agent and shall promptly (but in no event later than one (1) Business Day after receipt thereof) pay such amounts to the Collateral Agent;

                  (iii) sell, assign, grant a license to use or otherwise liquidate, or direct any Pledgor to sell, assign, grant a license to use or otherwise liquidate, any and all investments made in whole or in part with the Pledged Collateral or any part thereof, and take possession of the proceeds of any such sale, assignment, license or liquidation;

                  (iv) take possession of the Pledged Collateral or any part thereof, by directing any Pledgor in writing to deliver the same to the Collateral Agent at any place or places so designated by the Collateral Agent, in which event such Pledgor shall at its own expense: (A) forthwith cause the same to be moved to the place or places designated by the Collateral Agent and therewith delivered to the Collateral Agent, (B) store and keep any Pledged Collateral so delivered to the Collateral Agent at such place or places pending further action by the Collateral Agent and (C) while the Pledged Collateral shall be so stored and kept, provide such security and maintenance services as shall be necessary to protect the same and to preserve and maintain them in good condition. Each Pledgor's obligation to deliver the Pledged Collateral as contemplated in this Section 9.1(iv) is of the essence hereof. Upon application to a court of equity having jurisdiction, the Collateral Agent shall be entitled to a decree requiring specific performance by any Pledgor of such obligation;

                  (v) withdraw all moneys, instruments, securities and other property in any bank, financial securities, deposit or other account of any Pledgor constituting Pledged Collateral for application to the Obligations as provided in Article X hereof;

                  (vi) retain and apply the Distributions to the Obligations as provided in Article X hereof;

                  (vii) exercise any and all rights as beneficial and legal owner of the Pledged Collateral, including perfecting assignment of and exercising any and all voting, consensual and other rights and powers with respect to any Pledged Collateral; and

                  (viii) exercise any and all the rights and remedies of a secured party on default under the UCC, and the Collateral Agent may also in its sole discretion, without notice except as specified in Section 9.2 hereof, sell, assign or grant a license to use the Pledged Collateral or any part thereof in one or more parcels at public or private sale, at any exchange, broker's board or at any of the Collateral Agent's offices or elsewhere, for cash, on credit or for future delivery, and at such price or prices and upon such other terms as the Collateral Agent may deem commercially reasonable. The Collateral Agent or any other Secured Party or any of their respective Affiliates may be the purchaser, licensee, assignee or recipient of any or all of the Pledged Collateral at any such sale and shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Pledged Collateral sold, assigned or licensed at such sale, to use and apply any of the Obligations owed to such person as a credit on account of the purchase price of any Pledged Collateral payable by such person at such sale. Each purchaser, assignee, licensee or recipient at any such sale shall acquire the property sold, assigned or licensed absolutely free from any claim or right on the part of any Pledgor, and each Pledgor hereby waives, to the fullest extent permitted by law, all rights of redemption, stay and/or appraisal which it now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted. The Collateral Agent shall not be obligated to make any sale of Pledged Collateral regardless of notice of sale having been given. The Collateral Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. Each Pledgor hereby waives, to the fullest extent permitted by law, any claims against the Collateral Agent arising by reason of the fact that the price at which any Pledged Collateral may have been sold, assigned or licensed at such a private sale was less than the price which might have been obtained at a public sale, even if the Collateral Agent accepts the first offer received and does not offer such Pledged Collateral to more than one offeree.

                  SECTION 9.2. Notice of Sale. Each Pledgor acknowledges and agrees that, to the extent notice of sale or other disposition of Pledged Collateral shall be required by law, ten (10) days' prior notice to such Pledgor of the time and place of any public sale or of the time after which any private sale or other intended disposition is to take place shall be commercially reasonable notification of such matters. No notification need be given to any Pledgor if it has signed, in accordance with applicable law, after the occurrence of an Event of Default, a statement renouncing or modifying any right to notification of sale or other intended disposition.

                  SECTION 9.3. Waiver of Notice and Claims. Each Pledgor hereby waives, to the fullest extent permitted by applicable law, notice or judicial hearing in connection with the Collateral Agent's taking possession or the Collateral Agent's disposition of any of the Pledged Collateral, including any and all prior notice and hearing for any prejudgment remedy or remedies and any such right which such Pledgor would otherwise have under law, and each Pledgor hereby further waives, to the fullest extent permitted by applicable law: (i) all damages occasioned by such taking of possession, (ii) all other requirements as to the time, place and terms of sale or other requirements with respect to the enforcement of the Collateral Agent's rights hereunder and (iii) all rights of redemption, appraisal, valuation, stay, extension or moratorium now or hereafter in force under any applicable law. The Collateral Agent shall not be liable for any incorrect or improper payment made pursuant to this Article IX in the absence of gross negligence or willful misconduct. Any sale of, or the grant of options to purchase, or any other realization upon, any Pledged Collateral shall operate to divest all right, title, interest, claim and demand, either at law or in equity, of the applicable Pledgor therein and thereto, and shall be a perpetual bar both at law and in equity against such Pledgor and against any and all persons claiming or attempting to claim the Pledged Collateral so sold, optioned or realized upon, or any part thereof, from, through or under such Pledgor.

                  SECTION 9.4. Certain Sales of Pledged Collateral.

                  (i) Each Pledgor recognizes that, by reason of certain prohibitions contained in law, rules, regulations or orders of any Governmental Authority, the Collateral Agent may be compelled, with respect to any sale of all or any part of the Pledged Collateral, to limit purchasers to those who meet the requirements of such Governmental Authority. Each Pledgor acknowledges that any such sales may be at prices and on terms less favorable to the Collateral Agent than those obtainable through a public sale without such restrictions, and, notwithstanding such circumstances, agrees that any such restricted sale shall be deemed to have been made in a commercially reasonable manner and that, except as may be required by applicable law, the Collateral Agent shall have no obligation to engage in public sales in respect of such Pledged Collateral.

                  (ii) Each Pledgor recognizes that, by reason of certain prohibitions contained in the Securities Act, and applicable state securities laws, the Collateral Agent may be compelled, with respect to any sale of all or any part of the Securities Collateral and Investment Property, to limit purchasers to persons who will agree, among other things, to acquire such Securities Collateral or Investment Property for their own account, for investment and not with a view to the distribution or resale thereof. Each Pledgor acknowledges that any such private sales may be at prices and on terms less favorable to the Collateral Agent than those obtainable through a public sale without such restrictions (including a public offering made pursuant to a registration statement under the Securities Act) and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner and that the Collateral Agent shall have no obligation to engage in public sales and no obligation to delay the sale of any Securities Collateral or Investment Property for the period of time necessary to permit the issuer thereof to register it for a form of public sale requiring registration under the Securities Act or under applicable state securities laws, even if such issuer would agree to do so.

                  (iii) Notwithstanding the foregoing, each Pledgor shall, upon the occurrence and during the continuance of any Event of Default, at the reasonable request of the Collateral Agent, for the benefit of the Collateral Agent, cause any registration, qualification under or compliance with any Federal or state securities law or laws to be effected with respect to all or any part of the Securities Collateral as soon as practicable and at the sole cost and expense of the

Pledgors. Each Pledgor will use its commercially reasonable efforts to cause such registration to be effected (and be kept effective) and will use its commercially reasonable efforts to cause such qualification and compliance to be effected (and be kept effective) as may be so requested and as would permit or facilitate the sale and distribution of such Securities Collateral including registration under the Securities Act (or any similar statute then in effect), appropriate qualifications under applicable blue sky or other state securities laws and appropriate compliance with all other requirements of any Governmental Authority. Each Pledgor shall use its commercially reasonable efforts to cause the Collateral Agent to be kept advised in writing as to the progress of each such registration, qualification or compliance and as to the completion thereof, shall furnish to the Collateral Agent such number of prospectuses, offering circulars or other documents incident thereto as the Collateral Agent from time to time may request, and shall indemnify and shall cause the issuer of the Securities Collateral to indemnify the Collateral Agent and all others participating in the distribution of such Securities Collateral against all claims, losses, damages and liabilities caused by any untrue statement (or alleged untrue statement) of a material fact contained therein (or in any related registration statement, notification or the like) or by any omission (or alleged omission) to state therein (or in any related registration statement, notification or the like) a material fact required to be stated therein or necessary to make the statements therein not misleading.

                  (iv) If the Collateral Agent determines to exercise its right to sell any or all of the Securities Collateral or Investment Property, upon written request, the applicable Pledgor shall from time to time furnish to the Collateral Agent all such information as the Collateral Agent may reasonably request in order to determine the number of securities included in the Securities Collateral or Investment Property which may be sold by the Collateral Agent as exempt transactions under the Securities Act and the rules of the Securities and Exchange Commission thereunder, as the same are from time to time in effect.

                  (v) Each Pledgor further agrees that a breach of any of the covenants contained in this Section 9.4 will cause irreparable injury to the Collateral Agent and other Secured Parties, that the Collateral Agent and the other Secured Parties have no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in this Section
9.4 shall be specifically enforceable against such Pledgor, and such Pledgor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants except for a defense that no Event of Default has occurred and is continuing.

                  SECTION 9.5. No Waiver; Cumulative Remedies.

                  (i) No failure on the part of the Collateral Agent to exercise, no course of dealing with respect to, and no delay on the part of the Collateral Agent in exercising, any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any such right, power or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right, power or remedy; nor shall the Collateral Agent be required to look first to, enforce or exhaust any other security, collateral or guaranties. The remedies herein provided are cumulative and are not exclusive of any remedies provided by law.

                  (ii) In the event that the Collateral Agent shall have instituted any proceeding to enforce any right, power or remedy under this Agreement by foreclosure, sale, entry or otherwise, and such proceeding shall have been discontinued or abandoned for any reason or shall have been determined adversely to the Collateral Agent, then and in every such case, the Pledgors, the Collateral Agent and each other Secured Party shall be restored to their respective former positions and rights hereunder with respect to the Pledged Collateral, and all rights, remedies and powers of the Collateral Agent and the other Secured Parties shall continue as if no such proceeding had been instituted.

                  SECTION 9.6. Certain Additional Actions Regarding Intellectual Property. If any Event of Default shall have occurred and be continuing, upon the written demand of the Collateral Agent, each Pledgor shall execute and deliver to the Collateral Agent an assignment or further license of the Intellectual Property Collateral, in whole or in part as the Collateral Agent determines, and such other documents as are necessary or appropriate to carry out the intent and purposes hereof. Within five (5) Business Days of written notice thereafter from the Collateral Agent, each Pledgor shall make available to the Collateral Agent, to the extent within such Pledgor's power and authority, such personnel in such Pledgor's employ on the date of the Event of Default as the Collateral Agent may reasonably designate to permit such Pledgor to continue, directly or indirectly, to produce, advertise and sell the products and services sold by such Pledgor under the Intellectual Property Collateral, and such persons shall be available to perform their prior functions on the Collateral Agent's behalf.

                                   ARTICLE X

            PROCEEDS OF CASUALTY EVENTS AND COLLATERAL DISPOSITIONS;
                            APPLICATION OF PROCEEDS

                  SECTION 10.1. Proceeds of Casualty Events and Collateral Dispositions. The Pledgors shall take all actions required by the Credit Agreement with respect to any Net Cash Proceeds of any Casualty Event or from the sale or disposition of any Pledged Collateral.

                  SECTION 10.2. Application of Proceeds. The proceeds received by the Collateral Agent in respect of any sale of, collection from or other realization upon all or any part of the Collateral pursuant to the exercise by the Collateral Agent of its remedies shall be applied, together with any other sums then held by the Collateral Agent pursuant to this Agreement, in accordance with the Credit Agreement.

                                   ARTICLE XI

                                  MISCELLANEOUS

                  SECTION  11.1. Concerning Collateral Agent.

                  (i) The Collateral Agent has been appointed as collateral agent pursuant to the Credit Agreement. The actions of the Collateral Agent hereunder are subject to the provisions of the Credit Agreement. The Collateral Agent shall have the right hereunder to make demands, to give notices, to exercise or refrain from exercising any rights, and to take or refrain from taking action (including the release or substitution of the Pledged Collateral), in accordance with this Agreement and the Credit Agreement. The Collateral Agent may employ agents and attorneys-in-fact in connection herewith and shall not be liable for the negligence or misconduct of any such agents or attorneys-in-fact selected by it in good faith. The Collateral Agent may resign and a successor Collateral Agent may be appointed in the manner provided in the Credit Agreement. Upon the acceptance of any appointment as the Collateral Agent by a successor Collateral Agent, that successor Collateral Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Collateral Agent under this Agreement, and the retiring Collateral Agent shall thereupon be discharged from its duties and obligations under this Agreement. After any retiring Collateral Agent's resignation, the provisions hereof shall inure to its benefit as to any actions taken or omitted to be taken by it under this Agreement while it was the Collateral Agent.

                  (ii) The Collateral Agent shall be deemed to have exercised reasonable care in the custody and preservation of the Pledged Collateral in its possession if such Pledged Collateral is accorded treatment substantially equivalent to that which the Collateral Agent, in its individual capacity, accords its own property consisting of similar instruments or interests, it being understood that neither the Collateral Agent nor any of the Secured Parties shall have responsibility for (i) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relating to any Securities Collateral, whether or not the Collateral Agent or any other Secured Party has or is deemed to have knowledge of such matters or (ii) taking any necessary steps to preserve rights against any person with respect to any Pledged Collateral.

                  (iii) The Collateral Agent shall be entitled to rely upon any written notice, statement, certificate, order or other document or any telephone message believed by it to be genuine and correct and to have been signed, sent or made by the proper person, and, with respect to all matters pertaining to this Agreement and its duties hereunder, upon advice of counsel selected by it.

                  (iv) If any item of Pledged Collateral also constitutes collateral granted to the Collateral Agent under any other deed of trust, mortgage, security agreement, pledge or instrument of any type, in the event of any conflict between the provisions hereof and the provisions of such other deed of trust, mortgage, security agreement, pledge or instrument of any type in respect of such collateral, the Collateral Agent, in its sole discretion, shall select which provision or provisions shall control.

                  SECTION 11.2. Collateral Agent May Perform; Collateral Agent Appointed Attorney-in-Fact. If any Pledgor shall fail to perform any covenants contained in this Agreement (including such Pledgor's covenants to (i) pay the premiums in respect of all required insurance policies hereunder, (ii) pay Claims, (iii) make repairs, (iv) discharge Liens or (v) pay or perform any obligations of such Pledgor under any Pledged Collateral) or if any representation or warranty on the part of any Pledgor contained herein shall be breached, the Collateral Agent may (but shall not be obligated to) do the same or cause it to be done or remedy any such breach, and may expend funds for such purpose; provided, however, that the Collateral Agent shall in no event be bound to inquire into the validity of any tax, lien, imposition or other obligation which such Pledgor fails to pay or perform as and when required hereby and which such Pledgor does not contest in accordance with the provisions of Section 4.11 hereof. Any and all amounts so expended by the Collateral Agent shall be paid by the Pledgors in accordance with the provisions of Section 11.03 of the Credit Agreement. Neither the provisions of this Section 11.2 nor any action taken by the Collateral Agent pursuant to the provisions of this Section 11.2 shall prevent any such failure to observe any covenant contained in this Agreement nor any breach of representation or warranty from constituting an Event of Default. Each Pledgor hereby appoints the Collateral Agent its attorney-in-fact, with full authority in the place and stead of such Pledgor and in the name of such Pledgor, or otherwise, from time to time in the Collateral Agent's discretion to take any action and to execute any instrument consistent with the terms of the Credit Agreement, this Agreement and the other Security Documents which the Collateral Agent may deem necessary or advisable to accomplish the purposes hereof. The foregoing grant of authority is a power of attorney coupled with an interest and such appointment shall be irrevocable for the term hereof. Each Pledgor hereby ratifies all that such attorney shall lawfully do or cause to be done by virtue hereof.

                  SECTION 11.3. Continuing Security Interest; Assignment. This Agreement shall create a continuing security interest in the Pledged Collateral and shall (i) be binding upon the Pledgors, their respective successors and assigns and (ii) inure, together with the rights and remedies of the Collateral Agent hereunder, to the benefit of the Collateral Agent and the other Secured Parties and each of their respective successors, transferees and assigns. No other persons (including any other creditor of any Pledgor) shall have any interest herein or any right or benefit with respect hereto. Without limiting the generality of the foregoing clause (ii), any Secured Party may assign or otherwise transfer any indebtedness held by it secured by this Agreement to any other person, and such other person shall thereupon become vested with all the benefits in respect thereof granted to such Secured Party, herein or otherwise, subject however, to the provisions of the Credit Agreement and any Hedging Agreement.

                  SECTION 11.4. Termination; Release. The Pledged Collateral shall be released from the Lien of this Agreement in accordance with the provisions of the Credit Agreement.

Upon termination hereof or any release of Pledged Collateral in accordance with the provisions of the Credit Agreement, the Collateral Agent shall, upon the request and at the sole cost and expense of the Pledgors, assign, transfer and deliver to Pledgor, against receipt and without recourse to or warranty by the Collateral Agent except as to the fact that the Collateral Agent has not encumbered the released assets, such of the Pledged Collateral to be released (in the case of a release) as may be in possession of the Collateral Agent and as shall not have been sold or otherwise applied pursuant to the terms hereof, and, with respect to any other Pledged Collateral, proper documents and instruments (including UCC-3 termination statements or releases) acknowledging the termination hereof or the release of such Pledged Collateral, as the case may be.

                  SECTION 11.5. Modification in Writing. No amendment, modification, supplement, termination or waiver of or to any provision hereof, nor consent to any departure by any Pledgor therefrom, shall be effective unless the same shall be made in accordance with the terms of the Credit Agreement and unless in writing and signed by the Collateral Agent. Any amendment, modification or supplement of or to any provision hereof, any waiver of any provision hereof and any consent to any departure by any Pledgor from the terms of any provision hereof shall be effective only in the specific instance and for the specific purpose for which made or given. Except where notice is specifically required by this Agreement or any other document evidencing the Obligations, no notice to or demand on any Pledgor in any case shall entitle any Pledgor to any other or further notice or demand in similar or other circumstances.

                  SECTION 11.6. Notices. Unless otherwise provided herein or in the Credit Agreement, any notice or other communication herein required or permitted to be given shall be given in the manner and become effective as set forth in the Credit Agreement, as to any Pledgor, addressed to it at the address of the Borrower set forth in the Credit Agreement and as to the Collateral Agent, addressed to it at the address set forth in the Credit Agreement, or in each case at such other address as shall be designated by such party in a written notice to the other party complying as to delivery with the terms of this Section 11.6.

                  SECTION 11.7. Governing Law, Consent to Jurisdiction and Service of Process; Waiver of Jury Trial. Sections 11.09 and 11.10 of the Credit Agreement are incorporated herein, mutatis mutandis, as if a part hereof.

                  SECTION 11.8. Severability of Provisions. Any provision hereof which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

                  SECTION 11.9. Execution in Counterparts. This Agreement and any amendments, waivers, consents or supplements hereto may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original, but all such counterparts together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page of this Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement.

                  SECTION 11.10. Business Days. In the event any time period or any date provided in this Agreement ends or falls on a day other than a Business Day, then such time period shall be deemed to end and such date shall be deemed to fall on the next succeeding Business Day, and performance herein may be made on such Business Day, with the same force and effect as if made on such other day.

                  SECTION 11.11. Waiver of Stay. Each Pledgor covenants (to the extent it may lawfully do so) that in the event that such Pledgor or any property or assets of such Pledgor shall hereafter become the subject of a voluntary or involuntary proceeding under Title 11 of the United States Code or such Pledgor shall otherwise be a party to any federal or state bankruptcy, insolvency, moratorium or similar proceeding to which the provisions relating to the automatic stay under Section 362 of Title 11 of the United States Code or any similar provision in any such law is applicable, then, in any such case, whether or not the Collateral Agent has commenced foreclosure proceedings under this Agreement, such Pledgor shall not, and each Pledgor hereby expressly waives their right to (to the extent it may lawfully do so) at any time insist upon, plead or in any manner whatsoever, claim or take the benefit or advantage of any such automatic stay or such similar provision as it relates to the exercise of any of the rights and remedies (including any foreclosure proceedings) available to the Collateral Agent as provided in this Agreement, in any other Security Document or any other document evidencing the Obligations. Each Pledgor further covenants (to the extent it may lawfully do so) that it will not hinder, delay or impede the execution of any power granted herein to the Collateral Agent, but will suffer and permit the execution of every such power as though no law relating to any stay or similar provision had been enacted.

                  SECTION 11.12. No Credit for Payment of Taxes or Imposition. No Pledgor shall be entitled to any credit against the principal, premium, if any, or interest payable under the Credit Agreement, and no Pledgor shall be entitled to any credit against any other sums which may become payable under the terms thereof or hereof, by reason of the payment of any Tax on the Pledged Collateral or any part thereof.

                  SECTION 11.13. No Claims Against Collateral Agent. Nothing contained in this Agreement shall constitute any consent or request by the Collateral Agent, express or implied, for the performance of any labor or services or the furnishing of any materials or other property in respect of the Pledged Collateral or any part thereof, nor as giving any Pledgor any right, power or authority to contract for or permit the performance of any labor or services or the furnishing of any materials or other property in such fashion as would permit the making of any claim against the Collateral Agent in respect thereof or any claim that any Lien based on the performance of such labor or services or the furnishing of any such materials or other property is prior to the Lien hereof.

                  SECTION 11.14. No Release. Nothing set forth in this Agreement shall relieve any Pledgor from the performance of any term, covenant, condition or agreement on such Pledgor's part to be performed or observed under or in respect of any of the Pledged Collateral at any time prior to the sale, assignment or transfer of such Pledged Collateral in accordance with the terms of this Agreement or from any liability to any person under or in respect of any of the Pledged Collateral or shall impose any obligation on the Collateral Agent or any other Secured Party to perform or observe any such term, covenant, condition or agreement on such Pledgor's part to be so performed or observed or shall impose any liability on the Collateral Agent or any other Secured Party for any act or omission on the part of such Pledgor relating thereto or for any breach of any representation or warranty on the part of such Pledgor contained in this Agreement, the Credit Agreement or the other Loan Documents, or under or in respect of the Pledged Collateral or made in connection herewith or therewith. The obligations of each Pledgor contained in this Section 11.14 shall survive the termination hereof and the discharge of such Pledgor's other obligations under this Agreement, the Credit Agreement and the other Loan Documents.

                  SECTION 11.15. Obligations Absolute. All obligations of each Pledgor hereunder shall be absolute and unconditional irrespective of:

                  (i) any bankruptcy, insolvency, reorganization, arrangement, readjustment, composition, liquidation or the like of any Pledgor;

                  (ii) any lack of validity or enforceability of the Credit Agreement, any Hedging Agreement or any other Loan Document, or any other agreement or instrument relating thereto;

                  (iii) any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations, or any other amendment or waiver of or any consent to any departure from the Credit Agreement, any Hedging Agreement or any other Loan Document or any other agreement or instrument relating thereto;

                  (iv) any pledge, exchange, release or non-perfection of any other collateral, or any release or amendment or waiver of or consent to any departure from any guarantee, for all or any of the Obligations;

                  (v) any exercise, non-exercise or waiver of any right, remedy, power or privilege under or in respect hereof, the Credit Agreement, any Hedging Agreement or any other Loan Document except as specifically set forth in a waiver granted pursuant to the provisions of Section 11.5 hereof; or

                  (vi) any other circumstances which might otherwise constitute a defense available to, or a discharge of, any Pledgor.

               [REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK.]

                  IN WITNESS WHEREOF, the Pledgors and the Collateral Agent have caused this Agreement to be duly executed and delivered by their duly authorized officers as of the date first above written.

                                   IONICS, INCORPORATED
                                   as Pledgor

                                   By: _________________________________________
                                       Name:
                                       Title:

                                   [GUARANTORS],
                                   as Pledgor

                                   By: _________________________________________
                                       Name:
                                       Title:

                                   UBS AG, STAMFORD BRANCH,
                                   as Collateral Agent

                                   By: _________________________________________
                                       Name:
                                       Title:

                                   By: _________________________________________
                                       Name:
                                       Title:

                                 SCHEDULE 3.4(b)

                                DEPOSIT ACCOUNTS

               DEPOSIT ACCOUNTS NOT SUBJECT TO A CONTROL AGREEMENT

                                 SCHEDULE 3.4(b)

                             THIRD PARTY AGREEMENTS

                                                                       EXHIBIT 1

                                    [Form of]

                             ISSUER'S ACKNOWLEDGMENT

                  The undersigned hereby (i) acknowledges receipt of a copy of that certain security agreement (as amended, amended and restated, supplemented or otherwise modified from time to time, the "Security Agreement;" capitalized terms used but not otherwise defined herein shall have the meanings assigned to such terms in the Security Agreement), dated as of February 13, 2004, made by IONICS, INCORPORATED, a Massachusetts corporation (the "Borrower"), the Guarantors party thereto and UBS AG, STAMFORD BRANCH, as collateral agent (in such capacity and together with any successors in such capacity, the "Collateral Agent"), (ii) agrees promptly to note on its books the security interests granted to the Collateral Agent and confirmed under the Security Agreement,
(iii) agrees that it will comply with instructions of the Collateral Agent with respect to the applicable Securities Collateral without further consent by the applicable Pledgor, (iv) agrees to notify the Collateral Agent upon obtaining knowledge of any interest in favor of any person in the applicable Securities Collateral that is adverse to the interest of the Collateral Agent therein and
(v) waives any right or requirement at any time hereafter to receive a copy of the Security Agreement in connection with the registration of any Securities Collateral thereunder in the name of the Collateral Agent or its nominee or the exercise of voting rights by the Collateral Agent or its nominee.

                                   [                              ]

                                   By:  ________________________________________
                                        Name:
                                        Title:

                                                                       EXHIBIT 2

                                    [Form of]

                           SECURITIES PLEDGE AMENDMENT

                  This Security Pledge Amendment, dated as of [     ], is
delivered pursuant to Section 5.1 of that certain security agreement (as amended, amended and restated, supplemented or otherwise modified from time to time, the "Security Agreement;" capitalized terms used but not otherwise defined herein shall have the meanings assigned to such terms in the Security Agreement), dated as of February 13, 2004, made by IONICS, INCORPORATED, a Massachusetts corporation (the "Borrower"), the Guarantors party thereto and UBS AG, STAMFORD BRANCH, as collateral agent (in such capacity and together with any successors in such capacity, the "Collateral Agent"). The undersigned hereby agrees that this Pledge Amendment may be attached to the Security Agreement and that the Pledged Securities and/or Intercompany Notes listed on this Pledge Amendment shall be deemed to be and shall become part of the Pledged Collateral and shall secure all Obligations.

                               PLEDGED SECURITIES

                CLASS                                 NUMBER OF        PERCENTAGE OF
               OF STOCK                                SHARES         ALL ISSUED CAPITAL
                  OR         PAR      CERTIFICATE        OR           OR OTHER EQUITY
 ISSUER       INTERESTS     VALUE        NO(S).       INTERESTS     INTERESTS OF ISSUER
---------     ---------     -----     -----------     ---------     --------------------

                               INTERCOMPANY NOTES

              PRINCIPAL      DATE OF    INTEREST     MATURITY
 ISSUER        AMOUNT       ISSUANCE      RATE         DATE
---------     ---------     --------    --------     --------

                                   [                                 ],
                                   as Pledgor

                                   By: _________________________________________
                                       Name:
                                       Title:

AGREED TO AND ACCEPTED:

UBS AG, STAMFORD BRANCH,
as Collateral Agent

By: _________________________________
    Name:
    Title:

By: _________________________________
    Name:
    Title:

                                                                       EXHIBIT 3

                                    [Form of]

                                JOINDER AGREEMENT

                                                           [Name of New Pledgor]
                                                        [Address of New Pledgor]

[Date]

_________________________
_________________________
_________________________
_________________________

Ladies and Gentlemen:

                  Reference is made to that certain security agreement (as amended, amended and restated, supplemented or otherwise modified from time to time, the "Security Agreement;" capitalized terms used but not otherwise defined herein shall have the meanings assigned to such terms in the Security Agreement), dated as of February 13, 2004, made by IONICS, INCORPORATED, a Massachusetts corporation (the "Borrower"), the Guarantors party thereto and UBS AG, STAMFORD BRANCH, as collateral agent (in such capacity and together with any successors in such capacity, the "Collateral Agent").

                  This letter supplements the Security Agreement and is
delivered by the undersigned, [     ] (the "New Pledgor"), pursuant to Section
3.5 of the Security Agreement. The New Pledgor hereby agrees to be bound as a Guarantor and as a Pledgor by all of the terms, covenants and conditions set forth in the Security Agreement to the same extent that it would have been bound if it had been a signatory to the Security Agreement on the execution date of the Security Agreement. The New Pledgor also hereby agrees to be bound as a party by all of the terms, covenants and conditions applicable to it set forth in Articles V, VI and VII of the Credit Agreement to the same extent that it would have been bound if it had been a signatory to the Credit Agreement on the execution date of the Credit Agreement. Without limiting the generality of the foregoing, the New Pledgor hereby grants and pledges to the Collateral Agent, as collateral security for the full, prompt and complete payment and performance when due (whether at stated maturity, by acceleration or otherwise) of the Obligations, a Lien on and security interest in, all of its right, title and interest in, to and under the Pledged Collateral and expressly assumes all obligations and liabilities of a Guarantor and Pledgor thereunder. The New Pledgor hereby makes each of the representations and warranties and agrees to each of the covenants applicable to the Pledgors contained in the Security Agreement and Article III of the Credit Agreement.

                  Annexed hereto are supplements to each of the schedules to the Security Agreement and the Credit Agreement, as applicable, with respect to the New Pledgor. Such supplements shall be deemed to be part of the Security Agreement or the Credit Agreement, as applicable.

                  This agreement and any amendments, waivers, consents or supplements hereto may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original, but all such counterparts together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page of this agreement by telecopy shall be effective as delivery of a manually executed counterpart of this agreement.

                  THIS AGREEMENT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

                  IN WITNESS WHEREOF, the New Pledgor has caused this letter agreement to be executed and delivered by its duly authorized officer as of the date first above written.

                                   [NEW PLEDGOR]

                                   By: _________________________________________
                                       Name:
                                       Title:

AGREED TO AND ACCEPTED:

UBS AG, STAMFORD BRANCH,
as Collateral Agent

By: _________________________________
    Name:
    Title:

By: _________________________________
    Name:
    Title:

                           [Schedules to be attached]

                                                                       EXHIBIT 4

                                    [Form of]

                CONTROL AGREEMENT CONCERNING SECURITIES ACCOUNTS

                  This Control Agreement Concerning Securities Accounts (this
"Control Agreement"), dated as of [     ], by and among [     ] (the "Pledgor"),
UBS AG, Stamford Branch (the "Collateral Agent") and [     ] (the "Securities
Intermediary"), is delivered pursuant to Section 3.4(c) of that certain security agreement (as amended, amended and restated, supplemented or otherwise modified from time to time, the "Security Agreement"), dated as of February 13, 2004, made by the Pledgor and each of the Guarantors listed on the signature pages thereto in favor of UBS AG, Stamford Branch, as collateral agent, as pledgee, assignee and secured party (the "Collateral Agent"). This Control Agreement is for the purpose of perfecting the security interests of the Secured Parties granted by the Pledgor in the Designated Accounts described below. All references herein to the "UCC" shall mean the Uniform Commercial Code as in effect from time to time in the State of New York. Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Security Agreement.

                  Section 1. Confirmation of Establishment and Maintenance of Designated Accounts. The Securities Intermediary hereby confirms and agrees that
(i) the Securities Intermediary has established for the Pledgor and maintains the account(s) listed in Schedule I annexed hereto (such account(s), together with each such other securities account maintained by the Pledgor with the Securities Intermediary collectively, the "Designated Accounts" and each a "Designated Account"), (ii) each Designated Account will be maintained in the manner set forth herein until termination of this Control Agreement, (iii) this Control Agreement is the valid and legally binding obligation of the Securities Intermediary, (iv) the Securities Intermediary is a "securities intermediary" as defined in Article 8-102(a)(14) of the UCC, (v) each of the Designated Accounts is a "securities account" as such term is defined in Section 8-501(a) of the UCC and (vi) all securities or other property underlying any financial assets which are credited to any Designated Account shall be registered in the name of the Securities Intermediary, endorsed to the Securities Intermediary or in blank or credited to another securities account maintained in the name of the Securities Intermediary and in no case will any financial asset credited to any Designated Account be registered in the name of the Pledgor, payable to the order of the Pledgor or specially endorsed to the Pledgor, except to the extent the foregoing have been specially endorsed to the Securities Intermediary or in blank.

                  Section 2. "Financial Assets" Election. The Securities Intermediary hereby agrees that each item of Investment Property credited to any Designated Account shall be treated as a "financial asset" within the meaning of
Section 8-102(a)(9) of the UCC.

                  Section 3. Entitlement Order. If at any time the Securities Intermediary shall receive an "entitlement order" (within the meaning of Section 8-102(a)(8) of the UCC) issued by the Collateral Agent and relating to any financial asset maintained in one or more of the Designated Accounts, the Securities Intermediary shall comply with such entitlement order without further consent by the Pledgor or any other person. The Securities Intermediary shall also comply with instructions directing the Securities Intermediary with respect to the sale, exchange or transfer of financial assets held in each Designated Account originated by a Pledgor, or any representative of, or investment manager appointed by, a Pledgor until such time as the Collateral Agent delivers a Notice of Sole Control pursuant to Section 9(i) to the Securities Intermediary.

                  Section 4. Subordination of Lien; Waiver of Set-Off. The Securities Intermediary hereby agrees that any security interest in any Designated Account it now has or subsequently obtains shall be subordinate to the security interest of the Collateral Agent. The financial assets and other items deposited to any Designated Account will not be subject to deduction, set-off, banker's lien, or any other right in favor of any person other than the Secured Parties (except that the Securities Intermediary may set off all amounts due to the Securities Intermediary in respect of its customary fees and expenses for the routine maintenance and operation of the Designated Accounts, including overdraft fees and amounts advanced to settle authorized transactions.

                  Section 5. Choice of Law. Both this Control Agreement and the Designated Accounts shall be governed by the laws of the State of New York. Regardless of any provision in any other agreement, for purposes of the UCC, New York shall be deemed to be the Securities Intermediary's location and the Designated Accounts (as well as the security entitlements related thereto) shall be governed by the laws of the State of New York.

                  Section 6. Conflict with Other Agreements; Amendments. As of the date hereof, there are no other agreements entered into between the Securities Intermediary and the Pledgor with respect to any Designated Account or any security entitlements or other financial assets credited thereto (other than standard and customary documentation with respect to the establishment and maintenance of such Designated Accounts). The Securities Intermediary and the Pledgor will not enter into any other agreement with respect to any Designated Account unless the Collateral Agent shall have received prior written notice thereof. The Securities Intermediary and the Pledgor have not and will not enter into any other agreement with respect to (i) creation or perfection of any security interest in or (ii) control of security entitlements maintained in any of the Designated Accounts or purporting to limit or condition the obligation of the Securities Intermediary to comply with entitlement orders with respect to financial assets credited to any Designated Account as set forth in Section 3 hereof without the prior written consent of the Collateral Agent acting in its sole discretion. In the event of any conflict with respect to control over any Designated Account between this Control Agreement (or any portion hereof) and any other agreement now existing or hereafter entered into, the terms of this Control Agreement shall prevail. No amendment or modification of this Control Agreement or waiver of any rights hereunder shall be binding on any party hereto unless it is in writing and is signed by all the parties hereto.

                  Section 7. Certain Agreements.

                  (i) The Securities Intermediary has furnished to the Collateral Agent the most recent account statement issued by the Securities Intermediary with respect to each of the Designated Accounts and the financial assets and cash balances held therein, identifying the financial assets held therein in a manner reasonably acceptable to the Collateral Agent. Each such statement accurately reflects the assets held in such Designated Account as of the date thereof.

                  (ii) The Securities Intermediary will, upon its receipt of each supplement to the Security Agreement signed by the Pledgor and identifying one or more financial assets as "Pledged Collateral," enter into its records, including computer records, with respect to each Designated Account a notation with respect to any such financial asset so that such records and reports generated with respect thereto identify such financial asset as "Pledged."

                  (iii) The Collateral Agent has delivered to the Securities Intermediary a list, signed by an authorized representative of the officers of the Collateral Agent authorized to give approvals or instructions under this Control Agreement (the "Authorized Representatives") and the Securities Intermediary shall be entitled to rely on communications from any such authorized officers until the earlier of the termination of this Control Agreement in accordance with the terms hereof and notification by an Authorized Representative of a change in such list at any time.

                  Section 8. Notice of Adverse Claims. Except for the claims and interest of the Collateral Agent and of the Pledgor in the financial assets maintained in the Designated Account(s), the Securities Intermediary on the date hereof does not know of any claim to, or security interest in, any Designated Account or in any financial asset credited thereto and does not know of any claim that any person other than the Collateral Agent has been given "control" (within the meaning of Section 8-106 of the UCC) of any Designated Account or any such financial asset. If the Securities Intermediary becomes aware that any person is asserting any lien, encumbrance or adverse claim (including any writ, garnishment, judgment, warrant of attachment, execution or similar process or any claim of control) against any of the financial assets maintained in any Designated Account, the Securities Intermediary promptly notify the Collateral Agent and the Pledgor thereof.

                  Section 9. Maintenance of Designated Accounts. In addition to the obligations of the Securities Intermediary in Section 3 hereof, the Securities Intermediary agrees to maintain the Designated Accounts as follows:

                  (i) Notice of Sole Control. If at any time the Collateral Agent delivers to the Securities Intermediary a notice of sole control in substantially the form set forth in Exhibit A attached hereto (the "Notice of Sole Control") with respect to any Designated Account, the Securities Intermediary agrees that, after receipt of such notice, it will take all instructions with respect to such Designated Account solely from the Collateral Agent and cease taking instructions from Pledgor, including, without limitation, instructions for investment, distribution or transfer of any financial asset maintained in any Designated Account. Permitting settlement of trades pending at the time of receipt of such notice shall not constitute a violation of the immediately preceding sentence.

                  (ii) Voting Rights. Until such time as the Securities Intermediary receives a Notice of Sole Control, the Pledgor, or an investment manager on behalf of the Pledgor, shall direct the Securities Intermediary with respect to the voting of any financial assets credited to any Designated Account.

                  (iii) Statements and Confirmations. The Securities Intermediary will send copies of all statements and other correspondence (excluding routine confirmations) concerning any Designated Account or any financial assets credited thereto simultaneously to each of the Pledgor and the Collateral Agent at the address set forth in Section 11 hereof. The Securities Intermediary will provide to the Collateral Agent, upon the Collateral Agent's request therefor from time to time and, in any event, as of the last business day of each calendar month, a statement of the market value of each financial asset maintained in each Designated Account. The Securities Intermediary shall not change the name or account number of any Designated Account without the prior written consent of the Collateral Agent.

                  (iv) Bailee for Perfection. The Securities Intermediary acknowledges that, in the event that it should come into possession of any certificate representing any security or other assets held as financial assets in any of the Designated Accounts, the Securities Intermediary shall retain possession of the same for the benefit of the Collateral Agent and such act shall cause the Securities Intermediary to be deemed a bailee for the Collateral Agent, if necessary to perfect the Collateral Agent's security interest in such securities or assets. The Securities Intermediary hereby acknowledges its receipt of a copy of the Security Agreement, which shall also serve as notice to the Securities Intermediary of a security interest in collateral held by a bailee.

                  Section 10. Successors; Assignment. The terms of this Control Agreement shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective corporate successors and permitted assignees.

                  Section 11. Notices. Any notice, request or other communication required or permitted to be given under this Control Agreement shall be in writing and deemed to have been properly given when delivered in person, or when sent by telecopy or other electronic means and electronic confirmation of error free receipt is received or two (2) days after being sent by certi-fied or registered United States mail, return receipt requested, postage prepaid, addressed to the party at the address set forth below.

                  Pledgor:          [            ]
                                    65 Grove Street
                                    Watertown, MA  02472
                                    Attention: Vice President and General
                                               Counsel
                                    Telecopy:  (617) 926-4304
                                    Telephone: (617) 926-2500

                                    with copy to:

                                    Testa, Hurwitz & Thibeault, LLP
                                    125 High Street
                                    Boston, MA  02110
                                    Attention: Mark D. Smith
                                    Telecopy:  (617) 248-7100
                                    Telephone: (617) 248-7000]

                  Securities
                  Intermediary:     [                    ]
                                    [Address]
                                    Attention:
                                    Telecopy:
                                    Telephone:

                  Collateral
                  Agent:            UBS AG, Stamford Branch
                                    677 Washington Boulevard
                                    Stamford, Connecticut  06901
                                    Attention:
                                    Telecopy:
                                    Telephone:

                                    with a copy to:

                                    Latham & Watkins LLP
                                    885 Third Avenue, Suite 1000
                                    New York, New York  10022
                                    Attention: Michele Penzer
                                    Telecopy:  (212) 751-4864
                                    Telephone: (212) 906-1200

                  Any party may change its address for notices in the manner set forth above.

                  Section 12. Termination. The rights and powers granted herein to the Collateral Agent are powers coupled with an interest and will be affected neither by the bankruptcy of the Pledgor nor by the lapse of time. The obligations of the Securities Intermediary hereunder shall continue in effect until (i) the security interests of the Secured Parties with respect to the financial assets maintained in the Designated Account(s) have been terminated and an Authorized Representative has notified the Securities Intermediary of such termination in writing or (ii) thirty days following the Securities Intermediary's delivery of written notice of such termination to the Pledgor and the Collateral Agent.

                  Section 13. Severability. If any term or provision set forth in this Agreement shall be invalid or unenforceable, the remainder of this Agreement, other than those provisions held invalid or unenforceable, shall be construed in all respects as if such invalid or unenforceable term or provision were omitted.

                  Section 14. Counterparts. This Control Agreement may be executed in any number of counterparts, all of which shall constitute one and the same instrument, and any party hereto may execute this Control Agreement by signing and delivering one or more counterparts.

                                         [    ],
                                         as Pledgor

                                         By:____________________________________
                                            Name:
                                            Title:

                                         UBS AG, STAMFORD BRANCH,
                                         as Collateral Agent

                                         By:____________________________________
                                            Name:
                                            Title:

                                         By:____________________________________
                                            Name:
                                            Title:

                                         [                             ],
                                         as Securities Intermediary

                                         By:____________________________________
                                            Name:
                                            Title:

                                   SCHEDULE I

                              Designated Account(s)

                                    EXHIBIT A

                     [Letterhead of UBS AG, Stamford Branch]

                                                                          [Date]

[Securities Intermediary]
[Address]

Attention:

                           Re: Notice of Sole Control

Ladies and Gentlemen:

                  As referenced in Section 9(i) of the Control Agreement
Concerning Designated Accounts dated as of [   ], by and among [   ], us and you
(the "Control Agreement") (a copy of which is attached) we hereby give you notice of our sole control over the financial assets maintained in the Designated Account(s) referred to in the Control Agreement, account numbers:
________________ (the "Specified Designated Accounts"). You are hereby instructed not to accept any direction, instruction or entitlement order with respect to financial assets maintained in the Specified Designated Accounts from any person other than the undersigned.

                  You are instructed to deliver a copy of this notice by facsimile transmission to Ionics, Incorporated.

                                         Very truly yours,

                                         UBS AG, STAMFORD BRANCH,
                                         as Collateral Agent

                                         By:____________________________________
                                            Name:
                                            Title:

                                         By:____________________________________
                                            Name:
                                            Title:

cc: Ionics, Incorporated

                                                                       EXHIBIT 5

                                    [Form of]

                  CONTROL AGREEMENT CONCERNING DEPOSIT ACCOUNTS

                  This CONTROL AGREEMENT CONCERNING DEPOSIT ACCOUNTS (this
"Control Agreement"), dated as of [   ], by and among [   ] (the "Pledgor"), UBS
AG, STAMFORD BRANCH (the "Collateral Agent") and [   ] (the "Bank"), is
delivered pursuant to Section 3.4(b) of that certain security agreement (as amended, amended and restated, supplemented or otherwise modified from time to time, the "Security Agreement"), dated as of February 13, 2004, made by the Pledgor and each of the Guarantors listed on the signature pages thereto in favor of UBS AG, STAMFORD BRANCH, as collateral agent, as pledgee, assignee and secured party (the "Collateral Agent"). This Control Agreement is for the purpose of perfecting the security interests of the Secured Parties granted by the Pledgor in the Designated Accounts described below. All references herein to the "UCC" shall mean the Uniform Commercial Code as in effect from time to time in the State of New York. Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Security Agreement.

                  Section 1. Confirmation of Establishment and Maintenance of Designated Accounts. The Bank hereby confirms and agrees that (i) the Bank has established for the Pledgor and maintains the deposit account(s) listed in
Schedule 1 annexed hereto (such account(s), together with each such other deposit account maintained by the Pledgor with the Bank collectively, the "Designated Accounts" and each a "Designated Account"), (ii) each Designated Account will be maintained in the manner set forth herein until termination of this Control Agreement, (iii) the Bank is a "bank," as such term is defined in the UCC, (iv) this Control Agreement is the valid and legally binding obligation of the Bank and (v) each Designated Account is a "deposit account" as such term is defined in Article 9 of the UCC.

                  Section 2. Control. The Bank shall comply with instructions originated by the Collateral Agent without further consent of the Pledgor or any person acting or purporting to act for the Pledgor being required, including, without limitation, directing disposition of the funds in each Designated Account. The Bank shall also comply with instructions directing the disposition of funds in each Designated Account originated by the Pledgor or its authorized representatives until such time as the Collateral Agent delivers a Notice of Sole Control pursuant to Section 8(i) hereof to the Bank.

                  Section 3. Subordination of Lien; Waiver of Set-Off. The Bank hereby agrees that any security interest in any Designated Account it now has or subsequently obtains shall be subordinate to the security interest of the Collateral Agent. The funds deposited into any Designated Account will not be subject to deduction, set-off, banker's lien, or any other right in favor of any person other than the Secured Parties (except that the Bank may set off (i) all amounts due to the Bank in respect of its customary fees and expenses for the routine maintenance and operation of the Designated Accounts, including overdraft fees, and (ii) the face amount of any checks or other items which have been credited to any Designated Account but are subsequently returned unpaid because of uncollected or insufficient funds).

                  Section 4. Choice of Law. Both this Control Agreement and the Designated Account(s) shall be governed by the laws of the State of New York. Regardless of any provision in any other agreement, for purposes of the UCC, New York shall be deemed to be the Bank's jurisdiction and the Designated Account(s) shall be governed by the law of the State of New York.

                  Section 5. Conflict with Other Agreements; Amendments.
As of the date hereof, there are no other agreements entered into between the Bank and the Pledgor with respect to any Designated Account or any funds credited thereto (other than standard and customary documentation with respect to the establishment and maintenance of such Designated Accounts). The Bank and the Pledgor will not enter into any other agreement with respect to any Designated Account unless the Collateral Agent shall have received prior written notice thereof. The Bank and the Pledgor have not and will not enter into any other agreement with respect to control of the Designated Accounts or purporting to limit or condition the obligation of the Bank to comply with any orders or instructions with respect to any Designated Account as set forth in Section 2 hereof without the prior written consent of the Collateral Agent acting in its sole discretion. In the event of any conflict with respect to control over any Designated Account between this Control Agreement (or any portion hereof) and any other agreement now existing or hereafter entered into, the terms of this Control Agreement shall prevail. No amendment or modification of this Control Agreement or waiver of any right hereunder shall be binding on any party hereto unless it is in writing and is signed by all the parties hereto.

                  Section 6. Certain Agreements.

                  (i) The Bank has furnished to the Collateral Agent the most recent account statement issued by the Bank with respect to each of the Designated Accounts and the cash balances held therein. Each such statement accurately reflects the assets held in such Designated Account as of the date thereof.

                 (ii) The Collateral Agent has delivered to the Bank a list , signed by an authorized representative, of the officers of the Collateral Agent authorized to give approvals or instructions under this Control Agreement (the "Authorized Representatives") and the Bank shall be entitled to rely on communications from any such authorized officers until the earlier of the termination of this Control Agreement in accordance with the terms hereof and notification by an Authorized Representative of a change in such list at any time.

                  Section 7. Notice of Adverse Claims. Except for the claims and interest of the Secured Parties and of the Pledgor in the Designated Account(s), the Bank on the date hereof does not know of any claim to, or security interest in, any Designated Account or in any funds credited thereto and does not know of any claim that any person other than the Collateral Agent has been given control (within the meaning of Section 8-106 of the UCC) of any Designated Account or any such funds. If the Bank becomes aware that any person is asserting any lien, encumbrance or adverse claim (including any writ, garnishment, judgment, warrant of attachment, execution or similar process or any claim of control) against any funds in any Designated Account, the Bank will promptly notify the Collateral Agent and the Pledgor thereof.

                  Section 8. Maintenance of Designated Accounts. In addition to the obligations of the Bank in Section 2 hereof, the Bank agrees to maintain the Designated Accounts as follows:

                  (i) Notice of Sole Control. If at any time the Collateral Agent delivers to the Bank a notice of sole control in substantially the form set forth in Exhibit A attached hereto (the "Notice of Sole Control") with respect to any Designated Account, the Bank agrees that, after receipt of such notice, it will take all instruction with respect to such Designated Account solely from the Collateral Agent and cease taking instructions from the Pledgor, including, without limitation, instructions for distribution or transfer of any funds in any Designated Account.

                  (ii) Statements and Confirmations. The Bank will send copies of all statements and other correspondence (excluding routine confirmations) concerning any Designated Account simultaneously to the Pledgor and the Collateral Agent at the address set forth in Section 10 hereof. The Bank will promptly provide to the Collateral Agent, upon request therefor from time to time and, in any event, as of the last business day of each calendar month, a statement of the cash balance in each Designated Account. The Bank shall not change the name or account number of any Designated Account without the prior written consent of the Collateral Agent.

                  Section 9. Successors; Assignment. The terms of this Control Agreement shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective corporate successors and permitted assignees.

                  Section 10. Notices. Any notice, request or other communication required or permitted to be given under this Control Agreement shall be in writing and deemed to have been properly given when delivered in person, or when sent by telecopy or other electronic means and electronic confirmation of error free receipt is received or two (2) days after being sent by certi-fied or registered United States mail, return receipt requested, postage prepaid, addressed to the party at the address set forth below.

                  Pledgor:          [           ]
                                    65 Grove Street
                                    Watertown, MA  02472
                                    Attention: Vice President and General
                                               Counsel
                                    Telecopy:  (617) 926-4304
                                    Telephone: (617) 926-2500

                                    with copy to:

                                    Testa, Hurwitz & Thibeault, LLP
                                    125 High Street
                                    Boston, MA  02110
                                    Attention: Mark D. Smith
                                    Telecopy:  (617) 248-7100
                                    Telephone: (617) 248-7000]

                  Bank:             [                      ]
                                    [                      ]
                                    [                      ]
                                    Attention:
                                    Telecopy:
                                    Telephone:

                  Collateral
                  Agent:            UBS AG, Stamford Branch
                                    677 Washington Boulevard
                                    Stamford, Connecticut  06901
                                    Attention:
                                    Telecopy:
                                    Telephone:

                                    with a copy to:

                                    Latham & Watkins LLP
                                    885 Third Avenue, Suite 1000
                                    New York, New York  10022
                                    Attention: Michele Penzer
                                    Telecopy:  (212) 751-4864
                                    Telephone: (212) 906-1200

                  Any party may change its address for notices in the manner set forth above.

                  Section 11. Termination. The rights and powers granted herein to the Collateral Agent are powers coupled with an interest and will be affected neither by the bankruptcy of the Pledgor nor by the lapse of time. The obligations of the Bank hereunder shall continue in effect until (i) the security interests of the Secured Parties with respect to the Designated Account(s) have been terminated and an Authorized Representative has notified the Bank of such termination in writing or (ii) thirty days following the Bank's delivery of written notice of such termination to the Collateral Agent and Pledgor.

                  Section 12. Severability. If any term or provision set forth in this Agreement shall be invalid or unenforceable, the remainder of this Agreement, other than those provisions held invalid or unenforceable, shall be construed in all respects as if such invalid or unenforceable term or provision were omitted.

                  Section 13. Counterparts. This Control Agreement may be executed in any number of counterparts, all of which shall constitute one and the same instrument, and any party hereto may execute this Control Agreement by signing and delivering one or more counterparts.

                                         [         ]

                                         By:____________________________________
                                            Name:
                                            Title:

                                         UBS AG, STAMFORD BRANCH,
                                         as Collateral Agent

                                         By:____________________________________
                                            Name:
                                            Title:

                                         By:____________________________________
                                            Name:
                                            Title:

                                         [                         ],
                                         as Bank

                                         By:____________________________________
                                            Name:
                                            Title:

                                   SCHEDULE 1

                              Designated Account(s)

                                    EXHIBIT A

                     [Letterhead of UBS AG, Stamford Branch]

                                                                          [Date]

[Bank]
[Address]

Attention:________________

                           Re: Notice of Sole Control

Ladies and Gentlemen:

                  As referenced in Section 8(i) of the Control Agreement
Concerning Designated Accounts dated as of [   ], by and among [   ], us and you
(the "Control Agreement") (a copy of which is attached) we hereby give you notice of our sole control over the Designated Account(s) referred to in the Control Agreement, having account number(s): ___________________________________
(the "Specified Designated Accounts"). You are hereby instructed not to accept any direction or instructions with respect to the Specified Designated Accounts or any funds credited thereto from any person other than the undersigned, unless otherwise ordered by a court of competent jurisdiction.

                  You are instructed to deliver a copy of this notice by facsimile transmission to Ionics, Incorporated.

                                         Very truly yours,

                                         UBS AG, Stamford Branch,
                                         as Collateral Agent

                                         By:____________________________________
                                            Name:
                                            Title:

                                         By:____________________________________
                                            Name:
                                            Title:

cc: Ionics, Incorporated

                                                                       EXHIBIT 6

                                    [Form of]

                          Copyright Security Agreement

                  Copyright Security Agreement, dated as of February 13, 2004, by Ionics, Incorporated (the "Borrower") and each Guarantor listed on Schedule II hereto (collectively, the "Original Guarantors," together with the Borrower, the "Pledgors"), in favor of UBS AG, STAMFORD BRANCH, in its capacity as collateral agent pursuant to the Credit Agreement (in such capacity, the "Collateral Agent").

                              W I T N E S S E T H:

                  WHEREAS, Pledgors are party to a Security Agreement of even date herewith (the "Security Agreement") in favor of the Collateral Agent pursuant to which the Pledgors are required to execute and deliver this Copyright Security Agreement;

                  NOW, THEREFORE, in consideration of the premises and to induce the Collateral Agent, for the benefit of the Secured Parties, to enter into Credit Agreement, the Pledgors hereby agree with the Collateral Agent as follows:

                  SECTION 1. Defined Terms. Unless otherwise defined herein, terms defined in the Security Agreement and used herein have the meaning given to them in the Security Agreement.

                  SECTION 2. Grant of Security Interest in Copyright Collateral. Each Pledgor hereby pledges and grants to the Collateral Agent for the benefit of the Secured Parties a lien on and security interest in and to all of its right, title and interest in, to and under all:

                  (a) Copyrights for which registrations or applications for registration are listed on Schedule I attached hereto; and

                  (b) Proceeds of any and all of the foregoing (other than Excluded Property).

                  SECTION 3. Security Agreement. The security interest granted pursuant to this Copyright Security Agreement is granted in conjunction with the security interest granted to the Collateral Agent pursuant to the Security Agreement and Pledgors hereby acknowledge and affirm that the rights and remedies of the Collateral Agent with respect to the security interest in the Copyrights made and granted hereby are more fully set forth in the Security Agreement, the terms and provisions of which are incorporated by reference herein as if fully set forth herein. In the event that any provision of this Copyright Security Agreement is deemed to conflict with the Security Agreement, the provisions of the Security Agreement shall control unless the Collateral Agent shall otherwise determine.

                  SECTION 4. Termination. Upon the full performance of the Obligations, the Collateral Agent shall execute, acknowledge, and deliver to the Pledgor an instrument in writing in recordable form releasing security interest in the Copyrights under the Security Agreement and this Copyright Security Agreement.

                            [signature page follows]

                  IN WITNESS WHEREOF, each Pledgor has caused this Copyright Security Agreement to be executed and delivered by its duly authorized offer as of the date first set forth above.

                                         Very truly yours,

                                         IONICS, INCORPORATED

                                         By:____________________________________
                                            Name:
                                            Title:

                                         [ORIGINAL GUARANTORS]

                                         By:____________________________________
                                            Name:
                                            Title:

Accepted and Agreed:

UBS AG, STAMFORD BRANCH,
as Collateral Agent

By:____________________________________
   Name:
   Title:

 By:____________________________________
    Name:
    Title:

                                   SCHEDULE I
                                       TO
                          COPYRIGHT SECURITY AGREEMENT
               COPYRIGHT REGISTRATIONS AND COPYRIGHT APPLICATIONS

COPYRIGHT REGISTRATIONS:

                              REGISTRATION
        OWNER                    NUMBER                 TITLE
----------------------     -------------------         ------
----------------------     -------------------         ------

----------------------     -------------------         ------

COPYRIGHT APPLICATIONS:

        OWNER              TITLE
----------------------    ------
----------------------    ------

----------------------    ------

                                   SCHEDULE II
                                       TO
                          COPYRIGHT SECURITY AGREEMENT
                               ORIGINAL GUARANTORS

                NAME                                   ADDRESS
--------------------------------------    -----------------------------------
--------------------------------------    -----------------------------------

--------------------------------------    -----------------------------------

--------------------------------------    -----------------------------------

--------------------------------------    -----------------------------------

--------------------------------------    -----------------------------------

--------------------------------------    -----------------------------------

--------------------------------------    -----------------------------------

--------------------------------------    -----------------------------------

--------------------------------------    -----------------------------------

                                                                       EXHIBIT 7

                                    [Form of]

                            Patent Security Agreement

                  Patent Security Agreement, dated as of February 13, 2004, by Ionics, Incorporated (the "Borrower") and each Guarantor listed on Schedule II hereto (collectively, the "Original Guarantors," and together with the Borrower, the "Pledgors"), in favor of UBS AG, STAMFORD BRANCH, in its capacity as collateral agent pursuant to the Credit Agreement (in such capacity, the "Collateral Agent").

                              W I T N E S S E T H:

                  WHEREAS, Pledgors are party to a Security Agreement of even date herewith (the "Security Agreement") in favor of the Collateral Agent pursuant to which the Pledgors are required to execute and deliver this Patent Security Agreement;

                  NOW, THEREFORE, in consideration of the premises and to induce the Collateral Agent, for the benefit of the Secured Parties, to enter into Credit Agreement, the Pledgors hereby agree with the Collateral Agent as follows:

                  SECTION 1. Defined Terms. Unless otherwise defined herein, terms defined in the Security Agreement and used herein have the meaning given to them in the Security Agreement.

                  SECTION 2. Grant of Security Interest in Patent Collateral. Each Pledgor hereby pledges and grants to the Collateral Agent for the benefit of the Secured Parties a lien on and security interest in and to all of its right, title and interest in, to and under all:

                  (a) Patents for which registration or applications for registration are listed on Schedule I attached hereto; and

                  (b) Proceeds of any and all of the foregoing (other than Excluded Property).

                  SECTION 3. Security Agreement. The security interest granted pursuant to this Patent Security Agreement is granted in conjunction with the security interest granted to the Collateral Agent pursuant to the Security Agreement and Pledgors hereby acknowledge and af firm that the rights and remedies of the Collateral Agent with respect to the security interest in the

Patents made and granted hereby are more fully set forth in the Security Agreement, the terms and provisions of which are incorporated by reference herein as if fully set forth herein. In the event that any provision of this Patent Security Agreement is deemed to conflict with the Security Agreement, the provisions of the Security Agreement shall control unless the Collateral Agent shall otherwise determine.

                  SECTION 4. Termination. Upon the full performance of the Obligations, the Collateral Agent shall execute, acknowledge, and deliver to the Pledgor an instrument in writing in recordable form releasing the security interest in the Patents under the Security Agreement and this Patent Security Agreement.

                            [signature page follows]

                  IN WITNESS WHEREOF, each Pledgor has caused this Patent Security Agreement to be executed and delivered by its duly authorized offer as of the date first set forth above.

                                         Very truly yours,

                                         IONICS, INCORPORATED

                                         By:____________________________________
                                            Name:
                                            Title:

                                         [ORIGINAL GUARANTORS]

                                         By:____________________________________
                                            Name:
                                            Title:

Accepted and Agreed:

UBS AG, STAMFORD BRANCH,
as Collateral Agent

By:____________________________________
   Name:
   Title:

By:____________________________________
   Name:
   Title:

                                   SCHEDULE I
                                       TO
                            PATENT SECURITY AGREEMENT
                  PATENT REGISTRATIONS AND PATENT APPLICATIONS

PATENT REGISTRATIONS:

                              REGISTRATION
       OWNER                     NUMBER              NAME        COUNTRY
-----------------------    ------------------    ------------   ---------
-----------------------    ------------------    ------------   ---------

-----------------------    ------------------    ------------   ---------

PATENT APPLICATIONS:


                              APPLICATION
       OWNER                     NUMBER              NAME        COUNTRY
-----------------------    ------------------    ------------   ---------
-----------------------    ------------------    ------------   ---------

-----------------------    ------------------    ------------   ---------

                                   SCHEDULE II
                                       TO
                            PATENT SECURITY AGREEMENT
                               ORIGINAL GUARANTORS

                NAME                                   ADDRESS
--------------------------------------    -----------------------------------
--------------------------------------    -----------------------------------

--------------------------------------    -----------------------------------

--------------------------------------    -----------------------------------

--------------------------------------    -----------------------------------

--------------------------------------    -----------------------------------

--------------------------------------    -----------------------------------

--------------------------------------    -----------------------------------

--------------------------------------    -----------------------------------

--------------------------------------    -----------------------------------

                                                                       EXHIBIT 8

                                    [Form of]

                          Trademark Security Agreement

                  Trademark Security Agreement, dated as of February 13, 2004, by Ionics, Incorporated (the "Borrower") and each Guarantor listed on Schedule II hereto (collectively, the "Original Guarantors," together with the Borrower, the "Pledgors"), in favor of UBS AG, STAMFORD BRANCH, in its capacity as collateral agent pursuant to the Credit Agreement (in such capacity, the "Collateral Agent").

                              W I T N E S S E T H:

                  WHEREAS, Pledgors are party to a Security Agreement of even date herewith (the "Security Agreement") in favor of the Collateral Agent pursuant to which the Pledgors are required to execute and deliver this Trademark Security Agreement;

                  NOW, THEREFORE, in consideration of the premises and to induce the Collateral Agent, for the benefit of the Secured Parties, to enter into Credit Agreement, the Pledgors hereby agree with the Collateral Agent as follows:

                  SECTION 1. Defined Terms. Unless otherwise defined herein, terms defined in the Security Agreement and used herein have the meaning given to them in the Security Agreement.

                  SECTION 2. Grant of Security Interest in Trademark Collateral. Each Pledgor hereby pledges and grants to the Collateral Agent for the benefit of the Secured Parties a lien on and security interest in and to all of its right, title and interest in, to and under all:

                  (a) Trademarks for which registrations or applications for registration are listed on Schedule I attached hereto;

                  (b) Goodwill associated with such Trademarks; and

                  (c) Proceeds of any and all of the foregoing (other than Excluded Property).

                  SECTION 3. Security Agreement. The security interest granted pursuant to this Trademark Security Agreement is granted in conjunction with the security interest granted to the Collateral Agent pursuant to the Security Agreement and Pledgors hereby acknowledge and af-firm that the rights and remedies of the Trustee with respect to the security interest in the Trademarks made and granted hereby are more fully set forth in the Security Agreement, the terms and provisions of which are incorporated by reference herein as if fully set forth herein. In the event that any provision of this Trademark Security Agreement is deemed to conflict with the Security Agreement, the provisions of the Security Agreement shall control unless the Collateral Agent shall otherwise determine.

                  SECTION 4. Termination. Upon the full performance of the Obligations, the Collateral Agent shall execute, acknowledge, and deliver to the Pledgor an instrument in writing in recordable form releasing the security interest in the Trademarks under the Security Agreement and this Trademark Security Agreement.

                            [signature page follows]

                  IN WITNESS WHEREOF, each Pledgor has caused this Trademark Security Agreement to be executed and delivered by its duly authorized offer as of the date first set forth above.

                                         Very truly yours,

                                         IONICS, INCORPORATED

                                         By:____________________________________
                                            Name:
                                            Title:

                                         [ORIGINAL GUARANTORS]

                                         By:____________________________________
                                            Name:
                                            Title:

Accepted and Agreed:

UBS AG, STAMFORD BRANCH,
as Collateral Agent

By:____________________________________
   Name:
   Title:

By:____________________________________
   Name:
   Title:

                                   SCHEDULE I
                                       TO
                          TRADEMARK SECURITY AGREEMENT
               TRADEMARK REGISTRATIONS AND TRADEMARK APPLICATIONS

TRADEMARK REGISTRATIONS:

                              REGISTRATION
       OWNER                     NUMBER           TRADEMARK      COUNTRY
-----------------------    ------------------    ------------   ---------
-----------------------    ------------------    ------------   ---------

-----------------------    ------------------    ------------   ---------

TRADEMARK REGISTRATIONS:

                              REGISTRATION
       OWNER                     NUMBER           TRADEMARK      COUNTRY
-----------------------    ------------------    ------------   ---------
-----------------------    ------------------    ------------   ---------

-----------------------    ------------------    ------------   ---------

                                   SCHEDULE II
                                       TO
                          TRADEMARK SECURITY AGREEMENT
                               ORIGINAL GUARANTORS

                NAME                                   ADDRESS
--------------------------------------    -----------------------------------
--------------------------------------    -----------------------------------

--------------------------------------    -----------------------------------

--------------------------------------    -----------------------------------

--------------------------------------    -----------------------------------

--------------------------------------    -----------------------------------

--------------------------------------    -----------------------------------

--------------------------------------    -----------------------------------

--------------------------------------    -----------------------------------

--------------------------------------    -----------------------------------

                                                                       EXHIBIT 9

           FORM OF NOTICE TO BAILEE OF SECURITY INTEREST IN INVENTORY

CERTIFIED MAIL -- RETURN RECEIPT REQUESTED

                                                       [           ], 200[  ]

TO:      [Bailee's Name]
         [Bailee's Address]

                  Re: Ionics, Incorporated

Ladies and Gentlemen:

                  In connection with that certain Security Agreement, dated as of February 13, 2004 (the "Security Agreement"), made by Ionics, Incorporated, the Guarantors party thereto and UBS AG, Stamford Branch ("UBS") as Collateral Agent, we have granted to UBS a security interest in substantially all of our personal property, including our inventory.

                  This letter constitutes notice to you, and your signature below will constitute your acknowledgment, of UBS's continuing first priority security interest in all goods with respect to which you are acting as bailee. Until you are notified in writing to the contrary by UBS, however, you may continue to accept instructions from us regarding the delivery of goods stored by you.

                  Your acknowledgment also constitutes a waiver and release, for UBS's benefit, of any and all claims, liens, including bailee's liens, and demands of every kind which you have or may later have against such property (including any right to include such property in any secured financing to which you may become party).

                  In order to complete our records, kindly have a duplicate of this letter signed by an officer of your company and return same to us at your earliest convenience.

Receipt acknowledged, confirmed and      Very truly yours,
approved:

[BAILEE]                                 [APPLICABLE PLEDGOR]

By:_________________________________     By:____________________________________
   Name:                                    Name:
   Title:                                   Title:

cc:      UBS AG, Stamford Branch

                                                                     EXHIBIT N-1

                                    [Form of]

                         OPINION OF COMPANY COUNSEL(1)

                  1. Each Loan Party (a) is duly formed or organized and validly existing under the laws of the jurisdiction of its organization, (b) has all requisite power and authority to carry on its business as now conducted and as proposed to be conducted, to own and lease its property and to enter into each Loan Document to which it is a party, perform its obligations thereunder, borrow any amounts specified therein and give any guarantee and grant any security interest contemplated thereby and (c) is qualified and in good standing (to the extent such concept is applicable in the applicable jurisdiction) to do business in every jurisdiction where such qualification is required.

                  2. The Transactions to be entered into by each Loan Party (including, without limitation, the execution, delivery and performance of each Loan Document to which any such Loan Party is a party and the borrowings, issuances of letters of credit, guarantees and uses of proceeds thereunder and the granting of the security interests contemplated thereby) are within such Loan Party's powers and have been duly authorized by all necessary action on the part of such Loan Party. Each Loan Document has been duly executed and delivered by each Loan Party which is a party to it and constitutes the legal, valid and binding obligation of such Loan Party, enforceable against each such Loan Party in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

                  3. The Transactions (a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except (i) such as have been obtained or made and are in full force and effect, (ii) filings necessary to perfect Liens created by the Loan Documents and (iii) consents, approvals, registrations, filings, permits or actions the failure of which to obtain or perform could not reasonably be expected to result in a Material Adverse Effect, (b) will not violate the Organizational Documents of any Company or any judgment, decree or order of any Governmental Authority, (c) will not violate or result in a default or require any consent or approval under any indenture, Organizational Document, agreement or other instrument binding upon any Company or its property, or give rise to a right thereunder to require any payment to be made by any Company, except for violations, defaults or the creation of such rights that could not reasonably be expected to result in a Material Adverse Effect, and (d) will not result in the creation or imposition of any Lien on any property of any Company, except Liens created by the Loan Documents and Permitted Liens.

                  4. To the knowledge of such counsel, there are no actions, suits or proceedings at law or in equity by or before any Governmental Authority now pending or threatened against or affecting any Company or any business, property or rights of any Company (i) that involve any Loan Document or the Transactions or (ii) as to which there is a reasonably possibility of an adverse determination and that, if adversely determined, could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.

--------------------
(1) Capitalized terms used and not defined herein are used with the meanings assigned to such terms in the Credit Agreement.

                  5. No Company is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of buying or carrying Margin Stock. Neither the making of the Loans or the issuance of Letters of Credit under the Credit Agreement, the use of proceeds therefrom or the pledge of the Securities Collateral (as defined in the Security Agreement) pursuant to the Security Agreement will violate or be inconsistent with the provisions of Regulation T, U or X.

                  6. No Company is (a) an "investment company" or a company "controlled" by an "investment company," as defined in, or subject to regulation under, the Investment Company Act of 1940, as amended, or (b) a "holding company," an "affiliate" of a "holding company" or a "subsidiary company" of a "holding company," as defined in, or subject to regulation under, the Public Utility Holding Company Act of 1935, as amended.

                  7. The Security Documents are effective to create in favor of the Collateral Agent for the benefit of the Secured Parties, legal, valid and enforceable Liens on and security interests in the Collateral which security interest secures the Obligations.

                  8. Each Financing Statement is in proper form for filing in the [Office of Secretary of State of [Jurisdiction]], and upon the filing in such office(s), the Collateral Agent will have fully perfected security interests in that portion of Security Agreement Collateral in which a security interest can be perfected by filing a financing statement under the UCC.

                  9. Upon due filing of the Financing Statements in the [Office of Secretary of State of [Jurisdiction]] and when the Security Agreement or a short form thereof is filed in the United States Patent and Trademark Office and the United States Copyright Office, the Liens created by such Security Agreement shall constitute fully perfected Liens on, and security interests in, all right, title and interest of the grantors thereunder in the Intellectual Property Collateral (as defined in such Security Agreement), in each case subject to no Liens other than Permitted Collateral Liens.

                  10. Upon delivery to the Collateral Agent in the State of New York of the certificates representing the Securities Collateral that are required to be delivered to the Collateral Agent pursuant to the Security Agreement (the "Pledged Securities"), the security interests in the Pledged Securities in favor of the Collateral Agent, for the benefit of the Secured Parties, will be perfected. Assuming neither the Collateral Agent nor any of the Secured Parties has notice of any adverse claim (within the meaning of the UCC) to the Pledged Securities, and the Collateral Agent takes delivery in registered form, indorsed in blank by an effective indorsement or accompanied by undated stock powers with respect thereto duly indorsed in blank by an effective indorsement, the Collateral Agent will have control (within the meaning of the UCC) of the Pledged Securities for the benefit of the Secured Parties under the UCC and the Collateral Agent will acquire the security interest in the Pledged Securities for the benefit of the Secured Parties free of any adverse claim.

                  11. The provisions of the [Control Agreements] are effective under the UCC to perfect the security interest in favor of the Collateral Agent, for the benefit of the Secured Parties, in that portion of the Security Agreement Collateral consisting of deposit accounts maintained with [Applicable Bank] described in each such [Control Agreement]. The provisions of the [Control Agreements] are effective under the UCC to perfect the security interest in favor of the Collateral Agent, for the benefit of the Secured Parties, in that portion of the Security Agreement Collateral consisting of commodities accounts and securities account maintained with [Applicable Bank] described in each such [Control Agreement]. The Collateral Agent's security interest in the [Account[s]] has priority over any other security interest in the [Account[s]] assuming no other secured party has control of, and the absence of any other control agreement with respect to, the [Account[s]].

                  12. There are to the best of our knowledge, no outstanding subscriptions, options, warrants, calls, rights, repurchase rights, or other agreements or commitments of any nature relating to any of the Pledged Securities or restricting the transfer thereof or voting thereunder and each of the shares constituting Pledged Securities have been duly authorized and issued, are fully paid and non-assessable and are free and clear of all liens.

                  13. The Liens and the security interests created by the Security Documents on the Security Agreement Collateral will validly secure the payment of all future advances pursuant to the Credit Agreement, whether or not at the time such advances are made an Event of Default or other event not within the control of the Lenders has relieved or may relieve the Lenders from their obligations to make such advances, and are perfected to the extent set forth in paragraphs 7 through 11 above with respect to such future advances.

                  14. A federal or state court sitting in New York will honor the parties' choice of internal laws of the State of New York as the law applicable to the Loan Documents (to the extent set forth in such Loan Documents).

                  15. No registration under the Securities Act is required for the execution or performance by any Loan Party of the Loan Documents.

                  16. There is no action, suit or proceeding before or by any court, arbitrator or governmental agency, body or official, now pending or, to the best of our knowledge, threatened, to which any of Borrower or any Subsidiary Guarantor is a party or to which the business, assets or property of any of them is subject which is not disclosed in the Loan Documents, which (a) involves the Loan Documents or the transactions contemplated thereby or (b) could reasonably be expected to cause a Material Adverse Effect.

                  In rendering such opinions, such counsel may rely (A) as to matters involving the application of laws other than the laws of states in which such counsel is admitted to practice, upon the opinion of other counsel to Borrower satisfactory to the Agents (which opinion shall be dated and furnished to the Lenders at the Closing Date, shall be satisfactory in form and substance to the Agents and shall expressly state that the Lenders may rely on such opinion as if it were addressed to them); provided that Loan Party counsel shall state in their opinion that they believe that they and the Lenders are justified in relying upon such opinion, and (B) as to matters of fact (but not as to legal conclusions), to the extent they deem proper, on certificates of responsible officers of Borrower and public officials. Such opinion may contain such qualifications and assumptions as are customary for the Agents for transactions of this type and are otherwise satisfactory to counsel for the Agents. Such opinion shall not state that it is to be governed or qualified by, or that it is otherwise subject to, any treatise, written policy or other document relating to legal opinions, including, without limitation, the Legal Opinion Accord of the ABA Section of Business Law (1991).

                                                                     EXHIBIT N-2

                       FORM OF OPINION OF LOCAL COUNSEL

                                                                         [DATE]

UBS AG, Stamford Branch, as Collateral Agent and
The Lenders Party to the Credit
    Agreement Referred to Below

Ladies and Gentlemen:

                  We have acted as special counsel in the State of _______________ ( the "State") to Ionics, Incorporated., a Massachusetts corporation (the "Company") the Subsidiary Guarantors (as hereinafter defined) (the Subsidiary Guarantors, together with Company, being hereinafter referred to collectively as the "Pledgors"), in connection with the execution and delivery today of and the consummation of the transactions contemplated by (i) that certain credit agreement dated as of ________, 2004 (as at any time amended, amended and restated, supplemented or otherwise modified from time to time, the "Credit Agreement"; capitalized terms used herein and not defined have the meanings assigned to such terms in the Credit Agreement), among the Company; the Subsidiary Guarantors; the Lenders; UBS Securities LLC, as Lead Arranger, Sole Bookmanager and Documentation Agent; UBS AG, Stamford Branch, as Issuing Bank, Administrative Agent and Collateral Agent; UBS Loan Finance LLC, as Swingline Lender; and Fleet Securities, Inc. and Banc of America Securities LLC, as Syndication Agents and (ii) each of the Security Documents, including, without limitation, the UCC-1 financing statements (collectively, the "Financing Statements") relating to the Collateral naming the applicable Pledgor as debtor thereunder and UBS AG, Stamford Branch, as collateral agent and secured party thereunder (the "Collateral Agent").

                  In rendering the opinions hereinafter set forth, we have reviewed final forms of the following documents (collectively, the "Documents")(2):

(i)      the Credit Agreement;

(ii)     the Notes;

(iii) a mortgage, assignment of leases and rents, security agreement and fixture filing, dated as of the date hereof (as at any time amended, the "Mortgage"), made by the Company or the applicable Subsidiary Guarantor in favor of the Collateral Agent;

----------------------
(1) To the extent any Pledgor is organized in the State, add Notes, Guarantees and other corporate documents.

(iv) UCC-1 financing statements identified in Schedule A attached hereto (collectively, the "Financing Statements") relating to the Mortgage; and

(v) the other filings identified in Schedule A attached hereto (collectively, the "Other Filings") relating to the Mortgage.

                  We have reviewed the Documents and such other instruments, documents and agreements as we have deemed necessary or appropriate to enable us to render the opinions hereinafter set forth. We are rendering this opinion to you at the request of our clients pursuant to Section 4.01(g) of the Credit Agreement.

                  In rendering the opinions hereinafter set forth, we have assumed that (i) there has occurred due execution and delivery of the Documents and all documentation in connection therewith(2) and (ii) each of the Company and/or the Subsidiary Guarantors owns the Mortgaged Property (as defined in the Mortgage) pledged by it.

                  In addition, the opinions contained in Paragraphs 1 and 2 below are qualified to the extent that enforceability of the Mortgage may be limited by (i) bankruptcy, insolvency, moratorium, reorganization or other laws relating to creditors' rights generally and (ii) general principles of equity, whether considered in an action at law or in equity.

                  Subject to the foregoing assumptions and qualifications, we are of the opinion that:

1. [Mortgage.](3) (a) The Mortgage (i) is a legal, valid and binding obligation of the mortgagor named therein, enforceable against the mortgagor named therein in accordance with its terms, (ii) is in proper form under applicable laws of the State to be accepted for recording by the County Recorder[s] identified in Schedule A attached hereto and (iii) creates and constitutes (A) a valid mortgage lien on that portion of the Mortgaged Property that constitutes real property ("Real Property"), (B) a valid security interest in such of the Mortgaged Property (as defined in the Mortgage) (the "UCC Property") as is subject to the provisions of Article 9 of the Uniform Commercial Code as in effect in the State of _______________ (the "UCC") and (C) a valid common law lien on or pledge of such of the Mortgaged Property as is not UCC Property or Real Property (such property, together with the UCC Property, the "Personal Property") in favor of the Collateral Agent for the benefit of the Secured Parties (as defined in the Mortgage) securing the Secured Obligations (as defined in the Mortgage).

(b) The recording of the Mortgage with the County Recorder[s] identified in Schedule A attached hereto is the only filing or recording necessary to give constructive notice of the lien created by the Mortgage to subsequent purchasers and mortgagees of the Real Property. No other recordings, filings, re-

--------------------
(2) To the extent the Company and/or the Subsidiary Guarantors is organized in the state, delete assumption (i) and incorporate the opinions set forth in Exhibit A attached hereto.

(3) Opinion to be delivered to the extent any Loan is entering into the Mortgage by virtue of having real property in the State.

recordings or refilings other than those identified in Schedule A are necessary in order to maintain the validity or priority of the lien created by the Mortgage.

(c) Assuming that the Financing Statements relating to the Mortgage have been properly filed with the offices identified in Schedule A attached hereto, the security interest, lien or pledge created by the Mortgage in that portion of the Mortgaged Property which constitutes fixtures and are subject to the provisions of Article 9 of the UCC is duly perfected. Such Financing Statements adequately identify such Mortgaged Property described therein to provide sufficient notice to third parties of the security interest referenced therein.

(d) The priority of the mortgage lien on the Real Property created by the Mortgage with respect to any extension of credit or other amount (each, a "Future Advance") secured thereby made or deemed to have been made after the date of recording of the Mortgage will be the same as the priority of the Mortgage applicable on such date of recording and such priority will not be affected by the rights in and to the Real Property of any third party whose interest in the Real Property attached thereto after the date of such recording but prior to the date of such Future Advance. The priority of the lien of the Mortgage will not be affected by (i) any prepayment of any portion of the Loans or (ii) any increase in or reduction of the outstanding amount of the Loans from time to time.]

2. Taxes etc. [No taxes or other charges, including, without limitation, intangible or documentary stamp taxes, recording taxes, transfer taxes or similar charges, are payable to the State or to any jurisdiction therein on account of the execution and delivery of the Documents or the creation of the indebtedness evidenced or secured by any of the Documents or the recording or filing of the Financing Statements or Other Filings, except for nominal filing or recording fees.]

                                       OR

                  The recording taxes, documentary stamp taxes or note or intangible taxes due and payable in connection with the subject transaction or the recording of the Documents or the creation of the indebtedness evidenced or secured by any of the Documents are as follows:

                          [insert amount of such taxes]

                  Any failure to pay such taxes in full or in part (i) shall not result in the imposition of any penalty or interest on any unpaid taxes against the Collateral Agent or the Lenders and (ii) shall not require the payment of any unpaid taxes or any penalty or interest prior to the enforcement of the Documents or otherwise prohibit, delay or limit the enforcement of the Documents.

3. Concerning Collateral Agent. (a) The execution, delivery, recordation and performance by the Collateral Agent, the Lenders or the Company and/or the Subsidiary Guarantors of the Documents to which each is a party (i) will not violate any existing law, governmental rule or regulation of the State and (ii) do not require any license, permit, authorization, consent or other approval of, any exemption by, or any registration, recording or filing with, any court, administrative agency or other governmental authority of the State, except for the recordings and the filings set forth in Schedule A attached hereto.

(b) Neither the Collateral Agent nor any of the Lenders is required (i) to be qualified to transact business, file any designation for service of process, file any reports or pay any taxes in the State or (ii) to comply with any statutory or regulatory requirement applicable only to financial institutions chartered or qualified to do business in the State, in each case, solely by reason of the execution and delivery of any of the Documents or by reason of the participation in any of the transactions under or contemplated by the Documents including, without limitation, the making and receipt of payments pursuant thereto and the exercise of any remedy thereunder. If it were determined that any such qualification and filing were required, the validity of the Documents would not be affected thereby, but if the Collateral Agent or the Lenders were not qualified, the Collateral Agent, or the Lenders in the event they institute remedies without the Collateral Agent, as the case may be, would be precluded from enforcing their respective rights in the courts of the State until such time as they are qualified to transact business in the State. However, the lack of qualification would not result in any waiver of rights or remedies pending such qualification.

(c) Neither the Collateral Agent nor any of the Lenders shall be liable for any loss, cost, expense or liability (including, without limitation, clean-up, corrective action or response costs, penalties, fines or other impositions of governmental agencies and judgments of private or public litigants) in respect of any matter arising out of or relating to or under any Environmental Laws of the State by reason of the execution and delivery of or participation in any of the transactions under or contemplated by any of the Documents, including, without limitation, the making and receipt of payments pursuant thereto and the exercise of any remedy under any of the Documents. The laws of the State do not provide for a statutory or regulatory lien in favor of any governmental entity for liability under the Environmental Laws of the State.

4. Usury. Assuming that the Documents are governed by the laws of the State for the purpose of rendering the opinion set forth in this paragraph, none of the provisions of the Documents (including, without limitation, the Secured Obligations as defined in the Mortgage) will violate any law, statute or regulation of the State relating to usury.

5.       Remedies.

(a) The Collateral Agent is permitted under the laws of the State without naming all of the Lenders in any applicable legal proceeding to exercise remedies under the Security Documents for the realization of any of the Mortgaged Property in its own name, as Collateral Agent.

(b) The transfer of all or any portion of the Mortgaged Property in connection with the exercise of any remedy under the Mortgage, including, without limitation, by way of judicial foreclosure, will not restrict, affect or impair the liability of the Pledgors with respect to the indebtedness secured thereby or the beneficiary's rights or remedies to the foreclosure or enforcement of any other security interest or liens securing such indebtedness. The laws of the State do not require a lienholder to elect to pursue its remedies either against mortgaged real property or personal property where such lienholder holds security interests and liens on both real and personal property of debtor.

(c) The Mortgage contains the terms and provisions necessary to enable Collateral Agent, following a default thereunder, to exercise the remedies which are customarily available to a mortgage lienholder in the State of
_____________.

6. Choice of Law. A state or Federal court in the State applying the State's choice of law principles will give effect to the provisions in the Documents which select the laws of the State of New York as the governing law thereof and will apply such laws, rather than the laws of the State, to the enforceability, construction and application thereof.

7. Mortgaged Property. The present use and occupancy of the Mortgaged Property complies in all respects with all applicable land use, subdivision, building code and zoning rules and regulations affecting the Mortgaged Property.

                  We are admitted to practice in the State. We express no opinion as to matters under or involving the laws of any jurisdiction other than the laws of the United States and the State and its political subdivisions.

                  The foregoing opinions may be relied on by each of you, by any successors and assigns of the Collateral Agent and by any participant, assignee or successor to interests of the Lenders under the Documents.

                                         Very truly yours,

                                   Schedule A

Financing Statements relating to the Mortgage

         [List all Financing Statements relating to the Mortgage[s] to be filed, including filing locations]

Other Filings

         [List all other necessary filings relating to the Mortgaged Property to be filed, including filing locations (e.g. United States Patent and Trademark Office or United States Copyright Office)]

                                    Exhibit A

1. Corporation Existence; Due Authorization. (a) Each of [Insert Company and/or Subsidiary Guarantor(s)] (the "[State] Company and/or Subsidiary Guarantor(s)") has the requisite corporate or other organizational power and authority, and has taken all necessary corporate or other organizational action, to duly authorize the execution and delivery of each of the Documents to which it is a party and the performance by it of the transactions contemplated therein. Each of the Documents has been duly executed and delivered by each [State] Company and/or Subsidiary Guarantor(s) which is a party thereto and constitutes the legal, valid and binding obligation of each such [State] Company and/or Subsidiary Guarantor(s).

(b) Neither the execution, delivery or performance by any [State] Company and/or Subsidiary Guarantor(s) of the Documents to which it is a party, nor compliance with the terms and provisions thereof, nor the consummation of the transactions contemplated therein (i) will contravene any applicable provision of any law, statute, rule or regulation of [State] governmental authority or any order, writ, injunction or decree of any [State] governmental authority or (ii) will violate any provision of the certificate of incorporation, operating agreement or by-laws of any [State] Company and/or Subsidiary Guarantor(s).

(c) No order, consent, approval, license, authorization, or validation of, or filing, recording or registration with, or exemption by, any [State] governmental authority (other than those which have previously been obtained or made and except for filings to perfect security interests granted pursuant to the Documents) is required to authorize or is required in connection with (i) the execution, delivery and performance of any Document or the transactions contemplated therein or (ii) the legality, validity, binding effect or enforceability of any Document.

                                    Exhibit B

                  (e) After giving effect to the delivery of the certificates representing (i) the Pledged Stock (as defined in the Pledge Agreement) listed on Schedule II to the Pledge Agreement, together with undated stock powers and/or interest powers, as applicable,, duly endorsed in blank and (ii) the Pledged Debt Securities (as defined in the Pledge Agreement) listed on Schedule II to the Pledge Agreement, together with undated endorsements, duly endorsed in blank, and assuming the continued possession and control by the Collateral Agent of such Pledged Stock and Pledged Debt Securities in the State of [New York], the security interests created in favor of the Collateral Agent under the Pledge Agreement constitutes a valid and perfected security interest in such Pledged Stock and Pledged Debt Securities in favor of the Collateral Agent, and no filings or recordings in the State of [New York] are required to perfect (or maintain perfection of) such security interests.

                                                                       EXHIBIT O

                                    [Form of]
                              SOLVENCY CERTIFICATE

                  I, the undersigned, [financial officer] of IONICS, INCORPORATED, a Massachusetts corporation ("BORROWER"), DO HEREBY CERTIFY on behalf of Borrower that:

                  1. This Certificate is furnished pursuant to Section 4.01(h)(ii) of the Credit Agreement (as in effect on the date of this Certificate; the capitalized terms defined therein being used herein as therein defined) dated as of February 13, 2004 among Borrower, the Subsidiary Guarantors, the Lenders, UBS SECURITIES LLC, as lead arranger, sole bookmanager and documentation agent, FLEET SECURITIES, INC. and BANK OF AMERICA, N.A., as syndication agents, WACHOVIA BANK, N.A. and GENERAL ELECTRIC CAPITAL CORPORATION, as co-documentation agents, UBS LOAN FINANCE LLC, as swingline lender, HSBC BANK USA, as issuing bank and UBS AG, STAMFORD BRANCH, as administrative agent for the Lenders and collateral agent for the Secured Parties (as from time to time in effect, the "CREDIT AGREEMENT").

                  2. Immediately after the consummation of the Transactions to occur on the Closing Date and immediately following the making of each Loan and after giving effect to the application of the proceeds of each Loan on the date hereof, (a) the fair value of the assets of each Loan Party (individually and on a consolidated basis with its Subsidiaries) exceeds its liabilities, subordinated, contingent or otherwise; (b) the present fair saleable value of the assets of each Loan Party (individually and on a consolidated basis with its Subsidiaries) is greater than the amount that will be required to pay the probable liability of its other liabilities, as such other liabilities become due and payable; (c) each Loan Party (individually and on a consolidated basis with its Subsidiaries) is able to pay its debts and liabilities, as such debts and liabilities become due and payable; and (d) each Loan Party (individually and on a consolidated basis with its Subsidiaries) does not have unreasonably small capital with which to conduct the business in which it is engaged as such business is now conducted and is proposed to be conducted following the Closing Date.

                            [Signature Page Follows]

                  IN WITNESS WHEREOF, I have hereunto set my hand this 13th day of February, 2004.

                                         IONICS,INCORPORATED

                                         By:____________________________________
                                            Name:
                                            Title:   [Financial Officer]

                                                                       EXHIBIT P

                                    [Form of]
                                INTERCOMPANY NOTE

                                                              New York, New York
                                                                          [date]

                  FOR VALUE RECEIVED, each of the undersigned, to the extent a borrower from time to time from any other entity listed on the signature page hereto (each, in such capacity, a "PAYOR"), hereby promises to pay on demand to the order of such other entity listed below (each, in such capacity, a "PAYEE"), in lawful money of the United States of America in immediately available funds, at such location in the United States of America as a Payee shall from time to time designate, the unpaid principal amount of all loans and advances made by such Payee to such Payor. Each Payor promises also to pay interest on the unpaid principal amount of all such loans and advances in like money at said location from the date of such loans and advances until paid at such rate per annum as shall be agreed upon from time to time by such Payor and such Payee.

                  This note ("NOTE") is an Intercompany Note referred to in the Credit Agreement dated as of February 13, 2004 (as amended, amended and restated, supplemented or otherwise modified from time to time, the "CREDIT AGREEMENT") among Ionics, Incorporated, a Massachusetts corporation, the Subsidiary Guarantors (such term and each other capitalized term used but not defined herein having the meaning given it in Article I of the Credit Agreement), the Lenders, UBS SECURITIES LLC, as lead arranger, sole bookmanager and documentation agent, FLEET SECURITIES, INC. and BANK OF AMERICA, N.A., as syndication agents, WACHOVIA BANK, N.A. and GENERAL ELECTRIC CAPITAL CORPORATION, as co-documentation agents, UBS LOAN FINANCE LLC, as swingline lender (in such capacity, "SWINGLINE LENDER"), UBS AG, STAMFORD BRANCH, as administrative agent (in such capacity, the "ADMINISTRATIVE AGENT") for the Lenders and collateral agent for the Secured Parties and HSBC BANK USA, as issuing bank (the "ISSUING BANK"), and is subject to the terms thereof, and shall be pledged by each applicable Payee pursuant to the Security Agreement. Each Payee hereby acknowledges and agrees that the Administrative Agent may exercise all rights provided in the Credit Agreement and the Security Agreement with respect to this Note.

                  Anything in this Note to the contrary notwithstanding, the indebtedness evidenced by this Note owed by any Payor that is Borrower or a Subsidiary Guarantor to any Payee other than Borrower shall be subordinate and junior in right of payment, to the extent and in the manner hereinafter set forth, to all Obligations of such Payor under the Credit Agreement, including, without limitation, where applicable, under such Payor's guarantee of the Obligations under the Credit Agreement (such Obligations and other indebtedness and obligations in connection with any renewal, refunding, restructuring or refinancing thereof, including interest thereon accruing after the commencement of any proceedings referred to in clause (i) below, whether or not such interest is an allowed claim in such proceeding, being hereinafter collectively referred to as "SENIOR INDEBTEDNESS"):

                     (i) In the event of any insolvency or bankruptcy proceedings, and any receivership, liquidation, reorganization or other similar proceedings in connection therewith, relative to any Payor or to its creditors, as such , or to its property, and in the event of any proceedings for voluntary liquidation, dissolution or other winding up of such Payor, whether or not involving insolvency or bankruptcy , then (x) the holders of Senior Indebtedness shall be paid in full in cash in respect of all amounts constituting Senior Indebtedness before any Payee is entitled to receive (whether directly or indirectly), or make any demands for, any payment on account of this Note and (y) until the holders of Senior Indebtedness are paid in full in cash in respect of all amounts constituting Senior Indebtedness, any payment or distribution to which such Payee would otherwise be entitled (other than debt securities of such Payor that are subordinated, to at least the same extent as this Note, to the payment of all Senior Indebtedness then outstanding (such securities being hereinafter referred to as "RESTRUCTURED DEBT SECURITIES")) shall be made to the holders of Senior Indebtedness;

                     (ii) if any default occurs and is continuing with respect to any Senior Indebtedness (including any Default under the Credit Agreement), then no payment or distribution of any kind or character shall be made by or on behalf of the Payor or any other Person on its behalf with respect to this Note; and

                     (iii) if any payment or distribution of any character, whether in cash, securities or other property (other than Restructured Debt Securities), in respect of this Note shall (despite these subordination provisions) be received by any Payee in violation of clause (i) or (ii) before all Senior Indebtedness shall have been paid in full in cash, such payment or distribution shall be held in trust for the benefit of, and shall be paid over or delivered to, the holders of Senior Indebtedness (or their representatives), ratably according to the respective aggregate amounts remaining unpaid thereon, to the extent necessary to pay all Senior Indebtedness in full in cash.

                  To the fullest extent permitted by law, no present or future holder of Senior Indebtedness shall be prejudiced in its right to enforce the subordination of this Note by any act or failure to act on the part of any Payor or by any act or failure to act on the part of such holder or any trustee or agent for such holder. Each Payee and each Payor hereby agree that the subordination of this Note is for the benefit of the Administrative Agent, the Collateral Agent and the Lenders and the Administrative Agent, the Collateral Agent and the Lenders are obligees under this Note to the same extent as if their names were written herein as such and the Administrative Agent may, on behalf of the itself, the Collateral Agent and the Lenders, proceed to enforce the subordination provisions herein.

                  The indebtedness evidenced by this Note owed by any Payor that is not Borrower or a Subsidiary Guarantor shall not be subordinated to, and shall rank pari passu in right of payment with, any other obligation of such Payor.

                  Nothing contained in the subordination provisions set forth above is intended to or will impair, as between each Payor and each Payee, the obligations of such Payor, which are absolute and unconditional, to pay to such Payee the principal of and interest on this Note as and when due and payable in accordance with its terms, or is intended to or will affect the relative rights of such Payee and other creditors of such Payor other than the holders of Senior Indebtedness.

                  Each Payee is hereby authorized to record all loans and advances made by it to any Payor (all of which shall be evidenced by this Note), and all repayments or prepayments thereof, in its books and records, such books and records constituting prima facie evidence of the accuracy of the information contained therein.

                  Each Payor hereby waives presentment, demand, protest or notice of any kind in connection with this Note. All payments under this Note shall be made without offset, counterclaim or deduction of any kind.

                            [signature page follows]

                  THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAWS THEREOF.

                                         [List Borrower and/or applicable
                                         Subsidiaries]

                                         By:____________________________________
                                            Name:
                                            Title:

                                                                       EXHIBIT Q

                                    [Form of]
                              NON-BANK CERTIFICATE

                  Reference is made to the Credit Agreement dated as of February[13], 2004 (as amended, amended and restated, supplemented or otherwise modified from time to time, the "CREDIT AGREEMENT") among Ionics, Incorporated, a Massachusetts corporation ("BORROWER"), the Subsidiary Guarantors (such term and each other capitalized term used but not defined herein having the meaning given it in Article I of the Credit Agreement), the Lenders, UBS SECURITIES LLC, as lead arranger, sole bookmanager and documentation agent, FLEET SECURITIES, INC. and BANK OF AMERICA, N.A., as syndication agents, WACHOVIA BANK, N.A. and GENERAL ELECTRIC CAPITAL CORPORATION, as co-documentation agents, UBS LOAN FINANCE LLC, as swingline lender, HSBC BANK USA, as issuing bank and UBS AG, STAMFORD BRANCH, as administrative agent for the Lenders and collateral agent for the Secured Parties.

                  The undersigned is not a bank (as such term is used in Section 881(c)(3)(A)) of the Internal Revenue Code of 1986, as amended.

                                         [NAME OF LENDER]

                                         By:____________________________________
                                         Name:
                                         Title:

                                         [ADDRESS]

Dated:   ______________________, 200_.